Exhibit 4.1

                         Pooling and Servicing Agreement

                                  See attached

                       CWCapital Commercial Funding Corp.,
                                  as Depositor

                                       and

                      Wachovia Bank, National Association,
                               as Master Servicer

                                       and

                         CWCapital Asset Management LLC,
                               as Special Servicer

                                       and

                             Wells Fargo Bank, N.A.,
                                   as Trustee

                         POOLING AND SERVICING AGREEMENT

                           Dated as of August 1, 2007

                   ------------------------------------------

                                 $2,016,804,393

                 COBALT CMBS Commercial Mortgage Trust 2007-C3,

                 Commercial Mortgage Pass-Through Certificates,

                                 Series 2007-C3

                                TABLE OF CONTENTS

                                                                            Page

                                    ARTICLE I

                  DEFINITIONS; GENERAL INTERPRETIVE PRINCIPLES

Section 1.01  Defined Terms................................................
Section 1.02  General Interpretive Principles..............................
Section 1.03  Certain Adjustments to the Principal Distributions
               on the Certificates.........................................
Section 1.04  Certain Calculations Relating to Mortgage Loans..............

                                   ARTICLE II

     CONVEYANCE OF MORTGAGE LOANS; REPRESENTATIONS AND WARRANTIES; ORIGINAL
                            ISSUANCE OF CERTIFICATES

Section 2.01  Creation of Trust; Conveyance of Mortgage Loans..............
Section 2.02  Acceptance of Trust Fund by Trustee..........................
Section 2.03  Repurchase of Mortgage Loans for Document Defects
               and Breaches of Representations and Warranties..............
Section 2.04  Representations, Warranties and Covenants of the
               Depositor...................................................
Section 2.05  Execution of Certificates; Issuance of
               Uncertificated Lower-Tier Interests.........................
Section 2.06  Grantor Trust Assets.........................................

                                   ARTICLE III

                 ADMINISTRATION AND SERVICING OF THE TRUST FUND

Section 3.01  Administration of the Mortgage Loans.........................
Section 3.02  Collection of Loan Payments..................................
Section 3.03  Collection of Taxes, Assessments and Similar Items;
               Servicing Accounts; Reserve Accounts........................
Section 3.04  Pool Custodial Account, Defeasance Deposit Account,
               Distribution Account, Interest Reserve Account,
               Excess Liquidation Proceeds Account and Class Y
               Sub-Account.................................................
Section 3.04A Loan Combination Custodial Account...........................
Section 3.05  Permitted Withdrawals From the Pool Custodial
               Account, the Distribution Account, the Interest
               Reserve Account and the Excess Liquidation
               Proceeds Account............................................
Section 3.05A Permitted Withdrawals From the Loan Combination
               Custodial Account...........................................
Section 3.06  Investment of Funds in the Servicing Accounts, the
               Reserve Accounts, the Defeasance Deposit Account,
               the Custodial Accounts, the REO Accounts, the
               Distribution Account, the Interest Reserve Account
               and the Excess Liquidation Proceeds Account.................
Section 3.07  Maintenance of Insurance Policies; Errors and
               Omissions and Fidelity Coverage; Environmental
               Insurance...................................................
Section 3.08  Enforcement of Due-on-Sale and Due on Encumbrance
               Provisions..................................................
Section 3.09  Realization Upon Defaulted Loans; Required
               Appraisals; Appraisal Reduction Calculation.................
Section 3.10  Trustee and Custodian to Cooperate; Release of
               Mortgage Files..............................................
Section 3.11  Servicing Compensation; Payment of Expenses..................
Section 3.12  Certain Matters Regarding Servicing Advances.................
Section 3.13  Property Inspections; Collection of Financial
               Statements; Delivery of Certain Reports.....................
Section 3.14  Delivery of Certain Reports to the Companion Loan
               Noteholders.................................................
Section 3.15  Statements to the Companion Loan Noteholders.................
Section 3.16  Access to Certain Information................................
Section 3.17  Title to REO Property; REO Accounts..........................
Section 3.18  Management of Serviced REO Property..........................
Section 3.19  Sale of Mortgage Loans and REO Properties....................
Section 3.20  Additional Obligations of the Master Servicer;
               Obligations to Notify Ground Lessors; the Special
               Servicer's Right to Request the Master Servicer to
               Make Servicing Advances.....................................
Section 3.21  Modifications, Waivers, Amendments and Consents;
               Defeasance..................................................
Section 3.22  Transfer of Servicing Between Master Servicer and
               Special Servicer; Record Keeping............................
Section 3.23  Sub-Servicing Agreements.....................................
Section 3.24  Representations and Warranties of the Master
               Servicer....................................................
Section 3.25  Representations and Warranties of the Special
               Servicer....................................................
Section 3.26  Certain Matters Regarding the Purchase of the Loan
               Combination Trust Mortgage Loans............................
Section 3.27  Application of Default Charges...............................
Section 3.28  Limitations on and Authorizations of the Master
               Servicer and Special Servicer with Respect to
               Specific Mortgage Loans.....................................

                                   ARTICLE IV

          PAYMENTS TO CERTIFICATEHOLDERS; REPORTS TO CERTIFICATEHOLDERS

Section 4.01  Distributions................................................
Section 4.02  Statements to Certificateholders; CMSA Loan
               Periodic Update File........................................
Section 4.03  P&I Advances.................................................
Section 4.03A P&I Advances on the Loan Combination Trust Mortgage
               Loans.......................................................
Section 4.04  Allocation of Realized Losses and Additional Trust
               Fund Expenses...............................................
Section 4.05  Various Reinstatement Amounts................................
Section 4.06  Calculations.................................................
Section 4.07  Use of Agents................................................

                                    ARTICLE V

                                THE CERTIFICATES

Section 5.01  The Certificates.............................................
Section 5.02  Registration of Transfer and Exchange of
               Certificates................................................
Section 5.03  Book-Entry Certificates......................................
Section 5.04  Mutilated, Destroyed, Lost or Stolen Certificates............
Section 5.05  Persons Deemed Owners........................................

                                   ARTICLE VI

        THE DEPOSITOR, THE MASTER SERVICER, THE SPECIAL SERVICER AND THE
                        CONTROLLING CLASS REPRESENTATIVE

Section 6.01  Liability of Depositor, Master Servicer and Special
               Servicer....................................................
Section 6.02  Continued Qualification and Compliance of Master
               Servicer; Merger, Consolidation or Conversion of
               Depositor, Master Servicer or Special Servicer..............
Section 6.03  Limitation on Liability of Depositor, Master
               Servicer and Special Servicer...............................
Section 6.04  Resignation of Master Servicer and the Special
               Servicer....................................................
Section 6.05  Rights of Depositor, Trustee and Companion Loan
               Noteholders in Respect of the Master Servicer and
               the Special Servicer........................................
Section 6.06  Depositor, Master Servicer and Special Servicer to
               Cooperate with Trustee......................................
Section 6.07  Depositor, Special Servicer and Trustee to
               Cooperate with Master Servicer..............................
Section 6.08  Depositor, Master Servicer and Trustee to Cooperate
               with Special Servicer.......................................
Section 6.09  Termination and Designation of Special Servicer by
               the Controlling Class Representative........................
Section 6.10  Master Servicer or Special Servicer as Owner of a
               Certificate.................................................
Section 6.11  Certain Powers of the Directing Holder.......................

                                   ARTICLE VII

                                     DEFAULT

Section 7.01  Events of Default............................................
Section 7.02  Trustee to Act; Appointment of Successor.....................
Section 7.03  Notification to Certificateholders...........................
Section 7.04  Waiver of Events of Default..................................
Section 7.05  Additional Remedies of Trustee Upon Event of Default.........

                                  ARTICLE VIII

                             CONCERNING THE TRUSTEE

Section 8.01  Duties of Trustee............................................
Section 8.02  Certain Matters Affecting Trustee............................
Section 8.03  Trustee Not Liable for Validity or Sufficiency of
               Certificates or Mortgage Loans..............................
Section 8.04  Trustee May Own Certificates.................................
Section 8.05  Fees and Expenses of Trustee; Indemnification of
               and by Trustee..............................................
Section 8.06  Eligibility Requirements for Trustee.........................
Section 8.07  Resignation and Removal of Trustee...........................
Section 8.08  Successor Trustee............................................
Section 8.09  Merger or Consolidation of Trustee...........................
Section 8.10  Appointment of Co-Trustee or Separate Trustee................
Section 8.11  Appointment of Custodians....................................
Section 8.12  Appointment of Authenticating Agents.........................
Section 8.13  Appointment of Tax Administrators............................
Section 8.14  Access to Certain Information................................
Section 8.15  [Reserved.]..................................................
Section 8.16  Representations and Warranties of Trustee....................

                                   ARTICLE IX

                                   TERMINATION

Section 9.01  Termination Upon Repurchase or Liquidation of All
               Mortgage Loans..............................................
Section 9.02  Additional Termination Requirements..........................


                                    ARTICLE X

                            ADDITIONAL TAX PROVISIONS

Section 10.01 REMIC Administration.........................................
Section 10.02 Grantor Trust Administration.................................

                                   ARTICLE XI

               EXCHANGE ACT REPORTING AND REGULATION AB COMPLIANCE

Section 11.01 Intent of the Parties; Reasonableness........................
Section 11.02 Succession; Subcontractors...................................
Section 11.03 Filing Obligations...........................................
Section 11.04 Form 10-D Filings............................................
Section 11.05 Form 10-K Filings............................................
Section 11.06 Sarbanes-Oxley Certification.................................
Section 11.07 Form 8-K Filings.............................................
Section 11.08 Form 15 Filing...............................................
Section 11.09 Annual Compliance Statements.................................
Section 11.10 Annual Reports on Assessment of Compliance with
               Servicing Criteria..........................................
Section 11.11 Annual Independent Public Accountants' Servicing
               Report......................................................
Section 11.12 Indemnification..............................................
Section 11.13 Amendments...................................................
Section 11.14 Regulation AB Notices........................................

                                   ARTICLE XII

                            MISCELLANEOUS PROVISIONS

Section 12.01 Amendment....................................................
Section 12.02 Recordation of Agreement; Counterparts.......................
Section 12.03 Limitation on Rights of Certificateholders and
               Companion Loan Noteholders..................................
Section 12.04 Governing Law; Consent to Jurisdiction.......................
Section 12.05 Notices......................................................
Section 12.06 Severability of Provisions...................................
Section 12.07 Grant of a Security Interest.................................
Section 12.08 Streit Act...................................................
Section 12.09 Successors and Assigns; Beneficiaries........................
Section 12.10 Article and Section Headings.................................
Section 12.11 Notices to Rating Agencies...................................
Section 12.12 Global Opinions..............................................
Section 12.13 Complete Agreement...........................................

                             SCHEDULES AND EXHIBITS

Schedule No.  Schedule Description

------------  --------------------
      I       Mortgage Loan Schedule

     II       Schedule of Exceptions to Mortgage File Delivery

     III      Environmentally Insured Mortgage Loans

     IV       Schedule of Initial Directing Holder for Each Loan Combination

      V       Supplemental Servicer Schedule

     VI       Primary Serviced Mortgage Loans

     VII      Class A-PB Planned Principal Balance

Exhibit No.   Exhibit Description
-----------   -------------------

     A-1 Form of Class A-1, A-2, A-3, A-PB, A-4, A-1A, A-M, A-J, B, C, D, E, F, G, H, J, K, L, M, N, O and P Certificates

     A-2      Form of Class IO Certificates

     A-3      Form of Class R-I and R-II Certificates

     A-4      Form of Class Y Certificate

      B       Form of Distribution Date Statement

      C       Form of Custodial Certification

     D-1      Form of Master Servicer Request for Release

     D-2      Form of Special Servicer Request for Release

      E       Form of Mortgage Loan Payoff Notification Report

     F-1 Form of Transferor Certificate for Transfers of Definitive Non-Registered Certificates

    F-2A Form I of Transferee Certificate for Transfers of Definitive Non-Registered Certificates

    F-2B Form II of Transferee Certificate for Transfers of Definitive Non-Registered Certificates

    F-2C Form of Transferee Certificate for Transfers of Interests in Rule 144A Global Certificates

    F-2D Form of Transferee Certificate for Transfers of Interests in Regulation S Global Certificates

      G Form I of Transferee Certificate in Connection with ERISA (Definitive Non-Registered Certificates)

     H-1 Form of Transfer Affidavit and Agreement regarding Residual Interest Certificates

     H-2      Form of Transferor Certificate regarding Residual Interest
              Certificates

     I-1      Form of Notice and Acknowledgment

     I-2      Form of Acknowledgment of Proposed Special Servicer

      J       Reserved

      K Sub-Servicers in respect of which Sub-Servicing Agreements are in effect or being negotiated as of the Closing Date

      L       Reserved

      M       Form of Sarbanes-Oxley Certification

     N-1      Form of Certification to be Provided to Depositor by the Trustee

     N-2      Form of Certification to be Provided to Depositor by the Master
              Servicer

     N-3      Form of Certification to be Provided to Depositor by the Special
              Servicer

      O       Servicing Criteria to be Addressed in Assessment of Compliance

      P       Additional Form 10-D Disclosure

      Q       Additional Form 10-K Disclosure

      R       Form 8-K Disclosure

      S       Form of Additional Disclosure Information

      T       Servicing and Sub-Servicing Agreements

      U       Reserved

      V       Tenants-In-Common Transfer Compliance

      W       Form of Officer's Certificate - Tenants in Common

            This Pooling and Servicing Agreement (this "Agreement") is dated and effective as of August 1, 2007, among CWCAPITAL COMMERCIAL FUNDING CORP., as Depositor, WACHOVIA BANK, NATIONAL ASSOCIATION, as Master Servicer, CWCAPITAL ASSET MANAGEMENT LLC, as Special Servicer, and Wells Fargo Bank, N.A., as Trustee.

                             PRELIMINARY STATEMENT:

            The Depositor intends to sell the Certificates, which are to be issued hereunder in multiple Classes and which in the aggregate will evidence the entire beneficial ownership interest in the Trust Fund.

                                  CERTIFICATES

                                       Original Class
                   Approx.            Principal Balance
                   Initial              (or Notional
Class         Pass-Through Rate            Amount)         Original Rating
Designation      (per annum)         at Initial Issuance    Fitch/S&P (1)
-----------   -----------------      -------------------   ---------------
Class A-1                 5.324%     $        13,910,000       AAA/AAA
Class A-2                 5.935%     $       107,675,000       AAA/AAA
Class A-3                 6.015%     $        93,863,000       AAA/AAA
Class A-PB                6.015%     $        45,466,000       AAA/AAA
Class A-4                 6.015%     $       783,039,000       AAA/AAA
Class A-1A                6.015%     $       367,811,000       AAA/AAA
Class IO                  0.037%(2)  $     2,016,804,393       AAA/AAA
Class A-M                 6.015%     $       201,680,000       AAA/AAA
Class A-J                 6.015%     $       153,781,000       AAA/AAA
Class B                   6.015%     $        40,336,000        AA/AA
Class C                   6.015%     $        20,168,000       AA-/AA-
Class D                   6.015%     $        25,211,000         A/A
Class E                   6.015%     $        20,168,000        A-/A-
Class F                   6.015%     $        25,210,000      BBB+/BBB+
Class G                   6.015%     $        22,689,000       BBB/BBB
Class H                   6.015%     $        25,210,000      BBB-/BBB-
Class J                   5.202%     $         7,563,000       BB+/BB+
Class K                   5.202%     $         5,042,000        BB/BB
Class L                   5.202%     $        10,084,000       BB-/BB-
Class M                   5.202%     $         5,042,000        B+/B+
Class N                   5.202%     $         2,521,000         B/B
Class O                   5.202%     $         5,042,000        B-/B-
Class P                   5.202%     $        35,293,393        NR/NR
Class Y(5)                  N/A                      N/A        NR/NR
Class R-I                   N/A(4)                   N/A(4)     NR/NR
Class R-II                  N/A(4)                   N/A(4)     NR/NR

----------

(1) "NR" indicates that the Class of Certificates has not been rated by the applicable Rating Agency.
(2) The Pass-Through Rate for the Class IO Certificates will be a variable rate per annum as set forth herein.
(3) The Class IO Certificates will not have a Class Principal Balance and will not entitle their Holders to receive distributions of principal. The Class IO Certificates will have a Notional Amount as set forth herein.
(4) The Class R-I Certificates and Class R-II Certificates do not have a Class Principal Balance or Notional Amount, do not bear interest and will not be entitled to distributions of Net Prepayment Consideration. Any Available Distribution Amount remaining in the Lower-Tier Distribution Account after distributing the Lower-Tier Distribution Amount and Net Prepayment Consideration shall be distributed to the Holders of the Class R-I Certificates (but only to the extent of the Available Distribution Amount for such Distribution Date, if any, remaining in the Lower-Tier Distribution Account). Any Available Distribution Amount remaining in the Upper-Tier Distribution Account, after all required distributions under this Agreement have been made to each other Class of Certificates, will be distributed to the Holders of the Class R-II Certificates.
(5) The Class Y Certificates do not have a Class Principal Balance or Notional Amount, do not bear interest and will only be entitled to receive Post-ARD Additional Interest with respect to the ARD Loan as set forth herein.

            As provided herein, the Trustee will elect to treat the segregated pool of assets consisting of all of the Mortgage Loans and certain other related assets subject to this Agreement as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as the "Lower-Tier REMIC." The Class R-I Certificates will represent the sole class of "residual interests" in the Lower-Tier REMIC for purposes of the REMIC Provisions under federal income tax law.

            As provided herein, the Trustee will elect to treat the segregated pool of assets consisting of the Uncertificated Lower-Tier Interests as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as the "Upper-Tier REMIC." The Class R-II Certificates will evidence the sole class of "residual interests" in the Upper-Tier REMIC for purposes of the REMIC Provisions under federal income tax law. For federal income tax purposes, each Class of the Regular Interest Certificates will be designated as a separate "regular interest" in the Upper-Tier REMIC for purposes of the REMIC Provisions under federal income tax law.

            The Class Y Certificates shall not be an interest in any REMIC. The Class Y Certificates shall represent undivided beneficial interests in the portion of the Grantor Trust representing the Post-ARD Additional Interest and the Class Y Sub-Account.

            The following table sets forth the Class or Component designation, the corresponding Uncertificated Lower-Tier Interest (the "Corresponding Uncertificated Lower-Tier Interest"), the corresponding components of the Class IO Certificates (the "Corresponding Components"), if any, and the Original Class Principal Balance for each Class of Principal Balance Certificates (the "Corresponding Certificates").

                                 Corresponding      Original     Corresponding
                Original Class   Uncertificated    Lower-Tier    Components of
Corresponding     Principal        Lower-Tier      Principal       Class IO
Certificates       Balance        Interests(1)       Amount      Certificates
-------------   --------------   --------------   ------------   -------------
Class A-1       $   13,910,000        LA-1        $ 13,910,000      IO-A-1
Class A-2       $  107,675,000        LA-2        $107,675,000      IO-A-2
Class A-3       $   93,863,000        LA-3        $ 93,863,000      IO-A-3
Class A-PB      $   45,466,000       LA-PB        $ 45,466,000      IO-A-PB
Class A-4       $  783,039,000        LA-4        $783,039,000      IO-A-4
Class A-1A      $  367,811,000       LA-1A        $367,811,000      IO-A-1A
Class A-M       $  201,680,000        LA-M        $201,680,000      IO-A-M
Class A-J       $  153,781,000        LA-J        $153,781,000      IO-A-J
Class B         $   40,336,000         LB         $ 40,336,000       IO-B
Class C         $   20,168,000         LC         $ 20,168,000       IO-C
Class D         $   25,211,000         LD         $ 25,211,000       IO-D
Class E         $   20,168,000         LE         $ 20,168,000       IO-E
Class F         $   25,210,000         LF         $ 25,210,000       IO-F
Class G         $   22,689,000         LG         $ 22,689,000       IO-G
Class H         $   25,210,000         LH         $ 25,210,000       IO-H
Class J         $    7,563,000         LJ         $  7,563,000       IO-J
Class K         $    5,042,000         LK         $  5,042,000       IO-K
Class L         $   10,084,000         LL         $ 10,084,000       IO-L
Class M         $    5,042,000         LM         $  5,042,000       IO-M
Class N         $    2,521,000         LN         $  2,521,000       IO-N
Class O         $    5,042,000         LO         $  5,042,000       IO-O
Class P         $   35,293,393         LP         $ 35,293,393       IO-P

----------

(1) The Uncertificated Lower-Tier Interest and the Component of the Class IO Certificates that correspond to any particular Class of Principal Balance Certificates also correspond to each other and, accordingly, constitute the "Corresponding Uncertificated Lower-Tier Interest" and the "Corresponding Component," respectively, with respect to each other.

            The initial aggregate principal balance of the Uncertificated Lower-Tier Interests will be $2,016,804,393.

            The portion of the Trust Fund consisting of the Post-ARD Additional Interest and related amounts shall be treated as a grantor trust for federal income tax purposes (the "Grantor Trust"). As provided herein, the Trustee shall take all actions necessary to ensure that the portion of the Trust Fund consisting of the Grantor Trust Assets maintains its status as a "grantor trust" under federal income tax law and not be treated as part of the Lower Tier REMIC or the Upper Tier REMIC. The Class Y Certificates represent undivided beneficial interests in the portion of the Grantor Trust representing the Post-ARD Additional Interest and the Class Y Sub-Account as described herein.

            There are six Mortgage Loans included in the Trust Fund (as identified in the table below) that are each part of a split loan structure, and are each secured by the same Mortgage that also secures another mortgage loan or loans in that split loan structure.

            Each split loan structure, including all of the related notes that are secured by the same Mortgage, is referred to herein as a "Loan Combination." Each Loan Combination consists of (1) one or more "Loan Combination Trust Mortgage Loans," which is the portion of the Loan Combination that is included as an asset of the Trust Fund and (2) one or more "Companion Loans," which is the portion of the Loan Combination that is not included as an asset of the Trust Fund. Each Companion Loan may be classified as either (1) a "Pari Passu Companion Loan," which is a Companion Loan that is pari passu in right of payment with the related Loan Combination Trust Mortgage Loan in the same Loan Combination or (2) a "Subordinate Companion Loan," which is a Companion Loan that is subordinate in right of payment to the related Loan Combination Trust Mortgage Loan in the same Loan Combination. A Loan Combination may contain both Pari Passu Companion Loans and Subordinate Companion Loans. The term "Mortgage Loan" as used in this Agreement will include the Loan Combination Trust Mortgage Loans.

            The following table identifies the Loan Combinations and their related Loan Combination Trust Mortgage Loans and Companion Loans:

                                        Aggregate                     Pari Passu    Controlling
                          Mortgage         Loan       Subordinate     Companion      Pooling &    Initial    Initial
                            Loan       Combination     Companion         Loan        Servicing     Master    Special
Mortgage Loan            Balance(1)     Balance(1)    Loan Balance    Balance(1)     Agreement    Servicer   Servicer
---------------------   ------------   ------------   ------------   ------------   -----------   --------   --------
Charles River Plaza     $145,000,000   $310,000,000    $20,000,000   $145,000,000   COBALT CMBS   Wachovia   CWCAM(2)
   North ............                                                                 2007-3
Irvine EOP San Diego    $137,000,000   $157,000,000    $20,000,000       N/A        COBALT CMBS   Wachovia   CWCAM(2)
   Portfolio ........                                                                 2007-3

2 Rector Street .....   $100,000,000   $110,000,000    $10,000,000       N/A        COBALT CMBS   Wachovia   CWCAM(2)
                                                                                      2007-3
The Encino Courtyard.    $27,462,000    $32,962,000     $5,500,000       N/A        COBALT CMBS   Wachovia   CWCAM(2)
                                                                                      2007-3
Cedar Ridge Townhomes     $5,140,000     $5,790,000       $650,000(3)    N/A        COBALT CMBS   Wachovia   CWCAM(2)
                                                                                      2007-3
The Northcrest            $5,000,000     $5,475,500       $475,000       N/A        COBALT CMBS   Wachovia   CWCAM(2)
   Apartments .......                                                                 2007-3

------

(1)   Based on cut-off date loan balances.
(2)   CWCapital Asset Management LLC.
(3) The companion loan with respect to the Cedar Ridge Townhomes property will initially be subordinate in right of payment to the mortgage loan included in the trust but may become pari passu in right of payment under certain circumstances.

   Charles River Plaza North. The Loan Combination secured by a Mortgage on the property known as Charles River Plaza North (the "Charles River Plaza North Loan Combination"), consists of three Loans:

            (a) One Loan Combination Trust Mortgage Loan in the outstanding principal amount of $145,000,000 as of the date hereof (the "Charles River Plaza North Trust Loan");

            (b) One Pari Passu Companion Loan in the outstanding principal amount of $145,000,000 as of the date hereof (the "Charles River Plaza North Pari Passu Companion Loan" and, together with the Charles River Plaza North Trust Loan, the "Charles River Plaza North Senior Loans"); and

            (c) One Subordinate Companion Loan in the outstanding principal amount of $20,000,000 as of the date hereof (the "Charles River Plaza North Subordinate Companion Loan").

            Irvine EOP San Diego Portfolio. The Loan Combination secured by a Mortgage on the property known as Irvine EOP San Diego Portfolio (the "Irvine EOP San Diego Portfolio Loan Combination"), consists of two Loans:

            (a) One Loan Combination Trust Mortgage Loan in the outstanding principal amount of $137,000,000 as of the date hereof (the "Irvine EOP San Diego Portfolio Trust Loan"); and

            (b) One Subordinate Companion Loan in the aggregate outstanding principal amount of $20,000,000 as of the date hereof (the "Irvine EOP San Diego Portfolio Subordinate Companion Loan").

            2 Rector Street. The Loan Combination secured by a Mortgage on the property known as 2 Rector Street (the "2 Rector Street Loan Combination"), consists of two Loans:

            (a) One Loan Combination Trust Mortgage Loan in the outstanding principal amount of $100,000,000 as of the date hereof (the "2 Rector Street Trust Loan"); and

            (b) One Subordinate Companion Loan in the aggregate outstanding principal amount of $10,000,000 as of the date hereof (the "2 Rector Street Subordinate Companion Loan").

            The Encino Courtyard. The Loan Combination secured by a Mortgage on the property known as The Encino Courtyard (the "Encino Courtyard Loan Combination"), consists of two Loans:

            (a) One Loan Combination Trust Mortgage Loan in the outstanding principal amount of $27,462,000 as of the date hereof (the "Encino Courtyard Trust Loan"); and

            (b) One Subordinate Companion Loan in the aggregate outstanding principal amount of $5,500,000 as of the date hereof (the "Encino Courtyard Subordinate Companion Loan").

            Cedar Ridge Townhomes. The Loan Combination secured by a Mortgage on the property known as Cedar Ridge Townhomes (the "Cedar Ridge Townhomes Loan Combination"), consists of two Loans:

            (a) One Loan Combination Trust Mortgage Loan in the outstanding principal amount of $5,140,000 as of the date hereof (the "Cedar Ridge Townhomes Trust Loan"); and

            (b) One Subordinate Companion Loan in the aggregate outstanding principal amount of $650,000 as of the date hereof (the "Cedar Ridge Townhomes Subordinate Companion Loan").

            The Northcrest Apartments. The Loan Combination secured by a Mortgage on the property known as The Northcrest Apartments (the "Northcrest Apartments Loan Combination"), consists of two Loans:

            (a) One Loan Combination Trust Mortgage Loan in the outstanding principal amount of $500,000 as of the date hereof (the "Northcrest Apartments Trust Loan"); and

            (b) One Subordinate Companion Loan in the aggregate outstanding principal amount of $475,000 as of the date hereof (the "Northcrest Apartments Subordinate Companion Loan").

            The relative rights of each holder of a Loan Combination Trust Mortgage Loan and the related Companion Loans are set forth in a co-lender or other similar agreement (each a "Co-Lender Agreement") among the holders of each of the Loans in the Loan Combination. Pursuant to each Co-Lender Agreement, the Charles River Plaza North Loan Combination, Irvine EOP San Diego Portfolio Loan Combination, 2 Rector Street Loan Combination, Encino Courtyard Loan Combination, Cedar Ridge Townhomes Loan Combination and Northcrest Apartments Loan Combination (the "Serviced Loan Combinations") are to be serviced and administered under this Agreement.

            Capitalized terms used but not otherwise defined in this Preliminary Statement have the respective meanings assigned thereto in Section 1.01 of this Agreement.

            In consideration of the mutual agreements herein contained, the Depositor, the Master Servicer, the Special Servicer and the Trustee hereby agree, in each case, as follows:

                                   ARTICLE I

                  DEFINITIONS; GENERAL INTERPRETIVE PRINCIPLES

            Section 1.01 Defined Terms.

            Whenever used in this Agreement, including in the Preliminary Statement, unless the context otherwise requires:

            "2 Rector Street Loan Combination" shall have the meaning assigned thereto in the Preliminary Statement.

            "2 Rector Street Subordinate Companion Loan" shall have the meaning assigned thereto in the Preliminary Statement.

            "2 Rector Street Portfolio Trust Loan" shall have the meaning assigned thereto in the Preliminary Statement.

            "Affiliate" means, with respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

            "Acceptable Insurance Default" shall mean, with respect to any Serviced Loan, any default under the related Loan documents resulting from (a) the exclusion of acts of terrorism from coverage under the related all risk casualty insurance policy maintained on the subject Mortgaged Property and (b) the related Mortgagor's failure to obtain insurance that specifically covers acts of terrorism, but only if the Special Servicer has determined, in accordance with the Servicing Standard, that either (i) such insurance is not available at commercially reasonable rates and the subject hazards are not commonly insured against by prudent owners of similar real properties in similar locales (but only by reference to such insurance that has been obtained by such owners at current market rates), or (ii) such insurance is not available at any rate. Subject to the Servicing Standard, in making any of the determinations required in subclause (i) or (ii) of this definition, the Special Servicer shall be entitled to rely on the opinion of an insurance consultant.

            "Accrued Certificate Interest" shall mean the interest accrued from time to time with respect to any Class of Regular Interest Certificates, the amount of which interest shall equal: (a) in the case of any Class of Principal Balance Certificates for any Interest Accrual Period, interest accrued at the Pass-Through Rate applicable to such Class of Certificates for such Interest Accrual Period, on the Class Principal Balance of such Class outstanding immediately prior to the related Distribution Date; and (b) in the case of the Class IO Certificates for any Interest Accrual Period, the sum of the Accrued Component Interest for all of the Components of such Class for such Distribution Date. The Accrued Certificate Interest for each such Class shall be calculated on the basis of a 360 day year composed of twelve 30 day months.

            "Accrued Component Interest" shall mean, with respect to each Component of the Class IO Certificates for any Distribution Date, one twelfth of the product of (i) the Class IO Strip Rate applicable to such Component for such Distribution Date, and (ii) the Component Notional Amount of such Component outstanding immediately prior to such Distribution Date.

            "Acquisition Date" shall mean, with respect to any REO Property, the first day on which such REO Property is considered to be acquired by the Trust Fund within the meaning of Treasury Regulations Section 1.856-6(b)(1), which shall be the first day on which the Trust Fund is treated as the owner of such REO Property for federal income tax purposes.

            "Actual/360 Basis" shall mean the accrual of interest calculated on the basis of the actual number of days elapsed during any interest accrual period in a year assumed to consist of 360 days.

            "Additional Disclosure Notification" shall mean the form of notification to be included with any Additional Form 10-D Disclosure, Additional Form 10-K Disclosure or Form 8-K Disclosure Information which is attached hereto as Exhibit S.

            "Additional Form 10-D Disclosure" has the meaning set forth in
Section 11.04.

            "Additional Form 10-K Disclosure" has the meaning set forth in
Section 11.05.

            "Additional Information" shall have the meaning assigned thereto in
Section 4.02(a).

            "Additional Interest Rate" shall mean, with respect to any ARD Loan after its Anticipated Repayment Date, the incremental increase in the Mortgage Rate for such Mortgage Loan resulting from the passage of such Anticipated Repayment Date.

            "Additional Principal Distribution Amount" shall mean, with respect to any Distribution Date, the aggregate of the Recovered Amounts included in, and added to the Principal Distribution Amount for such Distribution Date for purposes of calculating, the Adjusted Principal Distribution Amount for such Distribution Date, pursuant to Section 1.03(c).

            "Additional Servicer" shall mean each Affiliate of the Master Servicer that Services any of the Mortgage Loans and each Person who is not an Affiliate of the Master Servicer, other than the Special Servicer or the Trustee, who Services 10% or more of the Mortgage Loans by unpaid balance calculated in accordance with the provisions of Regulation AB.

            "Additional Trust Fund Expense" shall mean any expense incurred with respect to the Trust Fund (excluding any Unliquidated Advance) and not otherwise included in the calculation of a Realized Loss that would result in the Holders of Regular Interest Certificates receiving less than the full amount of principal and/or Distributable Certificate Interest to which they are entitled on any Distribution Date. Amounts paid as Additional Trust Fund Expenses shall be paid out of funds on deposit in the Custodial Account or the Distribution Account.

            "Adjusted Principal Distribution Amount" shall mean, for any Distribution Date, an amount equal to the Principal Distribution Amount for such Distribution Date, plus all amounts added to such Principal Distribution Amount pursuant to Section 1.03(c) for such Distribution Date, minus all amounts subtracted from such Principal Distribution Amount pursuant to Section 1.03(b) for such Distribution Date.

            "Administrative Cost Rate" shall mean, with respect to each Mortgage Loan (or any successor REO Mortgage Loan with respect thereto), the rate per annum specified as the "Administrative Cost Rate" on the Mortgage Loan Schedule, which, for each such other Mortgage Loan (or successor REO Mortgage Loan) is equal to the sum of the related Master Servicing Fee Rate and the Trustee Fee Rate.

            "Advance" shall mean any P&I Advance or Servicing Advance.

            "Adverse Grantor Trust Event" shall have the meaning assigned thereto in Section 10.02(e).

            "Adverse Rating Event" shall mean, (i) when used with respect to any Class of Certificates, as of any date of determination, the qualification, downgrade or withdrawal of any rating then assigned to such Class of Certificates by any Rating Agency and (ii) when used with respect to any Companion Loan Securities, as of any date of determination the qualification, downgrade or withdrawal of any rating then assigned by any Rating Agency to such Companion Loan Securities (but only if such Companion Loan Securities were issued in connection with the inclusion of a Serviced Pari Passu Companion Loan into a trust as part of a securitization).

            "Adverse REMIC Event" shall have the meaning assigned thereto in
Section 10.01(i).

            "Affiliate" shall mean, with respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, "control," when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

            "Agreement" shall mean this Pooling and Servicing Agreement, together with all amendments hereof and supplements hereto.

            "Anticipated Repayment Date" shall mean, with respect to any ARD Loan, the date specified in the related Mortgage Note after which the Mortgage Rate for any ARD Loan will increase as specified in the related Mortgage Note.

            "Appraisal" shall mean an appraisal or update thereof prepared by an Independent Appraiser.

            "Appraisal Reduction Amount" shall mean, with respect to any Required Appraisal Loan, an amount calculated by the Master Servicer and reviewed by the Special Servicer (calculated initially as of the Determination Date immediately following the later of the date on which the subject Mortgage Loan or Loan Combination became a Required Appraisal Loan and the date on which the applicable Required Appraisal was obtained) equal to the excess, if any, of:
(a) the sum of, without duplication, (i) the Stated Principal Balance of such Required Appraisal Loan, (ii) to the extent not previously advanced by or on behalf of the Master Servicer or the Trustee, all unpaid interest on such Required Appraisal Loan through the most recent Due Date prior to the date of calculation (exclusive of any portion thereof that represents Default Interest),
(iii) all accrued and unpaid Special Servicing Fees, Liquidation Fees and Workout Fees in respect of such Required Appraisal Loan, (iv) all related unreimbursed Advances (which shall include, without duplication, (1) any Advances as to which the advancing party was reimbursed from a source other than the related Mortgagor and (2) any Unliquidated Advances) made by or on behalf of (plus all accrued interest on such Advances payable to) the Master Servicer, the Special Servicer and/or the Trustee with respect to such Required Appraisal Loan, (v) any other unpaid Additional Trust Fund Expenses in respect of such Required Appraisal Loan, and (vi) all currently due and unpaid real estate taxes and assessments, insurance premiums and, if applicable, ground rents, and any unfunded improvement or other applicable reserves, in respect of the related Mortgaged Property or REO Property, as the case may be (in each case, net of any amounts escrowed with the Master Servicer or the Special Servicer for such items); over (b) the Required Appraisal Value. Notwithstanding the foregoing, if
(i) any Mortgage Loan or Loan Combination becomes a Required Appraisal Loan,
(ii) either (A) no Required Appraisal or update thereof has been obtained or conducted, as applicable, in accordance with Section 3.09(a), with respect to the related Mortgaged Property during the 12-month period prior to the date such Mortgage Loan or Loan Combination became a Required Appraisal Loan or (B) there shall have occurred since the date of the most recent Required Appraisal or update thereof a material change in the circumstances surrounding the related Mortgaged Property that would, in the Special Servicer's reasonable judgment, materially affect the value of the related Mortgaged Property, and (iii) no new Required Appraisal is obtained or conducted, as applicable, in accordance with
Section 3.09(a), within sixty (60) days after such Mortgage Loan or Loan Combination became a Required Appraisal Loan, then (x) until such new Required Appraisal is obtained or conducted, as applicable, in accordance with Section 3.09(a), the Appraisal Reduction Amount shall equal 25% of the Stated Principal Balance of such Required Appraisal Loan, and (y) upon receipt or performance, as applicable, in accordance with Section 3.09(a), of such Required Appraisal or update thereof by the Special Servicer, the Appraisal Reduction Amount for such Required Appraisal Loan shall be recalculated in accordance with the preceding sentence of this definition. For purposes of this definition, each Required Appraisal Loan that is part of a Cross-Collateralized Group shall be treated separately for the purposes of calculating any Appraisal Reduction Amount.

            With respect to the Charles River Plaza North Loan Combination and the Encino Courtyard Loan Combination, the related Co-Lender Agreement permits the related Loan Combination Directing Holder to direct the Special Servicer to retain an appraiser reasonably satisfactory to such Loan Combination Directing Holder to prepare a second appraisal of the related Mortgaged Property at the expense of such Loan Combination Directing Holder. If the appraised value of the related Mortgaged Property as determined based on such second appraisal differs from that used in determining the Appraisal Reduction Amount by more than 10%, the Special Servicer will be required to direct the appraisers to jointly appoint a third appraiser, at the expense of the related Loan Combination Directing Holder, to reconcile the differences between the appraised values determined under each appraisal; provided that, until the determination of such third appraiser is rendered, the appraised value of the related Mortgaged Property set forth in the first appraisal will be used to calculate any Appraisal Reduction Amount with respect to the affected Loan Combination; and provided further that, the determination of such third appraiser will be the final and binding determination of the appraised value of the related Mortgaged Property until the preparation of a new appraisal, if any, is required in accordance with this Agreement and the applicable Co-Lender Agreement.

            In addition, with respect to the Charles River Plaza North Trust Loan and the Encino Courtyard Trust Loan, any Reserve Collateral posted by the related Subordinate Companion Loan Noteholder shall offset or be taken into account in the calculation of any Appraisal Reduction Amount with respect to the related Loan Combination as and to the extent contemplated by the related Co-Lender Agreement.

            "Appraised Value" shall mean, with respect to each Mortgaged Property or REO Property, the appraised value thereof based upon the most recent appraisal or update thereof prepared by an Independent Appraiser that is contained in the related Servicing File or, in the case of any such property with or that had, as the case may be, an allocated loan amount of, or securing a Mortgage Loan or relating to an REO Loan, as the case may be, with a Stated Principal Balance of, less than $2,000,000, either (a) the most recent appraisal or update thereof that is contained in the related Servicing File or (b) the most recent "desktop" value estimate performed by the Special Servicer that is contained in the related Servicing File.

            "ARD Loan" shall mean any Mortgage Loan (or any successor REO Loan with respect thereto) that provides that if the unamortized principal balance thereof is not repaid on its Anticipated Repayment Date, such Mortgage Loan (or successor REO Loan) will accrue additional interest at the rate specified in the related Mortgage Note and the related Mortgagor is required to apply certain excess monthly cash flow generated by the related Mortgaged Property to the repayment of the outstanding principal balance of such Mortgage Loan.

            "Assignment of Leases" shall mean, with respect to any Mortgaged Property, any assignment of leases, rents and profits or similar document or instrument executed by the Mortgagor in connection with the origination of the related Mortgage Loan.

            "Assumed Monthly Payment" shall mean: (a) with respect to any Balloon Mortgage Loan (or Serviced Companion Loans) delinquent in respect of its Balloon Payment, for each Due Date coinciding with or following its Stated Maturity Date as of which such Mortgage Loan remains outstanding and part of the Trust Fund, or, in the case of the Serviced Companion Loans, the related Mortgage Loans remain part of the Trust Fund (provided that such Mortgage Loan was not paid in full, and no other Liquidation Event occurred in respect thereof, before the end of the Collection Period in which the related Stated Maturity Date occurs), the scheduled monthly payment of principal and/or interest deemed to be due in respect of such Mortgage Loan on such Due Date equal to the amount that would have been due in respect thereof on such Due Date if such Mortgage Loan had been required to continue to accrue interest (other than Default Interest) in accordance with its terms, and to pay principal in accordance with the amortization schedule (if any) in effect immediately prior to, and without regard to the occurrence of, the related Stated Maturity Date;
(b) with respect to any REO Loan, for any Due Date as of which the related REO Property remains part of the Trust Fund, or the scheduled monthly payment of principal and/or interest deemed to be due in respect thereof on such Due Date equal to the Monthly Payment (or, in the case of a Balloon Loan described in clause (a) of this definition, the Assumed Monthly Payment) that was due (or deemed due) in respect of the related Mortgage Loan on the last Due Date prior to its becoming an REO Loan.

            "ASTM" shall mean the American Society for Testing and Materials.

            "Authenticating Agent" shall mean any authenticating agent appointed pursuant to Section 8.12 (or, in the absence of any such appointment, the Trustee).

            "Available Distribution Amount" shall mean, with respect to any Distribution Date, an amount equal to (a) the sum, without duplication, of the following amounts: (i) the aggregate amount of all payments and other collections on or with respect to the Mortgage Loans and any REO Properties that
(A) were Received as of the end of the related Collection Period and (B) are on deposit in the Distribution Account as of 11:00 a.m. (New York City time) on such Distribution Date, (ii) the aggregate amount of any P&I Advances made by the Master Servicer or the Trustee for distribution on the Certificates on such Distribution Date pursuant to Section 4.03, (iii) the aggregate amount deposited by the Master Servicer in the Distribution Account for such Distribution Date pursuant to Section 3.20(a) in connection with Prepayment Interest Shortfalls,
(iv) to the extent not included in clause (a)(i) of this definition, the aggregate amount transferred from the Excess Liquidation Proceeds Account to the Distribution Account pursuant to Section 3.05(d) in respect of such Distribution Date and (v) to the extent not included in the amount described in clause (a)(i) of this definition, if such Distribution Date occurs during March of any year (or February, if the Final Distribution Date occurs in February), the aggregate of the Interest Reserve Amounts transferred from the Interest Reserve Account to the Distribution Account in respect of the Interest Reserve Mortgage Loans and any Interest Reserve REO Mortgage Loans for distribution on such Distribution Date; net of (b) the portion of the aggregate amount described in clause (a) of this definition that represents one or more of the following: (i) Monthly Payments that are due on a Due Date following the end of the related Collection Period, (ii) any amounts payable or reimbursable to any Person from the Distribution Account pursuant to clauses (ii) through (vii) of Section 3.05(b),
(iii) Prepayment Premiums and/or Yield Maintenance Charges, (iv) if such Distribution Date occurs during January of any year that is not a leap year or during February of any year (unless, in either case, the related Distribution Date is the Final Distribution Date), the Interest Reserve Amounts with respect to the Interest Reserve Mortgage Loans and any Interest Reserve REO Mortgage Loans to be withdrawn from the Distribution Account and deposited into the Interest Reserve Account in respect of such Distribution Date and held for future distribution, all pursuant to Section 3.04(c), and (v) amounts deposited in the Distribution Account in error; provided that clauses (b)(i), (b)(iii) and
(b)(iv) of this definition shall not apply on the Final Distribution Date.

            "Balloon Loan" shall mean any Mortgage Loan that by its original terms or by virtue of any modification entered into as of the Closing Date provides for an amortization schedule extending beyond its Stated Maturity Date and as to which, in accordance with such terms, the payment due on its Stated Maturity Date is significantly larger than the Monthly Payment due on the Due Date preceding its Stated Maturity Date.

            "Balloon Payment" shall mean, with respect to any Balloon Loan as of any date of determination, the payment, other than any regularly scheduled monthly payment, due with respect to such Mortgage Loan at maturity.

            "Bid Allocation" shall mean, with respect to the Master Servicer or any Sub-Servicer and the proceeds of any bid pursuant to Section 7.01(c), the amount of such proceeds (net of any expenses incurred in connection with such bid and the transfer of servicing), multiplied by a fraction equal to (a) the Servicer Fee Amount for the Master Servicer or such Sub-Servicer, as the case may be, as of such date of determination, over (b) the aggregate of the Servicer Fee Amounts for the Master Servicer and all of the Sub-Servicers as of such date of determination.

            "Book-Entry Certificate" shall mean any Certificate registered in the name of the Depository or its nominee.

            "Book-Entry Non-Registered Certificate" shall mean any Non-Registered Certificate that constitutes a Book-Entry Certificate.

            "Breach" shall have the meaning assigned thereto in Section 2.03(a).

            "Business Day" shall mean any day other than a Saturday, a Sunday or a day on which banking institutions in New York, New York, or in any of the cities in which the Corporate Trust Office of the Trustee, the Primary Servicing Office of the Master Servicer, the Primary Servicer or the Special Servicer are located, are authorized or obligated by law or executive order to remain closed.

            "Calculation Agent" shall mean Wells Fargo Bank, N.A.

            "Cedar Ridge Townhomes Loan Combination" shall have the meaning assigned thereto in the Preliminary Statement.

            "Cedar Ridge Townhomes Subordinate Companion Loan" shall have the meaning assigned thereto in the Preliminary Statement.

            "Cedar Ridge Townhomes Portfolio Trust Loan" shall have the meaning assigned thereto in the Preliminary Statement.

            "CERCLA" shall mean the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

            "Certificates" shall mean any of the Class A-1, Class A-2, Class A-3, Class A-PB, Class A-4, Class A-1A, Class IO, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class R-I, Class R-II or Class Y Certificates, as applicable.

            "Certificate Factor" shall mean, with respect to any Class of Regular Interest Certificates, as of any date of determination, a fraction, expressed as a decimal carried to at least six places, the numerator of which is the then current Class Principal Balance or Notional Amount, as the case may be, of such Class of Regular Interest Certificates, and the denominator of which is the Original Class Principal Balance or initial Notional Amount, as the case may be, of such Class of Regular Interest Certificates.

            "Certificate Owner" shall mean, with respect to a Book-Entry Certificate, the Person who is the beneficial owner of such Certificate as reflected on the books of the Depository or on the books of a Depository Participant or on the books of an indirect participating brokerage firm for which a Depository Participant acts as agent.

            "Certificate Principal Balance" shall mean, with respect to any Principal Balance Certificate, as of any date of determination, the then outstanding principal balance of such Certificate equal to the product of (a) the then Certificate Factor for the Class of Principal Balance Certificates to which such Certificate belongs, multiplied by (b) the amount specified on the face of such Certificate as the initial Certificate Principal Balance thereof.

            "Certificate Register" shall mean the register maintained pursuant to Section 5.02.

            "Certificate Registrar" shall mean the registrar appointed pursuant to Section 5.02.

            "Certificateholder" shall mean the Person in whose name a Certificate is registered in the Certificate Register, except that: (i) neither a Disqualified Organization nor a Disqualified Non-United States Tax Person shall be Holder of a Residual Interest Certificate for any purpose hereof; and
(ii) solely for the purposes of giving any consent, approval or waiver pursuant to this Agreement that relates to the rights and/or obligations of any of the Depositor, the Master Servicer, the Special Servicer or the Trustee in its respective capacity as such, any Certificate registered in the name of the Depositor, the Master Servicer, the Special Servicer or the Trustee, as the case may be, or any Certificate registered in the name of any of its Affiliates, shall be deemed not to be outstanding, and the Voting Rights to which it is entitled shall not be taken into account in determining whether the requisite percentage of Voting Rights necessary to effect any such consent, approval or waiver that relates to it has been obtained. The Certificate Registrar shall be entitled to request and rely upon a certificate of the Depositor, the Master Servicer or the Special Servicer in determining whether a Certificate is registered in the name of an Affiliate of such Person. All references herein to "Certificateholders" shall reflect the rights of Certificate Owners as they may indirectly exercise such rights through the Depository and the Depository Participants, except as otherwise specified herein; provided, however, that the parties hereto shall be required to recognize as a "Certificateholder" only the Person in whose name a Certificate is registered in the Certificate Register.

            "Certificateholder Reports" shall mean, collectively, the Distribution Date Statement, the Mortgage Pool Data Update Report, the Mortgage Loan Payoff Notification Report and the CMSA Investor Reporting Package.

            "Certification Parties" shall have the meaning assigned thereto in
Section 11.06.

            "Certifying Person" shall have the meaning assigned thereto in
Section 11.06.

            "Certifying Servicer" shall have the meaning assigned thereto in
Section 11.09.

            "Charles River Plaza North Loan Combination" shall have the meaning assigned thereto in the Preliminary Statement.

            "Charles River Plaza North Pari Passu Companion Loan" shall have the meaning assigned thereto in the Preliminary Statement.

            "Charles River Plaza North Subordinate Companion Loan" shall have the meaning assigned thereto in the Preliminary Statement.

            "Charles River Plaza North Trust Loan" shall have the meaning assigned thereto in the Preliminary Statement.

            "Class" shall mean, (i) collectively, all of the Certificates bearing the same alphabetical and, if applicable, numerical class designation or
(ii) any Uncertificated Lower-Tier Interest.

            "Class A Certificates" shall mean the Class A-1, Class A-2, Class A-PB, Class A-3, Class A-4 and Class A-1A Certificates.

            "Class A-1 Certificate" shall mean any one of the Certificates with a "Class A-1" designation on the face thereof, substantially in the form of Exhibit A-1 attached hereto, and evidencing a portion of a class of "regular interests" in the Upper-Tier REMIC for purposes of the REMIC Provisions.

            "Class A-1A Certificate" shall mean any one of the Certificates with a "Class A-1A" designation on the face thereof, substantially in the form of Exhibit A-1 attached hereto, and evidencing a portion of a class of "regular interests" in the Upper-Tier REMIC for purposes of the REMIC Provisions.

            "Class A-2 Certificate" shall mean any one of the Certificates with a "Class A-2" designation on the face thereof, substantially in the form of Exhibit A-1 attached hereto, and evidencing a portion of a class of "regular interests" in the Upper-Tier REMIC for purposes of the REMIC Provisions.

            "Class A-3 Certificate" shall mean any one of the Certificates with a "Class A-3" designation on the face thereof, substantially in the form of Exhibit A-1 attached hereto, and evidencing a portion of a class of "regular interests" in the Upper-Tier REMIC for purposes of the REMIC Provisions.

            "Class A-4 Certificate" shall mean any one of the Certificates with a "Class A-4" designation on the face thereof, substantially in the form of Exhibit A-1 attached hereto, and evidencing a portion of a class of "regular interests" in the Upper-Tier REMIC for purposes of the REMIC Provisions.

            "Class A-J Certificate" shall mean any one of the Certificates with a "Class A-J" designation on the face thereof, substantially in the form of Exhibit A-1 attached hereto, and evidencing a portion of a class of "regular interests" in the Upper-Tier REMIC for purposes of the REMIC Provisions.

            "Class A-M Certificate" shall mean any one of the Certificates with a "Class A-M" designation on the face thereof, substantially in the form of Exhibit A-1 attached hereto, and evidencing a portion of a class of "regular interests" in the Upper-Tier REMIC for purposes of the REMIC Provisions.

            "Class A-PB Certificate" shall mean any one of the Certificates with a "Class A-PB" designation on the face thereof, substantially in the form of Exhibit A-1 attached hereto, and evidencing a portion of a class of "regular interests" in the Upper-Tier REMIC for purposes of the REMIC Provisions.

            "Class A-PB Planned Principal Balance" shall mean the planned principal balance set forth on Schedule VII attached hereto relating to principal payments for the Class A-PB Certificates.

            "Class B Certificate" shall mean any one of the Certificates with a "Class B" designation on the face thereof, substantially in the form of Exhibit A-1 attached hereto, and evidencing a portion of a class of "regular interests" in the Upper-Tier REMIC for purposes of the REMIC Provisions.

            "Class C Certificate" shall mean any one of the Certificates with a "Class C" designation on the face thereof, substantially in the form of Exhibit A-1 attached hereto, and evidencing a portion of a class of "regular interests" in the Upper-Tier REMIC for purposes of the REMIC Provisions.

            "Class D Certificate" shall mean any one of the Certificates with a "Class D" designation on the face thereof, substantially in the form of Exhibit A-1 attached hereto, and evidencing a portion of a class of "regular interests" in the Upper-Tier REMIC for purposes of the REMIC Provisions.

            "Class E Certificate" shall mean any one of the Certificates with a "Class E" designation on the face thereof, substantially in the form of Exhibit A-1 attached hereto, and evidencing a portion of a class of "regular interests" in the Upper-Tier REMIC for purposes of the REMIC Provisions.

            "Class F Certificate" shall mean any one of the Certificates with a "Class F" designation on the face thereof, substantially in the form of Exhibit A-1 attached hereto, and evidencing a portion of a class of "regular interests" in the Upper-Tier REMIC for purposes of the REMIC Provisions.

            "Class G Certificate" shall mean any one of the Certificates with a "Class G" designation on the face thereof, substantially in the form of Exhibit A-1 attached hereto, and evidencing a portion of a class of "regular interests" in the Upper-Tier REMIC for purposes of the REMIC Provisions.

            "Class H Certificate" shall mean any of the Certificates with a "Class H" designation on the face thereof, substantially in the form of Exhibit A-1 attached hereto, and evidencing a portion of a class of "regular interests" in the Upper-Tier REMIC for purposes of the REMIC Provisions.

            "Class IO Certificate" shall mean any one of the Certificates with a "Class IO" designation on the face thereof, substantially in the form of Exhibit A-2 attached hereto, and evidencing a portion of a class of "regular interests" in the Upper-Tier REMIC for purposes of the REMIC Provisions.

            "Class IO Notional Amount" shall mean, as of any date of determination, the sum of the then Component Notional Amounts of the Class IO Components.

            "Class IO Strip Rate" shall mean, with respect to each of the Class IO Components for any Distribution Date, a rate per annum equal to (x) the Weighted Average Net Mortgage Rate for such Distribution Date minus (y) the Pass-Through Rate for the Corresponding Certificates (provided that in no event shall any Class IO Strip Rate be less than zero).

            "Class J Certificate" shall mean any one of the Certificates with a "Class J" designation on the face thereof, substantially in the form of Exhibit A-1 attached hereto, and evidencing a portion of a class of "regular interests" in the Upper-Tier REMIC for purposes of the REMIC Provisions.

            "Class K Certificate" shall mean any of the Certificates with a "Class K" designation on the face thereof, substantially in the form of Exhibit A-1 attached hereto, and evidencing a portion of a class of "regular interests" in the Upper-Tier REMIC for purposes of the REMIC Provisions.

            "Class L Certificate" shall mean any of the Certificates with a "Class L" designation on the face thereof, substantially in the form of Exhibit A-1 attached hereto, and evidencing a portion of a class of "regular interests" in the Upper-Tier REMIC for purposes of the REMIC Provisions.

            "Class LA-1 Interest" shall mean a regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LA-1A Interest" shall mean a regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LA-2 Interest" shall mean a regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

             "Class LA-3 Interest" shall mean a regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LA-4 Interest" shall mean a regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LA-J Interest" shall mean a regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LA-M Interest" shall mean a regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LA-PB Interest" shall mean a regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LB Interest" shall mean a regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LC Interest" shall mean a regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LD Interest" shall mean a regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LE Interest" shall mean a regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LF Interest" shall mean a regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LG Interest" shall mean a regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LH Interest" shall mean a regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LJ Interest" shall mean a regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LK Interest" shall mean a regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LL Interest" shall mean a regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LM Interest" shall mean a regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LN Interest" shall mean a regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LO Interest" shall mean a regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LP Interest" shall mean a regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class M Certificate" shall mean any of the Certificates with a "Class M" designation on the face thereof, substantially in the form of Exhibit A-1 attached hereto, and evidencing a portion of a class of "regular interests" in the Upper-Tier REMIC for purposes of the REMIC Provisions.

            "Class N Certificate" shall mean any of the Certificates with a "Class N" designation on the face thereof, substantially in the form of Exhibit A-1 attached hereto, and evidencing a portion of a class of "regular interests" in the Upper-Tier REMIC for purposes of the REMIC Provisions.

            "Class O Certificate" shall mean any of the Certificates with a "Class O" designation on the face thereof, substantially in the form of Exhibit A-1 attached hereto, and evidencing a portion of a class of "regular interests" in the Upper-Tier REMIC for purposes of the REMIC Provisions.

            "Class P Certificate" shall mean any of the Certificates with a "Class P" designation on the face thereof, substantially in the form of Exhibit A-1 attached hereto, and evidencing a portion of a class of "regular interests" in the Upper-Tier REMIC for purposes of the REMIC Provisions.

            "Class Principal Balance" shall mean the aggregate principal balance of any Class of Principal Balance Certificates outstanding as of any date of determination. As of the Closing Date, the Class Principal Balance of each Class of Principal Balance Certificates shall equal the Original Class Principal Balance thereof. On each Distribution Date, the Class Principal Balance of each Class of Principal Balance Certificates shall be permanently reduced by the amount of any distributions of principal made thereon on such Distribution Date pursuant to Section 4.01 or 9.01, as applicable, and shall be further permanently reduced (subject to Section 4.05) by the amount of any Realized Losses and Additional Trust Fund Expenses deemed allocated thereto on such Distribution Date pursuant to Section 4.04(a). On each Distribution Date, the Class Principal Balance of each Class of Principal Balance Certificates shall be increased by the related Class Principal Reinstatement Amount, if any, for such Distribution Date.

            "Class Principal Reinstatement Amount" shall have the meaning assigned thereto in Section 4.05(a).

            "Class R-I Certificate" shall mean any one of the Certificates with a "Class R-I" designation on the face thereof, substantially in the form of Exhibit A-3 attached hereto, and evidencing a portion of the sole class of "residual interests" in the Lower-Tier REMIC for purposes of the REMIC Provisions.

            "Class R-II Certificate" shall mean any one of the Certificates with a "Class R-II" designation on the face thereof, substantially in the form of Exhibit A-3 attached hereto, and evidencing a portion of the sole class of "residual interests" in the Upper-Tier REMIC for purposes of the REMIC Provisions.

            "Class Y Certificate" shall mean any of the Certificates with a "Class Y" designation on the face thereof, substantially in the form of Exhibit A-4 attached hereto, and evidencing an undivided interest in the Grantor Trust Assets with respect to the right to receive any Post-ARD Additional Interest.

            "Class Y Sub-Account" shall mean a sub-account of the Distribution Account established pursuant to Section 3.04(b), which sub-account shall constitute an asset of the Trust Fund and the Grantor Trust, but not an asset of either REMIC Pool.

            "Clearstream" shall mean Clearstream Banking, Societe Anonyme or any successor.

            "Closing Date" shall mean August 17, 2007.

            "CMSA" shall mean the Commercial Mortgage Securities Association, or any association or organization that is a successor thereto. If neither such association nor any successor remains in existence, "CMSA" shall be deemed to refer to such other association or organization as may exist whose principal membership consists of servicers, trustees, issuers, placement agents and underwriters generally involved in the commercial mortgage loan securitization industry, which is the principal such association or organization in the commercial mortgage loan securitization industry and one of whose principal purposes is the establishment of industry standards for reporting transaction-specific information relating to commercial mortgage pass-through certificates and commercial mortgage-backed bonds and the commercial mortgage loans and foreclosed properties underlying or backing them to investors holding or owning such certificates or bonds, and any successor to such other association or organization. If an organization or association described in one of the preceding sentences of this definition does not exist, "CMSA" shall be deemed to refer to such other association or organization as shall be selected by the Master Servicer and reasonably acceptable to the Trustee, the Special Servicer and the Controlling Class Representative.

            "CMSA Advance Recovery Report" shall mean a report substantially in the form of, and containing the information called for in, the downloadable form of the "Advance Recoverability Report" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CMSA for commercial mortgage securities transactions generally.

            "CMSA Bond Level File" shall mean the monthly report substantially in the form of, and containing the information called for in, the downloadable form of the "Bond Level File" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CMSA for commercial mortgage securities transactions generally.

            "CMSA Collateral Summary File" shall mean the report substantially in the form of, and containing the information called for in, the downloadable form of the "Collateral Summary File" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CMSA for commercial mortgage securities transactions generally.

            "CMSA Comparative Financial Status Report" shall mean a report substantially in the form of, and containing the information called for in, the downloadable form of the "CMSA Comparative Financial Status Report" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information as may from time to time be approved by the CMSA for commercial mortgage securities transactions generally and, insofar as it requires the presentation of information in addition to that called for by the form of the "CMSA Comparative Financial Status Report" available as of the Closing Date on the CMSA Website.

            "CMSA Delinquent Loan Status Report" shall mean a report substantially in the form of, and containing the information called for in, the downloadable form of the "CMSA Delinquent Loan Status Report" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CMSA for commercial mortgage securities transactions generally.

            "CMSA Financial File" shall mean a report substantially in the form of, and containing the information called for in, the downloadable form of the "Financial File" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CMSA for commercial mortgage securities transactions generally. The initial data for this report shall be provided by each Mortgage Loan Seller.

            "CMSA Historical Liquidation Report" shall mean a report substantially in the form of, and containing the information called for in, the downloadable form of the "Historical Liquidation Report" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CMSA for commercial mortgage securities transactions generally.

            "CMSA Historical Loan Modification and Corrected Mortgage Loan Report" shall mean a report substantially in the form of, and containing the information called for in, the downloadable form of the "Historical Loan Modification and Corrected Mortgage Loan Report" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CMSA for commercial mortgage securities transactions generally.

            "CMSA Investor Reporting Package" shall mean, collectively:

            (a) the following seven electronic files: (i) CMSA Loan Setup File,
      (ii) CMSA Loan Periodic Update File, (iii) CMSA Property File, (iv) CMSA Bond Level File, (v) CMSA Financial File, (vi) CMSA Collateral Summary File and (vii) CMSA Special Servicer Loan File;

            (b) the following twelve supplemental reports: (i) CMSA Delinquent Loan Status Report, (ii) CMSA Historical Loan Modification and Corrected Mortgage Loan Report, (iii) CMSA Historical Liquidation Report, (iv) CMSA REO Status Report, (v) CMSA Operating Statement Analysis Report, (vi) CMSA Comparative Financial Status Report, (vii) CMSA Servicer Watch List,
      (viii) CMSA Loan Level Reserve/LOC Report, (ix) CMSA NOI Adjustment Worksheet, (x) CMSA Advance Recovery Report, (xi) CMSA Total Loan Report and (xii) CMSA Reconciliation of Funds Report; and

            (c) such other reports as may be identified by the CMSA as part of the CMSA Investor Reporting Package generally from time to time.

            "CMSA Loan Level Reserve/LOC Report" shall mean a report substantially in the form of, and containing the information called for in, the downloadable form of the "Loan Level Reserve/LOC Report" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CMSA for commercial mortgage securities transactions generally.

            "CMSA Loan Periodic Update File" shall mean the monthly report substantially in the form of, and containing the information called for in, the downloadable form of the "Loan Periodic Update File" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CMSA for commercial mortgage securities transactions generally. The initial data for this report shall be provided by each Mortgage Loan Seller. Each CMSA Loan Periodic Update File prepared by the Master Servicer shall, if applicable, be accompanied by a Monthly Additional Report on Recoveries and Reimbursements and all references herein to "CMSA Loan Periodic Update File" shall be construed accordingly.

            "CMSA Loan Setup File" shall mean the report substantially in the form of, and containing the information called for in, the downloadable form of the "Loan Setup File" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CMSA for commercial mortgage securities transactions generally.

            "CMSA NOI Adjustment Worksheet" shall mean a report prepared by the Master Servicer with respect to all the Serviced Loans, and by the Special Servicer with respect to REO Loans, which report shall be substantially in the form of, and contain the information called for in, the downloadable form of the "NOI Adjustment Worksheet" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CMSA for commercial mortgage securities transactions generally.

            "CMSA Operating Statement Analysis Report" shall mean a report substantially in the form of, and containing the information called for in, the downloadable form of the "CMSA Operating Statement Analysis Report" available as of the Closing Date on the CMSA Website or in such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CMSA for commercial mortgage-backed securities transactions generally.

            "CMSA Property File" shall mean a report substantially in the form of, and containing the information called for in, the downloadable form of the "Property File" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CMSA for commercial mortgage securities transactions generally.

            "CMSA Reconciliation of Funds Report" shall mean a report substantially in the form of, and containing the information called for in, the downloadable form of the "CMSA Reconciliation of Funds Report" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CMSA for commercial mortgage securities transactions generally.

            "CMSA REO Status Report" shall mean a report substantially in the form of, and containing the information called for in, the downloadable form of the "REO Status Report" available as of the Closing Date on the CMSA Website, or in such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CMSA for commercial mortgage securities transactions generally.

            "CMSA Servicer Watch List" shall mean a report substantially in the form of, and containing the information called for in, the downloadable form of the "Servicer Watch List" available as of the Closing Date on the CMSA Website, or in such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CMSA for commercial mortgage securities transactions generally.

            "CMSA Special Servicer Loan File" shall mean a report substantially in the form of, and containing the information called for in, the downloadable form of the "Special Servicer Loan File" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CMSA for commercial mortgage securities transactions generally.

            "CMSA Total Loan Report" shall mean a report substantially in the form of, and containing the information called for in, the downloadable form of the "CMSA Total Loan Report" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CMSA for commercial mortgage securities transactions generally.

            "CMSA Website" shall mean the CMSA's Website located at "www.cmbs.org" or such other primary website as the CMSA may establish for dissemination of its report forms.

            "Co-Lender Agreement" shall have the meaning assigned thereto in the Preliminary Statement.

            "Code" shall mean the Internal Revenue Code of 1986 and regulations promulgated thereunder, including temporary regulations and proposed regulations to the extent that, by reason of their proposed effective date, could, as of the date of any determination or opinion as to the tax consequences of any action or proposed action or transaction, be applied to the Certificates.

            "Collection Period" shall mean, with respect to any Distribution Date or Master Servicer Remittance Date, the period commencing on the day immediately following the Determination Date in the calendar month preceding the month in which such Distribution Date or Master Servicer Remittance Date, as the case may be, occurs (or, in the case of each of the initial Distribution Date and the initial Master Servicer Remittance Date, commencing immediately following the Cut-off Date) and ending on and including the Determination Date in the calendar month in which such Distribution Date or Master Servicer Remittance Date, as the case may be, occurs.

            "Commission" shall mean the United States Securities and Exchange Commission or any successor agency.

            "Companion Loan" shall have the meaning assigned thereto in the Preliminary Statement.

            "Companion Loan Noteholder" shall mean, with respect to any Loan Combination, the Holder of the Mortgage Note for the related Companion Loan.

            "Companion Loan Securities" means the securities issued in connection with the inclusion of a Pari Passu Companion Loan into a trust as part of a securitization of one or more mortgage loans.

            "Component Notional Amount" shall mean with respect to each Component and any date of determination, an amount equal to the then current Uncertificated Principal Balance of its Corresponding Uncertificated Lower-Tier Interest.

            "Components" shall mean each of Component IO-A-1, Component IO-A-2, Component IO-A-3, Component IO-A-PB, Component IO-A-4, Component IO-A-1A, Component IO-A-M, Component IO-A-J, Component IO-B, Component IO-C, Component IO-D, Component IO-E, Component IO-F, Component IO-G, Component IO-H, Component IO-J, Component IO-K, Component IO-L, Component IO-M, Component IO-N, Component IO-O and Component IO-P.

            "Component IO-A-1" shall mean one of the components of the Class IO Certificates having a Component Notional Amount which, as of any date of determination, is equal to the then current Uncertificated Principal Balance of the Class LA-1 Interest.

            "Component IO-A-1A" shall mean one of the components of the Class IO Certificates having a Component Notional Amount which, as of any date of determination, is equal to the then current Uncertificated Principal Balance of the Class LA-1A Interest.

            "Component IO-A-2" shall mean one of the components of the Class IO Certificates having a Component Notional Amount which, as of any date of determination, is equal to the then current Uncertificated Principal Balance of the Class LA-2 Interest.

            "Component IO-A-3" shall mean one of the components of the Class IO Certificates having a Component Notional Amount which, as of any date of determination, is equal to the then current Uncertificated Principal Balance of the Class LA-3 Interest.

            "Component IO-A-4" shall mean one of the components of the Class IO Certificates having a Component Notional Amount which, as of any date of determination, is equal to the then current Uncertificated Principal Balance of the Class LA-4 Interest.

            "Component IO-A-J" shall mean one of the components of the Class IO Certificates having a Component Notional Amount which, as of any date of determination, is equal to the then current Uncertificated Principal Balance of the Class LA-J Interest.

            "Component IO-A-M" shall mean one of the components of the Class IO Certificates having a Component Notional Amount which, as of any date of determination, is equal to the then current Uncertificated Principal Balance of the Class LA-M Interest.

            "Component IO-A-PB" shall mean one of the components of the Class IO Certificates having a Component Notional Amount which, as of any date of determination, is equal to the then current Uncertificated Principal Balance of the Class LA-PB Interest.

            "Component IO-B" shall mean one of the components of the Class IO Certificates having a Component Notional Amount which, as of any date of determination, is equal to the then current Uncertificated Principal Balance of the Class LB Interest.

            "Component IO-C" shall mean one of the components of the Class IO Certificates having a Component Notional Amount which, as of any date of determination, is equal to the then current Uncertificated Principal Balance of the Class LC Interest.

            "Component IO-D" shall mean one of the components of the Class IO Certificates having a Component Notional Amount which, as of any date of determination, is equal to the then current Uncertificated Principal Balance of the Class LD Interest.

            "Component IO-E" shall mean one of the components of the Class IO Certificates having a Component Notional Amount which, as of any date of determination, is equal to the then current Uncertificated Principal Balance of the Class LE Interest.

             "Component IO-F" shall mean one of the components of the Class IO Certificates having a Component Notional Amount which, as of any date of determination, is equal to the then current Uncertificated Principal Balance of the Class LF Interest.

            "Component IO-G" shall mean one of the components of the Class IO Certificates having a Component Notional Amount which, as of any date of determination, is equal to the then current Uncertificated Principal Balance of the Class LG Interest.

            "Component IO-H" shall mean one of the components of the Class IO Certificates having a Component Notional Amount which, as of any date of determination, is equal to the then current Uncertificated Principal Balance of the Class LH Interest.

            "Component IO-J" shall mean one of the components of the Class IO Certificates having a Component Notional Amount which, as of any date of determination, is equal to the then current Uncertificated Principal Balance of the Class LJ Interest.

            "Component IO-K" shall mean one of the components of the Class IO Certificates having a Component Notional Amount which, as of any date of determination, is equal to the then current Uncertificated Principal Balance of the Class LK Interest.

            "Component IO-L" shall mean one of the components of the Class IO Certificates having a Component Notional Amount which, as of any date of determination, is equal to the then current Uncertificated Principal Balance of the Class LL Interest.

            "Component IO-M" shall mean one of the components of the Class IO Certificates having a Component Notional Amount which, as of any date of determination, is equal to the then current Uncertificated Principal Balance of the Class LM Interest.

            "Component IO-N" shall mean one of the components of the Class IO Certificates having a Component Notional Amount which, as of any date of determination, is equal to the then current Uncertificated Principal Balance of the Class LN Interest.

            "Component IO-O" shall mean one of the components of the Class IO Certificates having a Component Notional Amount which, as of any date of determination, is equal to the then current Uncertificated Principal Balance of the Class LO Interest.

            "Component IO-P" shall mean one of the components of the Class IO Certificates having a Component Notional Amount which, as of any date of determination, is equal to the then current Uncertificated Principal Balance of the Class LP Interest.

            "Condemnation Proceeds" shall mean all cash amounts Received in connection with the taking of all or a part of a Mortgaged Property or REO Property by exercise of the power of eminent domain or condemnation, subject, however, to the rights of any tenants and ground lessors, as the case may be, and the terms of the related Mortgage.

            "Controlling Class" shall mean the Class of Certificates (other than the Residual Interest Certificates, Class Y and Class IO Certificates) with the latest alphabetical Class designation that has a then-aggregate Class Principal Balance that is not less than 25% of the Original Class Principal Balance of such Class; provided that if no Class of Principal Balance Certificates has, as of such date of determination, a Class Principal Balance that meets the requirements above, then the Controlling Class shall be the then outstanding Class of Principal Balance Certificates bearing the latest alphabetic Class designation that has a Class Principal Balance greater than zero; and provided, further, that, for purposes of determining the Controlling Class, the Class A-1, Class A-2, Class A-PB, Class A-3, Class A-4 and Class A-1-A Certificates shall be deemed a single Class of Certificates. As of the Closing Date, the Controlling Class will be the Class P Certificates. If the Controlling Class consists of Book-Entry Certificates, then the rights of the Holders of the Controlling Class set forth in this Agreement may be exercised directly by the relevant Certificate Owners, provided that the identity of such Certificate Owners has been confirmed to the Trustee to its reasonable satisfaction.

            "Controlling Class Certificateholder" shall mean any Holder of a Certificate of the Controlling Class.

            "Controlling Class Representative" shall mean the Holder or Holders of greater than 50% of the Voting Rights assigned to the Controlling Class; provided that no Holder of Voting Rights allocated to the Controlling Class may exercise any rights of such Class with respect to any Mortgage Loan as to which such Holder is a Mortgagor Affiliate Holder.

            "Corporate Trust Office" shall mean the principal corporate trust office of the Trustee at which at any particular time its asset-backed securities trust business with respect to this Agreement shall be administered, which office at the date of the execution of this Agreement is located at Wells Fargo Center, Sixth and Marquette, Minneapolis, Minnesota 55479-0113 with respect to certificate transfer and payment services and at 9062 Old Annapolis Road, Columbia, Maryland 21045-1951 with respect to other trustee and securities administration services, or the principal trust office of any successor trustee qualified and appointed pursuant to Section 8.08.

            "Corrected Mortgage Loan" shall mean any Mortgage Loan that had been a Specially Serviced Mortgage Loan but has ceased to be such in accordance with the definition of "Specially Serviced Mortgage Loan" (other than by reason of a Liquidation Event occurring in respect of such Mortgage Loan or the related Mortgaged Property's becoming an REO Property).

            "Corresponding Certificate" shall have the meaning assigned thereto in the Preliminary Statement with respect to the Corresponding Component or the Corresponding Uncertificated Lower-Tier Interest.

            "Corresponding Component" shall have the meaning assigned thereto in the Preliminary Statement with respect to the Corresponding Certificate or the Corresponding Uncertificated Lower-Tier Interest.

            "Corresponding Uncertificated Lower-Tier Interest" shall have the meaning assigned thereto in the Preliminary Statement with respect to the Corresponding Certificate or any Corresponding Component.

            "Cross-Collateralized Group" shall mean any group of Cross-Collateralized Mortgage Loans.

            "Cross-Collateralized Mortgage Loan" shall mean any Mortgage Loan that is cross-defaulted and cross-collateralized with any other Mortgage Loan.

            "Cross-Over Date" shall mean the Distribution Date on which (i) the Class A-1, Class A-2, Class A-PB, Class A-3, Class A-4 and Class A-1-A Certificates, or any two or more of such Classes, remain outstanding and (ii) the aggregate of the Class Principal Balances of the Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O and Class P Certificates are reduced to zero as a result of the allocation of Realized Losses and Additional Trust Fund Expenses pursuant to Section 4.04(a).

            "Custodial Account" shall mean either the Pool Custodial Account or any Loan Combination Custodial Account.

            "Custodian" shall mean a Person who is at any time appointed by the Trustee pursuant to Section 8.11 as a document custodian for the Mortgage Files, which Person shall not be the Depositor, the Mortgage Loan Sellers or an Affiliate of the Depositor or the Mortgage Loan Sellers. If no such custodian has been appointed, or if such custodian has been so appointed but the Trustee shall have terminated such appointment, then the Trustee shall be the Custodian.

            "Cut-off Date" shall mean, with respect to each Mortgage Loan, the related due date for such Mortgage Loan in August 2007.

            "Cut-off Date Balance" shall mean, with respect to any Mortgage Loan, the outstanding principal balance of such Mortgage Loan as of the Cut-off Date, net of all unpaid payments of principal due in respect thereof on or before such date.

            "CWCapital" shall mean CWCapital LLC.

            "Default Charges" shall mean Default Interest and/or late payment charges that are paid or payable, as the context may require, to the Trust in respect of any Mortgage Loan or any successor REO Loan with respect thereto.

            "Default Interest" shall mean, with respect to any Serviced Loan or any successor REO Loan with respect thereto, any amounts Received thereon (other than late payment charges, Prepayment Premiums or Yield Maintenance Charges) that represent penalty interest (arising out of a default) in excess of: (i) interest accrued on the principal balance of such Loan (or successor REO Loan), at the related Mortgage Rate (net of any applicable Additional Interest Rate); and (ii) in the case of any ARD Loan after the related Anticipated Repayment Date, any Post-ARD Additional Interest.

            "Defaulting Party" shall have the meaning assigned thereto in
Section 7.01(b).

            "Defeasance Collateral" shall mean, with respect to any Defeasance Loan, the Government Securities required or permitted to be pledged in lieu of prepayment pursuant to the terms thereof in order to obtain a release of the related Mortgaged Property.

            "Defeasance Deposit Account" shall have the meaning assigned thereto in Section 3.04(a).

            "Defeasance Loan" shall mean any Mortgage Loan that permits the related Mortgagor to pledge Defeasance Collateral to the holder of such Mortgage Loan in lieu of prepayment.

            "Definitive Certificate" shall have the meaning assigned thereto in
Section 5.03(a).

            "Definitive Non-Registered Certificate" shall mean any Non-Registered Certificate that has been issued as a Definitive Certificate.

            "Depositor" shall mean CWCapital Commercial Funding Corp, and any successor in interest.

            "Depository" shall mean The Depository Trust Company or any successor Depository hereafter named as contemplated by Section 5.03(c). The nominee of the initial Depository for purposes of registering those Certificates that are to be Book-Entry Certificates, is Cede & Co. The Depository shall at all times be a "clearing corporation" as defined in Section 8-102(3) of the Uniform Commercial Code of the State of New York and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act.

            "Depository Participant" shall mean a broker, dealer, bank or other financial institution or other Person for whom from time to time the Depository effects book-entry transfers and pledges of securities deposited with the Depository.

            "Determination Date" shall mean the eleventh calendar day of each month (or, if such eleventh day is not a Business Day, the Business Day immediately following such eleventh day), commencing in September 2007.

            "Directing Holder" shall mean with respect to any Serviced Loan Combination, the person or persons selected by the related Loan Combination Directing Holder, and with respect to any other Mortgage Loan, the person selected by the Controlling Class Representative; provided, however, that (i) absent such selection, or (ii) until a Directing Holder is so selected or (iii) upon receipt of a notice from the Controlling Class Representative or Loan Combination Directing Holder, as applicable, that a Directing Holder is no longer designated, the Directing Holder will be the Loan Combination Directing Holder or the Controlling Class Representative, as applicable; provided, further, that, in the case of a Directing Holder selected by the Controlling Class Representative, in order for the Trustee to certify the status of such Directing Holder, the Directing Holder must provide notice and certification to the Trustee as to its status as Directing Holder (including the address and telecopy number of such Directing Holder), and the Trustee shall provide written notice to the Controlling Class Certificateholders, the Special Servicer and the Master Servicer as to the designation of such Directing Holder (including the address and telecopy number of such Directing Holder). No Mortgagor Affiliate Holder may be a Directing Holder. The Trustee acknowledges and agrees that with respect to each Serviced Loan Combination the Person set forth on Schedule V shall be designated as the initial Directing Holder with respect to such Loan Combination, and that no further notice of such selection is required. In the event that a Controlling Class Representative or Loan Combination Directing Holder appoints a third party (including any affiliate) to act as Directing Holder, none of the parties to this Agreement shall be obligated to recognize such appointment unless such Controlling Class Representative or Loan Combination Directing Holder shall have delivered to each party to this Agreement a certification regarding such appointment. Any Loan Combination Directing Holder that is a Directing Holder may, in its capacity as Directing Holder, only control, direct, prohibit or be consulted with respect to the enforcement of the related Mortgage or the servicing and administration of the related Serviced Loan Combination to the extent set forth in this Agreement. The Directing Holder shall be required to keep all non-public information received by it in such capacity pursuant to this Agreement confidential and, upon its designation as such, shall deliver to the Trustee a confirmation to such effect. Other than as set forth on Schedule V, the initial Directing Holder shall be Cadim TACH inc.

            "Directly Operate" shall mean, with respect to any REO Property, the furnishing or rendering of services to the tenants thereof, the management or operation of such REO Property, the holding of such REO Property primarily for sale or lease, the performance of any construction work thereon or any use of such REO Property in a trade or business conducted by the Lower-Tier REMIC, other than through an Independent Contractor; provided, however, that the Trustee (or the Special Servicer or any Sub-Servicer on behalf of the Trustee) shall not be considered to Directly Operate an REO Property solely because the Trustee (or the Special Servicer or any Sub-Servicer on behalf of the Trustee) establishes rental terms, chooses tenants, enters into or renews leases, deals with taxes and insurance, or makes decisions as to repairs or capital expenditures with respect to such REO Property.

            "Discount Rate" shall mean, with respect to any prepaid Mortgage Loan or REO Mortgage Loan, for purposes of allocating any Prepayment Premium or Yield Maintenance Charge Received with respect thereto among the Class A-1, Class A-2, Class A-3, Class A-PB, Class A-4, Class A-1-A, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates, a rate equal to the yield (when compounded monthly) on the U.S. Treasury issue (primary issue) with a maturity date closest to the maturity date or, in the case of any ARD Loan, the Anticipated Repayment Date for such prepaid Mortgage Loan or REO Mortgage Loan, as published in Federal Reserve Statistical Release
H.15 (519) published by the Federal Reserve Board; provided that if there are two such U.S. Treasury issues (a) with the same coupon, the issue with the lower yield shall apply, and (b) with maturity dates equally close to the maturity date or, in the case of any ARD Loan, the Anticipated Repayment Date for such prepaid Mortgage Loan or REO Mortgage Loan, the issue with the earliest maturity date shall apply.

            "Disqualified Non-United States Tax Person" shall mean, with respect to any Residual Interest Certificate, any Non-United States Tax Person or agent thereof other than: (1) a Non-United States Tax Person that (a) holds such Residual Interest Certificate and, for purposes of Treasury Regulations Section 1.860G-3(a)(3), is subject to tax under Section 882 of the Code, (b) certifies that it understands that, for purposes of Treasury Regulations Section 1.860E-1(c)(4)(ii), as a Holder of such Residual Interest Certificate for United States federal income tax purposes, it may incur tax liabilities in excess of any cash flows generated by such Residual Interest Certificate and intends to pay taxes associated with holding such Residual Interest Certificate, and (c) has furnished the Transferor and the Trustee with an effective IRS Form W-8ECI or successor form and has agreed to update such form as required under the applicable Treasury regulations; or (2) a Non-United States Tax Person that has delivered to the Transferor, the Trustee and the Certificate Registrar an opinion of nationally recognized tax counsel to the effect that (x) the Transfer of such Residual Interest Certificate to it is in accordance with the requirements of the Code and the regulations promulgated thereunder and (y) such Transfer of such Residual Interest Certificate will not be disregarded for United States federal income tax purposes.

            "Disqualified Organization" shall mean any of the following: (i) the United States, any State or any political subdivision thereof, any foreign government, international organization, or any agency or instrumentality of any of the foregoing; (ii) any organization (except certain farmers' cooperatives described in Section 521 of the Code) that is exempt from the tax imposed by Chapter 1 of the Code (unless such organization is subject to the tax imposed by Section 511 of the Code on unrelated business income); (iii) rural electric and telephone cooperatives described in Section 1381 of the Code; or (iv) any other Person so designated by the Trustee or the Tax Administrator based upon an Opinion of Counsel that the holding of an Ownership Interest in a Residual Interest Certificate by such Person may cause the Trust Fund or any Person having an Ownership Interest in any Class of Certificates, other than such Person, to incur a liability for any federal tax imposed under the Code that would not otherwise be imposed but for the Transfer of an Ownership Interest in a Residual Interest Certificate to such Person. The terms "United States," "State" and "international organization" shall have the meanings set forth in
Section 7701 of the Code or successor provisions.

            "Disqualified Partnership" shall mean any domestic entity classified as a partnership under the Code if any of its beneficial owners, directly or indirectly (other than through a U.S. corporation), are (or are permitted to be under the related partnership agreement) Disqualified Non-United States Tax Persons.

            "Distributable Certificate Interest" shall mean, with respect to any Class of Regular Interest Certificates for any Distribution Date, subject to
Section 4.05(b), an amount of interest equal to the amount of Accrued Certificate Interest in respect of such Class of Certificates for the related Interest Accrual Period, reduced (to not less than zero) by that portion, if any, of the Net Aggregate Prepayment Interest Shortfall for such Distribution Date allocated to such Class of Certificates as provided below. The Net Aggregate Prepayment Interest Shortfall, if any, for each Distribution Date shall be allocated among the respective Classes of Regular Interest Certificates on a pro rata basis in accordance with the respective amounts of Accrued Certificate Interest for each such Class of Certificates for the related Interest Accrual Period.

            "Distribution Account" shall mean the segregated account or accounts created and maintained by the Trustee pursuant to Section 3.04(b), which shall be entitled "Wells Fargo Bank, N.A., as Trustee, in trust for the registered holders of COBALT CMBS Commercial Mortgage Trust 2007-C3, Commercial Mortgage Pass-Through Certificates, Series 2007-C3" which account shall be deemed to consist of, collectively, the Lower-Tier Distribution Account, the Upper-Tier Distribution Account, the Class Y Sub-Account and the Interest Reserve Account.

            "Distribution Date" shall mean, with respect to any Determination Date, the fourth Business Day following such Determination Date, commencing in September 2007, on which Distribution Date, among other things, the Trustee is to make distributions on the Certificates.

            "Distribution Date Statement" shall have the meaning assigned thereto in Section 4.02(a).

            "Document Defect" shall have the meaning assigned thereto in Section 2.03(a).

            "Due Date" shall mean: (i) with respect to any Mortgage Loan on or prior to its Stated Maturity Date, the day of the month set forth in the related Mortgage Note on which each Mortgage Monthly Payment on such Mortgage Loan is scheduled to be first due; (ii) with respect to any Mortgage Loan after its Stated Maturity Date, the day of the month set forth in the related Mortgage Note on which each Monthly Payment on such Mortgage Loan had been scheduled to be first due; and (iii) with respect to any REO Loan, the day of the month set forth in the related Mortgage Note on which each Monthly Payment on the related Mortgage Loan had been scheduled to be first due.

            "EDGAR" shall mean the Commission's Electronic Data Gathering, Analysis and Retrieval system.

            "Eligible Account" shall mean any of: (i) an account maintained with a federal or state chartered depository institution or trust company, the long-term deposit or unsecured debt obligations of which are rated at least "AA" or "A" (without regard to any plus or minus) by Fitch and "AA-" (or "A" (without regard to any plus or minus), if the short-term unsecured debt obligations are rated at least "A-1") by S&P (or, in the case of any Rating Agency, such lower rating as will not result in an Adverse Rating Event with respect to any Class of Certificates or Companion Loan Securities, as evidenced in writing by such Rating Agency) at any time such funds are on deposit therein (if such funds are to be held for more than thirty (30) days), or the short-term deposits of which are rated at least "A-1" by S&P and at least "F-1" by Fitch (or, in the case of any Rating Agency, such lower rating as will not result in an Adverse Rating Event with respect to any Class of Certificates or Companion Loan Securities, as evidenced in writing by such Rating Agency) at any time such funds are on deposit therein (if such funds are to be held for thirty (30) days or less); or
(ii) a segregated trust account maintained with the trust department of a federal or state chartered depository institution or trust company acting in its fiduciary capacity (which may be the Trustee), has a combined capital and surplus of at least $50,000,000, is subject to supervision or examination by federal or state authority and, in the case of a state chartered depository institution or trust company, is subject to regulations regarding fiduciary funds on deposit therein substantially similar to 12 CFR ss. 9.10(b); or (iii) any other account, the use of which would not, in and of itself, cause an Adverse Rating Event with respect to any Class of Certificates or Companion Loan Securities, as evidenced in writing by each Rating Agency.

            "Encino Courtyard Loan Combination" shall have the meaning assigned thereto in the Preliminary Statement.

            "Encino Courtyard Subordinate Companion Loan" shall have the meaning assigned thereto in the Preliminary Statement.

            "Encino Courtyard Trust Loan" shall have the meaning assigned thereto in the Preliminary Statement.

            "Environmental Assessment" shall mean a "Phase I assessment" as described in and meeting the criteria of Chapter 5 of the Fannie Mae Multifamily Guide and the ASTM Standard for Environmental Site Assessments, each as amended from time to time.

            "Environmental Insurance Policy" shall mean, with respect to any Mortgaged Property or REO Property, any insurance policy covering pollution conditions and/or other environmental conditions that is maintained from time to time in respect of such Mortgaged Property or REO Property, as the case may be, for the benefit of, among others, the Trustee on behalf of the Certificateholders.

            "Environmentally Insured Mortgage Loans" shall mean the Mortgage Loans identified on Schedule III hereto.

            "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

            "Escrow Payment" shall mean any payment received by the Master Servicer or the Special Servicer for the account of any Mortgagor for application toward the payment of real estate taxes, assessments, insurance premiums, ground rents (if applicable) and other items for which an escrow has been created in respect of the related Mortgaged Property.

            "Euroclear" shall mean Euroclear Bank as operator of the Euroclear System or any successor.

            "Event of Default" shall have the meaning assigned thereto in
Section 7.01(a).

            "Excess Liquidation Proceeds" shall mean the excess, if any, of (a) the Net Liquidation Proceeds from the sale or liquidation of a Specially Serviced Mortgage Loan or REO Property, net of (i) interest on any related Advances, (ii) any related Servicing Advances and (iii) any Liquidation Fee payable from such Net Liquidation Proceeds, over (b) the amount needed to pay off the Mortgage Loan or related REO Loan in full and reimburse the Trust for any prior Additional Trust Fund Expenses related to such Mortgage Loan.

            "Excess Liquidation Proceeds Account" shall mean the segregated account created and maintained by the Trustee pursuant to Section 3.04(d) in trust for the Certificateholders, which shall be entitled "Wells Fargo Bank, N.A., as Trustee, in trust for the registered Holders of COBALT CMBS Commercial Mortgage Trust 2007-C3, Commercial Mortgage Pass-Through Certificates, Series 2007-C3."

            "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

            "Exemption-Favored Party" shall mean any of (i) Wachovia Capital Markets, LLC or Citigroup Global Markets Inc., (ii) any Person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with Wachovia Capital Markets, LLC or Citigroup Global Markets Inc. and (iii) any member of any underwriting syndicate or selling group of which any Person described in clauses (i) or (ii) is a manager or co-manager with respect to a Class of Investment Grade Certificates.

            "Fannie Mae" shall mean the Federal National Mortgage Association or any successor.

            "FDIC" shall mean the Federal Deposit Insurance Corporation or any successor.

            "FHLMC" shall mean the Federal Home Loan Mortgage Corporation or any successor.

            "Final Distribution Date" shall mean the Distribution Date on which the final distribution is to be made with respect to the Certificates in connection with a termination of the Trust Fund pursuant to Article IX.

            "Final Recovery Determination" shall mean a determination by the Special Servicer (as evidenced by an officer's certificate delivered by the Special Servicer pursuant to Section 3.09(g)) with respect to any Specially Serviced Mortgage Loan or REO Property that there has been a recovery of all Insurance Proceeds, Condemnation Proceeds, Liquidation Proceeds and other payments or recoveries that the Special Servicer has determined, in accordance with the Servicing Standard, will be ultimately recoverable; provided that the term Final Recovery Determination shall not apply to: (i) a Mortgage Loan that was paid in full; or (ii) a Mortgage Loan or REO Property, as the case may be, that was purchased by (A) the applicable Mortgage Loan Seller pursuant to
Section 2.03(a) and the applicable Mortgage Loan Purchase Agreement, (B) a Purchase Option Holder or its assignee pursuant to Section 3.19, (C) the Depositor, the Mortgage Loan Sellers, the Special Servicer, a Controlling Class Certificateholder or the Master Servicer pursuant to Section 9.01, or the holder of a related mezzanine loan in connection with a Mortgage Loan default, as set forth in the related intercreditor agreement or (D) in the case of the Loan Combination Trust Mortgage Loans, the related Companion Loan Noteholder or their designees pursuant to the related Co-Lender Agreement.

            "Fitch" shall mean Fitch, Inc. or its successor in interest. If neither such rating agency nor any successor remains in existence, "Fitch" shall be deemed to refer to such other nationally recognized statistical rating agency or other comparable Person designated by the Depositor, notice of which designation shall be given to the Trustee, the Master Servicer and the Special Servicer, and specific ratings of Fitch, Inc. herein referenced shall be deemed to refer to the equivalent ratings of the party so designated.

            "Form 8-K Disclosure Information" shall have the meaning assigned thereto in Section 11.07.

            "FV Bid" shall have the meaning assigned thereto in Section 3.19(c).

            "FV Price" shall have the meaning assigned thereto in Section
3.19(c).

            "GAAP" shall mean generally accepted accounting principles in the United States of America.

            "Global Certificate" shall mean, with respect to any Class of Book-Entry Non-Registered Certificates, either the related Rule 144A Global Certificate or the Regulation S Global Certificate.

            "Global Opinion" shall have the meaning assigned thereto in Section 12.12.

            "Government Securities" shall mean "Government Securities" as defined in Section 2(a)(16) of the Investment Company Act of 1940, excluding any such securities that are not acceptable to any Rating Agency as Defeasance Collateral.

            "Grantor Trust" shall have the meaning assigned thereto in the Preliminary Statement hereto.

            "Grantor Trust Assets" shall mean the segregated pool of assets comprising the Grantor Trust as set forth in the Preliminary Statement.

            "Grantor Trust Provisions" shall mean subpart E, Part I of subchapter J of the Code, including Treasury Regulations thereunder and Treasury Regulations Section 301.7701-4(c)(2).

            "Ground Lease" shall mean, with respect to any Mortgage Loan for which the related Mortgagor has a leasehold interest in the related Mortgaged Property, the lease agreement(s) (including any lease agreement with respect to a master space lease) creating such leasehold interest.

            "Hazardous Materials" shall mean any dangerous, toxic or hazardous pollutants, chemicals, wastes, or substances, including, without limitation, those so identified pursuant to CERCLA or any other federal, state or local environmental related laws and regulations now existing or hereafter enacted, and specifically including asbestos and asbestos-containing materials, polychlorinated biphenyls, radon gas, petroleum and petroleum products, urea formaldehyde and any substance classified as being "in inventory," "usable work in process" or similar classification which would, if classified as unusable, be included in the foregoing definition.

            "Holder" shall mean, with respect to a Certificate, a Certificateholder and, with respect to any Uncertificated Lower-Tier Interest, the Trust.

            "HUD-Approved Servicer" shall mean a servicer that is a mortgagee approved by the Secretary of Housing and Urban Development pursuant to Sections 203 and 211 of the National Housing Act.

            "Irvine EOP San Diego Portfolio Loan Combination" shall have the meaning assigned thereto in the Preliminary Statement.

            "Irvine EOP San Diego Portfolio Subordinate Companion Loan" shall have the meaning assigned thereto in the Preliminary Statement.

            "Irvine EOP San Diego Portfolio Trust Loan" shall have the meaning assigned thereto in the Preliminary Statement.

            "Independent" shall mean, when used with respect to any specified Person, any such Person who (i) is in fact independent of the Depositor, the Mortgage Loan Sellers, the Master Servicer, the Special Servicer, any Controlling Class Certificateholder, and with respect to matters relating to a particular Loan Combination any Companion Loan Noteholder and any and all Affiliates thereof, (ii) does not have any direct financial interest in or any material indirect financial interest in any of the Depositor, the Mortgage Loan Sellers, the Master Servicer, the Special Servicer, any Controlling Class Certificateholder, and with respect to matters relating to a particular Loan Combination any Companion Loan Noteholder, or any Affiliate thereof, and (iii) is not connected with the Depositor, the Mortgage Loan Sellers, the Master Servicer, the Special Servicer, any Controlling Class Certificateholder, and with respect to matters relating to a particular Loan Combination any Companion Loan Noteholder, or any Affiliate thereof as an officer, employee, promoter, underwriter, trustee, partner, director or Person performing similar functions; provided, however, that a Person shall not fail to be Independent of the Depositor, the Mortgage Loan Sellers, the Master Servicer, the Special Servicer, any Controlling Class Certificateholder, and with respect to matters relating to a particular Loan Combination any Companion Loan Noteholder, or any Affiliate thereof merely because such Person is the beneficial owner of 1% or less of any class of securities issued by the Depositor, the Mortgage Loan Sellers, the Master Servicer, the Special Servicer, such Controlling Class Certificateholder, such Companion Loan Noteholder, or any Affiliate thereof, as the case may be, provided that such ownership constitutes less than 1% of the total assets owned by such Person.

            "Independent Appraiser" shall mean an Independent professional real estate appraiser who (i) is a member in good standing of the Appraisal Institute, (ii) if the state in which the subject Mortgaged Property is located certifies or licenses appraisers, is certified or licensed in such state, and
(iii) has a minimum of five (5) years' experience in the subject property type and market.

            "Independent Contractor" shall mean: (a) any Person that would be an "independent contractor" with respect to the Lower-Tier REMIC within the meaning of Section 856(d)(3) of the Code if the Lower-Tier REMIC was a real estate investment trust (except that the ownership test set forth in that Section shall be considered to be met by any Person that owns, directly or indirectly, 35 percent or more of any Class of Certificates, or such other interest in any Class of Certificates as is set forth in an Opinion of Counsel, which shall be at no expense to the Master Servicer, the Special Servicer, the Trustee or the Trust Fund, delivered to the Trustee (and, if any Loan Combinations are affected, to the Companion Loan Noteholder), provided that (i) such REMIC Pool does not receive or derive any income from such Person and (ii) the relationship between such Person and such REMIC Pool is at arm's length, all within the meaning of Treasury Regulations Section 1.856-4(b)(5); or (b) any other Person upon receipt by the Trustee (and, if any Loan Combinations are affected, to the Companion Loan Noteholder) of an Opinion of Counsel, which shall be at no expense to the Master Servicer, the Special Servicer, the Trustee or the Trust Fund, to the effect that the taking of any action in respect of any REO Property by such Person, subject to any conditions therein specified, that is otherwise herein contemplated to be taken by an Independent Contractor, will not cause such REO Property to cease to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code for purposes of Section 860D(a) of the Code, or cause any income realized in respect of such REO Property to fail to qualify as Rents from Real Property, due to such Person's failure to be treated as an Independent Contractor.

            "Initial Bidder" shall have the meaning assigned thereto in Section 3.19(c).

            "Initial Trust Balance" shall be as set forth in the Preliminary Statement hereto and shall equal the aggregate Cut-off Date Balances of the Mortgage Loans.

            "Institutional Accredited Investor" or "IAI" shall mean an "accredited investor" as defined in any of paragraphs (1), (2), (3) and (7) of Rule 501(a) under the Securities Act or any entity in which all of the equity owners come within such paragraphs.

            "Insurance Policy" shall mean, with respect to any Mortgage Loan, any hazard insurance policy, flood insurance policy, title policy, Environmental Insurance Policy or other insurance policy that is maintained from time to time in respect of such Mortgage Loan or the related Mortgaged Property.

            "Insurance Proceeds" shall mean the proceeds paid under any Insurance Policy, to the extent such proceeds are not applied to the restoration of the related Mortgaged Property, released to the Mortgagor, or any tenants or ground lessors, as the case may be, pursuant to the terms of the related Mortgage or lease, in accordance with the Servicing Standard.

            "Insured Environmental Event" shall have the meaning assigned thereto in Section 3.07(d).

            "Interest Accrual Basis" shall mean the basis on which interest accrues in respect of any Mortgage Loan consisting of one of the following: (i) a 360-day year consisting of twelve 30-day months or (ii) actual number of days elapsed in a 360-day year.

            "Interest Accrual Period" shall mean with respect to any Class of Regular Interest Certificates or Uncertificated Lower-Tier Interests and any Distribution Date, the period beginning on the first day of the calendar month preceding the calendar month in which the related Distribution Date occurs and ending on the last day of the calendar month preceding the calendar month in which such Distribution Date occurs, calculated assuming that each month has 30 days and each year has 360 days.

            "Interest Reserve Account" shall mean the sub-account of the Distribution Account, which is created and maintained by the Trustee pursuant to
Section 3.04(c) in trust for Certificateholders, which shall be entitled "Wells Fargo Bank, N.A., as Trustee, in trust for the registered holders of COBALT CMBS Commercial Mortgage Trust 2007-C3, Commercial Mortgage Pass-Through Certificates, Series 2007-C3."

            "Interest Reserve Amount" shall mean, with respect to each Interest Reserve Mortgage Loan and Interest Reserve REO Mortgage Loan, for any Distribution Date that occurs in February of any year and for any Distribution Date that occurs in January of any year that is not a leap year (unless, in either case, such Distribution Date is the Final Distribution Date), an amount equal to one day's interest accrued at the related Mortgage Rate (net of the related Additional Interest Rate in the case of any ARD Loan or related REO Mortgage Loan after the related Anticipated Repayment Date) on the related Stated Principal Balance as of the Due Date in the month in which such Distribution Date occurs (but prior to the application of any amounts due on such Due Date), to the extent that a Monthly Payment is Received in respect thereof for such Due Date as of the related Determination Date or a P&I Advance is made under this Agreement in respect thereof for such Due Date by such Distribution Date.

            "Interest Reserve Mortgage Loan" shall mean any Mortgage Loan that accrues interest on an Actual/360 Basis.

            "Interest Reserve REO Mortgage Loan" shall mean any REO Mortgage Loan that relates to a predecessor Interest Reserve Mortgage Loan.

            "Interested Person" shall mean the Depositor, the Master Servicer, the Special Servicer, the Trustee, any Certificateholder, or any Person known to a Responsible Officer of the Trustee to be an Affiliate of any such Person.

            "Investment Account" shall have the meaning assigned thereto in
Section 3.06(a).

            "Investment Grade Certificate" shall mean, as of any date of determination, a Certificate, other than a Residual Interest Certificate, that is rated in one of the four highest generic rating categories by at least one Rating Agency.

            "IRS" shall mean the Internal Revenue Service or any successor agency.

            "Late Collections" shall mean: (a) with respect to any Mortgage Loan, all amounts Received in connection therewith during any Collection Period, whether as payments, Insurance Proceeds, Condemnation Proceeds, Liquidation Proceeds or otherwise, which represent late collections of the principal and/or interest portions of a Monthly Payment (other than a Balloon Payment) or an Assumed Monthly Payment in respect of such Mortgage Loan due or deemed due on a Due Date in a previous Collection Period, or on a Due Date coinciding with or preceding the Cut-off Date, and not previously recovered; and (b) with respect to any REO Loan, all amounts Received in connection with the related REO Property during any Collection Period, whether as Insurance Proceeds, Condemnation Proceeds, Liquidation Proceeds, REO Revenues or otherwise, which represent late collections of the principal and/or interest portions of a Monthly Payment (other than a Balloon Payment) or an Assumed Monthly Payment in respect of the predecessor Mortgage Loan, or the principal and/or interest portions of an Assumed Monthly Payment in respect of such REO Loan, due or deemed due on a Due Date in a previous Collection Period and not previously recovered.

            "Liquidation Event" shall mean: (a) with respect to any Mortgage Loan, any of the following events--(i) such Mortgage Loan is paid in full, (ii) a Final Recovery Determination is made with respect to such Mortgage Loan, (iii) such Mortgage Loan or related Loan Combination Trust Mortgage Loan is repurchased by the applicable Mortgage Loan Seller pursuant to Section 2.03(a) and the applicable Mortgage Loan Purchase Agreement, (iv) such Mortgage Loan is purchased by a Purchase Option Holder or its assignee pursuant to Section 3.19,
(v) such Mortgage Loan is purchased by the Depositor, the Special Servicer, a Mortgage Loan Seller, a Controlling Class Certificateholder or the Master Servicer pursuant to Section 9.01, (vi) such Mortgage Loan is purchased by the holder of a related mezzanine loan on behalf of the related Mortgagor in connection with a Mortgage Loan default, as set forth in the related intercreditor agreement, or (vii) in the case of any of the Loan Combination Trust Mortgage Loans, such Loan Combination Trust Mortgage Loan is purchased by any related Companion Loan Noteholder or its designee pursuant to the related Co-Lender Agreement; and (b) with respect to any Serviced REO Property (and the related REO Loan), any of the following events--(i) a Final Recovery Determination is made with respect to such REO Property, or (ii) such REO Property is purchased by the Depositor, the Special Servicer, a Mortgage Loan Seller, a Controlling Class Certificateholder or the Master Servicer pursuant to
Section 9.01.

            "Liquidation Expenses" shall mean all customary, reasonable and necessary "out-of-pocket" costs and expenses due and owing (but not otherwise covered by Servicing Advances) in connection with the liquidation of any Specially Serviced Mortgage Loan or Serviced REO Property pursuant to Sections
3.09 or 3.19 (including legal fees and expenses, committee or referee fees and, if applicable, brokerage commissions and conveyance taxes).

            "Liquidation Fee" shall mean the fee designated as such in, and payable to the Special Servicer in connection with certain specified events pursuant to Section 3.11(b).

            "Liquidation Fee Rate" shall mean, with respect to each Specially Serviced Mortgage Loan or Serviced REO Property as to which a Liquidation Fee is payable, 1.00%.

            "Liquidation Proceeds" shall mean cash amounts (other than Insurance Proceeds and REO Revenues) Received in connection with: (i) the full or partial liquidation of a Mortgaged Property or other collateral constituting security for a defaulted Mortgage Loan, through trustee's sale, foreclosure sale, REO Disposition or otherwise, exclusive of any portion thereof required to be released to the related Mortgagor in accordance with applicable law and the terms and conditions of the related Mortgage Note and Mortgage; (ii) the realization upon any deficiency judgment obtained against a Mortgagor; (iii) the purchase of a Specially Serviced Mortgage Loan by a Purchase Option Holder or its assignee pursuant to Section 3.19; (iv) the repurchase of a Mortgage Loan by the applicable Mortgage Loan Seller(s) pursuant to Section 2.03(a) and the applicable Mortgage Loan Purchase Agreement(s); (v) the purchase of a Mortgage Loan or REO Property by the Depositor, a Mortgage Loan Seller, the Special Servicer, a Controlling Class Certificateholder or the Master Servicer pursuant to Section 9.01; (vi) the purchase of a Mortgage Loan by the holder of a related mezzanine loan on behalf of the related Mortgagor in connection with a Mortgage Loan default, as set forth in the related intercreditor agreement; or (vii) in the case of any of the Loan Combination Trust Mortgage Loans, the purchase of such Mortgage Loan by any related Companion Loan Noteholder or its designee pursuant to the Co-Lender Agreement.

            "Loan" shall mean any Mortgage Loan or Companion Loan.

            "Loan Combination" shall have the meaning assigned thereto in the Preliminary Statement (and shall include any successor REO Loans).

            "Loan Combination Custodial Account" shall mean, with respect to any Serviced Loan Combination, the segregated account or sub-accounts created and maintained by the Master Servicer pursuant to Section 3.04A on behalf of the Holders of such Loan Combination.

            "Loan Combination Directing Holder" with respect to any Loan Combination, will be as follows:

            (a) with respect to the Charles River Plaza North Loan Combination, the "Controlling Holder" within the meaning of the related Co-Lender Agreement;

            (b) with respect to the Irvine EOP San Diego Portfolio Loan Combination, the "Directing Lender" within the meaning of the related Co-Lender Agreement;

            (c) with respect to the 2 Rector Street Loan Combination, the "Controlling Holder" within the meaning of the related Co-Lender Agreement;

            (d) with respect to the Encino Courtyard Loan Combination, the "Controlling Holder" within the meaning of the related Co-Lender Agreement;

            (e) with respect to the Cedar Ridge Townhomes Loan Combination, the "Controlling Holder" within the meaning of the related Co-Lender Agreement; and

            (f) with respect to the Northcrest Apartments Loan Combination, the "Controlling Holder" within the meaning of the related Co-Lender Agreement.

            "Loan Combination Mortgaged Property" shall mean any of the properties securing a Loan Combination.

            "Loan Combination Noteholders" shall mean, with respect to each Loan Combination, the Trustee, as holder of the Mortgage Note or Mortgage Notes for the related Loan Combination Trust Mortgage Loan and the related Companion Loan Noteholder.

            "Loan Combination Remittance Amount" shall mean, with respect to any Master Servicer Remittance Date and each Serviced Loan Combination, an amount equal to: (a) the aggregate amount of (i) all payments and other collections on or with respect to the applicable Loan Combination and the related Mortgaged Property (if it becomes an REO Property) that (A) were received as of the close of business on the immediately preceding Determination Date and (B) are on deposit or are required to be on deposit in the related Loan Combination Custodial Account as of 12:00 noon (New York City time) on such Master Servicer Remittance Date, including any such payments and other collections transferred to the related Loan Combination Custodial Account from the related Loan Combination REO Account (if established), and (ii) any and all P&I Advances made with respect to the Loan Combination Trust Mortgage Loan(s); net of (b) the portion of the aggregate amount described in clause (a) of this definition that represents one or more of the following--(i) Monthly Payments that are due on a Due Date following the end of the related Collection Period, (ii) any amount payable or reimbursable to any Person from the related Loan Combination Custodial Account pursuant to clauses (ii) through (xv) of Section 3.05A, and
(iii) any amounts deposited in the related Loan Combination Custodial Account in error.

            "Loan Combination Remittance Date" shall mean, (i) with respect to each Serviced Companion Loan that is not an asset of a securitization, the Master Servicer Remittance Date, and (ii) in the case of each other Serviced Companion Loan that is an asset of a securitization, the earlier of (A) the Master Servicer Remittance Date and (B) the Business Day prior to the date that is the equivalent to the "Master Servicer Remittance Date" in such securitization but in no event earlier than the first Business Day following the Determination Date.

            "Loan Combination REO Account" shall mean, with respect to each Serviced Loan Combination the segregated account or accounts created and maintained by the Special Servicer pursuant to Section 3.17 on behalf of the Certificateholders and the related Companion Noteholders, which shall be entitled "CWCapital Asset Management LLC, as Special Servicer, in trust for Wells Fargo Bank, N.A., as Trustee, in trust for the registered holders of COBALT CMBS Commercial Mortgage Trust 2007-C3, Commercial Mortgage Pass-Through Certificates, Series 2007-C3," and for [NAMES OF COMPANION LOAN NOTEHOLDERS], as their interests may appear."

            "Loan Combination REO Property" shall mean the Loan Combination Mortgaged Property, if such Mortgaged Property becomes an REO Property hereunder.

            "Loan Combination Servicing Reports" shall mean, with respect to any Serviced Loan Combination, each of the CMSA Delinquent Loan Status Report, CMSA Historical Loan Modification and Corrected Mortgage Loan Report, CMSA REO Status Report, Loan Payoff Notification Report, CMSA Loan Periodic Update File, CMSA Property File, CMSA Loan Level Reserve/LOC Report, CMSA Financial File, CMSA Loan Setup File, CMSA Servicer Watch List, CMSA Operating Statement Analysis Report, CMSA NOI Adjustment Worksheet and CMSA Comparative Financial Status Report.

            "Loan Combination Trust Mortgage Loan" shall mean, with respect to any Loan Combination, the portion of such Loan Combination that is a Mortgage Loan in the Trust.

            "Lockout Period" shall mean, with respect to any Mortgage Loan that prohibits the Mortgagor from prepaying such Mortgage Loan until a date specified in the related Mortgage Note or other Mortgage Loan document, the period from the Closing Date until such specified date.

            "Loss Reimbursement Amount" shall mean:

            (a) with respect to any Class of Principal Balance Certificates, for any Distribution Date, the total amount of all Unfunded Principal Balance Reductions, if any, incurred by (but not reimbursed to) the Holders of such Class of Certificates on all prior Distribution Dates, if any; and

            (b) with respect to any Uncertificated Lower-Tier Interest, for any Distribution Date, the total amount of all Unfunded Principal Balance Reductions, if any, incurred by (but not reimbursed to) the Lower-Tier REMIC with respect to such Uncertificated Lower-Tier Interest on all prior Distribution Dates, if any.

            For purposes of this definition: (x) any increase in the Class Principal Balance of any Class of Principal Balance Certificates pursuant to
Section 4.05(a) shall constitute a reimbursement to the Holders of such Class of Principal Balance Certificates of any related Unfunded Principal Balance Reductions; and (y) any increase in the Lower-Tier Interest Principal Balance of any Uncertificated Lower-Tier Interest pursuant to Section 4.05(c) shall constitute a reimbursement to the Lower-Tier REMIC with respect to any related Unfunded Principal Balance Reductions relating to such Uncertificated Lower-Tier Interest.

            "Lower-Tier Distribution Account" shall mean the sub-account deemed to be a part of the Distribution Account and maintained by the Trustee pursuant to Section 3.04(b).

            "Lower-Tier Distribution Amount" shall mean the aggregate of amounts distributable to the Uncertificated Lower-Tier Interests pursuant to Section 4.01(i).

            "Lower-Tier Interest Principal Reinstatement Amount" shall have the meaning assigned thereto pursuant to Section 4.05(c).

            "Lower-Tier REMIC" shall mean the segregated pool of assets constituting the primary trust created hereby and to be administered hereunder with respect to which a separate REMIC election is to be made, and consisting of: (i) the Mortgage Loans as from time to time are subject to this Agreement and all payments under and proceeds of such Mortgage Loans received by the Trust after the Closing Date (other than scheduled payments of interest and principal due on or before the Cut-off Date, and other than Post-ARD Additional Interest Received in respect of any ARD Loan after its Anticipated Repayment Date), together with all documents included in the related Mortgage Files; (ii) any Serviced REO Properties as from time to time are subject to this Agreement and all income and proceeds therefrom (to the extent not allocable to a Companion
Loan); and (iii) such funds or assets as from time to time are deposited in the Pool Custodial Account, each Loan Combination Custodial Account (to the extent not related to the Companion Loans), the Lower-Tier Distribution Account, the Interest Reserve Account and, if established, the Pool REO Account and each Loan Combination REO Account (to the extent not related to the Companion Loans).

            "Master Servicer" shall mean Wachovia Bank, National Association, in its capacity as master servicer hereunder, or any successor master servicer appointed as herein provided.

            "Master Servicer Remittance Amount" shall mean, with respect to any Master Servicer Remittance Date, an amount equal to: (a) the aggregate amount of all payments and other collections on or with respect to the Serviced Loans and any related REO Properties that (A) were Received as of the close of business on the immediately preceding Determination Date and (B) are on deposit or are required to be on deposit in the Pool Custodial Account as of 12:00 noon (New York City time) on such Master Servicer Remittance Date, including any such payments and other collections transferred to the Pool Custodial Account from the Pool REO Account (if established); net of (b) the portion of the aggregate amount described in clause (a) of this definition that represents one or more of the following--(i) Monthly Payments that are due on a Due Date following the end of the related Collection Period, (ii) any amount payable or reimbursable to any Person from the Pool Custodial Account pursuant to clauses (ii) through (xviii) of Section 3.05(a), (iii) any Excess Liquidation Proceeds and (iv) any amounts deposited in the Pool Custodial Account in error.

            "Master Servicer Remittance Date" shall mean the date each month, commencing in September 2007, on which, among other things, the Master Servicer is required to (i) make P&I Advances and (ii) transfer the Master Servicer Remittance Amount and any Excess Liquidation Proceeds to the Trustee, which date shall be the Business Day immediately preceding each Distribution Date by 3 p.m. (New York City time).

            "Master Servicing Fee" shall mean, with respect to each Serviced Loan (and, in each case, any successor REO Loan with respect thereto), the fee designated as such and payable to the Master Servicer pursuant to Section 3.11(a). The Master Servicing Fee includes any servicing fees payable to any third-party servicers that sub-service or primary service the loans on behalf of the Master Servicer.

            "Master Servicing Fee Rate" shall mean, with respect to each Serviced Loan and any successor REO Loan, the rate per annum specified as such on the Mortgage Loan Schedule. With respect to each Loan Combination, the Master Servicing Fee Rate for the related Mortgage Loan may be different than the Master Servicing Fee Rate for the related Companion Loan, as more particularly set forth on the Mortgage Loan Schedule.

            "Material Breach" shall have the meaning assigned thereto in Section 2.03(a).

            "Material Document Defect" shall have the meaning assigned thereto in Section 2.03(a).

            "Modified Loan" shall mean any Serviced Loan as to which any Servicing Transfer Event has occurred and which has been modified by the Special Servicer pursuant to Section 3.21 in a manner that:

            (a) affects the amount or timing of any payment of principal or interest due thereon (other than, or in addition to, bringing Monthly Payments current with respect to such Mortgage Loan);

            (b) except as expressly contemplated by the related Mortgage Loan documents, results in a release of the lien of the related Mortgage on any material portion of the related Mortgaged Property without a corresponding Principal Prepayment in an amount, or the delivery of substitute real property collateral with a fair market value (as is), that is not less than the fair market value (as is) of the property to be released, as determined by an appraisal delivered to the Special Servicer (at the expense of the related Mortgagor and upon which the Special Servicer may conclusively rely); or

            (c) in the reasonable, good faith judgment of the Special Servicer, otherwise materially impairs the security for such Mortgage Loan or materially reduces the likelihood of timely payment of amounts due thereon.

            "Monthly Payment" shall mean, with respect to any Mortgage Loan, as of any Due Date, the scheduled monthly debt service payment (or, in the case of any ARD Loan after its Anticipated Repayment Date, the monthly debt service payment required to be paid on a current basis) on such Mortgage Loan that is actually payable by the related Mortgagor from time to time under the terms of the related Mortgage Note (as such terms may be changed or modified in connection with a bankruptcy or similar proceeding involving the related Mortgagor or by reason of a modification, extension, waiver or amendment granted or agreed to by the Special Servicer pursuant to Section 3.21), including any Balloon Payment payable in respect of such Mortgage Loan on such Due Date; provided that the Monthly Payment due in respect of any Mortgage Loan shall not include Default Interest; provided, further, that the Monthly Payment due in respect of any ARD Loan after its Anticipated Repayment Date shall not include Post-ARD Additional Interest.

            "Mortgage" shall mean, with respect to any Mortgage Loan, the mortgage, deed of trust, deed to secure debt or similar instrument that secures the related Mortgage Note and creates a lien on the related Mortgaged Property.

            "Mortgage File" shall mean:

            (a) with respect to any Mortgage Loan and, in the case of any Loan Combination, any Companion Loan, the following documents collectively (which, in the case of a Loan Combination, except for the Mortgage Note referred to in clause (i) and clause (vi) of this definition, relates to an entire Loan Combination):

                  (i) (A) the original executed Mortgage Note for such Mortgage
            Loan, endorsed (without recourse, representation or warranty, express or implied) to the order of "Wells Fargo Bank, N.A., as trustee for the registered holders of COBALT CMBS Commercial Mortgage Trust 2007-C3, Commercial Mortgage Pass-Through Certificates, Series 2007-C3" or in blank, and further showing a complete, unbroken chain of endorsement from the originator (if such originator is not the Mortgage Loan Seller) (or, alternatively, if the original executed Mortgage Note has been lost, a lost note affidavit and indemnity with a copy of such Mortgage Note), and (B) in the case of a Loan Combination, a copy of the executed Mortgage Note for the related Companion Loan;

                  (ii) an original or certified copy of the Mortgage, together with originals or copies of any and all intervening assignments thereof, in each case (unless the particular item has not been returned from the applicable recording office) with evidence of recording indicated thereon;

                  (iii) an original or copy of any related Assignment of Leases
            (if such item is a document separate from the Mortgage), together with originals or copies of any and all intervening assignments thereof, in each case (unless the particular item has not been returned from the applicable recording office) with evidence of recording indicated thereon;

                  (iv) an original executed assignment, in recordable form
            (except for recording information not yet available if the instrument being assigned has not been returned from the applicable recording office), of (A) the Mortgage and (B) any related Assignment of Leases (if such item is a document separate from the Mortgage), in favor of "Wells Fargo Bank, N.A., in its capacity as trustee for the registered holders of COBALT CMBS Commercial Mortgage Trust 2007-C3, Commercial Mortgage Pass-Through Certificates, Series 2007-C3" (or, in each case, a copy thereof, certified to be the copy of such assignment submitted for recording);

                  (v) an original or copy of the assignment of all unrecorded documents relating to the Mortgage Loan, in favor of "Wells Fargo Bank, N.A., as trustee for the registered holders of COBALT CMBS Commercial Mortgage Trust 2007-C3, Commercial Mortgage Pass-Through Certificates, Series 2007-C3";

                  (vi) originals or copies of final written modification
            agreements in those instances where the terms or provisions of the Mortgage Note for such Mortgage Loan (or, if applicable, a Mortgage Note of a Loan Combination) or the related Mortgage have been modified as to a monetary term or other material term thereof, in each case (unless the particular item has not been returned from the applicable recording office) with evidence of recording indicated thereon if the instrument being modified is a recordable document;

                  (vii) the original or a copy of the policy or certificate of lender's title insurance issued in connection with such Mortgage Loan (or, if such policy has not been issued, a "marked-up" pro forma title policy marked as binding and countersigned by the title insurer or its authorized agent, or an irrevocable, binding commitment to issue such title insurance policy);

                  (viii) filed copies (with evidence of filing) of any prior effective UCC Financing Statements in favor of the originator of such Mortgage Loan or in favor of any assignee prior to the Trustee (but only to the extent the applicable Mortgage Loan Seller had possession of such UCC Financing Statements prior to the Closing
            Date) and an original UCC-2 or UCC-3 assignment thereof, as appropriate, in form suitable for filing, in favor of "Wells Fargo Bank, N.A., in its capacity as trustee for the registered holders of COBALT CMBS Commercial Mortgage Trust 2007-C3, Commercial Mortgage Pass-Through Certificates, Series 2007-C3";

                  (ix) an original or copy of the related Ground Lease relating to such Mortgage Loan, if any;

                  (x) an original or copy of the related loan agreement, if any;

                  (xi) an original of the related guaranty of payment under, or an original of the letter of credit (which original shall be delivered by the Trustee to the Master Servicer with a copy retained) in connection with, such Mortgage Loan, if any;

                  (xii) an original or copy of the lock-box agreement or cash management agreement relating to such Mortgage Loan, if any;

                  (xiii) an original or copy of the environmental indemnity from the related Mortgagor, if any;

                  (xiv) an original or copy of the related security agreement
            (if such item is a document separate from the Mortgage) and, if applicable, the originals or copies of any intervening assignments thereof;

                  (xv) an original assignment of the related security agreement
            (if such item is a document separate from the Mortgage and if such item is not included in the assignment described in clause (v)), in favor of "Wells Fargo Bank, N.A., in its capacity as trustee for the registered holders of COBALT CMBS Commercial Mortgage Trust 2007-C3, Commercial Mortgage Pass-Through Certificates, Series 2007-C3";

                  (xvi) in the case of a Loan Combination, a copy of the related
            Co-Lender Agreement;

                  (xvii) in the case of any Mortgage Loan as to which there
            exists a related mezzanine loan, the original or a copy of the related intercreditor agreement;

                  (xviii) an original or copy of any related Environmental
            Insurance Policy; and

                  (xix) with respect to hospitality properties, a signed copy of the franchise agreement (if any), franchisor comfort letter (if any) and transfer documents for such comfort letter;

provided that whenever the term "Mortgage File" is used to refer to documents actually received by the Trustee or by a Custodian on its behalf, such term shall not be deemed to include such documents required to be included therein unless they are actually so received, and with respect to any receipt or certification by the Trustee or a Custodian on its behalf for documents described in clauses (a)(vi) and (a)(ix) through (a)(xix) of this definition, shall be deemed to include such documents only to the extent the Trustee or a Custodian on its behalf has actual knowledge of their existence.

            "Mortgage Loan" shall mean each of the mortgage loans listed on the Mortgage Loan Schedule and from time to time held in the Trust Fund. As used herein, the term "Mortgage Loan" includes the related Mortgage Note(s), Mortgage and other security documents contained in the related Mortgage File or otherwise held on behalf of the Trust. The term "Mortgage Loan" includes the "Loan Combination Trust Mortgage Loan" portion of each Loan Combination, but does not include any Companion Loans.

            "Mortgage Loan Payoff Notification Report" shall mean a report containing substantially the information described in Exhibit E attached hereto, and setting forth for each Mortgage Loan as to which written notice of anticipated payoff has been received by the Master Servicer as of the Determination Date preceding the delivery of such report, among other things, the mortgage loan number, the property name, the ending scheduled loan balance for the Collection Period ending on such Determination Date, the expected date of payment, the expected related Distribution Date and the estimated amount of the Yield Maintenance Charge or Prepayment Premium due (if any).

            "Mortgage Loan Purchase Agreement" shall mean each of the Mortgage Loan Purchase Agreements dated as of August 1, 2007 and entered into by and between the Depositor and the applicable Mortgage Loan Seller.

            "Mortgage Loan Schedule" shall mean the list of Mortgage Loans transferred on the Closing Date to the Trustee as part of the Trust Fund, attached hereto as Schedule I (and also delivered to the Trustee and the Master Servicer in a computer readable format). Such list shall set forth the following information with respect to each Mortgage Loan:

                  (i) the Mortgage Loan number;

                  (ii) the street address (including city, state and zip code)
            and name of the related Mortgaged Property;

                  (iii) the Cut-off Date Balance;

                  (iv) the amount of the Monthly Payment due on the first Due
            Date following the Closing Date;

                  (v) the original Mortgage Rate;

                  (vi) the (A) remaining term to stated maturity and (B) Stated
            Maturity Date;

                  (vii) in the case of a Balloon Mortgage Loan, the remaining amortization term;

                  (viii) the Interest Accrual Basis;

                  (ix) the (A) Administrative Cost Rate, and (B) Master
            Servicing Fee Rate (separately identifying any primary servicing fee rate or sub-servicing fee rate included in the Master Servicing Fee Rate, and in the case of each Loan Combination, separately identifying the Master Servicing Fee Rate applicable to each Loan in such Loan Combination);

                  (x) whether the Mortgage Loan is secured by a Ground Lease;

                  (xi) the Mortgage Loan Seller(s);

                  (xii) the originator;

                  (xiii) whether the related Mortgage Loan is a Defeasance Loan;

                  (xiv) whether the Mortgage Loan is a Cross-Collateralized
            Mortgage Loan and the Cross-Collateralized Group to which it belongs; and

                  (xv) whether there is a letter of credit in place for the
            related Mortgage Loan.

                  (xvi) whether such Mortgage Loan is an ARD Loan and, if so, the Anticipated Repayment Date and Additional Interest Rate; and

                  (xvii) whether such Mortgage Loan is part of a Serviced Loan
            Combination, in which case the information required by clauses
            (iii), (iv), (v), (vi), (vii), (viii) and (ix)(B) shall also be set forth for the Companion Loan in such Loan Combination.

            "Mortgage Loan Sellers" shall mean each of CWCapital LLC, Wachovia Bank, National Association and Citigroup Global Markets Realty Corp.

            "Mortgage Note" shall mean the original executed note or notes evidencing the indebtedness of a Mortgagor under a Mortgage Loan, together with any rider, addendum or amendment thereto, or any renewal, substitution or replacement of such note or notes.

            "Mortgage Pool" shall mean all of the Mortgage Loans and any successor REO Mortgage Loans, collectively. The Mortgage Pool does not include any Companion Loans or any related REO Loan.

            "Mortgage Pool Data Update Report" shall mean, with respect to any Distribution Date, a report (which may be included as part of the Distribution Date Statement), prepared by the Trustee, containing information regarding the Mortgage Loans as of the end of the related Collection Period, which report shall contain substantially the categories of information regarding the Mortgage Loans set forth on Annex A-1 to the Prospectus Supplement (calculated, where applicable, on the basis of the most recent relevant information provided by the Mortgagors to the Master Servicer or the Special Servicer, as the case may be, and by the Master Servicer or the Special Servicer, as the case may be, to the Trustee), and which information shall be presented in tabular format substantially similar to the format utilized on such annex and shall also include a loan-by-loan listing (in prospectus number order) showing loan number, property type, location, ending scheduled balance, Mortgage Rate, paid-through date, maturity date, gross interest portion of the Monthly Payment, principal portion of the Monthly Payment, and any Prepayment Premium or Yield Maintenance Charge received.

            "Mortgage Rate" shall mean, with respect to each Mortgage Loan (and any successor REO Loan with respect thereto), the related annualized rate at which interest is scheduled (in the absence of a default) to accrue on such Mortgage Loan from time to time in accordance with the related Mortgage Note and applicable law, as such rate may be modified in accordance with Section 3.21 or in connection with a bankruptcy, insolvency or similar proceeding involving the related Mortgagor. In the case of any ARD Loan, the related Mortgage Rate shall increase in accordance with the related Mortgage Note if the particular Mortgage Loan is not paid in full by its Anticipated Repayment Date. Notwithstanding the foregoing, if any Mortgage Loan does not accrue interest on the basis of a 360-day year consisting of twelve 30-day months, then, solely for purposes of calculating Pass-Through Rates, the Mortgage Rate of such Mortgage Loan for any one-month period preceding a related Due Date shall be the annualized rate at which interest would have to accrue in respect of such Mortgage Loan on the basis of a 360-day year consisting of twelve 30-day months in order to produce the aggregate amount of interest actually accrued (exclusive of Default Interest) in respect of such Mortgage Loan during such one-month period at the related Mortgage Rate; provided, however, that with respect to any Interest Reserve Mortgage Loan, the Mortgage Rate for (A) the one-month period preceding the Due Dates that occur in January and February in any year that is not a leap year or the one-month period preceding the Due Date that occurs in February in any year that is a leap year (in either case, unless the related Distribution Date is the Final Distribution Date) will be determined exclusive of the Interest Reserve Amount withheld from that month, and (B) the one-month period preceding the Due Date in March (or February, if the related Distribution Date is Final Distribution Date) will be determined inclusive of the Interest Reserve Amount(s), as applicable, withheld from the immediately preceding February and, if applicable, January.

            "Mortgaged Property" shall mean the real property (together with all improvements and fixtures thereon) subject to the lien of a Mortgage.

            "Mortgagor" shall mean, individually and collectively, as the context may require, the obligor or obligors under a Mortgage Loan, including any Person that has not signed the related Mortgage Note but owns an interest in the related Mortgaged Property, which interest has been encumbered to secure such Mortgage Loan.

            "Mortgagor Affiliate Holder" shall mean any Certificateholder or Companion Loan Noteholder that is a Mortgagor or an Affiliate of the Mortgagor (including any Certificateholder or its Affiliate or any Companion Loan Noteholder or its Affiliate, in each case, that was a lender of the Mortgagor and has foreclosed on the equity interests in the Mortgagor or any Certificateholder or Companion Loan Noteholder that acquires, directly or through an Affiliate, a direct equity interest in the Mortgaged Property).

            "Net Aggregate Prepayment Interest Shortfall" shall mean, with respect to any Distribution Date and any Serviced Loan, the amount, if any, by which (a) the aggregate of all Prepayment Interest Shortfalls incurred in connection with the receipt of Principal Prepayments and/or, insofar as they result from the application of Insurance Proceeds and/or Condemnation Proceeds, other early recoveries of principal Received on such Mortgage Loans (including Specially Serviced Mortgage Loans) during the related Collection Period, exceeds
(b) the aggregate amount deposited by the Master Servicer in the Distribution Account for such Distribution Date pursuant to Section 3.20(a) in connection with such Prepayment Interest Shortfalls.

            "Net Default Charges" shall have the meaning assigned thereto in
Section 3.27(a).

            "Net Investment Earnings" shall mean, with respect to any Investment Account for any Collection Period, the amount, if any, by which the aggregate of all interest and other income realized during such Collection Period on funds held in such Investment Account (exclusive, in the case of a Servicing Account, a Reserve Account or the Defeasance Deposit Account, of any portion of such interest or other income payable to a Mortgagor in accordance with the related Mortgage Loan documents and applicable law), exceeds the aggregate of all losses, if any, incurred during such Collection Period in connection with the investment of such funds in accordance with Section 3.06 (exclusive, in the case of a Servicing Account, a Reserve Account or the Defeasance Deposit Account, of any portion of such losses that were incurred in connection with investments made for the benefit of a Mortgagor).

            "Net Investment Loss" shall mean, with respect to any Investment Account for any Collection Period, the amount by which the aggregate of all losses, if any, incurred during such Collection Period in connection with the investment of funds held in such Investment Account in accordance with Section
3.06 (exclusive, in the case of a Servicing Account, a Reserve Account or the Defeasance Deposit Account, of any portion of such losses that were incurred in connection with investments made for the benefit of a Mortgagor), exceeds the aggregate of all interest and other income realized during such Collection Period on such funds (exclusive, in the case of a Servicing Account, a Reserve Account or the Defeasance Deposit Account, of any portion of such interest or other income payable to a Mortgagor in accordance with the related Mortgage Loan documents and applicable law).

            "Net Liquidation Proceeds" shall mean the excess, if any, of all Liquidation Proceeds received with respect to any Specially Serviced Mortgage Loan or REO Property, over the amount of all Liquidation Expenses incurred with respect thereto.

            "Net Mortgage Rate" shall mean with respect to any Mortgage Loan or REO Loan, as of any date of determination, a rate per annum equal to the related Mortgage Rate then in effect (excluding, if applicable, the portion thereof comprised of the Additional Interest Rate following the related Anticipated Repayment Date), minus the Administrative Cost Rate; provided, however, that for purposes of calculating Pass-Through Rates, the Net Mortgage Rate for any Mortgage Loan will be determined without regard to any modification, waiver or amendment of the terms of such Mortgage Loan, whether agreed to by the Master Servicer or Special Servicer or resulting from a bankruptcy, insolvency or similar proceeding involving the Mortgagor.

            "Net Prepayment Consideration" shall mean the Prepayment Consideration Received with respect to any Mortgage Loan or REO Mortgage Loan, net of any Workout Fee or Liquidation Fee payable therefrom.

            "New Lease" shall mean any lease of REO Property entered into at the direction of the Special Servicer, including any lease renewed, modified or extended on behalf of the Trustee and, in the case of any Serviced Loan Combination, the related Companion Loan Noteholder, if the Trust has the right to renegotiate the terms of such lease.

            "Nonrecoverable Advance" shall mean any Nonrecoverable P&I Advance or Nonrecoverable Servicing Advance. Workout-Delayed Reimbursement Amounts shall constitute a Nonrecoverable Advance only when the Person making such determination or the Special Servicer in accordance with the procedures specified in the definition of Nonrecoverable P&I Advance or Nonrecoverable Servicing Advance, as applicable, and taking into account factors such as all other outstanding Advances, either (a) has determined that such Workout-Delayed Reimbursement Amounts, would not ultimately be recoverable from Late Collections or any other recovery on or in respect of the related Mortgage Loan, Loan Combination or REO Loan, or (b) has determined that such Workout-Delayed Reimbursement Amount, along with any other Workout-Delayed Reimbursement Amounts (that have not been reimbursed to the party that made such Advance) or unreimbursed Nonrecoverable Advances, would not be ultimately recoverable from the principal portion of future general collections on the Mortgage Loans and REO Properties. Any determination as to whether an Advance is or, if made, would be a Nonrecoverable Advance, if made by the Master Servicer or the Special Servicer shall be made in accordance with the Servicing Standard and if made by the Trustee shall be made in such party's reasonable, good faith judgment. The Master Servicer and the Trustee shall conclusively rely on and be bound by the Special Servicer's determination that a P&I Advance or Servicing Advance is nonrecoverable; provided, however, that in the absence of such determination by the Special Servicer, the Master Servicer and the Trustee will be entitled to make their own determination that a P&I Advance or Servicing Advance is nonrecoverable, and in no event shall a determination by the Special Servicer that a previously made or proposed P&I Advance or Servicing Advance would be recoverable be binding on the Master Servicer or the Trustee.

            "Nonrecoverable P&I Advance" shall mean with respect to any Mortgage Loan, any P&I Advance previously made or proposed to be made in respect of such Mortgage Loan or a related REO Loan by the Master Servicer or the Trustee, which P&I Advance such party or the Special Servicer has determined will not be ultimately recoverable from late payments, Insurance Proceeds, Condemnation Proceeds or Liquidation Proceeds, or any other recovery on or in respect of such Mortgage Loan, Loan Combination or REO Loan, as the case may be. Any determination as to whether a P&I Advance is or, if made, would be a Nonrecoverable P&I Advance, if made by the Master Servicer or the Special Servicer shall be made in accordance with the Servicing Standard and if made by the Trustee shall be made in such party's reasonable, good faith judgment.

            "Nonrecoverable Servicing Advance" shall mean any Servicing Advance previously made or proposed to be made in respect of a Serviced Loan or Serviced REO Property by the Master Servicer, the Special Servicer or the Trustee, which Servicing Advance such party or the Special Servicer has determined will not be ultimately recoverable from late payments, Insurance Proceeds, Condemnation Proceeds, Liquidation Proceeds, or any other recovery on or in respect of such Mortgage Loan or REO Property, as the case may be. Any Servicing Advance that is
(i) not required to be repaid by the related Mortgagor under the terms of the related Mortgage Loan documents or (ii) cannot be collected from the Mortgagor under applicable law shall be deemed to be a Nonrecoverable Advance for purposes of the Master Servicer's, the Special Servicer's, the Trustee's entitlement to reimbursement for such Advance. Any determination as to whether a Servicing Advance is or, if made, would be a Nonrecoverable Servicing Advance, if made by the Master Servicer or the Special Servicer shall be made in accordance with the Servicing Standard and if made by the Trustee shall be made in such party's reasonable, good faith judgment.

            "Non-Registered Certificate" shall mean any Certificate that has not been the subject of registration under the Securities Act. As of the Closing Date, the Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class R-I, Class R-II and Class Y Certificates are Non-Registered Certificates.

            "Non-United States Tax Person" shall mean any Person other than a United States Tax Person.

            "Northcrest Apartments Loan Combination" shall have the meaning assigned thereto in the Preliminary Statement.

            "Northcrest Apartments Subordinate Companion Loan" shall have the meaning assigned thereto in the Preliminary Statement.

            "Northcrest Apartments Portfolio Trust Loan" shall have the meaning assigned thereto in the Preliminary Statement.

            "Notional Amount" means, as of any date of determination: (i) with respect to all of the Class IO Certificates as a Class, the Class IO Notional Amount as of such date of determination; and (ii) with respect to any Class IO Certificate, the product of the Percentage Interest evidenced by such Certificate and the Class IO Notional Amount as of such date of determination.

            "Officer's Certificate" shall mean a certificate signed by a Servicing Officer of the Master Servicer, the Special Servicer or Additional Servicer, as the case may be, or by a Responsible Officer of the Trustee, and shall mean with respect to any other Person, a certificate signed by any of the Chairman of the Board, the Vice Chairman of the Board, the President, any Vice President or Managing Director, an Assistant Vice President or any other authorized officer (however denominated) or another officer customarily performing functions similar to those performed by any of the above designated officers or, with respect to a particular matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject.

            "Opinion of Counsel" shall mean a written opinion of counsel, who may, without limitation, be salaried counsel for the Depositor, the Master Servicer or the Special Servicer, acceptable in form and delivered to the Trustee or any other specified Person, as the case may be, except that any opinion of counsel relating to (a) the qualification of the Lower-Tier REMIC or the Upper-Tier REMIC as a REMIC, (b) compliance with the REMIC Provisions, (c) qualification of the Grantor Trust as a grantor trust, (d) compliance with the Grantor Trust Provisions, (e) whether any act or event would cause an Adverse REMIC Event or Adverse Grantor Trust Event or (f) the resignation of the Master Servicer or the Special Servicer pursuant to this Agreement, must be a written opinion of Independent counsel acceptable to and delivered to the Trustee or any other specified Person, as the case may be.

            "Original Class Principal Balance" shall mean, with respect to any Class of Principal Balance Certificates, the initial Class Principal Balance thereof as of the Closing Date, in each case as specified in the Preliminary Statement.

            "Original Uncertificated Principal Balance" shall mean the amount set forth under the column bearing such title in the table in the Preliminary Statement hereto.

            "OTS" shall mean the Office of Thrift Supervision or any successor thereto.

            "Ownership Interest" shall mean, as to any Certificate, any ownership or security interest in such Certificate as the Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial, as owner or as pledgee.

            "P&I Advance" shall mean, as to any Mortgage Loan or a related REO Loan, any advance made by the Master Servicer or the Trustee pursuant to Section
4.03 or 4.03A.

            "Pari Passu Companion Loan" shall have the meaning assigned thereto in the Preliminary Statement.

            "Pass-Through Rate" shall mean:

                  (a) with respect to the Class A-1 Certificates for any
            Interest Accrual Period, 5.324% per annum;

                  (b) with respect to the Class A-2 Certificates for any
            Interest Accrual Period, an annual rate equal to the Weighted Average Net Mortgage Rate minus 0.08% per annum;

                  (c) with respect to each of the Class A-3, Class A-PB, Class
            A-4, Class A-1A, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates for any Interest Accrual Period, an annual rate equal to the Weighted Average Net Mortgage Rate;

                  (d) with respect to each of the Class J, Class K, Class L,
            Class M, Class N, Class O and Class P Certificates for any Interest Accrual Period, 5.202% per annum; and

                  (e) with respect to the Class IO Certificates for any Interest
            Accrual Period, an annual rate equal to the weighted average of the Class IO Strip Rates for the Components for such Distribution Date (weighted on the basis of the respective Component Notional Amounts of such Components outstanding immediately prior to such Distribution Date).

            "PCAOB" means the Public Company Accounting Oversight Board.

            "Percentage Interest" shall mean: (a) with respect to any Regular Interest Certificate, the portion of the relevant Class evidenced by such Certificate, expressed as a percentage, the numerator of which is the Certificate Principal Balance or Notional Amount, as the case may be, of such Certificate as of the Closing Date, as specified on the face thereof, and the denominator of which is the Original Class Principal Balance or initial Notional Amount, as the case may be, of the relevant Class; and (b) with respect to Residual Interest Certificate, the percentage interest in distributions to be made with respect to the relevant Class, as stated on the face of such Certificate.

            "Performance Certification" shall have the meaning assigned to such term in Section 11.06.

            "Performing Party" shall have the meaning assigned to such term in
Section 11.06.

            "Performing Serviced Loan" shall mean any Serviced Loan as to which a Servicing Transfer Event has never occurred and any Corrected Mortgage Loan.

            "Permitted Encumbrances" shall have the meaning assigned thereto in
Section 2.04(b)(viii).

            "Permitted Investments" shall mean any one or more of the following obligations or securities (including obligations or securities of the Trustee if otherwise qualifying hereunder):

                  (i) direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof (having original maturities of not more than 365 days), provided that such obligations are backed by the full faith and credit of the United States. Such obligations must be limited to those instruments that have a predetermined fixed dollar amount of principal due at maturity that cannot vary or change. Interest may either be fixed or variable. If such interest is variable, interest must be tied to a single interest rate index plus a single fixed spread (if any), and move proportionately with that index;

                  (ii) repurchase obligations with respect to any security
            described in clause (i) of this definition (having original maturities of not more than 365 days), provided that the short-term deposit or debt obligations of the party agreeing to repurchase such obligations are rated in the highest rating category of each of S&P and Fitch (or, in the case of any Rating Agency, such lower rating as will not result in an Adverse Rating Event with respect to any Class of Certificates or Companion Loan Securities, as evidenced in writing by such Rating Agency). In addition, any such item by its terms must have a predetermined fixed dollar amount of principal due at maturity that cannot vary or change. Interest may either be fixed or variable. If such interest is variable, interest must be tied to a single interest rate index plus a single fixed spread (if any), and move proportionately with that index;

                  (iii) certificates of deposit, time deposits, demand deposits and bankers' acceptances of any bank or trust company organized under the laws of the United States or any state thereof (having original maturities of not more than 365 days), the short term obligations of which are rated in the highest rating category of each of S&P and Fitch (or, in the case of any Rating Agency, such lower rating as will not result in an Adverse Rating Event with respect to any Class of Certificates or Companion Loan Securities, as evidenced in writing by such Rating Agency). In addition, any such item by its terms must have a predetermined fixed dollar amount of principal due at maturity that cannot vary or change. Interest may either be fixed or variable. If such interest is variable, interest must be tied to a single interest rate index plus a single fixed spread (if any), and move proportionately with that index;

                  (iv) commercial paper (having original maturities of not more than 90 days) of any corporation incorporated under the laws of the United States or any state thereof (or if not so incorporated, the commercial paper is United States Dollar denominated and amounts payable thereunder are not subject to any withholding imposed by any non-United States jurisdiction) which is rated in the highest rating category of each of S&P and Fitch (or, in the case of any Rating Agency, such lower rating as will not result in an Adverse Rating Event with respect to any Class of Certificates or Companion Loan Securities, as evidenced in writing by such Rating Agency). In addition, such commercial paper by its terms must have a predetermined fixed dollar amount of principal due at maturity that cannot vary or change. Interest may either be fixed or variable. If such interest is variable, interest must be tied to a single interest rate index plus a single fixed spread (if any), and move proportionately with that index;

                  (v) units of money market funds (including the Wells Fargo
            Prime Investment Money Market Fund or any other money market funds for which the Trustee or its affiliates acts as an advisor or manager) rated in the highest applicable rating category of each of S&P and Fitch, (or, in the case of any Rating Agency, such lower rating as will not result in an Adverse Rating Event with respect to any Class of Certificates or Companion Loan Securities, as evidenced in writing by such Rating Agency) and which seeks to maintain a constant net asset value; and

                  (vi) any other obligation or security that (A) is acceptable to each Rating Agency, evidence of which acceptability shall be provided in writing by each Rating Agency to the Master Servicer, the Special Servicer and the Trustee, and (B) constitutes a "cash flow investment" (within the meaning of the REMIC Provisions), as evidenced by an Opinion of Counsel obtained at the expense of the Person that wishes to include such obligation or security as a Permitted Investment;

provided that (1) no investment described hereunder shall evidence either the right to receive (x) only interest with respect to such investment or (y) a yield to maturity greater than 120% of the yield to maturity at par of the underlying obligations; (2) no investment described hereunder may be purchased at a price greater than par if such investment may be prepaid or called at a price less than its purchase price prior to stated maturity; and (3) no investment described hereunder may have a "r" highlighter or other comparable qualifier attached to its rating.

            "Permitted Transferee" shall mean any Transferee of a Residual Interest Certificate other than (a) a Disqualified Organization, (b) any Person as to whom, as determined by the Trustee (based upon an Opinion of Counsel, obtained at the request of the Trustee at the expense of such Person or the Person seeking to Transfer a Residual Interest Certificate, supporting such determination), the Transfer of a Residual Interest Certificate may cause either REMIC Pool to fail to qualify as a REMIC at any time that any Certificate is outstanding, (c) a Disqualified Non-United States Tax Person, (d) a Disqualified Partnership, or (e) a United States Tax Person with respect to whom interest is attributable to a foreign permanent establishment or fixed base (within the meaning of any applicable income tax treaty between the United States and any foreign jurisdiction) of such Person or any other United States Tax Person.

            "Person" shall mean any individual, corporation, partnership, joint venture, association, joint-stock company, limited liability company, trust, unincorporated organization or government or any agency or political subdivision thereof.

            "Plan" shall have the meaning assigned thereto in Section 5.02(c).

            "Plurality Residual Interest Certificateholder" shall mean, as to any taxable year of each REMIC Pool, the Holder of Certificates entitled to the largest percentage of the Voting Rights allocated to the related Class of Residual Interest Certificates.

            "Pool Custodial Account" shall mean the segregated account or accounts created and maintained by the Master Servicer pursuant to Section 3.04(a) on behalf of the Trustee in trust for the Certificateholders, which shall be entitled "Wachovia Bank, National Association, as Master Servicer, on behalf of Wells Fargo Bank, N.A., as Trustee, in trust for the registered holders of COBALT CMBS Commercial Mortgage Trust 2007-C3, Commercial Mortgage Pass-Through Certificates, Series 2007-C3."

            "Pool REO Account" shall mean the segregated account or accounts created and maintained by the Special Servicer pursuant to Section 3.17 on behalf of the Trustee in trust for the Certificateholders, which shall be entitled "CWCapital Asset Management LLC, as Special Servicer, on behalf of Wells Fargo Bank, N.A., as Trustee, in trust for the registered holders of COBALT CMBS Commercial Mortgage Trust 2007-C3, Commercial Mortgage Pass-Through Certificates, Series 2007-C3."

            "Post-ARD Additional Interest" shall mean, with respect to any ARD Loan after its Anticipated Repayment Date, all interest accrued on the principal balance of any ARD Loan at the Additional Interest Rate and, if so provided in the related Loan documents, compounded at the related Mortgage Rate (the payment of which interest shall, under the terms of any ARD Loan, be deferred until the entire outstanding principal balance thereof has been paid). For purposes of this Agreement, Post-ARD Additional Interest on any ARD Loan or any successor REO Loan with respect thereto shall be deemed not to constitute principal or any portion thereof and shall not be added to the unpaid principal balance or Stated Principal Balance of any ARD Loan or any successor REO Loan with respect thereto, notwithstanding that the terms of the related Loan documents so permit. To the extent that any Post-ARD Additional Interest is not paid on a current basis, it shall, for purposes of this Agreement, be deemed to be deferred interest (regardless of whether it is added to principal outstanding with respect to any ARD Loan in accordance with the related Loan documents).

            "Prepayment Assumption" shall mean, for purposes of determining the accrual of original issue discount, market discount and premium, if any, on the Certificates for federal income tax purposes, the assumption that no Mortgage Loan is prepaid prior to stated maturity, except that it is assumed that any ARD Loan is repaid on its Anticipated Repayment Date.

            "Prepayment Consideration" shall mean any Prepayment
Premium or Yield Maintenance Charge.

            "Prepayment Consideration Entitlement" shall mean, with respect to
(i) any Distribution Date on which any Net Prepayment Consideration Received on any Mortgage Loan (or any successor REO Mortgage Loan with respect thereto) is distributable and (ii) each of the Class A-1, Class A-2, Class A-3, Class A-PB, Class A-4, Class A-1A, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J and Class K Certificates entitled to distributions of principal on such Distribution Date, an amount equal to the product of (a) such Net Prepayment Consideration, multiplied by (b) a fraction (not greater than 1.0 or less than 0.0), the numerator of which is equal to the excess, if any, of the Pass-Through Rate for such Class of Principal Balance Certificates over the relevant Discount Rate, and the denominator of which is equal to the excess, if any, of the Mortgage Rate for such Mortgage Loan (or REO Mortgage Loan) over the relevant Discount Rate.

            "Prepayment Interest Excess" shall mean with respect to any Serviced Loan that was subject to a Principal Prepayment in full or in part made (or, if resulting from the application of Insurance Proceeds or Condemnation Proceeds, any other early recovery of principal received) after its Due Date in any Collection Period, any payment of interest (net of related Master Servicing
Fees) actually collected from the related Mortgagor or otherwise and intended to cover interest accrued on such Principal Prepayment during the period from and after such Due Date (exclusive, however, of any related Prepayment Premium or Yield Maintenance Charge that may have been collected and, in the case of any ARD Loan after its Anticipated Repayment Date, further exclusive of any Post-ARD Additional Interest).

            "Prepayment Interest Shortfall" shall mean with respect to any Serviced Loan that was subject to a Principal Prepayment in full or in part made (or, if resulting from the application of Insurance Proceeds or Condemnation Proceeds, any other early recovery of principal received) prior to its Due Date in any Collection Period, the amount of interest, to the extent not collected from the related Mortgagor or otherwise (without regard to any Prepayment Premium or Yield Maintenance Charge that may have been collected), that would have accrued at a rate per annum equal to the related Mortgage Rate (net of the rate at which the related Master Servicing Fees that are payable on such Mortgage Loan accrue and, in the case of any ARD Loan after its Anticipated Repayment Date, the related Additional Interest Rate) on the amount of such Principal Prepayment during the period from the date to which interest was paid by the related Mortgagor to, but not including, such Due Date.

            "Prepayment Premium" shall mean any premium, penalty or fee (other than a Yield Maintenance Charge) paid or payable, as the context requires, as a result of a Principal Prepayment on, or other early collection of principal of, a Mortgage Loan.

            "Primary Servicer" shall mean CWCapital LLC, in its capacity as primary servicer with respect to those Mortgage Loans set forth on Schedule VI herein.

            "Primary Servicing Agreement" shall mean the written contract between the Master Servicer and the Primary Servicer relating to the Mortgage Loans set forth on Schedule VI herein.

            "Primary Servicing Office" shall mean the offices of the Master Servicer or the Special Servicer, as the context may require, that are primarily responsible for such party's servicing obligations hereunder. As of the Closing Date, the Primary Servicing Office of the Master Servicer is located at NC 1075, 8739 Research Drive URP4, Charlotte, North Carolina 28262, and the Primary Servicing Office of the Special Servicer is located at 700 Twelfth Street N.W., Suite 700, Washington D.C. 20005.

            "Prime Rate" shall mean the "prime rate" published in the "Money Rates" section of The Wall Street Journal, as such "prime rate" may change from time to time. If The Wall Street Journal ceases to publish the "prime rate," then the Trustee in consultation with the Depositor shall select an equivalent publication that publishes such "prime rate"; and if such "prime rate" is no longer generally published or is limited, regulated or administered by a governmental or quasi-governmental body, then the Trustee shall select a comparable interest rate index. In either case, such selection shall be made by the Trustee in its sole discretion and the Trustee shall notify the Master Servicer, the Special Servicer, the Companion Loan Noteholders in writing of its selection.

            "Principal Balance Certificate" shall mean any Regular Interest Certificate (other than the Class IO Certificates).

            "Principal Distribution Amount" shall mean, with respect to any Distribution Date, an amount equal to the aggregate (without duplication) of the following:

            (a) the aggregate of all payments of principal (other than Principal Prepayments) Received with respect to the Serviced Loans during the related Collection Period, in each case exclusive of any portion of the particular payment that represents a Late Collection of principal for which a P&I Advance was previously made under this Agreement for a prior Distribution Date or that represents the principal portion of a Monthly Payment due on or before the Cut-off Date or on a Due Date subsequent to the related Collection Period;

            (b) the aggregate of the principal portions of all Monthly Payments due in respect of the Serviced Loans for their respective Due Dates occurring during the related Collection Period, that were Received prior to the related Collection Period;

            (c) the aggregate of all Principal Prepayments Received on the Serviced Loans during the related Collection Period;

            (d) the aggregate of all Liquidation Proceeds, Condemnation Proceeds and Insurance Proceeds Received with respect to any Serviced Loans during the related Collection Period that were identified and applied by the Master Servicer as recoveries of principal of such Mortgage Loans, in each case exclusive of any portion of such proceeds that represents a Late Collection of principal due on or before the Cut-off Date or for which a P&I Advance was previously made under this Agreement for a prior Distribution Date;

            (e) the aggregate of all Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds and REO Revenues Received with respect to any Serviced REO Properties during the related Collection Period that were identified and applied by the Master Servicer as recoveries of principal of the related REO Mortgage Loans, in each case exclusive of any portion of such proceeds and/or revenues that represents a Late Collection of principal due on or before the Cut-off Date or for which a P&I Advance was previously made under this Agreement for a prior Distribution Date; and

            (f) the aggregate of the principal portions of all P&I Advances made under this Agreement with respect to the Mortgage Loans and any REO Mortgage Loans for such Distribution Date;

provided that none of the amounts set forth in clauses (a) to (f) above shall represent amounts received, due or advanced on or in respect of any Companion Loan or any successor REO Loan thereto; provided, further, that the Principal Distribution Amount for the applicable Sub-Pool or Mortgage Pool for any Distribution Date shall be reduced by the amount of any reimbursements of (i) Nonrecoverable Advances plus interest on such Nonrecoverable Advances that are deemed paid or reimbursed from principal collections on the Mortgage Loans in a period during which such principal collections would have otherwise been included in the Principal Distribution Amount for the applicable Sub-Pool or Mortgage Pool for such Distribution Date and (ii) Workout-Delayed Reimbursement Amounts that were paid or reimbursed from principal collections on the Mortgage Loans in a period during which such principal collections would have otherwise been included in the Principal Distribution Amount for such Distribution Date.

            "Principal Prepayment" shall mean any voluntary payment of principal made by the Mortgagor on a Mortgage Loan that is Received in advance of its scheduled Due Date and that is not accompanied by an amount of interest (without regard to any Prepayment Premium or Yield Maintenance Charge that may have been collected) representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment.

            "Prohibited Party": A party that is a proposed Servicing Function Participant which the Master Servicer, the Special Servicer or Trustee, as applicable, seeks to retain as a Servicing Function Participant and as to the which the Master Servicer, the Special Servicer or the Trustee, as applicable, has actual knowledge that such party at any point failed to comply with its obligations under the Exchange Act or Regulation AB with respect to the securitization transaction contemplated by this Agreement or any other securitization. In addition, a Prohibited Party shall be any Person identified in writing by the Depositor to the Master Servicer, the Special Servicer or the Trustee, as applicable, as a Person, who, to the knowledge of the Depositor, at any point failed to comply with its obligations under the Exchange Act or Regulation AB obligations with respect to the securitization transaction contemplated by this Agreement or any other securitization.

            "Prohibited Transaction Exemption" shall mean, collectively, Prohibited Transaction Exemption ("PTE") 96-22 granted to Wachovia Capital Markets, LLC and PTE 89-89 granted to Citigroup Global Markets Inc. by the United States Department of Labor, as such Prohibited Transaction Exemption may be amended from time to time.

            "Proposed Plan" shall have the meaning assigned thereto in Section 3.18(a)(iii).

            "Prospectus" shall mean the prospectus dated July 20, 2007, as supplemented by the Prospectus Supplement, relating to the Registered Certificates.

            "Prospectus Supplement" shall mean the prospectus supplement dated July 20, 2007, relating to the Registered Certificates.

            "Purchase Option Holders" shall have the meaning assigned thereto in
Section 3.19(b).

            "Purchase Price" shall mean, with respect to any Mortgage Loan (or REO Property), a cash price equal to the aggregate of: (a) the outstanding principal balance of such Mortgage Loan (or the successor REO Loan) as of the date of purchase, (b) all accrued and unpaid interest on such Mortgage Loan (or the successor REO Loan) to, but not including, the Due Date in the Collection Period of purchase (exclusive, however, of any portion of such accrued but unpaid interest that represents Default Interest or, in the case of any ARD Loan after its Anticipated Repayment Date, Post-ARD Additional Interest) (or, in the case of any Mortgage Loan for which the Due Date occurs on a day other than the first day of each month, the Due Date occurring in the month in which such Collection Period ends), (c) all related unreimbursed Servicing Advances (including Advances that were reimbursed out of general collections of the Mortgage Pool and not reimbursed by, or on behalf of, the related Mortgagor), if any, (d) all accrued and unpaid interest, if any, in respect of related Advances in accordance with, as applicable, Section 3.12(b) and/or Section 4.03(d), and
(e) in the case of a repurchase by the applicable Mortgage Loan Seller pursuant to Section 2.03(a) and the applicable Mortgage Loan Purchase Agreement, (i) to the extent not otherwise included in the amount described in clause (d) of this definition, any unpaid Special Servicing Fees, Workout Fees and other Additional Trust Fund Expenses with respect to such Mortgage Loan (or REO Property), including any Liquidation Fee payable because the subject repurchase occurred outside the applicable cure period set forth in Section 2.03 with respect to the Material Document Defect or Material Breach that gave rise to the repurchase, and (ii) to the extent not otherwise included in the amount described in clause
(c) of this definition, any costs and expenses incurred by the Master Servicer, the Special Servicer or the Trustee (on behalf of the Trust) in enforcing the obligation of such Person to purchase such Mortgage Loan.

            "Qualified Bidder" shall have the meaning assigned thereto in
Section 7.01(c).

            "Qualified Institutional Buyer" or "QIB" shall mean a "qualified institutional buyer" as defined in Rule 144A under the Securities Act.

            "Qualified Insurer" shall mean an insurance company or security or bonding company qualified to write the related Insurance Policy in the relevant jurisdiction.

            "Rated Final Distribution Date" shall mean, for the purposes of this Agreement, the Distribution Date in May 2046.

            "Rating Agency" shall mean each of S&P and Fitch. Notwithstanding the foregoing, when used with respect to any Companion Loan Securities, Rating Agency means any rating agencies that rated such Companion Loan Securities.

            "Rating Agency Confirmation" shall mean, with respect to any proposed action, failure to act, or other event specified herein, prior written confirmation by each Rating Agency that such proposed action, failure to act, or other event will not in and of itself result in an Adverse Rating Event with respect to any Certificates or Companion Loan Securities.

            "Realized Loss" shall mean: (1) with respect to each Mortgage Loan as to which a Final Recovery Determination has been made (or any related successor REO Loan as to which a Final Recovery Determination has been made as to the related REO Property), an amount (not less than zero) equal to the excess, if any, of (a) the sum of (i) the unpaid principal balance of such Mortgage Loan or REO Loan, as the case may be, as of the commencement of the Collection Period in which the Final Recovery Determination was made or the final payment was made, as the case may be, plus (ii) without taking into account the amount described in subclause (1)(b) of this definition, all accrued but unpaid interest (exclusive, however, of any portion of such accrued but unpaid interest that represents Default Interest or, in the case of any ARD Loan after its Anticipated Repayment Date, Post-ARD Additional Interest) on such Mortgage Loan or such REO Loan, as the case may be, to but not including the Due Date in the Collection Period in which the Final Recovery Determination was made or such final payment was made, as the case may be, plus (iii) without duplication with amounts included under another subclause above, all related unreimbursed Servicing Advances (together with Unliquidated Advances in respect of prior Servicing Advances) and unpaid Liquidation Expenses, plus (iv) the amount of any and all related Special Servicing Fees, Liquidation Fees and/or Workout Fees with respect to such Mortgage Loan or successor REO Loan, to the extent not previously reflected as Realized Loss with respect to such Mortgage Loan or successor REO Loan, over (b) all payments and proceeds, if any, Received in respect of such Mortgage Loan or, to the extent allocable to such REO Loan, the related REO Property, as the case may be, during the Collection Period in which such Final Recovery Determination was made or such final payment was made, as the case may be; (2) with respect to each Mortgage Loan as to which any portion of the principal or previously accrued interest payable thereunder was canceled in connection with a bankruptcy or similar proceeding involving the related Mortgagor or a modification, extension, waiver or amendment of such Mortgage Loan granted or agreed to by the Special Servicer pursuant to Section 3.21, the amount of such principal and/or interest (other than Default Interest or, in the case of any ARD Loan after its Anticipated Repayment Date, Post-ARD Additional Interest) so canceled; and (3) with respect to each Mortgage Loan as to which the Mortgage Rate thereon has been permanently reduced and not recaptured for any period in connection with a bankruptcy or similar proceeding involving the related Mortgagor or a modification, extension, waiver or amendment of such Mortgage Loan granted or agreed to by the Special Servicer pursuant to Section 3.21, the amount of the consequent reduction in the interest portion of each successive Monthly Payment due thereon (each such Realized Loss shall be deemed to have been incurred on the Due Date for each affected Monthly Payment); provided, that any Loan Combination shall be deemed to be a single Loan for purposes of this definition.

            "Received" shall mean in the case of any Mortgage Loan or REO Property, received by the Master Servicer or any of its Sub-Servicers, the Special Servicer or any of its Sub-Servicers or the Trustee, as the case may be, in any event on behalf of the Trust.

            "Record Date" shall mean: with respect to the initial Distribution Date, the Closing Date; and, with respect to any other Distribution Date, the last Business Day of the month immediately preceding the month in which such Distribution Date occurs.

            "Recording/Filing Agent" shall have the meaning assigned thereto in
Section 2.01(c).

            "Recovered Amount" shall have the meaning assigned thereto in
Section 1.03(c).

            "Reference Rate" shall mean, with respect to any Interest Accrual Period, the rate per annum set forth on the Reference Rate Schedule.

            "Registered Certificate" shall mean any Certificate that has been the subject of registration under the Securities Act. As of the Closing Date, the Class A-1, Class A-2, Class A-3, Class A-PB, Class A-4, Class A-1A, Class A-M, Class A-J, Class B, Class C and Class D Certificates are Registered Certificates.

            "Regular Interest Certificate" shall mean any Certificate other than a Class R-I Certificate, Class R-II Certificate or Class Y Certificate.

            "Regulation AB" means Subpart 229.1100 - Asset Backed Securities (Regulation AB), 17 C.F.R. ss.ss. 229.1100-229.1123, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Commission in the adopting release (Asset-Backed Securities, Securities Act Release No. 33-8518, 70 Fed. Reg. 1,506 -1,631 (Jan. 7, 2005)) or
by the staff of the Commission, or as may be provided by the Commission or its staff from time to time.

            "Regulation S" shall mean Regulation S under the Securities Act.

            "Regulation S Global Certificates" shall mean, with respect to any Class of Book-Entry Non-Registered Certificates offered and sold outside of the United States in reliance on Regulation S, one or more global Certificates, collectively, in definitive, fully registered form without interest coupons, each of which Certificates bears a Regulation S Legend.

            "Regulation S Legend" shall mean, with respect to any Class of Book-Entry Non-Registered Certificates offered and sold outside the United States in reliance on Regulation S, a legend generally to the effect that such Certificates may not be offered, sold, pledged or otherwise transferred in the United States or to a United States Securities Person prior to the date that is forty (40) days after the later of (a) the commencement of the offering to Persons other than distributors in reliance on Regulation S, and (b) the date of closing of the offering, except pursuant to an exemption from the registration requirements of the Securities Act.

            "Regulation S Restricted Certificate": Any Certificate that is not rated in one of the four highest generic ratings categories by a Rating Agency.

            "Reimbursement Rate" shall mean the rate per annum applicable to the accrual of interest, compounded annually, on Servicing Advances in accordance with Section 3.12(b) and on P&I Advances in accordance with, as applicable,
Section 4.03(d), which rate per annum is equal to the Prime Rate.

            "Release Date" shall have the meaning assigned thereto in Section 5.02(b).

            "Relevant Servicing Criteria" means the Servicing Criteria applicable to a specific party, as set forth on Exhibit O attached hereto and as may be amended from time to time by the parties hereto in writing due to any change in interpretations of the requirements of Item 1122(d) of Regulation AB (whether due to interpretive guidance provided by the Commission or its staff or otherwise). For clarification purposes, multiple parties can have responsibility for the same Relevant Servicing Criteria. With respect to a Servicing Function Participant engaged by the Master Servicer, the Special Servicer or the Trustee, the term "Relevant Servicing Criteria" may refer to a portion of the Relevant Servicing Criteria applicable to the Master Servicer, the Special Servicer or the Trustee.

            "REMIC" shall mean a "real estate mortgage investment conduit" as defined in Section 860D of the Code.

            "REMIC Pool" shall mean the Lower-Tier REMIC and/or the Upper-Tier REMIC, as applicable.

            "REMIC Provisions" shall mean the provisions of the federal income tax law relating to REMICs, which appear at Sections 860A through 860G of Subchapter M of Chapter 1 of the Code, and related provisions, and proposed, temporary and final Treasury regulations and any published rulings, notices and announcements promulgated thereunder, as the foregoing may be in effect from time to time.

            "Rents from Real Property" shall mean, with respect to any REO Property, gross income of the character described in Section 856(d) of the Code.

            "REO Account" shall mean either of the Pool REO Account or the applicable Loan Combination REO Account.

            "REO Acquisition" shall mean the acquisition of any REO Property pursuant to Section 3.09.

            "REO Disposition" shall mean the sale or other disposition of any REO Property pursuant to Section 3.19.

            "REO Extension" shall have the meaning assigned thereto in Section 3.17(a).

            "REO Loan" shall mean the mortgage loan (or, if any Loan Combination is involved, any of the mortgage loans comprising such Loan Combination) deemed for purposes hereof to be outstanding with respect to each REO Property. Each REO Loan shall be deemed to provide for monthly payments of principal and/or interest equal to its Assumed Monthly Payment and otherwise to have the same terms and conditions as its predecessor Loan (such terms and conditions to be applied without regard to the default on such predecessor Loan and the acquisition of the related REO Property as part of the Trust Fund).

            "REO Mortgage Loan" shall mean any REO Loan that relates to a predecessor Mortgage Loan.

            "REO Property" shall mean a Mortgaged Property acquired on behalf and in the name of the Trustee for the benefit of the Certificateholders (or, in the case of the Loan Combination Mortgaged Properties, for the benefit of the Certificateholders and the Companion Loan Noteholders, as their interests may appear), through foreclosure, acceptance of a deed-in-lieu of foreclosure or otherwise in accordance with applicable law in connection with the default or imminent default of a Loan.

            "REO Revenues" shall mean all income, rents, profits and proceeds derived from the ownership, operation or leasing of any Serviced REO Property.

            "REO Tax" shall have the meaning assigned thereto in Section
3.18(a).

            "Reportable Event" shall have the meaning assigned thereto in
Section 11.07.

            "Reporting Servicer" shall have the meaning assigned thereto in
Section 11.10.

            "Request for Release" shall mean a request signed by a Servicing Officer of, as applicable, the Master Servicer in the form of Exhibit D-1 attached hereto or the Special Servicer in the form of Exhibit D-2 attached hereto.

            "Required Appraisal" shall mean, with respect to each Required Appraisal Loan, an appraisal of the related Mortgaged Property from an Independent Appraiser selected by the party required or authorized to obtain such appraisal hereunder, which appraisal shall be prepared in accordance with 12 CFR ss. 225.62 and conducted in accordance with the standards of the Appraisal Institute or, in the case of a Required Appraisal Loan having a Stated Principal Balance of, or in the case of a Mortgaged Property that has an allocated loan amount of, less than $2,000,000, if no satisfactory (as determined by the Special Servicer pursuant to Section 3.09(a)) appraisal meeting the foregoing criteria was obtained or conducted within the prior twelve
(12) months, a "desktop" value estimate performed by the Special Servicer.

            "Required Appraisal Loan" shall mean any Serviced Loan or Serviced Loan Combination:

                  (i) that becomes a Modified Loan,

                  (ii) that is sixty (60) days or more delinquent in respect of any Monthly Payment, except for a Balloon Payment,

                  (iii) such Mortgage Loan is delinquent in respect of its
            Balloon Payment, if any, for (A) 60 days, or (B) if the related Mortgagor has delivered to the Master Servicer a refinancing commitment acceptable to the Special Servicer prior to the 60th day after the date the subject Balloon Payment was due and is making Assumed Monthly Payments on each Due Date, 120 days after the subject Balloon Payment was due (or such shorter period beyond the date on which such Balloon Payment was due within which the refinancing is scheduled to occur);

                  (iv) with respect to which the related Mortgaged Property has become an REO Property,

                  (v) with respect to which a receiver or similar official is appointed and continues for sixty (60) days in such capacity in respect of the related Mortgaged Property,

                  (vi) with respect to which the related Mortgagor is subject to a bankruptcy, insolvency or similar proceedings, which, in the case of an involuntary bankruptcy, insolvency or similar proceeding, has not been dismissed within sixty (60) days of the commencement thereof, or

                  (vii) that remains outstanding five (5) years following any extension of its maturity date pursuant to Section 3.21.

Any Required Appraisal Loan (other than a Mortgage Loan that became a Required Appraisal Loan pursuant to clause (vii) above) shall cease to be such at such time as it has become a Corrected Mortgage Loan (except if such Required Appraisal Loan had not become a Specially Serviced Mortgage Loan at the time the applicable event(s) described in any of clauses (i) through (vii) above ceased to exist), it has remained current for at least three (3) consecutive Monthly Payments, and no other event described in clauses (i) through (vii) above has occurred with respect thereto during the preceding three-month period; provided that the term "Required Appraisal Loan" shall include any successor REO Loan(s); provided, further, that any Serviced Loan Combination shall, upon the occurrence of any of the events described in clauses (i) through (vii) of this definition in respect of any Loan in such Serviced Loan Combination, be deemed to be a single "Required Appraisal Loan"; and provided, further, that if the Stated Principal Balance of the Mortgage Loan is less than $2,000,000, the Special Servicer may perform an internal valuation of the Mortgaged Property instead of obtaining a Required Appraisal and, if the portion of the Stated Principal Balance of the Mortgage Loan that has been allocated to a Mortgaged Property, assuming there is more than one Mortgaged Property securing the Mortgage Loan, is less than $2,000,000, the Special Servicer may perform an internal valuation of the particular Mortgaged Property instead of obtaining an appraisal.

            "Required Appraisal Value" shall mean, with respect to any Mortgaged Property securing (or REO Property relating to) a Required Appraisal Loan, an amount equal to the sum of: (a) the excess, if any, of (i) 90% of the Appraised Value of such Mortgaged Property (or REO Property) as determined by the most recent Required Appraisal or any letter update of such Required Appraisal (as it may be adjusted downward by the Special Servicer in accordance with the Servicing Standard (without implying any duty to do so) based upon its review of the Appraisal or estimate and such other information as it may deem appropriate), over (ii) the amount of any obligations secured by liens on such Mortgaged Property (or REO Property) that are prior to the lien of the related Required Appraisal Loan; plus (b) the amount of Escrow Payments and Reserve Funds held by the Master Servicer in respect of such Required Appraisal Loan that (i) are not being held in respect of any real estate taxes and assessments, insurance premiums or, if applicable, ground rents, (ii) are not otherwise scheduled to be applied or utilized (except to pay debt service on such Required Appraisal Loan) within the twelve-month period following the date of determination and (iii) may be applied towards the reduction of the principal balance of such Required Appraisal Loan; plus (c) the amount of any letter of credit constituting additional security for such Required Appraisal Loan and that may be applied towards the reduction of the principal balance of such Required Appraisal Loan.

            "Reserve Account" shall mean any account established by the Master Servicer, pursuant to Section 3.03(d), as to which Reserve Funds shall be deposited.

            "Reserve Collateral" shall mean, with respect to the Charles River Plaza North Loan Combination and the Encino Courtyard Loan Combination, the "Reserve Collateral" within the meaning of the related Co-Lender Agreement.

            "Reserve Funds" shall mean, with respect to any Serviced Loan, any amounts delivered by the related Mortgagor to be held by or on behalf of the mortgagee representing reserves for repairs, capital improvements and/or environmental remediation in respect of the related Mortgaged Property or debt service on such Mortgage Loan.

            "Residual Interest Certificate" shall mean a Class R-I or Class R-II Certificate.

            "Responsible Officer" shall mean any officer of the Corporate Trust Group of the Trustee, the Certificate Registrar or the Paying Agent assigned to the Corporate Trust Office with direct responsibility for the administration of this Agreement and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject, and, in the case of any certification required to be signed by a Responsible Officer, such an officer whose name and specimen signature appears on a list of corporate trust officers furnished to the Master Servicer by the Trustee, the Certificate Registrar or the Paying Agent, as the case may be, as such list may from time to time be amended.

            "Review Package" shall mean a package of documents consisting of a memorandum outlining the analysis and recommendation (in accordance with the Servicing Standard) of the Master Servicer or the Special Servicer, as the case may be, with respect to the matters that are the subject thereof, and copies of all relevant documentation.

            "Rule 144A Global Certificate" shall mean, with respect to any Class of Book-Entry Non-Registered Certificates, one or collectively more global certificates representing such Class registered in the name of the Depository or its nominee, in definitive, fully registered form without interest coupons, none of which certificates bears a Regulation S Legend, and each of which certificates has a Rule 144A CUSIP number.

            "S&P" shall mean Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. or its successor in interest. If neither such rating agency nor any successor remains in existence, "S&P" shall be deemed to refer to such other nationally recognized statistical rating agency or other comparable Person designated by the Depositor, notice of which designation shall be given to the Trustee, the Master Servicer and the Special Servicer, and specific ratings of Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. herein referenced shall be deemed to refer to the equivalent ratings of the party so designated.

            "Sarbanes-Oxley Act" means the Sarbanes-Oxley Act of 2002 and the rules and regulations of the Commission promulgated thereunder (including any interpretations thereof by the Commission's staff).

            "Sarbanes-Oxley Certification" shall have the meaning assigned to such term in Section 11.06.

            "Securities Act" shall mean the Securities Act of 1933, as amended.

            "Service(s)(ing)" means, in accordance with Regulation AB, the act of servicing and administering the Mortgage Loans or any other assets of the Trust by an entity that meets the definition of "servicer" set forth in Item 1101 of Regulation AB and is subject to the disclosure requirements set forth in
Item 1108 of Regulation AB. For clarification purposes, any uncapitalized occurrence of this term shall have the meaning commonly understood by participants in the commercial mortgage-backed securities market.

            "Serviced Companion Loan" shall mean each of the Charles River Plaza North Pari Passu Companion Loan, the Charles River Plaza North Subordinate Companion Loan, the Irvine EOP San Diego Portfolio Subordinate Companion Loan, the 2 Rector Street Subordinate Companion Loan, the Encino Courtyard Subordinate Companion Loan, the Cedar Ridge Townhomes Subordinate Companion Loan and the Northcrest Apartments Subordinate Companion Loan.

            "Serviced Loan" shall mean any Loan (including a Specially Serviced Mortgage Loan, but excluding an REO Loan) that is, as contemplated by Section 3.01, to be serviced and administered by the Master Servicer and/or the Special Servicer hereunder, which includes the Mortgage Loans and the Companion Loans.

            "Serviced Loan Combination" shall mean each of the Charles River Plaza North Loan Combination, the Irvine EOP San Diego Portfolio Loan Combination, the 2 Rector Street Loan Combination, the Encino Courtyard Loan Combination, the Cedar Ridge Townhomes Loan Combination and the Northcrest Apartments Loan Combination.

            "Serviced Subordinate Companion Loan" shall mean each of the Charles River Plaza North Subordinate Companion Loan, the Irvine EOP San Diego Portfolio Subordinate Companion Loan, the 2 Rector Street Subordinate Companion Loan, the Encino Courtyard Subordinate Companion Loan, the Cedar Ridge Townhomes Subordinate Companion Loan and the Northcrest Apartments Subordinate Companion Loan.

            "Serviced REO Property": shall mean any REO Property with respect to a Serviced Loan.

            "Servicer Fee Amount" shall mean: (a) with respect to each Sub-Servicer, as of any date of determination, the aggregate of the products obtained by multiplying, for each Serviced Loan primary serviced by such Sub-Servicer, (i) the principal balance of such Loan as of the end of the immediately preceding Collection Period and (ii) the sub-servicing fee rate specified in the related Sub-Servicing Agreement for such Loan; and (b) with respect to the Master Servicer, as of any date of determination, the aggregate of the products obtained by multiplying, for each Serviced Loan (i) the principal balance of such Serviced Loan as of the end of the immediately preceding Collection Period and (ii) the excess, if any, of the Master Servicing Fee Rate for such Serviced Loan over the sub-servicing fee rate (if any) applicable to such Serviced Loan, as specified in any Sub-Servicing Agreement related to such Loan.

            "Servicer Reports" shall mean each of the files and reports comprising the CMSA Investor Reporting Package (excluding the CMSA Bond Level File, the CMSA Collateral Summary File and CMSA Reconciliation of Funds).

            "Servicing Account" shall have the meaning assigned thereto in
Section 3.03(a).

            "Servicing Advances" shall mean all customary, reasonable and necessary "out of pocket" costs and expenses (including attorneys' fees and fees and expenses of real estate brokers) incurred by the Master Servicer, the Special Servicer or the Trustee in connection with the servicing and administration of a Serviced Loan, if a default is imminent thereunder or a default, delinquency or other unanticipated event has occurred with respect thereto, or in connection with the administration of any REO Property, including, but not limited to, the cost of (a) compliance with the obligations of the Master Servicer, the Special Servicer or the Trustee, if any, set forth in Section 3.03(c), (b) the preservation, insurance, restoration, protection and management of a Mortgaged Property, including the cost of any "forced placed" insurance policy purchased by the Master Servicer to the extent such cost is allocable to a particular Mortgaged Property that the Master Servicer or the Special Servicer is required to cause to be insured pursuant to Section 3.07(a),
(c) obtaining any Insurance Proceeds, Condemnation Proceeds or Liquidation Proceeds, (d) any enforcement or judicial proceedings with respect to a Mortgaged Property, including foreclosures, (e) any Required Appraisal or any other appraisal or update thereof expressly permitted or required to be obtained hereunder, (f) the operation, management, maintenance and liquidation of any REO Property, (g) obtaining any related ratings confirmation and (h) the Master Servicer, Special Servicer or Trustee fulfilling its obligations under Section 2.03; provided that, notwithstanding anything to the contrary, "Servicing Advances" shall not include allocable overhead of the Master Servicer, the Special Servicer or the Trustee, such as costs for office space, office equipment, supplies and related expenses, employee salaries and related expenses and similar internal costs and expenses, or costs and expenses incurred by any such party in connection with its purchase of any Mortgage Loan or REO Property pursuant to any provision of this Agreement or the applicable Co-Lender Agreement.

            "Servicing Criteria" means the criteria set forth in paragraph (d) of Item 1122 of Regulation AB, as such may be amended from time to time.

            "Servicing Fees" shall mean with respect to each Serviced Loan and the Non- Serviced Trust Loans (and any successor REO Loan with respect thereto), the Master Servicing Fee and the Special Servicing Fee.

            "Servicing File" shall mean, with respect to each Serviced Loan, collectively, any and all documents (other than documents required to be part of the related Mortgage File) in the possession of the Master Servicer or the Special Servicer and relating to the servicing of any Serviced Loan, including any original letter of credit (together with any transfer or assignment documents related thereto), any franchise agreement and any franchise comfort letter (together with any transfer or assignment documents relating thereto), appraisals, surveys, engineering reports, environmental reports, opinion letters of counsel to a related Mortgagor, escrow agreements, property management agreements and franchise agreements.

            "Servicing Function Participant" means any Person, other than the Master Servicer, the Special Servicer and the Trustee, that is performing activities that address the Servicing Criteria, unless such Person's activities relate only to 5% or less of the Mortgage Loans by unpaid principal balance calculated in accordance with the provisions of Regulation AB.

            "Servicing Officer" shall mean any officer or employee of the Master Servicer or the Special Servicer involved in, or responsible for, the administration and servicing of the Serviced Loans, whose name and specimen signature appear on a list of servicing officers furnished by such party to the Trustee and the Depositor on the Closing Date, as such list may be amended from time to time.

            "Servicing-Released Bid" shall have the meaning assigned thereto in
Section 7.01(c).

            "Servicing-Retained Bid" shall have the meaning assigned thereto in
Section 7.01(c).

            "Servicing Standard" shall mean with respect to the Master Servicer or the Special Servicer, to service and administer the Serviced Loans and any Serviced REO Properties that such party is obligated to service and administer pursuant to this Agreement: (i) in accordance with the higher of the following standards of care: (A) the same manner in which, and with the same care, skill, prudence and diligence with which, the Master Servicer or the Special Servicer, as the case may be, services and administers comparable mortgage loans with similar borrowers and comparable REO properties for other third-party portfolios (giving due consideration to the customary and usual standards of practice of prudent institutional commercial mortgage lenders servicing their own mortgage loans and REO properties), and (B) the same manner in which, and with the same care, skill, prudence and diligence with which, the Master Servicer or the Special Servicer, as the case may be, services and administers comparable mortgage loans owned by the Master Servicer or the Special Servicer, as the case may be, in either case exercising reasonable business judgment and acting in accordance with applicable law, the terms of this Agreement and the terms of the respective Serviced Loans; (ii) with a view to: the timely recovery of all payments of principal and interest, including Balloon Payments, under the Serviced Loans or, in the case of any such Serviced Loan that is (1) a Specially Serviced Mortgage Loan or (2) a Serviced Loan as to which the related Mortgaged Property has become an REO Property, the maximization of recovery on the Mortgage Loan to the Certificateholders (as a collective whole) (or, if any Loan Combination is involved, with a view to the maximization of recovery on such Loan Combination to the Certificateholders and the related Companion Loan Noteholders (as a collective whole) (it being understood that the interest of any Subordinate Companion Loan is a subordinate interest, subject to the terms and conditions of the related Co-Lender Agreement)) of principal and interest, including Balloon Payments, on a present value basis (the relevant discounting of anticipated collections that will be distributable to the Certificateholders (or, in the case of any Loan Combination, to the Certificateholders and the related Companion Noteholders) to be performed at the related Mortgage Rate (or, in the case of any Loan Combination, at the weighted average of the Mortgage Rates for such Loan Combination)) or, in the case of any ARD Loan or related REO Loan after its Anticipated Repayment Date, net of the related Additional Interest Rate; and (iii) without regard to (A) any relationship, including as lender on any other debt, that the Master Servicer or the Special Servicer, as the case may be, or any Affiliate thereof, may have with any of the related Mortgagors, or any Affiliate thereof, or any other party to this Agreement; (B) the ownership of any Certificate (or any Companion Loan or any certificate backed by a Companion Loan or any mezzanine loan) by the Master Servicer or the Special Servicer, as the case may be, or any Affiliate thereof; (C) the obligation of the Master Servicer or the Special Servicer, as the case may be, to make Advances; (D) the right of the Master Servicer or the Special Servicer, as the case may be, or any Affiliate of either of them, to receive compensation or reimbursement of costs hereunder generally or with respect to any particular transaction; and (E) the ownership, servicing or management for others of any other mortgage loan or real property not subject to this Agreement by the Master Servicer or the Special Servicer, as the case may be, or any Affiliate thereof.

            "Servicing Transfer Event" shall mean, with respect to any Serviced Loan, the occurrence of any of the events described in clauses (a) through (h) of the definition of "Specially Serviced Mortgage Loan," except in the case of a Serviced Loan Combination, if the related Subordinate Companion Loan Noteholder is exercising its cure rights under the related Co-Lender Agreement.

            "Significant Obligor" shall mean: (a) any obligor (as defined in Item 1101(i) of Regulation AB) or group of affiliated obligors on any Mortgage Loan or group of Mortgage Loans that represent, as of the Closing Date, 10% or more of the Mortgage Pool (by Cut-off Date Balance); or (b) any single Mortgaged Property or group of Mortgaged Properties securing any Mortgage Loan or group of cross-collateralized and/or cross-defaulted Mortgage Loans that represent, as of the Closing Date, 10% or more of the Mortgage Pool (by Cut-off Date Balance). There is no Significant Obligor with respect to the Mortgage Pool.

            "Similar Law" shall have the meaning assigned thereto in Section 5.02(c).

            "Single Certificate" shall mean, for purposes of Section 4.02, a hypothetical Regular Interest Certificate evidencing an initial $1,000 denomination.

            "Single Purpose Entity" shall mean an entity, other than an individual, whose organizational documents and/or the related Mortgage Loan documents provide substantially to the effect that: (i) it was formed or organized solely for the purpose of either owning and operating the Mortgaged Property or Properties securing one or more Mortgage Loans, or owning and pledging Defeasance Collateral in connection with the defeasance of a Defeasance Loan, as the case may be, (ii) it may not engage in any business unrelated to such Mortgaged Property or Properties or such Defeasance Collateral, as the case may be, (iii) it will not have any assets other than those related to its interest in and operation of such Mortgaged Property or such Defeasance Collateral, as the case may be, (iv) it may not incur indebtedness other than incidental to its ownership and operation of the applicable Mortgaged Property or Properties or Defeasance Collateral, as the case may be, (v) it will maintain its own books and records and accounts separate and apart from any other Person,
(vi) it will hold itself out as a legal entity, separate and apart from any other Person, and (vii) in the case of such an entity whose sole purpose is owning or operating a Mortgaged Property, it will have an independent director or, if such entity is a partnership or a limited liability company, at least one general partner or limited liability company member thereof, as applicable, which shall itself be a "single purpose entity" (having as its sole asset its interest in the Single Purpose Entity) with an independent director.

            "Special Servicer" shall mean CWCapital Asset Management LLC, in its capacity as special servicer hereunder, or any successor special servicer appointed as herein provided.

            "Special Servicing Reporting Date" shall have the meaning assigned thereto in Section 3.13(c).

            "Special Servicing Fee" shall mean, with respect to each Specially Serviced Mortgage Loan and each REO Loan, the fee designated as such in, and payable to the Special Servicer pursuant to, Section 3.11(b).

            "Special Servicing Fee Rate" shall mean, with respect to each Specially Serviced Mortgage Loan and each REO Loan, 0.25% per annum.

            "Specially Serviced Mortgage Loan" shall mean any Serviced Loan as to which any of the following events has occurred:

            (a) the related Mortgagor has failed to make when due any Monthly Payment (including a Balloon Payment), which failure continues, or the Master Servicer determines in its reasonable, good faith judgment in consultation with the Special Servicer, will continue, unremedied (without regard to any grace period) (i) except in the case of a Balloon Loan delinquent in respect of its Balloon Payment, for sixty (60) days beyond the date on which the subject payment was due, or (ii) solely in the case of a delinquent Balloon Payment on a Balloon Loan, (A) for sixty (60) days beyond the date on which the subject Balloon Payment was due or (B) in the case of a Balloon Loan as to which the related Mortgagor shall have delivered a refinancing commitment acceptable to the Special Servicer prior to the 60th day after the date the subject Balloon Payment was due and is making Assumed Monthly Payments on each Due Date for one hundred twenty (120) days beyond the date on which the subject Balloon Payment was due (or for such shorter period beyond the date on which the subject Balloon Payment was due during which the refinancing is scheduled to occur);

            (b) the Master Servicer or Special Servicer (in the case of the Special Servicer, with the consent of the applicable Controlling Class Representative, subject to Section 6.11) shall have determined in accordance with the Servicing Standard, based on communications with the related Mortgagor, that a default in the making of a Monthly Payment on such Serviced Loan, including a Balloon Payment, is likely to occur and is likely to remain unremedied (without regard to any grace period) for at least the applicable period contemplated by clause (a) of this definition; or

            (c) there shall have occurred a default (other than as described in clause (a) above and other than an Acceptable Insurance Default) that (i) in the judgment of the Master Servicer or the Special Servicer (in the case of the Special Servicer, with the consent of the applicable Controlling Class Representative, subject to Section 6.11) materially impairs the value of the related Mortgaged Property as security for such Serviced Loan or otherwise materially adversely affects the interests of Certificateholders (or, in the case of any Companion Loan, the related Companion Loan Noteholders), and (ii) continues unremedied for the applicable grace period under the terms of such Serviced Loan (or, if no grace period is specified and the default is capable of being cured, for thirty (30) days); provided that any default that results in acceleration of the related Mortgage Loan without the application of any grace period under the related Mortgage Loan documents shall be deemed not to have a grace period; and provided, further, that any default requiring a Servicing Advance shall be deemed to materially and adversely affect the interests of Certificateholders (or, in the case of any Companion Loan, the related Companion Loan Noteholders); or

            (d) the Master Servicer or the Special Servicer (in the case of the Special Servicer, with the consent of the applicable Controlling Class Representative, subject to Section 6.11) has determined that (i) a default (other than as described in clause (b) of this definition) under the Mortgage Loan is imminent, (ii) such default will materially impair the value of the related Mortgaged Property as security for such Serviced Loan or otherwise materially adversely affects the interests of Certificateholders (or, in the case of any Companion Loan, the related Companion Loan Noteholders), and (iii) the default is likely to continue unremedied for the applicable grace period under the terms of such Serviced Loan (or, if no grace period is specified and the default is capable of being cured, for thirty (30) days); provided that with respect to the Charles River Plaza North Loan Combination, the related Directing Holder shall have the right to consent to such determination, subject to the limitations contained in the related Co-Lender Agreement; provided, further, that any default that results in acceleration of the related Mortgage Loan without the application of any grace period under the related Mortgage Loan documents shall be deemed not to have a grace period; and provided, further, that any determination that a Servicing Transfer Event has occurred under this clause (d) with respect to any Mortgage Loan solely by reason of the failure of the related Mortgagor to maintain or cause to be maintained insurance coverage against damages or losses arising from acts of terrorism will be subject to Section 6.11, and the second paragraph of Section 3.07(a); or

                  (e) a decree or order of a court or agency or supervisory
            authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law or the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the related Mortgagor and such decree or order shall have remained in force and not dismissed for a period of sixty (60) days; or

                  (f) the related Mortgagor shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to such Mortgagor or of or relating to all or substantially all of its property; or

                  (g) the related Mortgagor shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations; or

                  (h) the Master Servicer shall have received notice of the
            commencement of foreclosure or similar proceedings with respect to the related Mortgaged Property;

provided, however, that a Serviced Loan will cease to be a Specially Serviced Mortgage Loan, when a Liquidation Event has occurred with respect to such Serviced Loan, when the related Mortgaged Property has become an REO Property or, so long as at such time no circumstance identified in clauses (a) through
(h) above exists that would cause the Serviced Loan to continue to be characterized as a Specially Serviced Mortgage Loan, when:

            (w) with respect to the circumstances described in clause (a) of this definition, the related Mortgagor has made three consecutive full and timely Monthly Payments under the terms of such Serviced Loan (as such terms may be changed or modified in connection with a bankruptcy or similar proceeding involving the related Mortgagor or by reason of a modification, extension, waiver or amendment granted or agreed to by the Master Servicer or the Special Servicer pursuant to Section 3.21);

            (x) with respect to the circumstances described in clauses (b), (d),
(e), (f) and (g) of this definition, such circumstances cease to exist in the good faith, reasonable judgment of the Special Servicer, but, with respect to any bankruptcy or insolvency proceedings described in clauses (e), (f) and (g), no later than the entry of an order or decree dismissing such proceeding;

            (y) with respect to the circumstances described in clause (c) of this definition, such default is cured as determined by the Special Servicer in its reasonable, good faith judgment; and

            (z) with respect to the circumstances described in clause (h) of this definition, such proceedings are terminated.

            The Special Servicer may conclusively rely on the Master Servicer's determination and the Master Servicer may conclusively rely on the Special Servicer's determination as to whether a Servicing Transfer Event has occurred giving rise to a Serviced Loan's becoming a Specially Serviced Mortgage Loan. If any Serviced Loan that is part of any Loan Combination becomes a Specially Serviced Mortgage Loan, then each other Serviced Loan in the Loan Combination shall also become a Specially Serviced Mortgage Loan.

            "Startup Day" shall mean, with respect to each REMIC Pool, the day designated as such in Section 10.01(c).

            "Stated Maturity Date" shall mean, with respect to any Mortgage Loan, the Due Date specified in the related Mortgage Note (as in effect on the Closing Date) on which the last payment of principal is due and payable under the terms of such Mortgage Note (as in effect on the Closing Date), without regard to any change in or modification of such terms in connection with a bankruptcy or similar proceeding involving the related Mortgagor or a modification, extension, waiver or amendment of such Mortgage Loan granted or agreed to by the Special Servicer pursuant to Section 3.21 and, in the case of any ARD Loan, without regard to its Anticipated Repayment Date.

            "Stated Principal Balance" shall mean: (a) with respect to any Mortgage Loan (and any successor REO Mortgage Loan with respect thereto), the Cut-off Date Balance of such Mortgage Loan, as permanently reduced on each Distribution Date (to not less than zero) by (i) any principal payments (whether received or advanced) or other collections in respect of such Mortgage Loan that were identified and applied as a recovery of principal for such Mortgage Loan (or any such successor REO Mortgage Loan with respect thereto) during the related Collection Period and (ii) the principal portion of any Realized Loss incurred in respect of such Mortgage Loan (or, if such Mortgage Loan is part of a Loan Combination, any Realized Loss incurred in respect of such Loan Combination and allocated to such Mortgage Loan) (or any such successor REO Mortgage Loan with respect thereto) during the related Collection Period; and
(b) with respect to any Serviced Companion Loan (and any successor REO Loan with respect thereto), the Cut-off Date Balance of such Loan, as permanently reduced on each Loan Combination Remittance Date (to not less than zero) by (i) any principal payments (whether received or advanced) or other collections in respect of such Loan that were identified and applied as a recovery of principal for such Loan (or any such successor REO Loan with respect thereto) during the related Collection Period, and (ii) the principal portion of any Realized Loss incurred in respect of the related Loan Combination and allocated to such Loan (or any such successor REO Loan with respect thereto) during the related Collection Period.

            Other than for purposes of determining the Weighted Average Net Mortgage Rate, the Stated Principal Balance of the Mortgage Pool will not be reduced by the amount of any principal collections from the Mortgage Pool that were used to reimburse a Workout-Delayed Reimbursement Amount pursuant to
Section 3.05(a)(vii), unless the corresponding Advance was determined to be a Nonrecoverable Advance.

            Notwithstanding the foregoing, if a Liquidation Event or Final Recovery Determination occurs in respect of any Mortgage Loan or REO Property, then the "Stated Principal Balance" of such Mortgage Loan or of the related REO Loan, as the case may be, shall be zero commencing as of the Distribution Date in the Collection Period next following the Collection Period in which such Liquidation Event occurred.

            "Sub-Pool" shall mean either of Sub-Pool 1 or Sub-Pool 2.

            "Sub-Pool 1" shall mean collectively, all of the Mortgage Loans that are identified on the Mortgage Loan Schedule as belonging to Sub-Pool 1 and any successor REO Loans with respect thereto.

            "Sub-Pool 1 Available Distribution Amount" shall mean with respect to any Distribution Date, that portion, if any, of the Available Distribution Amount attributable to collections Received on the Mortgage Loans in Sub-Pool 1.

            "Sub-Pool 1 Principal Distribution Amount" shall mean with respect to any Distribution Date, that portion, if any, of the Adjusted Principal Distribution Amount attributable to collections Received on the Mortgage Loans in Sub-Pool 1.

            "Sub-Pool 2" shall mean collectively, all of the Mortgage Loans that are identified on the Mortgage Loan Schedule as belonging to Sub-Pool 2 and any successor REO Loans with respect thereto.

            "Sub-Pool 2 Available Distribution Amount" shall mean with respect to any Distribution Date, that portion, if any, of the Available Distribution Amount attributable to collections Received on the Mortgage Loans in Sub-Pool 2.

            "Sub-Pool 2 Principal Distribution Amount" shall mean with respect to any Distribution Date, that portion, if any, of the Adjusted Principal Distribution Amount attributable to collections Received on the Mortgage Loans in Sub-Pool 2.

            "Sub-Servicer" means any Person that Services one or more Mortgage Loan(s) on behalf of the Master Servicer, the Special Servicer or an Additional Servicer and is responsible for the performance (whether directly or through Sub-Servicers or Subcontractors) of a substantial portion of the material servicing functions required to be performed by the Master Servicer, the Special Servicer or an Additional Servicer under this Agreement, with respect to some or all of the Mortgage Loans, that are identified in the Servicing Criteria.

            "Sub-Servicing Agreement" shall mean the written contract between the Master Servicer or the Special Servicer, on the one hand, and the Primary Servicer or any Sub-Servicer, on the other hand, relating to servicing and administration of Serviced Loans as provided in Section 3.23.

            "Subcontractor" means any vendor, subcontractor or other Person that is not responsible for the overall servicing (as "servicing" is commonly understood by participants in the mortgaged-backed securities market) of Mortgage Loans but performs one or more discrete functions of the Servicing Criteria with respect to Mortgage Loans under the direction or authority of the Master Servicer, the Special Servicer, the Trustee, an Additional Servicer, or a Sub-Servicer.

            "Subordinate Companion Loan" shall have the meaning assigned thereto in the Preliminary Statement.

            "Subordinate Companion Loan Noteholder" shall mean, with respect to any Loan Combination with a Subordinate Companion Loan, the Holder of the Mortgage Note for such Subordinate Companion Loan.

            "Subsequent Master Servicer" shall mean the master servicer under any Subsequent PSA.

            "Subsequent PSA" shall mean any "pooling and servicing agreement" entered into in connection with a securitization of any Pari Passu Companion Loan where the servicing of such Companion Loan is performed under this Agreement.

            "Subsequent Trustee" shall mean the trustee under any Subsequent
PSA.

            "Successful Bidder" shall have the meaning assigned thereto in
Section 7.01(c).

            "Supplemental Servicer Schedule" With respect to the Loans to be serviced by the Master Servicer, a list attached hereto as Schedule VI, which list sets forth the following information with respect to each Loan:

                  (i) the Mortgagor's name;

                  (ii) property type;

                  (iii) the revised rate with respect to any ARD Loan;

                  (iv) the original balance;

                  (v) the original and remaining amortization term;

                  (vi) whether such Mortgage Loan is secured by a letter of
            credit;

                  (vii) the current balance and monthly amount of any reserve or escrowed funds;

                  (viii) the grace period with respect to both default interest and late payment charges;

                  (ix) whether such Mortgage Loan is insured by environmental policies;

                  (x) whether a cash management agreement or lock-box agreement is in place; and

                  (xi) the number of units, pads, rooms or square feet of the
            Mortgaged Property.

Such list may be in the form of more than one list, collectively setting forth all of the information required.

            "Tax Administrator" shall mean any tax administrator appointed pursuant to Section 8.13 (or, in the absence of any such appointment, the Trustee).

            "Tax Matters Person" shall mean, with respect to each REMIC Pool, the Person designated as the "tax matters person" of such REMIC Pool in the manner provided under Treasury Regulations Section 1.860F-4(d) and Treasury Regulations Section 301.6231(a)(7)-1, which Person shall be the Plurality Residual Interest Certificateholder in respect of the related Class of Residual Interest Certificates.

            "Tax Returns" shall mean the federal income tax return on Internal Revenue Service Form 1066, U.S. Real Estate Mortgage Investment Conduit (REMIC) Income Tax Return, including Schedule Q thereto, Quarterly Notice to Residual Interest Holders of REMIC Taxable Income or Net Loss Allocation, or any successor forms, to be filed on behalf of each REMIC Pool due to its classification as a REMIC under the REMIC Provisions and all federal income tax or information returns to be filed on behalf of the Grantor Trust due to its classification as a grantor trust under the Grantor Trust Provisions, together with any and all other information, reports or returns that may be required to be furnished to the Certificateholders or filed with the IRS under any applicable provisions of federal tax law or any other governmental taxing authority under applicable state and local tax law.

            "Tenants-in-Common Loan" shall mean those certain Mortgage Loans that are identified on Exhibit V hereto for which the related Mortgagors own the related Mortgaged Property as tenants-in-common and the related Mortgagor is subject to further syndication.

            "Total Principal Reinstatement Amount" shall mean, with respect to any Distribution Date, an amount (to be calculated by the Trustee immediately following, and after taking into account, all distributions to be made with respect to the Certificates on such Distribution Date) equal to the least of:
(1) the Additional Principal Distribution Amount for the subject Distribution Date; (2) the amount, if any, by which (a) the aggregate Stated Principal Balance of the Mortgage Pool that will be outstanding immediately following the subject Distribution Date, exceeds (b) the aggregate of the Class Principal Balances of all the Classes of Principal Balance Certificates (after taking into account the distributions made with respect to the Certificates on such Distribution Date, but prior to any adjustments to any of those Classes of Principal Balance Certificates pursuant to Section 4.04 or Section 4.05); and
(3) the aggregate Loss Reimbursement Amount in respect of the Principal Balance Certificates for the subject Distribution Date (reduced by all distributions made with respect to the Principal Balance Certificates in reimbursement of such aggregate Loss Reimbursement Amount on the subject Distribution Date).

            "Transfer" shall mean any direct or indirect transfer, sale, pledge, hypothecation, or other form of assignment of any Ownership Interest in a Certificate.

            "Transfer Affidavit and Agreement" shall have the meaning assigned thereto in Section 5.02(d)(i)(B).

            "Transfer Date" shall have the meaning assigned thereto in Section 5.02(b).

            "Transferee" shall mean any Person who is acquiring, by Transfer, any Ownership Interest in a Certificate.

            "Transferor" shall mean any Person who is disposing of, by Transfer, any Ownership Interest in a Certificate.

            "Trust" shall mean the common law trust created hereunder.

            "Trust Fund" shall mean, collectively, (i) all of the assets of the Lower-Tier REMIC and the Upper-Tier REMIC and (ii) the Grantor Trust Assets.

            "Trustee" shall mean Wells Fargo Bank, N.A., in its capacity as trustee hereunder, or any successor trustee appointed as herein provided.

            "Trustee Fee" shall mean, with respect to each Distribution Date, an amount equal to one-twelfth of the product of (i) the Trustee Fee Rate, multiplied by (ii) the aggregate Stated Principal Balance of the Mortgage Pool outstanding immediately prior to such Distribution Date.

            "Trustee Fee Rate" shall mean 0.001% per annum.

            "Trustee Liability" shall have the meaning assigned thereto in
Section 8.05(b).

            "UCC" shall mean the Uniform Commercial Code in effect in the applicable jurisdiction.

            "UCC Financing Statement" shall mean a financing statement executed (if required by the UCC) and filed pursuant to the UCC.

            "Uncertificated Lower-Tier Interest" shall mean each separate non-certificated beneficial ownership interest in the Lower-Tier REMIC issued hereunder and designated as a "regular interest" in the Lower-Tier REMIC. Each Uncertificated Lower-Tier Interest shall accrue interest at the Weighted Average Net Mortgage Rate and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto. The designations for the respective Uncertificated Lower-Tier Interests are set forth in the Preliminary Statement hereto.

            "Uncertificated Principal Balance" shall mean the principal balance of any Uncertificated Lower-Tier Interest outstanding as of any date of determination. As of the Closing Date, the Uncertificated Principal Balance of each Uncertificated Lower-Tier Interest shall equal the amount set forth in the Preliminary Statement hereto. On each Distribution Date, the Uncertificated Principal Balance of each Uncertificated Lower-Tier Interest shall be permanently reduced by all distributions of principal deemed to have been made thereon on such Distribution Date pursuant to Section 4.01(i), and shall be further permanently reduced on such Distribution Date by all Realized Losses and Additional Trust Fund Expenses deemed to have been allocated thereto on such Distribution Date pursuant to Section 4.04(b).

            "Underwriters" shall mean Wachovia Capital Markets, LLC and Citigroup Global Markets Inc., and their respective successors in interest.

            "Unfunded Principal Balance Reduction" shall mean any reduction made in the Class Principal Balance of any Class of Principal Balance Certificates pursuant to Section 4.04(a) or the Uncertificated Principal Balance of any Class of Uncertificated Lower-Tier Interests pursuant to Section 4.04(b).

            "United States Securities Person" shall mean any "U.S. person" as defined in Rule 902(k) of Regulation S.

            "United States Tax Person" shall mean a citizen or resident of the United States, a corporation, partnership or other entity created or organized in, or under the laws of, the United States or any State thereof or the District of Columbia, or an estate whose income from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more such United States Tax Persons have the authority to control all substantial decisions of the trust (or to the extent provided in the Treasury regulations, if the trust was in existence on August 20, 1996 and elected to be treated as a United States person), all within the meaning of Section 7701(a)(30) of the Code.

            "Unliquidated Advance" shall mean any Advance previously made by a party hereto that has been previously reimbursed, as between the Person that made the Advance hereunder, on the one hand, and the Trust Fund, on the other, as part of a Workout-Delayed Reimbursement Amount pursuant to subsections (ii) and (vi) of Section 3.05(a) but that has not been recovered from the Mortgagor or otherwise from collections on or the proceeds of the Mortgage Loan or REO Property in respect of which the Advance was made.

            "Upper-Tier Distribution Account" shall mean the subaccount deemed to be a part of the Distribution Account and maintained by the Trustee pursuant to Section 3.04(b).

            "Upper-Tier REMIC" One of the two separate REMICs comprising the Trust Fund, the assets of which consist of the Uncertificated Lower-Tier Interests and such amounts as shall from time to time be held in the Upper-Tier Distribution Account.

            "Voting Rights" shall mean the portion of the voting rights of all of the Certificates that is allocated to any Certificate. At all times during the term of this Agreement, 99% of the Voting Rights shall be allocated among the Holders of the various Classes of the Principal Balance Certificates in proportion to the respective Class Principal Balances of their Certificates, and 1% of the Voting Rights shall be allocated to the Holders of the Class IO Certificates. Voting Rights allocated to a Class of Certificateholders shall be allocated among such Certificateholders in proportion to the Percentage Interests evidenced by their respective Certificates. No Voting Rights shall be allocated to the Class R-I, Class R-II or Class Y Certificates.

            "Weighted Average Net Mortgage Rate" shall mean, with respect to any Distribution Date, the weighted average of the Net Mortgage Rates of the Mortgage Loans as of the first day of the related Collection Period, weighted on the basis of their respective Stated Principal Balances as of the first day of such Collection Period (after giving effect to any payments received during any applicable grace period).

            "WHFIT" shall mean a "Widely Held Fixed Investment Trust" as that term is defined in Treasury Regulations section 1.671-5(b)(22) or successor provisions.

            "WHFIT Regulations" Treasury Regulations Section 1.671-5, as amended.

            "WHMT" shall mean a "Widely Held Mortgage Trust" as that term is defined in Treasury Regulations Section 1.671-5(b)(23) or successor provisions.

            "Workout-Delayed Reimbursement Amounts" shall mean with respect to any Mortgage Loan, the amount of any Advance made with respect to such Mortgage Loan on or before the date such Mortgage Loan becomes (or, but for the making of three Monthly Payments under its modified terms, would then constitute) a Corrected Mortgage Loan, together with (to the extent accrued and unpaid) interest on such Advances, to the extent that (i) such Advance is not reimbursed to the Person who made such Advance on or before the date, if any, on which such Mortgage Loan becomes a Corrected Mortgage Loan and (ii) the amount of such Advance becomes an obligation of the Mortgagor to pay such amount under the terms of the modified Mortgage Loan documents.

            "Workout Fee" shall mean the fee designated as such in, and payable to the Special Servicer with respect to certain collections on each Corrected Mortgage Loan pursuant to, Section 3.11(b).

            "Workout Fee Rate" shall mean, with respect to each Corrected Mortgage Loan as to which a Workout Fee is payable, 1.00%.

            "Yield Maintenance Charge" shall mean the payments paid or payable, as the context requires, as the result of a Principal Prepayment on, or other early collection of principal of, a Mortgage Loan, which payments are not otherwise due thereon in respect of principal or interest and have been calculated (based on scheduled payments of interest and/or principal on such Mortgage Loan) to compensate the Holder for reinvestment losses based on the value of an interest rate index at or near the time of prepayment. Any other prepayment premiums, penalties and fees not so calculated will not be considered "Yield Maintenance Charges." In the event that a Yield Maintenance Charge shall become due for any particular Mortgage Loan, the Master Servicer shall be required to follow the terms and provisions contained in the applicable Mortgage Note, provided, however, in the event the particular Mortgage Note shall not specify the U.S. Treasuries which shall be used in determining the discount rate or the reinvestment yield to be applied in such calculation, the Master Servicer shall be required to use those U.S. Treasuries which shall generate the lowest discount rate or reinvestment yield for the purposes thereof. Accordingly, if either no U.S. Treasury issue, or more than one U.S. Treasury issue, shall coincide with the term over which the Yield Maintenance Charge shall be calculated (which depending on the applicable Mortgage Note is based on the remaining average life of the Mortgage Loan or the actual term remaining through the related Stated Maturity Date), the Master Servicer shall use the applicable U.S. Treasury whose reinvestment yield is the lowest, with such yield being based on the bid price for such issue as published in The Wall Street Journal on the date that is fourteen (14) days prior to the date that the Yield Maintenance Charge shall become due and payable (or, if such bid price is not published on that date, the next preceding date on which such bid price is so published) and converted to a monthly compounded nominal yield. The monthly compounded nominal yield ("MEY") is derived from the reinvestment yield or discount rate and shall be defined as MEY = (12 X [{(1+ "BEY"/2) ^1/6}-1]) X 100, where BEY is defined as the U.S. Treasury Reinvestment Yield which is in decimal form and not in percentage, and 1/6 is the exponential power to which a portion of the equation is raised. For example, using a BEY of 5.50%, the MEY = (12 X [{(1+ .055/2) ^ 0.16667}- 1]) X 100 where .055 is the decimal version of the percentage 5.5% and
0.16667 is the decimal version of the exponential power. The MEY in the above calculation is 5.44%.

            Section 1.02 General Interpretive Principles.

            For purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

            (i) the terms defined in this Agreement include the plural as well as the singular, and the use of any gender herein shall be deemed to include the other gender;

            (ii) accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP;

            (iii) references herein to "Articles," "Sections," "Subsections," "Paragraphs" and other subdivisions without reference to a document are to designated Articles, Sections, Subsections, Paragraphs and other subdivisions of this Agreement;

            (iv) a reference to a Subsection without further reference to a
      Section is a reference to such Subsection as contained in the same Section in which the reference appears, and this rule shall also apply to Paragraphs and other subdivisions;

            (v) the words "herein," "hereof," "hereunder," "hereto," "hereby" and other words of similar import refer to this Agreement as a whole and not to any particular provision; and

            (vi) the terms "include" or "including" shall mean without limitation by reason of enumeration.

            Section 1.03 Certain Adjustments to the Principal Distributions on the Certificates.

            (a) If any party hereto is reimbursed out of general collections on the Mortgage Pool on deposit in the Pool Custodial Account for any unreimbursed Advances that have been or are determined to be Nonrecoverable Advances (together with interest accrued and payable thereon pursuant to Section 3.12(b) or Section 4.03(d), as applicable, to the extent such interest was paid hereunder from a source other than Default Charges Received by the Trust on the Mortgage Pool), then (for purposes of calculating distributions on the Certificates) each such reimbursement and payment of interest shall be deemed to have been made:

            (i) first, out of any amounts then on deposit in the Pool Custodial Account that represent payments or other collections of principal Received by the Trust with respect to the Sub-Pool to which such Mortgage Loan generating the Nonrecoverable Advance belongs that, but for their application to reimburse a Nonrecoverable Advance and/or to pay interest thereon, would be included in the Available Distribution Amount for the related Distribution Date;

            (ii) second, out of any amounts representing payments or other collections of principal Received by the Trust with respect to the other Sub-Pool that, but for their application to reimburse a Nonrecoverable Advance and/or to pay interest thereon, would be included in the Available Distribution Amount for any subsequent Distribution Date;

            (iii) third, out of any amounts representing any other payments or collections Received by the Trust with respect to the Sub-Pool to which such Mortgage Loan generating the Nonrecoverable Advance belongs that, but for their application to reimburse a Nonrecoverable Advance and/or to pay interest thereon, would be included in the Available Distribution Amount for the related Distribution Date;

            (iv) fourth, out of any amounts representing any other payments or other collections Received by the Trust with respect to the other Sub-Pool that, but for their application to reimburse a Nonrecoverable Advance and/or to pay interest thereon, would be included in the Available Distribution Amount for any subsequent Distribution Date; and

            (v) fifth, out of any other amounts then on deposit in the Pool Custodial Account that may be available to reimburse the subject Nonrecoverable Advance and/or to pay interest thereon.

            (b) If and to the extent that any payment or other collection of principal of any Mortgage Loan or REO Mortgage Loan is deemed to be applied in accordance with Section 1.03(a)(i) to reimburse a Nonrecoverable Advance or to pay interest thereon or is applied to reimburse a Workout-Delayed Reimbursement Amount, and further if and to the extent that such payment or other collection of principal constitutes part of the Principal Distribution Amount for any Distribution Date, then for purposes of calculating the Adjusted Principal Distribution Amount, the Sub-Pool 1 Principal Distribution Amount and the Sub-Pool 2 Principal Distribution Amount for such Distribution Date and for such Sub-Pool, as applicable, the amount of such payment or other collection of principal shall be subtracted from the Principal Distribution Amount for such Distribution Date and the applicable Sub-Pool.

            (c) If and to the extent that any Advance is determined to be a Nonrecoverable Advance, such Advance or interest thereon is reimbursed out of general principal collections on the Mortgage Pool as contemplated by Section 1.03(a) above or if any Workout-Delayed Reimbursement Amount is paid from principal collections on the Mortgage Pool, and the particular item for which such Advance was originally made is subsequently collected (in whole or in part) out of payments or other collections in respect of the related Mortgage Loan or REO Mortgage Loan (such item, and interest thereon, to the extent such interest was paid out of general collections on the Mortgage Pool, if and to the extent so collected, a "Recovered Amount"), then for purposes of calculating the Adjusted Principal Distribution Amount for the Distribution Date that corresponds to the Collection Period in which such item was recovered, such Recovered Amount (to the extent not already included therein) shall be added to the Principal Distribution Amount for such Distribution Date.

            (d) Nothing contained in this Section 1.03 is intended to limit the ability of any party hereto that is entitled to reimbursement hereunder for any unreimbursed Advances that have been or are determined to be Nonrecoverable Advances (together with interest accrued and payable thereon pursuant to Section 3.12(b) or Section 4.03(d)) to collections of principal Received by the Trust with respect to the Mortgage Pool; instead the order of priority set forth in
Section 1.03(a) is a deemed allocation only for purposes of calculating distributions on the Certificates.

            Section 1.04 Certain Calculations Relating to Mortgage Loans.

            All amounts collected in respect of any group of related Cross-Collateralized Mortgage Loans (other than REO Mortgage Loans) in the form of payments from Mortgagors, Insurance Proceeds, Condemnation Proceeds and Liquidation Proceeds, shall be applied by the Master Servicer among such Mortgage Loans in accordance with the express provisions of the related loan documents and, in the absence of such express provisions, on a pro rata basis in accordance with the respective amounts then due and owing as to each such Mortgage Loans.

            All amounts collected in respect of any Serviced Loan (whether or not such Mortgage Loan is a Cross-Collateralized Mortgage Loan) other than an REO Mortgage Loan, in the form of payment from Mortgagors, Condemnation Proceeds, Insurance Proceeds, Liquidations Proceeds, repurchase proceeds or payments of substitution shortfall amounts shall be applied to amounts due and owing under the related Mortgage Note and Mortgage (including, without limitation, for principal and accrued and unpaid interest) in accordance with the express provisions of the related Mortgage Note and Mortgage and, in the absence of, or to the extent not covered by, such express provisions, shall be applied for purposes of this Agreement: first, as a recovery of any related unreimbursed Servicing Advances and P&I Advances and, if applicable, unpaid Liquidation Expenses; second, as a recovery of any amounts withdrawn from general principal collections on the Mortgage Pool in order to reimburse any Workout Delayed Reimbursement Amounts but only to the extent of principal collections used to pay Workout Delayed Reimbursement Amounts and Nonrecoverable Advance with respect to such Loan and interest on an such Advance; third, as a recovery of accrued and unpaid interest at the related Mortgage Rate on such Mortgage Loan to but not including, as appropriate, the date of receipt (exclusive, however, in the case of an REO Loan that relates to any ARD Loan after its Anticipated Repayment Date, of any such accrued and unpaid interest that constitutes Post-ARD Additional Interest) or, in the case of a full Monthly Payment from any Mortgagor, the related Due Date; fourth, as a recovery of principal of such Mortgage Loan then due and owing, including, without limitation, by reason of acceleration of the Mortgage Loan following a default thereunder (or, if a Liquidation Event has occurred in respect of such Mortgage Loan, as a recovery of principal to the extent of its entire remaining unpaid principal balance); fifth, as a recovery of amounts to be currently applied to payment of, or escrowed for the future payment of, real estate taxes, assessments, insurance premiums, ground rents (if applicable) and similar items; sixth, as a recovery of Reserve Funds to the extent then required to be held in escrow; seventh, as a recovery of any Yield Maintenance Charge or Prepayment Premium then due and owing under such Mortgage Loan; eighth, as a recovery of any penalty charges then due and owing under such Mortgage Loan; ninth, as a recovery of any assumption fees and modification fees then due and owing under such Mortgage Loan; tenth, as a recovery of any other amounts then due and owing under such Mortgage Loan; and eleventh, as a recovery of any remaining principal of such Mortgage Loan to the extent of its entire remaining unpaid principal balance.

            Collections in respect of each Serviced REO Property (exclusive of amounts to be applied to the payment of the costs of operating, managing, maintaining and disposing of such REO Property) shall be treated: first, as a recovery of any related unreimbursed Servicing Advances and P&I Advances; second, as a recovery of any amounts withdrawn from general principal collections on the Mortgage Pool in order to reimburse any Workout Delayed Reimbursement Amounts but only to the extent of principal collections used to pay Workout Delayed Reimbursement Amounts and Nonrecoverable Advance with respect to such Loan and interest on any such Advance; third, as a recovery of accrued and unpaid interest on the related REO Mortgage Loan at the related Mortgage Rate to but not including the Due Date in the Collection Period of receipt; fourth, as a recovery of principal of the related REO Mortgage Loan to the extent of its entire unpaid principal balance; fifth, as a recovery of penalty charges; sixth, as a recovery of any other amounts deemed to be due and owing in respect of the related REO Mortgage Loan (exclusive, however, in the case of an REO Loan that relates to any ARD Loan after its Anticipated Repayment Date, of any such accrued and unpaid interest that constitutes Post-ARD Additional Interest); and seventh, in the case of an REO Loan that relates to any ARD Loan after its Anticipated Repayment Date, as a recovery of accrued and unpaid Post-ARD Additional Interest on such REO Loan; provided that if the Loans comprising a Serviced Loan Combination become REO Loans, amounts Received with respect to such REO Loans shall be applied to amounts due and owing in respect of such REO Loans as provided in the related Co-Lender Agreement. Notwithstanding the foregoing, all amounts payable or reimbursable to the Master Servicer, the Special Servicer, the Trustee or the Trust in respect of the predecessor Mortgage Loan as of the date of the related REO Acquisition, including any unpaid Servicing Fees and any unreimbursed Servicing Advances and P&I Advances, together with any interest accrued and payable to the Master Servicer, the Special Servicer or the Trustee in respect of such Servicing Advances and P&I Advances (including any Unliquidated Advance) in accordance with Sections 3.12(b) and 4.03(d), respectively, shall continue to be payable or reimbursable to the Master Servicer, the Special Servicer, the Trustee or the Trust, as the case may be, in respect of an REO Loan.

            Each REO Loan shall be deemed to have an initial unpaid principal balance and Stated Principal Balance equal to the unpaid principal balance and Stated Principal Balance, respectively, of its predecessor Serviced Loan as of the date of the related REO Acquisition. All Monthly Payments (other than a Balloon Payment), Assumed Monthly Payments (in the case of a Balloon Loan delinquent in respect of its Balloon Payment) and other amounts due and owing, or deemed to be due and owing, in respect of the predecessor Serviced Loan as of the date of the related REO Acquisition, shall be deemed to continue to be due and owing in respect of an REO Loan.

                                   ARTICLE II

     CONVEYANCE OF MORTGAGE LOANS; REPRESENTATIONS AND WARRANTIES; ORIGINAL
                            ISSUANCE OF CERTIFICATES

            Section 2.01 Creation of Trust; Conveyance of Mortgage Loans.

            (a) It is the intention of the parties hereto that a common law trust be established pursuant to this Agreement and that such trust be designated as "COBALT CMBS Commercial Mortgage Trust 2007-C3, Commercial Mortgage Pass-Through Certificates, Series 2007-C3." Wells Fargo Bank, N.A. is hereby appointed, and does hereby agree, to act as Trustee hereunder and, in such capacity, to hold the Trust Fund in trust for the exclusive use and benefit of all present and future Certificateholders. The Depositor, concurrently with the execution and delivery hereof, does hereby assign, sell, transfer, set over and otherwise convey to the Trustee in trust, without recourse, for the benefit of the Certificateholders, all the right, title and interest of the Depositor in, to and under (i) the Mortgage Loans, (ii) the Mortgage Loan Purchase Agreements and (iii) all other assets included or to be included in the Trust Fund. Such assignment includes all interest and principal received or receivable on or with respect to the Mortgage Loans and due after the Cut-off Date.

            The parties hereto acknowledge and agree that, notwithstanding
Section 12.07, the transfer of the Mortgage Loans and the related rights and property accomplished hereby is absolute and is intended by them to constitute a sale.

            (b) In connection with the Depositor's assignment pursuant to
Section 2.01(a) above, the Depositor shall direct each Mortgage Loan Seller (pursuant to the applicable Mortgage Loan Purchase Agreement) to deliver to and deposit with the Trustee or a Custodian appointed thereby (with a copy to the Master Servicer), on or before the Closing Date, the Mortgage File for each Mortgage Loan, with copies of the related reserve and cash management agreements for such Mortgage Loan to be delivered to the Master Servicer and the Special Servicer. None of the Trustee, any Custodian, the Master Servicer or the Special Servicer shall be liable for any failure by a Mortgage Loan Seller or the Depositor to comply with the document delivery requirements of the applicable Mortgage Loan Purchase Agreement and this Section 2.01(b).

            After the Depositor's transfer of the Mortgage Loans to the Trustee pursuant to this Section 2.01(b), the Depositor shall not take any action inconsistent with the Trust's ownership of the Mortgage Loans.

            (c) The Depositor hereby represents and warrants that each Mortgage Loan Seller has covenanted in the applicable Mortgage Loan Purchase Agreement that it shall bear the costs related to recording or filing, as the case may be, in the appropriate public office for real property records or UCC Financing Statements, as appropriate, each related assignment of Mortgage and assignment of Assignment of Leases, in favor of the Trustee referred to in clause (a)(iv) of the definition of "Mortgage File" and each related UCC-2 and UCC-3 assignment referred to in clause (a)(viii) of the definition of "Mortgage File" and the Trustee (or the Custodian on its behalf) shall promptly undertake to record or file any such document upon its receipt thereof.

            The Depositor hereby represents and warrants that each Mortgage Loan Seller has covenanted in the applicable Mortgage Loan Purchase Agreement as to each Serviced Loan, that if it cannot deliver or cause to be delivered the documents and/or instruments referred to in clauses (a)(ii), (a)(iii), (a)(vi) (if recorded) and (a)(viii) of the definition of "Mortgage File" solely because of a delay caused by the public recording office where such document or instrument has been delivered for recordation, a copy of the original certified by the applicable Mortgage Loan Seller to be a true and complete copy of the original thereof submitted for recording, shall be forwarded to the Trustee.

            Each assignment referred to in the second preceding paragraph that is recorded by the Trustee shall reflect that it should be returned by the public recording office to the Trustee or its agent following recording, and each UCC-2 and UCC-3 assignment referred to in the second preceding paragraph that is filed by the Trustee shall reflect that the file copy thereof should be returned to the Trustee or its agent following filing; provided that, in those instances where the public recording office retains the original assignment of Mortgage or assignment of Assignment of Leases, the Trustee shall obtain therefrom a certified copy of the recorded original. On a monthly basis, at the expense of the applicable Mortgage Loan Seller, the Trustee shall forward to the Master Servicer a copy of each of the aforementioned assignments following the Trustee's receipt thereof.

            If any of the aforementioned assignments is lost or returned unrecorded or unfiled, as the case may be, because of a defect therein, then the Trustee shall direct the applicable Mortgage Loan Seller (pursuant to the applicable Mortgage Loan Purchase Agreement) promptly to prepare or cause the preparation of a substitute therefor or to cure such defect, as the case may be, and to deliver to the Trustee the substitute or corrected document. The Trustee shall upon receipt from the applicable Mortgage Loan Seller cause the same to be duly recorded or filed, as appropriate.

            (d) In connection with the Depositor's assignment pursuant to
Section 2.01(a) above, the Depositor shall direct each Mortgage Loan Seller (pursuant to the applicable Mortgage Loan Purchase Agreement) to deliver to and deposit (or cause to be delivered and deposited) with the Master Servicer within ten (10) Business Days after the Closing Date, documents and records that (A) relate to the servicing and administration of the Serviced Loans, (B) are reasonably necessary for the ongoing administration and/or servicing of the Serviced Loans under this Agreement (including any asset summaries related to the Serviced Loans that were delivered to the Rating Agencies in connection with the rating of the Certificates) and (C) are in possession or under control of the applicable Mortgage Loan Seller, together with (i) all unapplied Escrow Payments and Reserve Funds in the possession of the applicable Mortgage Loan Seller that relate to such Serviced Loans and (ii) a statement indicating which Escrow Payments and Reserve Funds are allocable to such Serviced Loans, provided that the applicable Mortgage Loan Seller shall not be required to deliver any draft documents, privileged or other internal communications, credit underwriting, due diligence analyses or data, or internal worksheets, memoranda, communications or evaluations. The Master Servicer shall hold all such documents, records and funds on behalf of the Trustee in trust for the benefit of the Certificateholders (and, insofar as they also relate to the Companion Loans, on behalf of and for the benefit of the applicable Companion Loan Noteholder).

            (e) It is not intended that this Agreement create a partnership or a joint-stock association.

            Section 2.02 Acceptance of Trust Fund by Trustee.

            (a) The Trustee, by its execution and delivery of this Agreement, hereby accepts receipt, directly or through a Custodian on its behalf, of (i) the Mortgage Loans and all documents delivered to it that constitute portions of the related Mortgage Files and (ii) all other assets delivered to it and included in the Trust Fund, in good faith and without notice of any adverse claim, and declares that it or a Custodian on its behalf holds and will hold such documents and any other documents subsequently received by it that constitute portions of the Mortgage Files, and that it holds and will hold the Mortgage Loans and such other assets, together with any other assets subsequently delivered to it that are to be included in the Trust Fund, in trust for the exclusive use and benefit of all present and future Certificateholders.

            The Trustee (i) with respect to each Serviced Loan Combination, shall also hold the portion of such Mortgage File that relates to the Companion Loan in such Loan Combination in trust for the use and benefit of the related Companion Loan Noteholder and (ii) with respect to each Loan Combination, hereby assumes the obligations and rights of the holder of the related Loan Combination Trust Mortgage Loan under the applicable Co-Lender Agreement.

            In connection with the foregoing, the Trustee hereby certifies to each of the other parties hereto, each Mortgage Loan Seller and each Underwriter that, as to each Mortgage Loan, except as specifically identified in the Schedule of Exceptions to Mortgage File Delivery attached hereto as Schedule II,
(i) all documents specified in clauses (a)(i), (ii), (vii), (ix), (xi) and (xix) of the definition of "Mortgage File" (but in the case of documents specified in clauses (ix) and (xix) only to the extent the Trustee or a Custodian on its behalf has actual knowledge of their existence) of the definition of "Mortgage File" are in its possession or the possession of a Custodian on its behalf, and
(ii) the original Mortgage Note (or, if accompanied by a lost note affidavit, the copy of such Mortgage Note) received by it or any Custodian with respect to such Mortgage Loan has been reviewed by it or by such Custodian on its behalf and (A) appears regular on its face (handwritten additions, changes or corrections shall not constitute irregularities if initialed by the Mortgagor),
(B) appears to have been executed (where appropriate) and (C) purports to relate to such Mortgage Loan.

            (b) On or about the 45th day following the Closing Date (and, if any exceptions are noted, again on or about the 90th day following the Closing Date and every 90 days thereafter until the earliest of (i) the second anniversary of the Closing Date, (ii) the day on which all material exceptions have been removed and (iii) the day on which the Depositor has repurchased the last affected Mortgage Loan), the Trustee or a Custodian on its behalf shall review the documents delivered to it or such Custodian with respect to each Mortgage Loan, and the Trustee shall, subject to Sections 2.01, 2.02(c) and 2.02(d), certify in writing (substantially in the form of Exhibit C hereto) to each of the other parties hereto, each Mortgage Loan Seller and each Underwriter (and, in the case of a Serviced Loan Combination, to the related Companion Loan Noteholder, upon request) that, as to each Mortgage Loan then subject to this Agreement (except as specifically identified in any exception report annexed to such certification): (i) all documents specified in clauses (a)(i) through
(a)(v), (a)(vii) and, if applicable, (a)(viii) (without regard to the second parenthetical in such clause (a)(viii)) of the definition of "Mortgage File") that are required to be delivered hereunder have been delivered; (ii) the recordation/filing contemplated by Section 2.01(c) has been completed (based solely on receipt by the Trustee of the particular recorded/filed documents);
(iii) all documents received by it or any Custodian with respect to such Mortgage Loan have been reviewed by it or by such Custodian on its behalf and
(A) appear regular on their face (handwritten additions, changes or corrections shall not constitute irregularities if initialed by the Mortgagor), (B) appear to have been executed (where appropriate) and (C) purport to relate to such Mortgage Loan; and (iv) based on the examinations referred to in Section 2.02(a) above and this Section 2.02(b) and only as to the foregoing documents, the information set forth in the Mortgage Loan Schedule with respect to the items specified in clauses (v) and (vi)(B) of the definition of "Mortgage Loan Schedule" accurately reflects the information set forth in the Mortgage File. With respect to the items listed in clauses (ii), (iii), (iv) and, if applicable, (vi) of the definition of Mortgage File if the original of such document is not in the Trustee's possession because it has not been returned from the applicable recording office, then the Trustee's or Custodian's certification prepared pursuant to this Section 2.02(b) should indicate the absence of such original. If the Trustee's obligation to deliver the certifications contemplated in this subsection terminates because two (2) years have elapsed since the Closing Date, the Trustee shall deliver a comparable certification to any party hereto, the applicable Companion Loan Noteholder and any Underwriter on request.

            (c) None of the Trustee, the Master Servicer, the Special Servicer or any Custodian is under any duty or obligation to inspect, review or examine any of the documents, instruments, certificates or other papers relating to the Mortgage Loans delivered to it to determine that the same are valid, legal, effective, genuine, binding, enforceable, sufficient or appropriate for the represented purpose or that they are other than what they purport to be on their face. Furthermore, none of the Trustee, the Master Servicer, the Special Servicer or any Custodian shall have any responsibility for determining whether the text of any assignment or endorsement is in proper or recordable form, whether the requisite recording of any document is in accordance with the requirements of any applicable jurisdiction, or whether a blanket assignment is permitted in any applicable jurisdiction.

            (d) It is understood that the scope of the Trustee's review of the Mortgage Files is limited solely to confirming that the documents specified in clauses (a)(i) through (a)(v), (a)(vii) and (a)(viii) of the definition of "Mortgage File" have been received and such additional information as will be necessary for delivering the certifications required by Sections 2.02(a) and (b) above.

            (e) If, after the Closing Date, the Depositor comes into possession of any documents or records that constitute part of the Mortgage File or Servicing File for any Mortgage Loan, the Depositor shall promptly deliver such document to the Trustee (with a copy to the Master Servicer) (if it constitutes part of the Mortgage File) or the Master Servicer (if it constitutes part of the Servicing File), as applicable.

            Section 2.03 Repurchase of Mortgage Loans for Document Defects and Breaches of Representations and Warranties.

            (a) If any party hereto discovers that any document constituting a part of a Mortgage File has not been properly executed, is missing, contains information that does not conform in any material respect with the corresponding information set forth in the Mortgage Loan Schedule, or does not appear to be regular on its face (each, a "Document Defect"), or discovers or receives notice of a breach of any representation or warranty of a Mortgage Loan Seller made pursuant to Section 3(b) of the applicable Mortgage Loan Purchase Agreement with respect to any Mortgage Loan (a "Breach"), such party shall give prompt written notice thereof to each of the Rating Agencies, the applicable Mortgage Loan Seller and the other parties hereto. If any such Document Defect or Breach with respect to any Mortgage Loan materially and adversely affects the interests of the Certificateholders in, or the value of, such Mortgage Loan then such Document Defect shall constitute a "Material Document Defect" or such Breach shall constitute a "Material Breach," as the case may be. Promptly upon becoming aware of any such Material Document Defect or Material Breach (including through a written notice given by any party hereto, as provided above), the Trustee shall require the applicable Mortgage Loan Seller, not later than ninety (90) days from the earlier of the Mortgage Loan Seller's discovery or receipt of notice of such Material Document Defect or Material Breach, as the case may be (or, in the case of a Material Document Defect or Material Breach relating to a Mortgage Loan not being a "qualified mortgage" within the meaning of the REMIC Provisions, not later than ninety (90) days of any party discovering such Material Document Defect or Material Breach), to cure the same in all material respects (which cure shall include payment of losses and any Additional Trust Fund Expenses associated therewith) or repurchase the affected Mortgage Loan at the applicable Purchase Price by wire transfer of immediately available funds to the Pool Custodial Account; provided, however, that if (i) such Material Document Defect or Material Breach is capable of being cured but not within the applicable 90-day period, (ii) such Material Document Defect or Material Breach is not related to any Mortgage Loan's not being a "qualified mortgage" within the meaning of the REMIC Provisions and (iii) the applicable Mortgage Loan Seller has commenced and is diligently proceeding with the cure of such Material Document Defect or Material Breach within such 90-day period, then the applicable Mortgage Loan Seller shall have an additional ninety (90) days to complete such cure or, in the event of a failure to so cure, to complete such repurchase (it being understood and agreed that, in connection with the applicable Mortgage Loan Seller's receiving such additional 90-day period, the applicable Mortgage Loan Seller shall deliver an Officer's Certificate to the Trustee setting forth the reasons such Material Document Defect or Material Breach is not capable of being cured within the initial 90-day period and what actions the applicable Mortgage Loan Seller is pursuing in connection with the cure thereof and stating that the applicable Mortgage Loan Seller anticipates that such Material Document Defect or Material Breach will be cured within such additional 90-day period); and provided, further, that, if any such Material Document Defect is still not cured after the initial 90-day period and any such additional 90-day period solely due to the failure of the applicable Mortgage Loan Seller to have received the recorded document, then the applicable Mortgage Loan Seller shall be entitled to continue to defer its cure and repurchase obligations in respect of such Document Defect so long as the applicable Mortgage Loan Seller certifies to the Trustee every thirty (30) days thereafter that the Document Defect is still in effect solely because of its failure to have received the recorded document and that the applicable Mortgage Loan Seller is diligently pursuing the cure of such defect (specifying the actions being taken), except that no such deferral of cure or repurchase may continue beyond the second anniversary of the Closing Date. Provided that the Master Servicer has notice of such Material Document Defect or Material Breach, the Master Servicer shall notify the Mortgage Loan Seller if the related Mortgage Loan becomes a Specially Serviced Mortgage Loan during any applicable cure periods. Any of the following document defects shall be conclusively presumed to be a Material Document Defect: (a) the absence from the Mortgage File of the original signed Mortgage Note, together with the endorsements referred to in clause
(a)(i) of the definition of "Mortgage File," unless the Mortgage File contains a signed lost note affidavit and indemnity with respect to the missing Mortgage Note and any missing endorsements that appears to be regular on its face, (b) the absence from the Mortgage File of the original executed Mortgage or a copy of such Mortgage certified by the local authority with which the Mortgage was recorded, in each case with evidence of recording thereon, that appears to be regular on its face, unless there is included in the Mortgage File a copy of the executed Mortgage and a certificate stating that the original signed Mortgage was sent for recordation, (c) the absence from the Mortgage File of the original or a copy of the lender's title insurance policy, together with all endorsements or riders (or copies thereof) that were issued with or subsequent to the issuance of such policy, or marked up insurance binder or title commitment which is marked as a binding commitment and countersigned by title company, insuring the priority of the Mortgage as a first lien on the Mortgaged Property, (d) the absence from the Mortgage File of any intervening assignments required to create a complete chain of assignment to the Trustee on behalf of the Trust and a certificate stating that the original intervening assignments were sent for recordation, unless there is included in the Mortgage File a certified copy of the intervening assignment or (e) the absence from the Servicing File of any original letter of credit.

            If (x) any Mortgage Loan is subject to a Material Breach or Material Document Defect and would otherwise be required to be repurchased as contemplated in this Section 2.03, (y) such Mortgage Loan is a Cross-Collateralized Mortgage Loan or is secured by a portfolio of Mortgaged Properties, and (z) the applicable Material Breach or Material Document Defect does not constitute a Material Breach or Material Document Defect, as the case may be, as to any related Cross-Collateralized Mortgage Loan or applies to only specific Mortgaged Properties included in such portfolio, the applicable Mortgage Loan Seller or its designee shall use its reasonable efforts, subject to the terms of the related Mortgage Loan(s), to prepare and, to the extent necessary and appropriate, have executed by the related Mortgagor and record, such documentation as may be necessary to (i) in the case of a Cross-Collateralized Group, terminate the cross-collateralization between the Mortgage Loan(s) in such Cross-Collateralized Group that are to be repurchased, on the one hand, and the remaining Mortgage Loan(s) therein, on the other hand, such that those two groups of Mortgage Loans are each secured only by the Mortgaged Properties identified in the Mortgage Loan Schedule as directly corresponding thereto or (ii) in the case of Mortgage Loan secured by a portfolio of Mortgaged Properties, release the affected Mortgaged Properties from the cross-collateralization of the Mortgage Loan; provided that no such termination or release shall be effected unless and until (i) the Controlling Class Representative has consented (which consent shall not be unreasonably withheld and shall be deemed to have been given if no written objection is received by the applicable Mortgage Loan Seller within ten (10) Business Days of such Controlling Class Representative's receipt of a written request for such consent), (ii) the Trustee has received from the applicable Mortgage Loan Seller
(A) an Opinion of Counsel to the effect that such termination or release would not cause an Adverse REMIC Event to occur with respect to any REMIC Pool or Adverse Grantor Trust Event to occur with respect to Grantor Trust and (B) written confirmation from each Rating Agency that such termination or release would not cause an Adverse Rating Event to occur with respect to any Class of Certificates, (iii) the debt service coverage ratio for the four preceding calendar quarters for all of the Mortgage Loans relating to such Cross-Collateralized Group or Mortgaged Properties relating to such Mortgage Loan secured by a portfolio of Mortgaged Properties remaining is not less than 0.05x below the debt service coverage ratio for all Mortgage Loans of such Cross-Collateralized Group (including the affected Mortgage Loan) or Mortgage Loan (including the affected Mortgaged Property) set forth in the Prospectus Supplement, (iv) the loan-to-value ratio for all of the Mortgage Loans of such Cross-Collateralized Group or Mortgaged Properties relating to such Mortgage Loan secured by a portfolio of Mortgaged Properties remaining is not greater than 5% more than the loan-to-value ratio for all Mortgage Loans of such Cross-Collateralized Group (including the affected Mortgage Loan) or Mortgage Loan (including the affected Mortgaged Property) set forth in the Prospectus Supplement. All costs and expenses incurred by the Trustee or any Person on its behalf pursuant to this paragraph shall be included in the calculation of the Purchase Price for the Mortgage Loan(s) to be repurchased. If the cross-collateralization of any Cross-Collateralized Group is not or cannot be terminated as contemplated by this paragraph, then, for purposes of (i) determining whether any Breach or Document Defect, as the case may be, is a Material Breach or Material Document Defect, and (ii) the application of remedies, such Cross-Collateralized Group shall be treated as a single Mortgage Loan.

            (b) In connection with any repurchase of a Mortgage Loan pursuant to this Section 2.03, and subject to Section 3.26, the Trustee, the Custodian, the Master Servicer and the Special Servicer shall each tender to the repurchasing entity, upon delivery to each of them of a receipt executed by the repurchasing entity, all portions (including, without limitation, the Servicing File) of the Mortgage File and other non-privileged documents pertaining to such Mortgage Loan possessed by it, and each document that constitutes a part of the Mortgage File shall be endorsed or assigned to the extent necessary or appropriate to the repurchasing entity or its designee in the same manner, but only if the respective documents have been previously assigned or endorsed to the Trustee, and pursuant to appropriate forms of assignment, substantially similar to the manner and forms pursuant to which such documents were previously assigned to the Trustee; provided that such tender by the Trustee shall be conditioned upon its receipt from the Master Servicer of a Request for Release and an Officer's Certificate to the effect that the requirements for repurchase have been satisfied. The Master Servicer shall, and is hereby authorized and empowered by the Trustee to, prepare, execute and deliver in its own name, on behalf of the Certificateholders and the Trustee or any of them, the endorsements and assignments contemplated by this Section 2.03(b), and such other instruments as may be necessary or appropriate to transfer title to an REO Property in connection with the repurchase of an REO Loan and the Trustee shall execute and deliver any powers of attorney necessary to permit the Master Servicer to do so; provided, however, that the Trustee shall not be held liable for any misuse of any such power of attorney by the Master Servicer.

            (c) Notwithstanding the foregoing, if there exists a Breach of that portion of the representation or warranty on the part of a Mortgage Loan Seller set forth in, or made pursuant to, paragraph 38 of Exhibit B to the applicable Mortgage Loan Purchase Agreement, specifically relating to whether or not the Mortgage Loan documents or any particular Mortgage Loan document for any Mortgage Loan requires the related Mortgagor to bear the cost of reasonable costs and expenses associated with a defeasance, as set forth in paragraph 38 of Exhibit B to the Mortgage Loan Purchase Agreement (any such fees, costs or expenses, referred to in this subsection (c) as "Covered Costs"), then the Master Servicer shall direct the applicable Mortgage Loan Seller in writing to wire transfer to the Pool Custodial Account, within ninety (90) days of receipt of such direction, the amount of any such reasonable costs and expenses incurred by the Trust that (i) otherwise would have been required to be paid by the Mortgagor if such representation or warranty with respect to such costs and expenses had in fact been true, as set forth in the related representation or warranty, (ii) have not been paid by the Mortgagor, (iii) are the basis of such Breach and (iv) constitute "Covered Costs." Upon payment of such costs, the applicable Mortgage Loan Seller shall be deemed to have cured such Breach in all respects. Provided that such payment is made, this paragraph describes the sole remedy available to the Certificateholders and the Trustee on their behalf regarding any such Breach, regardless of whether it constitutes a Material Breach, and neither the Depositor nor the applicable Mortgage Loan Seller shall be obligated to otherwise cure such Breach or repurchase the affected Mortgage Loan under any circumstances. Amounts deposited in the Pool Custodial Account pursuant to this paragraph shall constitute "Liquidation Proceeds" for all purposes of this Agreement (other than Section 3.11(b)).

            (d) Each Mortgage Loan Purchase Agreement and Section 2.03(a) provide the sole remedies available to the Certificateholders, or the Trustee on behalf of the Certificateholders, respecting any Document Defect or Breach with respect to any Mortgage Loan.

            Section 2.04 Representations, Warranties and Covenants of the Depositor.

            (a) The Depositor hereby represents, warrants and covenants to the Trustee, for its own benefit and the benefit of the Certificateholders and to the Master Servicer, the Special Servicer and the Companion Loan Noteholders, as of the Closing Date, that:

            (i) The Depositor is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and the Depositor has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement by it, and has the power and authority to execute, deliver and perform this Agreement and all the transactions contemplated hereby, including, but not limited to, the power and authority to sell, assign and transfer the Mortgage Loans in accordance with this Agreement;

            (ii) Assuming the due authorization, execution and delivery of this Agreement by each other party hereto, this Agreement and all of the obligations of the Depositor hereunder are the legal, valid and binding obligations of the Depositor, enforceable against the Depositor in accordance with the terms of this Agreement, except as such enforcement may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally, and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);

            (iii) The execution and delivery of this Agreement and the performance of its obligations hereunder by the Depositor will not conflict with any provisions of any law or regulations to which the Depositor is subject, or conflict with, result in a breach of or constitute a default under any of the terms, conditions or provisions of the certificate of incorporation or the by-laws of the Depositor or any indenture, agreement or instrument to which the Depositor is a party or by which it is bound, or any order or decree applicable to the Depositor, or result in the creation or imposition of any lien on any of the Depositor's assets or property, which would materially and adversely affect the ability of the Depositor to carry out the transactions contemplated by this Agreement; the Depositor has obtained any consent, approval, authorization or order of any court or governmental agency or body required for the execution, delivery and performance by the Depositor of this Agreement;

            (iv) There is no action, suit or proceeding pending or, to the Depositor's knowledge, threatened against the Depositor in any court or by or before any other governmental agency or instrumentality which would materially and adversely affect the validity of the Mortgage Loans or the ability of the Depositor to carry out the transactions contemplated by this Agreement; and

            (v) The Depositor is the lawful owner of the Mortgage Loans free and clear of all liens, claims, encumbrances and other interests with the full right to transfer the Mortgage Loans to the Trust and the Mortgage Loans have been validly transferred to the Trust.

            The representations, warranties and covenants of the Depositor set forth in this Section 2.04 shall survive the execution and delivery of this Agreement and shall inure to the benefit of the Persons for whose benefit they were made for so long as the Trust Fund remains in existence. Upon discovery by any party hereto of any breach of any of such representations, warranties and covenants, the party discovering such breach shall give prompt written notice thereof to the other parties.

            Section 2.05 Execution of Certificates; Issuance of Uncertificated Lower-Tier Interests.

            The Trustee hereby acknowledges the assignment to it of the Mortgage Loans, and, subject to Sections 2.01 and 2.02, the delivery to it or a Custodian on its behalf of the Mortgage Files and a fully executed original counterpart of the Mortgage Loan Purchase Agreement, together with the assignment to it of all other assets included in the Trust Fund. Concurrently with such assignment and delivery and in exchange therefor (other than any Post-ARD Additional Interest received on any ARD Loan), the Trustee (i) acknowledges the issuance of the Uncertificated Lower-Tier Interests in exchange for the assets of the Lower-Tier REMIC, (ii) acknowledges the execution by the Certificate Registrar and the authentication and delivery by the Authenticating Agent of the Class R-I Certificates to or upon the order of the Depositor, (iii) acknowledges the transfer to it and hereby declares that it holds the Uncertificated Lower-Tier Interests on behalf of the Upper-Tier REMIC and Holders of the Certificates (other than the Class Y Certificates and the Class R-I Certificates) and immediately thereafter, the Trustee acknowledges that it has caused the Certificate Registrar to execute and caused the Authenticating Agent to authenticate and to deliver to or upon the order of the Depositor, in exchange for the Uncertificated Lower-Tier Interests, the Regular Interest Certificates and the Class R-II Certificates, and the Depositor hereby acknowledges the receipt by it or its designees, of such Certificates in authorized denominations evidencing the entire beneficial ownership of the Upper-Tier REMIC and (iv) acknowledges that it has caused the Certificate Registrar to execute and caused the Authenticating Agent to authenticate and deliver to or upon the order of the Depositor, in exchange for the Post-ARD Additional Interest, the Class Y Certificates, and the Depositor hereby acknowledges the receipt by it or its designees of such Certificates.

            Section 2.06 Grantor Trust Assets.

            The parties intend that the portion of the Trust Fund consisting of any collections of Post-ARD Additional Interest Received on any ARD Loan and any successor REO Mortgage Loan constitute a grantor trust under subpart E, Part I of subchapter J of the Code, beneficially owned by the Certificate Owners of the Class Y Certificates. The Trustee, by its execution and delivery hereof, acknowledges the assignment to it of such Grantor Trust Assets and declares that it holds and will hold the portion of such assets consisting of any collections of Post-ARD Additional Interest received on any ARD Loan and any successor REO Mortgage Loan and the Class Y Sub-Account for the exclusive use and benefit of all present and future Holders of the Class Y Certificates. The rights of Holders of the Class Y Certificates, to receive distributions from the proceeds of such Grantor Trust Assets, and all ownership interests of such Holders in and to such distributions, shall be as set forth in this Agreement.

                                  ARTICLE III

                 ADMINISTRATION AND SERVICING OF THE TRUST FUND

            Section 3.01 Administration of the Mortgage Loans.

            (a) All of the Serviced Loans and Serviced REO Properties are to be serviced and administered by the Master Servicer and/or the Special Servicer hereunder. Each of the Master Servicer and the Special Servicer shall service and administer the Serviced Loans and Serviced REO Properties that it is obligated to service and administer pursuant to this Agreement on behalf of the Trustee, for the benefit of the Certificateholders (or, in the case of the Companion Loans, on behalf of the related Companion Loan Noteholders), as determined in the good faith and reasonable judgment of the Master Servicer or the Special Servicer, as the case may be, in accordance with: (i) any and all applicable laws; (ii) the express terms of this Agreement (and, with respect to a Loan Combination, the related Co-Lender Agreement) and the respective Serviced Loans; and (iii) to the extent consistent with the foregoing, the Servicing Standard. The Master Servicer or the Special Servicer, as applicable in accordance with this Agreement, shall service and administer each Cross-Collateralized Group, if any, as a single Mortgage Loan as and when necessary and appropriate consistent with the Servicing Standard. Without limiting the foregoing, and subject to Section 3.22, (i) the Master Servicer shall service and administer all of the Performing Serviced Loans and shall render such services with respect to the Specially Serviced Mortgage Loans as are specifically provided for herein, and (ii) the Special Servicer shall service and administer each Specially Serviced Mortgage Loan and Serviced REO Property and shall render such services with respect to the Performing Serviced Loans as are specifically provided for herein. All references herein to the respective duties of the Master Servicer and the Special Servicer, and to the areas in which they may exercise discretion, shall be subject to Section 3.22.

            (b) Subject to Section 3.01(a) and Section 6.11 (taking account of
Section 6.11(b)), the Master Servicer and the Special Servicer shall each have full power and authority, acting alone or through sub-servicers, to do or cause to be done any and all things in connection with the servicing and administration contemplated by Section 3.01(a) that it may deem necessary or desirable. Without limiting the generality of the foregoing, each of the Master Servicer and the Special Servicer, in its own name, with respect to each of the Serviced Loans it is obligated to service hereunder, is hereby authorized and empowered by the Trustee to execute and deliver, on behalf of the Certificateholders and the Trustee and the Companion Loan Noteholders or any of them, (i) any and all financing statements, continuation statements and other documents or instruments necessary to maintain the lien created by any Mortgage or other security document in the related Mortgage File on the related Mortgaged Property and related collateral; (ii) in accordance with the Servicing Standard and subject to Section 3.21 and Section 6.11 (taking account of Section 6.11(b)), any and all modifications, extensions, waivers, amendments or consents to or with respect to any documents contained in the related Mortgage File;
(iii) any and all instruments of satisfaction or cancellation, or of partial or full release or discharge or of assignment, and all other comparable instruments; and (iv) any and all instruments that such party may be required to execute on behalf of the Trustee in connection with the defeasance of a Serviced Loan as contemplated in this Agreement. Subject to Section 3.10, the Trustee shall, at the written request of the Master Servicer or the Special Servicer, promptly execute any limited powers of attorney and other documents furnished by the Master Servicer or the Special Servicer that are necessary or appropriate to enable them to carry out their servicing and administrative duties hereunder; provided, however, that the Trustee shall not be held liable for any misuse of any such power of attorney by the Master Servicer or the Special Servicer. Notwithstanding anything contained herein to the contrary, neither the Master Servicer nor the Special Servicer shall, without the Trustee's written consent:
(i) initiate any action, suit or proceeding solely under the Trustee's name or the Trustee's name on behalf of the Certificateholders, without indicating the Master Servicer's or Special Servicer's, as applicable, representative capacity; or (ii) take any action with the intent to cause, and that actually causes, the Trustee to be registered to do business in any state.

            (c) The parties hereto acknowledge that the Loan Combinations are subject to the terms and conditions of the applicable Co-Lender Agreement. The parties hereto further recognize the respective rights and obligations of the Loan Combination Trust Mortgage Loan holder, the Pari Passu Companion Loan holder or the Subordinate Companion Loan Noteholder under the applicable Co-Lender Agreement, including with respect to (i) the allocation of collections on or in respect of the Loan Combinations in accordance with the applicable Co-Lender Agreement, (ii) the making of payments to the Loan Combination Trust Mortgage Loan holder, the Pari Passu Companion Loan holder and/or Subordinate Companion Loan Noteholder in accordance with the applicable Co-Lender Agreement,
(iii) the purchase of the Loan Combination Trust Mortgage Loans by the related Subordinate Companion Loan Noteholders or (iv) in the case where a Companion Loan Noteholder is the Directing Holder, the right of such Directing Holder to cure a default of the related Mortgagor in accordance with the applicable Co-Lender Agreement.

            With respect to the Charles River Plaza North Loan Combination and the Encino Courtyard Loan Combination, the related Co-Lender Agreement permits the related Subordinate Companion Loan Noteholder to deliver Reserve Collateral in order to continue to be the Loan Combination Directing Holder in the circumstances specified in accordance with the applicable Co-Lender Agreement. The Special Servicer shall hold all such Reserve Collateral (in an Eligible Account, in the case of cash) in a manner that clearly identifies that it is being held for the benefit of the Certificateholders but, for federal income tax purposes, is beneficially owned by the related Subordinate Companion Loan Noteholder under the applicable Loan Combination. The Special Servicer shall take all actions reasonably necessary to maintain any perfected security interest on the part of the Trust in and to the related Reserve Collateral. In connection with the foregoing, if any letters of credit are furnished as Reserve Collateral with respect to the Charles River Plaza North Loan Combination or the Encino Courtyard Loan Combination, and if (i) the applicable Subordinate Companion Loan Noteholder has not provided a replacement letter of credit at least 30 days before the expiration of the delivered letter of credit or (ii) the long-term unsecured debt rating by any Rating Agency of the issuer of such letter of credit shall fall below "AA" or the short-term unsecured debt rating by each such Rating Agency shall fall below "A-1", then the Special Servicer shall provide written notice of such event to the applicable Subordinate Companion Loan Noteholder, and unless such Subordinate Companion Loan Noteholder shall have replaced such letter of credit within five (5) Business Days of such written notice from the Special Servicer with a letter of credit in form and substance satisfactory to the Special Servicer and the Rating Agencies, the Special Servicer shall draw upon such letter of credit and hold the proceeds thereof as related Reserve Collateral. Upon a Final Recovery Determination with respect to the Charles River Plaza North Loan Combination or the Encino Courtyard Loan Combination, any related Reserve Collateral held by the Special Servicer shall be available to reimburse the Trust for any realized loss of principal and/or interest incurred with respect to the related Mortgage Loan (or any successor REO Mortgage Loan with respect thereto), up to the maximum amount permitted under the applicable Co-Lender Agreement, together with all other amounts (including, without limitation, Additional Trust Fund Expenses related to the applicable Loan Combination or any related REO Property) reimbursable under the applicable Co-Lender Agreement and this Agreement. To the extent necessary to effect such reimbursement, the Special Servicer shall draw down upon or otherwise liquidate all applicable Reserve Collateral and shall forward the reimbursement payment to the Master Servicer for deposit in the Collection Account. Such reimbursement of payment shall, except for purposes of Section 3.11(b) hereof, constitute "Liquidation Proceeds". The Special Servicer may not release any Reserve Collateral to either the Charles River Plaza North Subordinate Companion Loan holder or the Encino Courtyard Subordinate Companion Loan holder, except as expressly required under the applicable Co-Lender Agreement (including, in connection with a Final Recovery Determination with respect to the related Loan Combination, following the reimbursement of the Trust as contemplated above in this Section 3.01(c)). The arrangement by which any Reserve Collateral is held shall constitute an "outside reserve fund" within the meaning of Treasury regulations section 1.860G-2(h) and such property (and the right to reimbursement of any amounts with respect thereto) shall be beneficially owned by the applicable Subordinate Companion Loan Noteholder, who shall be taxed on all income with respect thereto. As compensation for maintaining any Reserve Collateral, the Special Servicer will be entitled to any interest or other income earned, and will be responsible for any losses on investments, with respect to such Reserve Collateral in the same manner as it is entitled to investment income, and is responsible for losses incurred, with respect to investments of funds in an REO Account.

            Notwithstanding the foregoing, if, at such time as any Serviced Loan Combination Trust Mortgage Loan shall no longer be part of the Trust Fund and a separate servicing agreement with respect to the related Loan Combination has not been entered into in accordance with the terms of the related Co-Lender Agreement, then, until such time as a separate servicing agreement is entered into and any required Rating Agency Confirmation is obtained, and notwithstanding that such Serviced Loan Combination Trust Mortgage Loan is no longer part of the Trust Fund, the Master Servicer and, if applicable, the Special Servicer shall continue to service such Loan Combination or any related Loan Combination REO Properties, as the case may be, under this Agreement as if it were a separate servicing agreement (without, subject to the applicable Co-Lender Agreement, any obligation of the Master Servicer, Special Servicer or Trustee to make any Advance on such Serviced Loan Combination Trust Mortgage Loan that is no longer part of the Trust Fund), for the benefit of each holder of a Loan in such Loan Combination, and under any related Co-Lender Agreement, with: (i) such Loan Combination and the related Loan Combination Mortgaged Properties constituting the sole assets thereunder; and (ii) references to the "Trustee," "Trust," "Certificateholders" (or any sub group thereof) and the "Controlling Class Directing Holder" being construed to refer to the new holder of the Serviced Loan Combination Trust Mortgage Loan that is no longer included in the Trust Fund under the applicable Co-Lender Agreement.

            (d) The relationship of each of the Master Servicer and the Special Servicer to the Trustee and the Companion Loan Noteholders under this Agreement is intended by the parties to be that of an independent contractor and not that of a joint venturer, partner or agent.

            Section 3.02 Collection of Loan Payments.

            (a) Each of the Master Servicer (with respect to Performing Serviced Loans) and the Special Servicer (with respect to Specially Serviced Mortgage Loans) shall undertake reasonable efforts to collect all payments required under the terms and provisions of the Serviced Loans it is obligated to service hereunder and shall follow such collection procedures as are consistent with the Servicing Standard; provided, however, that neither the Master Servicer nor the Special Servicer shall, with respect to any ARD Loan after its Anticipated Repayment Date, take any enforcement action with respect to the payment of Post-ARD Additional Interest (other than the making of requests for its collection), unless (i) the taking of an enforcement action with respect to the payment of other amounts due under any ARD Loan is, in the good faith and reasonable judgment of the Special Servicer, necessary, appropriate and consistent with the Servicing Standard or (ii) all other amounts due under any ARD Loan have been paid, the payment of such Post-ARD Additional Interest has not been forgiven in accordance with Section 3.21 and, in the good faith and reasonable judgment of the Special Servicer, the Liquidation Proceeds expected to be recovered in connection with such enforcement action will cover the anticipated costs of such enforcement action and, if applicable, any associated interest accrued on Advances. The Special Servicer shall ensure that, with respect to Specially Serviced Mortgage Loans, the Mortgagors make payments directly to the Master Servicer; provided that, in the event the Special Servicer receives a payment that should have been made directly to the Master Servicer, the Special Servicer shall promptly forward such payment to the Master Servicer. Upon receipt of any such payment with respect to a Specially Serviced Mortgage Loan, the Master Servicer shall promptly notify the Special Servicer, and the Special Servicer shall direct the Master Servicer as to the proper posting of such payment. Consistent with the foregoing, the Special Servicer, with regard to a Specially Serviced Mortgage Loan, or the Master Servicer, with regard to a Performing Serviced Loan, may waive or defer any Default Charges in connection with collecting any late payment on a Serviced Loan; provided that without the consent of the Special Servicer in the case of a proposed waiver by the Master Servicer, no such waiver or deferral may be made by the Master Servicer pursuant to this Section 3.02 if any Advance has been made as to such delinquent payment.

            Section 3.03 Collection of Taxes, Assessments and Similar Items; Servicing Accounts; Reserve Accounts.

            (a) The Master Servicer shall, as to all Serviced Loans, establish and maintain one or more accounts, in which all related Escrow Payments shall be deposited and retained (each a "Servicing Account"). Subject to the terms of the related Mortgage Loan documents, each Servicing Account shall be an Eligible Account. Withdrawals of amounts so collected from a Servicing Account may be made (to the extent of amounts on deposit therein in respect of the related Mortgage Loan or, in the case of clauses (iv) and (v) below, to the extent of interest or other income earned on such amounts) only for the following purposes: (i) consistent with the related Mortgage Loan documents, to effect the payment of real estate taxes, assessments, insurance premiums (including premiums on any Environmental Insurance Policy), ground rents (if applicable) and comparable items in respect of the respective Mortgaged Properties; (ii) insofar as the particular Escrow Payment represents a late payment that was intended to cover an item described in the immediately preceding clause (i) for which a Servicing Advance was made, to reimburse the Master Servicer, the Special Servicer or the Trustee, as applicable, for such Servicing Advance;
(iii) to refund to Mortgagors any sums as may be determined to be overages; (iv) to pay interest, if required and as described below, to Mortgagors on balances in such Servicing Account; (v) to pay the Master Servicer interest and investment income on balances in such Servicing Account as described in Section 3.06(b), if and to the extent not required by law or the terms of the related Loan documents to be paid to the Mortgagor; or (vi) to clear and terminate such Servicing Account at the termination of this Agreement in accordance with
Section 9.01. To the extent permitted by law or the applicable Mortgage Loan documents, funds in the Servicing Accounts may be invested only in Permitted Investments in accordance with the provisions of Section 3.06. The Master Servicer shall pay or cause to be paid to the Mortgagors interest, if any, earned on the investment of funds in the related Servicing Accounts, if required by law or the terms of the related Mortgage Loan. If the Master Servicer shall deposit in a Servicing Account any amount not required to be deposited therein, it may at any time withdraw such amount from such Servicing Account, any provision herein to the contrary notwithstanding.

            (b) The Master Servicer shall, as to each and every Serviced Loan,
(i) maintain accurate records with respect to the related Mortgaged Property reflecting the status of real estate taxes, assessments and other similar items that are or may become a lien thereon and the status of insurance premiums and any ground rents payable in respect thereof and (ii) use reasonable efforts to obtain, from time to time, all bills for (or otherwise confirm) the payment of such items (including renewal premiums) and, if the subject Serviced Loan requires the related Mortgagor to escrow for such items, shall effect payment thereof prior to the applicable penalty or termination date. For purposes of effecting any such payment for which it is responsible, the Master Servicer shall apply Escrow Payments as allowed under the terms of the related Serviced Loan (or, if such Serviced Loan does not require the related Mortgagor to escrow for the payment of real estate taxes, assessments, insurance premiums, ground rents (if applicable) and similar items, the Master Servicer shall use reasonable efforts consistent with the Servicing Standard to cause the related Mortgagor to comply with the requirement of the related Mortgage that the Mortgagor make payments in respect of such items at the time they first become due and, in any event, prior to the institution of foreclosure or similar proceedings with respect to the related Mortgaged Property for nonpayment of such items). Subject to Section 3.12(d), the Master Servicer shall timely make a Servicing Advance to cover any such item which is not so paid, including any penalties or other charges arising from the Mortgagor's failure to timely pay such items.

            (c) The Master Servicer shall, as to each and every Serviced Loan, make a Servicing Advance with respect to the related Mortgaged Property in an amount equal to all such funds as are necessary for the purpose of effecting the payment of (i) real estate taxes, assessments and other similar items, (ii) ground rents (if applicable), and (iii) premiums on Insurance Policies (including Environmental Insurance Policies), in each instance if and to the extent Escrow Payments (if any) collected from the related Mortgagor are insufficient to pay such item when due and the related Mortgagor has failed to pay such item on a timely basis. All such Servicing Advances shall be reimbursable in the first instance from related collections from the Mortgagors, and further as provided in Section 3.05(a) or 3.05A. No costs incurred by the Master Servicer in effecting the payment of real estate taxes, assessments and, if applicable, ground rents on or in respect of the Mortgaged Properties shall, for purposes of this Agreement, including the Trustee's calculation of monthly distributions to Certificateholders, be added to the unpaid Stated Principal Balances of the related Serviced Loans, notwithstanding that the terms of such Mortgage Loans so permit. The foregoing shall in no way limit the Master Servicer's ability to charge and collect from the Mortgagor such costs together with interest thereon.

            (d) The Master Servicer shall, as to all Serviced Loans, establish and maintain, as applicable, one or more accounts ("Reserve Accounts"), into which all Reserve Funds, if any, shall be deposited and retained. Withdrawals of amounts so deposited may be made (i) for the specific purposes for which the particular Reserve Funds were delivered, in accordance with the Servicing Standard and the terms of the related Mortgage Note, Mortgage and any other agreement with the related Mortgagor governing such Reserve Funds, and (ii) to pay the Master Servicer interest and investment income earned on amounts in the Reserve Accounts as described below. To the extent permitted in the applicable Mortgage Loan documents, funds in the Reserve Accounts may be invested in Permitted Investments in accordance with the provisions of Section 3.06. Subject to the related Mortgage Loan documents, all Reserve Accounts shall be Eligible Accounts. Consistent with the Servicing Standard, the Master Servicer may waive or extend the date set forth in any agreement governing Reserve Funds by which any required repairs, capital improvements and/or environmental remediation at the related Mortgaged Property must be completed; provided that any waiver, any extension for more than one hundred twenty (120) days and any subsequent extension may only be granted with the consent of the Special Servicer.

            Section 3.04 Pool Custodial Account, Defeasance Deposit Account, Distribution Account, Interest Reserve Account, Excess Liquidation Proceeds Account and Class Y Sub-Account.

            (a) The Master Servicer shall establish and maintain one or more separate accounts (collectively, the "Pool Custodial Account"), in which the amounts described in clauses (i) through (ix) below (which shall not include any amounts allocable to the Companion Loans) shall be deposited and held on behalf of the Trustee in trust for the benefit of the Certificateholders and the Trustee as the Holder of the Uncertificated Lower-Tier Interests. The Pool Custodial Account shall be an Eligible Account. The Master Servicer shall deposit or cause to be deposited in the Pool Custodial Account, within one Business Day of receipt (in the case of payments by Mortgagors or other collections on the Mortgage Loans) or as otherwise required hereunder, the following payments and collections received or made by the Master Servicer or on its behalf subsequent to the Cut-off Date (other than in respect of principal and interest on the Mortgage Loans due and payable on or before the Cut-off Date, which amounts shall be delivered promptly to the Depositor or its designee, with negotiable instruments endorsed as necessary and appropriate without recourse, and other than amounts required to be deposited in the Defeasance Deposit Account), or payments (other than Principal Prepayments) received by it on or prior to the Cut-off Date but allocable to a period subsequent thereto:

            (i) all payments on account of principal of the Serviced Loans, including Principal Prepayments, and regardless of whether those payments are made by the related Mortgagor or any related guarantor, out of any related Reserve Funds maintained for such purpose, out of collections on any related Defeasance Collateral or from any other source;

            (ii) all payments on account of interest on the Serviced Loans, including Default Interest, and regardless of whether those payments are made by the related Mortgagor or any related guarantor, out of any related Reserve Funds maintained for such purpose, out of collections on any related Defeasance Collateral or from any other source;

            (iii) all Prepayment Premiums, Yield Maintenance Charges and late payment charges received in respect of any Serviced Loan;

            (iv) all Insurance Proceeds, Condemnation Proceeds and Liquidation Proceeds received in respect of any Serviced Loan (including any amounts paid by a Mortgagor or received as Insurance Proceeds, Condemnation Proceeds and Liquidation Proceeds that represent recoveries for an Advance (or interest thereon) that was previously reimbursed to the party that made such Advance as either a Nonrecoverable Advance or as a Workout-Delayed Reimbursement Amount);

            (v) any amounts required to be deposited by the Master Servicer pursuant to Section 3.06 in connection with losses incurred with respect to Permitted Investments of funds held in the Pool Custodial Account;

            (vi) any amounts required to be deposited by the Master Servicer or the Special Servicer pursuant to Section 3.07(b) in connection with losses resulting from a deductible clause in a blanket hazard policy;

            (vii) any amounts required to be transferred from an REO Account pursuant to Section 3.17(c); and

            (viii) insofar as they do not constitute Escrow Payments, any amounts paid by a Mortgagor specifically to cover items for which a Servicing Advance has been made.

provided that any amounts described in clauses (i) through (iv) and (vi) through
(viii) above that relate to any Serviced Loan Combination or any related REO Property (other than Liquidation Proceeds derived from the sale of the Mortgage Loans to or through the Companion Loan Noteholders pursuant to the Co-Lender Agreement or as a Specially Serviced Mortgage Loan pursuant to Section 3.19 or the repurchase of a Mortgage Loan by a Mortgage Loan Seller) shall be deposited in the applicable Loan Combination Custodial Account, and, in any such case, shall thereafter be transferred to the Pool Custodial Account.

            The foregoing requirements for deposit in the Pool Custodial Account shall be exclusive. Notwithstanding the foregoing, actual payments from Mortgagors in the nature of Escrow Payments, Reserve Funds, assumption fees, assumption application fees, funds representing a Mortgagor's payment of costs and expenses associated with assumptions and defeasance, modification fees, extension fees, charges for beneficiary statements or demands, amounts collected for checks returned for insufficient funds and any similar fees not expressly referred to in the prior paragraph need not be deposited by the Master Servicer in the Pool Custodial Account. If the Master Servicer shall deposit in the Pool Custodial Account any amount not required to be deposited therein, it may at any time withdraw such amount from the Pool Custodial Account, any provision herein to the contrary notwithstanding. The Master Servicer shall promptly deliver to the Special Servicer, as additional special servicing compensation in accordance with Section 3.11(c), all assumption fees and assumption application fees (or the applicable portions thereof) and other transaction fees received by the Master Servicer to which the Special Servicer is entitled pursuant to such Section upon receipt of a written statement (on which the Master Servicer is entitled to rely) of a Servicing Officer of the Special Servicer describing the item and amount (unless pursuant to this Agreement it is otherwise clear that the Special Servicer is entitled to such amounts, in which case a written statement is not required). The Pool Custodial Account shall be maintained as a segregated account, separate and apart from trust funds created for mortgage-backed securities of other series and the other accounts of the Master Servicer.

            Upon receipt of any of the amounts described in clauses (i) through
(iv) and (vi) through (viii) above with respect to any Mortgage Loan (other than any Mortgage Loan that is part of a Serviced Loan Combination), the Special Servicer shall promptly, but in no event later than two (2) Business Days after receipt, remit such amounts to the Master Servicer for deposit into the Pool Custodial Account in accordance with the second preceding paragraph, unless the Special Servicer determines, consistent with the Servicing Standard, that a particular item should not be deposited because of a restrictive endorsement or other appropriate reason. With respect to any such amounts paid by check to the order of the Special Servicer, the Special Servicer shall endorse such check to the order of the Master Servicer, unless the Special Servicer determines, consistent with the Servicing Standard, that a particular item cannot be so endorsed and delivered because of a restrictive endorsement or other appropriate reason. Any such amounts received by the Special Servicer with respect to a Serviced REO Property (other than an REO Property that relates to a Serviced Loan Combination) shall be deposited by the Special Servicer into the Pool REO Account and thereafter remitted to the Master Servicer for deposit into the Pool Custodial Account as and to the extent provided in Section 3.17(c).

            If and when any Mortgagor under a Defeasance Loan that is a Serviced Loan elects to defease all or any part of its Mortgage Loan and, pursuant to the provisions of the related Mortgage Loan documents, delivers cash to the Master Servicer to purchase the required Defeasance Collateral, the Master Servicer shall establish and maintain one or more separate segregated accounts (collectively, the "Defeasance Deposit Account"), in which the Master Servicer shall deposit such cash within one Business Day of receipt by the Master Servicer. The Master Servicer shall retain such cash in the Defeasance Deposit Account pending its prompt application to purchase Defeasance Collateral. The Master Servicer shall hold such cash and maintain the Defeasance Deposit Account on behalf of the Mortgagor, as beneficial owner of the Defeasance Collateral, and the Trustee and, in the case of the Loan Combinations, the Companion Loan Noteholders, to secure payment on the related Defeasance Loan. The Defeasance Deposit Account shall be an Eligible Account. To the extent permitted by law or the applicable Defeasance Loan, prior to the purchase of Defeasance Collateral, funds in the Defeasance Deposit Account may be invested only in Permitted Investments in accordance with the provisions of Section 3.06. The Master Servicer shall pay or cause to be paid to the related Mortgagor(s) interest, if any, earned on the investment of funds in the Defeasance Deposit Account, if required by law or the terms of the related Mortgage Loan(s).

            (b) The Trustee shall establish and maintain one or more trust accounts (collectively, the "Distribution Account") to be held in trust for the benefit of the Certificateholders. Each account that constitutes the Distribution Account shall be an Eligible Account. The Distribution Account shall be deemed to consist of four separate sub-accounts, which shall be established and maintained on a book-entry basis: the Lower-Tier Distribution Account, the Upper-Tier Distribution Account, the Interest Reserve Account and the Class Y Sub-Account. The Master Servicer shall deliver from the Custodial Account to the Trustee each month on or before the Master Servicer Remittance Date, for deposit in the Lower-Tier Distribution Account or, in the case of the Post-ARD Additional Interest, in the Class Y Sub-Account, an aggregate amount of immediately available funds equal to the Master Servicer Remittance Amount for such Master Servicer Remittance Date, together with, in the case of the final Distribution Date, any additional amounts contemplated by the second paragraph of Section 9.01.

            Notwithstanding anything herein to the contrary, the Lower-Tier Distribution Account, the Upper-Tier Distribution Account, the Class Y Sub-Account, and the Interest Reserve Account may be maintained as part of a single Distribution Account. Amounts actually deposited into or distributed from the Distribution Account will be deemed to be deposited or distributed from the Lower-Tier Distribution Account, the Upper-Tier Distribution Account, the Class Y Sub-Account, or the Interest Reserve Account, as applicable.

            In addition, the Master Servicer shall, as and when required hereunder, deliver to the Trustee (without duplication) for deposit in the Lower-Tier Distribution Account:

            (i) any P&I Advances required to be made by the Master Servicer in accordance with Section 4.03(a); and

            (ii) any amounts required to be deposited by the Master Servicer pursuant to Section 3.20(a) in connection with Prepayment Interest Shortfalls.

            The Trustee shall, upon receipt, deposit in the Lower-Tier Distribution Account or the Class Y Sub-Account, as applicable, any and all amounts received by the Trustee that are required by the terms of this Agreement to be deposited therein.

            In the event that the Master Servicer fails, on any Master Servicer Remittance Date, to remit to the Trustee any amount(s) required to be so remitted to the Trustee hereunder by such date, the Master Servicer shall pay the Trustee, for the account of the Trustee, interest, calculated at the Prime Rate, on such amount(s) not timely remitted, from and including that Master Servicer Remittance Date, to but not including the date such payment was made.

            On the Master Servicer Remittance Date in March of each year (commencing in March 2008), or February, if the related Distribution Date is the final Distribution Date, the Trustee shall transfer from the Interest Reserve Account to the Lower-Tier Distribution Account, all Interest Reserve Amounts then on deposit in the Interest Reserve Account with respect to the Interest Reserve Mortgage Loans and any Interest Reserve REO Mortgage Loans.

            As and when required pursuant to Section 3.04(d), the Trustee shall transfer monies from the Excess Liquidation Proceeds Account to the Lower-Tier Distribution Account.

            (c) The Trustee shall establish and maintain one or more accounts (collectively, the "Interest Reserve Account"), which may be a sub-account of the Distribution Account, to be held in trust for the benefit of the Certificateholders and the Trust as Holder of the Uncertificated Lower-Tier Interests. Each account that constitutes the Interest Reserve Account shall be an Eligible Account. On each Distribution Date in February and, during a year that is not a leap year, in January (unless, in either case, such Distribution Date is the final Distribution Date), prior to any distributions being made in respect of the Certificates on such Distribution Date, the Trustee shall withdraw from the Lower-Tier Distribution Account and deposit in the Interest Reserve Account with respect to each applicable Interest Reserve Mortgage Loan and Interest Reserve REO Mortgage Loan, an amount equal to the Interest Reserve Amount, if any, in respect of such Mortgage Loan or REO Mortgage Loan, as the case may be, for such Distribution Date.

            Notwithstanding that the Interest Reserve Account, the Class Y Sub-Account, the Lower-Tier Distribution Account and the Upper-Tier Distribution Account may be sub-accounts of the Distribution Account for reasons of administrative convenience, the Interest Reserve Account, the Class Y Sub-Account, the Lower-Tier Distribution Account and the Upper-Tier Distribution Account shall, for all purposes of this Agreement (including the obligations and responsibilities of the Trustee hereunder), be considered to be and shall be required to be treated as, separate and distinct accounts. The provisions of this paragraph shall survive any resignation or removal of the Trustee and appointment of a successor trustee.

            (d) If any Excess Liquidation Proceeds are received on the Mortgage Pool, the Trustee shall establish and maintain one or more accounts (collectively, the "Excess Liquidation Proceeds Account") to be held in trust for the benefit of the Certificateholders. Each account that constitutes the Excess Liquidation Proceeds Account shall be an Eligible Account. On each Master Servicer Remittance Date, the Master Servicer shall withdraw from the Pool Custodial Account and remit to the Trustee for deposit in the Excess Liquidation Proceeds Account all Excess Liquidation Proceeds (to the extent not allocable to a Companion Loan) received during the Collection Period ending on the Determination Date immediately prior to such Master Servicer Remittance Date. On any Distribution Date, amounts held in the Excess Liquidation Proceeds Account that exceed amounts reasonably required to offset future Realized Losses as determined by the Special Servicer with the consent of the Controlling Class Representative shall be distributed to the Holders of the Class R-I Certificates.

            (e) Funds in the Pool Custodial Account may be invested only in Permitted Investments in accordance with the provisions of Section 3.06. The Master Servicer shall give written notice to the Trustee, the Special Servicer and the Rating Agencies of the location of the Pool Custodial Account as of the Closing Date and of the new location of the Pool Custodial Account within two
(2) Business Days of any change thereof. As of the Closing Date, the Distribution Account (and all subaccounts thereof) and, when established, the Excess Liquidation Proceeds Account shall be located at the Trustee's offices in Minneapolis, Minnesota. The Trustee shall give notice to the Master Servicer, the Special Servicer and the Rating Agencies of any change in the location of the Distribution Account (and all subaccounts thereof), the Interest Reserve Account or the Excess Liquidation Proceeds Account prior to any change thereof.

            (f) The Trustee shall establish, prior to the Master Servicer Remittance Date relating to any Due Period in which the Post-ARD Additional Interest is received, and maintain the Class Y Sub-Account in the name of the Trustee for the benefit of the Holders of the Class Y Certificates. The Class Y Sub-Account shall be established and maintained as an Eligible Account or, subject to Section 3.04(b), a subaccount of the Distribution Account. On or before each Master Servicer Remittance Date, the Master Servicer shall remit to the Trustee for deposit in the Class Y Sub-Account an amount equal to the Post-ARD Additional Interest received by the Master Servicer during the related Due Period. On each Distribution Date, the Trustee shall withdraw the Post-ARD Additional Interest from the Class Y Sub-Account for distribution pursuant to
Section 4.01(k). Following the distribution of Post-ARD Additional Interest in full to Holders of the Class Y Certificates, the Trustee shall terminate the Class Y Sub-Account.

            Section 3.04A Loan Combination Custodial Account.

            (a) The Master Servicer shall establish and maintain, with respect to each Serviced Loan Combination, one or more sub-accounts of a single account (with respect to each Loan Combination, the "Loan Combination Custodial Account") in which the amounts described in clauses (i) through (ix) below shall be deposited and held in trust for the benefit of the related Loan Combination Noteholders, as their interests may appear; provided that a Loan Combination Custodial Account may be a sub-account of another Custodial Account. Each of the Loan Combination Custodial Accounts shall be an Eligible Account or a subaccount of an Eligible Account. The Master Servicer shall deposit or cause to be deposited in the applicable Loan Combination Custodial Account, within one Business Day of receipt (in the case of payments or other collections on such Loan Combination) or as otherwise required hereunder, the following payments and collections received or made by the Master Servicer or on its behalf with respect to the related Loan Combination subsequent to the Cut-off Date (other than in respect of principal and interest on such Loan Combination due and payable on or before the Cut-off Date, which payments shall be held pursuant to the terms of the related Co-Lender Agreement, and other than amounts required to be deposited in the Defeasance Deposit Account):

            (i) all payments on account of principal of the applicable Loan Combination, including Principal Prepayments, and regardless of whether those payments are made by the related Mortgagor or any related guarantor, out of any related Reserve Funds maintained for such purpose, out of collections on any related Defeasance Collateral or from any other source;

            (ii) all payments on account of interest on the applicable Loan Combination, including Default Interest, and regardless of whether those payments are made by the related Mortgagor or any related guarantor, out of any related Reserve Funds maintained for such purpose, out of collections on any related Defeasance Collateral or from any other source;

            (iii) all Prepayment Premiums, Yield Maintenance Charges and/or late payment charges received in respect of the applicable Loan Combination;

            (iv) all Insurance Proceeds, Condemnation Proceeds and Liquidation Proceeds received in respect of the applicable Loan Combination (other than Liquidation Proceeds derived from the sale of any Mortgage Loans to or through the related Subordinate Companion Loan Noteholder or the repurchase of a Mortgage Loan by a Mortgage Loan Seller, which shall be deposited directly into the Pool Custodial Account) (including any amounts paid by a Mortgagor or received as Insurance Proceeds, Condemnation Proceeds and Liquidation Proceeds that represent recoveries for an Advance (or interest thereon) that was previously reimbursed to the party that made such Advance as either a Nonrecoverable Advance or as a Workout-Delayed Reimbursement Amount);

            (v) any amounts required to be deposited by the Master Servicer pursuant to Section 3.06 in connection with losses incurred with respect to Permitted Investments of funds held in the applicable Loan Combination Custodial Account;

            (vi) any amounts required to be deposited by the Master Servicer or the Special Servicer pursuant to Section 3.07(b) in connection with losses with respect to the applicable Loan Combination resulting from a deductible clause in a blanket hazard policy;

            (vii) any amounts required to be transferred from the related Loan Combination REO Account pursuant to Section 3.17(c);

            (viii) insofar as they do not constitute Escrow Payments, any amounts paid by the related Mortgagor with respect to the applicable Loan Combination specifically to cover items for which a Servicing Advance has been made; and

            (ix) any P&I Advances required to be made by the Master Servicer with respect to a Loan Combination Trust Mortgage Loan in accordance with
      Section 4.03A.

            The foregoing requirements for deposit in the applicable Loan Combination Custodial Account shall be exclusive. Notwithstanding the foregoing, actual payments from the related Mortgagor in respect of all Loan Combinations in the nature of Escrow Payments, Reserve Funds, assumption fees, assumption application fees, funds representing such Mortgagor's payment of costs and expenses associated with assumptions and defeasance, modification fees, extension fees, charges for beneficiary statements or demands, amounts collected for checks returned for insufficient funds and any similar fees not expressly referred to in the prior paragraph need not be deposited by the Master Servicer in the applicable Loan Combination Custodial Account. If the Master Servicer shall deposit into a Loan Combination Custodial Account any amount not required to be deposited therein, it may at any time withdraw such amount from such Loan Combination Custodial Account, any provision herein to the contrary notwithstanding. The Master Servicer shall promptly deliver to the Special Servicer, as additional special servicing compensation in accordance with
Section 3.11(c), all assumption fees and assumption application fees (or the applicable portions thereof) and other transaction fees received by the Master Servicer with respect to all Loan Combinations, to which the Special Servicer is entitled pursuant to such section, upon receipt of a written statement of a Servicing Officer of the Special Servicer describing the item and amount (unless pursuant to this Agreement it is otherwise clear that the Special Servicer is entitled to such amounts, in which case a written statement is not required). Each Loan Combination Custodial Account shall be maintained as a segregated account, or a subaccount of another Custodial Account separate and apart from trust funds created for mortgage-backed securities of other series and the other accounts of the Master Servicer.

            Upon receipt of any of the amounts described in clauses (i) through
(iv) and (viii) above with respect to a Loan Combination, the Special Servicer shall promptly, but in no event later than one Business Day after receipt, remit such amounts to the Master Servicer for deposit into the related Loan Combination Custodial Account in accordance with the second preceding paragraph, unless the Special Servicer determines, consistent with the Servicing Standard, that a particular item should not be deposited because of a restrictive endorsement or other appropriate reason. With respect to any such amounts paid by check to the order of the Special Servicer, the Special Servicer shall endorse such check to the order of the Master Servicer, unless the Special Servicer determines, consistent with the Servicing Standard, that a particular item cannot be so endorsed and delivered because of a restrictive endorsement or other appropriate reason. Any such amounts received by the Special Servicer with respect to an REO Property that relates to any Loan Combination shall initially be deposited by the Special Servicer into the related REO Account and thereafter remitted to the Master Servicer for deposit into the related Loan Combination Custodial Account, all in accordance with Section 3.17(c).

            (b) If and when the related Mortgagor elects to defease a Serviced Loan Combination, the provisions of the last paragraph of Section 3.04(a) relating to the Defeasance Deposit Account shall apply.

            (c) The Master Servicer shall give written notice to the Trustee, the related Companion Loan Noteholders and the Special Servicer of the location of the related Loan Combination Custodial Account when first established and of the new location of such Custodial Account prior to any change thereof.

            Section 3.05 Permitted Withdrawals From the Pool Custodial Account, the Distribution Account, the Interest Reserve Account and the Excess Liquidation Proceeds Account.

            (a) The Master Servicer may, from time to time, make withdrawals from the Pool Custodial Account for any of the following purposes (the order set forth below not constituting an order of priority for such withdrawals):

            (i) to remit to the Trustee for deposit in the Distribution Account the amounts required to be so deposited pursuant to the first paragraph of
      Section 3.04(b), and any amounts that may be applied to make P&I Advances pursuant to Section 4.03(a);

            (ii) to reimburse the Trustee and itself, in that order, for unreimbursed P&I Advances made thereby with respect to the Mortgage Pool, as applicable (excluding any P&I Advances made with respect to any Mortgage Loan that is part of a Serviced Loan Combination), the Trustee's and Master Servicer's, as the case may be, respective rights to reimbursement pursuant to this clause (ii) with respect to any such P&I Advance being limited to amounts on deposit in the Pool Custodial Account that represent Late Collections of interest and principal (net of the related Master Servicing Fees and any related Workout Fees or Liquidation
      Fees) received in respect of the particular Mortgage Loan or REO Mortgage Loan as to which such P&I Advance was made; provided, however, that if any P&I Advance that was made with respect to the Mortgage Pool (including any Mortgage Loans that are part of a Serviced Loan Combination and any related REO Loans) becomes a Workout-Delayed Reimbursement Amount, then such P&I Advance shall thereafter be reimbursed from the portion of general collections and recoveries on or in respect of all of the Mortgage Loans and REO Properties on deposit in the Pool Custodial Account from time to time that represent collections or recoveries of principal to the extent provided in clause (vii) below until such Advance becomes a Nonrecoverable Advance;

            (iii) to pay (A) to itself earned and unpaid Master Servicing Fees with respect to the Mortgage Pool (exclusive of the Serviced Loan Combination Trust Mortgage Loans and any related REO Mortgage Loans), the Master Servicer's right to payment pursuant to this clause (iii)(A) with respect to any such Master Servicing Fees being limited to amounts on deposit in the Pool Custodial Account or REO Mortgage Loan as to which such Master Servicing Fees were earned, and (B) to itself, out of general collections on the Mortgage Pool on deposit in the Pool Custodial Account, any Master Servicing Fee earned in respect of any Mortgage Loan or REO Mortgage Loan (including any Serviced Combination Trust Mortgage Loans and/or any related REO Mortgage Loans, to the extent not paid from the related Loan Combination Custodial Account pursuant to Section 3.05A that remains unpaid after the application of clause (A) above following a Final Recovery Determination made with respect to such Mortgage Loan or the related REO Property and the deposit into the Pool Custodial Account of all amounts received in connection with such Final Recovery Determination;

            (iv) to pay to the Special Servicer, out of general collections on the Mortgage Pool on deposit in the Pool Custodial Account, earned and unpaid Special Servicing Fees in respect of each Specially Serviced Mortgage Loan and REO Mortgage Loan (including the Loan Combination Trust Mortgage Loans and/or any related REO Mortgage Loans, to the extent not paid from the related Loan Combination Custodial Account pursuant to
      Section 3.05A);

            (v) to pay the Special Servicer (or, if applicable, a predecessor Special Servicer) any earned and unpaid Workout Fees and Liquidation Fees in respect of each Specially Serviced Mortgage Loan, Corrected Mortgage Loan and/or REO Mortgage Loan (including the Loan Combination Trust Mortgage Loans and/or any related REO Mortgage Loans, to the extent not paid from the related Loan Combination Custodial Account pursuant to
      Section 3.05A), as applicable, in the amounts and from the sources specified in Section 3.11(b);

            (vi) to reimburse the Trustee, itself and the Special Servicer, in that order, for any unreimbursed Servicing Advances made thereby with respect to any Serviced Loan or Serviced REO Property, as applicable (other than the Loan Combination Trust Mortgage Loans and/or any related REO Properties), the Trustee's, the Master Servicer's and the Special Servicer's respective rights to reimbursement pursuant to this clause (vi) with respect to any Servicing Advance being limited to amounts on deposit in the Pool Custodial Account that represent payments made by the related Mortgagor to cover the item for which such Servicing Advance was made, and to amounts on deposit in the Pool Custodial Account that represent Liquidation Proceeds (net of Liquidation Fees or Workout Fees payable therefrom), Condemnation Proceeds, Insurance Proceeds and, if applicable, REO Revenues received in respect of the particular Mortgage Loan or REO Property as to which such Servicing Advance was made; provided, however, that if such Servicing Advance becomes a Workout-Delayed Reimbursement Amount, then such Servicing Advance shall thereafter be reimbursed from the portion of general collections and recoveries on or in respect of all of the Mortgage Loans and REO Properties on deposit in the Pool Custodial Account from time to time that represent collections or recoveries of principal to the extent provided in clause (vii) below until such Advance becomes a Nonrecoverable Advance;

            (vii) to reimburse the Trustee, itself and the Special Servicer, in that order, out of general collections on the Mortgage Pool on deposit in the Pool Custodial Account, first from such amounts that are allocated to the Sub-Pool to which the subject Loan belongs and second from any other amounts on deposit in the Pool Custodial Account for (1) any unreimbursed Advances that have been or are determined to be Nonrecoverable Advances and (2) for any Workout-Delayed Reimbursement Amounts, such reimbursement to be made out of the principal portion of the general collections on the Mortgage Loans and REO Properties, net of such amounts being reimbursed pursuant to clause (1) above, until such Workout-Delayed Reimbursement Amount becomes a Nonrecoverable Advance, in which event it shall be reimbursable pursuant to clause (1) above; provided that the amounts referred to in clause (1) above may be withdrawn over time in accordance with Section 3.05(e);

            (viii) to pay the Trustee, itself and the Special Servicer, in that order, any interest accrued and payable in accordance with Section 3.12(b), 4.03(d) or 4.03A(d), as applicable, on any Advance made thereby with respect to the Mortgage Pool (exclusive of the Serviced Loan Combination Trust Mortgage Loans and any related REO Mortgage Loans) the Trustee's, the Master Servicer's and the Special Servicer's respective rights to payment pursuant to this clause (viii) with respect to interest on any such Advance being limited to amounts on deposit in the Pool Custodial Account that represent Default Charges collected on or in respect of the related Mortgage Loan during the Collection Period in which such Advance is reimbursed, as and to the extent contemplated by Sections 3.27(a) and (b);

            (ix) to pay, out of general collections on the Mortgage Pool on deposit in the Pool Custodial Account, the Trustee, itself and the Special Servicer, if applicable, in that order, any interest accrued and payable in accordance with Section 3.12(b), 4.03(d) or 4.03A, as applicable, on any Advance (including any Advance that constitutes a Workout-Delayed Reimbursement Amount) made thereby with respect to the Mortgage Pool, but only to the extent that such Advance has been reimbursed and the interest thereon is not otherwise payable as contemplated by the immediately preceding clause (viii) or Section 3.05A, as applicable;

            (x) to pay, out of amounts on deposit in the Pool Custodial Account that represent Default Charges collected on or in respect of the related Mortgage Loan and not otherwise applied as contemplated by clause (viii) above, any unpaid expense (other than interest accrued on Advances, which is payable pursuant to clause (viii) above, and other than Special Servicing Fees, Liquidation Fees and Workout Fees) incurred with respect to any Mortgage Loan or REO Mortgage Loan that, if paid from a source other than Default Charges, would constitute an Additional Trust Fund Expense, as and to the extent contemplated by Sections 3.27(a) and (b);

            (xi) to pay, out of general collections on the Mortgage Pool on deposit in the Pool Custodial Account, (A) costs and expenses incurred by the Trust Fund pursuant to Section 3.09(b) (other than the costs of environmental testing, which are to be covered by, and reimbursable as, a Servicing Advance), (B) the cost of an independent appraiser or other expert in real estate matters retained pursuant to Sections 3.12(d), 3.19(g), or 4.03(c), and (C) the fees of any Independent Contractor retained with respect to any related REO Property pursuant to Section 3.18(d) (to the extent that it has not paid itself such fees prior to remitting collections on such REO Property to the Special Servicer); provided that, in the case of a Mortgaged Property with respect to a Serviced Loan Combination, any payment pursuant to this clause (xi) is to be made only to the extent that it would not ultimately be payable out of collections on or in respect of the related Serviced Loan Combination;

            (xii) to pay itself, as additional servicing compensation in accordance with Section 3.11(a), (A) interest and investment income earned in respect of amounts held in the Pool Custodial Account as provided in
      Section 3.06(b), but only to the extent of the Net Investment Earnings with respect to the Pool Custodial Account for any Collection Period, (B) Prepayment Interest Excesses collected on the Mortgage Pool (exclusive of the Serviced Loan Combination Trust Mortgage Loans) and (C) Net Default Charges (after application pursuant to Sections 3.27(a) and (b)) actually collected that accrued in respect of Mortgage Loans (other than the Serviced Loan Combination Trust Mortgage Loans) that are not Specially Serviced Mortgage Loans, and to pay the Special Servicer, as additional special servicing compensation in accordance with Section 3.11(c), Net Default Charges (after application pursuant to Sections 3.27(a) and (b)) actually collected that accrued in respect of Specially Serviced Mortgage Loans and REO Mortgage Loans (other than the Serviced Loan Combination Trust Mortgage Loans and/or any related REO Mortgage Loans);

            (xiii) to pay itself, the Special Servicer, the Depositor, or any of their respective members, managers, directors, officers, employees and agents, as the case may be, out of general collections on the Mortgage Pool on deposit in the Pool Custodial Account, any amounts payable to any such Person pursuant to Section 6.03; provided that such payment does not related solely to the Companion Loans;

            (xiv) to pay, out of general collections on the Mortgage Pool on deposit in the Pool Custodial Account, for (A) the cost of the Opinion of Counsel contemplated by Section 12.02(a), (B) the cost of an Opinion of Counsel contemplated by Section 12.01(a) or 12.01(c) in connection with any amendment to this Agreement requested by the Master Servicer or the Special Servicer that protects or is in furtherance of the rights and interests of Certificateholders, and (C) the cost of recording this Agreement in accordance with Section 12.02(a);

            (xv) to pay itself, the Special Servicer, any Controlling Class Certificateholder or any other Person, as the case may be, with respect to each Mortgage Loan, if any, previously purchased by such Person pursuant to this Agreement, all amounts received thereon subsequent to the date of purchase that have been deposited in the Pool Custodial Account;

            (xvi) to pay, in accordance with Section 3.12(e), out of general collections on the Mortgage Pool on deposit in the Pool Custodial Account, any servicing expenses, that would, if advanced, constitute Nonrecoverable Servicing Advances (including servicing expenses that relate to, and are allocable to, any related REO Loan, but excluding servicing expenses that relate solely to the Companion Loans or any related REO Loans), to the extent no funds are available therefor in the related Loan Combination Custodial Account;

            (xvii) on each Master Servicer Remittance Date, to transfer Excess Liquidation Proceeds in respect of the Mortgage Pool to the Trustee, for deposit in the Excess Liquidation Proceeds Account, in accordance with
      Section 3.04(d);

            (xviii) [reserved];

            (xix) to remit the Post-ARD Additional Interest to the Trustee for deposit in the Class Y Sub-Account pursuant to Section 3.04(f); and

            (xx) to clear and terminate the Pool Custodial Account at the termination of this Agreement pursuant to Section 9.01.

            The Master Servicer shall keep and maintain separate accounting records, on a loan-by-loan basis when appropriate, in connection with any withdrawal from the Pool Custodial Account pursuant to clauses (ii) through (xviii) above and any related expenses shall be allocable to the Lower-Tier REMIC.

            The Master Servicer shall pay to the Special Servicer (or to third party contractors at the direction of the Special Servicer) or the Trustee from the Pool Custodial Account, amounts permitted to be paid to the Special Servicer (or to any such third party contractor) or the Trustee therefrom promptly upon receipt of a written statement of a Servicing Officer of the Special Servicer or of a Responsible Officer of the Trustee describing the item and amount to which the Special Servicer (or such third party contractor) or the Trustee, as applicable, is entitled (unless such payment to the Special Servicer or the Trustee (for example, the Trustee Fee), as the case may be, is clearly required pursuant to this Agreement, in which case a written statement is not required). The Master Servicer may rely conclusively on any such written statement and shall have no duty to re-calculate the amounts stated therein.

            The Special Servicer shall keep and maintain separate accounting for each Specially Serviced Mortgage Loan and REO Property, on a loan-by-loan basis, for the purpose of justifying any request for withdrawal from the Pool Custodial Account, and such expenses shall be allocable to the Lower-Tier REMIC. With respect to each Mortgage Loan for which it makes an Advance, the Trustee shall keep and maintain separate accounting, on a loan-by-loan basis, for the purpose of justifying any request for withdrawal from the Pool Custodial Account for reimbursements of Advances or interest thereon.

            (b) Promptly on each Distribution Date, the Trustee shall be deemed to withdraw from the Lower-Tier Distribution Account and deposit in the Upper-Tier Distribution Account an aggregate amount of immediately available funds equal to the Lower-Tier Distribution Amount, and the amount of any Net Prepayment Consideration for such Distribution Date allocated in payment of the Uncertificated Lower-Tier Interests as specified in Section 4.01(j). The Trustee may, from time to time, make withdrawals from the Distribution Account (which in the case of clauses (ii) through (vii) shall be deemed to have been withdrawn from the Lower-Tier Distribution Account for any of the following purposes (in no particular order of priority):

            (i) [reserved]

            (ii) to pay (A) the Trustee or any of its respective directors, officers, employees and agents, as the case may be, out of general collections on the Mortgage Loans on deposit in the Distribution Account, any amounts payable or reimbursable to any such Person pursuant to Section 7.01(b) and/or Section 8.05, as applicable, and (B) as and when contemplated by Section 8.08, the cost of the Trustee's transferring Mortgage Files and other documents to a successor after being terminated by Certificateholders pursuant to Section 8.07(c) without cause to pay, as additional compensation, interest and investment income, if any, earned in respect of amounts held in the Distribution Account as provided in Section 3.06, but only to the extent of the Net Investment Earnings with respect to such account for the related Distribution Date;

            (iii) to pay, out of general collections on the Mortgage Loans on deposit in the Distribution Account, for the cost of the Opinions of Counsel sought by the Trustee or the Tax Administrator (A) as provided in clause (iv) of the definition of "Disqualified Organization," (B) as contemplated by Section 10.01(i), or (C) as contemplated by Section 12.01(a) or 12.01(c) in connection with any amendment to this Agreement requested by the Trustee which amendment is in furtherance of the rights and interests of Certificateholders;

            (iv) to pay, out of general collections on the Mortgage Loans on deposit in the Distribution Account, any and all federal, state and local taxes imposed on the REMIC Pools or on the assets or transactions of the REMIC Pools, together with all incidental costs and expenses, to the extent none of the Trustee, the Tax Administrator, the Master Servicer or the Special Servicer is liable therefor pursuant to Section 10.01(j);

            (v) to pay the Tax Administrator, out of general collections on the Mortgage Loans on deposit in the Distribution Account, any amounts reimbursable to it pursuant to Section 10.01(f);

            (vi) to pay the Master Servicer any amounts deposited by the Master Servicer in the Distribution Account in error;

            (vii) to transfer Interest Reserve Amounts in respect of the Interest Reserve Mortgage Loans and any Interest Reserve REO Mortgage Loans from the Distribution Account to the Interest Reserve Account as and when required by Section 3.04(c); and

            (viii) to clear and terminate the Distribution Account at the termination of this Agreement pursuant to Section 9.01.

            On or prior to a Distribution Date, the Trustee shall be entitled to withdraw amounts that are payable or reimbursable as set forth in clauses (ii) through (vii) above from the Distribution Account (which will be deemed to be withdrawn from the Lower-Tier Distribution Account, or in the case of clauses
(iv), (vi) or (vii), from the related Loan REMIC Distribution Account, if applicable) prior to making distributions to Certificateholders on such Distribution Date.

            (c) On each Master Servicer Remittance Date in March (commencing in March 2008 (or February, if the related Distribution Date is the Final Distribution Date)), the Trustee shall withdraw from the Interest Reserve Account and deposit in the Lower-Tier Distribution Account, as applicable, all Interest Reserve Amounts that have been deposited in the Interest Reserve Account in respect of the Interest Reserve Mortgage Loans and any Interest Reserve REO Mortgage Loans during February and/or January, as applicable, of the same year in accordance with Section 3.04(c).

            (d) On each Master Servicer Remittance Date, the Trustee shall withdraw from the Excess Liquidation Proceeds Account and deposit in the Lower-Tier Distribution Account, for distribution on the following Distribution Date, an amount equal to the lesser of (i) the entire amount, if any, then on deposit in the Excess Liquidation Proceeds Account and (ii) the excess, if any, of the aggregate amount distributable with respect to the Regular Interest Certificates on such Distribution Date pursuant to Sections 4.01(a) and 4.01(b), over the Available Distribution Amount for such Distribution Date (calculated without regard to such transfer from the Excess Liquidation Proceeds Account to the Distribution Account); provided that on the Master Servicer Remittance Date immediately prior to the Final Distribution Date, the Trustee shall withdraw from the Excess Liquidation Proceeds Account and deposit in the Lower-Tier Distribution Account, for distribution on such Distribution Date, any and all amounts then on deposit in the Excess Liquidation Proceeds Account.

            (e) Notwithstanding anything to the contrary contained herein, upon a determination that a previously made Advance is a Nonrecoverable Advance, instead of obtaining reimbursement out of general collections on the Mortgage Pool on deposit in the Pool Custodial Account immediately as contemplated by
Section 3.05(a)(vii), the Master Servicer, the Special Servicer or the Trustee, as applicable, may, in its sole discretion, elect to obtain reimbursement for such Nonrecoverable Advance over time and the unreimbursed portion of such Advance will accrue interest at the Prime Rate. At any time after such a determination to obtain reimbursement over time (not to exceed a period longer than twelve (12) months), the Master Servicer, the Special Servicer or the Trustee, as applicable, may, in its sole discretion, decide to obtain reimbursement immediately. The fact that a decision to recover such Nonrecoverable Advances over time, or not to do so, benefits some Classes of Certificateholders to the detriment of other Classes shall not constitute a violation of the Servicing Standard by the Master Servicer or the Special Servicer or be deemed a breach of any fiduciary duty of the Trustee to Certificateholders by the Trustee, or a breach of a contractual obligation by the Master Servicer, the Special Servicer or the Trustee. The Master Servicer's, the Special Servicer's or the Trustee's agreement to defer reimbursements of Nonrecoverable Advances as set forth in this Section 3.05(e) is an accommodation to the Certificateholders and is not to be construed as on obligation on the part of the Master Servicer, the Special Servicer or the Trustee or a right of the Certificateholders.

            To the extent a Nonrecoverable Advance with respect to a Mortgage Loan is required to be reimbursed from general collections on the Mortgage Loans pursuant to clauses (vi) or (vii) of Section 3.05(a), such reimbursement shall be allocated first, to the principal portion of the general collections available on the Mortgage Loans. To the extent a Workout-Delayed Reimbursement Amount is reimbursed pursuant to clause (vii) of Section 3.05(a), such reimbursement shall be limited to an amount equal to, and be allocable solely to, principal collections available on the Mortgage Loans, net of amounts paid pursuant to the previous sentence until it becomes a Nonrecoverable Advance.

            The Master Servicer shall give each Rating Agency at least fifteen
(15) days' notice prior to any reimbursement to it of Nonrecoverable Advances from amounts in the Pool Custodial Account allocable to interest on the Mortgage Loans unless (1) the Master Servicer determines in its sole discretion that waiting fifteen (15) days after such a notice could jeopardize the Master Servicer's ability to recover Nonrecoverable Advances, (2) changed circumstances or new or different information becomes known to the Master Servicer that could affect or cause a determination of whether any Advance is a Nonrecoverable Advance, whether to defer reimbursement of a Nonrecoverable Advance or the determination in clause (1) above, or (3) the Master Servicer has not timely received from the Trustee information requested by the Master Servicer to consider in determining whether to defer reimbursement of a Nonrecoverable Advance; provided that, if clause (1), (2) or (3) apply, the Master Servicer shall give each Rating Agency notice of an anticipated reimbursement to it of Nonrecoverable Advances from amounts in any Custodial Account allocable to interest on the Mortgage Loans as soon as reasonably practicable in such circumstances. The Master Servicer shall have no liability for any loss, liability or expense resulting from any notice provided to each Rating Agency contemplated by the immediately preceding sentence.

            Section 3.05A. Permitted Withdrawals From the Loan Combination Custodial Account.

            The Master Servicer may, from time to time, make withdrawals from the applicable Loan Combination Custodial Account, for any of the following purposes (the order set forth below not constituting an order of priority for such withdrawals), such amounts being allocated among the Loans in the Loan Combination as provided in the related Co-Lender Agreement:

            (i) to make remittances each month on or before the Master Servicer Remittance Date therein, in an aggregate amount of immediately available funds equal to the applicable Loan Combination Remittance Amount, to the Trust (as holder of the Loan Combination Trust Mortgage Loans or any related REO Mortgage Loans) and the related Companion Loan Noteholder, in accordance with the applicable provisions of the related Co-Lender Agreement, as applicable, such remittances to the Trust to be made into the Pool Custodial Account;

            (ii) to reimburse, first, the Trustee, and then, itself, in that order, for unreimbursed P&I Advances made by such party (with its own funds) with respect to the related Loan Combination Trust Mortgage Loan, any such party's rights to reimbursement pursuant to this clause (ii) with respect to any such P&I Advance being limited to amounts on deposit in the applicable Loan Combination Custodial Account that represent late collections of interest and principal (net of the related Master Servicing Fees and any related Workout Fees or Liquidation Fees) received in respect of the particular Loan Combination Trust Mortgage Loan (as allocable thereto pursuant to the related Loan documents and the related Co-Lender Agreement);

            (iii) to pay to itself earned and unpaid Master Servicing Fees with respect to the related Loan Combination (or any successor REO Loans), the Master Servicer's respective rights to payment pursuant to this clause
      (iii) with respect to any Loan (or any successor REO Loan) in such Loan Combination being limited to amounts on deposit in the related Loan Combination Custodial Account that were received on or in respect of such Loan (or successor REO Loan) and are allocable as a recovery of interest thereon;

            (iv) to reimburse, first, the Trustee, and then, itself, in that order, for any unreimbursed P&I Advances made by such party (with its own funds) with respect to the related Loan Combination Trust Mortgage Loan that such party has determined are Nonrecoverable Advances, such party's rights to reimbursement pursuant to this clause (iv) with respect to any such P&I Advance being limited to amounts on deposit in the applicable Loan Combination Custodial Account that were received in respect of the particular Loan Combination Trust Mortgage Loan (as allocable thereto pursuant to the related Loan documents and the related Co-Lender Agreement), in the Loan Combination as to which such P&I Advance was made;

            (v) to pay to the Special Servicer earned and unpaid Special Servicing Fees in respect of the related Loan Combination while any Loan in such Loan Combination constitutes a Specially Serviced Mortgage Loan and after the Loan Combination Mortgaged Properties become REO Properties;

            (vi) to pay the Special Servicer (or, if applicable, a predecessor Special Servicer) earned and unpaid Workout Fees and Liquidation Fees in respect of the related Loan Combination, in the amounts and from the sources specified in Section 3.11(b);

            (vii) to reimburse first, the Trustee, second, itself and last, the Special Servicer, in that order, for any unreimbursed Servicing Advances made thereby with respect to the related Loan Combination or any related REO Properties, any such party's respective rights to reimbursement pursuant to this clause (vii) with respect to any Servicing Advance being limited to amounts on deposit in the applicable Loan Combination Custodial Account that represent payments made by the related Mortgagor to cover the item for which such Servicing Advance was made, and to amounts on deposit in the related Loan Combination Custodial Account that represent Liquidation Proceeds (net of Liquidation Fees payable therefrom), Condemnation Proceeds, Insurance Proceeds and, if applicable, REO Revenues received in respect of the related Loan Combination or related Loan Combination REO Properties as to which such Servicing Advance was made;

            (viii) to reimburse, first, the Trustee, second, itself and last, the Special Servicer, in that order, out of general collections in the Loan Combination Custodial Account, for any unreimbursed Servicing Advances made thereby with respect to the related Loan Combination or any related REO Properties that such party has determined are Nonrecoverable Advances, such amounts being allocated among the Loans in the Loan Combination as provided in the related Co-Lender Agreement; provided that such amounts may be withdrawn over time in accordance with Section 3.05A(b);

            (ix) to pay first, the Trustee, second, itself and last, the Special Servicer, in that order, any interest accrued on any Advance made thereby with respect to the Loans in the related Loan Combination or with respect to the related Loan Combination Mortgaged Properties, any such party's respective right to payment pursuant to this clause (ix) with respect to interest on any Advance being permitted to be satisfied (A) first, out of any amounts on deposit in the applicable Loan Combination Custodial Account that represent Default Charges collected during the same Collection Period in which such Advance is reimbursed, as and to the extent contemplated by Section 3.27(c), and (B) second, to the extent that the Default Charges described in the immediately preceding clause (A) are insufficient, but only if such Advance is being reimbursed at the same time or if such Advance has been previously reimbursed, out of any amounts on deposit in the applicable Loan Combination Custodial Account that represent any other collections on or in respect of the related Loan Combination;

            (x) to pay for (A) costs and expenses incurred with respect to the Loan Combination Mortgaged Properties pursuant to Section 3.09(c) (other than the costs of environmental testing, which are to be covered by, and reimbursable as, a Servicing Advance), (B) the costs and expenses of obtaining appraisals of the Loan Combination Mortgaged Properties pursuant to Section 3.12(d) or 4.03A(c), as applicable, and (C) the fees of any Independent Contractor retained with respect to any related Loan Combination REO Property pursuant to Section 3.18(d) (to the extent that it has not paid itself such fees prior to remitting collections on such REO Property to the Special Servicer);

            (xi) to pay itself, as additional servicing compensation in accordance with Section 3.11(a), (A) interest and investment income earned in respect of amounts held in the applicable Loan Combination Custodial Account as provided in Section 3.06(b), but only to the extent of the Net Investment Earnings with respect to the applicable Loan Combination Custodial Account for any Collection Period and (B) Net Default Charges (after application pursuant to Section 3.27(c)) actually collected that accrued in respect of the Companion Loans during a period that they were not Specially Serviced Mortgage Loans and the Loan Combination Mortgaged Properties were not REO Properties, and to pay the Special Servicer, as additional special servicing compensation in accordance with Section 3.11(c), Net Default Charges (after application pursuant to Section 3.27(c)) actually collected that accrued in respect of the Companion Loans during a period that they were Specially Serviced Mortgage Loans or the Loan Combination Mortgaged Properties were REO Properties;

            (xii) to pay itself, the Special Servicer or any of their respective members, managers, directors, officers, employees and agents, as the case may be, any amounts payable to any such Person pursuant to Section 6.03, to the extent such amounts relate to the related Loan Combination;

            (xiii) to pay for the cost of recording the Co-Lender Agreement and any required opinion of counsel related thereto and, to the extent applicable pursuant to Section 12.02, the allocable portion of the cost of the Opinion of Counsel contemplated by Section 12.01 or 12.02, in connection with any amendment to this Agreement requested by the Master Servicer or the Special Servicer that protects or is in furtherance of the rights and interests of the Certificateholders;

            (xiv) to pay, in accordance with Section 3.12(e), out of collections on the related Loan Combination on deposit in the related Loan Combination Custodial Account, any servicing expenses with respect to the related Loans, that would, if advanced, constitute Nonrecoverable Servicing Advances (provided that servicing expenses that relate solely to a Serviced Companion Loan or any related REO Loans will be paid solely from funds allocable thereto);

            (xv) to transfer to the Pool Custodial Account all amounts representing Default Charges actually collected that accrued in respect of the Loan Combination Trust Mortgage Loans or any successor REO Mortgage Loans in respect of the Loan Combination Trust Mortgage Loans, to the extent such Default Charges were not applied to offset interest on Advances pursuant to clause (ix)(B) above (to be applied in accordance with Sections 3.27(a) and (b)); and

            (xvi) to clear and terminate the applicable Loan Combination Custodial Account at the termination of this Agreement pursuant to Section 9.01.

            The Master Servicer shall keep and maintain separate accounting records in connection with each Loan Combination Custodial Account, including but not limited to, any withdrawal from each Loan Combination Custodial Account, pursuant to clauses (ii) through (xvi) above.

            The Master Servicer shall pay to each of the Special Servicer (or to third party contractors at the direction of the Special Servicer) and the Trustee, as applicable, from the applicable Loan Combination Custodial Account, amounts permitted to be paid thereto from such account promptly upon receipt of a written statement of a Servicing Officer of the Special Servicer or a Responsible Officer of the Trustee, as the case may be, describing the item and amount to which the Special Servicer (or such third party contractor) or the Trustee, as the case may be, is entitled (unless such payment to the Special Servicer or the Trustee, as the case may be, is clearly required pursuant to this Agreement, in which case a written statement is not required). The Master Servicer may rely conclusively on any such written statement and shall have no duty to re-calculate the amounts stated therein. The parties seeking payment pursuant to this Section shall each keep and maintain separate accounting for the purpose of justifying any request for withdrawal from each Loan Combination Custodial Account, on a loan-by-loan basis.

            In the event that the Master Servicer fails, on any Loan Combination Remittance Date, to remit to the Companion Loan Noteholders any amount(s) required to be so remitted to such Companion Loan Noteholders hereunder by such date, the Master Servicer shall pay such Companion Loan Noteholders, for the account of such Companion Loan Noteholders, interest, calculated at the Prime Rate, on such amount(s) not timely remitted, from and including that Master Servicer Remittance Date, to but not including the date of remittance.

            Section 3.06 Investment of Funds in the Servicing Accounts, the Reserve Accounts, the Defeasance Deposit Account, the Custodial Accounts, the REO Accounts, the Distribution Account, the Interest Reserve Account and the Excess Liquidation Proceeds Account.

            (a) The Master Servicer may direct in writing any depository institution maintaining a Servicing Account, a Reserve Account, the Defeasance Deposit Account or a Custodial Account (each, for purposes of this Section 3.06, an "Investment Account"), the Special Servicer may direct in writing any depository institution maintaining an REO Account and the Trustee may direct in writing any depository institution maintaining the Distribution Account, the Interest Reserve Account and the Excess Liquidation Proceeds Account and all applicable sub-accounts (also, for purposes of this Section 3.06, an "Investment Account"), to invest, or if it is such depository institution, may itself invest, the funds held therein in one or more Permitted Investments bearing interest or sold at a discount, and maturing, unless payable on demand, no later than the Business Day immediately preceding the next succeeding date on which such funds are required to be withdrawn from such account pursuant to this Agreement; provided that in the case of any Servicing Account, any Reserve Account or the Defeasance Deposit Account, such investment direction shall, in addition, be subject to the related Mortgage Loan documents and applicable law. All such Permitted Investments shall be held to maturity, unless payable on demand. Any investment of funds in an Investment Account shall be made in the name of the Trustee (in its capacity as such) and , in the case of a Permitted Investment in any Investment Account solely related to a Loan Combination, the related Companion Loan Noteholders. The Master Servicer (with respect to Permitted Investments of amounts in the Servicing Accounts, the Reserve Accounts, the Defeasance Deposit Account and the Custodial Accounts) or the Special Servicer (with respect to Permitted Investments of amounts in the REO Accounts), on behalf of the Trustee or the Trustee (with respect to the Distribution Account, the Interest Reserve Account and the Excess Liquidation Proceeds Account) and, in the case of any Investment Account solely related to a Loan Combination, the related Companion Loan Noteholders, shall (i) be the "entitlement holder" of any Permitted Investment that is a "security entitlement" and (ii) maintain "control" of any Permitted Investment that is a "certificated security," "uncertificated security" or "deposit account." For purposes of this Section 3.06(a), (i) the terms "entitlement holder," "security entitlement," "control" (except with respect to deposit accounts), "certificated security" and "uncertificated security" shall have the meanings given such terms in Revised Article 8 (1994 Revision) of the UCC, and the terms "control" (with respect to deposit accounts) and "deposit account" shall have the meanings given such terms in Revised Article 9 (1998 Revision) of the UCC, and (ii) "control" of any Permitted Investment in any Investment Account by the Master Servicer, the Special Servicer or the Trustee shall constitute "control" by a Person designated by, and acting on behalf of, the Trustee and, in the case of any Investment Account solely related to a Loan Combination, the related Companion Loan Noteholders, for purposes of Revised Article 8 (1994 Revision) of the UCC or Revised Article 9 (1998 Revision) of the UCC, as applicable. If amounts on deposit in an Investment Account are at any time invested in a Permitted Investment payable on demand, the Master Servicer (in the case of the Custodial Accounts, the Servicing Accounts, the Reserve Accounts and the Defeasance Deposit Account), the Special Servicer (in the case of the REO Accounts) or the Trustee (in the case of the Distribution Account, the Interest Reserve Account and the Excess Liquidation Proceeds Account) shall:

            (x) consistent with any notice required to be given thereunder, demand that payment thereon be made on the last day such Permitted Investment may otherwise mature hereunder in an amount equal to at least the lesser of (1) all amounts then payable thereunder and (2) the amount required to be withdrawn on such date; and

            (y) demand payment of all amounts due thereunder promptly upon determination by the Master Servicer, the Special Servicer or the Trustee, as the case may be, that such Permitted Investment would not constitute a Permitted Investment in respect of funds thereafter on deposit in the Investment Account.

            (b) Whether or not the Master Servicer directs (subject to Section 3.06(a)) the investment of funds in any of the Servicing Accounts, the Reserve Accounts, the Defeasance Deposit Account or the Custodial Accounts, interest and investment income realized on funds deposited therein, to the extent of the Net Investment Earnings, if any, for each such Investment Account for each Collection Period (and, in the case of Servicing Accounts, Reserve Accounts and the Defeasance Deposit Account, to the extent not otherwise payable to Mortgagors under applicable law or the related Mortgage Loan documents), shall be for the sole and exclusive benefit of the Master Servicer and shall be subject to its withdrawal in accordance with Section 3.03(a), 3.03(d), 3.04(a), 3.05(a) or 3.05A, as applicable. Whether or not the Special Servicer directs the investment of funds in either of the REO Accounts, interest and investment income realized on funds deposited therein, to the extent of the Net Investment Earnings, if any, for such Investment Account for each Collection Period, shall be for the sole and exclusive benefit of the Special Servicer and shall be subject to its withdrawal in accordance with Section 3.17(b). Whether or not the Trustee directs the investment of funds in any of the Distribution Account, the Interest Reserve Account and the Excess Liquidation Proceeds Account, or any applicable sub-accounts, interest and investment income realized on funds deposited therein, to the extent of the Net Investment Earnings, if any, for each such Investment Account for each Collection Period, shall be for the sole and exclusive benefit of the Trustee and shall be subject to its withdrawal in accordance with Section 3.05. If any loss shall be incurred in respect of any Permitted Investment on deposit in any Investment Account, the Master Servicer (in the case of (i) the Servicing Accounts, the Reserve Accounts and the Defeasance Deposit Account (except to the extent that any investment of funds with respect thereto is at the direction of a Mortgagor or for the benefit of the Mortgagor in accordance with the related Mortgage Loan documents or applicable law) and (ii) the Custodial Accounts), the Special Servicer (in the case of the REO Accounts) and the Trustee (in the case of the Distribution Account, the Interest Reserve Account and the Excess Liquidation Proceeds Account and any applicable sub-accounts) shall promptly deposit therein from its own funds, without right of reimbursement, no later than the end of the Collection Period during which such loss was incurred, the amount of the Net Investment Loss, if any, for such Investment Account for such Collection Period. Notwithstanding any of the foregoing provisions of this Section 3.06, no party shall be required under this Agreement to deposit any loss on a deposit of funds in an Investment Account if such loss is incurred solely as a result of the insolvency of the federal or state chartered depository institution or trust company with which such deposit was maintained so long as such depository institution or trust company satisfied the conditions set forth in the definition of "Eligible Account" at the time such deposit was made and also as of a date no earlier than thirty (30) days prior to the insolvency.

            (c) Except as expressly provided otherwise in this Agreement, if any default occurs in the making of a payment due under any Permitted Investment, or if a default occurs in any other performance required under any Permitted Investment, the Trustee may, and subject to Section 8.02, upon the request of Certificateholders entitled to a majority of the Voting Rights allocated to a Class, shall, take such action as may be appropriate to enforce such payment or performance, including the institution and prosecution of appropriate proceedings.

            (d) Notwithstanding the investment of funds held in any Investment Account, for purposes of the calculations hereunder, including the calculation of the Available Distribution Amount, the Master Servicer Remittance Amount and the Loan Combination Remittance Amount, the amounts so invested shall be deemed to remain on deposit in such Investment Account.

            Section 3.07 Maintenance of Insurance Policies; Errors and Omissions and Fidelity Coverage; Environmental Insurance.

            (a) The Master Servicer shall, consistent with the Servicing Standard, cause to be maintained for each Mortgaged Property that is not an REO Property, all insurance coverage as is required under the related Mortgage (except to the extent that the failure to maintain such insurance coverage is an Acceptable Insurance Default); provided that, if and to the extent that any such Mortgage permits the holder thereof any discretion (by way of consent, approval or otherwise) as to the insurance coverage that the related Mortgagor is required to maintain, the Master Servicer or Special Servicer, as the case may be, shall exercise such discretion in a manner consistent with the Servicing Standard; and provided, further, that, if and to the extent that a Mortgage so permits, the Master Servicer or Special Servicer, as the case may be, shall use reasonable efforts consistent with the Servicing Standard to require the related Mortgagor to obtain the required insurance coverage from Qualified Insurers that have a "claims paying ability" or "financial strength" rating, as applicable, of at least "A" from S&P and "A" from Fitch (or, in the case of any such Rating Agency, such lower rating as will not result in an Adverse Rating Event with respect to the Certificates or any Companion Loan Securities, as evidenced in writing by such Rating Agency); and provided, further, that the Master Servicer shall cause to be maintained for any such Mortgaged Property from Qualified Insurers that have a "claims paying ability" or "financial strength rating," as applicable, of at least "A" from S&P and "A" from Fitch, any such insurance that the related Mortgagor is required but fails to maintain, only to the extent that the Trustee (as mortgagee of record on behalf of the Certificateholders and, in the case of a Loan Combination Mortgaged Property, the related Companion Loan Noteholders) has an insurable interest, and such insurance is available at a commercially reasonable rate and the subject hazards are at the time commonly insured against by prudent owners of properties similar to the Mortgaged Property located in or around the region in which such Mortgaged Property is located (or, in the case of all-risk insurance or other insurance that covers acts of terrorism, the Master Servicer shall not be required to cause to be maintained for any such Mortgaged Property any such insurance that the related Mortgagor is required but fails to maintain if the Trustee (as mortgagee of record on behalf of the Certificateholders and, in the case of a Loan Combination Mortgaged Property, the related Companion Loan Noteholders) does not have an insurable interest or the Special Servicer has determined (in its reasonable judgment and in accordance with the Servicing Standard) that either
(i) such insurance is not available at a commercially reasonable rate and the subject hazards are at the time commonly insured against by prudent owners of properties similar to the Mortgaged Property located in or around the region in which such Mortgaged Property is located or (ii) such insurance is not available at any rate).

            Any Controlling Class Certificateholder or, in the case of a Loan Combination, the holder of the related Subordinate Companion Loan, may request that earthquake insurance be secured for one or more Mortgaged Properties by the related Mortgagor, to the extent such insurance may reasonably be obtained and provided the related loan documents and applicable law give the mortgagee the right to request such insurance coverage and such Mortgage Loan documents require the Mortgagor to obtain earthquake insurance at the request of the mortgagee.

            Subject to Section 3.18(a), the Special Servicer, in accordance with the Servicing Standard, shall also cause to be maintained for each Serviced REO Property no less insurance coverage than was previously required of the Mortgagor under the related Mortgage (including insurance that covers losses arising from acts of terrorism); provided that such insurance is available at commercially reasonable rates and the subject hazards are at the time commonly insured against by prudent owners of properties similar to the REO Property located in or around the region in which such REO Property is located (or, in the case of all-risk insurance or other insurance that covers acts of terrorism, such insurance is available at a commercially reasonable rate or the subject hazards are at the time commonly insured against by prudent owners of properties similar to the REO Property located in or around the region in which such REO Property is located); and provided, further, that all such insurance shall be obtained from Qualified Insurers that, if they are providing casualty insurance, shall have a "claims paying ability" or "financial strength" rating, as applicable, of at least "A" from S&P and "A" from Fitch (or, in the case of either Rating Agency, such lower rating as will not result in an Adverse Rating Event with respect to the Certificates or any Companion Loan Securities, as evidenced in writing by such Rating Agency). All such insurance policies shall contain (if they insure against loss to property and do not relate to an REO Property) a "standard" mortgagee clause, with loss payable to the Master Servicer (in the case of insurance maintained in respect of Mortgage Loans, including Specially Serviced Mortgage Loans), or the Special Servicer (in the case of insurance maintained in respect of REO Properties), on behalf of the Trustee; and, in each case, such insurance shall be issued by a Qualified Insurer. Any amounts collected by the Master Servicer or the Special Servicer under any such policies (other than amounts to be applied to the restoration or repair of the related Mortgaged Property or REO Property or amounts to be released to the related Mortgagor, in each case subject to the rights of any tenants and ground lessors, as the case may be, and in each case in accordance with the terms of the related Mortgage and the Servicing Standard) shall be deposited in the applicable Custodial Account in accordance with Section 3.04(a) or 3.04A, as the case may be, in the case of amounts received in respect of a Mortgage Loan, or in the applicable REO Account in accordance with Section 3.17(b), in the case of amounts received in respect of an REO Property. Any cost incurred by the Master Servicer or the Special Servicer in maintaining any such insurance (including any earthquake insurance maintained at the request of a Controlling Class Certificateholder or the related Companion Loan Noteholders shall not, for purposes hereof, including calculating monthly distributions to Certificateholders, be added to the unpaid principal balance or Stated Principal Balance of the related Mortgage Loan or REO Loan, notwithstanding that the terms of such loan so permit, but shall be recoverable by the Master Servicer and the Special Servicer as a Servicing Advance.

            (b) If either the Master Servicer or the Special Servicer shall obtain and maintain, or cause to be obtained and maintained, a blanket policy or forced placed policy insuring against hazard losses on all of the Serviced Loans and/or Serviced REO Properties that it is required to service and administer, then, to the extent such policy (i) is obtained from a Qualified Insurer having (or whose obligations are guaranteed or backed, in writing, by an entity having) a "claims paying ability" or "financial strength" rating, as applicable, of at least "A" from S&P and "A" from Fitch (or, in the case of each Rating Agency, such lower rating as will not result in an Adverse Rating Event with respect to the Certificates or any Companion Loan Securities, as evidenced in writing by such Rating Agency), and (ii) provides protection equivalent to the individual policies otherwise required, the Master Servicer or the Special Servicer, as the case may be, shall conclusively be deemed to have satisfied its obligation to cause hazard insurance to be maintained on the related Mortgaged Properties and/or REO Properties. Such blanket policy or forced placed policy may contain a deductible clause (not in excess of a customary amount), in which case the Master Servicer or the Special Servicer, as appropriate, shall, if there shall not have been maintained on the related Mortgaged Property or REO Property an individual hazard insurance policy complying with the requirements of Section 3.07(a), and there shall have been one or more losses that would have been covered by such individual policy, promptly deposit into the applicable Custodial Account from its own funds the amount not otherwise payable under the blanket policy or forced placed policy because of the deductible clause therein, to the extent that any such deductible exceeds the deductible limitation that pertained to the related Mortgage Loan (or in the absence of any such deductible limitation, the deductible limitation for an individual policy which is consistent with the Servicing Standard). The Master Servicer or the Special Servicer, as appropriate, shall prepare and present, on behalf of itself, the Trustee and the Certificateholders and, in the case of a Loan Combination Mortgaged Property, the related Companion Loan Noteholders, claims under any such blanket policy or forced placed policy in a timely fashion in accordance with the terms of such policy.

            (c) Each of the Master Servicer and the Special Servicer shall at all times during the term of this Agreement (or, in the case of the Special Servicer, at all times during the term of this Agreement in which Specially Serviced Mortgage Loans and/or Serviced REO Properties are part of the Trust
Fund) keep in force with Qualified Insurers having (or whose obligations are guaranteed or backed, in writing, by entities having) a "claims paying ability" or "financial strength" rating, as applicable, of at least "A" from S&P and "A" from Fitch (or, in the case of either Rating Agency, such lower rating as will not result in an Adverse Rating Event with respect to the Certificates or any Companion Loan Securities, as evidenced in writing by such Rating Agency), a fidelity bond, which fidelity bond shall be in such form and amount as would permit it to be a qualified Fannie Mae seller-servicer of multifamily mortgage loans, or in such other form and amount as would not cause an Adverse Rating Event with respect to the Certificates or any Companion Loan Securities (as evidenced in writing from each Rating Agency). Each of the Master Servicer and the Special Servicer shall be deemed to have complied with the foregoing provision if an Affiliate thereof has such fidelity bond coverage and, by the terms of such fidelity bond, the coverage afforded thereunder extends to the Master Servicer or the Special Servicer, as the case may be.

            Each of the Master Servicer and the Special Servicer shall at all times during the term of this Agreement (or, in the case of the Special Servicer, at all times during the term of this Agreement in which Specially Serviced Mortgage Loans and/or Serviced REO Properties are part of the Trust
Fund) also keep in force with Qualified Insurers having (or whose obligations are guaranteed or backed, in writing, by entities having) a "claims paying ability" or "financial strength" rating, as applicable, of at least "A" from S&P and "A" from Fitch (or, in the case of either Rating Agency, such lower rating as will not result in an Adverse Rating Event with respect to the Certificates or any Companion Loan Securities, as evidenced in writing by such Rating Agency), a policy or policies of insurance covering loss occasioned by the errors and omissions of its officers, employees and agents in connection with its servicing obligations hereunder, which policy or policies shall be in such form and amount as would permit it to be a qualified Fannie Mae seller-servicer of multifamily mortgage loans, or in such other form and amount as would not cause an Adverse Rating Event with respect to the Certificates or any Companion Loan Securities (as evidenced in writing from each Rating Agency). Each of the Master Servicer and the Special Servicer shall be deemed to have complied with the foregoing provisions if an Affiliate thereof has such insurance and, by the terms of such policy or policies, the coverage afforded thereunder extends to the Master Servicer or the Special Servicer, as the case may be.

            The Master Servicer shall cause each of its Sub-Servicers to maintain or cause to be maintained a fidelity bond and an errors and omissions insurance policy which satisfy the requirements for the fidelity bond and the errors and omissions policy to be maintained by the Master Servicer to comply with the foregoing.

            (d) Within ninety (90) days of the Closing Date, with respect to each Environmentally Insured Mortgage Loan, the Master Servicer shall notify the insurer under the Environmental Insurance Policy and take all other action necessary for the Trustee, on behalf of the Certificateholders, to be an insured (and for the Master Servicer, on behalf of the Trust Fund, to make claims) under the Environmental Insurance Policy. In the event that either of the Master Servicer or the Special Servicer has actual knowledge of any event (an "Insured Environmental Event") giving rise to a claim under any Environmental Insurance Policy in respect of any Environmentally Insured Mortgage Loan, the Master Servicer shall notify the Special Servicer if such Loan is a Specially Serviced Mortgage Loan and the Special Servicer shall notify the Master Servicer in all cases. Upon becoming aware of such Insured Environmental Event, the Master Servicer, in the case of a Performing Serviced Loan, and the Special Servicer, in the case of a Specially Serviced Mortgage Loan or an REO Property shall, in accordance with the terms of such Environmental Insurance Policy and the Servicing Standard, timely make a claim thereunder with the appropriate insurer and shall take such other actions in accordance with the Servicing Standard which are necessary under such Environmental Insurance Policy in order to realize the full value thereof for the benefit of the Certificateholders. Any legal fees, premiums or other out of pocket costs incurred in accordance with the Servicing Standard in connection with any such claim under an Environmental Insurance Policy shall be paid by the Master Servicer or the Special Servicer, as applicable, and shall be reimbursable to it as a Servicing Advance. With respect to each Environmental Insurance Policy in respect of an Environmentally Insured Mortgage Loan, the Master Servicer (in the case of any such Loan that is a Performing Serviced Loan) and the Special Servicer (in the case of any such Loan that is a Specially Serviced Mortgage Loan or in the case of an REO Property) shall each review and familiarize itself with the terms and conditions relating to enforcement of claims and shall monitor the dates by which any claim must be made or any action must be taken under such policy to realize the full value thereof for the benefit of the Certificateholders in the event the Master Servicer or Special Servicer, as applicable, has actual knowledge of an Insured Environmental Event giving rise to a claim under such Environmental Insurance Policy.

            The Master Servicer (in the case of Performing Serviced Loans) and the Special Servicer (in the case of Specially Serviced Mortgage Loans and REO Properties) shall each abide by the terms and conditions precedent to payment of claims under the Environmental Insurance Policies with respect to the Environmentally Insured Mortgage Loans and take all such actions as may be required to comply with the terms and provisions of such policies in order to maintain such policies in full force and effect and to make claims thereunder.

            In the event that either the Master Servicer or the Special Servicer receives notice of a termination of any Environmental Insurance Policy with respect to an Environmentally Insured Mortgage Loan, then the party receiving such notice shall, within five (5) Business Days after receipt thereof, provide written notice of such termination to the other such party and the Trustee. Upon receipt of such notice, the Master Servicer, with respect to a Performing Serviced Loan, or the Special Servicer, with respect to a Specially Serviced Mortgage Loan or a Serviced REO Property, shall address such termination in accordance with Section 3.07(a) in the same manner as it would the termination of any other Insurance Policy required under the related Environmentally Insured Mortgage Loan documents. Any legal fees, premiums or other out-of-pocket costs incurred in accordance with the Servicing Standard in connection with a resolution of such termination of an Environmental Insurance Policy shall be paid by the Master Servicer and shall be reimbursable to it as a Servicing Advance.

            The Master Servicer (with respect to Performing Serviced Loans) and the Special Servicer (with respect to Specially Serviced Mortgage Loans) shall monitor the actions, and enforce the obligations, of the related Mortgagor under each Environmentally Insured Mortgage Loan insofar as such actions/obligations relate to (i) to the extent consistent with Section 3.07(a), the maintenance (including, without limitation, any required renewal) of an Environmental Insurance Policy with respect to the related Mortgaged Property or (ii) environmental testing or remediation at the related Mortgaged Property.

            Section 3.08 Enforcement of Due-on-Sale and Due on Encumbrance Provisions.

            (a) (i) Subject to Section 3.08(a)(ii) below, upon receipt of any request of a waiver, consent or confirmation in respect of a due-on-sale or due-on-encumbrance provision (including but not limited to transfers or encumbrances subject to specified conditions), the Master Servicer, with respect to Serviced Loans that are not Specially Serviced Mortgage Loans, and the Special Servicer, with respect to Specially Serviced Mortgage Loans, shall promptly analyze such request, including the preparation of written materials in connection with such analysis, and will close the related transaction, subject to the consent rights (if any) of each Companion Holder pursuant to the related Co-Lender Agreement as provided in this Section 3.08. With respect to all Serviced Loans (other than Specially Serviced Mortgage Loans), the Master Servicer or, in the case of Specially Serviced Mortgage Loans, the Special Servicer, on behalf of the Trustee as the mortgagee of record, shall, to the extent permitted by applicable law, enforce the restrictions contained in the related Mortgage on transfers or further encumbrances of the related Mortgaged Property and on transfers of interests in the related Mortgagor, unless following its receipt of a request in respect of a due-on-sale or due-on-encumbrance provision the Master Servicer (with the written consent of the Special Servicer, which consent shall be deemed given if not denied within the later of (A) fifteen (15) Business Days after the Special Servicer's receipt of the written recommendation of the Master Servicer for such action and any additional information the Special Servicer may reasonably request (such recommendation and information may be delivered in an electronic format reasonably acceptable to the Master Servicer and the Special Servicer) and (B) five (5) Business Days after the Controlling Class Representative's receipt of the written recommendation of the Special Servicer for such action and any additional information the Controlling Class Representative may reasonably request for the analysis of such request or the Special Servicer (with the written consent of the Controlling Class Representative, which consent shall be deemed given if not denied within ten (10) Business Days after the Controlling Class Representative's receipt of the written recommendation of the Special Servicer for such action and any additional information the Controlling Class Representative may reasonably request, of which date the Special Servicer shall notify the Master Servicer), as applicable, has determined, consistent with the Servicing Standard, that the waiver of such restrictions would be in accordance with the Servicing Standard. Promptly after the Master Servicer (with the written consent of the Special Servicer to the extent required in the preceding sentence) or the Special Servicer (with the written consent of the Controlling Class Representative to the extent required in the preceding sentence), as applicable, has made any such determination, the Master Servicer or the Special Servicer shall deliver to the Trustee, the Rating Agencies and each other party hereto an Officer's Certificate setting forth the basis for such determination.

            (ii) With respect to all Serviced Loans, neither the Master Servicer nor the Special Servicer shall exercise (and the Special Servicer shall not consent to) any waiver in respect of a due-on-encumbrance provision of any Mortgage Loan (i) with respect to which the aggregate of the Stated Principal Balance of such Mortgage Loan and the Stated Principal Balance of all other Mortgage Loans that are cross-collateralized, cross-defaulted or have been made to Mortgagors affiliated with the Mortgagor on such Mortgage Loan, are one of the ten largest Mortgage Loans or concentrations of Mortgage Loans, as of the date of such waiver request, without receiving prior written confirmation from S&P and Fitch that such action would not result in a downgrading, qualification or withdrawal of the ratings then assigned to the Certificates or (ii) with respect to which
      (a) the aggregate of the Stated Principal Balance of such Mortgage Loan and the Stated Principal Balance of all other Mortgage Loans that are cross-collateralized, cross-defaulted or have been made to Mortgagors affiliated with the Mortgagor on such Mortgage Loan, is equal to or in excess of $20,000,000, (b) the aggregate of the Stated Principal Balance of such Mortgage Loan and the Stated Principal Balance of all other Mortgage Loans that are cross-collateralized, cross-defaulted or have been made to Mortgagors affiliated with the Mortgagor on such Mortgage Loan, are equal to or greater than 2% of the aggregate Stated Principal Balance of all Mortgage Loans, (c) such Mortgage Loan is one of the ten largest Mortgage Loans as of the date of the waiver (by Stated Principal Balance), or (d) such Mortgage Loan has a loan-to-value ratio (calculated to include the additional indebtedness secured by any encumbrance) that is equal to or greater than 85% or a debt service coverage ratio (calculated to include the additional debt from any encumbrance) of 1.20x or less, without receiving a prior written confirmation from S&P and Fitch that such action would not result in a downgrading, qualification or withdrawal of the ratings then assigned to the Certificates. With respect to a waiver of a due-on-sale provision, neither the Master Servicer nor the Special Servicer shall waive any such provision without receiving prior written confirmation from S&P and Fitch that such action would not result in a downgrading, qualification or withdrawal of the ratings then assigned to the Certificates; provided that, if the Mortgage Loan (a) does not have an aggregate Stated Principal Balance (including the Stated Principal Balance of all other Mortgage Loans that are cross-collateralized, cross-defaulted or have been made to Mortgagors affiliated with the Mortgagor on such Mortgage Loan) equal to or in excess of $35,000,000, (b) does not have an aggregate Stated Principal Balance (including the Stated Principal Balance of all other Mortgage Loans that are cross-collateralized, cross-defaulted or have been made to Mortgagors affiliated with the Mortgagor on such Mortgage Loan) equal to or greater than 5% of the aggregate Stated Principal Balance of all Mortgage Loans and (c) is not one of the ten largest Mortgage Loans as of the date of the waiver (by Stated Principal Balance), the Master Servicer or the Special Servicer, as applicable, may in accordance with the Servicing Standard waive such requirement without confirmation by S&P; provided, further, that, if the Mortgage Loan is not one of the ten largest Mortgage Loans (by Stated Principal Balance, including all other Mortgage Loans that are cross-collateralized and cross-defaulted with such Mortgage Loan) as of the date of the waiver, the Master Servicer or Special Servicer, as applicable, may in accordance with the Servicing Standard waive such requirement without approval by Fitch.

            (iii) With respect to any Tenants-in-Common Loan, the Master Servicer, on behalf of the Trustee as the mortgagee of record, shall review (A) each request for a sale, transfer or syndication of any Mortgagor's equity interests in the related Mortgagor and shall promptly analyze such request, including, with regard to each proposed Mortgagor transferee, the financial statements, credit information, organizational documents and other written materials set forth on the applicable schedule on Exhibit V hereto, to determine, in accordance with the Servicing Standard, whether the requested sale, transfer or syndication meets the applicable requirements and to obtain any consents required under any related intercreditor agreement, and (B) the corresponding waiver of any applicable due-on-sale or due-on-encumbrance provision and determine whether approval of such waiver is consistent with the Servicing Standard. Promptly after the Master Servicer has made any such affirmative determination that such sale, transfer or syndication meets the applicable requirements on Exhibit V, the Master Servicer shall deliver to the Special Servicer, the Controlling Class Representative, the Trustee, the Rating Agencies and each other party hereto, no later than 5 Business Days prior to such sale, transfer or syndication, an Officer's Certificate in the form of Exhibit W hereto setting forth notice of the approval or disapproval and the basis for such determination, including evidence of compliance with each of the requirements for such Mortgage Loan described on Exhibit V; provided, further, it is understood and agreed that the Master Servicer shall make reasonable efforts to deliver a complete package 5 Business Days prior to such sale, transfer or syndication (provided, however, any documents not delivered with the Officer's Certificate will be delivered by the Master Servicer as soon as reasonably possible, and the Special Servicer shall rely on the initial documents sent in such package and the Officer's Certificate delivered by the Master Servicer for its review), provided, further, that notwithstanding Section 3.11(b), with respect to any transfer approved pursuant to this Section 3.08(a)(iii), the Master Servicer and the Special Servicer shall be entitled to certain of the fees as set forth on Exhibit V paid by the Mortgagor, and the Master Servicer shall not waive any such fees without the consent of the Special Servicer.

            (b) Notwithstanding any other provisions of this Section 3.08, the Master Servicer (with respect to Serviced Loans other than Specially Serviced Mortgage Loans) (without the Special Servicer's consent) or the Special Servicer (with respect to Specially Serviced Mortgage Loans) may grant, without any Rating Agency confirmation, a Mortgagor's request for consent to subject the related Mortgaged Property to an easement or right of way for utilities, access, parking, public improvements or another purpose, and may consent to subordination of the related Mortgage Loan to such easement or right of way provided the Master Servicer or the Special Servicer, as applicable, shall have determined in accordance with the Servicing Standard that such easement or right of way shall not materially interfere with the then current use of the related Mortgaged Property, or the security intended to be provided by such Mortgage, the related Mortgagor's ability to repay the Mortgage Loan, or materially or adversely affect the value of such Mortgaged Property or cause the Mortgage Loan to cease to be a "qualified mortgage" for REMIC purposes.

            Section 3.09 Realization Upon Defaulted Loans; Required Appraisals; Appraisal Reduction Calculation.

            (a) The Special Servicer shall, subject to Sections 3.09(b), 3.09(c), 3.09(d) and 6.11, exercise reasonable efforts, consistent with the Servicing Standard, to foreclose upon or otherwise comparably convert the ownership of properties securing such of the Specially Serviced Mortgage Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments, including pursuant to Section 3.21; provided, however, that neither the Master Servicer nor the Special Servicer shall, with respect to any ARD Loan after its Anticipated Repayment Date, take any enforcement action with respect to the payment of Post-ARD Additional Interest (other than the making of requests for its collection), unless (i) the taking of an enforcement action with respect to the payment of other amounts due under the ARD Loan is, in the good faith and reasonable judgment of the Special Servicer, necessary, appropriate and consistent with the Servicing Standard or (ii) all other amounts due under the ARD Loan have been paid, the payment of such Post-ARD Additional Interest has not been forgiven in accordance with Section 3.21 and, in the good faith and reasonable judgment of the Special Servicer, the Liquidation Proceeds expected to be recovered in connection with such enforcement action will cover the anticipated costs of such enforcement action and, if applicable, any associated interest accrued on Advances. Subject to Section 3.12(d) and Section 3.20(d), the Special Servicer may, at its option, advance all costs and expenses incurred by it in any such proceedings, and shall be entitled to reimbursement therefor as provided in Section 3.05(a), Section 3.05A or Section 3.12(g) as applicable. The Special Servicer shall be responsible, consistent with the Servicing Standard, for determining whether to exercise any rights it may have under the cross-collateralization and/or cross-default provisions of a Cross-Collateralized Mortgage Loan. Nothing contained in this Section 3.09 shall be construed so as to require the Special Servicer, on behalf of the Certificateholders and, in the case of a Loan Combination Mortgaged Property, on behalf of the related Companion Loan Noteholders, to make a bid on any Mortgaged Property at a foreclosure sale or similar proceeding that is in excess of the fair market value of such property, as determined by the Special Servicer in its reasonable and good faith judgment taking into account the factors described in
Section 3.19 and the results of any appraisal obtained as provided below in this
Section 3.09, all such bids to be made in a manner consistent with the Servicing Standard.

            If and when the Master Servicer or the Special Servicer deems it necessary and prudent for purposes of establishing the fair market value of any Mortgaged Property securing a Specially Serviced Mortgage Loan, whether for purposes of bidding at foreclosure or otherwise, it may have an appraisal performed with respect to such property by an Independent Appraiser or other expert in real estate matters, which appraisal shall take into account the factors specified in Section 3.19, and the cost of which appraisal shall be covered by, and be reimbursable as, a Servicing Advance; provided that if the Master Servicer intends to obtain an appraisal in connection with the foregoing, the Master Servicer shall so notify the Special Servicer and consult with the Special Servicer regarding such appraisal.

            If any Serviced Loan becomes a Required Appraisal Loan, then the Special Servicer shall (i) obtain or conduct, as applicable, a Required Appraisal within sixty (60) days of such Serviced Loan's becoming a Required Appraisal Loan (unless a Required Appraisal was obtained or conducted, as applicable, with respect to such Required Appraisal Loan within the prior twelve
(12) months and the Special Servicer reasonably believes, in accordance with the Servicing Standard, that no material change has subsequently occurred with respect to the related Mortgaged Property that would draw into question the applicability of such Required Appraisal) and (ii) obtain or conduct, as applicable, an update of the most recent Required Appraisal approximately twelve
(12) months following the most recent Required Appraisal or subsequent update thereof for so long as such Serviced Loan or any successor REO Loan, as the case may be, remains a Required Appraisal Loan. The Special Servicer shall deliver copies of all such Required Appraisals and updated Required Appraisals to the Trustee and the Master Servicer, in the case of a Loan Combination Mortgaged Property, the related Companion Loan Noteholder, in each such case, promptly following the Special Servicer's receipt of the subject appraisal, and to the Controlling Class Representative upon request, and based thereon, the Special Servicer shall calculate and notify (in writing) the Trustee, the Master Servicer, the Controlling Class Representative and, with respect to a Loan Combination, the related Companion Loan Noteholders, of any resulting Appraisal Reduction Amount. Such calculations by the Special Servicer shall be subject to review and confirmation by the Master Servicer, provided that the Master Servicer may rely on any information provided by the Special Servicer.

            The Special Servicer shall advance the cost of each such Required Appraisal and updated Required Appraisal; provided, however, that such expense will be subject to reimbursement to the Special Servicer as a Servicing Advance out of the related Custodial Account pursuant to Section 3.05(a) or Section 3.05A.

            Notwithstanding any other provision of this Agreement, no Mortgaged Property shall be acquired by the Special Servicer on behalf of the Certificateholders (and, in the case of a Loan Combination Mortgaged Property, the related Companion Loan Noteholders) under such circumstances, in such manner or pursuant to such terms as would, in the reasonable, good faith judgment of the Special Servicer (exercised in accordance with the Servicing Standard), (i) cause such Mortgaged Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code (unless the portion of such Mortgaged Property that is not treated as "foreclosure property" and that is held by the Lower-Tier REMIC at any given time constitutes not more than a de minimis amount of the assets of the Lower-Tier REMIC within the meaning of Treasury Regulations Section 1.860D-1(b)(3)(i) and (ii)), or (ii) except as permitted by Section 3.18(a), subject the Trust Fund to the imposition of any federal income taxes under the Code. Subject to the foregoing, however, a Mortgaged Property may be acquired through a single member limited liability company if the Special Servicer determines that such an action is appropriate to protect the Trust and/or any related Companion Loan Noteholder from potential liability.

            In addition, the Special Servicer shall not acquire any personal property pursuant to this Section 3.09 unless either:

            (i) such personal property is, in the reasonable, good faith judgment of the Special Servicer (exercised in accordance with the Servicing Standard), incident to real property (within the meaning of
      Section 856(e)(1) of the Code) so acquired by the Special Servicer; or

            (ii) the Special Servicer shall have obtained an Opinion of Counsel (the cost of which shall be covered by, and be reimbursable as, a Servicing Advance) to the effect that the holding of such personal property as part of the Trust Fund will not cause the imposition of a tax on either REMIC Pool under the REMIC Provisions or cause either REMIC Pool to fail to qualify as a REMIC at any time that any Certificate is outstanding.

            (b) Notwithstanding the foregoing provisions of this Section 3.09, neither the Master Servicer nor the Special Servicer shall, on behalf of the Trustee (and, in the case of a Loan Combination Mortgaged Property, on behalf of the related Companion Loan Noteholders), obtain title to a Mortgaged Property by foreclosure, deed in lieu of foreclosure or otherwise, or take any other action with respect to any Mortgaged Property, if, as a result of any such action, the Trustee, on behalf of the Certificateholders (and, in the case of a Loan Combination Mortgaged Property, on behalf of the related Companion Loan Noteholders), could, in the reasonable, good faith judgment of the Special Servicer, exercised in accordance with the Servicing Standard, be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or "operator" of such Mortgaged Property within the meaning of CERCLA or any comparable law (a "potentially responsible party"), unless such action is consistent with Section 6.11 and the Special Servicer has previously determined (as evidenced by an Officer's Certificate to such effect delivered to the Trustee (and, in the case of a Loan Combination Mortgaged Property, on behalf of the related Companion Loan Noteholders) that shall specify all of the bases for such determination), in accordance with the Servicing Standard and based on an Environmental Assessment of such Mortgaged Property performed by an Independent Person, who regularly conducts Environmental Assessments, within six (6) months prior to any such acquisition of title or other action (a copy of which Environmental Assessment shall be delivered to the Trustee, the Master Servicer and, in the case of a Loan Combination Mortgaged Property, the related Companion Loan Noteholders), that:

            (i) the Mortgaged Property is in compliance with applicable environmental laws and regulations or, if not, that it would (taking into account the coverage provided under any related Environmental Insurance Policy) maximize the recovery on the related Serviced Loan to the Certificateholders (as a collective whole) (or, if a Loan Combination is involved, would maximize the recovery on such Loan Combination to the Certificateholders and the related Companion Loan Noteholders (as a collective whole)), on a present value basis (the relevant discounting of anticipated collections that will be distributable to Certificateholders (or, in the case of a Loan Combination, to Certificateholders and the related Companion Loan Noteholders) to be performed at a rate (A) taking into account the related Mortgage Rate (or, in the case of any Loan Combination, at the weighted average of the Mortgage Rates for such Loan Combination), in each case, and in the case of any ARD Loan or related REO Loan after its Anticipated Repayment Date, net of the Additional Interest Rate and (B) taking into account the risk of collection) to acquire title to or possession of the Mortgaged Property and to take such actions as are necessary to bring the Mortgaged Property into compliance therewith in all material respects; and

            (ii) there are no circumstances or conditions present at the Mortgaged Property relating to the use, management or disposal of Hazardous Materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any applicable environmental laws and regulations or, if such circumstances or conditions are present for which any such action could reasonably be expected to be required, that it would (taking into account the coverage provided under any related Environmental Insurance Policy) maximize the recovery on the related Serviced Loan to the Certificateholders (as a collective whole) (or, if a Loan Combination is involved, would maximize the recovery of such Loan Combination to the Certificateholders and the related Companion Loan Noteholders (as a collective whole)), on a present value basis (the relevant discounting of anticipated collections that will be distributable to Certificateholders (or, in the case of a Loan Combination, to Certificateholders and the related Companion Loan Noteholders) to be performed at a rate (A) taking into account the related Mortgage Rate (or, in the case of any Loan Combination, at the weighted average of the Mortgage Rates for such Loan Combination), in each case, and in the case of any ARD Loan or related REO Loan after its Anticipated Repayment Date, net of the related Additional Interest Rate, and (B) taking into account the risk of collection) to acquire title to or possession of the Mortgaged Property and to take such actions with respect to the affected Mortgaged Property.

            The Special Servicer shall, in good faith, undertake reasonable efforts to make the determination referred to in the preceding paragraph and may conclusively rely on the Environmental Assessment referred to above in making such determination. The cost of any such Environmental Assessment shall be covered by, and reimbursable as, a Servicing Advance; and if any such Environmental Assessment so warrants, the Special Servicer shall perform or cause to be performed such additional environmental testing as it deems necessary and prudent to determine whether the conditions described in clauses
(i) and (ii) of the preceding paragraph have been satisfied (the cost of any such additional testing also to be covered by, and reimbursable as, a Servicing Advance). The cost of any remedial, corrective or other further action contemplated by clause (i) and/or clause (ii) of the preceding paragraph, shall be payable out of the related Custodial Account pursuant to Section 3.05 or
Section 3.05A, as applicable (or, in the case of a Serviced Loan Combination, to the extent the funds in the applicable Loan Combination Custodial Account are insufficient, shall be advanced by the Master Servicer.

            (c) If the environmental testing contemplated by Section 3.09(c) above establishes that any of the conditions set forth in clauses (i) and (ii) of the first sentence thereof has not been satisfied with respect to any Mortgaged Property securing a defaulted Serviced Loan, the Special Servicer shall take such action as is in accordance with the Servicing Standard (other than proceeding against the Mortgaged Property). At such time as it deems appropriate, the Special Servicer may, on behalf of the Trust (and, if a Companion Loan is affected, the related Companion Loan Noteholders), subject to
Section 6.11, release all or a portion of such Mortgaged Property from the lien of the related Mortgage.

            (d) The Special Servicer shall report to the Master Servicer, the Underwriters and the Trustee and, if a Loan Combination is affected, the related Companion Loan Noteholders monthly in writing as to any actions taken by the Special Servicer with respect to any Mortgaged Property that represents security for a defaulted Serviced Loan as to which the environmental testing contemplated in Section 3.09(c) above has revealed that any of the conditions set forth in clauses (i) and (ii) of the first sentence thereof has not been satisfied, in each case until the earlier to occur of satisfaction of all such conditions and release of the lien of the related Mortgage on such Mortgaged Property.

            (e) The Special Servicer shall have the right to determine, in accordance with the Servicing Standard, the advisability of seeking to obtain a deficiency judgment if the state in which the Mortgaged Property is located and the terms of the affected Serviced Loan permit such an action, and shall, in accordance with the Servicing Standard, seek such deficiency judgment if it deems advisable (the cost of which undertaking shall be covered by, and be reimbursable as, a Servicing Advance).

            (f) The Master Servicer shall, with the reasonable cooperation of the Special Servicer, prepare and file information returns with respect to the receipt of mortgage interest received with respect to any Serviced Loan required by Section 6050H of the Code and, as to any Serviced Loan, the reports of foreclosures and abandonments of any Mortgaged Property and the information returns relating to cancellation of indebtedness income with respect to any Mortgaged Property required by Sections 6050J and 6050P of the Code. Such reports shall be in form and substance sufficient to meet the reporting requirements imposed by Sections 6050H, 6050J and 6050P of the Code.

            (g) As soon as the Special Servicer makes a Final Recovery Determination with respect to any Serviced Loan or REO Property, it shall promptly notify (in writing) the Trustee, the Master Servicer and, if a Loan Combination is affected, the related Companion Loan Noteholders. The Special Servicer shall maintain accurate records, prepared by a Servicing Officer, of each such Final Recovery Determination (if any) and the basis thereof. Each such Final Recovery Determination (if any) shall be evidenced by an Officer's Certificate delivered to the Trustee, the Master Servicer and, if a Loan Combination is affected, the related Companion Loan Noteholders no later than the Special Servicer Reporting Date following such Final Recovery Determination.

            Section 3.10 Trustee and Custodian to Cooperate; Release of Mortgage Files.

            (a) Upon the payment in full of any Serviced Loan, or the receipt by the Master Servicer or the Special Servicer of a notification that payment in full shall be escrowed in a manner customary for such purposes, the Master Servicer or the Special Servicer shall promptly notify the Trustee (and, in the case of a Companion Loan, the related Companion Loan Noteholders) by a certification (which certification shall be in the form of a Request for Release in the form of Exhibit D-1 attached hereto and shall be accompanied by the form of a release or discharge and shall include a statement to the effect that all amounts received or to be received in connection with such payment which are required to be deposited in the appropriate Custodial Account pursuant to
Section 3.04(a) or 3.04A, as applicable, have been or will be so deposited) of a Servicing Officer (a copy of which certification shall be delivered to the Special Servicer) and shall request delivery to it of the related Mortgage File and, in the case of a Companion Loan, the original of the Mortgage Note for such Companion Loan. Upon receipt of such certification and request, the Trustee shall release, or cause any related Custodian to release, the related Mortgage File (and, in the case of a Companion Loan, the Master Servicer shall cause the related Companion Loan Noteholders to release the Mortgage Note for such Companion Loan) to the Master Servicer or Special Servicer and shall deliver to the Master Servicer or Special Servicer, as applicable, such release or discharge, duly executed. No expenses incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the Distribution Account or any Custodial Account.

            (b) If from time to time, and as appropriate for servicing or foreclosure of any Serviced Loan, the Master Servicer or the Special Servicer shall otherwise require any Mortgage File (or any portion thereof) (or the original of the Mortgage Note for the Companion Loans), the Trustee, upon request of the Master Servicer and receipt from the Master Servicer of a Request for Release in the form of Exhibit D-1 attached hereto signed by a Servicing Officer thereof, or upon request of the Special Servicer and receipt from the Special Servicer of a Request for Release in the form of Exhibit D-2 attached hereto, shall release, or cause any related Custodian to release, such Mortgage File (or such portion thereof) (and, in the case of the Companion Loans, the Master Servicer shall cause the related Companion Loan Noteholders to release the original of the Mortgage Note for such Companion Loan) to the Master Servicer or the Special Servicer, as the case may be. Upon return of such Mortgage File (or such portion thereof) (or such original Mortgage Note for the related Companion Loans) to the Trustee or related Custodian (or to the related Companion Loan Noteholders), or the delivery to the Trustee (or to the related Companion Loan Noteholders) of a certificate of a Servicing Officer of the Special Servicer stating that such Serviced Loan was liquidated and that all amounts received or to be received in connection with such liquidation that are required to be deposited into the related Custodial Account pursuant to Section 3.04(a) or 3.04A, as applicable, have been or will be so deposited, or that the related Mortgaged Property has become an REO Property, the Request for Release shall be released by the Trustee or related Custodian to the Master Servicer or the Special Servicer, as applicable.

            (c) Within seven (7) Business Days (or within such shorter period (but no less than three (3) Business Days) as execution and delivery can reasonably be accomplished if the Special Servicer notifies the Trustee in writing (and, in the case of a Loan Combination Mortgaged Property, the related Companion Loan Noteholders) of an exigency) of the Special Servicer's request therefor, the Trustee shall execute and deliver to the Special Servicer (or the Special Servicer may execute and deliver in the name of the Trustee (on behalf of the Certificateholders and, in the case of a Loan Combination Mortgaged Property, also on behalf of the related Companion Loan Noteholders) based on a limited power of attorney issued in favor of the Special Servicer pursuant to
Section 3.01(b)), in the form supplied to the Trustee, any court pleadings, requests for trustee's sale or other documents stated by the Special Servicer to be reasonably necessary to the foreclosure or trustee's sale in respect of a Mortgaged Property or to any legal action brought to obtain judgment against any Mortgagor on the Mortgage Note or Mortgage or to obtain a deficiency judgment, or to enforce any other remedies or rights provided by the Mortgage Note or Mortgage or otherwise available at law or in equity or to defend any legal action or counterclaim filed against the Trust Fund, the Master Servicer, the Special Servicer or the Companion Loan Noteholders. Together with such documents or pleadings, the Special Servicer shall deliver to the Trustee (and, in the case of a Loan Combination Mortgaged Property, the related Companion Loan Noteholders) a certificate of a Servicing Officer requesting that such pleadings or documents be executed by the Trustee and certifying as to the reason such documents or pleadings are required and that the execution and delivery thereof by the Trustee (on behalf of the Certificateholders and, in the case of a Loan Combination Mortgaged Property, also on behalf of the related Companion Loan Noteholders) will not invalidate or otherwise affect the lien of the Mortgage, except for the termination of such a lien upon completion of the foreclosure or trustee's sale. Notwithstanding anything contained herein to the contrary, neither the Master Servicer nor the Special Servicer shall, without the Trustee's written consent: (i) initiate any action, suit or proceeding solely under the Trustee's name without indicating the Master Servicer's or Special Servicer's, as applicable, representative capacity, or (ii) take any action with the intent to cause, and that actually causes, the Trustee to be registered to do business in any state.

            Section 3.11 Servicing Compensation; Payment of Expenses.

            (a) As compensation for its activities hereunder, the Master Servicer shall be entitled to receive the Master Servicing Fee with respect to each Mortgage Loan, including each Specially Serviced Mortgage Loan, and each REO Loan. As to each Mortgage Loan and REO Loan, the Master Servicing Fee shall:
(i) accrue from time to time at the related Master Servicing Fee Rate on the same principal amount as interest accrues from time to time on such Mortgage Loan or is deemed to accrue from time to time on such REO Loan; and (ii) be calculated on a 30/360 Basis (or, in the case of the Companion Loans and any related REO Loans, on an Actual/360 Basis) (or, in the event that a Principal Prepayment in full or other Liquidation Event shall occur with respect to any such Mortgage Loan or REO Loan on a date that is not a Due Date, on the basis of the actual number of days to elapse from and including the most recently preceding related Due Date to but excluding the date of such Principal Prepayment or Liquidation Event in a month consisting of 30 days). The Master Servicing Fee with respect to any such Mortgage Loan or REO Loan shall cease to accrue if a Liquidation Event occurs in respect thereof. Earned but unpaid Master Servicing Fees shall be payable monthly, on a loan-by-loan basis, from payments of interest on each such Mortgage Loan and REO Revenues allocable as interest on each such REO Loan. The Master Servicer shall be entitled to recover unpaid Master Servicing Fees in respect of any such Mortgage Loan or REO Loan out of that portion of related Insurance Proceeds, Condemnation Proceeds or Liquidation Proceeds allocable as recoveries of interest, to the extent permitted by Section 3.05(a) or 3.05A, as applicable. The right to receive the Master Servicing Fee may not be transferred in whole or in part except in connection with the transfer of all of the Master Servicer's responsibilities and obligations under this Agreement.

            Additional servicing compensation in the form of (i) Net Default Charges, charges for beneficiary statements or demands, amounts collected for checks returned for insufficient funds, and any similar fees (excluding Prepayment Premiums and Yield Maintenance Charges), in each case to the extent actually paid by a Mortgagor with respect to any Serviced Loan and accrued during the time that such Serviced Loan was not a Specially Serviced Mortgage Loan, (ii) 100% of each modification fee or extension fee actually paid by a Mortgagor with respect to a modification, consent, extension, waiver or amendment agreed to by the Master Servicer pursuant to Section 3.21(c) (except that the Master Servicer shall be entitled to only 50% of each modification fee or extension fee actually paid by the Mortgagor with respect to a modification, consent, waiver or amendment agreed to by the Master Servicer pursuant to this Agreement if the approval or consent of the Special Servicer (or the Controlling Class Representative with respect to an extension of maturity granted pursuant to Section 3.21(c)) was required in connection therewith) and 100% of any fee actually paid by a Mortgagor in connection with a defeasance of a Serviced Loan as contemplated under Section 3.21(k), and (iii) 50% of any and all assumption fees and 100% of any and all assumption application fees up to $5,000 in connection with each assumption, transfer or substitution and 50% of the excess, if any, of the assumption application fees received with respect to each assumption, transfer or substitution over $5,000, in each case, actually paid by a Mortgagor in accordance with the related Mortgage Loan documents, with respect to any transfer of a Mortgaged Property or any assumption or substitution agreement entered into by the Master Servicer on behalf of the Trust (or, in the case of a Loan Combination, on behalf of the Trust and the related Companion Loan Noteholders) pursuant to Section 3.08(a) or paid by a Mortgagor with respect to any transfer of an interest in a Mortgagor pursuant to Section 3.08(a), shall be retained by the Master Servicer or promptly paid to the Master Servicer by the Special Servicer and such additional servicing compensation is not required to be deposited in any Custodial Account. The Master Servicer shall also be entitled to additional servicing compensation in the form of (i) Prepayment Interest Excesses (except in the case of the Companion Loans); (ii) interest or other income earned on deposits in the Custodial Accounts in accordance with Section 3.06(b) (but only to the extent of the Net Investment Earnings, if any, with respect to each such account for each Collection Period); and (iii) to the extent not required to be paid to any Mortgagor under applicable law, any interest or other income earned on deposits in the Servicing Accounts, the Reserve Accounts and the Defeasance Deposit Account maintained thereby (but only to the extent of the Net Investment Earnings, if any, with respect to each such account for each Collection Period).

            (b) Except as provided in the last sentence of this paragraph, as compensation for its activities hereunder, the Special Servicer shall be entitled to receive the Special Servicing Fee with respect to each Specially Serviced Mortgage Loan and each REO Loan that was previously a Serviced Loan. With respect to each such Specially Serviced Mortgage Loan and REO Loan, for any calendar month (or portion thereof), the Special Servicing Fee shall: (i) accrue from time to time at the Special Servicing Fee Rate on the same principal amount as interest accrues from time to time on such Mortgage Loan or is deemed to accrue from time to time on such REO Loan; and (ii) be calculated on a 30/360 Basis (or, in the case of the Companion Loans, and in each case any related REO Loans, on an Actual/360 Basis) (or, in the event that a Principal Prepayment in full or other Liquidation Event shall occur with respect to any such Specially Serviced Mortgage Loan or REO Loan on a date that is not a Due Date, on the basis of the actual number of days to elapse from and including the most recently preceding related Due Date to but excluding the date of such Principal Prepayment or Liquidation Event, in a month consisting of 30 days and, in the case of any other partial period that does not run from one Due Date through and including the day immediately preceding the next Due Date, on the basis of the actual number of days in such period in a month consisting of 30 days). The Special Servicing Fee with respect to any such Specially Serviced Mortgage Loan or REO Loan shall cease to accrue as of the date a Liquidation Event occurs in respect thereof or it becomes a Corrected Mortgage Loan. Earned but unpaid Special Servicing Fees shall be payable monthly out of general collections on the Mortgage Loans and any REO Properties (or, in the case of Special Servicing Fees in respect of a Serviced Loan Combination, first out of collections relating to such Loan Combination or any related REO Property and, if insufficient therefor, out of general collections on the Mortgage Loans and REO Properties) on deposit in the appropriate Custodial Account pursuant to Section 3.05(a) or Section 3.05A(a), as applicable.

            As further compensation for its services hereunder, the Special Servicer shall be entitled to receive the Workout Fee with respect to each Corrected Mortgage Loan. As to each such Corrected Mortgage Loan, the Workout Fee shall be payable from, and shall be calculated by application of the Workout Fee Rate to, all collections of principal, interest (other than Default Interest), Prepayment Premiums and/or Yield Maintenance Charges received on such Mortgage Loan for so long as it remains a Corrected Mortgage Loan; provided that no Workout Fee shall be payable from, or based upon the receipt of, Liquidation Proceeds collected in connection with the purchase of any such Specially Serviced Mortgage Loan or Serviced REO Property by a Purchase Option Holder pursuant to Section 3.19, by the Depositor, each Mortgage Loan Seller, the Special Servicer, a Controlling Class Certificateholder or the Master Servicer pursuant to Section 9.01, a Companion Loan Noteholder or its designee pursuant to the Co-Lender Agreement, and within the time period provided in such Co-Lender Agreement, by the Mortgage Loan Seller pursuant to Section 2.03(a) within the time period provided for therein, or by the holder of a related mezzanine loan pursuant to a purchase right in connection with a Mortgage Loan default as set forth in the related intercreditor agreement, or out of any Condemnation Proceeds, or the repurchase of a Companion Loan by the related mortgage loan seller pursuant to the mortgage loan purchase agreement entered into in connection with the issuance of any Companion Loan Securities within the time period provided for therein. The Workout Fee with respect to any Corrected Mortgage Loan will cease to be payable if such Corrected Mortgage Loan again becomes a Specially Serviced Mortgage Loan or if the related Mortgaged Property becomes a Serviced REO Property; provided that a new Workout Fee will become payable if and when the particular Mortgage Loan again becomes a Corrected Mortgage Loan.

            As further compensation for its activities hereunder, the Special Servicer shall also be entitled to receive the Liquidation Fee with respect to
(i) each Specially Serviced Mortgage Loan as to which it receives a full, partial or discounted payoff, (ii) each Specially Serviced Mortgage Loan that was repurchased by a Mortgage Loan Seller, and (iii) each Specially Serviced Mortgage Loan and Serviced REO Property as to which it receives Liquidation Proceeds, in each case, subject to the provisos to the next sentence and Section
3.19. As to each such Specially Serviced Mortgage Loan or Serviced REO Property, the Liquidation Fee shall be payable from, and shall be calculated by application of the Liquidation Fee Rate to, such full, partial or discounted payoff and/or Liquidation Proceeds (exclusive of any portion of such payoff or proceeds that represents Default Interest); provided that no Liquidation Fee shall be payable (i) with respect to any such Specially Serviced Mortgage Loan that becomes a Corrected Mortgage Loan (unless it is subsequently liquidated in connection with a subsequent event that causes it to become a Specially Serviced Mortgage Loan and a Liquidation Fee would be payable in connection with such liquidation), or (ii) from, or based upon the receipt of, Liquidation Proceeds collected in connection with the purchase of any such Specially Serviced Mortgage Loan or Serviced REO Property by a Purchase Option Holder pursuant to
Section 3.19, by the Depositor, a Mortgage Loan Seller, the Special Servicer, a Controlling Class Certificateholder or the Master Servicer pursuant to Section 9.01, by a Companion Loan Noteholder or its designee pursuant to the related Co-Lender Agreement and within the period specified in such Co-Lender Agreement, by a Mortgage Loan Seller pursuant to Section 2.03(a) in connection with a Material Document Defect or a Material Breach (within the applicable cure period contained in Section 2.03 with respect to the Material Document Defect or Material Breach, as applicable, that gave rise to the particular repurchase obligation), or by the holder of a related mezzanine loan pursuant to a purchase right in connection with a Mortgage Loan default as set forth in the related intercreditor agreement within sixty (60) days after the purchase right is first exercisable.

            If the Special Servicer is terminated or removed other than for cause (and other than as a result of an Event of Default under Sections 7.01(a)(x), 7.01(a)(xi) or 7.01(a)(xii)) or resigns in accordance with Section
6.09 or Section 6.04, respectively, it shall retain the right to receive any and all Workout Fees payable in respect of (i) any Mortgage Loan or Serviced Companion Loan that became a Corrected Mortgage Loan during the period that it acted as Special Servicer and was still a Corrected Mortgage Loan at the time of such termination or resignation and (ii) any Specially Serviced Mortgage Loan for which the Special Servicer has resolved the circumstances and/or conditions causing any such Mortgage Loan or Serviced Companion Loan to be a Specially Serviced Mortgage Loan except that the requirement of three consecutive full and timely Monthly Payments with respect to such Mortgage Loan or Serviced Companion Loan has not yet been satisfied as of the date of such termination or resignation and such Mortgage Loan or Serviced Companion Loan otherwise meets the requirements of a Corrected Mortgage Loan, with the Workout Fee with respect to such Mortgage Loan payable only after such requirements have been met (including the requirement that three payments be made) (and any successor Special Servicer shall not be entitled to any portion of such Workout Fees), in each case until the Workout Fee for any such Loan ceases to be payable in accordance with this Agreement.

            Notwithstanding anything to the contrary herein, a Liquidation Fee and a Workout Fee relating to the same Mortgage Loan shall not be paid from the same proceeds with respect to such Mortgage Loan.

            The Special Servicer's right to receive the Special Servicing Fee, the Workout Fee and the Liquidation Fee may not be transferred in whole or in part except in connection with the transfer of all of the Special Servicer's responsibilities and obligations under this Agreement.

            (c) Additional special servicing compensation in the form of (i) Net Default Charges actually collected on the Mortgage Pool that accrued with respect to a Specially Serviced Mortgage Loan or an REO Loan, (ii) with respect to any Specially Serviced Mortgage Loan, 100% of any and all assumption fees, assumption application fees and other applicable fees, actually paid by a Mortgagor in accordance with the related Mortgage Loan documents, with respect to any transfer of the Mortgaged Property or any assumption or substitution agreement entered into by the Special Servicer on behalf of the Trust (or, in the case of a Serviced Loan Combination, on behalf of the Trust and the related Companion Loan Noteholders) pursuant to Section 3.08(b) or paid by a Mortgagor with respect to any transfer of an interest in a Mortgagor pursuant to Section 3.08(b), (iii) with respect to any Performing Serviced Loan, 50% of the excess, if any, of any assumption application fees over $5,000 received by the Master Servicer with respect to each assumption, transfer or substitution, and 50% of any and all assumption fees, in each case actually paid by the Mortgagor in accordance with the related Mortgage Loan documents with respect to any transfer of a Mortgaged Property or any assumption or substitution agreement entered into by the Master Servicer on behalf of the Trust pursuant to Section 3.08(a) or paid by the Mortgagor with respect to any transfer of an interest in a Mortgagor pursuant to Section 3.08(a), (iv) any and all assumption fees, modification fees, consent fees, extension fees and similar fees actually collected on the Serviced Loans that are not otherwise payable to the Master Servicer as additional servicing compensation pursuant to Section 3.11(a) and (v) 50% of each modification fee or extension fee actually paid by the Mortgagor with respect to a modification, consent, waiver or amendment agreed to by the Master Servicer pursuant to this Agreement if the approval or consent of the Special Servicer (or the Controlling Class Representative with respect to an extension of maturity granted pursuant to Section 3.21(c)) was required in connection therewith and 100% of any modification fee or extension fee and any other applicable fee that is actually paid by the Mortgagor in connection with an extension of the maturity date of a Performing Serviced Loan approved by the Special Servicer in accordance with Section 3.21(d), shall be retained by the Special Servicer or promptly paid to the Special Servicer by the Master Servicer, as the case may be, and shall not be required to be deposited in any Custodial Account pursuant to Section 3.04(a) or Section__3.04A. The Special Servicer shall also be entitled to additional special servicing compensation in the form of interest or other income earned on deposits in any of the REO Accounts, if established, in accordance with Section 3.06(b) (but only to the extent of the Net Investment Earnings, if any, with respect to such account for each Collection Period).

            (d) The Master Servicer and the Special Servicer shall each be required to pay out of its own funds all expenses incurred by it in connection with its servicing activities hereunder (including payment of any amounts due and owing to the Primary Servicer or any of its Sub-Servicers and the premiums for any blanket policy obtained by it insuring against hazard losses pursuant to
Section 3.07(b)), if and to the extent such expenses are not payable directly out of any of the Custodial Accounts or, in the case of the Special Servicer, any of the REO Accounts, and neither the Master Servicer nor the Special Servicer shall be entitled to reimbursement for such expenses except as expressly provided in this Agreement.

            Section 3.12 Certain Matters Regarding Servicing Advances.

            (a) If the Master Servicer or Special Servicer is required under any provision of this Agreement to make a Servicing Advance, but neither does so within fifteen (15) days after such Advance is required to be made, the Trustee shall, if it has actual knowledge of such failure on the part of the Master Servicer or Special Servicer, as the case may be, give written notice of such failure, as applicable, to the Master Servicer or the Special Servicer. If such Servicing Advance is not made by the Master Servicer or the Special Servicer, as applicable, within three (3) Business Days after such notice is given to the Master Servicer or the Special Servicer, as applicable, then (subject to Section 3.12(d)) the Trustee shall make such Servicing Advance; provided, that the Trustee will not be obligated to make any Advance it determines would be a Nonrecoverable Advance.

            (b) The Master Servicer, the Special Servicer and the Trustee shall each be entitled to receive interest at the Reimbursement Rate in effect from time to time, compounded annually, accrued on the amount of each Servicing Advance made thereby (with its own funds) for so long as such Servicing Advance is outstanding, such interest to be payable: (i) out of any Default Charges on deposit in the Pool Custodial Account that were collected on or in respect of the related Mortgage Loan during the same Collection Period in which such Servicing Advance is reimbursed; and (ii) to the extent that such Default Charges are insufficient, but not before the related Advance has been reimbursed pursuant to this Agreement, out of general collections on the Mortgage Loans and REO Properties on deposit in the Pool Custodial Account; provided that, if such Servicing Advance was made with respect to a Serviced Loan Combination or a Loan Combination Mortgaged Property, then such interest shall first be payable out of amounts on deposit in the related Loan Combination Custodial Account in accordance with clause (viii) of Section 3.05A.

            (c) The Master Servicer shall reimburse itself, the Special Servicer or the Trustee, as appropriate and in accordance with Section 3.03, Section 3.05(a), Section 3.05(e) or 3.05A, as applicable, for any Servicing Advance as soon as practicable after funds available for such purpose are deposited in the related Custodial Account.

            (d) Notwithstanding anything herein to the contrary, none of the Master Servicer, the Special Servicer or the Trustee shall be required to make out of its own funds any Servicing Advance that would, if made, constitute a Nonrecoverable Servicing Advance. The determination by either the Master Servicer or the Special Servicer that it has made (or a determination by the Special Servicer that the Master Servicer has made) a Nonrecoverable Servicing Advance or that any proposed Servicing Advance, if made, would constitute a Nonrecoverable Servicing Advance, shall be made in accordance with the Servicing Standard and shall be evidenced by an Officer's Certificate delivered promptly to the Trustee and the Depositor (and, if affected thereby, the related Companion Loan Noteholder), setting forth the basis for such determination, together with a copy of any appraisal of the related Mortgaged Property or REO Property, as the case may be (which appraisal shall be an expense of the Trust, shall take into account the factors specified in Section 3.19 and shall have been conducted by an Independent Appraiser in accordance with the standards of the Appraisal Institute within the twelve (12) months preceding such determination of nonrecoverability), and further accompanied by related Mortgagor operating statements and financial statements, budgets and rent rolls of the related Mortgaged Property (to the extent available and/or in the Master Servicer's or the Special Servicer's possession) and any engineers' reports, environmental surveys or similar reports that the Master Servicer or the Special Servicer may have obtained and that support such determination. If the Master Servicer intends to obtain an appraisal in connection with the foregoing, the Master Servicer shall so notify the Special Servicer and consult with the Special Servicer regarding such appraisal. The Trustee shall be entitled to rely, conclusively, on any determination by the Master Servicer or the Special Servicer that a Servicing Advance, if made, would be a Nonrecoverable Advance, and the Master Servicer shall be entitled to conclusively rely on any determination by the Special Servicer that a Servicing Advance, if made, would constitute a Nonrecoverable Servicing Advance; provided, however, that if the Master Servicer or the Special Servicer has failed to make a Servicing Advance for reasons other than a determination by the Master Servicer or the Special Servicer, as applicable, that such Servicing Advance would be a Nonrecoverable Advance or the Trustee, as applicable, shall make such Servicing Advance within the time periods required by Section 3.12(a) unless the Trustee, in good faith, makes a determination that such Servicing Advance would be a Nonrecoverable Advance, if made; provided, further, that the Trustee and the Master Servicer shall not make any Servicing Advance which the Special Servicer has determined in accordance with the Servicing Standard would constitute a Nonrecoverable Servicing Advance, if made. In addition, the Master Servicer and Special Servicer shall consider Workout-Delayed Reimbursement Amounts in respect of prior Servicing Advances on the applicable Mortgage Loan that have not been repaid by the related Mortgagor for the purposes of nonrecoverability determinations as if such amounts were unreimbursed Servicing Advances.

            (e) Notwithstanding anything set forth herein to the contrary, the Master Servicer shall (at the direction of the Special Servicer if a Specially Serviced Mortgage Loan or an REO Property is involved) pay directly out of the Pool Custodial Account or the related Loan Combination Custodial Account, as applicable, any servicing expense that, if advanced by the Master Servicer or the Special Servicer, would constitute a Nonrecoverable Servicing Advance; provided that the Master Servicer (or the Special Servicer, if a Specially Serviced Mortgage Loan or an REO Property is involved) has determined in accordance with the Servicing Standard that making such payment, in the case of withdrawals from the Pool Custodial Account, is in the best interests of the Certificateholders (as a collective whole) or, in the case of a Loan Combination Custodial Account, is in the best interests of the Certificateholders and, in the case of a Serviced Loan Combination, the related Companion Loan Noteholders (as a collective whole), as evidenced in each case by an Officer's Certificate delivered promptly to the Trustee, the Depositor and the Controlling Class Representative and, if affected thereby, the applicable Companion Loan Noteholder, setting forth the basis for such determination and accompanied by any information that such Person may have obtained that supports such determination. A copy of any such Officer's Certificate (and accompanying information) of the Master Servicer shall also be promptly delivered to the Special Servicer, and a copy of any such Officer's Certificate (and accompanying information) of the Special Servicer shall also be promptly delivered to the Master Servicer. The Master Servicer may conclusively rely on any information in this regard provided by the Special Servicer (if other than the Master Servicer or an Affiliate thereof).

            (f) Notwithstanding anything to the contrary in this Agreement, the Master Servicer shall not waive any fees that would be due or partially due to the Special Servicer without the Special Servicer's consent and the Special Servicer shall not waive any fees that would be due or partially due to the Master Servicer without the Master Servicer's consent.

            (g) No more frequently than once per calendar month, the Special Servicer may require the Master Servicer, and the Master Servicer shall be obligated, subject to the second following paragraph, to reimburse the Special Servicer for any Servicing Advances made by the Special Servicer, but not previously reimbursed (whether pursuant to Section 3.05(a), this Section 3.12(g) or otherwise) to the Special Servicer, and to pay the Special Servicer interest thereon at the Reimbursement Rate from the date made to, but not including, the date of reimbursement. Such reimbursement and any accompanying payment of interest shall be made within ten (10) days of the request therefor by wire transfer of immediately available funds to an account designated by the Special Servicer. Upon the Master Servicer's reimbursement to the Special Servicer of any Servicing Advance and payment to the Special Servicer of interest thereon, all in accordance with this Section 3.12(g), the Master Servicer shall for all purposes of this Agreement be deemed to have made such Servicing Advance at the same time as the Special Servicer originally made such Advance and shall be entitled to reimbursement of such Advance, together with Advance Interest thereon, at the same time, in the same manner and to the same extent as the Master Servicer would otherwise have been entitled if it had actually made such Servicing Advance.

            Notwithstanding anything to the contrary contained in this Agreement, if the Special Servicer (i) is required under any other provision of this Agreement to direct the Master Servicer to make a Servicing Advance or (ii) is otherwise aware a reasonable period in advance that it is reasonably likely that the Special Servicer will incur a cost or expense that will, when incurred, constitute a Servicing Advance, the Special Servicer shall (in the case of clause (i) preceding), and shall use reasonable efforts to (in the case of clause (ii) preceding), request that the Master Servicer make such Servicing Advance, such request to be made in writing and in a timely manner that does not materially and adversely affect the interests of any Certificateholder and at least five (5) Business Days prior to the date on which such Servicing Advance is first required to be made; provided, however, that the Special Servicer shall have an obligation to make any emergency Advance or any other Servicing Advance with respect to which it would, under the circumstances, be inconsistent with the Servicing Standard for the Special Servicer to request that the Master Servicer make such Servicing Advance (in lieu of making such Servicing Advance itself and seeking reimbursement therefor as provided herein); and provided, further, that the Special Servicer shall, with respect to Specially Serviced Mortgage Loans and Serviced REO Properties, make any Servicing Advance that it fails to timely request the Master Servicer to make. The Master Servicer shall (subject to the following paragraph) have the obligation to make any such Servicing Advance that it is requested by the Special Servicer to make within five (5) Business Days of the Master Servicer's receipt of such request. Subject to the foregoing, the Special Servicer shall be relieved of any obligations with respect to a Servicing Advance that it timely requests the Master Servicer to make (regardless of whether or not the Master Servicer shall make such Servicing Advance), other than an emergency Advance or any other Servicing Advance with respect to which it would, under the circumstances, be inconsistent with the Servicing Standard for the Special Servicer to request that the Master Servicer make such Servicing Advance (in lieu of making such Servicing Advance itself and seeking reimbursement therefor as provided herein). The Master Servicer shall be entitled to reimbursement for any Servicing Advance made by it at the direction of the Special Servicer, together with Advance Interest thereon, at the same time, in the same manner and to the same extent as the Master Servicer is entitled with respect to any other Servicing Advance made thereby.

            Notwithstanding the foregoing provisions of this Section 3.12(g) or any other provision of this Agreement to the contrary, the Master Servicer shall not be required to reimburse the Special Servicer for, or make at the Special Servicer's direction, any Servicing Advance if the Master Servicer determines in its reasonable, good faith judgment that the Servicing Advance which the Special Servicer is directing the Master Servicer to reimburse it for or make hereunder, although not characterized by the Special Servicer as a Nonrecoverable Servicing Advance, is or would be, if made, a Nonrecoverable Servicing Advance. The Master Servicer shall notify the Special Servicer and the Trustee in writing of such determination. Such notice shall not obligate the Special Servicer to make such Servicing Advance.

            Section 3.13 Property Inspections; Collection of Financial Statements; Delivery of Certain Reports.

            (a) The Special Servicer shall perform or cause to be performed a physical inspection of a Mortgaged Property as soon as practicable after the related Serviced Loan becomes a Specially Serviced Mortgage Loan and annually thereafter for so long as the related Mortgage Loan remains a Specially Serviced Mortgage Loan, the cost of which shall be paid by the Special Servicer and shall be reimbursable to the Special Servicer as a Servicing Advance or, if such Servicing Advance would be a Nonrecoverable Advance, shall be paid out of the Custodial Account as an Additional Trust Fund Expense. In addition, the Special Servicer shall perform or cause to be performed a physical inspection of each of the Serviced REO Properties at least once per calendar year, the cost of which shall be paid by the Special Servicer and shall be reimbursable to the Special Servicer as a Servicing Advance or, if such Servicing Advance would be a Nonrecoverable Advance, shall be paid out of the Custodial Account as an Additional Trust Fund Expense. Beginning in 2008, the Master Servicer shall at its expense perform or cause to be performed a physical inspection of each Mortgaged Property securing a Performing Serviced Loan: (i) at least once every two (2) calendar years in the case of Mortgaged Properties securing Mortgage Loans that have outstanding principal balances of (or Mortgaged Properties having allocated loan amounts of) $2,000,000 or less; and (ii) at least once every calendar year in the case of all other such Mortgaged Properties; provided, that the Master Servicer will not be required to perform or cause to be performed an inspection on a Mortgaged Property if such Mortgaged Property has been inspected by the Master Servicer or the Special Servicer in the preceding six (6) months. The Master Servicer and the Special Servicer shall each promptly prepare or cause to be prepared and deliver to the Trustee and each other a written report of each such inspection performed by it that sets forth in detail the condition of the Mortgaged Property and that specifies the existence of: (i) any sale, transfer or abandonment of the Mortgaged Property of which the Master Servicer or the Special Servicer, as applicable, is aware, (ii) any change in the condition or value of the Mortgaged Property that the Master Servicer or the Special Servicer, as applicable, in its reasonable, good faith judgment, considers material, or (iii) any waste committed on the Mortgaged Property. The Master Servicer and Special Servicer shall each forward copies of any such inspection reports prepared by it to the Underwriters and the Controlling Class Representative upon request, subject to payment of a reasonable fee.

            (b) The Special Servicer, in the case of each Specially Serviced Mortgage Loan and each REO Loan that was previously a Serviced Loan, and the Master Servicer, in the case of each Performing Serviced Loan, shall each, consistent with the Servicing Standard and to the extent permitted under the Mortgage Loan Documents, use reasonable efforts to obtain quarterly, annual and other periodic operating statements and rent rolls with respect to each of the related Mortgaged Properties and REO Properties. The Special Servicer shall, promptly following receipt, deliver copies of the operating statements and rent rolls received or obtained by it to the Master Servicer, and the Master Servicer shall promptly deliver copies of the operating statements and rent rolls received or obtained by it to the Trustee, the Special Servicer or any Controlling Class Certificateholder; provided that, with respect to the Loan Combinations, the Master Servicer shall forward any of the foregoing financial statements received with respect to the Loan Combination Mortgaged Properties to the Trustee promptly upon receipt thereof without the Trustee having to make a request, but only insofar as such financial statements are to be included in an Annual Report on Form 10-K.

            Within thirty (30) days after receipt by the Master Servicer of any annual operating statements with respect to any Mortgaged Property or REO Property, the Master Servicer with respect to Serviced Loans and the Special Servicer with respect to REO Loans shall prepare or update a CMSA NOI Adjustment Worksheet for such Mortgaged Property or REO Property (with, upon request, the annual operating statements attached thereto as an exhibit) and the Master Servicer shall provide any such CMSA NOI Adjustment Worksheet to the Trustee. With respect to Specially Serviced Mortgage Loans that are not REO Loans, the Special Servicer shall prepare and forward copies of financial information to the Master Servicer so that the Master Servicer can prepare and send such information to the Trustee as required pursuant to the preceding sentence.

            The Master Servicer with respect to Serviced Loans and the Special Servicer with respect to REO Properties shall prepare and maintain one CMSA Operating Statement Analysis Report for each Mortgaged Property and REO Property. The CMSA Operating Statement Analysis Report for each such Mortgaged Property and REO Property is to be updated by the Master Servicer or Special Servicer, as applicable, within thirty (30) days after its receipt of updated operating statements for a Mortgaged Property or REO Property, as the case may be. The Master Servicer or Special Servicer, as applicable, shall use the "Normalized" column from the CMSA NOI Adjustment Worksheet for any such Mortgaged Property or REO Property, as the case may be, to update and normalize the corresponding annual year end information in the CMSA Operating Statement Analysis Report and shall use any annual operating statements and related data fields received with respect to any such Mortgaged Property or REO Property, as the case may be, to prepare the CMSA NOI Adjustment Worksheet for such property. Copies of CMSA Operating Statement Analysis Reports and CMSA NOI Adjustment Worksheets are to be forwarded to the Trustee by the Master Servicer until such time as a Form 15 is filed with respect to the Trust pursuant to Section 11.06, and are otherwise to be made available by the Master Servicer to the Trustee, the Special Servicer or any Controlling Class Certificateholder, in each case upon request. With respect to REO Loans, the Special Servicer shall forward any such CMSA Operating Statement Analysis Reports with respect to REO Loans to the Master Servicer so that the Master Servicer can send such information to the Trustee as required pursuant to the preceding sentence. With respect to Specially Serviced Mortgage Loans, any such CMSA Operating Statement Analysis Report will include the following statement: "This loan was transferred to the Special Servicer on [Date]. Any questions related to the operating results reported on this statement should be directed to the Special Servicer while the loan is a Specially Serviced Mortgage Loan."

            (c) Not later than 2:00 p.m. (New York City time) on the first Business Day after each Determination Date (each a "Special Servicer Reporting Date"), the Special Servicer shall deliver or cause to be delivered to the Master Servicer the CMSA Special Servicer Loan File with respect to the Specially Serviced Mortgage Loans and any REO Properties.

            (d) Not later than 2:00 p.m. (New York City time) on the first Business Day prior to each Distribution Date, the Master Servicer shall deliver or cause to be delivered to the Trustee, and the Trustee shall on such Distribution Date make copies available to the Rating Agencies, the Special Servicer and, upon request, any Controlling Class Certificateholder: (i) the most recent CMSA Historical Loan Modification and Corrected Mortgage Loan Report, CMSA Historical Liquidation Report, CMSA REO Status Report and CMSA Mortgage Loan Level Reserve/LOC Report received from the Special Servicer pursuant to Section 3.13(c); (ii) the most recent CMSA Property File, CMSA Financial File, CMSA Mortgage Loan Set-up File (if modified), CMSA Delinquent Loan Status Report, CMSA Comparative Financial Status Report and Loan Payoff Notification Report (in each case combining the reports prepared by the Special Servicer and the Master Servicer); and (iii) a CMSA Servicer Watch List with information that is current as of the related Determination Date with respect to the Mortgage Loans.

            If the Master Servicer determines, in its reasonable judgment, that information regarding the Mortgage Loans and REO Properties (in addition to the information otherwise required to be contained in the CMSA Investor Reporting Package) should be disclosed to Certificateholders and Certificate Owners, then it shall forward such information in the form of a Supplemental Report to the Trustee in accordance with Section 4.02(a).

            (e) The Special Servicer shall deliver to the Master Servicer the reports set forth in Section 3.13(c) in an electronic format reasonably acceptable to the Special Servicer and the Master Servicer, and the Master Servicer shall deliver to the Trustee (and the Trustee shall make available, upon request, to the Special Servicer and any Controlling Class Certificateholder) the reports set forth in Section 3.13(d) in an electronic format reasonably acceptable to the Master Servicer and the Trustee. The Master Servicer may, absent manifest error, conclusively rely on the reports to be provided by the Special Servicer pursuant to Section 3.13(c). The Trustee may, absent manifest error, conclusively rely on the reports to be provided by the Master Servicer pursuant to Section 3.13(d). In the case of information or reports to be furnished by the Master Servicer to the Trustee pursuant to
Section 3.13(d), to the extent that such information is based on reports to be provided by the Special Servicer pursuant to Section 3.13(c) and/or that such reports are to be prepared and delivered by the Special Servicer pursuant to
Section 3.13(c), so long as the Master Servicer and the Special Servicer are not the same Person or Affiliates, the Master Servicer shall have no obligation to provide such information or reports until it has received such information or reports from the Special Servicer, and the Master Servicer shall not be in default hereunder due to a delay in providing the reports required by Section 3.13(d) caused by the Special Servicer's failure to timely provide any report required under Section 3.13(c) of this Agreement.

            (f) The preparation and maintenance by the Master Servicer and the Special Servicer of all the reports specified in this Section 3.13, including the calculations made therein, shall be done in accordance with CMSA standards to the extent applicable thereto.

            Section 3.14 Delivery of Certain Reports to the Companion Loan Noteholders.

            (a) The Master Servicer and the Special Servicer shall each promptly prepare or cause to be prepared and deliver to each Companion Loan Noteholder a written report (in physical or electronic form), prepared in the manner set forth in Section 3.13, of each inspection performed by it with respect to the related Loan Combination Mortgaged Properties.

            The Master Servicer shall promptly deliver to each Companion Loan Noteholder (in either physical or electronic form): (i) copies of operating statements and rent rolls; (ii) upon request, annual CMSA NOI Adjustment Worksheets (with annual operating statements as exhibits); and (iii) annual CMSA Operating Statement Analysis Reports, in each case prepared, received or obtained by it pursuant to Section 3.13 with respect to the related Loan Combination Mortgaged Properties.

            (c) If the Loans forming the Loan Combinations constitute Specially Serviced Mortgage Loans, or if the Loan Combination Mortgaged Properties have become REO Properties, then each calendar month, not later than 2:00 p.m. (New York City time) on the second Business Day prior to each Determination Date, the Special Servicer shall deliver or cause to be delivered to the Master Servicer the following reports with respect to the Loan Combinations and/or the Loan Combination Mortgaged Properties, providing the required information as of the end of the preceding calendar month: (i) a CMSA Property File (or similar report satisfactory to the Master Servicer); and (ii) a CMSA Comparative Financial Status Report (or similar report satisfactory to the Master Servicer). If the Loans forming the Loan Combinations constitute Specially Serviced Mortgage Loans, or if the Loan Combination Mortgaged Properties have become REO Properties, then each calendar month, not later than 2:00 p.m. (New York City time) on the second Business Day prior to the Master Servicer Remittance Date in such month, the Special Servicer shall deliver or cause to be delivered to the Master Servicer such of the following reports as may be relevant with respect to the Loan Combinations and/or the Loan Combination Mortgaged Properties: (i) a CMSA Delinquent Loan Status Report; (ii) a Loan Payoff Notification Report,
(iii) a CMSA Historical Loan Modification and Corrected Mortgage Loan Report; and (iv) a CMSA REO Status Report.

            (d) Not later than 2:00 p.m. (New York City time) on the Loan Combination Remittance Date, the Master Servicer shall, with respect to the Serviced Loan Combinations, prepare all Loan Combination Servicing Reports as may be relevant and that are not otherwise required to be prepared by the Special Servicer pursuant to Section 3.14(b). The Master Servicer shall include on one of such reports updated information as of the applicable Determination Date regarding the amount of accrued and unpaid interest on Advances in accordance with Section 3.12(b), 4.03(d) and/or 4.03A(d), such information to be presented on a loan-by-loan basis.

            The Special Servicer shall deliver to the Master Servicer the reports set forth in Section 3.14(b) in an electronic format reasonably acceptable to the Special Servicer and the Master Servicer. The Master Servicer may, absent manifest error, conclusively rely on the reports to be provided by the Special Servicer pursuant to Section 3.14(b). In the case of information or reports to be furnished by the Master Servicer to the applicable Companion Loan Noteholder pursuant to Section 3.15(a), to the extent that such information is based on reports to be provided by the Special Servicer pursuant to Section 3.14(b) and/or that such reports are to be prepared and delivered by the Special Servicer pursuant to Section 3.14(b), so long as the Master Servicer and the Special Servicer are not the same Person or Affiliates, the Master Servicer shall have no obligation to provide such information or reports until it has received such information or reports from the Special Servicer, and the Master Servicer shall not be in default hereunder due to a delay in providing the reports required by Section 3.15(a) caused by the Special Servicer's failure to timely provide any report required under Section 3.14(b) of this Agreement.

            Section 3.15 Statements to the Companion Loan Noteholders.

            (a) On each Loan Combination Remittance Date, the Master Servicer shall forward to each Companion Loan Noteholder all Loan Combination Servicing Reports prepared with respect to the related Loan Combination, pursuant to
Section 3.14, during the calendar month in which such applicable Master Servicer Remittance Date occurs.

            (b) The Master Servicer shall only be obligated to deliver the statements, reports and information contemplated by Section 3.15(a) to the extent it receives the necessary underlying information from the Special Servicer and shall not be liable for its failure to deliver such statements, reports and information on the prescribed due dates, to the extent caused by the failure of the Special Servicer to deliver timely such underlying information. Nothing herein shall obligate the Master Servicer or the Special Servicer to violate any applicable law prohibiting disclosure of information with respect to the related Mortgagor, and the failure of the Master Servicer or the Special Servicer to disseminate information for such reason shall not be a breach hereunder.

            Absent manifest error of which it has actual knowledge, neither the Master Servicer nor the Special Servicer shall be responsible for the accuracy or completeness of any information supplied to it by a Mortgagor, the Depositor, a Mortgage Loan Seller or third party that is included in any reports, statements, materials or information prepared or provided by the Master Servicer or the Special Servicer, as applicable, pursuant to this Agreement. Neither the Master Servicer nor the Special Servicer shall have any obligation to verify the accuracy or completeness of any information provided by a Mortgagor, the Depositor, a Mortgage Loan Seller, a third party or each other.

            Section 3.16 Access to Certain Information.

            Each of the Master Servicer and the Special Servicer shall afford to the Trustee, the Underwriters, the Rating Agencies, the Depositor, any Certificateholder, the Companion Loan Noteholders and any Certificate Owner (identified as such to the reasonable satisfaction of the Master Servicer or the Special Servicer, as the case may be), and to the OTS, the FDIC and any other banking or insurance regulatory authority that may exercise authority over any Certificateholder, Certificate Owner or Companion Loan Noteholder (identified as such to the reasonable satisfaction of the Master Servicer or the Special Servicer, as the case may be), access to any non-privileged records regarding the Serviced Loans and the servicing thereof within its control (which access shall be limited, in the case of the Companion Loan Noteholders or any regulatory authority seeking such access in respect of the Companion Loan Noteholders, to records relating to the Companion Loans), except to the extent it is prohibited from doing so by applicable law or contract or to the extent such information is subject to a privilege under applicable law to be asserted on behalf of the Certificateholders or the Companion Loan Noteholders. Such access shall be afforded only upon reasonable prior written request and during normal business hours at the offices of the Master Servicer or the Special Servicer, as the case may be, designated by it.

            In connection with providing or granting any information or access pursuant to the prior paragraph to a Certificateholder, a Certificate Owner, the Companion Loan Noteholders or any regulatory authority that may exercise authority over a Certificateholder, a Certificate Owner or Companion Loan Noteholder, the Master Servicer and the Special Servicer may each require payment from such Certificateholder, Certificate Owner or Companion Loan Noteholder of a sum sufficient to cover the reasonable costs and expenses of providing such information or access, including copy charges and reasonable fees for employee time and for space; provided that no charge may be made if such information or access was required to be given or made available under applicable law. In connection with providing Certificateholders and Certificate Owners access to the information described in the preceding paragraph, the Master Servicer and the Special Servicer shall require (prior to affording such access) a written confirmation executed by the requesting Person substantially in such form as may be reasonably acceptable to the Master Servicer or the Special Servicer, as the case may be, generally to the effect that such Person is a Holder of Certificates or a beneficial holder of Book-Entry Certificates and will keep such information confidential.

            Upon the reasonable request of any Certificateholder, or any Certificate Owner identified to the Master Servicer to the Master Servicer's reasonable satisfaction, the Master Servicer may provide (or forward electronically) (at the expense of such Certificateholder or Certificate Owner) copies of any operating statements, rent rolls and financial statements obtained by the Master Servicer or the Special Servicer; provided that, in connection therewith, the Master Servicer shall require a written confirmation executed by the requesting Person substantially in such form as may be reasonably acceptable to the Master Servicer, generally to the effect that such Person is a Holder of Certificates or a beneficial holder of Book-Entry Certificates and will keep such information confidential.

            Upon the request of the Controlling Class Representative made not more frequently than once a month (which request may be a standing, continuing request), or at such mutually acceptable time each month as the Controlling Class Representative shall reasonably designate, each of the Master Servicer and the Special Servicer shall, without charge, make a knowledgeable Servicing Officer available, at the option of the Controlling Class Representative either by telephone or at the office of such Servicing Officer, to answer questions from the Controlling Class Representative regarding the performance and servicing of the Mortgage Loans and/or REO Properties for which such Master Servicer or Special Servicer, as the case may be, is responsible. The Master Servicer and the Special Servicer each shall condition such disclosure upon the Controlling Class Representative entering into a reasonable and customary confidentiality agreement reasonably acceptable to such servicer and the Controlling Class Representative regarding such disclosure to it. Neither the Master Servicer nor the Special Servicer shall be required to provide any information or disclosures in violation of any applicable law, rule or regulation.

            Section 3.17 Title to REO Property; REO Accounts.

            (a) If title to any Mortgaged Property with respect to a Serviced Loan is acquired, the deed or certificate of sale shall be issued to the Trustee or its nominee on behalf of the Certificateholders and, in the case of a Loan Combination Mortgaged Property, on behalf of the related Companion Loan Noteholders. If, pursuant to Section 3.09(a), the Special Servicer formed or caused to be formed, at the expense of the Trust, a single member limited liability company (of which the Trust is the sole member) for the purpose of taking title to one or more Serviced REO Properties pursuant to this Agreement, then (subject to the interests of any affected Companion Loan Noteholder) the deed or certificate of sale with respect to any such REO Property shall be issued to such single member limited liability company. The limited liability company shall be a manager-managed limited liability company, with the Special Servicer to serve as the initial manager to manage the property of the limited liability company, including any applicable REO Property, in accordance with the terms of this Agreement as if such property was held directly in the name of the Trust or Trustee under this Agreement.

            The Special Servicer, on behalf of the Trust Fund and any affected Companion Loan, shall sell any REO Property by the end of the third calendar year following the calendar year in which the Lower-Tier REMIC acquires ownership of its proportionate interest in such REO Property for purposes of
Section 860G(a)(8) of the Code, unless the Special Servicer either (i) applies, more than sixty (60) days prior to the end of such third succeeding year, for and is granted an extension of time (an "REO Extension") by the IRS to sell such REO Property or (ii) obtains for the Trustee an Opinion of Counsel, addressed to the Trustee, the Special Servicer and the Master Servicer, to the effect that the holding by the Lower-Tier REMIC of its proportionate interest in such REO Property subsequent to the end of such third succeeding year will not result in the imposition of taxes on "prohibited transactions" (as defined in Section 860F of the Code) of either REMIC Pool or cause either REMIC Pool to fail to qualify as a REMIC at any time that any Certificates are outstanding. If the Special Servicer is granted the REO Extension contemplated by clause (i) of the immediately preceding sentence or obtains the Opinion of Counsel contemplated by clause (ii) of the immediately preceding sentence, the Special Servicer shall sell the subject REO Property within such extended period as is permitted by such REO Extension or such Opinion of Counsel, as the case may be. Any expense incurred by the Special Servicer in connection with its obtaining the REO Extension contemplated by clause (i) of the second preceding sentence or its obtaining the Opinion of Counsel contemplated by clause (ii) of the second preceding sentence, or for the creation of and the operating of a single member limited liability company, shall be covered by, and reimbursable as, a Servicing Advance.

            (b) The Special Servicer shall segregate and hold all funds collected and received in connection with any Serviced REO Property separate and apart from its own funds and general assets. If an REO Acquisition shall occur in respect of any Mortgaged Property (other than any Loan Combination Mortgaged Property), the Special Servicer shall establish and maintain one or more accounts (collectively, the "Pool REO Account"), held on behalf of the Trustee in trust for the benefit of the Certificateholders, for the retention of revenues and other proceeds derived from each Serviced REO Property (other than any Loan Combination REO Properties). If such REO Acquisition occurs with respect to the Loan Combination Mortgaged Properties, the Special Servicer shall establish an REO Account solely with respect to each such property (each, a "Loan Combination REO Account"), to be held for the benefit of the Certificateholders and the applicable Companion Loan Noteholder. The Pool REO Account and each Loan Combination REO Account shall each be an Eligible Account. The Special Servicer shall deposit, or cause to be deposited, in the related REO Account, upon receipt, all REO Revenues, Insurance Proceeds, Condemnation Proceeds and Liquidation Proceeds received in respect of any Serviced REO Property. Funds in an REO Account may be invested in Permitted Investments in accordance with Section 3.06. The Special Servicer shall be entitled to make withdrawals from an REO Account to pay itself, as additional special servicing compensation in accordance with Section 3.11(c), interest and investment income earned in respect of amounts held in such REO Account as provided in Section 3.06(b) (but only to the extent of the Net Investment Earnings with respect to such REO Account for any Collection Period). The Special Servicer shall give notice to the Trustee and the Master Servicer of the location of each REO Account, and shall give notice to the related Companion Loan Noteholders of the location of any related Loan Combination REO Account, in each case when first established and of the new location of any such REO Account prior to any change thereof.

            (c) The Special Servicer shall withdraw from the related REO Account funds necessary for the proper operation, management, leasing, maintenance and disposition of any Serviced REO Property, but only to the extent of amounts on deposit in the REO Account relating to such REO Property. On the Business Day following each Determination Date, the Special Servicer shall withdraw from each REO Account and deposit into the corresponding Custodial Account (or deliver to the Master Servicer or such other Person as may be designated by the Master Servicer for deposit into the corresponding Custodial Account) the aggregate of all amounts received in respect of each Serviced REO Property during the Collection Period ending on such Determination Date, net of any withdrawals made out of such amounts pursuant to the preceding sentence; provided that the Special Servicer may retain in an REO Account such portion of proceeds and collections in respect of any related REO Property as may be necessary to maintain a reserve of sufficient funds for the proper operation, management, leasing, maintenance and disposition of such REO Property (including the creation of a reasonable reserve for repairs, replacements, necessary capital replacements and other related expenses), such reserve not to exceed an amount sufficient to cover such items to be incurred during the following twelve-month period. For purposes of the foregoing, the Pool REO Account and applicable Loan Combination REO Account correspond to the Pool Custodial Account and the applicable Loan Combination Custodial Account, respectively.

            (d) The Special Servicer shall keep and maintain separate records, on a loan-by-loan basis, for the purpose of accounting for all deposits to, and withdrawals from, each REO Account pursuant to Section 3.17(b) or (c). The Special Servicer shall provide the Master Servicer any information with respect to each REO Account as is reasonably requested by the Master Servicer.

            Section 3.18 Management of Serviced REO Property.

            (a) Prior to the acquisition by it of title to a Mortgaged Property with respect to a Serviced Loan, the Special Servicer shall review the operation of such Mortgaged Property and determine the nature of the income that would be derived from such property if it were acquired by the Trust Fund. If the Special Servicer determines from such review that:

            (i) None of the income from Directly Operating such Mortgaged Property as Serviced REO Property would be subject to tax as "net income from foreclosure property" within the meaning of the REMIC Provisions (such tax referred to herein as an "REO Tax"), then such Mortgaged Property may be Directly Operated by the Special Servicer (other than the holding of such Mortgaged Property for sale to customers in the ordinary course of trade or business or the performance of any construction work thereon) as REO Property;

            (ii) Directly Operating such Mortgaged Property as Serviced REO Property could result in income from such property that would be subject to an REO Tax, but that a lease of such property to another party to operate such property, or the performance of some services by an Independent Contractor with respect to such property, or another method of operating such property would not result in income subject to an REO Tax, then the Special Servicer may (provided, that in the good faith and reasonable judgment of the Special Servicer, it is commercially reasonable) acquire such Mortgaged Property as REO Property and so lease or operate such REO Property; or

            (iii) It is reasonable to believe that Directly Operating such Mortgaged Property as Serviced REO Property could result in income subject to an REO Tax and that no commercially reasonable means exists to operate such property as REO Property without the Trust Fund incurring or possibly incurring an REO Tax on income from such property, the Special Servicer shall deliver to the Tax Administrator, in writing, a proposed plan (the "Proposed Plan") to manage such property as REO Property. Such plan shall include potential sources of income, and, to the extent reasonably possible, estimates of the amount of income from each such source. Upon request of the Special Servicer, the Tax Administrator shall advise the Special Servicer of the Tax Administrator's federal income tax reporting position with respect to the various sources of income that the Trust Fund would derive under the Proposed Plan. After receiving the information described in the preceding sentence from the Tax Administrator, the Special Servicer shall either (A) implement the Proposed Plan (after acquiring the respective Mortgaged Property as REO Property), with any amendments required to be made thereto as a result of the Tax Administrator's tax reporting position or (B) manage and operate such property in a manner that would not result in the imposition of an REO Tax on income derived from such property.

            The Special Servicer's decision as to how each Serviced REO Property shall be managed and operated shall be based on the Servicing Standard and, further, based on the good faith and reasonable judgment of the Special Servicer as to which means would be in the best interest of the Certificateholders (or in the case of a Loan Combination REO Property, in the best interest of the Certificateholders and the applicable Companion Loan Noteholders (as a collective whole)) by maximizing (to the extent commercially reasonable and consistent with Section 3.18(b)) the net after-tax REO Revenues received by the Trust Fund with respect to such property without materially and adversely affecting the Special Servicer's ability to promptly sell the Serviced REO Property in accordance with this Agreement and, to the extent consistent with the foregoing, in accordance with the Servicing Standard. Neither the Special Servicer nor the Tax Administrator shall be liable to the Certificateholders, the Trust Fund, the other parties hereto or each other for errors in judgment made in good faith in the reasonable exercise of their discretion while performing their duties under this Section 3.18 except as provided in Section
6.03. In connection with performing their respective duties under this Section 3.18(a), both the Special Servicer and the Tax Administrator may consult with counsel and tax accountants, the reasonable cost of which consultation shall be covered by, and be reimbursable as, a Servicing Advance to be made by the Special Servicer.

            (b) If title to any Serviced REO Property, is acquired, the Special Servicer shall manage, conserve, protect and operate such REO Property for the benefit of the Certificateholders (or in the case of a Loan Combination REO Property, in the best interest of the Certificateholders and the applicable Companion Loan Noteholders (as a collective whole)) solely for the purpose of its prompt disposition and sale in a manner that does not and will not: (i) cause such REO Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code for purposes of Section 860D(a) of the Code; or (ii) except as contemplated by Section 3.18(a), either result in the receipt by either REMIC Pool of any "income from non-permitted assets" within the meaning of Section 860F(a)(2)(B) of the Code or result in an Adverse REMIC Event or Adverse Grantor Trust Event. Subject to the foregoing, however, the Special Servicer shall have full power and authority to do any and all things in connection therewith as are consistent with the Servicing Standard and, consistent therewith, shall withdraw from the applicable REO Account, to the extent of amounts on deposit therein with respect to such REO Property, funds necessary for the proper operation, management, maintenance and disposition of such REO Property, including:

            (i) all insurance premiums due and payable in respect of such REO Property;

            (ii) all real estate taxes and assessments in respect of such REO Property that may result in the imposition of a lien thereon;

            (iii) any ground rents in respect of such REO Property; and

            (iv) all costs and expenses necessary to maintain, lease, sell, protect, manage, operate and restore such REO Property.

            To the extent that amounts on deposit in the applicable REO Account in respect of any Serviced REO Property are insufficient for the purposes set forth in the preceding sentence with respect to such REO Property, the Special Servicer, shall make Servicing Advances in such amounts as are necessary for such purposes unless the Special Servicer determines, in accordance with the Servicing Standard, that such payment would be a Nonrecoverable Advance; provided, however, that the Special Servicer may make any such Servicing Advance without regard to recoverability if it is a necessary fee or expense incurred in connection with the defense or prosecution of legal proceedings. The Special Servicer shall notify the Master Servicer if it shall have made any such Servicing Advance within the previous 30-day period.

            (c) Without limiting the generality of the foregoing, the Special Servicer shall not, with respect to any Serviced REO Property:

            (i) enter into, renew or extend any New Lease with respect to such REO Property, if the New Lease, by its terms would give rise to any income that does not constitute Rents from Real Property;

            (ii) permit any amount to be received or accrued under any New Lease other than amounts that will constitute Rents from Real Property;

            (iii) authorize or permit any construction on such REO Property, other than the completion of a building or other improvement thereon, and then only if more than 10% of the construction of such building or other improvement was completed before default on the related Mortgage Loan became imminent, all within the meaning of Section 856(e)(4)(B) of the Code; or

            (iv) Except as provided in Section 3.18(a)(i), Directly Operate, or allow any other Person, other than an Independent Contractor, to Directly Operate any Mortgaged Property as REO Property on any date more than ninety (90) days after the related REO Acquisition;

unless, in any such case, the Special Servicer has obtained an Opinion of Counsel (the cost of which shall be paid by the Special Servicer, as a Servicing Advance, or, if such Servicing Advance would be a Nonrecoverable Advance, shall be paid out of the Custodial Account as an Additional Trust Fund Expense) to the effect that such action would not cause such REO Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code for purposes of Section 860D(a) of the Code at any time that it is held by the Lower-Tier REMIC, in which case the Special Servicer may take such actions as are specified in such Opinion of Counsel.

            (d) The Special Servicer may, and if so required to prevent the REO Property from failing to qualify as "foreclosure property" within the meaning of
Section 860G(a)(8) of the Code, shall contract with any Independent Contractor for the operation and management of any Serviced REO Property (including the requirements for establishing REO Accounts), provided that:

            (i) the terms and conditions of any such contract shall not be inconsistent herewith and shall reflect an agreement reached at arm's length;

            (ii) the fees of such Independent Contractor (which shall be expenses of the Trust Fund or with respect to any Serviced Loan Combination REO Property such fees shall be netted out of collections on such Serviced Loan Combination Group REO Property prior to their being remitted to the Special Servicer) shall be reasonable and customary in consideration of the nature and locality of such REO Property;

            (iii) except as permitted under Section 3.18(a), any such contract shall require, or shall be administered to require, that the Independent Contractor, in a timely manner, (A) pay out of related REO Revenues all costs and expenses incurred in connection with the operation and management of such REO Property, including those listed in Section 3.18(b) above, and (B) except to the extent that such revenues are derived from any services rendered by the Independent Contractor to tenants of such REO Property that are not customarily furnished or rendered in connection with the rental of real property (within the meaning of Treasury Regulations
      Section 1.856-4(b)(5)), remit all related revenues collected (net of its fees and such costs and expenses) to the Special Servicer upon receipt;

            (iv) none of the provisions of this Section 3.18(d) relating to any such contract or to actions taken through any such Independent Contractor shall be deemed to relieve the Special Servicer of any of its duties and obligations hereunder with respect to the operation and management of such REO Property; and

            (v) the Special Servicer shall be obligated with respect thereto to the same extent as if it alone were performing all duties and obligations in connection with the operation and management of such REO Property.

            The Special Servicer shall be entitled to enter into any agreement with any Independent Contractor performing services for it related to its duties and obligations under Section 3.17 and this Section 3.18 for indemnification of the Special Servicer by any such Independent Contractor, and nothing in this Agreement shall be deemed to limit or modify such indemnification. No agreement entered into pursuant to this Section 3.18(d) shall be deemed a Sub-Servicing Agreement for purposes of Section 3.23.

            Section 3.19 Sale of Mortgage Loans and REO Properties.

            (a) The Master Servicer, the Special Servicer or the Trustee shall sell or purchase, or permit the sale or purchase of, a Mortgage Loan or REO Property only (i) on the terms and subject to the conditions set forth in this
Section 3.19, (ii) as otherwise expressly provided in or contemplated by Sections 2.03(a) and 9.01 of this Agreement, (iii) in the case of the Loan Combinations, subject to the requirements of, and Companion Loan Noteholder rights set forth in, the related Co-Lender Agreement, and (iv) in the case of a Mortgage Loan with a related mezzanine loan, in connection with a Mortgage Loan default as set forth in the related intercreditor agreement.

            (b) The Special Servicer, any single Holder or any group of Certificateholders evidencing a majority of the Voting Rights allocated to the Controlling Class and any assignees (other than an assignee whose purchase of such Specially Serviced Mortgage Loan would violate the terms of any related mezzanine loan intercreditor agreement or Co-Lender Agreement) of the foregoing parties (collectively, the "Purchase Option Holders") shall each have the option to purchase a Specially Serviced Mortgage Loan at a cash price that is at least equal to the Purchase Price. In addition, if such Specially Serviced Mortgage Loan is part of a Loan Combination as to which there is a Pari Passu Companion Loan that has been securitized, the Special Servicer shall also send a copy of the notice described above to the trustee under the related pooling and servicing agreement.

            (c) If none of the Purchase Option Holders exercises its option to purchase any Specially Serviced Mortgage Loan as described in subsection (b) above, then each Purchase Option Holder (other than an assignee whose purchase of such Specially Serviced Mortgage Loan would violate the terms of any related mezzanine loan intercreditor agreement or co-lender agreement) will also have the option to purchase that Specially Serviced Mortgage Loan at a price equal to the fair value of such Specially Serviced Mortgage Loan (the "FV Price"). Any single Certificateholder or group of Certificateholders evidencing a majority of the Voting Rights allocated to the Controlling Class shall have the exclusive right to purchase the related Specially Serviced Mortgage Loan for sixty (60) days after receipt of the Special Servicer's report of such FV Price.

            Upon receipt of a request from any Purchase Option Holder to determine the FV Price in contemplation of its intention to exercise its option to purchase a Specially Serviced Mortgage Loan at a price that is below the Purchase Price, the Special Servicer shall promptly obtain an MAI appraisal of the related Mortgaged Property by an Independent Appraiser (unless such an appraisal was obtained within one year of such date and the Special Servicer has no knowledge of any circumstances that would materially affect the validity of such appraisal). Promptly after obtaining such appraisal, the Special Servicer shall determine the FV Price in accordance with the Servicing Standard and the provisions of subsection (i) below. Promptly after determining the FV Price, the Special Servicer shall report such FV Price to the Trustee and each Purchase Option Holder.

            With respect to any Serviced Loan Combination, the Purchase Option Holders will only have the right to purchase the related Loan Combination Trust Mortgage Loan. With respect to each such Specially Serviced Mortgage Loan that is part of a Loan Combination as to which there is a Pari Passu Companion Loan that has been securitized, the Special Servicer shall also send a copy of the notice containing the FV Price described above to the parties under the related pooling and servicing agreement that have the equivalent rights as the Purchase Option Holders under this Agreement.

            (d) In the event that the Special Servicer determines that it is willing, or another Purchase Option Holder notifies the Special Servicer that it is willing, to purchase any Specially Serviced Mortgage Loan (the party submitting such bid, the "Initial Bidder") at a price equal to or above the FV Price (a "FV Bid"), the Special Servicer shall notify all other Purchase Option Holders that it has made or received, as the case may be, such FV Bid (without disclosing the amount of such FV Bid). All other Purchase Option Holders may submit competing bids within the ten Business Day period following such notice. At the conclusion of the above-described ten Business Day period, the Special Servicer shall accept the highest bid received from any Purchase Option Holder that is at least equal to the FV Price.

            (e) If the Special Servicer accepts the bid of any Purchase Option Holder, such Purchase Option Holder shall be required to purchase the subject Specially Serviced Mortgage Loan within ten (10) Business Days of receipt of notice of such acceptance.

            (f) If the Special Servicer has not accepted a FV Bid prior to the expiration of one hundred twenty (120) days from the Special Servicer's most recent determination of the FV Price and thereafter receives a FV Bid or a request from a Purchase Option Holder for an updated FV Price, the Special Servicer shall within forty-five (45) days recalculate the FV Price (with no presumption that such FV Price should be reduced on account of the lack of an FV
Bid) and repeat the notice and bidding procedure provided in subsection (d) above until the purchase option terminates under subsection (j) below. In connection with such recalculation, the Special Servicer may obtain an updated Appraisal if it determines that market conditions or conditions at the mortgaged property warrant an updated Appraisal. In addition, the Special Servicer shall recalculate the FV Price of any Mortgage Loan if there has been a material change in circumstances of which the Special Servicer is aware or the Special Servicer has received new information, either of which has a material effect on the fair value.

            (g) If the party exercising the purchase option at the FV Price for any Specially Serviced Mortgage Loan is the Special Servicer or an Affiliate thereof, the Trustee shall verify that the FV Price is at least equal to the fair value of such Mortgage Loan. In determining whether the FV Price is at least equal to the fair value of such Mortgage Loan the Trustee will be permitted to conclusively rely on an appraisal obtained by the Trustee from an Independent Appraiser at the time it is required to verify the FV Price and/or the opinion of an Independent expert in real estate matters (including the Master Servicer) with at least five (5) years' experience in valuing or investing in loans, similar to such Mortgage Loan, that has been selected by the Trustee with reasonable care at the expense of the Trust Fund.

            (h) Any Purchase Option Holder may, once such option is exercisable, assign its purchase option with respect to any Specially Serviced Mortgage Loan to a third party other than another Purchase Option Holder or any Person whose purchase of such Specially Serviced Mortgage Loan would violate any restrictions contained in any mezzanine intercreditor agreement or any Co-Lender Agreement and upon such assignment such third party shall have all of the rights that had been granted to the Purchase Option Holder hereunder in respect of the purchase option. Such assignment shall only be effective upon written notice (together with a copy of the executed assignment and assumption agreement) being delivered to the Trustee, the Master Servicer and the Special Servicer.

            (i) Subject to Section 3.09 and the other provisions of this Section 3.19, in determining the FV Price for any Specially Serviced Mortgage Loan, the Special Servicer may take into account, among other factors, the results of any appraisal or updated appraisal that it or the Master Servicer may have obtained in accordance with this Agreement within the prior twelve (12) months; the opinions on fair value expressed by Independent investors in mortgage loans comparable to the subject Specially Serviced Mortgage Loan; the period and amount of any delinquency on the subject Specially Serviced Mortgage Loan; the physical condition of the related Mortgaged Property; the state of the local economy; and the expected recoveries from the subject Specially Serviced Mortgage Loan if the Special Servicer were to pursue a workout or foreclosure strategy instead of selling such Mortgage Loan to a Purchase Option Holder.

            (j) The purchase option for any Specially Serviced Mortgage Loan pursuant to this Section 3.19 shall terminate, and shall not be exercisable as set forth in subsections (b) and (c) above (or if exercised, but the purchase of the subject Mortgage Loan has not yet occurred, shall terminate and be of no further force or effect) if and when (i) such Specially Serviced Mortgage Loan has become a Corrected Mortgage Loan, (ii) the related Mortgaged Property has become an REO Property or (iii) a Final Recovery Determination has been made with respect to such Specially Serviced Mortgage Loan.

            (k) Until such time as an FV Bid is accepted and the related Specially Serviced Mortgage Loan is sold in connection therewith, the Special Servicer shall continue to pursue all of the other resolution options available to it with respect to the Specially Serviced Mortgage Loan in accordance with the Servicing Standard.

            (l) Notwithstanding anything to the contrary herein, the holders of the related Companion Loan shall be entitled to purchase the related Loan Combination Trust Mortgage Loans in accordance with the terms and conditions set forth in the related Co-Lender Agreement, even after it has been purchased out of the Trust Fund pursuant to this Section 3.19. The Special Servicer shall determine the price to be paid in accordance with the terms of the related Co-Lender Agreement in connection with any such purchase and shall provide such notices to the appropriate Companion Loan Noteholders, as are required by the related Co-Lender Agreement in connection with each such holders' purchase rights.

            (m) Any purchase of a Specially Serviced Mortgage Loan that is purchased pursuant to this Section 3.19 will remain subject to the cure and purchase rights of, in each case if applicable, the related Companion Loan Noteholders as set forth in the related Co-Lender Agreement and any holder of a related mezzanine loan in connection with a Loan default as set forth in the related intercreditor agreement.

            (n) The Special Servicer shall use its best efforts to solicit bids for each REO Property in such manner that is in accordance with the Servicing Standard and that is within the time period provided for by Section 3.17(a). Subject to Section 6.11, the Special Servicer shall accept the first (and, if multiple bids are received contemporaneously or subsequently, the highest) cash bid received from any Person that constitutes a fair price for such REO Property, as determined pursuant to Section 3.19(q). If the Special Servicer reasonably believes that it will be unable to realize a fair price for any REO Property within the time constraints imposed by Section 3.17(a), then (subject to Section 6.11) the Special Servicer shall dispose of such REO Property upon such terms and conditions as the Special Servicer shall deem necessary and desirable to maximize the recovery thereon under the circumstances and, in connection therewith, shall accept the highest outstanding cash bid, regardless of from whom received.

            (o) The Special Servicer shall give the Trustee and the Depositor written notice of its intention to sell any REO Property pursuant to this
Section 3.19 at least five Business Days prior thereto.

            (p) No Interested Person shall be obligated to submit a bid to purchase any REO Property, and notwithstanding anything to the contrary herein, neither the Trustee, in its individual capacity, nor any of its Affiliates may bid for or purchase any REO Property pursuant hereto.

            (q) Whether any cash bid constitutes a fair price for any REO Property for purposes of this Section 3.19, shall be determined by the Special Servicer or, if such cash bid is from an Interested Person, by the Trustee. In determining whether any bid received from an Interested Person represents a fair price for any REO Property, the Trustee shall be supplied with and shall be entitled to rely on the most recent appraisal in the related Servicing File conducted in accordance with this Agreement within the preceding 12-month period (or, in the absence of any such appraisal or if there has been a material change at the subject property since any such appraisal, on a new appraisal to be obtained by the Special Servicer (the cost of which shall be covered by, and be reimbursable as, a Servicing Advance)). The appraiser conducting any such new appraisal shall be an Independent Appraiser selected by the Special Servicer if neither the Special Servicer nor any Affiliate thereof is bidding with respect to an REO Property and selected by the Trustee if either the Special Servicer or any Affiliate thereof is so bidding. Where any Interested Person is among those bidding with respect to an REO Property, the Special Servicer shall require that all bids be submitted to it (and, if the Special Servicer or any Affiliate thereof is bidding, to the Trustee) in writing and be accompanied by a refundable deposit of cash in an amount equal to 5% of the bid amount. In determining whether any bid from a Person other than an Interested Person constitutes a fair price for any REO Property, the Special Servicer shall take into account the results of any appraisal or updated appraisal that it or the Master Servicer may have obtained in accordance with this Agreement within the prior twelve (12) months, and any Independent Appraiser shall be instructed to take into account, as applicable, among other factors, the occupancy level and physical condition of the subject REO Property, the state of the local economy and the obligation to dispose of the subject REO Property within the time period specified in Section 3.17(a). The Purchase Price for any REO Property shall in all cases be deemed a fair price. Notwithstanding the other provisions of this
Section 3.19, no cash bid from the Special Servicer or any Affiliate thereof shall constitute a fair price for any REO Property unless such bid is the highest cash bid received and at least two independent bids (not including the bid of the Special Servicer or any Affiliate) have been received. In the event the bid of the Special Servicer or any Affiliate thereof is the only bid received or is the higher of only two bids received, then additional bids shall be solicited. If an additional bid or bids, as the case may be, are received and the original bid of the Special Servicer or any Affiliate thereof is the highest of all cash bids received, then the bid of the Special Servicer or such Affiliate shall be accepted, provided that the Trustee has otherwise determined, as provided above in this Section 3.19(q), that such bid constitutes a fair price for any REO Property. Any bid by the Special Servicer shall be unconditional; and, if accepted, the subject REO Property shall be transferred to the Special Servicer without recourse, representation or warranty other than customary representations as to title given in connection with the sale of a real property.

            (r) Subject to Sections 3.19(a) through 3.19(g) above, and further subject to Section 6.11, the Special Servicer shall act on behalf of the Trustee in negotiating with independent third parties seeking to purchase an REO Property and taking any other action necessary or appropriate in connection with the sale of any Specially Serviced Mortgage Loan or REO Property pursuant to this Section 3.19, and the collection of all amounts payable in connection therewith. In connection therewith, the Special Servicer may charge prospective bidders for any REO Property, and may retain, fees that approximate the Special Servicer's actual costs in the preparation and delivery of information pertaining to, or evaluating bids for, such REO Property without obligation to deposit such amounts into the Pool Custodial Account. Any sale of a Specially Serviced Mortgage Loan or an REO Property pursuant to this Section 3.19 shall be final and without recourse to the Trustee or the Trust, and if such sale is consummated in accordance with the terms of this Agreement, neither the Special Servicer nor the Trustee shall have any liability to any Certificateholder with respect to the purchase price therefor accepted by the Special Servicer or the Trustee.

            (s) Any sale of a Specially Serviced Mortgage Loan or an REO Property pursuant to this Section 3.19 shall be for cash only and shall be on a servicing released basis.

            Section 3.20 Additional Obligations of the Master Servicer; Obligations to Notify Ground Lessors; the Special Servicer's Right to Request the Master Servicer to Make Servicing Advances.

            (a) The Master Servicer shall deliver to the Trustee for deposit in the Distribution Account on each Master Servicer Remittance Date, without any right of reimbursement therefor, an amount equal to the lesser of (i) the aggregate amount of all Prepayment Interest Shortfalls, if any, incurred in connection with Principal Prepayments received during the most recently ended Collection Period with respect to Performing Serviced Loans in the Mortgage Pool and (ii) the aggregate of all Master Servicing Fees received by the Master Servicer during such Collection Period with respect to the entire Mortgage Pool (but only to the extent of that portion thereof calculated at a rate of 0.01% per annum with respect to each and every Serviced Loan and each and every REO Mortgage Loan that was previously a Serviced Loan); provided, however, that if any such Prepayment Interest Shortfall occurs as a result of the Master Servicer's allowing the Mortgagor to deviate from the terms of the related Mortgage Loan documents regarding Principal Prepayments, the Master Servicer shall be obligated to pay an amount equal to the entire Prepayment Interest Shortfall with respect to the subject Serviced Loan without any limitation of the kind set forth in clause (ii) of this sentence.

            (b) The Master Servicer shall, as to each Serviced Loan which is secured by the interest of the related Mortgagor under a Ground Lease, even if the corresponding fee interest is encumbered, promptly (and in any event within sixty (60) days) following the Closing Date, notify the related ground lessor of the transfer of such Serviced Loan to the Trust Fund pursuant to this Agreement and inform such ground lessor that any notices of default under the related Ground Lease should thereafter be forwarded to the Master Servicer.

            (c) Within sixty (60) days after the later of (i) the Closing Date and (ii) the Master Servicer's receipt of the applicable letter of credit, the Master Servicer shall notify each provider of a letter of credit for each Serviced Loan identified as having a letter of credit on the Mortgage Loan Schedule, that the Master Servicer or the Special Servicer on behalf of the Trustee for the benefit of the Certificateholders shall be the beneficiary under each such letter of credit. If a draw upon a letter of credit is needed before its transfer to the Trust Fund can be completed, the applicable Mortgage Loan Seller shall draw upon such letter of credit for the benefit of the Trust pursuant to written instructions from the Master Servicer.

            (d) The Master Servicer shall, as to each Mortgage Loan which is secured by the interest of the related Mortgagor in a hospitality property, not later than the later of (i) thirty (30) days following the Master Servicer's receipt of the subject franchise agreement and (ii) the expiration of the period that may be required for such notice pursuant to the terms of the applicable franchise documents, if any, notify the related hospitality franchisor of the transfer of such Mortgage Loan to the Trust Fund pursuant to this Agreement and inform such hospitality franchisor that any notices of default under the related franchise agreement should thereafter be forwarded to the Master Servicer (and also to the Special Servicer if such Mortgage Loan becomes a Specially Serviced Mortgage Loan).

            Section 3.21 Modifications, Waivers, Amendments and Consents; Defeasance.

            (a) Subject to Sections 3.21(b) through 3.21(f) below, and further subject to Section 6.11, the Special Servicer (or, under the limited circumstances set forth in Section 3.21(c), the Master Servicer) may, on behalf of the Trustee and, in the case of the Companion Loans, any Companion Loan Noteholder, agree to any modification, extension, waiver or amendment of any term of any Serviced Loan and respond to various Mortgagor requests for consent on the part of the mortgagee (including the lease reviews and lease consents related thereto), without the consent of the Trustee, any Certificateholder, any Companion Loan Noteholder, the Master Servicer (in the case of any such action taken by the Special Servicer) or, except as expressly set forth below, the Special Servicer (in the case of any such action taken by the Master Servicer).

            (b) All modifications, extensions, waivers or amendments of any Serviced Loan, including the lease reviews and lease consents related thereto, shall be in writing and shall be considered and effected in a manner consistent with the Servicing Standard.

            (c) In the case of any Performing Serviced Loan, and subject to the rights of the Special Servicer set forth below, the Master Servicer shall be responsible for responding to any request by a Mortgagor for the consent or approval of the mortgagee with respect to a modification, extension, waiver or amendment of any term thereof of the type described in clauses (i) through (xi) below, provided that such consent or approval or such modification, extension, waiver or amendment would not (except as permitted by Sections 3.02(a), 3.03(d), 3.07, and 3.08(a) hereof) affect the amount or timing of any of the payment terms of such Mortgage Loan (including payment terms related to late payment charges, but excluding Default Interest and other amounts constituting servicing compensation), result in the release of the related Mortgagor from any material term thereunder, waive any rights thereunder with respect to any guarantor thereof, relate to the release, addition or substitution of any material collateral for such Mortgage Loan or relate to any waiver of or granting of consent under a "due-on-sale" or "due-on-encumbrance" clause. With respect to any action proposed to be taken by the Master Servicer under this Section 3.21(c) where the thresholds in clauses (i) through (xi) of the next sentence are exceeded, or which involves the situations set forth in the proviso to the previous sentence, the Special Servicer only may take such action. To the extent consistent with the foregoing, but subject to Section 3.21(f), the Master Servicer shall also be responsible for the following with respect to the Performing Serviced Loans:

            (i) consent to subordination of the related Mortgage Loan to an easement or right of way for utilities, access, parking, public improvements or another similar purpose;

            (ii) grant waivers of minor covenant defaults (other than financial covenants) including late financial statements and approving any waiver affecting the timing of receipt of financial statements from any Mortgagor; provided that such financial statements are delivered no less than quarterly and within sixty (60) days of the end of the calendar quarter to which such financial statements relate;

            (iii) grant releases of non-material parcels of a Mortgaged Property (provided that releases as to which the related Mortgage Loan documents expressly require the mortgagee thereunder to make releases upon the satisfaction of certain conditions (which do not provide for lender consent or lender discretion) shall be made as required by the related Mortgage Loan documents);

            (iv) approve or consent to grants of easements and rights of way that do not materially affect the use or value of a Mortgaged Property or the Mortgagor's ability to make any payments with respect to the related Mortgage Loan;

            (v) grant other non-material waivers, consents, modifications or amendments;

            (vi) approve routine leasing activity with respect to leases for less than the lesser of (A) 50,000 square feet and (B) 30% of the related Mortgaged Property;

            (vii) approve annual budgets for the related Mortgaged Property, provided that no such budget (A) provides for the payment of operating expenses in an amount equal to more than 110% of the amounts budgeted therefor for the prior year or (B) provides for the payment of any material expenses to any affiliate of the Mortgagor (other than with respect to the payment of the management fee to any property manager if such management fee is no more than the management fee in effect on the Cut-off Date);

            (viii) approve a change of the property manager at the request of the related Mortgagor, provided that (A) the successor property manager is not affiliated with the Mortgagor and is a nationally or regionally recognized manager of similar properties, and (B) the related Serviced Loan does not have a principal balance of more than $5,000,000;

            (ix) subject to other restrictions herein regarding Principal Prepayments, waiving any provision of a Mortgage Loan requiring a specified number of days notice prior to a Principal Prepayment;

            (x) approving modifications, consents or waivers in connection with a defeasance permitted by the terms of the related Mortgage Loan or Loan Combination if the Master Servicer receives an opinion of counsel (which opinion of counsel will be an expense of the Mortgagor) to the effect that such modification, waiver or consent would not cause either REMIC Pool to fail to qualify as a REMIC under the Code or result in a "prohibited transaction" under the REMIC Provisions, provided that such modification does not permit Defeasance Collateral other than U.S. Treasuries, REFCOs, Fannies or Freddies; and

            (xi) with respect to the Mortgage Loan secured by the Mortgaged Property known as Continental Towers, consent to the foreclosure of the subordinated mortgage encumbering the related Mortgaged Property pursuant to the terms of the related Mortgagor's organizational documents and in accordance with the related Loan Documents, provided that it has received Rating Agency Confirmation.

            Except as permitted by Section 3.02(a), Section 3.03(d), Section 3.07, Section 3.08(a), this Section 3.21(c), and Section 3.21(l), the Master Servicer may not agree to waive, modify or amend any term of any Mortgage Loan or respond to any Mortgagor requests for mortgagee consent. Furthermore, the Master Servicer may not agree to any modification, extension, waiver or amendment of any term of any Mortgage Loan that would cause an Adverse REMIC Event with respect to any REMIC Pool or an Adverse Grantor Trust Event with respect to the Grantor Trust.

            (d) Except as provided in Section 3.02(a), Section 3.07, Section
3.08 or Section 3.21(e), the Special Servicer, on behalf of the Trustee and, in the case of a Companion Loan, the related Companion Loan Noteholders, shall not agree or consent to any modification, extension, waiver or amendment of any term of any Serviced Loan that would:

            (i) affect the amount or timing of any scheduled payment of principal, interest or other amount (including Prepayment Premiums or Yield Maintenance Charges, but excluding Default Interest and other amounts payable as additional servicing compensation) payable thereunder;

            (ii) affect the obligation of the related Mortgagor to pay a Prepayment Premium or Yield Maintenance Charge or effect the waiver of any prepayment restriction thereunder or permit a Principal Prepayment during any period in which the related Mortgage Note prohibits Principal Prepayments;

            (iii) except as expressly contemplated by the related Mortgage or pursuant to Section 3.09(d), result in a release of the lien of the Mortgage on any material portion of the related Mortgaged Property without a corresponding Principal Prepayment in an amount not less than the fair market value (as determined by an appraisal by an Independent Appraiser delivered to the Special Servicer at the expense of the related Mortgagor and upon which the Special Servicer may conclusively rely) of the property to be released; or

            (iv) in the reasonable, good faith judgment of the Special Servicer, otherwise materially impair the security for such Mortgage Loan or reduce the likelihood of timely payment of amounts due thereon.

            Notwithstanding the prior provisions of this Section 3.21(d), and subject to the Servicing Standard, and further subject to clause (C) of the first paragraph of, and the entire second paragraph of, Section 3.21(e) and
Section 6.11, following any extensions of the maturity date of a Performing Serviced Loan that the Master Servicer is permitted to approve pursuant to
Section 3.21(c), the Special Servicer may extend the maturity date of a Performing Serviced Loan for up to one year (subject to a limit of a total of four such one-year extensions); provided that the related Mortgagor has failed to make any Balloon Payment on such Performing Serviced Loan. In connection with an extension of the maturity date of a Performing Serviced Loan approved by the Special Servicer in accordance with this subsection (d), the Special Servicer shall process all requests and related documentation and shall be entitled to retain 100% of any modification fee or extension fee that is actually paid by the related Mortgagor. The Special Servicer shall promptly notify the Master Servicer of any extension granted by the Special Servicer in accordance with this paragraph.

            (e) Notwithstanding Section 3.21(d), but subject to Section 6.11 and the second paragraph of this Section 3.21(e), the Special Servicer may (i) reduce the amounts owing under any Specially Serviced Mortgage Loan by forgiving principal, accrued interest or any Prepayment Premium or Yield Maintenance Charge, (ii) reduce the amount of the Monthly Payment on any Specially Serviced Mortgage Loan, including by way of a reduction in the related Mortgage Rate,
(iii) forbear in the enforcement of any right granted under any Mortgage Note, Mortgage or other Mortgage Loan document relating to a Specially Serviced Mortgage Loan, (iv) accept a Principal Prepayment on any Specially Serviced Mortgage Loan during any Lockout Period or (v) extend the maturity of any Specially Serviced Mortgage Loan; provided that (A) the related Mortgagor is in monetary default or material non-monetary default with respect to such Specially Serviced Mortgage Loan or, in the reasonable, good faith judgment of the Special Servicer, such default is reasonably foreseeable, (B) in the reasonable, good faith judgment of the Special Servicer, such modification, extension, waiver or amendment would increase the recovery on such Specially Serviced Mortgage Loan to Certificateholders (as a collective whole) or, if a Loan Combination is involved, would increase the recovery on such Loan Combination to Certificateholders and related Companion Loan Noteholders (as a collective whole), on a present value basis (the relevant discounting of anticipated collections that will be distributable to the Certificateholders (or, in the case of the Loan Combinations, to Certificateholders and related Companion Loan Noteholders), to be performed at a rate (a) taking into account the related Mortgage Rate (or, in the case of a Loan Combination, at the weighted average of the Mortgage Rates for such Loan Combination) in each case), in each case and in the case of any ARD Loan or related REO Loan after its Anticipated Repayment Date, net of the related Additional Interest Rate and (b) taking into account the risk of collection, and (C) such modification, extension, waiver or amendment would not cause an Adverse REMIC Event in respect of either REMIC Pool or an Adverse Grantor Trust Event with respect to the Grantor Trust; and provided, further, that (i) any modification, extension, waiver or amendment of the payment terms of a Loan Combination shall be structured so as to be consistent with the allocation and payment priorities set forth in the related Loan documents and the related Co-Lender Agreement, such that neither the Trust as holder of the related Mortgage Loan nor the related Companion Loan Noteholders shall gain a priority over the other such Holder with respect to any payment, which priority is not, as of the date of the related Co-Lender Agreement, reflected in the related Loan documents and such Co-Lender Agreement and (ii) any waiver, reduction or deferral of any particular amount due on any Loan in a Loan Combination or reduction of any Mortgage Rate on any Loan in a Loan Combination shall be allocated in the manner set forth in the related Co-Lender Agreement.

            In no event shall the Special Servicer: (i) extend the maturity date of a Serviced Loan beyond the date that is two (2) years prior to the Rated Final Distribution Date; (ii) extend the maturity date of any Serviced Loan for more than five (5) years beyond its Stated Maturity Date; or (iii) if the Serviced Loan is secured solely or primarily by a Mortgage on the leasehold interest under a Ground Lease (but not the related fee interest), extend the maturity date of such Serviced Loan beyond the date which is twenty (20) years (or, to the extent consistent with the Servicing Standard, giving due consideration to the remaining term of the Ground Lease, ten (10) years) prior to the expiration of the term of such Ground Lease.

            The determination of the Special Servicer contemplated by clause (B) of the proviso to the first paragraph of this Section 3.21(e) shall be evidenced by an Officer's Certificate to such effect delivered to the Trustee and the Master Servicer (and, in the case of a Loan Combination, the affected Companion Loan Noteholders) and describing in reasonable detail the basis for the Special Servicer's determination. The Special Servicer shall attach to such Officer's Certificate any information including but not limited to income and expense statements, rent rolls, property inspection reports and appraisals that support such determination.

            (f) Notwithstanding anything to the contrary in this Agreement, neither the Master Servicer nor the Special Servicer, as applicable, shall give any consent, approval or direction regarding the termination of the related property manager or the designation of any replacement property manager or, if such Mortgaged Property is hospitality property, give any consent, approval or direction regarding the termination of the franchise or the designation of a new franchise, with respect to any Mortgaged Property that secures (A) the Companion Loans or (B) a Serviced Loan that (I) has an unpaid principal balance that is at least equal to the lesser of $35,000,000 and 5% of the then aggregate principal balance of the Mortgage Pool or (II) is one of the ten largest Mortgage Loans (by Stated Principal Balance, including all other Mortgage Loans that are crossed-collateralized and cross-defaulted with such Mortgage Loan), unless: (1) the mortgagee is not given discretion under the terms of the related Loan; or
(2) it has Rating Agency Confirmation from each Rating Agency with respect to such action.

            Any party hereto seeking Rating Agency Confirmation with respect to the matters described above shall deliver a Review Package to such Rating Agency.

            (g) Any payment of interest that is deferred pursuant to any modification, extension, waiver or amendment permitted hereunder, shall not, for purposes hereof, including calculating monthly distributions to Certificateholders, be added to the unpaid principal balance or Stated Principal Balance of the related Mortgage Loan, notwithstanding that the terms of such modification, extension, waiver or amendment so permit. The foregoing shall in no way limit the Special Servicer's ability to charge and collect from the Mortgagor costs otherwise collectible under the terms of the related Mortgage Note.

            (h) The Special Servicer or Master Servicer may, as a condition to granting any request by a Mortgagor for consent, modification, extension, waiver or indulgence or any other matter or thing, the granting of which is within its discretion pursuant to the terms of the instruments evidencing or securing the related Mortgage Loan and, further, by the terms of this Agreement and applicable law, require that such Mortgagor pay to it (i) as additional servicing compensation, a reasonable or customary fee for the additional services performed in connection with such request, provided such fee does not cause a "significant modification" of the Mortgage Loan pursuant to Treasury Regulations Sections 1.1001-3(e)(2) or 1.860G-2(b), and (ii) any related costs and expenses incurred by it. Any such fee that is to be shared by the Master Servicer and the Special Servicer may not be waived or reduced by either such party without the consent of the other party. In no event shall the Special Servicer or Master Servicer be entitled to payment for such fees or expenses unless such payment is collected from the related Mortgagor.

            (i) The Special Servicer, with respect to Specially Serviced Mortgage Loans, and the Master Servicer, with respect to Performing Serviced Loans, shall each notify the other, any related Sub-Servicers, the Trustee and, where a Companion Loan is affected, the related Companion Loan Noteholder, in writing, of any modification, extension, waiver or amendment of any term of any Mortgage Loan (including fees charged the Mortgagor) agreed to by the Special Servicer or the Master Servicer, as applicable, and the date thereof, and shall deliver to the Trustee or any related Custodian for deposit in the related Mortgage File (with a copy to be delivered to or retained by, as applicable, the Master Servicer), an executed counterpart of the agreement relating to such modification, extension, waiver or amendment promptly following execution and delivery thereof, to be followed by an original recorded counterpart promptly following the recordation (and receipt).

            (j) To the extent that either the Master Servicer or Special Servicer waives any Default Charge in respect of any Serviced Loan, whether pursuant to Section 3.02(a) or this Section 3.21, the respective amounts of additional servicing compensation payable to the Master Servicer and the Special Servicer as Net Default Charges out of such Default Charges shall be reduced proportionately based upon the respective amounts that would have been payable thereto as Net Default Charges out of such Default Charges if such waiver had not been granted.

            (k) With respect to any Serviced Loan that permits the release of Mortgaged Properties through defeasance, to the extent permitted under the related Mortgage Loan documents, the Master Servicer shall, subject to the next paragraph and the related Mortgage Loan documents, (1) notify each Rating Agency, the Trustee, the Underwriters and the Special Servicer upon receipt of a Mortgagor's notice of defeasance of such Mortgage Loan, (2) obtain the written confirmation from each Rating Agency that the acceptance of a pledge of the Defeasance Collateral will not result in an Adverse Rating Event with respect to the Certificates or any Companion Loan Securities, and (3) take such further action as provided in such Mortgage Note to effectuate such defeasance, including the purchase and perfection of the Defeasance Collateral on behalf of the Trustee (as mortgagee of record on behalf of the Certificateholders and, in the case of the Companion Loans, the related Companion Loan Noteholders). The confirmation described in clause (2) above shall not be required:

            (i) from S&P in the case of a Serviced Loan with an unpaid principal balance less than or equal to $35,000,000 and constitutes less than 5% of the aggregate unpaid principal balance of the Mortgage Pool, and is not then one of the ten largest (measured by unpaid principal balance) Mortgage Loans in the Mortgage Pool; or

            (ii) from Fitch in the case of any Serviced Loan that is not then one of the ten largest (measured by unpaid principal balance) Mortgage Loans in the Mortgage Pool and that is not then one of the ten largest groups (measured by aggregate unpaid principal balance) of Mortgage Loans with related Mortgagors;

provided that, in the case of (i) or (ii) above, such written confirmation shall not be required from S&P and Fitch, as applicable, in the event the subject Mortgage Loan complies with the then current applicable guidelines set forth by such Rating Agency, or the unpaid principal balance of such Mortgage Loan, the percentage such Mortgage Loan constitutes of the Mortgage Pool or the relative size of such Mortgage Loan with respect to the Mortgage Pool, as applicable, does not exceed the current applicable threshold for review as set forth by such Rating Agency).

            Notwithstanding the foregoing, but subject to the related Mortgage Loan documents, the Master Servicer shall not permit a pledge of Defeasance Collateral under a Defeasance Loan if (i) such defeasance would occur within two
(2) years of the Startup Day, (ii) if the Defeasance Collateral shall not be Government Securities; (iii) such Defeasance Loan (or any applicable agreement executed in connection with the related defeasance) provides that the Mortgagor shall be liable for any shortfalls from such Defeasance Collateral or otherwise be subject to recourse liability with respect to the Defeasance Loan (except for any liability that, pursuant to the terms of the related Mortgage Loan documents, survives such defeasance), (iv) all costs to be incurred in connection with such defeasance (including Rating Agency fees, accountants' fees and costs incurred in connection with any required opinions of counsel) would not be paid by the related Mortgagor; provided, however, that if the related Mortgage Loan documents do not require the Mortgagor to pay such costs, such costs shall be paid as an Additional Trust Fund Expense out of the Custodial Account and the Master Servicer shall provide notice to, and demand payment for such costs from, the related Mortgage Loan Seller pursuant to Section 5(f) of the related Mortgage Loan Purchase Agreement, or (v) unless such confirmation is not required pursuant to the first paragraph of this Section 3.21(k), either Rating Agency does not confirm in writing to the Master Servicer that the acceptance of a pledge of the Defeasance Collateral in lieu of a prepayment will not result in an Adverse Rating Event with respect to the Certificates or any Companion Loan Securities.

            All expenses related to the defeasance of a Defeasance Loan shall be charged to the related Mortgagor or other responsible party.

            In addition, notwithstanding the foregoing, with respect to the Mortgage Loans originated or acquired by CWCapital and subject to defeasance, the Primary Servicer has the right to establish and control the successor borrower and to purchase the related defeasance collateral ("CWCapital Defeasance Rights and Obligations"). In the event the Master Servicer receives notice of a defeasance request with respect to a Mortgage Loan originated or acquired by CWCapital and subject to defeasance, the Master Servicer shall provide, upon receipt of such notice, written notice of such defeasance request to CWCapital pursuant to the notice provisions of this Agreement.

            (l) With respect to any ARD Loan after its Anticipated Repayment Date, the Master Servicer shall be permitted, subject to obtaining the Special Servicer's consent, to waive (such waiver to be in writing addressed to the related Mortgagor, with a copy to the Trustee) all or any portion of the accrued Post-ARD Additional Interest on any ARD Loan if (i) any ARD Loan is not a Specially Serviced Mortgage Loan (on which the Special Servicer may waive accrued Post-ARD Additional Interest pursuant to Section 3.21(e)), (ii) prior to the related maturity date, the related Mortgagor has requested the right to prepay the ARD Loan in full together with all payments required under the ARD Loan in connection with such prepayment (except for all or a portion of such accrued Post-ARD Additional Interest), and (iii) the Master Servicer has determined, in its reasonable, good faith judgment, that the waiver of the Trust's right to receive such accrued Post-ARD Additional Interest is reasonably likely to produce a greater payment to Certificateholders (as a collective whole) (or, if a Loan Combination is involved, to produce a greater payment to the Certificateholders and the related Companion Loan Noteholders (as a collective whole)) on a present value basis (the relevant discounting of anticipated collections that will be distributable to Certificateholders (or, in the case of a Loan Combination, to Certificateholders and the related Companion Loan Noteholders) to be performed at the related Mortgage Rate (or, in the case of a Loan Combination at the weighted average of the Mortgage Rates of such Loan Combination) in each case, net of the applicable Additional Interest Rate) than a refusal to waive the right to such Post-ARD Additional Interest; provided that any such waiver of Post-ARD Additional Interest accrued on the Loan Combinations shall be structured so as to be consistent with the allocation and payment priorities set forth in the related Loan documents and the Co-Lender Agreement, such that the Companion Loan Noteholders shall not gain any priority over the Trust as holder of the Loan Combination Trust Mortgage Loans with respect to the payment of such Post-ARD Additional Interest. The Master Servicer shall have no liability to the Trust, the Certificateholders or any other Person so long as such determination is exercised in accordance with the Servicing Standard.

            Section 3.22 Transfer of Servicing Between Master Servicer and Special Servicer; Record Keeping.

            (a) Within five Business Days after determining that a Servicing Transfer Event has occurred with respect to any Loan that had otherwise been a Performing Serviced Loan, and if the Master Servicer is not also the Special Servicer, the Master Servicer shall promptly give notice thereof to the Special Servicer and, with respect to any Loan Combination, to the related Companion Loan Noteholder, and shall deliver a copy of the related Servicing File, to the Special Servicer and shall use reasonable efforts to provide the Special Servicer with all information, documents (or copies thereof) and records (including records stored electronically on computer tapes, magnetic discs and the like) relating to such Mortgage Loan, either in the Master Servicer's or any of its directors', officers', employees', affiliates' or agents' possession or control or otherwise available to the Master Servicer without undue burden or expense, and reasonably requested by the Special Servicer to enable it to assume its functions hereunder with respect thereto without acting through a Sub-Servicer. The Master Servicer shall use reasonable efforts to comply with the preceding sentence within five (5) Business Days of the occurrence of each related Servicing Transfer Event; provided, however, that if the information, documents and records requested by the Special Servicer are not contained in the Servicing File, the Master Servicer shall have such period of time as reasonably necessary to make such delivery. The Special Servicer may conclusively rely on the Master Servicer's determination that a Servicing Transfer Event has occurred giving rise to a Serviced Loan's becoming a Specially Serviced Mortgage Loan. Neither the Master Servicer nor the Special Servicer shall be liable or in default hereunder for any reasonable act or failure to act because of or arising out of the other party's failure to deliver information, documents or records with respect to any Specially Serviced Mortgage Loan in accordance with the requirements hereof.

            Upon determining that a Specially Serviced Mortgage Loan has become a Corrected Mortgage Loan, and if the Master Servicer is not also the Special Servicer, the Special Servicer shall immediately give notice thereof, and shall within five (5) Business Days of such occurrence return the related Servicing File, together with any and all new information, documents and records relating to the subject Mortgage Loan that were not part of the Servicing File when it was delivered to the Special Servicer, to the Master Servicer (or such other Person as may be directed by the Master Servicer) and upon giving such notice, and returning such Servicing File, to the Master Servicer (or such other Person as may be directed by the Master Servicer), the Special Servicer's obligation to service such Mortgage Loan, and the Special Servicer's right to receive the Special Servicing Fee with respect to such Mortgage Loan shall terminate, and the obligations of the Master Servicer to service and administer such Mortgage Loan shall resume.

            Notwithstanding anything herein to the contrary, in connection with the transfer to the Special Servicer of the servicing of a Cross-Collateralized Mortgage Loan as a result of a Servicing Transfer Event or the re-assumption of servicing responsibilities by the Master Servicer with respect to any such Mortgage Loan upon its becoming a Corrected Mortgage Loan, the Master Servicer and the Special Servicer shall each transfer to the other, as and when applicable, the servicing of all other Cross-Collateralized Mortgage Loans constituting part of the same Cross-Collateralized Group; provided that no Cross-Collateralized Mortgage Loan may become a Corrected Mortgage Loan at anytime that a continuing Servicing Transfer Event exists with respect to another Cross-Collateralized Mortgage Loan in the same Cross-Collateralized Group.

            (b) In servicing any Specially Serviced Mortgage Loans, the Special Servicer shall provide to the Custodian originals of newly executed documents included within the definition of "Mortgage File" for inclusion in the related Mortgage File (with a copy of each such original to the Master Servicer), and shall provide to the Master Servicer copies of any additional related Mortgage Loan information, including correspondence with the related Mortgagor.

            (c) Upon request (and to the extent not otherwise already provided by the Special Servicer pursuant to its reporting obligations hereunder), the Special Servicer shall deliver to the Master Servicer, the Trustee and each Rating Agency (or such other Person as may be directed by the Master Servicer) a statement in writing and in computer readable format (the form of such statement to be agreed upon by the Master Servicer and the Special Servicer) describing, on a loan-by-loan and property-by-property basis, (1) insofar as it relates to Specially Serviced Mortgage Loans and REO Properties, the information described in clauses (vi) through (xvii) of Section 4.02(a) (with respect to information set forth in such clauses related to prior Distribution Dates and/or periods, the Special Servicer may conclusively rely on information furnished to it by the Master Servicer or the Trustee) and, insofar as it relates to the Special Servicer, the information described in clauses (xxvi) and (xxxii) of Section 4.02(a), (2) the amount of all payments, Insurance Proceeds, Condemnation Proceeds and Liquidation Proceeds received, and the amount of any Realized Loss incurred, with respect to each Specially Serviced Mortgage Loan during the related Collection Period, and the amount of Insurance Proceeds, Condemnation Proceeds and Liquidation Proceeds received, and the amount of any Realized Loss incurred, with respect to each REO Property during the related Collection Period, (3) the amount, purpose and date of all Servicing Advances made by the Special Servicer with respect to each Specially Serviced Mortgage Loan and REO Property during the related Collection Period, (4) in writing, a brief narrative summary of the status of each Specially Serviced Mortgage Loan, (5) the CMSA Special Servicer Loan File and (6) such additional information relating to the Specially Serviced Mortgage Loans and REO Properties as the Master Servicer reasonably requests to enable it to perform its responsibilities under this Agreement. Notwithstanding the foregoing provisions of this subsection (c), the Master Servicer shall maintain ongoing payment records with respect to each of the Specially Serviced Mortgage Loans and REO Properties and shall provide the Special Servicer with any information reasonably available to the Master Servicer required by the Special Servicer to perform its duties under this Agreement.

            Section 3.23 Sub-Servicing Agreements.

            (a) The Master Servicer and the Special Servicer may enter into Sub-Servicing Agreements to provide for the performance by third parties of any or all of their respective obligations hereunder; provided, however, that following the Closing Date, for so long as the Trust is subject to the reporting requirements of the Exchange Act, the Master Servicer and the Primary Servicer may not appoint any Person as a Sub-Servicer that is a Prohibited Party; provided, further, that in each case, the Sub-Servicing Agreement:

            (i) is consistent with this Agreement in all material respects, requires the Sub-Servicer to comply with all of the applicable conditions of this Agreement (including, to the extent applicable, the requirements of Article XI) and, with the exception of Sections 7.01(a)(x), (xi) and
      (xiii), provides for events of default with respect to the Sub-Servicer substantially the same as those set forth in Section 7.01 (modified as necessary to apply to the Sub-Servicer's obligations under the Sub-Servicing Agreement);

            (ii) provides that if the Master Servicer or the Special Servicer, as the case may be, shall for any reason no longer act in such capacity hereunder (including by reason of an Event of Default), the Trustee or its designee may thereupon assume all of the rights and, except to the extent they arose prior to the date of assumption, obligations of the Master Servicer or the Special Servicer, as the case may be, under such agreement or may terminate such Sub-Servicing Agreement without cause and without payment of any penalty or termination fee (provided, however, that those Sub-Servicing Agreements in effect as of the Closing Date (or, if being negotiated as of the Closing Date, in effect within ninety (90) days thereafter) may only be terminated by the Trustee or its designee as contemplated by Section 3.23(d) hereof and in such additional manner as is provided in such Sub-Servicing Agreement);

            (iii) provides that the Depositor and the Trustee, for the benefit of the Certificateholders and, in the case of a Sub-Servicing Agreement relating to a Loan Combination, the related Companion Loan Noteholders, shall each be a third party beneficiary under such agreement, but that (except to the extent the Trustee or its designee assumes the obligations of the Master Servicer or the Special Servicer, as the case may be, thereunder as contemplated by the immediately preceding clause (ii)) none of the Depositor, the Trustee, the Trust, any successor Master Servicer or the Special Servicer or any Companion Loan Noteholder, as the case may be, or any Certificateholder shall have any duties under such agreement or any liabilities arising therefrom;

            (iv) permits any purchaser of a Serviced Loan pursuant to this Agreement to terminate such agreement with respect to such purchased Mortgage Loan at its option and without penalty;

            (v) except with respect to a Primary Servicer, does not permit the Sub-Servicer to enter into or consent to any modification, extension, waiver or amendment or otherwise take any action on behalf of the Master Servicer or the Special Servicer contemplated by Section 3.08, Section
      3.09 and Section 3.21 hereof or to foreclose on any Mortgage without the consent of the Master Servicer or Special Servicer, as the case may be;

            (vi) does not permit the Sub-Servicer any direct rights of indemnification that may be satisfied out of assets of the Trust Fund;

            (vii) each Sub-Servicing Agreement entered into by the Master Servicer (including any with an effective date on or before the Closing
      Date) provides either (i) that such agreement shall, with respect to any Serviced Loan serviced thereunder, terminate at the time such Mortgage Loan becomes a Specially Serviced Mortgage Loan or, alternatively, (ii) be subject to the Special Servicer's rights to service such Mortgage Loan for so long as such Mortgage Loan continues to be a Specially Serviced Mortgage Loan); and

            (viii) each Sub-Servicing Agreement entered into by the Special Servicer provides that it relates only to Specially Serviced Mortgage Loans and shall terminate with respect to any such Mortgage Loan which ceases to be a Specially Serviced Mortgage Loan.

            The Master Servicer and the Special Servicer each shall deliver to the Trustee and each other copies of all Sub-Servicing Agreements (and, to each of the Companion Loan Noteholders, copies of any Sub-Servicing Agreement in respect of the Companion Loans), as well as any amendments thereto and modifications thereof, entered into by it promptly upon its execution and delivery of such documents. References in this Agreement to actions taken or to be taken by the Master Servicer or the Special Servicer include actions taken or to be taken by a Sub-Servicer on behalf of the Master Servicer or the Special Servicer, as the case may be; and, in connection therewith, all amounts advanced by any Sub-Servicer, to the extent required under such Sub-Servicing Agreement, to satisfy the obligations of the Master Servicer or the Special Servicer hereunder to make P&I Advances or Servicing Advances shall be deemed to have been advanced by the Master Servicer or the Special Servicer, as the case may be, out of its own funds and, accordingly, such P&I Advances or Servicing Advances shall be recoverable by such Sub-Servicer in the same manner and out of the same funds as if such Sub-Servicer were the Master Servicer or the Special Servicer, as the case may be. For so long as they are outstanding, Advances shall accrue interest in accordance with Sections 3.12(b), 4.03(d) and 4.03A, such interest to be allocable between the Master Servicer or the Special Servicer, as the case may be, and such Sub-Servicer as they may agree. For purposes of this Agreement, the Master Servicer and the Special Servicer each shall be deemed to have received any payment when a Sub-Servicer retained by it receives such payment. The Master Servicer and the Special Servicer each shall notify the other, the Trustee, the Depositor, the Controlling Class Certificateholders and, if a Loan Combination is affected, the related Companion Loan Noteholders, in writing promptly of the appointment by it of any Sub-Servicer.

            (b) Each Sub-Servicer (i) shall be authorized to transact business in the state or states in which the related Mortgaged Properties it is to service are situated, if and to the extent required by applicable law, and (ii) except for any Sub-Servicer that is servicing any of the Mortgage Loans on the Closing Date, shall be an approved conventional seller/servicer of mortgage loans for FHLMC or Fannie Mae or a HUD-Approved Servicer.

            (c) The Special Servicer shall not enter into any Sub-Servicing Agreement unless the Special Servicer has received consent of the Directing Holder and written confirmation from each Rating Agency to the effect that entering into such Sub-Servicing Agreement will not cause an Adverse Rating Event.

            (d) The Master Servicer and the Special Servicer, for the benefit of the Trustee and the Certificateholders and, in the case of the Companion Loans, also for the benefit of the related Companion Loan Noteholders, shall (at no expense to the Trustee, the Certificateholders, the Companion Loan Noteholders or the Trust Fund) monitor the performance and enforce the obligations of their respective Sub-Servicers under the related Sub-Servicing Agreements. Subject to
Section 11.01, such enforcement, including the legal prosecution of claims, termination of Sub-Servicing Agreements in accordance with their respective terms and the pursuit of other appropriate remedies, shall be in such form and carried out to such an extent and at such time as the Master Servicer or the Special Servicer, as applicable, in its good faith business judgment, would require were it the owner of the subject Serviced Loans.

            (e) In the event of the resignation, removal or other termination of the Master Servicer or any successor Master Servicer hereunder for any reason, the Trustee or other Person succeeding such resigning, removed or terminated party as Master Servicer, shall elect, with respect to any Sub-Servicing Agreement in effect as of the Closing Date (or, if being negotiated as of the Closing Date, in effect within ninety (90) days thereafter) that still exists at the time of such termination: (i) to assume the rights and obligations of the Master Servicer under such Sub-Servicing Agreement and continue the sub-servicing arrangements thereunder on the same terms (including the obligation to pay the same sub-servicing fee); (ii) to enter into a new Sub-Servicing Agreement with such Sub-Servicer on such terms as the Trustee or other successor Master Servicer and such Sub-Servicer shall mutually agree (it being understood that such Sub-Servicer is under no obligation to accept any such new Sub-Servicing Agreement or to enter into or continue negotiations with the Trustee or other successor Master Servicer); or (iii) to terminate the Sub-Servicing Agreement if (but only if) an Event of Default (as defined in such Sub-Servicing Agreement) has occurred and is continuing, without paying any sub-servicer termination fee, and in any additional manner provided for in such Sub-Servicing Agreement.

            Notwithstanding any other provisions set forth in this Agreement to the contrary, (i) the Primary Servicer's rights and obligations under the Primary Servicing Agreement shall expressly survive a termination of the Master Servicer's servicing rights under this Agreement; provided that the Primary Servicing Agreement has not been terminated in accordance with its provisions,
(ii) any successor Master Servicer, including, without limitations, the Trustee (if it assumes the servicing obligations of the terminated Master Servicer) shall be deemed to automatically assume and agree to each of the then current Primary Servicing Agreements without further action upon becoming the successor Master Servicer and (iii) this Agreement may not be modified in any manner which would increase the obligations or limit the rights of the Primary Servicer under the Primary Servicing Agreement, without the prior written consent of the Primary Servicer (which consent shall not be unreasonably withheld).

            The Sub-Servicers as to which Sub-Servicing Agreements are in effect or being negotiated as of the Closing Date are listed on Exhibit K hereto.

            (f) Notwithstanding any Sub-Servicing Agreement, the Master Servicer and the Special Servicer shall remain obligated and liable to the Trustee, the Certificateholders and the Companion Loan Noteholders for the performance of their respective obligations and duties under this Agreement in accordance with the provisions hereof to the same extent and under the same terms and conditions as if each alone were servicing and administering the Serviced Loans and/or REO Properties for which it is responsible and the representations and warranties of the Master Servicer and the Special Servicer will remain in full force and effect pursuant to their terms.

            Section 3.24 Representations and Warranties of the Master Servicer.

            (a) The Master Servicer, in such capacity, hereby represents, warrants and covenants to the other parties hereto and for the benefit of the Certificateholders and the Companion Loan Noteholders, as of the Closing Date, that:

            (i) The Master Servicer is a national banking association validly existing and in good standing under the laws of the United State of America, and the Master Servicer is in compliance with the laws of each state in which any Mortgaged Property is located to the extent necessary to perform its obligations under this Agreement.

            (ii) The execution and delivery of this Agreement by the Master Servicer, and the performance and compliance with the terms of this Agreement by the Master Servicer, will not violate the Master Servicer's organizational documents or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other material instrument to which it is a party or which is applicable to it or any of its assets.

            (iii) The Master Servicer has the full power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.

            (iv) This Agreement, assuming due authorization, execution and delivery by each of the other parties hereto, constitutes a valid, legal and binding obligation of the Master Servicer, enforceable against the Master Servicer in accordance with the terms hereof, subject to (A) applicable bankruptcy, receivership, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' (including bank creditors') rights generally, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

            (v) The Master Servicer is not in violation of, and its execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Master Servicer's good faith and reasonable judgment, is likely to affect materially and adversely either the ability of the Master Servicer to perform its obligations under this Agreement or the financial condition of the Master Servicer.

            (vi) No litigation is pending or, to the best of the Master Servicer's knowledge, threatened, against the Master Servicer, the outcome of which, in the Master Servicer's good faith and reasonable judgment, could reasonably be expected to prohibit the Master Servicer from entering into this Agreement or materially and adversely affect the ability of the Master Servicer to perform its obligations under this Agreement.

            (vii) Any consent, approval, authorization or order of any court or governmental agency or body required under federal or state law for the execution, delivery and performance by the Master Servicer of or compliance by the Master Servicer with this Agreement or the consummation of the transactions contemplated by this Agreement has been obtained and is effective except where the lack of consent, approval, authorization or order would not have a material adverse effect on the performance by the Master Servicer under this Agreement.

            (viii) The Master Servicer possesses all insurance required pursuant to Section 3.07(c) of this Agreement.

            (ix) The Master Servicer has reviewed all Sub-Servicing Agreements in effect as of the Closing Date and will review all Sub-Servicing Agreements entered into by it after the Closing Date.

            (b) The representations and warranties of the Master Servicer set forth in Section 3.24(a) shall survive the execution and delivery of this Agreement and shall inure to the benefit of the Persons for whose benefit they were made for so long as the Trust Fund remains in existence. Upon discovery by any party hereto of any breach of any of the foregoing representations and warranties, the party discovering such breach shall give prompt written notice thereof to the other parties hereto.

            (c) Any successor Master Servicer shall be deemed to have made, as of the date of its succession, each of the representations and warranties set forth in Section 3.24(a), subject to such appropriate modifications to the representation and warranty set forth in Section 3.24(a)(i) to accurately reflect such successor's jurisdiction of organization and whether it is a corporation, partnership, bank, association or other type of organization.

            Section 3.25 Representations and Warranties of the Special Servicer.

            (a) The Special Servicer, in such capacity, hereby represents, warrants and covenants to the other parties hereto and for the benefit of the Certificateholders and the Companion Loan Noteholders, as of the Closing Date, that:

            (i) The Special Servicer is a limited liability company validly existing and in good standing under the laws of the Commonwealth of Massachusetts, and the Special Servicer is in compliance with the laws of each state in which any Mortgaged Property is located to the extent necessary to perform its obligations under this Agreement.

            (ii) The execution and delivery of this Agreement by the Special Servicer, and the performance and compliance with the terms of this Agreement by the Special Servicer, will not violate the Special Servicer's organizational documents or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other material instrument to which it is a party or which is applicable to it or any of its assets.

            (iii) The Special Servicer has the full power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.

            (iv) This Agreement, assuming due authorization, execution and delivery by each of the other parties hereto, constitutes a valid, legal and binding obligation of the Special Servicer, enforceable against the Special Servicer in accordance with the terms hereof, subject to (A) applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

            (v) The Special Servicer is not in violation of, and its execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Special Servicer's good faith and reasonable judgment, is likely to affect materially and adversely either the ability of the Special Servicer to perform its obligations under this Agreement or the financial condition of the Special Servicer.

            (vi) No litigation is pending or, to the best of the Special Servicer's knowledge, threatened, against the Special Servicer, the outcome of which, in the Special Servicer's good faith and reasonable judgment, could reasonably be expected to prohibit the Special Servicer from entering into this Agreement or materially and adversely affect the ability of the Special Servicer to perform its obligations under this Agreement.

            (vii) Any consent, approval, authorization or order of any court or governmental agency or body required under federal or state law for the execution, delivery and performance by the Special Servicer of or compliance by the Special Servicer with this Agreement or the consummation of the transactions contemplated by this Agreement has been obtained and is effective except where the lack of consent, approval, authorization or order would not have a material adverse effect on the performance by the Special Servicer under this Agreement.

            (viii) The Special Servicer possesses all insurance required pursuant to Section 3.07(c) of this Agreement.

            (b) The representations and warranties of the Special Servicer set forth in Section 3.25(a) shall survive the execution and delivery of this Agreement and shall inure to the benefit of the Persons for whose benefit they were made for so long as the Trust Fund remains in existence. Upon discovery by any party hereto of any breach of any of the foregoing representations and warranties, the party discovering such breach shall give prompt written notice thereof to the other parties hereto.

            (c) Any successor Special Servicer shall be deemed to have made, as of the date of its succession, each of the representations and warranties set forth in Section 3.25(a), subject to such appropriate modifications to the representation and warranty set forth in Section 3.25(a)(i) to accurately reflect such successor's jurisdiction of organization and whether it is a corporation, partnership, bank, association or other type of organization.

            Section 3.26 Certain Matters Regarding the Purchase of the Loan Combination Trust Mortgage Loans.

            If, pursuant to Section 2.03, Section 3.19 and Section 9.01, any Loan Combination Trust Mortgage Loan is purchased or repurchased from the Trust Fund, the purchaser thereof shall be bound by the terms of the related Co-Lender Agreement and shall assume the rights and obligations of the holder of the Mortgage Note that was formerly part of the Trust Fund under the related Co-Lender Agreement. All applicable portions of the related Mortgage File and other documents pertaining to such Mortgage Loan shall be endorsed or assigned to the extent necessary or appropriate to the purchaser of such Mortgage Loan. Thereafter such Mortgage File shall be held by the holder of such purchased Mortgage Loan, as applicable, or a custodian appointed thereby for the benefit of the "Note A Lender" and the "Note B Lender" as their interests appear under the related Co-Lender Agreement. If the related Servicing File is not already in the possession of such party, it shall be delivered to the master servicer or special servicer, as the case may be, under the separate servicing agreement for the Loan Combinations.

            Section 3.27 Application of Default Charges.

            (a) Any and all Default Charges that are actually collected with respect to any Mortgage Loan or REO Mortgage Loan in the Mortgage Pool (excluding any Mortgage Loan that is part of a Serviced Loan Combination) during any Collection Period, shall be applied for the following purposes and in the following order, in each case to the extent of the remaining portion of such Default Charges:

            First, to pay to the Trustee, the Master Servicer or the Special Servicer, in that order, any interest due and owing to such party on any outstanding Advances made thereby with respect to the subject Mortgage Loan or REO Mortgage Loan and reimbursed in the related Collection Period;

            Second, to pay any other outstanding expenses (exclusive of Special Servicing Fees, Liquidation Fees and Workout Fees) incurred with respect to the subject Mortgage Loan or REO Mortgage Loan and that, if paid from a source other than Default Charges collected with respect to the subject Mortgage Loan, would constitute Additional Trust Fund Expenses;

            Third, to reimburse the Trust for any interest on Advances paid to the Trustee, the Master Servicer or the Special Servicer in the preceding twelve
(12) months with respect to the subject Mortgage Loan or REO Mortgage Loan, which payment was made from a source other than Default Charges and not previously reimbursed under this clause Third;

            Fourth, to reimburse the Trust for any other Additional Trust Fund Expenses (exclusive of Special Servicing Fees, Liquidation Fees and Workout
Fees) paid in the preceding twelve (12) months with respect to the subject Mortgage Loan or REO Mortgage Loan, which payment was made from a source other than Default Charges and not previously reimbursed under this clause Fourth; and

            Fifth, to pay any remaining portion of such Default Charges (such remaining portion, "Net Default Charges") as additional master servicing compensation to the Master Servicer, to the extent received, if they were accrued in respect of a Performing Serviced Loan, or as additional special servicing compensation to the Special Servicer, to the extent received, if they were accrued in respect of a Specially Serviced Mortgage Loan or an REO Mortgage Loan, in each case pursuant to Section 3.11.

            (b) Default Charges applied to reimburse the Trust pursuant to clauses Third and Fourth, of Section 3.27(a), are intended to be part of the amounts to be delivered by the Master Servicer to the Trustee pursuant to the first paragraph of Section 3.04(b) on or before the Master Servicer Remittance Date next following the Collection Period during which they were received, for deposit in the Distribution Account, subject to application pursuant to Section 3.05(a) for any items payable out of general collections on the Mortgage Loans and any Serviced REO Properties. Default Charges applied to pay outstanding interest on Advances to any particular party pursuant to clause First of Section 3.27(a) shall be applied to pay such party such interest on Advances in such manner that the interest that accrued first and has been outstanding the longest shall be paid first. Default Charges applied to pay outstanding expenses pursuant to clause Second of Section 3.27(a) shall be applied to pay such expenses in the chronological order in which they were incurred. Default Charges applied to reimburse the Trust pursuant to clauses Third and Fourth, of Section 3.27(a) shall be deemed to offset either interest paid on Advances or other Additional Trust Fund Expenses, depending on which clause is applicable, in the chronological order in which they were made or incurred, as applicable (whereupon such interest paid on Advances or such other Additional Trust Fund Expenses, depending on which clause is applicable, shall thereafter be deemed to have been paid out of Default Charges).

            (c) Any and all Default Charges that are actually collected with respect to any Serviced Loan Combination or any successor REO Loan with respect thereto during any Collection Period (as allocable thereto pursuant to the related loan agreement), shall be applied for the following purposes and in the following order, in each case to the extent of the remaining portion of such Default Charges:

            First, to pay to the Trustee, the Master Servicer or the Special Servicer, in that order, any interest due and owing to such party on any outstanding Servicing Advances made thereby with respect to such Loan Combination or REO Loan or the related Loan Combination Mortgaged Property and reimbursed in the related Collection Period (to be applied with respect to any particular party in such manner that the interest that accrued first and has been outstanding the longest shall be paid first);

            Second, to pay to the Trustee or the Master Servicer, in that order, any interest due and owing to such party on any outstanding P&I Advances made thereby with respect to such Loan Combination or REO Loan or the related Loan Combination Mortgaged Property and reimbursed in the related Collection Period (to be applied with respect to any particular party in such manner that the interest that accrued first and has been outstanding the longest shall be paid first);

            Third, to pay any other outstanding expenses (exclusive of Special Servicing Fees, Liquidation Fees and Workout Fees) incurred with respect to such Loan Combination or REO Loan and that, if paid from a source other than such Default Charges collected with respect to such Loan Combination, would constitute Additional Trust Fund Expenses;

            Fourth, to reimburse the Trust or any Companion Loan Noteholder for any interest on Advances paid to the Trustee, the Master Servicer or the Special Servicer in the preceding twelve months with respect to such Loan Combination or REO Loan, which payment was made from a source other than Default Charges and not previously reimbursed under this clause Fourth or clause Third under Section 3.27(a);

            Fifth, to reimburse the Trust or any Companion Loan Noteholder for any other Additional Trust Fund Expenses (exclusive of Special Servicing Fees, Liquidation Fees and Workout Fees) paid in the preceding twelve months with respect to such Loan Combination or REO Loan, which payment was made from a source other than Default Charges and not previously reimbursed under this clause Fifth or clause Fourth under Section 3.27(a); and

            Sixth, to pay any remaining portion of such Default Charges (such remaining portion, "Net Default Charges") as additional master servicing compensation to the Master Servicer, to the extent received, if they were accrued with respect to such Companion Loan during a period that it was a Performing Serviced Loan, or as additional special servicing compensation to the Special Servicer, to the extent received, if they were accrued with respect to such Companion Loan during a period that it was a Specially Serviced Mortgage Loan or an REO Loan, in each case pursuant to Section 3.11.

            Section 3.28 Limitations on and Authorizations of the Master Servicer and Special Servicer with Respect to Specific Mortgage Loans.

            The Master Servicer shall, to the extent consistent with the Servicing Standard and permitted by the related Loan Documents, not apply any funds with respect to a Mortgage Loan or Serviced Loan Combination (whether arising in the form of a holdback, earnout reserve, cash trap or other similar feature) to the prepayment of the related Mortgage Loan or Serviced Loan Combination prior to an event of default or reasonably foreseeable event of default with respect to such Mortgage Loan or Serviced Loan Combination. Prior to an event of default or reasonably foreseeable event of default any such amounts described in the immediately preceding sentence shall be held by the Master Servicer as additional collateral for the related Mortgage Loan or Serviced Loan Combination.

                                   ARTICLE IV

          PAYMENTS TO CERTIFICATEHOLDERS; REPORTS TO CERTIFICATEHOLDERS

            Section 4.01 Distributions.

            (a) On each Distribution Date, to the extent of the Available Distribution Amount for such Distribution Date, the Trustee shall be deemed to transfer the Lower-Tier Distribution Amount from the Lower-Tier Distribution Account to the Upper-Tier Distribution Account in the amounts and priorities set forth in Section 4.01(j) with respect to each class of Uncertificated Lower-Tier Interests, and immediately thereafter, shall make distributions of the Available Distribution Amount from the Upper-Tier Distribution Account in the following order of priority, satisfying in full, to the extent required and possible, each priority before making any distribution with respect to any succeeding priority:

            (i) concurrently, (A) from that portion of the Sub-Pool 1 Available Distribution Amount, to the Class A-1, Class A-2, Class A-3, Class A-PB, and Class A-4 Certificates, pro rata (based upon their respective entitlements to interest for such Distribution Date) up to an amount equal to all Distributable Certificate Interest for each such Class for such Distribution Date, and to the extent not previously paid, for all prior Distribution Dates and (B) from that portion of the Sub-Pool 2 Available Distribution Amount, to the Class A-1A Certificates, up to an amount equal to all Distributable Certificate Interest for such Class for such Distribution Date, and to the extent not previously paid, for all prior Distribution Dates and (C) from the entire Available Distribution Amount, to the Class IO Certificates, up to an amount equal to all Distributable Certificate Interest for each such Class for such Distribution Date, and to the extent not previously paid, for all prior Distribution Dates; provided, however, that if the Available Distribution Amount for any Distribution Date (or the portion thereof attributable to any Sub-Pool) is insufficient to pay in full an amount equal to all Distributable Certificate Interest for each such Class, as provided above, on such Distribution Date, then the entire Available Distribution Amount shall be applied to make distributions of interest to the Class A-1, Class A-2, Class A-3, Class A-PB, Class A-4 and Class A-1A Certificates of, up to, and pro rata as among such Classes in accordance with, the respective Distributable Certificate Interest in respect of such Classes of Certificates for such Distribution Date;

            (ii) (A) prior to the Cross-Over Date,

            (1) to distributions of principal to the Holders of the Class A-PB Certificates, in an amount (not to exceed the amount necessary to reduce the Class Principal Balance of the Class A-PB Certificates to the Class A-PB Planned Principal Balance for such Distribution Date) equal to the entire Sub-Pool 1 Principal Distribution Amount for such Distribution Date and, after the Class Principal Balance of the Class A-1A Certificates has been reduced to zero, the entire Sub-Pool 2 Principal Distribution Amount remaining after making any distributions required pursuant to clause (7) below on such Distribution Date;

            (2) after the Class Principal Balance of the Class A-PB Certificates has been reduced to the Class A-PB Planned Principal Balance, to distributions of principal to the Holders of the Class A-1 Certificates, in an amount (not to exceed the Class Principal Balance of the Class A-1 Certificates outstanding immediately prior to such Distribution Date) equal to the entire Sub-Pool 1 Principal Distribution Amount and, after the Class Principal Balance of the Class A-1A Certificates has been reduced to zero, the entire Sub-Pool 2 Principal Distribution Amount for such Distribution Date remaining after making any distributions required pursuant to clause (7) below on such Distribution Date, less any portion thereof distributed on such Distribution Date to the Holders of the Class A-PB Certificates pursuant to clause (1) above;

            (3) after the Class Principal Balance of the Class A-PB Certificates has been reduced to the Class A-PB Planned Principal Balance for such Distribution Date and after the Class Principal Balance of the Class A-1 Certificates has been reduced to zero, to distributions of principal to the Holders of the Class A-2 Certificates, in an amount (not to exceed the Class Principal Balance of the Class A-2 Certificates outstanding immediately prior to such Distribution Date) equal to the entire Sub-Pool 1 Principal Distribution Amount and, after the Class Principal Balance of the Class A-1A Certificates has been reduced to zero, the entire Sub-Pool 2 Principal Distribution Amount for such Distribution Date remaining after making any distributions required pursuant to clause (7) below on such Distribution Date (in each case, net of any portion thereof distributed on such Distribution Date to the Holders of the Class A-PB Certificates and the Class A-1 Certificates pursuant to clauses (1) and (2) above);

            (4) after the Class Principal Balance of the Class A-PB Certificates has been reduced to the Class A-PB Planned Principal Balance for such Distribution Date and after the Class Principal Balances of each the Class A-1 and Class A-2 Certificates has been reduced to zero, to distributions of principal to the Holders of the Class A-3 Certificates, in an amount (not to exceed the Class Principal Balance of the Class A-3 Certificates outstanding immediately prior to such Distribution Date) equal to the entire Sub-Pool 1 Principal Distribution Amount and, after the Class Principal Balance of the Class A-1A Certificates has been reduced to zero, the entire Sub-Pool 2 Principal Distribution Amount for such Distribution Date remaining after making any distributions required pursuant to clause (7) below on such Distribution Date (in each case, net of any portion thereof distributed on such Distribution Date to the Holders of the Class A-PB, Class A-1 and the Class A-2 Certificates pursuant to clauses (1),
                  (2) and (3) above);

            (5) after the Class Principal Balance of the Class A-PB Certificates has been reduced to the Class A-PB Planned Principal Balance for such Distribution Date and after the Class Principal Balances of each of the Class A-1, Class A-2 and Class A-3 Certificates have been reduced to zero, to distributions of principal to the Holders of the Class A-PB Certificates, in an amount (not to exceed the Class Principal Balance of the Class A-PB Certificates outstanding immediately prior to such Distribution Date) equal to the entire Sub-Pool 1 Principal Distribution Amount and, after the Class Principal Balance of the Class A-1A Certificates has been reduced to zero, the entire Sub-Pool 2 Principal Distribution Amount for such Distribution Date remaining after making any distributions required pursuant to clause (7) below on such Distribution Date (in each case, net of any portion thereof distributed on such Distribution Date to the Holders of the Class A-PB, Class A-1, Class A-2 and Class A-3 Certificates pursuant to clauses (1), (2), (3) and (4) above);

            (6) after the Class Principal Balances of the Class A-1, Class A-2, Class A-3 and Class A-PB Certificates have been reduced to zero, to distributions of principal to the Holders of the Class A-4 Certificates in an amount (not to exceed the Class Principal Balance of the Class A-4 Certificates outstanding immediately prior to such Distribution Date) equal to the entire Sub-Pool 1 Principal Distribution Amount and, after the Class Principal Balance of the Class A-1A Certificates has been reduced to zero, the entire Sub-Pool 2 Principal Distribution Amount for such Distribution Date remaining after making any distributions required pursuant to clause (7) below on such Distribution Date (in each case, net of any portion thereof distributed on such Distribution Date to the Holders of the Class A-PB, Class A-1, Class A-2 and Class A-3 Certificates pursuant to clauses (1), (2), (3), (4) and (5) above); and

            (7) to distributions of principal to the Holders of the Class A-1A Certificates, in an amount (not to exceed the Class Principal Balance of the Class A-1A Certificates outstanding immediately prior to such Distribution Date) equal to the entire Sub-Pool 2 Principal Distribution Amount and, after the Class Principal Balances of the Class A-1, Class A-2, Class A-3, Class A-PB and Class A-4 Certificates have been reduced to zero, the entire Sub-Pool 1 Principal Distribution Amount for such Distribution Date remaining after making any distributions required pursuant to clauses (1), (2), (3), (4), (5) and (6) above on such Distribution Date;

                  (B) on or after the Cross-Over Date, to distributions of
            principal to the Holders of the Class A-1, Class A-2, Class A-3, Class A-PB, Class A-4 and Class A-1-A Certificates, pro rata, (based upon their respective outstanding Class Principal Balances) in an amount (not to exceed the aggregate Class Principal Balances of the Class A-1, Class A-2, Class A-3, Class A-PB, Class A-4 and Class A-1-A Certificates outstanding immediately prior to such Distribution Date) equal to the Adjusted Principal Distribution Amount for such Distribution Date until their respective outstanding Class Principal Balances have been reduced to zero;

            (iii) to distributions to the Holders of the Class A-1 Certificates, the Class A-2 Certificates, the Class A-3 Certificates, the Class A-PB Certificates, the Class A-4 Certificates and the Class A-1A Certificates, pro rata, as among such Classes, in accordance with, in an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to each such Class of Certificates and not previously reimbursed;

            (iv) to distributions of interest to the Holders of the Class A-M Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

            (v) after the Class Principal Balances of the Class A-1 Certificates, the Class A-2 Certificates, the Class A-3 Certificates, the Class A-PB Certificates, the Class A-4 Certificates and the Class A-1A Certificates have been reduced to zero, to distributions of principal to the Holders of the Class A-M Certificates in an amount (not to exceed the aggregate Class Principal Balance of the Class A-M Certificates outstanding immediately prior to such Distribution Date) equal to the entire Adjusted Principal Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other Class of Certificates pursuant to any prior clause of this Section 4.01(a));

            (vi) to distributions to the Holders of the Class A-M Certificates in an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Class A-M Certificates and not previously reimbursed;

            (vii) to distributions of interest to the Holders of the Class A-J Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

            (viii) after the Class Principal Balance of the Class A-M Certificates has been reduced to zero, to distributions of principal to the Holders of the Class A-J Certificates in an amount (not to exceed the aggregate Class Principal Balance of the Class A-J Certificates outstanding immediately prior to such Distribution Date) equal to the entire Principal Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holder of any Class of Certificates pursuant to any prior clause of this Section 4.01(a));

            (ix) to make distributions to the Holders of the Class A-J Certificates up to an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates pursuant to Section 4.04(a) and not previously reimbursed;

            (x) to distributions of interest to the Holders of the Class B Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

            (xi) after the aggregate Class Principal Balance of the Class A-J Certificates has been reduced to zero, to distributions of principal to the Holders of the Class B Certificates, in an amount (not to exceed the Class Principal Balance of the Class B Certificates outstanding immediately prior to such Distribution Date) equal to the entire Principal Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other Class of Certificates pursuant to any prior clause of this Section 4.01(a));

            (xii) to make distributions to the Holders of the Class B Certificates, up to an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates pursuant to Section 4.04(a) and not previously reimbursed;

            (xiii) to make distributions of interest to the Holders of the Class C Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates, if any;

            (xiv) after the Class Principal Balance of the Class B Certificates has been reduced to zero, to make distributions of principal to the Holders of the Class C Certificates, up to an amount (not to exceed the Class Principal Balance of such Class of Certificates outstanding immediately prior to such Distribution Date) equal to the entire Adjusted Principal Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other Class of Principal Balance Certificates pursuant to any prior clause of this Section 4.01(a));

            (xv) to make distributions to the Holders of the Class C Certificates, up to an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates pursuant to Section 4.04(a) and not previously reimbursed;

            (xvi) to make distributions of interest to the Holders of the Class D Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates, if any;

            (xvii) after the Class Principal Balance of the Class C Certificates has been reduced to zero, to make distributions of principal to the Holders of the Class D Certificates, up to an amount (not to exceed the Class Principal Balance of such Class of Certificates outstanding immediately prior to such Distribution Date) equal to the entire Adjusted Principal Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other Class of Principal Balance Certificates pursuant to any prior clause of this Section 4.01(a));

            (xviii) to make distributions to the Holders of the Class D Certificates, up to an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates pursuant to Section 4.04(a) and not previously reimbursed;

            (xix) to make distributions of interest to the Holders of the Class E Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates, if any;

            (xx) after the Class Principal Balance of the Class D Certificates has been reduced to zero, to make distributions of principal to the Holders of the Class E Certificates, up to an amount (not to exceed the Class Principal Balance of such Class of Certificates outstanding immediately prior to such Distribution Date) equal to the entire Adjusted Principal Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other Class of Principal Balance Certificates pursuant to any prior clause of this Section 4.01(a));

            (xxi) to make distributions to the Holders of the Class E Certificates, up to an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates pursuant to Section 4.04(a) and not previously reimbursed;

            (xxii) to make distributions of interest to the Holders of the Class F Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates, if any;

            (xxiii) after the Class Principal Balance of the Class E Certificates has been reduced to zero, to make distributions of principal to the Holders of the Class F Certificates, up to an amount (not to exceed the Class Principal Balance of such Class of Certificates outstanding immediately prior to such Distribution Date) equal to the entire Adjusted Principal Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other Class of Principal Balance Certificates pursuant to any prior clause of this Section 4.01(a));

            (xxiv) to make distributions to the Holders of the Class F Certificates, up to an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates pursuant to Section 4.04(a) and not previously reimbursed;

            (xxv) to make distributions of interest to the Holders of the Class G Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates, if any;

            (xxvi) after the Class Principal Balance of the Class F Certificates has been reduced to zero, to make distributions of principal to the Holders of the Class G Certificates, up to an amount (not to exceed the Class Principal Balance of such Class of Certificates outstanding immediately prior to such Distribution Date) equal to the entire Adjusted Principal Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other Class of Principal Balance Certificates pursuant to any prior clause of this Section 4.01(b));

            (xxvii) to make distributions to the Holders of the Class G Certificates, up to an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates pursuant to Section 4.04(a) and not previously reimbursed;

            (xxviii) to make distributions of interest to the Holders of the Class H Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates, if any;

            (xxix) after the Class Principal Balance of the Class G Certificates has been reduced to zero, to make distributions of principal to the Holders of the Class H Certificates, up to an amount (not to exceed the Class Principal Balance of such Class of Certificates outstanding immediately prior to such Distribution Date) equal to the entire Adjusted Principal Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other Class of Principal Balance Certificates pursuant to any prior clause of this Section 4.01(a));

            (xxx) to make distributions to the Holders of the Class H Certificates, up to an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates pursuant to Section 4.04(a) and not previously reimbursed;

            (xxxi) to make distributions of interest to the Holders of the Class J Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates, if any;

            (xxxii) after the Class Principal Balance of the Class H Certificates has been reduced to zero, to make distributions of principal to the Holders of the Class J Certificates, up to an amount (not to exceed the Class Principal Balance of such Class of Certificates outstanding immediately prior to such Distribution Date) equal to the entire Adjusted Principal Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other Class of Principal Balance Certificates pursuant to any prior clause of this Section 4.01(a));

            (xxxiii) to make distributions to the Holders of the Class J Certificates, up to an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates pursuant to Section 4.04(a) and not previously reimbursed;

            (xxxiv) to make distributions of interest to the Holders of the Class K Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates, if any;

            (xxxv) after the Class Principal Balance of the Class J Certificates has been reduced to zero, to make distributions of principal to the Holders of the Class K Certificates, up to an amount (not to exceed the Class Principal Balance of such Class of Certificates outstanding immediately prior to such Distribution Date) equal to the entire Adjusted Principal Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other Class of Principal Balance Certificates pursuant to any prior clause of this Section 4.01(a));

            (xxxvi) to make distributions to the Holders of the Class K Certificates, up to an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates pursuant to Section 4.04(a) and not previously reimbursed;

            (xxxvii) to make distributions of interest to the Holders of the Class L Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates, if any;

            (xxxviii) after the Class Principal Balance of the Class K Certificates has been reduced to zero, to make distributions of principal to the Holders of the Class L Certificates, up to an amount (not to exceed the Class Principal Balance of such Class of Certificates outstanding immediately prior to such Distribution Date) equal to the entire Adjusted Principal Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other Class of Principal Balance Certificates pursuant to any prior clause of this Section 4.01(a));

            (xxxix) to make distributions to the Holders of the Class L Certificates, up to an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates pursuant to Section 4.04(a) and not previously reimbursed;

            (xl) to make distributions of interest to the Holders of the Class M Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates, if any;

            (xli) after the Class Principal Balance of the Class L Certificates has been reduced to zero, to make distributions of principal to the Holders of the Class M Certificates, up to an amount (not to exceed the Class Principal Balance of such Class of Certificates outstanding immediately prior to such Distribution Date) equal to the entire Adjusted Principal Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other Class of Principal Balance Certificates pursuant to any prior clause of this Section 4.01(b));

            (xlii) to make distributions to the Holders of the Class M Certificates, up to an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates pursuant to Section 4.04(a) and not previously reimbursed;

            (xliii) to make distributions of interest to the Holders of the Class N Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates, if any;

            (xliv) after the Class Principal Balance of the Class M Certificates has been reduced to zero, to make distributions of principal to the Holders of the Class N Certificates, up to an amount (not to exceed the Class Principal Balance of such Class of Certificates outstanding immediately prior to such Distribution Date) equal to the entire Adjusted Principal Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other Class of Principal Balance Certificates pursuant to any prior clause of this Section 4.01(a));

            (xlv) to make distributions to the Holders of the Class N Certificates, up to an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates pursuant to Section 4.04(a) and not previously reimbursed;

            (xlvi) to make distributions of interest to the Holders of the Class O Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates, if any;

            (xlvii) after the Class Principal Balance of the Class N Certificates has been reduced to zero, to make distributions of principal to the Holders of the Class O Certificates, up to an amount (not to exceed the Class Principal Balance of such Class of Certificates outstanding immediately prior to such Distribution Date) equal to the entire Adjusted Principal Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other Class of Principal Balance Certificates pursuant to any prior clause of this Section 4.01(a));

            (xlviii) to make distributions to the Holders of the Class O Certificates, up to an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates pursuant to Section 4.04(a) and not previously reimbursed;

            (xlix) to make distributions of interest to the Holders of the Class P Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates, if any;

            (l) after the Class Principal Balance of the Class O Certificates has been reduced to zero, to make distributions of principal to the Holders of the Class P Certificates, up to an amount (not to exceed the Class Principal Balance of such Class of Certificates outstanding immediately prior to such Distribution Date) equal to the entire Adjusted Principal Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other Class of Principal Balance Certificates pursuant to any prior clause of this Section 4.01(a));

            (li) to make distributions to the Holders of the Class P Certificates, up to an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates pursuant to Section 4.04(a) and not previously reimbursed;

            (lii) to the Holders of the Class R-II Certificates, the amount, if any, of the Available Distribution Amount remaining in the Upper-Tier Distribution Account with respect to such Distribution Date.

            All distributions of interest made in respect of the Class IO Certificates on any Distribution Date pursuant to clause (i) above, shall be deemed to have been made in respect of all the Components of such Class, pro rata in accordance with the respective amounts of interest that would be payable on such Components on such Distribution Date based on the Class IO Strip Rate of such Component multiplied by its Component Notional Amount, less an allocable portion of any Net Aggregate Prepayment Interest Shortfall, together with any amounts thereof remaining unpaid from previous Distribution Dates.

            (b) [Reserved]

            (c) On each Distribution Date, the Trustee shall withdraw any amounts on deposit in the Upper-Tier Distribution Account that represent Net Prepayment Consideration actually collected on Mortgage Loans or REO Mortgage Loans during the related Collection Period and remitted in respect of the Uncertificated Lower-Tier Interests pursuant to Section 4.01(j), and shall distribute such amounts to the Holders of each of the Class A-1, Class A-2, Class A-3, Class A-PB, Class A-4, Class A-1A, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J and Class K Certificates entitled to distributions of principal pursuant to Section 4.01(a) on such Distribution Date, up to an amount equal to, and pro rata based on, the respective Prepayment Consideration Entitlements for such Classes of Certificates for such Distribution Date.

            Any Net Prepayment Consideration not otherwise distributed in respect of the Principal Balance Certificates pursuant to the foregoing paragraph of this Section 4.01(c) shall be distributed to the Holders of the Class IO Certificates.

            (d) [Reserved]

            (e) All distributions made with respect to each Class of Certificates on each Distribution Date shall be allocated pro rata among the outstanding Certificates in such Class based on their respective Percentage Interests. Except as otherwise provided below, all such distributions with respect to each Class on each Distribution Date shall be made to the Certificateholders of the respective Class of record at the close of business on the related Record Date and shall be made by wire transfer of immediately available funds to the account of any such Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with wiring instructions no less than five (5) Business Days prior to (or, in the case of the initial Distribution Date, on) the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent Distribution Dates), or otherwise by check mailed to the address of such Certificateholder as it appears in the Certificate Register. The final distribution on each Certificate (determined, in the case of a Principal Balance Certificate, without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to such Certificate pursuant to Section 4.04(a)) will be made in a like manner, but only upon presentation and surrender of such Certificate at the offices of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution. Prior to any termination of the Trust Fund pursuant to Section 9.01, any distribution that is to be made with respect to a Certificate in reimbursement of a Realized Loss or Additional Trust Fund Expense previously allocated thereto, which reimbursement is to occur after the date on which such Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Certificateholder that surrendered such Certificate as such address last appeared in the Certificate Register or to any other address of which the Trustee was subsequently notified in writing. If such check is returned to the Trustee, then the Trustee, directly or through an agent, shall take such reasonable steps to contact the related Holder and deliver such check as it shall deem appropriate. Any funds in respect of a check returned to the Trustee shall be set aside by the Trustee and held uninvested in trust and credited to the account of the appropriate Holder. The costs and expenses of locating the appropriate Holder and holding such funds shall be paid out of such funds. No interest shall accrue or be payable to any former Holder on any amount held in trust hereunder. If the Trustee has not, after having taken such reasonable steps, located the related Holder by the second anniversary of the initial sending of a check, the Trustee shall, subject to applicable law, distribute the unclaimed funds to the Class R-II Certificateholders.

            (f) Each distribution with respect to a Book-Entry Certificate shall be paid to the Depository, as Holder thereof, and the Depository shall be responsible for crediting the amount of such distribution to the accounts of its Depository Participants in accordance with its normal procedures. Each Depository Participant shall be responsible for disbursing such distribution to the related Certificate Owners that it represents and to each indirect participating brokerage firm for which it acts as agent. Each indirect participating brokerage firm shall be responsible for disbursing funds to the related Certificate Owners that it represents. None of the Trustee, the Certificate Registrar, the Depositor or the Master Servicer shall have any responsibility therefor except as otherwise provided by this Agreement or applicable law. The Trustee and the Depositor shall perform their respective obligations under each Letter of Representations among the Depositor, the Trustee and the initial Depository dated as of the Closing Date and pertaining to the Book-Entry Certificates.

            (g) The rights of the Certificateholders to receive distributions from the proceeds of the Trust Fund with respect to the Certificates, and all rights and interests of the Certificateholders in and to such distributions, shall be as set forth in this Agreement. Neither the Holders of any Class of Certificates nor any party hereto shall in any way be responsible or liable to the Holders of any other Class of Certificates with respect to amounts properly previously distributed on the Certificates.

            (h) Except as otherwise provided in Section 9.01, whenever the Trustee receives written notification of or expects that the final distribution with respect to any Class of Certificates (determined, in the case of a Class of Principal Balance Certificates, without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to such Class of Certificates pursuant to Section 4.04(a)) will be made on the next Distribution Date, the Trustee shall, no later than the second Business Day prior to such Distribution Date, mail to each Holder of record of such Class of Certificates on such date a notice to the effect that:

            (i) the Trustee expects that the final distribution with respect to such Class of Certificates will be made on such Distribution Date but only upon presentation and surrender of such Certificates at the office of the Certificate Registrar or at such other location therein specified, and

            (ii) no interest shall accrue on such Certificates from and after the end of the Interest Accrual Period for such Distribution Date.

Any funds not distributed to any Holder or Holders of Certificates of such Class on such Distribution Date because of the failure of such Holder or Holders to tender their Certificates shall, on such date, be set aside and held uninvested in trust and credited to the account or accounts of the appropriate non-tendering Holder or Holders. If any Certificates as to which notice has been given pursuant to this Section 4.01(g) shall not have been surrendered for cancellation within six (6) months after the time specified in such notice, the Trustee shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation in order to receive the final distribution with respect thereto. If within one year after the second notice all such Certificates shall not have been surrendered for cancellation, then the Trustee, directly or through an agent, shall take such steps to contact the remaining non-tendering Certificateholders concerning the surrender of their Certificates as it shall deem appropriate. The costs and expenses of holding such funds in trust and of contacting such non-tendering Certificateholders following the first anniversary of the delivery of such second notice thereto shall be paid out of such funds. No interest shall accrue or be payable to any former Holder on any amount held in trust pursuant to this paragraph. If all of the Certificates as to which notice has been given pursuant to this Section 4.01(g) shall not have been surrendered for cancellation by the second anniversary of the delivery of the second notice, the Trustee shall, subject to applicable law, distribute to the Class R-II Certificateholders all unclaimed funds and other assets which remain subject thereto.

            (i) Notwithstanding any other provision of this Agreement, the Trustee shall comply with all federal withholding requirements respecting payments to Certificateholders of interest or original issue discount that the Trustee reasonably believes are applicable under the Code. The consent of Certificateholders shall not be required for such withholding. If the Trustee does withhold any amount from interest or original issue discount payments or advances thereof the Trustee shall indicate the amount withheld to such Certificateholders.

            (j) During each Interest Accrual Period, each Uncertificated Lower-Tier Interest shall accrue interest in an amount equal to the product of the Uncertificated Principal Balance of each such Uncertificated Lower-Tier Interest and the Weighted Average Net Mortgage Rate. On each Distribution Date, each Uncertificated Lower-Tier Interest shall be deemed to receive distributions in respect of interest in an amount equal to the Distributable Certificate Interest for such Distribution Date (and, to the extent not previously paid, for all prior Distribution Dates, if any) in respect of its Corresponding Certificates, and the portion of the Distributable Certificate Interest for such Distribution Date (and, to the extent not previously paid, for all prior Distribution Dates, if any) of the Class IO Certificates that is attributable to such Uncertificated Lower-Tier Interest, in each case to the extent actually distributable thereon as provided in Section 4.01(a). All distributions made in respect of the Class IO Certificates on each Distribution Date pursuant to
Section 4.01(a) or Section 9.01 shall be deemed to have first been distributed from the Lower-Tier REMIC to the Upper-Tier REMIC in respect of the Uncertificated Lower-Tier Interests, pro rata, based on the interest accrued on such Uncertificated Lower-Tier Interest at the excess of the Weighted Average Net Mortgage Rate over the Pass-Through Rate for the Corresponding Certificates.

            All distributions of principal made in respect of any Class of Principal Balance Certificates on each Distribution Date pursuant to Section 4.01(a) or Section 9.01 shall be deemed to have first been distributed from the Lower-Tier REMIC to the Upper-Tier REMIC in respect of its Corresponding Uncertificated Lower-Tier Interest. All distributions of reimbursements of Realized Losses and Additional Trust Fund Expenses made in respect of any Class of Principal Balance Certificates on each Distribution Date pursuant to Section 4.01(a) shall be deemed to have first been distributed from the Lower-Tier REMIC to the Upper-Tier REMIC in respect of its Corresponding Uncertificated Lower-Tier Interest; provided, however, that distributions of reimbursements of Realized Losses and Additional Trust Fund Expenses shall be made in reverse sequential order of the priority set forth in this Section 4.01(j) for principal distributions, up to the amount of Realized Losses and Additional Trust Fund Expenses previously allocated to a particular Class of Uncertificated Lower-Tier Interests.

            On each Distribution Date, the Trustee shall withdraw from the Lower-Tier Distribution Account an aggregate amount equal to all Net Prepayment Consideration actually collected on the Mortgage Loans or any REO Mortgage Loans during the related Collection Period and shall distribute such amount in respect of the Class LA-1 Interest by depositing such amount in the Upper-Tier Distribution Account (notwithstanding that all principal and interest distributable with respect to the Class LA-1 Interest has been paid in full).

            Any amount that remains in the Lower-Tier Distribution Account on each Distribution Date after distribution of the Lower-Tier Distribution Amount and any Net Prepayment Consideration, shall be distributed to the Holders of the Class R-I Certificates (but only to the extent of the Available Distribution Amount for such Distribution Date remaining in the Lower-Tier Distribution Account).

            (k) [Reserved.]

            (l) On each Distribution Date, the Trustee shall withdraw from the Class Y Sub-Account any amounts that represent Post-ARD Additional Interest Received with respect to any ARD Loan and any successor REO Mortgage Loan with respect to any ARD Loan during the related Collection Period and shall distribute such amounts to the Holders of the Class Y Certificates.

            Section 4.02 Statements to Certificateholders; CMSA Loan Periodic Update File.

            (a) On each Distribution Date, the Trustee shall provide or make available electronically to the Depositor, the Underwriters, the Master Servicer, the Special Servicer, the Controlling Class Representative, each Rating Agency, the Holders of each Class of Certificates and, upon their written request to the Trustee, any Certificate Owners of the Book-Entry Certificates as may be identified to the reasonable satisfaction of the Trustee, a statement, substantially in the form attached hereto as Exhibit B (a "Distribution Date Statement"), which shall also include the CMSA Bond Level File and the CMSA Collateral Summary File, based on information provided to it by the Master Servicer and/or the Special Servicer, setting forth, without limitation:

            (i) the amount of the distribution on such Distribution Date to the Holders of each Class of Principal Balance Certificates in reduction of the Class Principal Balance thereof;

            (ii) the amount of the distribution on such Distribution Date to the Holders of each Class of Regular Interest Certificates allocable to Distributable Certificate Interest;

            (iii) the amount of the distribution on such Distribution Date to the Holders of each Class of Regular Interest Certificates allocable to Prepayment Premiums and Yield Maintenance Charges, respectively;

            (iv) the amount of the distribution on such Distribution Date to the Holders of each Class of Principal Balance Certificates in reimbursement of previously allocated Realized Losses and Additional Trust Fund Expenses;

            (v) the total payments and other collections Received by the Trust during the related Collection Period, the fees and expenses paid therefrom (with an identification of the party receiving such fees and expenses) and if known, the general purpose of such fees and expenses and the Available Distribution Amount, Sub-Pool 1 Available Distribution Amount and Sub-Pool 2 Available Distribution Amount for such Distribution Date;

            (vi) the aggregate amount of P&I Advances made in respect of the Mortgage Pool for the prior Distribution Date pursuant to Section 4.03(a) and/or Section 4.03A;

            (vii) (A) the aggregate amount of unreimbursed P&I Advances that had been outstanding with respect to the Mortgage Pool at the close of business on the related Determination Date and the aggregate amount of any interest accrued and payable to the Master Servicer or the Trustee in respect of such unreimbursed P&I Advances in accordance with Section 4.03(d) or 4.03A as of the close of business on such Determination Date and (B) the aggregate amount of unreimbursed Servicing Advances that had been outstanding with respect to the Mortgage Pool as of the close of business on the related Determination Date and the aggregate amount of interest accrued and payable to the Master Servicer, the Special Servicer or the Trustee in respect of such unreimbursed Servicing Advances in accordance with Section 3.12(b) as of the close of business on such related Determination Date;

            (viii) the aggregate unpaid principal balance of the Mortgage Pool outstanding as of the close of business on the related Determination Date and the aggregate Stated Principal Balance of the Mortgage Pool outstanding immediately before and immediately after such Distribution Date;

            (ix) the number, aggregate unpaid principal balance, weighted average remaining term to maturity and weighted average Mortgage Rate (excluding, if applicable, the portion thereof comprised of the Additional Interest Rate following the related Anticipated Repayment Date) of the Mortgage Loans (other than REO Loans) as of the close of business on the related Determination Date;

            (x) the number, aggregate unpaid principal balance (as of the close of business on the related Determination Date and aggregate Stated Principal Balance (immediately after such Distribution Date) of Mortgage Loans (A) delinquent 30 to 59 days, (B) delinquent 60 to 89 days, (C) delinquent 90 or more days, (D) as to which foreclosure proceedings have been commenced, and (E) as to which, to the knowledge of the Master Servicer or the Special Servicer, as applicable, bankruptcy proceedings have commenced in respect of the related Mortgagor;

            (xi) as to each Mortgage Loan referred to in the preceding clause
      (x) above, (A) the Mortgage Loan number thereof, (B) the Stated Principal Balance thereof immediately following such Distribution Date and (C) whether the delinquency is in respect of its Balloon Payment;

            (xii) with respect to any Mortgage Loan as to which a Liquidation Event occurred during the related Collection Period (other than a payment in full), (A) the Mortgage Loan number thereof, (B) the nature of the Liquidation Event and, in the case of a Final Recovery Determination, a brief description of the basis for such Final Recovery Determination, (C) the aggregate of all Liquidation Proceeds and other amounts received in connection with such Liquidation Event (separately identifying the portion thereof allocable to distributions on the Certificates), and (D) the amount of any Realized Loss in connection with such Liquidation Event;

            (xiii) with respect to any Mortgage Loan that was the subject of any material modification, extension or waiver during the related Collection Period, (A) the Mortgage Loan number thereof, (B) the unpaid principal balance thereof and (C) a brief description of such modification, extension or waiver, as the case may be;

            (xiv) with respect to any Mortgage Loan as to which an uncured and unresolved Material Breach or Material Document Defect is alleged to exist, (A) the Mortgage Loan number thereof, (B) the unpaid principal balance thereof, (C) a brief description of such Material Breach or Material Document Defect, as the case may be, and (D) the status of such Material Breach or Material Document Defect, as the case may be, including any actions actually known to the Trustee that are being taken by or on behalf of the related Mortgage Loan Seller with respect thereto;

            (xv) with respect to any Serviced REO Property that was included in the Trust Fund as of the close of business on the related Determination Date, the Mortgage Loan number of the related Mortgage Loan, the book value of such REO Property and the amount of REO Revenues and other amounts, if any, received with respect to such REO Property during the related Collection Period (separately identifying the portion thereof allocable to distributions on the Certificates) and, if available, the Appraised Value of such REO Property as expressed in the most recent appraisal thereof and the date of such appraisal;

            (xvi) with respect to any Mortgage Loan as to which the related Mortgaged Property became an REO Property during the related Collection Period, the Mortgage Loan number of such Mortgage Loan and the Stated Principal Balance of such Mortgage Loan as of the related Acquisition Date;

            (xvii) with respect to any Serviced REO Property included in the Trust Fund as to which a Final Recovery Determination was made during the related Collection Period, (A) the Mortgage Loan number of the related Mortgage Loan, (B) a brief description of the basis for the Final Recovery Determination, (C) the aggregate of all Liquidation Proceeds and other amounts received with respect to such REO Property during the related Collection Period (separately identifying the portion thereof allocable to distributions on the Certificates), (D) the amount of any Realized Loss in respect of the related REO Loan in connection with such Final Recovery Determination and (E), if available, the Appraised Value of such REO Property as expressed in the most recent appraisal thereof and the date of such appraisal;

            (xviii) the Distributable Certificate Interest and Accrued Certificate Interest in respect of each Class of Regular Interest Certificates for such Distribution Date or the related Interest Accrual Period, as applicable;

            (xix) any unpaid Distributable Certificate Interest in respect of each Class of Regular Interest Certificates after giving effect to the distributions made on such Distribution Date, and if the full amount of the Principal Distribution Amount was not distributed on such Distribution Date, the portion of the shortfall affecting each Class of Principal Balance Certificates;

            (xx) the Pass-Through Rate for each Class of Regular Interest Certificates for such Distribution Date;

            (xxi) the Principal Distribution Amount for such Distribution Date (and, in the case of any Principal Prepayment or other unscheduled collection of principal received during the related Collection Period, the Mortgage Loan number for the related Mortgage Loan and the amount of such prepayment or other collection of principal);

            (xxii) the aggregate of all Realized Losses incurred during the related Collection Period and from the Closing Date and all Additional Trust Fund Expenses (with a description thereof) incurred during the related Collection Period and from the Closing Date;

            (xxiii) the aggregate of all Realized Losses and Additional Trust Fund Expenses that remain unallocated immediately following such Distribution Date;

            (xxiv) the Class Principal Balance of each Class of Principal Balance Certificates outstanding immediately before and immediately after such Distribution Date, separately identifying any reduction therein due to the allocation of Realized Losses and Additional Trust Fund Expenses on such Distribution Date;

            (xxv) the Certificate Factor for each Class of Regular Interest Certificates immediately following such Distribution Date;

            (xxvi) the aggregate amount of any interest on Advances in respect of the Mortgage Pool paid to the Master Servicer, the Special Servicer and the Trustee during the related Collection Period in accordance with
      Section 3.12(b), Section 4.03(d) and/or Section 4.03A;

            (xxvii) (A) the Mortgage Loan number for each Required Appraisal Loan and any related Appraisal Reduction Amount (including an itemized calculation thereof) as of the related Determination Date and (B) the aggregate Appraisal Reduction Amount for all Required Appraisal Loans as of the related Determination Date;

            (xxviii) on a cumulative basis from the Cut-off Date, the number, aggregate Stated Principal Balance immediately after such Distribution Date (in the case of subclauses (A), (B) and (E)), aggregate Cut-off Date Balance (in the case of subclauses (C) and (D)), weighted average extension period (except in the case of subclause (B) and which shall be zero in the case of subclause (C)), and weighted average anticipated extension period (in the case of subclause (B)) of Mortgage Loans (A) as to which the maturity dates have been extended, (B) as to which the maturity dates are in the process of being extended, (C) that have paid off and were never extended, (D) as to which the maturity dates had previously been extended and have paid off and (E) as to which the maturity dates had been previously extended and are in the process of being further extended;

            (xxix) the original and then current credit support levels for each Class of Regular Interest Certificates;

            (xxx) the original and then current ratings, if any, for each Class of Regular Interest Certificates;

            (xxxi) the aggregate amount of Prepayment Premiums and Yield Maintenance Charges collected (A) during the related Collection Period and
      (B) since the Closing Date;

            (xxxii) (A) the aggregate amount of servicing compensation in respect of the Mortgage Pool (separately identifying the amount of each category of compensation) paid to the Master Servicer, the Special Servicer and, if payable directly out of the Trust Fund without a reduction in the servicing compensation otherwise payable to the Master Servicer or the Special Servicer, to each Sub-Servicer, during the related Collection Period, and (B) such other information as the Trustee is required by the Code or other applicable law to furnish to enable Certificateholders to prepare their tax returns;

            (xxxiii) the amounts, if any, actually distributed with respect to the Class R-I and Class R-II Certificates on such Distribution Date; and

            (xxxiv) as determined and/or approved by the Depositor, any other information necessary to satisfy the requirements of Item 1121(a) of Regulation AB that can, in the Trustee's reasonable judgment, be included on the Distribution Date Statement without undue difficulty.

            In the case of information to be furnished pursuant to clauses (i) through (iv) above, the amounts shall be expressed as a dollar amount in the aggregate for all Certificates of each applicable Class and per Single Certificate. In the case of information provided to the Trustee as a basis for information to be furnished pursuant to clauses (vi) through (xvii), (xi),
(xxii), (xxvi), (xxvii), (xxviii), (xxxi) and (xxxii) above, insofar as the underlying information is solely within the control of the Special Servicer or the Master Servicer, the Trustee may, absent manifest error, conclusively rely on the reports to be provided by the Special Servicer or the Master Servicer.

            The Trustee shall forward electronically a copy of each Distribution Date Statement to the Depositor. The Trustee shall make available each month, to Certificateholders, Certificate Owners, the Underwriters, the Rating Agencies, the Controlling Class Representative, any party hereto or any Person identified by any Certificateholder or Certificate Owner as a prospective transferee, via the Trustee's internet website, all Certificateholder Reports and any additional files containing substantially similar information in an alternative format and, with the consent or at the direction of the Depositor, such other information regarding the Certificates and/or the Mortgage Loans as the Trustee may have in its possession. The Trustee will make no representations or warranties as to the accuracy or completeness of such documents and will assume no responsibility therefor.

            The Trustee's internet website shall initially be located at "https://www.ctslink.com" or at such other address as shall be specified by the Trustee from time to time in the Distribution Date Statement and in one or more written notices delivered to the Depositor, the Master Servicer, the Special Servicer, the Controlling Class Representative (if any), the Certificateholders and the Rating Agencies. In connection with providing access to the Trustee's internet website, the Trustee may require the acceptance of a disclaimer. The Trustee shall not be liable for the dissemination of information in accordance with this Agreement.

            The Master Servicer may, but is not required to, make available each month, to Certificateholders, Certificate Owners (that have been confirmed as such by the Trustee), the Controlling Class Representative, the Underwriters, the Rating Agencies or any party hereto, the Certificateholder Reports in its possession, on its internet website. The Master Servicer will make no representations or warranties as to the accuracy or completeness of any report not prepared by it and will assume no responsibility for any information for which it is not the original source.

            The Master Servicer's internet website shall initially be located at "www.wachovia.com" or at such other address as shall be specified by the Master Servicer from time to time in one or more written notices delivered to the other parties hereto, the Controlling Class Representative (if any), the Certificateholders and the Rating Agencies. In connection with providing access to the Master Servicer's internet website, the Master Servicer may require, without limitation, the acceptance of a disclaimer, registration and a confidentiality agreement. The Master Servicer shall not be liable for the dissemination of information to Certificateholders and Certificate Owners in accordance with this Agreement.

            Absent manifest error of which it has actual knowledge, none of the Master Servicer, the Special Servicer or the Trustee shall be responsible for the accuracy or completeness of any information supplied to it by a Mortgagor, the Depositor (including information in the Prospectus Supplement), any Mortgage Loan Seller or third party that is included in any reports, statements, materials or information prepared or provided by the Master Servicer, the Special Servicer or the Trustee, as applicable, pursuant to this Agreement. None of the Trustee, the Master Servicer or the Special Servicer shall have any obligation to verify the accuracy or completeness of any information provided by a Mortgagor, any Mortgage Loan Seller, a third party or each other.

            Within a reasonable period of time after the end of each calendar year the Trustee shall send to each Person who at any time during the calendar year was a Certificateholder of record, a report summarizing on an annual basis (if appropriate) the items relating to distributions of interest (including Prepayment Premiums and Yield Maintenance Charges) and principal to Certificateholders during such calendar year set forth in the Distribution Date Statements and such other information as may be required to enable such Certificateholders to prepare their federal income tax returns. Such information shall include the amount of original issue discount accrued on each Class of Certificates and information regarding the expenses of the Trust Fund. Such requirement shall be deemed to be satisfied to the extent such information is provided pursuant to applicable requirements of the Code from time to time in force.

            Upon receipt of notice from the Depositor that the Underwriters have sold the Non-Registered Certificates to unaffiliated third parties, the Trustee shall make available electronically or, if so requested, forward by hard copy, on each Distribution Date, to (i) the Trepp Group (at 477 Madison Avenue, 18th Floor, New York, New York 10022 or such other address as the Trepp Group may designate), (ii) Intex Solutions, Inc. (at 35 Highland Circle, Needham, Massachusetts 02194, or such other address as Intex Solutions, Inc. may hereafter designate), (iii) Charter Research Corporation (at 262 Washington Street, Boston, Massachusetts 02108, or such other address as Charter Research Corporation may hereafter designate), and (iv) any other similar third party information provider, a copy of the reports made available to the Holders of the Certificates on such Distribution Date as described above.

            Upon written request of the Depositor, the Master Servicer, the Special Servicer, the Controlling Class Representative or any Underwriter, without payment of any fee, and upon written request of any Certificateholders or any other Person, together with payment of a reasonable fee specified by the Trustee, the Trustee shall provide any statements, reports and/or information contemplated by this Section 4.02(a) electronically to such party (such electronic distribution and such statements, reports, and/or information thereon to bear such appropriate disclaimers and qualifications as the Depositor and the Trustee shall determine in their reasonable discretion).

            If any Certificate Owner does not receive through the Depository or any of its Depository Participants any of the statements, reports and/or other written information described above in this Section 4.02(a) that it would otherwise be entitled to receive if it were the Holder of a Definitive Certificate evidencing its ownership interest in the related Class of Book-Entry Certificates, then the Trustee shall forward such statements, reports and/or other written information to such Certificate Owner as provided above, upon the request of such Certificate Owner made in writing to the Corporate Trust Office (accompanied by current verification of such Certificate Owner's ownership interest). Such portion of such information as may be agreed upon by the Depositor and the Trustee shall be furnished to any such Person via overnight courier delivery or telecopy from the Trustee; provided that the cost of such overnight courier delivery or telecopy shall be an expense of the party requesting such information.

            The Trustee shall only be obligated to deliver the statements, reports and information contemplated by this Section 4.02(a) to the extent it receives, in the format required by this Agreement, the necessary underlying information from the Master Servicer or the Special Servicer, as applicable, and shall not be liable for any failure to deliver any thereof on the prescribed due dates, to the extent caused by failure to receive timely such underlying information. Nothing herein shall obligate the Trustee, the Master Servicer or the Special Servicer to violate any applicable law prohibiting disclosure of information with respect to any Mortgagor and the failure of the Trustee, Master Servicer or the Special Servicer to disseminate information for such reason shall not be a breach hereof.

            The information to be furnished by the Trustee to the Certificateholders pursuant to Sections 4.02(a) and (b) shall not limit the Trustee in furnishing any such information to other Persons to whom it determines such disclosure to be appropriate and shall not limit the Trustee in furnishing to Certificateholders or to any Person any other information with respect to the Mortgage Loans, the Mortgaged Properties or the Trust Fund as may be provided to it by the Depositor, the Master Servicer or the Special Servicer or gathered by it in any investigation or other manner from time to time (such information, other than as described in Sections 4.02(a) and (b), is referred to herein as "Additional Information") as it may reasonably deem necessary or appropriate from time to time, provided that (A) the Trustee shall give the Depositor three (3) Business Days' advance notice before doing so, (B) any such Additional Information shall only be furnished with the consent or at the request of the Depositor (except pursuant to clause (E) below), (C) the Trustee shall be entitled to indicate the source of all information furnished by it, and the Trustee may affix thereto any disclaimer it deems appropriate in its reasonable discretion, (D) the Trustee shall notify Certificateholders of the availability of any such information in any manner as it, in its sole discretion, may determine, and (E) this provision shall not prevent the Trustee, whether with or without the consent of the Depositor, from furnishing information with respect to the Trust Fund and its administration thereof to any Person, if it reasonably determines that the furnishing of such information is required by applicable law. The Trustee shall forward to the Depositor any requests for Additional Information which, for their fulfillment, require the consent of the Depositor. Nothing herein shall be construed to impose upon the Trustee any obligation or duty to furnish or distribute any Additional Information to any Person in any instance.

            (b) Not later than 3:00 p.m. (New York City time) on the second Business Day prior to each Distribution Date, the Master Servicer shall furnish to the Trustee, and upon request, the Trustee shall make available on such Distribution Date to the Depositor, the Underwriters and the Special Servicer, by electronic transmission (or in such other form to which the Trustee or the Depositor, as the case may be, and the Master Servicer may agree), an accurate and complete CMSA Loan Periodic Update File providing the required information for the Mortgage Loans and any successor REO Mortgage Loans (including, without limitation, the Available Distribution Amount, Sub-Pool 1 Available Distribution Amount and Sub-Pool 2 Available Distribution Amount) as of the related Determination Date.

            In the performance of its obligations set forth in Section 4.06 and its other duties hereunder, the Trustee may conclusively rely on the CMSA Loan Periodic Update File provided to it by the Master Servicer, and the Trustee shall not be responsible to recompute, recalculate or verify the information provided to it by the Master Servicer. In the case of information to be furnished by the Master Servicer to the Trustee pursuant to this Section 4.02(b), insofar as such information is solely within the control of the Special Servicer, the Master Servicer shall have no obligation to provide such information until it has received such information from the Special Servicer, shall not be in default hereunder due to a delay in providing the CMSA Loan Periodic Update File caused by the Special Servicer's failure to timely provide any report required under this Agreement and may, absent actual knowledge of an error therein, conclusively rely on the reports to be provided by the Special Servicer. The Master Servicer may conclusively rely on any information provided by the Depositor or any Mortgagor with respect to the CMSA Loan Periodic Update File, CMSA Loan Setup File, CMSA Property File and CMSA Financial File.

            Section 4.03 P&I Advances.

            (a) On or before 3:00 p.m., New York City time, on each Master Servicer Remittance Date, the Master Servicer shall, subject to Section 4.03(c) below, satisfy its obligations to make any required P&I Advances with respect to the related Distribution Date in respect of the Mortgage Pool (other than the Serviced Loan Combination Trust Mortgage Loans or any successor REO Mortgage Loans with respect thereto), first, by transferring to the Trustee for deposit in the Lower-Tier Distribution Account amounts then held in the Pool Custodial Account for future distribution to Certificateholders in subsequent months in discharge of such obligations, and second, by remitting its own funds to the Trustee for deposit in the Lower-Tier Distribution Account in an amount equal to the remaining portion of such required P&I Advances. Any amounts held in the Pool Custodial Account for future distribution and so used to make P&I Advances shall be appropriately reflected in the Master Servicer's records and replaced by the Master Servicer by deposit in the Pool Custodial Account on or before the next succeeding Determination Date (to the extent not previously replaced through the deposit of Late Collections of the delinquent principal and interest in respect of which such P&I Advances were made). If, as of 4:00 p.m., New York City time, on any Master Servicer Remittance Date, the Master Servicer shall not have made any P&I Advance required to be made on such date pursuant to this
Section 4.03(a) (and shall not have delivered to the Trustee the requisite Officer's Certificate and documentation related to a determination of nonrecoverability of a P&I Advance), then the Trustee shall provide notice of such failure to a Servicing Officer of the Master Servicer by facsimile transmission sent to telecopy number (704) 593-7740 (or such alternative number provided by the Master Servicer to the Trustee in writing) and by telephone at telephone number (704) 593-7862 or (704) 593-7867 (or such alternative number provided by the Master Servicer to the Trustee in writing) as soon as possible, but in any event before 5:00 p.m., New York City time, on such Master Servicer Remittance Date. If after such notice by facsimile, the Trustee does not receive the full amount of such P&I Advances by 11:00 a.m., New York City time, on the related Distribution Date, then the Trustee shall make the portion of such P&I Advances that was required to be, but was not, made by the Master Servicer on such Master Servicer Remittance Date.

            (b) The aggregate amount of P&I Advances to be made by the Master Servicer or the Trustee as successor master servicer, as the case may be, pursuant to the first paragraph of Section 4.03(a) in respect of any Distribution Date shall, subject to Section 4.03(c) below, equal the aggregate of all Monthly Payments (other than Balloon Payments) and any Assumed Monthly Payments (except with respect to any Serviced Companion Loan), in each case net of related Master Servicing Fees and any related Workout Fees, due or deemed due, as the case may be, in respect of the Mortgage Loans (including Balloon Mortgage Loans delinquent as to their respective Balloon Payments) and any REO Mortgage Loans in the Mortgage Pool (exclusive of the Loan Combination Trust Mortgage Loans or any successor REO Mortgage Loans with respect thereto) on their respective Due Dates during the related Collection Period, in each case to the extent such amount was not paid by or on behalf of the related Mortgagor or otherwise collected (including as net income from REO Properties) as of the close of business on the related Determination Date; provided that if it is determined that an Appraisal Reduction Amount exists with respect to any such Mortgage Loan or REO Mortgage Loan, then, in the event of subsequent delinquencies thereon, the amount of each P&I Advance, if any, required to be made in respect of such Mortgage Loan or REO Mortgage Loan, as the case may be, during the period that such Appraisal Reduction Amount continues to exist, shall be reduced to equal the product of (x) the amount of the subject P&I Advance that would otherwise be required without regard to this proviso, multiplied by
(y) a fraction, the numerator of which is equal to the Stated Principal Balance of such Mortgage Loan or REO Mortgage Loan, as the case may be, net of such Appraisal Reduction Amount, and the denominator of which is equal to the Stated Principal Balance of such Mortgage Loan or REO Mortgage Loan, as the case may be.

            (c) Notwithstanding anything herein to the contrary, no P&I Advance shall be required to be made under this Section 4.03 if such P&I Advance would, if made, constitute a Nonrecoverable Advance, as determined by the Master Servicer, the Special Servicer or the Trustee. The determination by the Master Servicer or the Special Servicer that a P&I Advance has become a Nonrecoverable P&I Advance or that any proposed P&I Advance, if made pursuant to this Section 4.03, would constitute a Nonrecoverable P&I Advance, shall be evidenced by an Officer's Certificate delivered to the Trustee, the Special Servicer and the Depositor on or before the related Master Servicer Remittance Date, setting forth the basis for such determination, together with any other information that supports such determination, including any appraisal (which appraisal shall have been conducted by an Independent Appraiser within the 12-month period preceding such determination in accordance with the standards of the Appraisal Institute taking into account the factors specified in Section 3.19), related Mortgagor operating statements and financial statements, budgets and rent rolls of the related Mortgaged Properties (to the extent available and/or in the Master Servicer's or Special Servicer's possession, as applicable), engineers' reports, environmental surveys and any similar reports that the Master Servicer or Special Servicer may have obtained consistent with the Servicing Standard and at the expense of the Trust Fund, that support such determination by the Master Servicer or Special Servicer. If, in connection with the foregoing, it is necessary for the Master Servicer to obtain an appraisal, the Master Servicer shall so notify the Special Servicer and consult with the Special Servicer regarding such appraisal. The cost of an appraisal shall be paid by the Trust as an Additional Trust Fund Expense. The Trustee shall be entitled to rely, conclusively, on any determination by the Master Servicer or the Special Servicer that a P&I Advance, if made, would be a Nonrecoverable P&I Advance, and the Master Servicer and the Trustee shall conclusively rely on any non-recoverability determination made by the Special Servicer (but this statement shall not be construed to entitle the Special Servicer to reverse any other authorized Person's determination, or to prohibit any such other authorized Person from making a determination that a P&I Advance constitutes or would constitute a Nonrecoverable P&I Advance); provided, however, that if the Master Servicer has failed to make a P&I Advance for reasons other than a determination by the Master Servicer that such P&I Advance would be Nonrecoverable P&I Advance, the Trustee shall make such Advance within the time periods required by Section 4.03(a) unless the Trustee, in its good faith, reasonable discretion, makes a determination prior to the times specified in
Section 4.03(a) that such P&I Advance would be a Nonrecoverable P&I Advance. In addition, the Master Servicer shall consider Workout-Delayed Reimbursement Amounts in respect of prior P&I Advances on the applicable Mortgage Loan that have not been repaid by the related Mortgagor for the purposes of nonrecoverability determinations as if such amounts were unreimbursed P&I Advances. Upon determining that any P&I Advance previously made with respect to a Specially Serviced Mortgage Loan or REO Loan is a Nonrecoverable P&I Advance, the Special Servicer shall report to the Master Servicer the Special Servicer's determination. The Master Servicer shall be entitled to conclusively rely on such determination.

            (d) The Master Servicer and the Trustee shall each be entitled to receive interest at the Reimbursement Rate in effect from time to time, compounded annually, accrued on the amount of each P&I Advance made thereby under this Section 4.03 (with its own funds) for so long as such P&I Advance is outstanding; provided that, if the grace period for the delinquent Monthly Payment as to which a P&I Advance was made under this Section has not elapsed as of the time such P&I Advance was made, then the total interest so accrued on such P&I Advance prior to the expiration of such grace period, shall not exceed the amount of Default Charges, if any, collected in connection with the late payment of such delinquent Monthly Payment; and provided, further that, in no event shall interest so accrue on any P&I Advance as to which the corresponding Late Collection was received by the Master Servicer or a Sub-Servicer on its behalf as of the related Master Servicer Remittance Date. Interest so accrued on any P&I Advance made under this Section shall be payable in accordance with the terms of Section 3.05.

            Section 4.03A P&I Advances on the Loan Combination Trust Mortgage Loans.

            With respect to the P&I Advances and the Loan Combinations, the Master Servicer shall make P&I Advances with respect to the related Loan Combination Trust Mortgage Loans, but will not make P&I Advances with respect to the related Companion Loans.

            The Master Servicer shall, subject to Section 4.03A(c) below, satisfy its obligations to make any required P&I Advance on each Master Servicer Remittance Date in respect of the Loan Combination Trust Mortgage Loans, by depositing into the related Loan Combination Custodial Account (or in the case of any Loan Combination Trust Mortgage Loan that is not a Serviced Loan, by depositing in the Pool Custodial Account), out of amounts held in such Custodial Account for future distribution (subject to replacement of such amounts by the following Master Servicer Remittance Date) and, if such amounts are insufficient, then out of its own funds, the amount of such P&I Advance required to be made. P&I Advances with respect to any Loan Combination Trust Mortgage Loan shall be made no later than 3:00 p.m., New York City time, on each Master Servicer Remittance Date. If, as of 4:00 p.m., New York City time, on any Master Servicer Remittance Date, the Master Servicer shall not have made any P&I Advance required to be made on such date pursuant to this Section 4.03A(a) in respect of the Loan Combination Trust Mortgage Loans (and the Master Servicer shall not have delivered to the Trustee the requisite Officer's Certificate and documentation related to a determination of nonrecoverability of a P&I Advance), then the Trustee shall provide notice of such failure to a Servicing Officer of the Master Servicer by facsimile transmission sent to telecopy number (704) 593-7740 (or such alternative number provided by the Master Servicer to the Trustee in writing) and by telephone at telephone number (704) 593-7862 or (704) 593-7867 (or such alternative number provided by the Master Servicer to the Trustee in writing) as soon as possible, but in any event before 5:00 p.m., New York City time, on such Master Servicer Remittance Date. The Trustee shall also provide a copy of such notice to the master servicer of the securitization holding the related Pari Passu Companion Loan, such obligation being contingent upon such master servicer having previously provided notice to the Trustee; provided, however that the Trustee has actual knowledge that the related Pari Passu Companion Loan is included in such securitization based upon a notice received from such master servicer. If after such notice, the Trustee does not receive the full amount of such P&I Advance(s) by 11:00 a.m., New York City time, on the related Distribution Date, then the Trustee as successor master servicer shall make the portion of such P&I Advances that was required to be, but was not, made by the Master Servicer in respect of the Loan Combination Trust Mortgage Loans or any successor REO Mortgage Loans with respect thereto on the preceding Master Servicer Remittance Date.

            The aggregate amount of P&I Advances to be made by the Master Servicer or the Trustee, as the case may be, pursuant to the first paragraph of
Section 4.03A(a) in respect of any Distribution Date shall, subject to Section 4.03A(c) below, equal the aggregate of all Monthly Payments (other than Balloon Payments) and any Assumed Monthly Payments, in each case net of related Master Servicing Fees and any related Workout Fees, due or deemed due, as the case may be, in respect of the Loan Combination Trust Mortgage Loans (including Balloon Loans delinquent as to their respective Balloon Payments) and any successor REO Loans to such Loans on their respective Due Dates during the related Collection Period, in each case, to the extent such amount was not paid by or on behalf of the related Mortgagor or otherwise collected (including as net income from REO Properties) as of the close of business on the related Determination Date; provided that if it is determined that an Appraisal Reduction Amount exists with respect to any such Loan Combination or REO Loan, then, in the event of subsequent delinquencies thereon, the amount of each P&I Advance, if any, required to be made in respect of such Loan Combination or REO Loan, as the case may be, during the period that such Appraisal Reduction Amount continues to exist, shall be reduced to equal the product of (x) the amount of the subject P&I Advance that would otherwise be required without regard to this proviso, multiplied by (y) a fraction, the numerator of which is equal to the Stated Principal Balance of the Loan Combination Trust Mortgage Loan(s) net of the portion of the applicable Appraisal Reduction Amount allocated to such Loan Combination Trust Mortgage Loan(s), and the denominator of which is equal to the Stated Principal Balance of such Loan Combination Trust Mortgage Loan(s) (or related Mortgage Loan or REO Mortgage Loan). For purposes of the preceding sentence Appraisal Reduction Amounts with respect to a Loan Combination shall be applied first to the related Subordinate Companion Loan, if any until its balance is reduced to zero and then, to the related Loan Combination Trust Mortgage Loan and with respect to any other Loan Combination including Pari Passu Companion Loans, if applicable, the related Pari Passu Companion Loan(s), based on their respective outstanding principal balances.

            Notwithstanding anything herein to the contrary, no P&I Advance shall be required to be made under this Section 4.03A with respect to Loan Combination Trust Mortgage Loans, or related REO Loans if such P&I Advance would if made, constitute a Nonrecoverable P&I Advance, as determined by the Master Servicer, the Special Servicer or the Trustee. The determination by the Master Servicer or the Special Servicer that a P&I Advance has become a Nonrecoverable P&I Advance or that any proposed P&I Advance, if made pursuant to this Section 4.03A with respect to any Loan Combination Trust Mortgage Loan, would constitute a Nonrecoverable P&I Advance, shall be evidenced by an Officer's Certificate delivered to the Trustee and the Special Servicer on or prior to the next Master Servicer Remittance Date and to the Companion Loan Noteholders (and the related Subsequent Master Servicer, if applicable) for such Serviced Pari Passu Companion Loan within two Business Days after such determination was made, setting forth the basis for such determination, together with any other information that supports such determination, any appraisal (which appraisal shall be an expense payable out of the related Loan Combination Custodial Account or, if funds therein are insufficient therefor, from the Pool Custodial Account) and shall have been conducted by an Independent Appraiser in accordance with the standards of the Appraisal Institute, within the twelve months preceding such determination of nonrecoverability), Mortgagor operating statements and financial statements, budgets and rent rolls of the Mortgaged Property (to the extent available and/or in the Master Servicer's or the Special Servicer's possession, as applicable), engineers' reports, environmental surveys and any similar reports that the Master Servicer or the Special Servicer may have obtained consistent with the Servicing Standard and that support such determination by the Master Servicer or the Special Servicer. If, in connection with the foregoing, it is necessary for the Master Servicer to obtain an appraisal, the Master Servicer shall so notify the Special Servicer and consult with the Special Servicer regarding such appraisal. The Trustee shall be entitled to rely, conclusively, on any determination by the Master Servicer or Special Servicer that a P&I Advance to be made in respect of the Loan Combination Trust Mortgage Loans or any successor REO Mortgage Loans with respect thereto, if made, would be a Nonrecoverable Advance, and the Master Servicer and the Trustee shall conclusively rely on any non-recoverability determination made by the Special Servicer (but this statement shall not be construed to entitle the Special Servicer to reverse any other authorized Person's determination, or to prohibit any such other authorized Person from making a determination, that a P&I Advance constitutes or would constitute a Nonrecoverable Advance); provided, however, that if the Master Servicer has failed to make such a P&I Advance with respect to the Loan Combination Trust Mortgage Loans or any successor REO Mortgage Loan for reasons other than a determination by the Master Servicer that such P&I Advance would be Nonrecoverable Advance or the Trustee shall make such Advance within the time periods required by Section 4.03A(a) unless the Trustee, in its good faith, reasonable discretion, makes a determination prior to the times specified in
Section 4.03A(a) that such P&I Advance would be a Nonrecoverable P&I Advance. In addition, the Master Servicer shall consider Workout-Delayed Reimbursement Amounts in respect of prior P&I Advances on the applicable Loan that have not been repaid by the related Mortgagor for the purposes of nonrecoverability determinations as if such amounts were unreimbursed P&I Advances.

            The Master Servicer and the Trustee shall be entitled to receive interest at the Reimbursement Rate in effect from time to time, compounded annually, accrued on the amount of each P&I Advance made thereby in respect of a Loan Combination Trust Mortgage Loan or related REO Loans under this Section 4.03A (with its own funds) for so long as such P&I Advance is outstanding; provided that, if the grace period for the delinquent Monthly Payment as to which a P&I Advance was made under this Section 4.03A has not elapsed as of the time such P&I Advance was made, then the total interest so accrued on such P&I Advance prior to the expiration of such grace period, shall not exceed the amount of Default Charges, if any, collected in connection with the late payment of such delinquent Monthly Payment; and provided, further, that in no event shall interest so accrue on any P&I Advance in respect of a Loan Combination Trust Mortgage Loan or related REO Loan as to which the corresponding Late Collection was received by the Master Servicer or a Sub-Servicer on its behalf as of the Master Servicer Remittance Date on which such P&I Advance was made. Interest so accrued on any P&I Advance made under this Section shall be payable in accordance with the terms of Section 3.05 and 3.05A.

            If the Trustee or the Master Servicer has received notice from S&P or Fitch that the Master Servicer no longer has Rating Agency Approval, then such party shall promptly notify the other, the Special Servicer or Subsequent Master Servicer of the same.

            If the Master Servicer has received notice that a Subsequent Master Servicer no longer has Rating Agency Approval, then the Master Servicer shall not be required to abide by any determination of nonrecoverability by such Subsequent Master Servicer.

            For the purpose of this Section 4.03A(f), "Rating Agency Approval" means, (1) with respect to S&P, that a master servicer is listed on S&P's Select Servicer List as a U.S. Commercial Mortgage Master Servicer, or (2) with respect to Fitch, that a master servicer is approved by Fitch.

            Section 4.04 Allocation of Realized Losses and Additional Trust Fund Expenses.

            (a) On each Distribution Date, following the distributions to Certificateholders to be made on such date pursuant to Section 4.01, the Trustee shall determine the amount, if any, by which (i) the then aggregate of the Class Principal Balances of all the Classes of Principal Balance Certificates exceeds
(ii) the aggregate Stated Principal Balance of the Mortgage Pool that will be outstanding immediately following such Distribution Date. If such excess does exist, then the Class Principal Balances of the Class P, Class O, Class N, Class M, Class L, Class K, Class J, Class H, Class G, Class F, Class E, Class D, Class C, Class B Certificates shall be reduced sequentially, in that order, in each case, until such excess or the related Class Principal Balance is reduced to zero (whichever occurs first), and then to the Class A-J Certificates until such excess or the related Class Principal Balance is reduced to zero (whichever occurs first), and then to the Class A-M Certificates until such excess or the related Class Principal Balance is reduced to zero (whichever occurs first). If, after the foregoing reductions, the amount described in clause (i) of the second preceding sentence still exceeds the amount described in clause (ii) of such sentence, then the respective Class Principal Balances of all the outstanding Classes of the Class A-1, Class A-2, Class A-3, Class A-PB, Class A-4 and Class A-1A Certificates shall be reduced on a pro rata basis in accordance with the relative sizes of such Class Principal Balances, until any such remaining excess is reduced to zero. All such reductions in the Class Principal Balances of the respective Classes of the Principal Balance Certificates shall constitute allocations of Realized Losses and Additional Trust Fund Expenses.

            (b) On each Distribution Date, following the deemed distributions of principal or in reimbursement of previously allocated Realized Losses and Additional Trust Fund Expenses made in respect of the Uncertificated Lower-Tier Interests pursuant to Section 4.01(i), the Uncertificated Principal Balance of the Corresponding Uncertificated Lower-Tier Interests (after taking account of such deemed distributions) shall be reduced as a result of Realized Losses and Additional Trust Fund Expenses to equal the Class Principal Balance of the Class of Corresponding Certificates that will be outstanding immediately following such Distribution Date.

            Section 4.05 Various Reinstatement Amounts.

            (a) On each Distribution Date, following the distributions to Certificateholders to be made on such date pursuant to Section 4.01 or 9.01, as applicable, the Trustee shall determine the amount, if any, by which (i) the aggregate Stated Principal Balance of the Mortgage Pool that will be outstanding immediately following such Distribution Date, exceeds (ii) the then aggregate of the Class Principal Balances of all the Classes of Principal Balance Certificates. If such an excess does exist, then the Trustee shall allocate the Total Principal Reinstatement Amount, if any, for the subject Distribution Date as follows until it is allocated in full: first, to all of the Classes of Class A Certificates up to, and on a pro rata basis in accordance with, the respective Loss Reimbursement Amounts, if any, for such Classes of Class A Certificates with respect to the next succeeding Distribution Date; and then to the Class A-M Certificates, and then to the Class A-J Certificates, and then to the remaining Classes of Principal Balance Certificates, sequentially in alphabetical order based on the respective Class designations thereof, in each case up to any Loss Reimbursement Amount for such Class of Principal Balance Certificates immediately prior to such Distribution Date. Any portion of the Total Principal Reinstatement Amount for any Distribution Date that is allocated to a particular Class of Principal Balance Certificates shall be: (i) referred to herein as the "Class Principal Reinstatement Amount" in respect of such Class of Principal Balance Certificates for such Distribution Date; and (ii) added to the Class Principal Balance of such Class of Principal Balance Certificates on such Distribution Date. Notwithstanding anything to the contrary contained herein, the parties hereby acknowledge that the reinstatement of all or any portion of the Class Principal Balance of any Class of Principal Balance Certificates on any Distribution Date shall be a result of the collection of Recovered Amounts during the related Collection Period and the upward adjustment of the Adjusted Principal Distribution Amount for such Distribution Date as a result of such Recovered Amounts.

            (b) In addition, in connection with its reinstatement of all or any portion of the Class Principal Balance of any one or more Classes of Principal Balance Certificates on any Distribution Date pursuant to Section 4.05(a), the Trustee shall calculate the amount of lost Distributable Certificate Interest that would have accrued on the respective Classes of Regular Interest Certificates through and including the end of the Interest Accrual Period for such Distribution Date if no Unfunded Principal Balance Reductions had resulted from the reimbursement out of general collections of principal on the Mortgage Pool of the particular Advances relating to the Recovered Amounts associated with such reinstatement of outstanding principal. Once determined, such lost Distributable Certificate Interest in respect of any particular Class of Regular Interest Certificates shall be reinstated and become due and payable on future Distribution Dates as part of the unpaid Distributable Certificate Interest for such Class of Principal Balance Certificates from prior Distribution Dates. All such reinstated Distributable Certificate Interest in respect of any particular Class of Principal Balance Certificates shall be treated the same as any other unpaid Distributable Certificate Interest in respect of such Class of Principal Balance Certificates.

            (c) If the Class Principal Balance of any Class of Principal Balance Certificates is increased on any Distribution Date pursuant to Section 4.05(a), then the Uncertificated Principal Balance of such Class' Corresponding Uncertificated Lower-Tier Interest shall be deemed to have first been increased by the same amount. The amount of each such increase in the Uncertificated Principal Balance of a Uncertificated Lower-Tier Interest on any Distribution Date shall be referred to herein as the "Lower-Tier Interest Principal Reinstatement Amount" in respect of such Uncertificated Lower-Tier Interest for such Distribution Date.

            Section 4.06 Calculations.

            The Trustee shall, provided it receives the necessary information from the Master Servicer and the Special Servicer, be responsible for performing all calculations necessary in connection with the actual and deemed distributions and allocations to be made pursuant to Section 4.01 and Article IX and the actual and deemed allocations of Realized Losses and Additional Trust Fund Expenses to be made pursuant to Section 4.04. The Trustee shall calculate the Available Distribution Amount for each Distribution Date and shall allocate such amounts among Certificateholders in accordance with this Agreement, and the Trustee shall have no obligation to recompute, recalculate or verify any information provided to it by the Special Servicer or Master Servicer. The calculations by the Trustee of such amounts shall, in the absence of manifest error, be presumptively deemed to be correct for all purposes hereunder.

            Section 4.07 Use of Agents.

            The Master Servicer, the Special Servicer or the Trustee may at its own expense utilize agents or attorneys-in-fact in performing any of its obligations under this Article IV (except the obligation to make P&I Advances), but no such utilization shall relieve the Master Servicer, the Special Servicer or the Trustee, as applicable, from any of such obligations, and the Master Servicer, the Special Servicer or the Trustee, as applicable, shall remain responsible for all acts and omissions of any such agent or attorney-in-fact (other than with respect to limited powers of attorney delivered by the Trustee to the Master Servicer or Special Servicer pursuant to Section 2.03(b) and 3.01(b), as applicable, in which case the Trustee shall have no such responsibility).

                                   ARTICLE V

                                THE CERTIFICATES

            Section 5.01 The Certificates.

            (a) The Certificates will be substantially in the respective forms attached hereto as Exhibits A-1, A-2, A-2A, A-3, A-4, A-5, A-6 and A-7; provided that any of the Certificates may be issued with appropriate insertions, omissions, substitutions and variations, and may have imprinted or otherwise reproduced thereon such legend or legends, not inconsistent with the provisions of this Agreement, as may be required to comply with any law or with rules or regulations pursuant thereto, or with the rules of any securities market in which the Certificates are admitted to trading, or to conform to general usage. The Certificates will be issuable in registered form only; provided, however, that in accordance with Section 5.03, beneficial ownership interests in the Certificates (other than the Class R-I or Class R-II Certificates) shall initially be held and transferred through the book-entry facilities of the Depository. The Regular Interest Certificates will be issuable only in denominations corresponding to initial Certificate Principal Balances or initial Notional Amount, as the case may be, as of the Closing Date of $25,000 in the case of the Class A-1, Class A-2, Class A-4, Class A-PB, Class A-4, Class A-1A, Class A-M, Class A-J, Class B, Class C and Class D Certificates, $1,000,000 in the case of the Class IO Certificates, $100,000 in the case of the remaining Regular Interest Certificates and $10,000,000, in the case of any Definitive Certificate, and in each such case in integral multiples of $1 in excess thereof. The Class R-I, Class R-II and Class Y Certificates will be issuable in denominations representing Percentage Interests in the related Class of not less than 5%.

            (b) The Certificates shall be executed by manual or facsimile signature on behalf of the Trustee by the Certificate Registrar hereunder by an authorized signatory. Certificates bearing the manual or facsimile signatures of individuals who were at any time the authorized officers or signatories of the Certificate Registrar shall be entitled to all benefits under this Agreement, subject to the following sentence, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Certificates or did not hold such offices at the date of such Certificates. No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, however, unless there appears on such Certificate a certificate of authentication substantially in the form provided for herein executed by the Authenticating Agent by manual signature, and such certificate of authentication upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication.

            Section 5.02 Registration of Transfer and Exchange of Certificates.

            (a) At all times during the term of this Agreement, there shall be maintained at the office of the Certificate Registrar a Certificate Register in which, subject to such reasonable regulations as the Certificate Registrar may prescribe, the Certificate Registrar shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided. The Trustee is hereby initially appointed (and hereby agrees to act in accordance with the terms hereof) as Certificate Registrar for the purpose of registering Certificates and transfers and exchanges of Certificates as herein provided. The offices of the Trustee responsible for its duties as initial Certificate Register shall be located, as of the Closing Date, at Sixth and Marquette, Minneapolis, Minnesota 55479-0113, Attention: Transfer Agent--COBALT CMBS Commercial Mortgage Trust 2007-C3. The Certificate Registrar may appoint, by a written instrument delivered to the Depositor, the Master Servicer, the Special Servicer and (if the Trustee is not the Certificate Registrar) the Trustee, any other bank or trust company to act as Certificate Registrar under such conditions as the predecessor Certificate Registrar may prescribe, provided that the predecessor Certificate Registrar shall not be relieved of any of its duties or responsibilities hereunder by reason of such appointment. If the Trustee resigns or is removed in accordance with the terms hereof, the successor trustee shall immediately succeed to its duties as Certificate Registrar. The Depositor, the Trustee (if it is no longer the Certificate Registrar), the Master Servicer and the Special Servicer shall have the right to inspect the Certificate Register or to obtain a copy thereof at all reasonable times, and to rely conclusively upon a certificate of the Certificate Registrar as to the information set forth in the Certificate Register.

            If three or more Holders make written request to the Trustee, and such request states that such Holders desire to communicate with other Holders with respect to their rights under this Agreement or under the Certificates and is accompanied by a copy of the communication which such Holders propose to transmit, then the Trustee shall, within thirty (30) days after the receipt of such request, afford (or cause any other Certificate Registrar to afford) the requesting Holders access during normal business hours to the most recent list of Certificateholders held by the Certificate Registrar.

            (b) No Transfer of any Non-Registered Certificate or interest therein shall be made unless that Transfer is exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws, or is otherwise made in accordance with the Securities Act and such state securities laws.

            If a Transfer of any Definitive Non-Registered Certificate is to be made without registration under the Securities Act (other than in connection with a Transfer of a Global Certificate for any Class of Book-Entry Non-Registered Certificates to a successor Depository or to the applicable Certificate Owner(s) in accordance with Section 5.03), then the Certificate Registrar shall refuse to register such Transfer unless it receives (and, upon receipt, may conclusively rely upon) either: (i) a certificate from the Certificateholder desiring to effect such Transfer substantially in the form attached hereto as Exhibit F-1 and a certificate from such Certificateholder's prospective Transferee substantially in the form attached hereto either as Exhibit F-2A or, with respect to each Definitive Non-Registered Certificate other than the Class R-I and Class R-II Certificates, as Exhibit F-2B; or (ii) an Opinion of Counsel satisfactory to the Trustee to the effect that the prospective Transferee is an Institutional Accredited Investor or a Qualified Institutional Buyer (except in the case of the Class Y, Class R-I and Class R-II Certificates, where the prospective Transferee must be a Qualified Institutional Buyer) and such Transfer may be made without registration under the Securities Act (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Depositor, the Master Servicer, the Special Servicer, the Tax Administrator, the Trustee or the Certificate Registrar in their respective capacities as such), together with the written certification(s) as to the facts surrounding such Transfer from the Certificateholder desiring to effect such Transfer and/or such Certificateholder's prospective Transferee on which such Opinion of Counsel is based.

            Except as provided in the following two paragraphs, no interest in the Rule 144A Global Certificate for any Class of Book-Entry Non-Registered Certificates shall be transferred to any Person who takes delivery other than in the form of an interest in such Rule 144A Global Certificate. A Transferee of an interest in the Rule 144A Global Certificate that takes delivery for a Class of Book-Entry Non-Registered Certificates shall be deemed to have represented and warranted that all the certifications set forth in Exhibit F-2C hereto are, with respect to the subject Transfer, true and correct.

            Any interest in the Rule 144A Global Certificate for a Class of Book-Entry Non-Registered Certificates may be transferred by the Depositor or any Affiliate of the Depositor to any Person who takes delivery in the form of a beneficial interest in the Regulation S Global Certificate for such Class of Certificates upon delivery to the Certificate Registrar of (x) a certificate to the effect that the Certificate Owner desiring to effect such Transfer is the Depositor or an Affiliate of the Depositor and (y) such written orders and instructions as are required under the applicable procedures of the Depository, Clearstream and Euroclear to direct the Trustee to debit the account of a Depository Participant by a denomination of interests in such Rule 144A Global Certificate, and credit the account of a Depository Participant by a denomination of interests in such Regulation S Global Certificate, that is equal to the denomination of beneficial interests in the Certificates to be transferred (such date of transfer, the "Transfer Date"). Upon delivery to the Certificate Registrar of such certification and orders and instructions, the Trustee, subject to and in accordance with the applicable procedures of the Depository, shall reduce the denomination of the Rule 144A Global Certificate in respect of the applicable Class of Certificates and increase the denomination of the Regulation S Global Certificate for the applicable Class, by the denomination of the beneficial interest in such Class specified in such orders and instructions, provided that no Regulation S Restricted Certificate may be transferred to a Person acquiring such Certificate in reliance on Regulation S.

            Also notwithstanding the foregoing, any interest in a Rule 144A Global Certificate with respect to any Class of Book-Entry Non-Registered Certificates may be transferred by any Certificate Owner holding such interest to any Institutional Accredited Investor (other than a Qualified Institutional Buyer) that takes delivery in the form of a Definitive Certificate of the same Class as such Rule 144A Global Certificate upon delivery to the Certificate Registrar and the Trustee of (i) such certifications and/or opinions as are contemplated by the second paragraph of this Section 5.02(b) and (ii) such written orders and instructions as are required under the applicable procedures of the Depository to direct the Trustee to debit the account of a Depository Participant by the denomination of the transferred interests in such Rule 144A Global Certificate. Upon delivery to the Certificate Registrar of the certifications and/or opinions contemplated by the second paragraph of this
Section 5.02(b), the Trustee, subject to and in accordance with the applicable procedures of the Depository, shall reduce the denomination of the subject Rule 144A Global Certificate by the denomination of the transferred interests in such Rule 144A Global Certificate, and shall cause a Definitive Certificate of the same Class as such Rule 144A Global Certificate, and in a denomination equal to the reduction in the denomination of such Rule 144A Global Certificate, to be executed, authenticated and delivered in accordance with this Agreement to the applicable Transferee. Notwithstanding the foregoing, any affiliate of the Depositor may take delivery of Book-Entry Non-Registered Certificates in book-entry form, and shall not be required to take delivery of such Certificates as Definitive Certificates.

            Except as provided in the next paragraph, no beneficial interest in the Regulation S Global Certificate for any Class of Book-Entry Non-Registered Certificates shall be transferred to any Person who takes delivery other than in the form of a beneficial interest in such Regulation S Global Certificate. On and prior to the date (the "Release Date") which is forty (40) days after the Transfer Date, the Certificate Owner desiring to effect any such Transfer shall be required to obtain from such Certificate Owner's prospective Transferee a written certification substantially in the form set forth in Exhibit F-2D hereto certifying that such Transferee is not a United States Securities Person. On or prior to the Release Date, beneficial interests in the Regulation S Global Certificate for each Class of Book-Entry Non-Registered Certificates may be held only through Euroclear or Clearstream. The Regulation S Global Certificate for each Class of Book-Entry Non-Registered Certificates shall be deposited with the Trustee as custodian for the Depository and registered in the name of Cede & Co. as nominee of the Depository, provided that no Regulation S Restricted Certificate may be transferred to a Person acquiring such Certificate in reliance on Regulation S.

            Notwithstanding the preceding paragraph, after the Release Date, any interest in the Regulation S Global Certificate for a Class of Book-Entry Non-Registered Certificates may be transferred by the Depositor or any Affiliate of the Depositor to any Person who takes delivery in the form of a beneficial interest in the Rule 144A Global Certificate for such Class of Certificates upon delivery to the Certificate Registrar of (x) a certificate to the effect that the Certificate Owner desiring to effect such Transfer is the Depositor or an Affiliate of the Depositor and (y) such written orders and instructions as are required under the applicable procedures of the Depository, Clearstream and Euroclear to direct the Trustee to debit the account of a Depository Participant by a denomination of interests in such Regulation S Global Certificate, and credit the account of a Depository Participant by a denomination of interests in such Rule 144A Global Certificate, that is equal to the denomination of beneficial interests in the Certificates to be transferred. Upon delivery to the Certificate Registrar of such certification and orders and instructions, the Trustee, subject to and in accordance with the applicable procedures of the Depository, shall reduce the denomination of the Regulation S Global Certificate in respect of the applicable Class being transferred and increase the denomination of the Rule 144A Global Certificate for such Class, by the denomination of the beneficial interest in such Class specified in such orders and instructions.

            None of the Depositor, the Trustee or the Certificate Registrar is obligated to register or qualify any Class of Non-Registered Certificates under the Securities Act or any other securities law or to take any action not otherwise required under this Agreement to permit the Transfer of any Non-Registered Certificate or interest therein without registration or qualification. Any Certificateholder or Certificate Owner desiring to effect a Transfer of any Non-Registered Certificate or interest therein shall, and does hereby agree to, indemnify the Depositor, the Underwriters, the Trustee, the Master Servicer, the Special Servicer, the Tax Administrator and the Certificate Registrar against any liability that may result if such Transfer is not exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws or is not made in accordance with such federal and state laws.

            (c) No Transfer of a Certificate or any interest therein shall be made (i) to any employee benefit plan or other retirement arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, including insurance company general accounts, that is subject to Title I of ERISA, Section 4975 of the Code or any materially similar provision ("Similar Law") of applicable federal, state or local law (each, a "Plan"), or (ii) to any Person who is directly or indirectly purchasing such Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan, if the purchase and holding of such Certificate or interest therein by the prospective Transferee would result in a violation of
Section 406 or 407 of ERISA or Section 4975 of the Code or would result in the imposition of an excise tax under Section 4975 of the Code or any similar violation of Similar Law. Except in connection with Transfer thereof to a successor Depository or to the applicable Certificate Owner(s) in accordance with Section 5.03, the Certificate Registrar shall refuse to register the Transfer of a Definitive Non-Registered Certificate unless it has received from the prospective Transferee, either (i) a certification to the effect that such prospective Transferee is not a Plan and is not directly or indirectly purchasing such Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan; or (ii) alternatively, but only in the case of a Certificate other than a Class Y, Class R-I or Class R-II Certificate, a certification to the effect that the purchase and holding of such Certificate or interest therein by such prospective Transferee is exempt from the prohibited transaction provisions of Sections 406(a) and (b) and 407 of ERISA and the excise taxes imposed on such prohibited transactions by Sections 4975(a) and (b) of the Code, by reason of Sections I and III of Prohibited Transaction Class Exemption 95-60; or (iii) alternatively, but only in the case of a Certificate other than a Class Y, Class R-I or Class R-II Certificate, a certification of facts and an Opinion of Counsel which otherwise establish to the reasonable satisfaction of the Trustee or such Certificate Owner, as the case may be, that such Transfer will not result in a violation of Section 406 or 407 of ERISA or Section 4975 of the Code or result in the imposition of an excise tax under Section 4975 of the Code. It is hereby acknowledged that the form of certification attached hereto as Exhibit G (with respect to Definitive Non-Registered Certificates) is acceptable for purposes of the preceding sentence. If any Transferee of a Certificate (including a Registered Certificate) or any interest therein does not, in connection with the subject Transfer, deliver to the Certificate Registrar (in the case of a Definitive Certificate) any certification and/or Opinion of Counsel contemplated by the second preceding sentence, then such Transferee (and in any event any owner of a Book-Entry Certificate that is not an Investment Grade Certificate) shall be deemed to have represented and warranted that either: (i) such Transferee is not a Plan and is not directly or indirectly purchasing such Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan; or (ii) the purchase and holding of such Certificate or interest therein by such Transferee is exempt from the prohibited transaction provisions of Sections 406(a) and (b) and 407 of ERISA and the excise taxes imposed on such prohibited transactions by Sections 4975(a) and (b) of the Code (or similar violation of Similar Law). Any Transferee of a Book-Entry Certificate that is an Investment Grade Certificate that is being acquired by or on behalf of a Plan in reliance on the Prohibited Transaction Exemption shall be deemed to have represented and warranted that such Plan (X) is an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities Act, and (Y) is not sponsored (within the meaning of Section 3(16)(B) of ERISA) by the Trustee, the Depositor, any Mortgage Loan Seller, the Master Servicer, the Special Servicer, any Sub-Servicer, any Exemption-Favored Party or any Mortgagor with respect to Mortgage Loans constituting more than 5% of the aggregate unamortized principal balance of all the Mortgage Loans determined as of the Closing Date, or by any Affiliate of such Person.

            (d) (i) Each Person who has or who acquires any Ownership Interest in a Residual Interest Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions and to have irrevocably authorized the Trustee under clause
(ii)(A) below to deliver payments to a Person other than such Person and to have irrevocably authorized the Trustee under clause (ii)(B) below to negotiate the terms of any mandatory disposition and to execute all instruments of Transfer and to do all other things necessary in connection with any such disposition. The rights of each Person acquiring any Ownership Interest in a Residual Interest Certificate are expressly subject to the following provisions:

                  (A) Each Person holding or acquiring any Ownership Interest in a Residual Interest Certificate shall be a Permitted Transferee and shall promptly notify the Tax Administrator and the Trustee of any change or impending change in its status as a Permitted Transferee.

                  (B) In connection with any proposed Transfer of any Ownership
            Interest in a Residual Interest Certificate, except in the case of an initial transfer to an Underwriter or the Initial Purchaser or an affiliate thereof, the Certificate Registrar shall require delivery to it, and shall not register the Transfer of any Residual Interest Certificate until its receipt, of an affidavit and agreement substantially in the form attached hereto as Exhibit H-1 (a "Transfer Affidavit and Agreement"), from the proposed Transferee, representing and warranting, among other things, that such Transferee is a Permitted Transferee, that it is not acquiring its Ownership Interest in the Residual Interest Certificate that is the subject of the proposed Transfer as a nominee, trustee or agent for any Person that is not a Permitted Transferee, that for so long as it retains its Ownership Interest in a Residual Interest Certificate it will endeavor to remain a Permitted Transferee, and that it has reviewed the provisions of this Section 5.02(d) and agrees to be bound by them.

                  (C) Notwithstanding the delivery of a Transfer Affidavit and
            Agreement by a proposed Transferee under clause (B) above, if a Responsible Officer of either the Trustee or the Certificate Registrar has actual knowledge that the proposed Transferee is not a Permitted Transferee, no Transfer of an Ownership Interest in a Residual Interest Certificate to such proposed Transferee shall be effected.

                  (D) Each Person holding or acquiring any Ownership Interest in a Residual Interest Certificate shall agree (1) to require a Transfer Affidavit and Agreement from any prospective Transferee to whom such Person attempts to Transfer its Ownership Interest in such Residual Interest Certificate and (2) not to Transfer its Ownership Interest in such Residual Interest Certificate unless it provides to the Certificate Registrar a certificate substantially in the form attached hereto as Exhibit H-2 stating that, among other things, it has no actual knowledge that such prospective Transferee is not a Permitted Transferee.

                  (E) Each Person holding or acquiring an Ownership Interest in a Residual Interest Certificate, by purchasing such Ownership Interest, agrees to give the Tax Administrator and the Trustee written notice that it is a "pass-through interest holder" within the meaning of temporary Treasury Regulations Section 1.67-3T(a)(2)(i)(A) immediately upon acquiring an Ownership Interest in a Residual Interest Certificate, if it is, or is holding an Ownership Interest in a Residual Interest Certificate on behalf of, a "pass-through interest holder."

            (ii) (A) If any purported Transferee shall become a Holder of a Residual Interest Certificate in violation of the provisions of this
      Section 5.02(d), then the last preceding Holder of such Residual Interest Certificate that was in compliance with the provisions of this Section 5.02(d) shall be restored, to the extent permitted by law, to all rights as Holder thereof retroactive to the date of registration of such Transfer of such Residual Interest Certificate. None of the Depositor, the Trustee or the Certificate Registrar shall be under any liability to any Person for any registration of Transfer of a Residual Interest Certificate that is in fact not permitted by this Section 5.02(d) or for making any payments due on such Certificate to the Holder thereof or for taking any other action with respect to such Holder under the provisions of this Agreement.

                  (B) If any purported Transferee shall become a Holder of a
            Residual Interest Certificate in violation of the restrictions in this Section 5.02(d), then, to the extent that retroactive restoration of the rights of the preceding Holder of such Residual Interest Certificate as described in clause (ii)(A) above shall be invalid, illegal or unenforceable, the Trustee shall have the right but not the obligation, to cause the Transfer of such Residual Interest Certificate to a Permitted Transferee selected by the Trustee on such terms as the Trustee may choose, and the Trustee shall not be liable to any Person having an Ownership Interest in such Residual Interest Certificate as a result of the Trustee's exercise of such discretion. Such purported Transferee shall promptly endorse and deliver such Residual Interest Certificate in accordance with the instructions of the Trustee. Such Permitted Transferee may be the Trustee itself or any Affiliate of the Trustee.

            (iii) The Tax Administrator shall make available to the IRS and to those Persons specified by the REMIC Provisions all information furnished to it by the other parties hereto necessary to compute any tax imposed (A) as a result of the Transfer of an Ownership Interest in a Residual Interest Certificate to any Person who is a Disqualified Organization, including the information described in Treasury Regulations Sections 1.860D-1(b)(5) and 1.860E-2(a)(5) with respect to the "excess inclusions" of such Residual Interest Certificate and (B) as a result of any regulated investment company, real estate investment trust, common trust fund, partnership, trust, estate or organization described in Section 1381 of the Code that holds an Ownership Interest in a Residual Interest Certificate having as among its record Holders at any time any Person which is a Disqualified Organization, and each of the other parties hereto shall furnish to the Tax Administrator all information in its possession necessary for the Tax Administrator to discharge such obligation. The Person holding such Ownership Interest shall be responsible for the reasonable compensation of the Tax Administrator for providing information thereto pursuant to this subsection (d)(iii) and Section 10.01(h)(i).

            (iv) The provisions of this Section 5.02(d) set forth prior to this clause (iv) may be modified, added to or eliminated, provided that there shall have been delivered to the Trustee and the Tax Administrator the following:

                  (A) written confirmation from each Rating Agency to the effect that the modification of, addition to or elimination of such provisions will not cause an Adverse Rating Event; and

                  (B) an Opinion of Counsel, in form and substance satisfactory to the Trustee and the Tax Administrator, obtained at the expense of the party seeking such modification of, addition to or elimination of such provisions (but in no event at the expense of the Trustee, the Tax Administrator or the Trust), to the effect that doing so will not (1) cause any REMIC Pool to cease to qualify as a REMIC or be subject to an entity-level tax caused by the Transfer of any Residual Interest Certificate to a Person which is not a Permitted Transferee or (2) cause a Person other than the prospective Transferee to be subject to a REMIC-related tax caused by the Transfer of a Residual Interest Certificate to a Person that is not a Permitted Transferee.

            (e) If a Person is acquiring any Non-Registered Certificate or interest therein as a fiduciary or agent for one or more accounts, such Person shall be required to deliver to the Certificate Registrar (or, in the case of an interest in a Book-Entry Non-Registered Certificate, to the Certificate Owner that is transferring such interest) a certification to the effect that, and such other evidence as may be reasonably required by the Trustee (or such Certificate Owner) to confirm that, it has (i) sole investment discretion with respect to each such account and (ii) full power to make the applicable foregoing acknowledgments, representations, warranties, certifications and agreements with respect to each such account as set forth in Subsections (b), (c) and/or (d), as appropriate, of this Section 5.02.

            (f) Subject to the preceding provisions of this Section 5.02, upon surrender for registration of transfer of any Certificate at the offices of the Certificate Registrar maintained for such purpose, the Certificate Registrar shall execute and the Authenticating Agent shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Certificates of the same Class evidencing a like aggregate Percentage Interest in such Class.

            (g) At the option of any Holder, its Certificates may be exchanged for other Certificates of authorized denominations of the same Class evidencing a like aggregate Percentage Interest in such Class upon surrender of the Certificates to be exchanged at the offices of the Certificate Registrar maintained for such purpose. Whenever any Certificates are so surrendered for exchange, the Certificate Registrar shall execute and the Authenticating Agent shall authenticate and deliver the Certificates which the Certificateholder making the exchange is entitled to receive.

            (h) Every Certificate presented or surrendered for transfer or exchange shall (if so required by the Certificate Registrar) be duly endorsed by, or be accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder thereof or his attorney duly authorized in writing.

            (i) No service charge shall be imposed for any transfer or exchange of Certificates, but the Trustee or Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

            (j) All Certificates surrendered for transfer and exchange shall be physically canceled by the Certificate Registrar, and the Certificate Registrar shall dispose of such canceled Certificates in accordance with its standard procedures.

            Section 5.03 Book-Entry Certificates.

            (a) The Certificates (other than the Class R-I and Class R-II) shall, in the case of each such Class, initially be issued as one or more Certificates registered in the name of the Depository or its nominee and, except as provided in Section 5.03(c) and in the fifth paragraph of Section 5.02(b), a Transfer of such Certificates may not be registered by the Certificate Registrar unless such Transfer is to a successor Depository that agrees to hold such Certificates for the respective Certificate Owners with Ownership Interests therein. Such Certificate Owners shall hold and Transfer their respective Ownership Interests in and to such Certificates through the book-entry facilities of the Depository and, except as provided in Section 5.03(c) and in the fifth paragraph of Section 5.02(b), shall not be entitled to definitive, fully registered Certificates ("Definitive Certificates") in respect of such Ownership Interests. The Certificates (other than the Class R-I and Class R-II) initially sold to Qualified Institutional Buyers in reliance on Rule 144A or in reliance on another exemption from the registration requirements of the Securities Act shall, in the case of each such Class, be represented by the Rule 144A Global Certificate for such Class, which shall be deposited with the Trustee as custodian for the Depository and registered in the name of Cede & Co. as nominee of the Depository. The Certificates (other than the Class R-I and Class R-II) initially sold in offshore transactions in reliance on Regulation S shall, in the case of each such Class, be represented by the Regulation S Global Certificate for such Class, which shall be deposited with the Trustee as custodian for the Depository and registered in the name of Cede & Co. as nominee of the Depository, provided that only Investment Grade Certificates shall be sold in offshore transactions in reliance on Regulation S. All Transfers by Certificate Owners of their respective Ownership Interests in the Book-Entry Certificates shall be made in accordance with the procedures established by the Depository Participant or brokerage firm representing each such Certificate Owner. Each Depository Participant shall only transfer the Ownership Interests in the Book-Entry Certificates of Certificate Owners it represents or of brokerage firms for which it acts as agent in accordance with the Depository's normal procedures.

            (b) The Trustee, the Master Servicer, the Special Servicer, the Depositor and the Certificate Registrar may for all purposes, including the making of payments due on the Book-Entry Certificates, deal with the Depository as the authorized representative of the Certificate Owners with respect to such Certificates for the purposes of exercising the rights of Certificateholders hereunder. The rights of Certificate Owners with respect to the Book-Entry Certificates shall be limited to those established by law and agreements between such Certificate Owners and the Depository Participants and brokerage firms representing such Certificate Owners. Multiple requests and directions from, and votes of, the Depository as Holder of the Book-Entry Certificates with respect to any particular matter shall not be deemed inconsistent if they are made with respect to different Certificate Owners. The Trustee may establish a reasonable record date in connection with solicitations of consents from or voting by Certificateholders and shall give notice to the Depository of such record date.

            (c) If (i)(A) the Depositor advises the Trustee and the Certificate Registrar in writing that the Depository is no longer willing or able to properly discharge its responsibilities with respect to a Class of the Book-Entry Certificates, and (B) the Depositor is unable to locate a qualified successor, or (ii) the Depositor at its option advises the Trustee and the Certificate Registrar in writing that it elects to terminate the book-entry system through the Depository with respect to a Class of Book-Entry Certificates, the Certificate Registrar shall notify all affected Certificate Owners, through the Depository, of the occurrence of any such event and of the availability of Definitive Certificates to such Certificate Owners requesting the same.

            Upon surrender to the Certificate Registrar of the Book-Entry Certificates of any Class thereof by the Depository, accompanied by registration instructions from the Depository for registration of transfer, the Certificate Registrar shall execute, and the Authenticating Agent shall authenticate and deliver, the Definitive Certificates in respect of such Class to the Certificate Owners identified in such instructions. None of the Depositor, the Master Servicer, the Special Servicer, the Trustee or the Certificate Registrar shall be liable for any delay in delivery of such instructions, and each of them may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Certificates for purposes of evidencing ownership of any Class of Registered Certificates, the registered Holders of such Definitive Certificates shall be recognized as Certificateholders hereunder and, accordingly, shall be entitled directly to receive payments on, to exercise Voting Rights with respect to, and to transfer and exchange such Definitive Certificates.

            (d) Notwithstanding any other provisions contained herein, neither the Trustee nor the Certificate Registrar shall have any responsibility whatsoever to monitor or restrict the Transfer of ownership interests in any Certificate which interests are transferable through the book-entry facilities of the Depository.

            Section 5.04 Mutilated, Destroyed, Lost or Stolen Certificates.

            If (i) any mutilated Certificate is surrendered to the Certificate Registrar, or the Certificate Registrar receives evidence to its satisfaction of the destruction, loss or theft of any Certificate, and (ii) there is delivered to the Trustee and the Certificate Registrar such security or indemnity as may be reasonably required by them to save each of them harmless, then, in the absence of actual notice to the Trustee or the Certificate Registrar that such Certificate has been acquired by a bona fide purchaser, the Certificate Registrar shall execute and the Authenticating Agent shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of the same Class and like Percentage Interest. Upon the issuance of any new Certificate under this section, the Trustee and the Certificate Registrar may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee and the Certificate Registrar and their attorney fees and expenses) connected therewith. Any replacement Certificate issued pursuant to this Section shall constitute complete and indefeasible evidence of ownership in the applicable REMIC created hereunder, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

            Section 5.05 Persons Deemed Owners.

            Prior to due presentment for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Registrar and any agent of any of them may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions pursuant to Section 4.01 and for all other purposes whatsoever and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Registrar or any agent of any of them shall be affected by notice to the contrary.

                                   ARTICLE VI

        THE DEPOSITOR, THE MASTER SERVICER, THE SPECIAL SERVICER AND THE
                        CONTROLLING CLASS REPRESENTATIVE

            Section 6.01 Liability of Depositor, Master Servicer and Special Servicer.

            The Depositor, the Master Servicer and the Special Servicer shall be liable in accordance herewith only to the extent of the respective obligations specifically imposed upon and undertaken by the Depositor, the Master Servicer and the Special Servicer herein.

            Section 6.02 Continued Qualification and Compliance of Master Servicer; Merger, Consolidation or Conversion of Depositor, Master Servicer or Special Servicer.

            Subject to the following paragraph, the Depositor, the Master Servicer and the Special Servicer shall each keep in full effect its existence, rights and franchises as a legal entity under the laws of the jurisdiction of its organization, and each will obtain and preserve its qualification to do business as a foreign entity in, and will otherwise remain in compliance with the laws of, each jurisdiction in which such qualification and compliance is or shall be necessary to protect the validity and enforceability of this Agreement, the Certificates or any of the Mortgage Loans and to perform its respective duties under this Agreement.

            Each of the Depositor, the Master Servicer and the Special Servicer may be merged or consolidated with or into any Person, or transfer all or substantially all of its assets (which, in the case of the Master Servicer or the Special Servicer, may be limited to all or substantially all of its assets related to commercial mortgage loan servicing) to any Person, in which case any Person resulting from any merger or consolidation to which the Depositor, the Master Servicer or the Special Servicer shall be a party, or any Person succeeding to the business (which, in the case of the Master Servicer or the Special Servicer, may be limited to the commercial mortgage loan servicing business) of the Depositor, the Master Servicer or the Special Servicer, shall be the successor of the Depositor, the Master Servicer or the Special Servicer, as the case may be, hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that no successor or surviving Person shall succeed to the rights of the Master Servicer or the Special Servicer unless (i) as confirmed in writing by each of the Rating Agencies, such succession will not result in an Adverse Rating Event, and (ii) such successor or surviving Person makes the applicable representations and warranties set forth in Section 3.24 (in the case of a successor or surviving Person to the Master Servicer) or Section 3.25 (in the case of a successor or surviving Person to the Special Servicer), as applicable; and (iii) if such merger, consolidation, transfer or succession occurs while the Trust is subject to the reporting requirements of the Exchange Act, the Depositor shall have consented thereto (which consent shall not be unreasonably withheld).

            Section 6.03 Limitation on Liability of Depositor, Master Servicer and Special Servicer.

            None of the Depositor, the Master Servicer or the Special Servicer shall be under any liability to the Trust Fund, the Certificateholders or the Companion Loan Noteholders for any action taken, or not taken, in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Depositor, the Master Servicer or the Special Servicer against any liability to the Trust Fund, the Certificateholders or the Companion Loan Noteholders for the breach of a representation or warranty made herein by such party, or against any expense or liability specifically required to be borne by such party without right of reimbursement pursuant to the terms hereof, or against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of its obligations or duties hereunder or negligent disregard of such obligations or duties. The Depositor, the Master Servicer, the Special Servicer and any director, manager, member, officer, employee or agent of the Depositor, the Master Servicer or the Special Servicer may rely in good faith on any document of any kind which, prima facie, is properly executed and submitted by any Person respecting any matters arising hereunder. The Depositor, the Master Servicer, the Special Servicer and any director, manager, member, officer, employee or agent of the Depositor, the Master Servicer or the Special Servicer shall be indemnified and held harmless by the Trust Fund out of the Pool Custodial Account against any loss, liability or reasonable expense (including reasonable legal fees and expenses) incurred in connection with any legal action or claim relating to this Agreement or the Certificates (including in connection with the dissemination of information and reports as contemplated by this Agreement), other than any such loss, liability or expense: (i) specifically required to be borne by the party seeking indemnification, without right of reimbursement pursuant to the terms hereof; (ii) which constitutes a Servicing Advance that is otherwise reimbursable hereunder; (iii) incurred in connection with any legal action or claim against the party seeking indemnification, resulting from any breach on the part of that party of a representation or warranty made herein; or
(iv) incurred in connection with any legal action or claim against the party seeking indemnification, resulting from any willful misfeasance, bad faith or negligence on the part of that party in the performance of its obligations or duties hereunder or negligent disregard of such obligations or duties; provided that if a Serviced Loan Combination is involved, such indemnity shall be payable out of the related Loan Combination Custodial Account pursuant to Section 3.05A and, to the extent not solely attributable to the Companion Loan in such Serviced Loan Combination, shall also be payable out of the Pool Custodial Account if amounts on deposit in the related Loan Combination Custodial Account are insufficient therefor and such indemnity shall be deemed to not be "solely attributable" to a Companion Loan merely by virtue of an action being brought by or against the related Companion Loan Noteholder.

            None of the Depositor, the Master Servicer or the Special Servicer shall be under any obligation to appear in, prosecute or defend any administrative or legal action, proceeding, hearing or examination unless such action is related to its respective duties under this Agreement and either (i) it is specifically required hereunder to bear the costs of such action or (ii) such action will not, in its reasonable and good faith judgment, involve it in any ultimate expense or liability for which it would not be reimbursed hereunder. Notwithstanding the foregoing, the Depositor, the Master Servicer or the Special Servicer may in its discretion undertake any such action which it may deem necessary or desirable with respect to the enforcement and/or protection of the rights and duties of the parties hereto and the interests of the Certificateholders (or, if a Loan Combination is affected, the rights of the Certificateholders and the related Companion Loan Noteholders (as a collective whole)). In such event, the legal expenses and costs of such action, and any liability resulting therefrom, shall be expenses, costs and liabilities of the Trust Fund, and the Depositor, the Master Servicer and the Special Servicer shall be entitled to be reimbursed therefor from the Pool Custodial Account as provided in Section 3.05; provided, however, that if a Loan Combination and/or the related Companion Loan Noteholders are involved, such expenses, costs and liabilities shall be payable out of the related Loan Combination Custodial Account pursuant to Section 3.05A and, to the extent attributable to the Mortgage Loan in such Loan Combination, shall also be payable out of the Pool Custodial Account if amounts on deposit in the related Loan Combination Custodial Account are insufficient therefor. In no event shall the Master Servicer or the Special Servicer be liable or responsible for any action taken or omitted to be taken by the other of them (unless they are the same Person or Affiliates) or for any action taken or omitted to be taken by the Depositor, the Trustee, any Certificateholder or the Companion Loan Noteholders, subject to the provisions of Section 8.05(c).

            In the event that the terms of a Subsequent PSA (provided the Master Servicer and Special Servicer have been provided with a copy of such Subsequent
PSA) provide for the indemnification of the Master Servicer and/or the Special Servicer, the Master Servicer and Special Servicer shall diligently pursue their rights under such Subsequent PSA for the related trust's proportionate share of any indemnification sought by the Master Servicer or Special Servicer in connection with a Loan Combination.

            Section 6.04 Resignation of Master Servicer and the Special
Servicer.

            (a) The Master Servicer and, subject to Section 6.09, the Special Servicer may each resign from the obligations and duties hereby imposed on it, upon a determination that its duties hereunder are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it (the other activities of the Master Servicer or the Special Servicer, as the case may be, so causing such a conflict being of a type and nature carried on by the Master Servicer or the Special Servicer, as the case may be, at the date of this Agreement). Any such determination requiring the resignation of the Master Servicer or the Special Servicer, as applicable, shall be evidenced by an Opinion of Counsel to such effect which shall be delivered to the Trustee. Unless applicable law requires the Master Servicer's or Special Servicer's resignation to be effective immediately, and the Opinion of Counsel delivered pursuant to the prior sentence so states, no such resignation shall become effective until the Trustee or other successor shall have assumed the responsibilities and obligations of the resigning party in accordance with Section 6.09 or Section 7.02 hereof. The Master Servicer and, subject to the rights of the Controlling Class under Section 6.09 to appoint a successor special servicer, the Special Servicer shall each have the right to resign at any other time, provided that (i) a willing successor thereto reasonably acceptable to the Depositor has been found (provided that if the Depositor has not responded to a request for consent to a successor within fifteen (15) days, such successor shall be deemed approved thereby), (ii) each of the Rating Agencies confirms in writing that the successor's appointment will not result in an Adverse Rating Event, (iii) the resigning party pays all costs and expenses in connection with such resignation and the resulting transfer of servicing, and (iv) the successor accepts appointment prior to the effectiveness of such resignation and agrees in writing to be bound by the terms and conditions of this Agreement. Neither the Master Servicer nor the Special Servicer shall be permitted to resign except as contemplated above in this
Section 6.04(a).

            (b) Consistent with Section 6.04(a), neither the Master Servicer nor the Special Servicer shall, except as expressly provided herein, assign or transfer any of its rights, benefits or privileges hereunder to any other Person or, except as provided in Sections 3.22, 4.07, 7.01(c) and 7.01(d), delegate to or subcontract with, or authorize or appoint any other Person to perform any of the duties, covenants or obligations to be performed by it hereunder. If, pursuant to any provision hereof, the duties of the Master Servicer or the Special Servicer are transferred to a successor thereto, the Master Servicing Fee, the Special Servicing Fee, any Workout Fee and/or any Liquidation Fee (except as expressly contemplated by Section 3.11(b)), as applicable, that accrues or otherwise becomes payable pursuant hereto from and after the date of such transfer shall be payable to such successor. Notwithstanding anything to the contrary herein, the outgoing Special Servicer shall be entitled to 100% of any Liquidation Fee with respect to any Mortgage Loan as to which a Liquidation Event has occurred prior to the effective date of transfer to the successor Special Servicer.

            Section 6.05 Rights of Depositor, Trustee and Companion Loan Noteholders in Respect of the Master Servicer and the Special Servicer.

            The Master Servicer and the Special Servicer shall each afford the Depositor, each Underwriter, the Trustee and the Companion Loan Noteholders (including any servicer on their behalf), upon reasonable notice, during normal business hours access to all records maintained thereby in respect of its rights and obligations hereunder. Upon reasonable request, the Master Servicer and the Special Servicer shall each furnish the Depositor, each Underwriter, the Trustee and the Companion Loan Noteholders with its most recent publicly available financial statements and such other non-proprietary information as the Master Servicer or the Special Servicer, as the case may be, shall determine in its sole and absolute discretion as it possesses, which is relevant to the performance of its duties hereunder and which it is not prohibited by applicable law or contract from disclosing. The Depositor may, but is not obligated to, enforce the obligations of the Master Servicer and the Special Servicer hereunder and may, but is not obligated to, perform, or cause a designee to perform, any defaulted obligation of the Master Servicer or Special Servicer hereunder or exercise the rights of the Master Servicer and the Special Servicer hereunder; provided, however, that neither the Master Servicer nor the Special Servicer shall be relieved of any of its obligations hereunder by virtue of such performance by the Depositor or its designee and, provided, further, that the Depositor may not exercise any right pursuant to Section 7.01 to terminate the Master Servicer or the Special Servicer as a party to this Agreement. The Depositor shall not have any responsibility or liability for any action or failure to act by the Master Servicer or the Special Servicer and is not obligated to supervise the performance of the Master Servicer or the Special Servicer under this Agreement or otherwise.

            Section 6.06 Depositor, Master Servicer and Special Servicer to Cooperate with Trustee.

            The Depositor, the Master Servicer and the Special Servicer shall each furnish such reports, certifications and information as are reasonably requested by the Trustee in order to enable it to perform its duties hereunder.

            Section 6.07 Depositor, Special Servicer and Trustee to Cooperate with Master Servicer.

            The Depositor, the Special Servicer and the Trustee shall each furnish such reports, certifications and information as are reasonably requested by the Master Servicer in order to enable it to perform its duties hereunder.

            Section 6.08 Depositor, Master Servicer and Trustee to Cooperate with Special Servicer.

            The Depositor, the Master Servicer and the Trustee shall each furnish such reports, certifications and information as are reasonably requested by the Special Servicer in order to enable it to perform its duties hereunder.

            Section 6.09 Termination and Designation of Special Servicer by the Controlling Class Representative.

            The Directing Holder may at any time and from time to time, without cause, terminate the existing Special Servicer and designate a replacement Special Servicer hereunder. In addition, with respect to each Mortgage Loan, the Directing Holder may appoint a replacement Special Servicer for any existing Special Servicer that has resigned or otherwise ceased to serve (including in connection with termination pursuant to Section 7.01) as Special Servicer. With respect to each Serviced Loan Combination, the rights of the Directing Holder or Controlling Class Representative to terminate and/or appoint a replacement Special Servicer shall be limited to that Loan Combination.

            The Directing Holder or the Controlling Class Representative, as applicable, shall so designate a Person to serve as replacement Special Servicer by the delivery to the Trustee, the Master Servicer and, if applicable, the Companion Loan Noteholders, and the existing Special Servicer of a written notice stating such designation. The Trustee shall, promptly after receiving any such notice, deliver to the Rating Agencies an executed Notice and Acknowledgment in the form attached hereto as Exhibit I-1. If the Controlling Class Representative has not replaced the Special Servicer within thirty (30) days of such Special Servicer's resignation or the date such Special Servicer has ceased to serve in such capacity, the Trustee shall designate a successor Special Servicer, subject to removal by the Controlling Class Representative and appointment of a successor thereto pursuant to the terms of this Section 6.09. Any designated Person (whether designated by the Controlling Class Representative or the Trustee) shall become the Special Servicer on the date as of which the Trustee shall have received all of the following: (1) written confirmation from all of the Rating Agencies that the appointment of such Person will not result in an Adverse Rating Event; (2) an Acknowledgment of Proposed Special Servicer in the form attached hereto as Exhibit I-2, executed by the designated Person, (3) confirmation that all out-of-pocket costs and expenses incurred in connection with the removal and replacement of a Special Servicer have been paid either by the removing party or the replacement Special Servicer and (4) an Opinion of Counsel (at the expense of the Person designated to become the Special Servicer) to the effect that, upon the execution and delivery of the Acknowledgment of Proposed Special Servicer, the designated Person shall be bound by the terms of this Agreement and, subject to customary limitations, that this Agreement shall be enforceable against the designated Person in accordance with its terms. Any existing Special Servicer shall be deemed to have resigned simultaneously with such designated Person's becoming the Special Servicer hereunder; provided, however, that (i) the resigning Special Servicer shall continue to be entitled to receive all amounts accrued or owing to it under this Agreement on or prior to the effective date of such resignation, whether in respect of Servicing Advances or otherwise, (ii) if the resigning Special Servicer was terminated without cause, it shall be entitled to a portion of certain Workout Fees thereafter payable with respect to the Corrected Mortgage Loans (but only if and to the extent permitted by Section 3.11(b)) and (iii) the resigning Special Servicer shall continue to be entitled to the benefits of
Section 6.03 notwithstanding any such resignation. Such resigning Special Servicer shall cooperate with the Trustee and the replacement Special Servicer in effecting the termination of the resigning Special Servicer's responsibilities and rights hereunder, including the transfer within two (2) Business Days to the replacement Special Servicer for administration by it of all cash amounts that shall at the time be or should have been credited by the Special Servicer to a Custodial Account, a Servicing Account, a Reserve Account or an REO Account or should have been delivered to the Master Servicer or that are thereafter received with respect to Specially Serviced Mortgage Loans and REO Properties. The Trustee shall notify the other parties hereto, the Certificateholders and the Companion Loan Noteholders of any termination of the Special Servicer and appointment of a new Special Servicer in accordance with this Section 6.09.

            Any out-of-pocket costs and expenses incurred in connection with the removal of a Special Servicer and its replacement by a Person designated by the Directing Holder that are not paid by the replacement Special Servicer (or, if the replacement is for cause, the terminated Special Servicer) shall be paid by the Directing Holder. Notwithstanding anything herein to the contrary, the Directing Holder with respect to any Serviced Loan Combination shall be permitted to replace the Special Servicer in accordance with this Agreement only with respect to such related Loan Combination.

            Section 6.10 Master Servicer or Special Servicer as Owner of a Certificate.

            The Master Servicer, the Special Servicer or any Affiliate of either of them may become the Holder of (or, in the case of a Book-Entry Certificate, Certificate Owner with respect to) any Certificate with (except as otherwise set forth in the definition of "Certificateholder") the same rights it would have if it were not the Master Servicer or the Special Servicer or an Affiliate thereof. If, at any time during which the Master Servicer or the Special Servicer or an Affiliate of the Master Servicer or the Special Servicer is the Holder of (or, in the case of a Book-Entry Certificate, Certificate Owner with respect to) any Certificate, the Master Servicer or the Special Servicer proposes to take action (including for this purpose, omitting to take action) that is not expressly prohibited by the terms hereof and would not, in the Master Servicer's or the Special Servicer's reasonable, good faith judgment, violate the Servicing Standard, but that, if taken, might nonetheless, in the Master Servicer's or the Special Servicer's good faith judgment, be considered by other Persons to violate the Servicing Standard, then the Master Servicer or the Special Servicer may (but need not) seek the approval of the Certificateholders to such action by delivering to the Trustee a written notice that (a) states that it is delivered pursuant to this Section 6.10, (b) identifies the Percentage Interest in each Class of Certificates beneficially owned by the Master Servicer or an Affiliate thereof or the Special Servicer or an Affiliate thereof, as appropriate, and (c) describes in reasonable detail the action that the Master Servicer or the Special Servicer proposes to take. The Trustee, upon receipt of such notice, shall forward it to the Certificateholders (other than the Master Servicer and its Affiliates or the Special Servicer and its Affiliates, as appropriate), together with such instructions for response as the Trustee shall reasonably determine. If at any time Certificateholders holding 51% or greater of the Voting Rights of all Certificateholders (calculated without regard to the Certificates beneficially owned by the Master Servicer or its Affiliates or the Special Servicer or its Affiliates, as appropriate) shall have failed to object in writing (with a copy to the Companion Loan Noteholders, if the Loan Combinations are involved) to the proposal described in the written notice, and if the Master Servicer or the Special Servicer shall act as proposed in the written notice within thirty (30) days, such action shall be deemed to comply with, but not modify, the Servicing Standard. The Trustee shall be entitled to reimbursement from the Master Servicer or the Special Servicer, as applicable, for the reasonable expenses of the Trustee incurred pursuant to this paragraph. It is not the intent of the foregoing provision that the Master Servicer or the Special Servicer be permitted to invoke the procedure set forth herein with respect to routine servicing matters arising hereunder, but rather only in the case of unusual circumstances.

            Section 6.11 Certain Powers of the Directing Holder.

            (a) The Directing Holder will be entitled to advise the Special Servicer with respect to the following actions of the Special Servicer in connection with any Serviced Loan, and in the case of a Serviced Loan Combination, any other actions enumerated in the related Co-Lender Agreement as being subject to the approval of the Directing Holder. The Special Servicer will not be permitted to take any such actions, or consent to the Master Servicer taking any such actions, unless and until it has notified the Directing Holder in writing in capitalized, bold faced 14 point type containing the following statement at the top of the first page: "THIS IS A REQUEST FOR DIRECTING HOLDER ACTION APPROVAL. IF THE DIRECTING HOLDER FAILS TO APPROVE OR DISAPPROVE THE ENCLOSED APPROVAL ACTION WITHIN FIVE (5) BUSINESS DAYS, THE SPECIAL SERVICER, MAY DELIVER A DEEMED APPROVAL NOTICE," and (b) if the Directing Holder fails to either approve or reject said approval action within such five Business Day period after receipt of the first notice, and having been provided with all reasonably requested information with respect thereto, and the Special Servicer, delivers the approval action request to the Directing Holder accompanied by a second notice in capitalized, bold faced 14 point type containing the following statement at the top of the first page: "THIS IS A SECOND REQUEST FOR APPROVAL ACTION. IF THE DIRECTING HOLDER FAILS TO APPROVE OR DISAPPROVE THE ENCLOSED APPROVAL ACTION WITHIN FIVE (5) BUSINESS DAYS, SUCH APPROVAL ACTION WILL BE DEEMED APPROVED BY THE DIRECTING HOLDER," then, if the Directing Holder fails to approve or reject such approval action within such second five Business Day period (approval or rejection by notice by facsimile on the same day being acceptable), then the Directing Holder's approval will be deemed to have been given:

            (i) any proposed or actual foreclosure upon or comparable conversion (which may include acquisition as an REO Property) of the ownership of properties securing such of the Specially Serviced Mortgage Loans as come into and continue in default or other enforcement action under the Mortgage Loan documents;

            (ii) any modification, extension, amendment or waiver of a monetary term (including the timing of payments) or any material non-monetary term of a Mortgage Loan (including any material term relating to insurance or any prohibition on additional debt);

            (iii) any proposed or actual sale of an REO Property (other than in connection with the termination of the Trust Fund) for less than the Purchase Price;

            (iv) any acceptance of a discounted payoff of a Mortgage Loan;

            (v) any determination to bring a Mortgaged Property or an REO Property into compliance with applicable environmental laws or to otherwise address Hazardous Materials located at a Mortgaged Property or an REO Property;

            (vi) any release of collateral for a Mortgage Loan or any release of a Mortgagor or any guarantor under a Mortgage Loan (other than in accordance with the terms of such Loan (with no material discretion by the mortgagee), or upon satisfaction of, such Mortgage Loan);

            (vii) any acceptance of substitute or additional collateral for a Mortgage Loan (other than in accordance with the terms of such Mortgage Loan (with no material discretion by the mortgagee));

            (viii) any waiver of a "due-on-sale" or "due-on-encumbrance" clause with respect to any Mortgage Loan or consent to a transfer of the Mortgaged Property or interest in the Mortgagor (to the extent the mortgagee has the right to consent to such transfer);

            (ix) any acceptance of an assumption agreement releasing a Mortgagor or a guarantor from liability under a Mortgage Loan;

            (x) any acceptance of a change in the property management company (provided that the unpaid principal balance of the related Mortgage Loan is greater than $5,000,000) or, if applicable, the hotel franchise for any Mortgaged Property;

            (xi) any extension of the maturity date of a Mortgage Loan, which results in the remaining term of any related ground lease (together with extensions at the sole option of the lender) being less than ten (10) years beyond the amortization term of such Mortgage Loan;

            (xii) any determination by the Special Servicer pursuant to clause
      (b), (c) or (d) of the definition of "Specially Serviced Mortgage Loan" that a Mortgage Loan has become a Specially Serviced Mortgage Loan;

            (xiii) any extension by the Special Servicer of the maturity date of a Performing Serviced Loan pursuant to Section 3.21(d); and

            (xiv) taking any action to enforce rights with respect to a mezzanine lender under the related intercreditor or co-lender Agreement;

provided that, in the event that the Special Servicer determines that immediate action is necessary to protect the interests of the Certificateholders (as a collective whole) (or, in the case of a Serviced Loan Combination, to protect the interests of the Certificateholders and the related Companion Loan Noteholder (as a collective whole)), the Special Servicer may take any such action without waiting for the applicable Directing Holder's response. As used in clauses (vi) and (vii) above, the term "material discretion" shall mean that the relevant decision regarding the release of collateral or the acceptance of substitute or additional collateral, as applicable, is in the discretion of the mortgagee, and such decision need not be based upon the satisfaction of specified objective conditions, the satisfactory delivery of certain factual evidence or opinions or the satisfaction of any other specified objective criteria that is set forth in the related Mortgage Loan documents.

            In addition, the Directing Holder may direct the Special Servicer to take, or to refrain from taking, any actions with respect to the servicing and/or administration of a Specially Serviced Mortgage Loan as the Directing Holder may deem advisable or as to which provision is otherwise made herein subject to Section 6.11(b). Upon reasonable request, the Special Servicer shall provide the Directing Holder with any information in the Special Servicer's possession with respect to such matters, including its reasons for determining to take a proposed action; provided that such information shall also be provided, in a written format, to the Trustee, who shall make it available for review pursuant to Section 8.14(b) and, insofar as a Loan Combination is involved, for review by the related Companion Loan Noteholders.

            The Special Servicer shall notify the applicable Directing Holder of any release or substitution of collateral for a Specially Serviced Mortgage Loan even if such release or substitution is in accordance with such Mortgage Loan.

            Notwithstanding anything herein to the contrary, if a Companion Loan Noteholder is a Directing Holder it shall be permitted to exercise the powers of a Directing Holder under this Agreement only with respect to its related Loan Combination.

            (b) Notwithstanding anything herein to the contrary, no advice, direction or objection from or by the Directing Holder, as contemplated by
Section 6.11(a) or any other provision of this Agreement, or any party having consultation rights under Section 6.11(e), may (and the Special Servicer shall ignore and act without regard to any such advice, direction or objection that the Special Servicer has determined, in its reasonable, good faith judgment, would) require or cause the Special Servicer or Master Servicer to violate any provision of this Agreement (exclusive of Section 6.11(a)) (including the Special Servicer's obligation to act in accordance with the Servicing Standard), the related Loan documents or the REMIC Provisions. Furthermore, the Special Servicer shall not be obligated to seek approval from the Directing Holder for any actions to be taken by the Special Servicer with respect to any particular Specially Serviced Mortgage Loan if:

            (i) the Special Servicer has, as provided in Section 6.11(a), notified the applicable Directing Holder in writing of various actions that the Special Servicer proposes to take with respect to the workout or liquidation of that Specially Serviced Mortgage Loan; and

            (ii) for 60 days following the first such notice, such Directing Holder has objected to all of those proposed actions and has failed to suggest any alternative actions that the Special Servicer considers to be consistent with the Servicing Standard.

            (c) [Reserved]

            (d) Each of the Directing Holder will have no liability to the Certificateholders or the Companion Loan Noteholders for any action taken, or for refraining from the taking of any action, or for errors in judgment; provided, however, that the Directing Holder will not be protected against any liability to the Controlling Class, which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of negligent disregard of obligations or duties. Each Certificateholder acknowledges and agrees, by its acceptance of its Certificates, that: (i) the Directing Holder may, and is permitted hereunder to, have special relationships and interests that conflict with those of Holders of one or more Classes of Certificates; (ii) the Directing Holder may, and is permitted hereunder to, act solely in the interests of the Holders of the Controlling Class; (iii) the Directing Holder and its respective representatives do not have any duties to the Holders of any Class of Certificates other than the Controlling Class; (iv) the Directing Holder may, and is permitted hereunder to, take actions that favor interests of the Holders of the Controlling Class over the interests of the Holders of one or more other Classes of Certificates;
(v) the Directing Holder shall have no liability whatsoever for having acted solely in the interests of the Holders of the Controlling Class, or the related Companion Loan Noteholder; and (vi) the Directing Holder shall have no liability whatsoever for having so acted, and no Certificateholder may take any action whatsoever against the Directing Holder, any Holder of the Controlling Class or any director, officer, employee, agent or principal thereof for having so acted.

            (e) The applicable Companion Loan Noteholders shall be entitled to receive, upon request made to any party hereto, a copy of any notice or report required to be delivered (upon request or otherwise) by such party to the related Loan Combination Directing Holder or the Trustee with respect to the related Loan Combination. Any such party shall be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing such copies.

                                  ARTICLE VII

                                     DEFAULT

            Section 7.01 Events of Default.

            (a) "Event of Default," wherever used herein, means any one of the following events:

            (i) any failure by the Master Servicer to deposit into a Custodial Account, any amount, including any P&I Advance, required to be so deposited or remitted by it under this Agreement, which failure continues unremedied for one Business Day following the date on which a deposit or remittance was first required to be made; or

            (ii) any failure by the Special Servicer to deposit into an REO Account or to deposit into, or to remit to the Master Servicer for deposit into, a Custodial Account, any amount required to be so deposited or remitted under this Agreement, which failure continues unremedied for one Business Day following the date on which a deposit or remittance was first required to be made; or

            (iii) any failure by the Master Servicer to deposit into, or remit to the Trustee for deposit into, the Distribution Account, any amount (including any P&I Advances and any amounts to cover Prepayment Interest Shortfalls) required to be so deposited or remitted by it under this Agreement, which failure continues unremedied until 11:00 a.m. (New York City time) on the applicable Distribution Date or any failure by the Master Servicer to make, on a timely basis, the required payments to the applicable Companion Loan Noteholder on any Master Servicer Remittance Date, which failure continues unremedied until 11:00 a.m. (New York City time) on the first Business Day after such remittance date; or

            (iv) any failure by the Master Servicer or the Special Servicer to timely make any Servicing Advance required to be made by it hereunder, which Servicing Advance remains unmade for a period of three (3) Business Days following the date on which notice of such failure shall have been given to the Master Servicer or the Special Servicer, as the case may be, by the Trustee or any other parties hereunder; or

            (v) any failure on the part of the Master Servicer or the Special Servicer duly to observe or perform in any material respect any other covenants or agreements on the part of the Master Servicer or the Special Servicer, as the case may be, contained in this Agreement, which continues unremedied for a period of thirty (30) days (in the case of payment of insurance premiums, fifteen (15) days or the date on which any required insurance coverage terminates, if such premiums are not paid, whichever date is earlier) after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer or the Special Servicer, as the case may be, by any other party hereto or to the Master Servicer or the Special Servicer, as the case may be (with a copy to each other party hereto), by any Companion Loan Noteholder (if affected thereby) or the Holders of Certificates entitled to at least 25% of the Voting Rights, provided, however, that with respect to any such failure which is not curable within such 30-day period, the Master Servicer or the Special Servicer, as the case may be, shall have an additional cure period of thirty (30) days to effect such cure so long as the Master Servicer or the Special Servicer, as the case may be, has commenced to cure such failure within the initial 30-day period and has provided the Trustee and, if affected thereby, any Companion Loan Noteholder with an Officer's Certificate certifying that it has diligently pursued, and is diligently continuing to pursue, a full cure; or

            (vi) any breach on the part of the Master Servicer or the Special Servicer of any of its representations or warranties contained in this Agreement that materially and adversely affects the interests of any Class of Certificateholders or the Companion Loan Noteholders and which breach continues unremedied for a period of thirty (30) days after the date on which written notice of such breach, requiring the same to be remedied, shall have been given to the Master Servicer or the Special Servicer, as the case may be, by any other party hereto or to the Master Servicer or the Special Servicer, as the case may be (with a copy to each other party hereto), by the Companion Loan Noteholders (if affected thereby) or the Holders of Certificates entitled to at least 25% of the Voting Rights, provided, however, that with respect to any such breach which is not curable within such 30-day period, the Master Servicer or the Special Servicer, as the case may be, shall have an additional cure period of thirty (30) days so long as the Master Servicer or the Special Servicer, as the case may be, has commenced to cure such breach within the initial 30-day period and provided the Trustee and, if affected thereby, any Companion Loan Noteholder with an Officer's Certificate certifying that it has diligently pursued, and is diligently continuing to pursue, a full cure; or

            (vii) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Master Servicer or the Special Servicer and such decree or order shall have remained in force undischarged, undismissed or unstayed for a period of sixty (60) days; or

            (viii) the Master Servicer or the Special Servicer shall consent to the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to it or of or relating to all or substantially all of its property; or

            (ix) the Master Servicer or the Special Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable bankruptcy, insolvency or reorganization statute, make an assignment for the benefit of its creditors, voluntarily suspend payment of its obligations, or take any corporate action in furtherance of the foregoing; or

            (x) one or more ratings assigned by Fitch to the Certificates has been qualified, downgraded or withdrawn, or otherwise made the subject of a "negative" credit watch (and such "watch status" placement shall not have been withdrawn within sixty (60) days of the date such servicing officer obtained actual knowledge), which Fitch has determined and given notice in writing (including through a publication or newsletter) or electronically (including through an internet website), is solely or in material part a result of the Master Servicer or Special Servicer, as the case may be, acting in such capacity;

            (xi) the Master Servicer or the Special Servicer is removed from S&P's Select Servicer List as a U.S. Commercial Mortgage Master Servicer or Special Servicer, as the case may be, and is not restored to such status on such list within sixty (60) days;

            (xii) the Master Servicer, or any Sub-Servicer appointed by the Master Servicer after the Closing Date (but excluding any Sub-Servicer set forth on Exhibit K or appointed pursuant to this Article VII), shall fail to deliver during any period in which the Trust is subject to the reporting requirements of the Exchange Act the items required to be delivered by this Agreement to enable the Trustee or Depositor to comply with the Trust's reporting obligations under the Exchange Act in accordance with the applicable deadlines (including grace periods) set forth in Article XI; or

            (xiii) the Master Servicer is no longer rated CMS3, its equivalent or higher by Fitch or the Special Servicer is no longer rated CSS3 or its equivalent or higher by Fitch, and, in each case, that rating is not restored within 60 days after the subject downgrade or withdrawal.

            When a single entity acts as the Master Servicer and the Special Servicer, an Event of Default in one capacity shall constitute an Event of Default in the other capacity.

            (b) If any Event of Default described in clauses (i)-(ix), (xi),
(xii) and (xiii) of subsection (a) above shall occur with respect to the Master Servicer or the Special Servicer (in either case, for purposes of this Section 7.01(b), the "Defaulting Party") and shall be continuing, then, and in each and every such case, so long as such Event of Default shall not have been remedied, the Trustee may, and at the written direction of the Holders of Certificates entitled to at least 25% of the Voting Rights, the Trustee shall, by notice in writing to the Defaulting Party (with a copy of such notice to each other party hereto and the Rating Agencies) terminate, subject to Section 7.01(d), all of the rights and obligations (but not the liabilities for actions and omissions occurring prior thereto) of the Defaulting Party under this Agreement and in and to the Trust Fund and the Companion Loans, other than its rights, if any, as a Certificateholder hereunder or as the holder of the Companion Loans or any interest therein.

            If any Event of Default described in clause (x) of subsection (a) above shall occur with respect to the Master Servicer or the Special Servicer (in either case, under such circumstances, for purposes of this Section 7.01(b), the "Defaulting Party"), the Trustee shall, by notice in writing (to be sent immediately by facsimile transmission) to the Defaulting Party (with a copy of such notice to each other party hereto and the Rating Agencies), terminate, subject to Section 7.01(d), all of the rights and obligations (but not the liabilities for actions and omissions occurring prior thereto) of the Defaulting Party under this Agreement and in and to the Trust Fund and the Companion Loans, other than its rights, if any, as a Certificateholder hereunder or as the holder of the Companion Loans or any interest therein, within thirty (30) days following the occurrence of such Event of Default.

            From and after the receipt by the Defaulting Party of such written notice of termination, all authority and power of the Defaulting Party under this Agreement, whether with respect to the Certificates (other than as a Holder of any Certificate), the Mortgage Loans (other than as a holder thereof or any interest therein) or otherwise, shall pass to and be vested in the Trustee pursuant to and under this section, and, without limitation, the Trustee is hereby authorized and empowered to execute and deliver, on behalf of and at the expense of the Defaulting Party, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents, or otherwise.

            The Master Servicer and the Special Servicer each agree that, if it is terminated pursuant to this Section 7.01(b), it shall promptly (and in any event no later than ten (10) Business Days subsequent to its receipt of the notice of termination) provide the Trustee with all documents and records, including those in electronic form, requested thereby to enable the Trustee to assume the Master Servicer's or Special Servicer's, as the case may be, functions hereunder, and shall cooperate with the Trustee in effecting the termination of the Master Servicer's or Special Servicer's, as the case may be, responsibilities and rights hereunder, including (i) if the Master Servicer is the Defaulting Party, the immediate transfer to the Trustee or a successor Master Servicer for administration by it of all cash amounts that shall at the time be or should have been credited by the Master Servicer to a Custodial Account, the Distribution Account, the Defeasance Deposit Account, a Servicing Account or a Reserve Account or that are thereafter received by or on behalf of it with respect to any Mortgage Loan or (ii) if the Special Servicer is the Defaulting Party, the transfer within two (2) Business Days to the Trustee or a successor Special Servicer for administration by it of all cash amounts that shall at the time be or should have been credited by the Special Servicer to an REO Account, a Custodial Account, a Servicing Account or a Reserve Account or should have been delivered to the Master Servicer or that are thereafter received by or on behalf of it with respect to any Mortgage Loan or REO Property; provided, however, that the Master Servicer and the Special Servicer each shall, if terminated pursuant to this Section 7.01(b), continue to be entitled to receive all amounts accrued or owing to it under this Agreement on or prior to the date of such termination, whether in respect of Advances or otherwise, and it shall continue to be entitled to the benefits of Section 6.03 notwithstanding any such termination.

            Any cost or expenses in connection with any actions to be taken by any party hereto pursuant to the prior paragraph shall be borne by the Defaulting Party and if not paid by the Defaulting Party within ninety (90) days after the presentation of reasonable documentation of such costs and expenses, such expense shall be reimbursed by the Trust Fund; provided, however, that the Defaulting Party shall not thereby be relieved of its liability for such expenses. For purposes of this Section 7.01 and also for purposes of Section 7.03(b), the Trustee shall not be deemed to have knowledge of an event which constitutes, or which with the passage of time or notice, or both, would constitute an Event of Default unless a Responsible Officer of the Trustee assigned to and working in the Trustee's Corporate Trust Office has actual knowledge thereof or unless notice of any event which is in fact such an Event of Default is received by the Trustee and such notice references the Certificates, the Trust Fund or this Agreement.

            (c) In the case of an Event of Default under Section 7.01(a) of which the Trustee has notice, the Trustee shall provide written notice thereof to the Master Servicer promptly upon receipt of such notice. Notwithstanding
Section 7.01(b), if the Master Servicer receives a notice of termination under
Section 7.01(b) solely due to an Event of Default under Section 7.01(a)(x), (xi) or (xiii) and if the terminated Master Servicer provides the Trustee with the appropriate "request for proposal" materials within five (5) Business Days following such termination, then the Master Servicer shall continue to serve in such capacity hereunder until a successor thereto is selected in accordance with this Section 7.01(c) or the expiration of forty-five (45) days from the Master Servicer's receipt of the notice of termination, whichever occurs first.

            Upon receipt of such "request for proposal" materials from the terminated Master Servicer, the Trustee shall promptly thereafter (using such "request for proposal" materials) solicit good faith bids for the rights to master service the Mortgage Loans under this Agreement from at least three (3) Persons qualified to act as a successor Master Servicer hereunder in accordance with Section 6.02 and Section 7.02 (any such Person so qualified, a "Qualified Bidder") or, if three (3) Qualified Bidders cannot be located, then from as many Persons as the Trustee can determine are Qualified Bidders; provided that at the Trustee's request, the terminated Master Servicer shall supply the Trustee with the names of Persons from whom to solicit such bids; and provided, further, that the Trustee shall not be responsible if less than three (3) or no Qualified Bidders submit bids for the right to master service the Mortgage Loans under this Agreement. The bid proposal shall require any Successful Bidder (as defined below), as a condition of such bid, to enter into this Agreement as successor Master Servicer, and to agree to be bound by the terms hereof, within forty-five
(45) days after the receipt of notice of termination by the terminated Master Servicer. The Trustee shall solicit bids: (i) on the basis of such successor Master Servicer retaining all Sub-Servicers to continue the primary servicing of the Mortgage Loans pursuant to the terms of the respective Sub-Servicing Agreements and to enter into a Sub-Servicing Agreement with the terminated Master Servicer to sub-service each of the Mortgage Loans not subject to a Sub-Servicing Agreement at a sub-servicing fee rate per annum equal to the Master Servicing Fee Rate minus one (1) basis point per Mortgage Loan serviced (each, a "Servicing-Retained Bid"); and (ii) on the basis of terminating each Sub-Servicing Agreement and Sub-Servicer that it is permitted to terminate in accordance with Section 3.23 (each, a "Servicing-Released Bid"). The Trustee shall select the Qualified Bidder with the highest cash Servicing-Retained Bid (or, if none, the highest cash Servicing Released Bid) (the "Successful Bidder") to act as successor Master Servicer hereunder. The Trustee shall direct the Successful Bidder to enter into this Agreement as successor Master Servicer pursuant to the terms hereof (and, if the successful bid was a Servicing Retained Bid, to enter into a Sub-Servicing Agreement with the terminated Master Servicer as contemplated above) no later than forty-five (45) days after the receipt of notice of termination by the terminated Master Servicer.

            Upon the assignment and acceptance of the master servicing rights hereunder to and by the Successful Bidder, the Trustee shall remit or cause to be remitted (i) if the successful bid was a Servicing-Retained Bid, to the terminated Master Servicer the amount of such cash bid received from the Successful Bidder (net of "out-of-pocket" expenses incurred in connection with obtaining such bid and transferring servicing) and (ii) if the successful bid was a Servicing-Released Bid, to the Master Servicer and each terminated Sub-Servicer its respective Bid Allocation.

            The terminated Master Servicer shall be responsible for all out-of-pocket expenses incurred in connection with the attempt to sell its rights to service the Mortgage Loans, which expenses are not reimbursed to the party that incurred such expenses pursuant to the preceding paragraph.

            If the Successful Bidder has not entered into this Agreement as successor Master Servicer within forty-five (45) days after the terminated Master Servicer received written notice of termination or no Successful Bidder was identified within such 45-day period, the terminated Master Servicer shall reimburse the Trustee for all reasonable "out-of-pocket" expenses incurred by the Trustee in connection with such bid process and the Trustee shall have no further obligations under this Section 7.01(c). The Trustee thereafter may act or may select a successor to act as Master Servicer hereunder in accordance with
Section 7.02.

            (d) Other than with respect to any Loan which is serviced by the Primary Servicer (unless the Primary Servicer is in default under the related Primary Servicing Agreement and such default results in the ability to terminate the Primary Servicer under the provisions of the Primary Servicing Agreement) and notwithstanding Section 7.01(b), if any Event of Default on the part of the Master Servicer occurs that affects a Companion Loan Noteholder and the Master Servicer is not otherwise terminated in accordance with Section 7.01(b), or an Event of Default on the part of the Master Servicer occurs that affects only one or more of the Companion Loans, the Master Servicer may not be terminated in accordance with Section 7.01(b), but, at the direction of the related Companion Loan Noteholder, the Trustee shall require the Master Servicer to appoint, within 30 days of the Trustee's request, a Sub-Servicer (or, if the Loan Combinations are currently being sub-serviced, to replace, within 30 days of the Trustee's request, the then-current Sub-Servicer with a new Sub-Servicer) with respect to the related Loan Combination. In connection with the Master Servicer's appointment of a Sub-Servicer at the request of the Trustee in accordance with this Section 7.01(d), the Master Servicer shall obtain written confirmation from each Rating Agency that such appointment will not result in an Adverse Rating Event with respect to the Certificates or any Companion Loan Securities. The related Sub-Servicing Agreement shall satisfy all of the requirements set forth in Section 3.23(a). Further, such Sub-Servicing Agreement shall provide that any Sub-Servicer appointed by the Master Servicer at the request of the Trustee in accordance with this Section 7.01(d) shall be responsible for all duties, and shall be entitled to all compensation, of the Master Servicer under this Agreement with respect to the related Loan Combination, except that the Master Servicer shall be entitled to retain a portion of the Master Servicing Fee for the Mortgage Loan in the related Loan Combination calculated at 0.01% per annum. Such Sub-Servicing Agreement shall also provide that (i) such Sub-Servicing Agreement may be terminated without cause and without the payment of any fee and (ii) such Sub-Servicer shall agree to become the master servicer under a separate servicing agreement for the applicable Loan Combination in the event that the applicable Loan Combination is no longer to be serviced and administered hereunder, which separate servicing agreement shall contain servicing and administration, limitation of liability, indemnification and servicing compensation provisions substantially similar to the corresponding provisions of this Agreement, except for the fact that the applicable Loan Combination and the related Loan Combination Mortgaged Properties shall be the sole assets serviced and administered thereunder and the sole source of funds thereunder. If any Sub-Servicer appointed by the Master Servicer at the request of the Trustee in accordance with this Section 7.01(d) shall at any time resign or be terminated, the Master Servicer shall be required to promptly appoint a substitute Sub-Servicer, which appointment shall not result in an Adverse Rating Event with respect to the Certificates or any Companion Loan Securities (as evidenced in writing by each Rating Agency). In the event that a successor Master Servicer is acting hereunder and that successor Master Servicer desires to terminate the Sub-Servicer appointed under this Section 7.01(d), the terminated Master Servicer that was responsible for the Event of Default that led to the appointment of such Sub-Servicer shall be responsible for all costs incurred in connection with such termination, including the payment of any termination fee.

            Section 7.02 Trustee to Act; Appointment of Successor.

            On and after the time the Master Servicer or the Special Servicer resigns pursuant to Section 6.04 or receives a notice of termination pursuant to
Section 7.01, the Trustee shall, unless and until a successor is appointed pursuant to Section 6.04, Section 6.09 or Section 7.01(c), be the successor in all respects to the Master Servicer or the Special Servicer, as the case may be, in its capacity as such under this Agreement and the transactions set forth or provided for herein and shall have all (and the former Master Servicer or the Special Servicer, as the case may be, shall cease to have any) of the responsibilities, duties and liabilities of the Master Servicer or the Special Servicer, as the case may be, arising thereafter, including, if the Master Servicer is the resigning or terminated party, the Master Servicer's obligation to make P&I Advances, including in connection with any termination of the Master Servicer for an Event of Default described in clause 7.01(a)(iii), the unmade P&I Advances that gave rise to such Event of Default; provided that any failure to perform such duties or responsibilities caused by the Master Servicer's or the Special Servicer's, as the case may be, failure to provide information or monies required by Section 7.01 shall not be considered a default by the Trustee hereunder. The Trustee shall not be liable for any of the representations and warranties of the resigning or terminated party or for any losses incurred by the resigning or terminated party pursuant to Section 3.06 hereunder nor shall the Trustee be required to purchase any Mortgage Loan hereunder. As compensation therefor, the Trustee shall be entitled to all fees and other compensation which the resigning or terminated party would have been entitled to if the resigning or terminated party had continued to act hereunder (except as set forth in Section 3.11(a) and Section 3.11(b)). Notwithstanding the above, the Trustee may, if it shall be unwilling to so act as either Master Servicer or Special Servicer, as the case may be, or shall, if it is unable to so act as either Master Servicer or Special Servicer, as the case may be, or if the Trustee is not approved as a master servicer or a special servicer, as the case may be, by any of the Rating Agencies, or if the Holders of Certificates entitled to a majority of the Voting Rights so request in writing to the Trustee, promptly appoint, or petition a court of competent jurisdiction to appoint, any established mortgage loan servicing institution as the successor to the resigning or terminated Master Servicer or the Special Servicer, as the case may be, hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the resigning or terminated Master Servicer or the Special Servicer, as the case may be, hereunder; provided, however, that no such appointee shall succeed to the rights and obligations of the Master Servicer or Special Servicer hereunder unless (i) as confirmed in writing by each of the Rating Agencies, such succession will not result in an Adverse Rating Event, and
(ii) such appointee makes the applicable representations and warranties set forth in Section 3.24; and provided, further, that in the case of a resigning or terminated Special Servicer, such appointment shall be subject to the rights of the Holders of Certificates evidencing a majority of the Voting Rights allocated to the Controlling Class to designate a successor pursuant to Section 6.09. No appointment of a successor to the Master Servicer or the Special Servicer hereunder shall be effective until the assumption by the successor to such party of all its responsibilities, duties and liabilities under this Agreement. Pending appointment of a successor to the Master Servicer or the Special Servicer hereunder, the Trustee shall act in such capacity as hereinabove provided. In connection with any such appointment and assumption described herein, the Trustee may make such arrangements for the compensation of such successor out of payments on the Mortgage Loans as it and such successor shall agree, subject to the terms of this Agreement limiting the use of funds Received in respect of a Serviced Loan Combination with respect to matters related to such Loan Combination; provided, however, that no such compensation shall be in excess of that permitted the resigning or terminated party hereunder. Such successor and the other parties hereto shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession.

            Section 7.03 Notification to Certificateholders.

            (a) Upon any resignation of the Master Servicer or the Special Servicer pursuant to Section 6.04, any termination of the Master Servicer or the Special Servicer pursuant to Section 7.01, any appointment of a successor to the Master Servicer or the Special Servicer pursuant to Section 7.02 or the effectiveness of any designation of a new Special Servicer pursuant to Section 6.09, the Trustee shall give prompt written notice thereof to Certificateholders at their respective addresses appearing in the Certificate Register and the Master Servicer shall give prompt written notice thereof to the Companion Loan Noteholders.

            (b) Not later than ten (10) days after a Responsible Officer of the Trustee has notice of the occurrence of any event which constitutes or, with notice or lapse of time or both, would constitute an Event of Default, the Trustee shall transmit by mail to the Depositor, all the Certificateholders, the Companion Loan Noteholders (to the extent the Trustee has received their respective contact information from the Master Servicer, who shall provide such information to the Trustee upon request) and the Rating Agencies notice of such occurrence, unless such default shall have been cured.

            Section 7.04 Waiver of Events of Default.

            The Holders representing at least 66-2/3% of the Voting Rights allocated to each Class of Certificates affected by any Event of Default hereunder, together with the Companion Loan Noteholders (if adversely affected by such Event of Default), may waive such Event of Default; provided, however, that an Event of Default under any of clauses (i), (ii), (iii), (x) and (xi) of
Section 7.01(a) may be waived only by all of the Certificateholders of the affected Classes, together with the Companion Loan Noteholders, if any, that is affected by such Event of Default. Upon any such waiver of an Event of Default, such Event of Default shall cease to exist and shall be deemed to have been remedied for every purpose hereunder. No such waiver shall extend to any subsequent or other Event of Default or impair any right consequent thereon except to the extent expressly so waived.

            The foregoing paragraph notwithstanding, if the Holders representing at least the requisite percentage of the Voting Rights allocated to each affected Class of Certificates desire to waive an Event of Default by the Master Servicer, but either a Companion Loan Noteholder or, (in each case if adversely affected thereby) does not wish to waive that Event of Default, then those Holders may still waive that default, and the applicable Companion Loan Noteholder will be entitled to request that the Master Servicer appoint, within sixty (60) days of the Companion Loan Noteholder's request, as applicable, a Sub-Servicer (or, if the applicable Loan Combination is currently being subserviced, to replace, within sixty (60) days of the Companion Loan Noteholder's request, the then-current Sub-Servicer (other than with respect to any Loan which is serviced by the Primary Servicer (unless the Primary Servicer is in default under the related Primary Servicing Agreement and such default results in the ability to terminate the Primary Servicer under the provisions of the Primary Servicing Agreement)) with a new Sub-Servicer) with respect to the applicable Loan Combination. In connection with the Master Servicer's appointment of a Sub-Servicer at the request of a Companion Loan Noteholder in accordance with this Section 7.04, the Master Servicer shall obtain written confirmation from each Rating Agency that such appointment will not result in an Adverse Rating Event with respect to the Certificates or any Companion Loan Securities. The related Sub-Servicing Agreement shall provide that any Sub-Servicer appointed by the Master Servicer at the request of a Companion Loan Noteholder in accordance with this Section 7.04 shall be responsible for all duties, and shall be entitled to all compensation, of the Master Servicer under this Agreement with respect to the applicable Loan Combination, except that the Master Servicer shall be entitled to retain a portion of the Master Servicing Fee for the Mortgage Loan in the Loan Combination calculated at 0.01% per annum. Such Sub-Servicing Agreement shall also provide that (i) such Sub-Servicing Agreement may be terminated without cause and without the payment of any fee and
(ii) such Sub-Servicer shall become the master servicer under a separate servicing agreement for the applicable Loan Combination in the event that the Loan Combination is no longer to be serviced and administered hereunder, which separate servicing agreement shall contain servicing and administration, limitation of liability, indemnification and servicing compensation provisions substantially similar to the corresponding provisions of this Agreement, except for the fact that the applicable Loan Combination and the Loan Combination Mortgaged Properties shall be the sole assets serviced and administered thereunder and the sole source of funds thereunder. Such Sub-Servicer (i) may be terminated without cause and without the payment of any fee and (ii) shall meet the requirements of Section 3.23. If any Sub-Servicer appointed by the Master Servicer at the request of the Companion Loan Noteholder in accordance with this
Section 7.04 shall at any time resign or be terminated, the Master Servicer shall be required to promptly appoint a substitute Sub-Servicer, which appointment shall not result in an Adverse Rating Event (as evidenced in writing by each Rating Agency). In the event a successor Master Servicer is acting hereunder and that successor Master Servicer desires to terminate the Sub-Servicer appointed under this Section 7.04, the terminated Master Servicer that was responsible for the Event of Default that led to the appointment of such Sub-Servicer shall be responsible for all costs incurred in connection with such termination, including the payment of any termination fee.

            Section 7.05 Additional Remedies of Trustee Upon Event of Default.

            During the continuance of any Event of Default, so long as such Event of Default shall not have been remedied, the Trustee, in addition to the rights specified in Section 7.01, shall have the right, in its own name and as trustee of an express trust and on behalf of the Companion Loan Noteholders, to take all actions now or hereafter existing at law, in equity or by statute to enforce its rights and remedies and to protect the interests, and enforce the rights and remedies, of the Certificateholders and the Companion Loan Noteholders (including the institution and prosecution of all judicial, administrative and other proceedings and the filings of proofs of claim and debt in connection therewith). Except as otherwise expressly provided in this Agreement, no remedy provided for by this Agreement shall be exclusive of any other remedy, and each and every remedy shall be cumulative and in addition to any other remedy, and no delay or omission to exercise any right or remedy shall impair any such right or remedy or shall be deemed to be a waiver of any Event of Default.

                                  ARTICLE VIII

                             CONCERNING THE TRUSTEE

            Section 8.01 Duties of Trustee.

            (a) The Trustee, prior to the occurrence of an Event of Default and after the curing or waiver of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. If an Event of Default occurs and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in their exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs; provided that if the Trustee is acting as Master Servicer or Special Servicer, it shall act in accordance with the Servicing Standard. Any permissive right of the Trustee contained in this Agreement shall not be construed as a duty.

            (b) The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee which are specifically required to be furnished pursuant to any provision of this Agreement (other than the Mortgage Files, the review of which is specifically governed by the terms of Article II), shall examine them to determine whether they conform to the requirements of this Agreement. If any such instrument is found not to conform to the requirements of this Agreement in a material manner, the Trustee shall take such action as it deems appropriate to have the instrument corrected. The Trustee shall not be responsible for the accuracy or content of any resolution, certificate, statement, opinion, report, document, order or other instrument furnished by the Depositor, the Master Servicer or the Special Servicer, and accepted by the Trustee in good faith, pursuant to this Agreement.

            (c) No provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own misconduct; provided, however, that:

            (i) Prior to the occurrence of an Event of Default, and after the curing of all such Events of Default which may have occurred, the duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement, the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee and, in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Agreement;

            (ii) The Trustee shall not be personally liable for an error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

            (iii) The Trustee shall not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the terms of this Agreement and the direction of any Controlling Class Representative, Controlling Class or Holders of Certificates entitled to at least 25% of the Voting Rights, relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Agreement; and

            (iv) The protections, immunities and indemnities afforded to the Trustee hereunder shall also be available to it in its capacity as Authenticating Agent, Certificate Registrar, Tax Administrator and Custodian.

            Section 8.02 Certain Matters Affecting Trustee.

            Except as otherwise provided in Section 8.01 and Article X:

            (i) the Trustee may rely upon and shall be protected in acting or refraining from acting upon any resolution, Officer's Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties;

            (ii) the Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance therewith;

            (iii) the Trustee shall be under no obligation to exercise any of the trusts or powers vested in it by this Agreement or to make any investigation of matters arising hereunder or, except as provided in
      Section 10.01, to institute, conduct or defend any litigation hereunder or in relation hereto, at the request, order or direction of any of the Certificateholders, pursuant to the provisions of this Agreement, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby; the Trustee shall not be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it; nothing contained herein shall, however, relieve the Trustee of the obligation, upon the occurrence of an Event of Default which has not been cured, to exercise such of the rights and powers vested in it by this Agreement, and to use the same degree of care and skill in their exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs;

            (iv) the Trustee shall not be personally liable for any action reasonably taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

            (v) prior to the occurrence of an Event of Default hereunder and after the curing of all Events of Default which may have occurred, and except as may be provided in Section 10.01, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing to do so by Holders of Certificates entitled to at least 25% of the Voting Rights; provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Agreement, the Trustee may require reasonable indemnity against such expense or liability as a condition to taking any such action;

            (vi) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys; provided, however, that the Trustee shall remain responsible for all acts and omissions of such agents or attorneys within the scope of their employment to the same extent as it is responsible for its own actions and omissions hereunder;

            (vii) the Trustee shall not be responsible for any act or omission of the Master Servicer or the Special Servicer (unless the Trustee is acting as Master Servicer or the Special Servicer) or the Depositor; and

            (viii) neither the Trustee nor the Certificate Registrar shall have any obligation or duty to monitor, determine or inquire as to compliance with any restriction on transfer imposed under Article V under this Agreement or under applicable law with respect to any transfer of any Certificate or any interest therein, other than to require delivery of the certification(s) and/or Opinions of Counsel described in said Article applicable with respect to changes in registration of record ownership of Certificates in the Certificate Register and to examine the same to determine substantial compliance with the express requirements of this Agreement. The Trustee and Certificate Registrar shall have no liability for transfers, including transfers made through the book entry facilities of the Depository or between or among Depository Participants or beneficial owners of the Certificates, made in violation of applicable restrictions except for its failure to perform its express duties in connection with changes in registration of record ownership in the Certificate Register.

            Section 8.03 Trustee Not Liable for Validity or Sufficiency of Certificates or Mortgage Loans.

            The recitals contained herein and in the Certificates, other than the statements attributed to the Trustee in Article II and Section 8.16 and the signature of the Certificate Registrar and the Authenticating Agent set forth on each outstanding Certificate, shall not be taken as the statements of the Trustee, and the Trustee shall not assume any responsibility for their correctness. Except as expressly set forth in Section 8.16 and the Trustee make no representations as to the validity or sufficiency of this Agreement or of any Certificate (other than as to the signature of the Trustee set forth thereon) or of any Mortgage Loan or related document. The Trustee shall not be accountable for the use or application by the Depositor of any of the Certificates issued to it or of the proceeds of such Certificates, or for the use or application of any funds paid to the Depositor in respect of the assignment of the Mortgage Loans to the Trust Fund, or any funds deposited in or withdrawn from a Custodial Account or any other account by or on behalf of the Depositor, the Master Servicer or the Special Servicer. The Trustee shall not be responsible for the accuracy or content of any resolution, certificate, statement, opinion, report, document, order or other instrument furnished by the Depositor, the Master Servicer or the Special Servicer, and accepted by the Trustee in good faith, pursuant to this Agreement.

            Section 8.04 Trustee May Own Certificates.

            The Trustee or any agent of the Trustee, in its individual or any other capacity, may become the owner or pledgee of Certificates with (except as otherwise provided in the definition of "Certificateholder") the same rights it would have if it were not the Trustee or such agent.

            Section 8.05 Fees and Expenses of Trustee; Indemnification of and by Trustee.

            (a) On each Distribution Date, the Trustee shall withdraw from the general funds on deposit in the Distribution Account, prior to any distributions to be made therefrom on such date, and pay to itself the Trustee Fee for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates, as compensation for all services rendered by the Trustee in the execution of the trusts hereby created and in the exercise and performance of any of the powers and duties of the Trustee hereunder. The Trustee Fees plus any applicable interest accrued on the Distribution Account (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) shall constitute the Trustee's sole compensation for such services to be rendered by it.

            (b) The Trustee and any director, officer, employee or agent of the Trustee shall be entitled to be indemnified for and held harmless by the Trust Fund against any loss, liability or reasonable "out-of-pocket" expense (including costs and expenses incurred in connection with removal of the Special Servicer and Master Servicer pursuant to Sections 7.01 and 7.02, costs and expenses of litigation, and of investigation, counsel fees, damages, judgments and amounts paid in settlement) arising out of, or incurred in connection with, this Agreement or the Certificates ("Trustee Liability"); provided that such loss, liability or expense constitutes an "unanticipated expense" within the meaning of Treasury Regulations Section 1.860G-1(b)(3)(ii); and provided, further, that neither the Trustee nor any of the other above specified Persons shall be entitled to indemnification pursuant to this Section 8.05(b) for (1) any liability specifically required to be borne thereby pursuant to the terms of this Agreement, or (2) any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of, or the negligent disregard of, the Trustee's obligations and duties hereunder, or as may arise from a breach of any representation, warranty or covenant of the Trustee made herein, or (3) any loss, liability or expense that constitutes allocable overhead. The provisions of this Section 8.05(b) and of Section 8.05(c) shall survive any resignation or removal of the Trustee and appointment of a successor trustee.

            (c) If the Trustee Liability arises from the issuance or sale of the Certificates and the indemnification provided for in Section 8.05(b) is invalid or unenforceable, then the Trust Fund shall contribute to the amount paid or payable by the Trustee as a result of such Trustee Liability in such proportion as is appropriate to reflect the relative fault of any of the other parties on the one hand and the Trustee on the other in connection with the actions or omissions which resulted in such Trustee Liability, as well as any other relevant equitable considerations.

            Section 8.06 Eligibility Requirements for Trustee.

            The Trustee hereunder shall at all times be a bank, a trust company, an association or a corporation organized and doing business under the laws of the United States of America or any state thereof or the District of Columbia, authorized under such laws to exercise trust powers, having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal or state banking authority. If such bank, trust company, association or corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section the combined capital and surplus of such bank, trust company, association or corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. The Trustee shall at all times maintain a long-term unsecured debt rating of at least "AA-" by S&P (or "A+" by S&P if the short-term unsecured debt rating of the Trustee is rated at least "A-1" by S&P), a long-term unsecured debt rating of at least "AA-" by Fitch and a short-term unsecured debt rating of at least "F-1" by Fitch (or, in the case of either Rating Agency, such other rating as shall not result in an Adverse Rating Event with respect to the Certificates or any Companion Loan Securities, as confirmed in writing by such Rating Agency). The Trustee's acting in such capacity shall not adversely affect the application of the Prohibited Transaction Exemption to the Investment Grade Certificates. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this section, the Trustee shall resign immediately in the manner and with the effect specified in Section 8.07; provided that if the Trustee shall cease to be so eligible because its combined capital and surplus is no longer at least $50,000,000 or its long-term unsecured debt rating no longer conforms to the requirements of the immediately preceding sentence, and if the Trustee proposes to the other parties hereto to enter into an agreement with (and reasonably acceptable to) each of them, and if in light of such agreement the Trustee's continuing to act in such capacity would not (as evidenced in writing by each Rating Agency) cause an Adverse Rating Event, then upon the execution and delivery of such agreement the Trustee shall not be required to resign, and may continue in such capacity, for so long as none of the ratings assigned by the Rating Agencies to the Certificates is adversely affected thereby. The bank, trust company, corporation or association serving as Trustee may have normal banking and trust relationships with the Depositor, the Master Servicer, the Special Servicer and their respective Affiliates.

            Section 8.07 Resignation and Removal of Trustee.

            (a) The Trustee may at any time resign and be discharged from the trusts hereby created by giving written notice thereof to the Depositor, the Master Servicer, the Special Servicer and all Certificateholders and the Companion Loan Noteholders. Upon receiving such notice of resignation, the Depositor shall promptly appoint a successor trustee acceptable to the Depositor by written instrument, in duplicate, which instrument shall be delivered to the resigning Trustee and to the successor trustee. A copy of such instrument shall be delivered to the Master Servicer, the Special Servicer, the Certificateholders and the Companion Loan Noteholders by the Depositor. If no successor trustee shall have been so appointed and have accepted appointment within thirty (30) days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

            (b) If at any time the Trustee shall cease to be eligible in accordance with the provisions of Section 8.06 and shall fail to resign after written request therefor by the Depositor, or if at any time the Trustee shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, or if the Trustee shall fail (other than by reason of the failure of either the Master Servicer or the Special Servicer to timely perform its obligations hereunder or as a result of other circumstances beyond the Trustee's reasonable control), to timely deliver or otherwise make available in accordance with this Agreement any current or revised Distribution Date Statement, CMSA Loan Periodic Update File, CMSA Property File, CMSA Financial File or other report or statement required by
Section 4.02 and such failure shall continue unremedied for a period of five (5) days after receipt of written notice by the Trustee of such failure, or if a tax is imposed or threatened with respect to the Trust Fund by any state in which the Trustee is located or in which it holds any portion of the Trust Fund, then the Depositor may remove the Trustee and appoint a successor trustee acceptable to the Depositor and the Master Servicer by written instrument, in duplicate, which instrument shall be delivered to the Trustee so removed and to the successor trustee. A copy of such instrument shall be delivered to the Master Servicer, the Special Servicer, the Certificateholders and the Companion Loan Noteholders by the successor trustee so appointed.

            (c) The Holders of Certificates entitled to 51% of the Voting Rights (without regard to Certificates held by the Depositor, any of the Depositor's Affiliates and/or agents, any Mortgage Loan Seller, any Affiliate of a Mortgage Loan Seller and/or agents thereof) may at any time remove the Trustee and appoint a successor trustee by written instrument or instruments, signed by such Holders or their attorneys-in-fact duly authorized, one complete set of which instruments shall be delivered to the Master Servicer, one complete set to the Trustee so removed and one complete set to the successor trustee so appointed. A copy of such instrument shall be delivered to the Depositor, the Special Servicer, the remaining Certificateholders and the Companion Loan Noteholders by the successor trustee so appointed.

            (d) In the event that the Trustee is terminated or removed pursuant to this Section 8.07, all of its rights and obligations under this Agreement and in and to the Mortgage Loans shall be terminated, other than any rights or obligations that accrued prior to the date of such termination or removal (including the right to receive all fees, expenses and other amounts (including P&I Advances and any accrued interest thereon) accrued or owing to it under this Agreement, with respect to periods prior to the date of such termination or removal, and no termination without cause shall be effective until the payment of such amounts to the Trustee).

            (e) Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to any of the provisions of this Section 8.07 shall not become effective until acceptance of appointment by the successor trustee as provided in Section 8.08.

            (f) Following the Closing Date, for so long as the Trust is subject to the reporting requirements of the Exchange Act, the Trustee may not appoint any sub-servicer that is or could become a Reporting Servicer without the prior written consent of the Depositor, which consent shall not be unreasonably withheld.

            Section 8.08 Successor Trustee.

            (a) Any successor trustee appointed as provided in Section 8.07 shall execute, acknowledge and deliver to the Depositor, the Master Servicer, the Special Servicer and to the predecessor trustee an instrument accepting such appointment hereunder and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with the like effect as if originally named as trustee herein. The predecessor trustee shall deliver to the successor trustee (at the expense of the Certificateholders that effected the removal, if the Trustee has been removed in accordance with
Section 8.07(c) without cause or if such expenses are not paid by such Certificateholders within ninety (90) days after they are incurred, at the expense of the Trust, provided that such Certificateholders shall remain liable to the Trust for such expenses) all Mortgage Files and related documents and statements held by it hereunder (other than any Mortgage Files at the time held on its behalf by a third-party Custodian, which Custodian shall become the agent of the successor trustee), and the Depositor, the Master Servicer, the Special Servicer and the predecessor trustee shall execute and deliver such instruments and do such other things as may reasonably be required to more fully and certainly vest and confirm in the successor trustee all such rights, powers, duties and obligations, and to enable the successor trustee to perform its obligations hereunder.

            (b) No successor trustee shall accept appointment as provided in this Section 8.08, unless at the time of such acceptance such successor trustee shall be eligible under the provisions of Section 8.06.

            (c) Upon acceptance of appointment by a successor trustee as provided in this Section 8.08, such successor trustee shall mail notice of the succession of such trustee hereunder to the Depositor, the Master Servicer, the Special Servicer and the Certificateholders and the Companion Loan Noteholders.

            (d) Any and all costs and expenses associated with transferring the duties of a Trustee that has resigned or been removed or terminated, as contemplated by Section 8.07, to a successor Trustee, including those associated with transfer of the Mortgage Files and other documents and statements held by the predecessor Trustee to the successor Trustee, as contemplated by Section 8.07(a), shall be paid by: (i) the predecessor Trustee, if such predecessor Trustee has resigned in accordance with Section 8.07(a) or has been removed in accordance with Sections 8.07(b); (ii) the Certificateholders that effected the removal, if the predecessor Trustee has been removed without cause in accordance with Section 8.07(c); and (iii) the Trust, if such costs and expenses are not paid by the predecessor Trustee or the subject Certificateholders, as contemplated by the immediately preceding clauses (i) and (ii), within ninety
(90) days after they are incurred (provided that such predecessor Trustee or such subject Certificateholders, as applicable, shall remain liable to the Trust for such costs and expenses).

            Section 8.09 Merger or Consolidation of Trustee.

            Any entity into which the Trustee may be merged or converted, or with which the Trustee may be consolidated, or any entity resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any entity succeeding to the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided (i) such entity shall be eligible under the provisions of Section 8.06 or Section 8.17, as applicable, and (ii) for so long as the Trust is subject to the reporting requirements of the Exchange Act, shall have been consented to by the Depositor (which consent shall not be unreasonably withheld) without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

            Section 8.10 Appointment of Co-Trustee or Separate Trustee.

            (a) Notwithstanding any other provisions hereof, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Fund or property securing the same may at the time be located, the Trustee shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee to act as co-trustee or co-trustees, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust Fund, and to vest in such Person or Persons, in such capacity, such title to the Trust Fund, or any part thereof, and, subject to the other provisions of this Section 8.10, such powers, duties, obligations, rights and trusts as the Master Servicer and the Trustee may consider necessary or desirable. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 8.06 hereunder and no notice to Holders of Certificates of the appointment of co-trustee(s) or separate trustee(s) shall be required under Section 8.08 hereof.

            (b) In the case of any appointment of a co-trustee or separate trustee pursuant to this Section 8.10, all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the Master Servicer or the Special Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Fund or any portion thereof in any such jurisdiction) shall be exercised and performed by such separate trustee or co-trustee at the direction of the Trustee.

            (c) Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article VIII. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee.

            (d) Any separate trustee or co-trustee may, at any time, constitute the Trustee, its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts vested therein pursuant to the applicable instrument of appointment and this Section 8.10, shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

            (e) The appointment of a co-trustee or separate trustee under this
Section 8.10 shall not relieve the Trustee of its duties and responsibilities hereunder.

            Section 8.11 Appointment of Custodians.

            The Trustee may appoint at the Trustee's expense one or more Custodians to hold all or a portion of the Mortgage Files as agent for the Trustee. Each Custodian shall be a depository institution supervised and regulated by a federal or state banking authority, shall have combined capital and surplus of at least $10,000,000, shall be qualified to do business in the jurisdiction in which it holds any Mortgage File and shall not be the Depositor, a Mortgage Loan Seller or any Affiliate of any of them. Neither the Master Servicer nor the Special Servicer shall have any duty to verify that any such Custodian is qualified to act as such in accordance with the preceding sentence. The Trustee may enter into agreements to appoint a Custodian which is not the Trustee, provided that such agreement: (i) is consistent with this Agreement in all material respects and requires the Custodian to comply with all of the applicable conditions of this Agreement; (ii) provides that if the Trustee shall for any reason no longer act in the capacity of Trustee hereunder, the successor Trustee or its designee may thereupon assume all of the rights and, except to the extent they arose prior to the date of assumption, obligations of the Custodian under such agreement or, alternatively, may terminate such agreement without cause and without payment of any penalty or termination fee; and (iii) does not permit the Custodian any rights of indemnification that may be satisfied out of assets of the Trust Fund. The appointment of one or more Custodians shall not relieve the Trustee from any of its obligations hereunder, and the Trustee shall remain responsible for all acts and omissions of any Custodian. In the absence of any other Person appointed in accordance herewith acting as Custodian, the Trustee agrees to act in such capacity in accordance with the terms hereof. Notwithstanding anything herein to the contrary, if the Trustee is no longer the Custodian, any provision or requirement herein requiring notice or any information or documentation to be provided to the Custodian shall be construed to require that such notice, information or documents also be provided to the Trustee. Any Custodian hereunder shall at all times maintain a fidelity bond and errors and omissions policy in amounts customary for custodians performing duties similar to those set forth in this Agreement and, in any event, satisfying the same requirements (including as to the insurer) as are applicable to any such bond or policy required to be maintained by the Master Servicer pursuant to Section 3.07.

            Section 8.12 Appointment of Authenticating Agents.

            (a) The Trustee may appoint at the Trustee's expense an Authenticating Agent, which shall be authorized to act on behalf of the Trustee in authenticating Certificates. The Trustee shall cause any such Authenticating Agent to execute and deliver to the Trustee an instrument in which such Authenticating Agent shall agree to act in such capacity, with the obligations and responsibilities herein. Each Authenticating Agent must be organized and doing business under the laws of the United States of America or of any State, authorized under such laws to carry on a trust business, have a combined capital and surplus of at least $15,000,000, and be subject to supervision or examination by federal or state authorities. Each Authenticating Agent shall be subject to the same obligations, standard of care, protection and indemnities as would be imposed on, or would protect, the Trustee hereunder. The appointment of an Authenticating Agent shall not relieve the Trustee from any of its obligations hereunder, and the Trustee shall remain responsible for all acts and omissions of the Authenticating Agent. In the absence of any other Person appointed in accordance herewith acting as Authenticating Agent, the Trustee hereby agrees to act in such capacity in accordance with the terms hereof. Notwithstanding anything herein to the contrary, if the Trustee is no longer the Authenticating Agent, any provision or requirement herein requiring notice or any information or documentation to be provided to the Authenticating Agent shall be construed to require that such notice, information or documentation also be provided to the Trustee.

            (b) Any Person into which any Authenticating Agent may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion, or consolidation to which any Authenticating Agent shall be a party, or any Person succeeding to the corporate agency business of any Authenticating Agent, shall continue to be the Authenticating Agent without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

            (c) Any Authenticating Agent appointed in accordance with this
Section 8.12 may at any time resign by giving at least thirty (30) days' advance written notice of resignation to the Trustee, the Master Servicer, the Special Servicer and the Depositor. The Trustee may at any time terminate the agency of any Authenticating Agent appointed in accordance with this Section 8.12 by giving written notice of termination to such Authenticating Agent, the Master Servicer and the Depositor. Upon receiving a notice of such a resignation or upon such a termination, or in case at any time any Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section 8.12, the Trustee may appoint a successor Authenticating Agent, in which case the Trustee shall give written notice of such appointment to the Master Servicer, the Certificate Registrar and the Depositor and shall mail notice of such appointment to all Holders of Certificates; provided, however, that no successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section 8.12. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers, duties and responsibilities of its predecessor hereunder, with like effect as if originally named as Authenticating Agent.

            Section 8.13 Appointment of Tax Administrators.

            (a) The Trustee may appoint at the Trustee's expense any Person with appropriate tax-related experience to act as Tax Administrator hereunder; provided that, in the absence of any other Person appointed in accordance herewith acting as Tax Administrator, the Trustee agrees to act in such capacity in accordance with the terms hereof. The appointment of a Tax Administrator shall not relieve the Trustee from any of its obligations hereunder, and the Trustee shall remain responsible for all acts and omissions of the Tax Administrator. The Trustee shall cause any such Tax Administrator appointed by it to execute and deliver to the Trustee an instrument in which such Tax Administrator shall agree to act in such capacity, with the obligations and responsibilities herein.

            (b) Any Person into which any Tax Administrator may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion, or consolidation to which any Tax Administrator shall be a party, or any Person succeeding to the corporate agency business of any Tax Administrator, shall continue to be the Tax Administrator without the execution or filing of any paper or any further act on the part of the Trustee or the Tax Administrator.

            (c) Any Tax Administrator appointed in accordance with this Section
8.13 may at any time resign by giving at least thirty (30) days' advance written notice of resignation to the Trustee, the Master Servicer, the Special Servicer and the Depositor. The Trustee may at any time terminate the agency of any Tax Administrator appointed in accordance with this Section 8.13 by giving written notice of termination to such Tax Administrator, the Master Servicer, and the Depositor. Upon receiving a notice of such a resignation or upon such a termination, or in case at any time any Tax Administrator shall cease to be eligible in accordance with the provisions of this Section 8.13, the Trustee may appoint a successor Tax Administrator, in which case the Trustee shall give written notice of such appointment to the Master Servicer, the Special Servicer and the Depositor and shall mail notice of such appointment to all Holders of Certificates; provided, however, that no successor Tax Administrator shall be appointed unless eligible under the provisions of this Section 8.13. Any successor Tax Administrator upon acceptance of its appointment hereunder shall become vested with all the rights, powers, duties and responsibilities of its predecessor hereunder, with like effect as if originally named as Tax Administrator.

            Section 8.14 Access to Certain Information.

            (a) The Trustee shall afford to the Master Servicer, the Special Servicer and the Depositor, and to the OTS, the FDIC and any other banking or insurance regulatory authority that may exercise authority over any Certificateholder, access to any documentation regarding the Mortgage Loans within its control that may be required to be provided by this Agreement or by applicable law. Such access shall be afforded without charge but only upon reasonable prior written request and during normal business hours at the offices of the Trustee designated by it.

            (b) The Trustee shall maintain in its possession and, upon reasonable prior written request and during normal business hours, shall make available at its offices for review by the Depositor, the Rating Agencies, the Companion Loan Noteholders and their designees, the Controlling Class Representative and, subject to the succeeding paragraph, any Certificateholder, Certificate Owner or Person identified to the Trustee as a prospective Transferee of a Certificate or an interest therein, originals and/or copies of the following items: (i) the Prospectus, any private placement memorandum and any other disclosure document relating to the Certificates, in the form most recently provided to the Trustee by the Depositor or by any Person designated by the Depositor; (ii) this Agreement, each Sub-Servicing Agreement delivered to the Trustee since the Closing Date; (iii) all Certificateholder Reports made available to Certificateholders pursuant to Section 4.02(a) since the Closing Date; (iv) all annual statements delivered to the Trustee since the Closing Date pursuant to Section 11.09 and Section 11.10; (v) annual independent public accountants' servicing reports caused to be delivered by or on behalf of the Master Servicer and the Special Servicer, respectively, to the Trustee since the Closing Date pursuant to Section 11.11; (vi) any and all notices and reports delivered to the Trustee with respect to any Mortgaged Property as to which the environmental testing contemplated by Section 3.09(c) revealed that either of the conditions set forth in clauses (i) and (ii) of the first sentence thereof was not satisfied; (vii) each of the Mortgage Files, including any and all modifications, extensions, waivers and amendments of the terms of a Mortgage Loan entered into or consented to by the Special Servicer and delivered to the Trustee pursuant to Section 3.21; (viii) the most recent appraisal for each Mortgaged Property and REO Property that has been delivered to the Trustee (each appraisal obtained hereunder with respect to any Mortgaged Property or REO Property to be delivered to the Trustee by the Master Servicer or Special Servicer, as applicable, promptly following its having been obtained); (ix) any and all Officer's Certificates and other evidence delivered to or by the Trustee to support its, the Master Servicer's or the Special Servicer's, as the case may be, determination that any Advance was (or, if made, would be) a Nonrecoverable Advance; (x) any and all information provided to the Trustee pursuant to Section 6.11(a); (xi) the Schedule of Exceptions to Mortgage File Delivery prepared by the Trustee pursuant to Section 2.02(a) and any exception report prepared by the Trustee pursuant to Section 2.02(b); (xii) all notices of a breach of representation and warranty given by or received by the Trustee with respect to any party hereto; (xiii) any Officer's Certificate delivered to the Trustee by the Special Servicer in connection with a Final Recovery Determination pursuant to Section 3.09(h). The Trustee shall provide copies of any and all of the foregoing items upon written request of any of the parties set forth in the previous sentence; however, except in the case of the Rating Agencies, the Trustee shall be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing such copies. Upon the reasonable request of any Certificateholder, or any Certificate Owner identified to the Trustee to the Trustee's reasonable satisfaction, the Trustee shall request from the Master Servicer copies (at the expense of such Certificateholder or Certificate Owner if the Master Servicer or Special Servicer charges a fee to cover the reasonable cost of making such copies available) of any inspection reports prepared by the Master Servicer or the Special Servicer, copies of any operating statements, rent rolls and financial statements obtained by the Master Servicer or the Special Servicer; and, upon receipt, the Trustee shall make such items available to the requesting Certificateholder or Certificate Owner.

            (c) The Trustee shall not be liable for providing or disseminating information in accordance with Section 8.14(a) or (b).

            Section 8.15 [Reserved.]

            Section 8.16 Representations and Warranties of Trustee.

            (a) The Trustee hereby represents and warrants to the Master Servicer, the Special Servicer and the Depositor and for the benefit of the Certificateholders and the Companion Loan Noteholders, as of the Closing Date, that:

            (i) The Trustee is a national banking association duly organized, validly existing and in good standing under the laws of the United States of America.

            (ii) The execution and delivery of this Agreement by the Trustee, and the performance and compliance with the terms of this Agreement by the Trustee, will not violate the Trustee's organizational documents or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other instrument to which it is a party or which is applicable to it or any of its assets.

            (iii) Except to the extent that the laws of certain jurisdictions in which any part of the Trust Fund may be located require that a co-trustee or separate trustee be appointed to act with respect to such property as contemplated by Section 8.10, the Trustee has the full power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.

            (iv) This Agreement, assuming due authorization, execution and delivery by the other parties hereto, constitutes a valid, legal and binding obligation of the Trustee, enforceable against the Trustee in accordance with the terms hereof, subject to (A) applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

            (v) The Trustee is not in violation of, and its execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement, including, but not limited to, its responsibility to make P&I Advances if the Master Servicer fails to make a P&I Advance, will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Trustee's good faith and reasonable judgment, is likely to affect materially and adversely either the ability of the Trustee to perform its obligations under this Agreement or the financial condition of the Trustee.

            (vi) No litigation is pending or, to the best of the Trustee's knowledge, threatened against the Trustee that, if determined adversely to the Trustee, would prohibit the Trustee from entering into this Agreement or, in the Trustee's good faith and reasonable judgment, is likely to materially and adversely affect either the ability of the Trustee to perform its obligations under this Agreement or the financial condition of the Trustee.

            (vii) Any consent, approval, authorization or order of any court or governmental agency or body required for the execution, delivery and performance by the Trustee of or compliance by the Trustee with this Agreement, or the consummation of the transactions contemplated by this Agreement, has been obtained and is effective, except where the lack of consent, approval, authorization or order would not have a material adverse effect on the performance by the Trustee under this Agreement.

            (viii) The Trustee is eligible to act as trustee hereunder in accordance with Section 8.06.

            (b) The representations and warranties of the Trustee set forth in
Section 8.16(a) shall survive the execution and delivery of this Agreement and shall inure to the benefit of the Persons for whose benefit they were made for so long as the Trust Fund remains in existence. Upon discovery by any party hereto of any breach of any of the foregoing representations, warranties and covenants, the party discovering such breach shall give prompt written notice thereof to the other parties hereto.

            (c) Any successor Trustee shall be deemed to have made, as of the date of its succession, each of the representations and warranties set forth in
Section 8.16(a), subject to such appropriate modifications to the representation and warranty set forth in Section 8.16(a)(i) to accurately reflect such successor's jurisdiction of organization and whether it is a corporation, partnership, bank, association or other type of organization.

                                   ARTICLE IX

                                   TERMINATION

            Section 9.01 Termination Upon Repurchase or Liquidation of All Mortgage Loans.

            Subject to Section 9.02, the Trust Fund and the respective obligations and responsibilities under this Agreement of the Depositor, the Master Servicer, the Special Servicer and the Trustee (other than the obligations of the Trustee to provide for and make payments to Certificateholders as hereafter set forth) shall terminate upon payment (or provision for payment): (i) to the Certificateholders of all amounts held by or on behalf of the Trustee and required hereunder to be so paid on the Distribution Date following the earlier to occur of (A) the purchase by the Depositor, any Mortgage Loan Seller, the Special Servicer, any Controlling Class Certificateholder or the Master Servicer of all Mortgage Loans and each REO Property remaining in the Lower-Tier REMIC at a price equal to (1) the sum (x) of the aggregate Purchase Price of all the Mortgage Loans and (y) the aggregate Appraised Values of any REO Properties then included in the Lower-Tier REMIC, minus (2) if the purchaser is the Master Servicer or the Special Servicer, the aggregate amount of unreimbursed Advances made by such Person, together with any interest accrued and payable to such Person in respect of unreimbursed Advances in accordance with Section 3.12(b) and, in the case of the Master Servicer,
Section 4.03(d) or Section 4.03A, and any unpaid servicing compensation remaining outstanding (which items shall be deemed to have been paid or reimbursed to the Master Servicer or the Special Servicer, as the case may be, in connection with such purchase), and (B) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Lower-Tier REMIC; and (ii) to the Trustee, the Master Servicer, the Special Servicer and the members, managers, officers, directors, employees and/or agents of each of them of all amounts which may have become due and owing to any of them hereunder; provided, however, that in no event shall the trust created hereby continue beyond the expiration of twenty-one (21) years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James, living on the date hereof.

            Each of any Controlling Class Certificateholder (with priority among such Holders being given to the Holder of Certificates representing the greatest Percentage Interest in the Controlling Class), the Special Servicer, or the Master Servicer, in that order of priority, may at its option elect to purchase all of the Mortgage Loans and each REO Property remaining in the Lower-Tier REMIC as contemplated by clause (i) of the preceding paragraph by giving written notice to the other parties hereto no later than sixty (60) days prior to the anticipated date of purchase; provided, however, that (i) the aggregate Stated Principal Balance of the Mortgage Loans at the time of such election is less than 1% of the Initial Trust Balance set forth in the Preliminary Statement, and
(ii) no such Person shall have the right to effect such a purchase if, within thirty (30) days following its delivery of a notice of election pursuant to this paragraph, any other such Person with a higher priority shall give notice of its election to purchase all of the Mortgage Loans and each REO Property remaining in the Lower-Tier REMIC and shall thereafter effect such purchase in accordance with the terms hereof. If the Trust Fund is to be terminated in connection with the Master Servicer's, the Special Servicer's or a Controlling Class Certificateholder's purchase of all of the Mortgage Loans and each REO Property remaining in the Lower-Tier REMIC, the Master Servicer, the Special Servicer or such Controlling Class Certificateholder, as applicable, shall deliver to the Trustee not later than the fifth Business Day preceding the Distribution Date on which the final distribution on the Certificates is to occur: (x) for deposit in the Pool Custodial Account, an amount in immediately available funds equal to the above-described purchase price (provided, however, that if the Loan Combination REO Properties are being purchased pursuant to the foregoing, the portion of the above-described purchase price allocable to such REO Property shall initially be deposited into the related Loan Combination Custodial Account; and (y) an Opinion of Counsel, at the expense of the party effecting the purchase, stating that the termination of the Trust satisfies the requirements of a qualified liquidation under Section 860F of the Code and any regulations thereunder. In addition, the Master Servicer shall transfer to the Distribution Account, all amounts required to be transferred thereto on such Loan Combination Remittance Date from the Pool Custodial Account or from the applicable Loan Combination Custodial Account pursuant to the first paragraph of
Section 3.04(b), together with any other amounts on deposit in the Pool Custodial Account or the applicable Loan Combination Custodial Account that would otherwise be held for future distribution. Upon confirmation that such final deposits have been made, subject to Section 3.26, the Trustee shall release or cause to be released to the Master Servicer, the Special Servicer or the purchasing Controlling Class Certificateholder, as applicable, the Mortgage Files and the Servicing Files for the remaining Mortgage Loans and shall execute all assignments, endorsements and other instruments furnished to it by the Master Servicer, the Special Servicer or the purchasing Controlling Class Certificateholder, as applicable, as shall be necessary to effectuate transfer of the Mortgage Loans and REO Properties to the Master Servicer, the Special Servicer or the purchasing Controlling Class Certificateholder (or their respective designees), as applicable. Any transfer of Mortgage Loans, except in the case of the Serviced Loan Combination Trust Mortgage Loans, pursuant to this paragraph shall be on a servicing-released basis; and, if any Mortgage Loan purchased pursuant to this Section 9.01 is a Serviced Loan Combination Trust Mortgage Loan, the release, endorsement or assignment of the documents constituting the related Mortgage File and Servicing File shall be in the manner contemplated by Section 3.26 hereof.

            Following the date on which the aggregate Certificate Principal Balance of the Registered Certificates is reduced to zero and the then outstanding Certificates (excluding the Residual Interest Certificates) are held by a single Certificateholder, such sole remaining Certificateholder (the "Sole Certificateholder") shall have the right to exchange all of its Certificates for all of the Mortgage Loans and each REO Property) remaining in the Trust Fund as contemplated by the first paragraph of this Section 9.01, by giving written notice to all the parties hereto and the Companion Loan Noteholders no later than sixty (60) days prior to the anticipated date of exchange; provided that no such exchange may occur if any of the remaining REO Properties relates to a Serviced Loan Combination. Such Sole Certificateholder, not later than the fifth Business Day preceding the Distribution Date on which the final distribution on the Certificates is to occur, shall (i) deposit in the applicable Custodial Account an amount in immediately available funds equal to all amounts then due and owing to the Depositor, the Master Servicer, the Special Servicer and the Trustee pursuant to Section 3.05(a) or Section 3.05A, as applicable, or that may be withdrawn from the Distribution Account pursuant to Section 3.05(b), but only to the extent that such amounts are not already on deposit in such Custodial Account and (ii) pay to the Trustee for its benefit an amount, in immediately available funds, equal to $5,000 (five thousand dollars). In addition, the Master Servicer shall transfer to the Distribution Account all amounts required to be transferred thereto on the related Master Servicer Remittance Date from the Pool Custodial Account pursuant to the first paragraph of Section 3.04(b). Upon confirmation that such final deposits have been made and following the surrender of all the Certificates on the final Distribution Date, the Trustee shall release or cause to be released to such Sole Certificateholder or any designee thereof, the Mortgage Files for the remaining Mortgage Loans and REO Properties and shall execute all assignments, endorsements and other instruments furnished to it by such Certificateholder as shall be necessary to effectuate transfer of the Mortgage Loans and REO Properties remaining in the Trust Fund. Thereafter, the Trust Fund and the respective obligations and responsibilities under this Agreement of the Depositor, the Master Servicer, the Special Servicer and the Trustee (other than maintenance of books and records and the preparation and filing of final tax returns) shall terminate. Any transfer of the Mortgage Loans, except in the case of Serviced Loan Combination Trust Mortgage Loans, pursuant to this paragraph shall be on a servicing released basis; and the release, endorsement or assignment of the documents constituting the related Mortgage File and Servicing File shall be in the manner contemplated by Section
3.26. For federal income tax purposes, the Sole Certificateholder shall be deemed to have purchased the assets of the Trust Fund for an amount equal to the unpaid principal balance, plus accrued unpaid interest of the Mortgage Loans and the fair market value of any defaulted Mortgage Loans or REO Property, without duplication of amounts deposited pursuant to the fourth preceding sentence of this paragraph, and such amounts shall be deemed to have been paid or distributed in accordance with Section 4.01.

            For purposes of this Section 9.01 and Section 9.02 and any Loan Combination, (i) references to purchase of an REO Property or Properties shall mean purchase of the Trust Fund's interest in such REO Property or Properties and (ii) the Appraised Value of any REO Property refers to the Appraised Value of the Trust Fund's interest in such REO Property, which (1) in the case of a Loan Combination that does not have any Pari Passu Companion Loans shall mean the lesser of (x) the Purchase Price of the related REO Mortgage Loan and (y) the Appraised Value of such REO Property and (2) with respect to a Loan Combination comprised of one or more Pari Passu Companion Loans shall mean the lesser of (x) the Purchase Price of the related REO Mortgage Loan and (y) the Trust Fund's proportionate share of the Appraised Value of such REO Property without taking into account the interest of any related Subordinate Companion Loan.

            Notice of any termination shall be given promptly by the Trustee by letter to Certificateholders and the Companion Loan Noteholders mailed (a) if such notice is given in connection with the Depositor's, the Master Servicer's, the Special Servicer's or a Controlling Class Certificateholder's purchase of the Mortgage Loans and each REO Property remaining in the Lower-Tier REMIC, not earlier than the 15th day and not later than the 25th day of the month next preceding the month of the final distribution on the Certificates or (b) otherwise during the month of such final distribution on or before the eighth day of such month, in each case specifying (i) the Distribution Date upon which the Trust Fund will terminate and final payment of the Certificates will be made, (ii) the amount of any such final payment and (iii) that the Record Date otherwise applicable to such Distribution Date is not applicable, payments being made only upon presentation and surrender of the Certificates at the offices of the Certificate Registrar or such other location therein designated. The Trustee shall give such notice to the Master Servicer, the Special Servicer and the Depositor at the time such notice is given to Certificateholders.

            Upon presentation and surrender of the Certificates by the Certificateholders on the final Distribution Date, the Trustee shall distribute to each Certificateholder so presenting and surrendering its Certificates such Certificateholder's Percentage Interest of that portion of the amounts then on deposit in the Distribution Account that are allocable to payments on the Class of Certificates so presented and surrendered. Amounts on deposit in the Distribution Account as of the final Distribution Date, exclusive of any portion thereof that would be payable to any Person in accordance with clauses (ii) through (viii) of Section 3.05(b), and further exclusive of any portion thereof that represents Prepayment Premiums and/or Yield Maintenance Charges, shall be allocated in the order of priority set forth in Section 4.01(a), in each case to the extent of remaining available funds.

            Any Prepayment Premiums and Yield Maintenance Charges on deposit in the Distribution Account as of the final Distribution Date (net of any Workout Fees and/or Liquidation Fees payable therefrom) shall be distributed among the Holders of the Class A-1, Class A-2, Class A-3, Class A-PB, Class A-4, Class A-1A, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates in accordance with Section 4.01(b).

            Any amounts representing Additional Interest on deposit in the Distribution Account as of the Final Distribution Date shall be distributed to the Holders of the Class Y Certificates in accordance with Section 4.01(k).

            Any funds not distributed to any Holder or Holders of Certificates of such Class on such Distribution Date because of the failure of such Holder or Holders to tender their Certificates shall, on such date, be set aside and held uninvested in trust and credited to the account or accounts of the appropriate non-tendering Holder or Holders. If any Certificates as to which notice has been given pursuant to this Section 9.01 shall not have been surrendered for cancellation within six (6) months after the time specified in such notice, the Trustee shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation in order to receive the final distribution with respect thereto. If within one year after the second notice all such Certificates shall not have been surrendered for cancellation, the Trustee, directly or through an agent, shall take such reasonable steps to contact the remaining non-tendering Certificateholders concerning the surrender of their Certificates as it shall deem appropriate. The costs and expenses of holding such funds in trust and of contacting such Certificateholders following the first anniversary of the delivery of such second notice to the non-tendering Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any former Holder on any amount held in trust hereunder. If by the second anniversary of the delivery of such second notice, all of the Certificates shall not have been surrendered for cancellation, then, subject to applicable law, the Trustee shall distribute to the Class R-II Certificateholders all unclaimed funds and other assets which remain subject hereto.

            All actual distributions on the respective Classes of Certificates on the final Distribution Date in accordance with foregoing provisions of this
Section 9.01 shall be deemed to have been distributed first from the Lower-Tier REMIC to the Upper-Tier REMIC in accordance with Section 4.01(j) and Section 4.01(b).

            Section 9.02 Additional Termination Requirements.

            (a) If the Depositor, any Controlling Class Certificateholder, the Special Servicer or the Master Servicer purchases all of the Mortgage Loans and each REO Property remaining in the Lower-Tier REMIC as provided in Section 9.01, the Trust Fund (and, accordingly, each REMIC Pool) shall be terminated in accordance with the following additional requirements, unless the Person effecting such purchase obtains at its own expense and delivers to the Trustee and the Tax Administrator, an Opinion of Counsel, addressed to the Trustee and the Tax Administrator, to the effect that the failure of the Trust Fund to comply with the requirements of this Section 9.02 will not result in an Adverse REMIC Event or an Adverse Grantor Trust Event:

            (i) the Tax Administrator shall specify the first day in the 90-day liquidation period in a statement attached to the final Tax Return for each REMIC Pool (unless previously terminated) pursuant to Treasury Regulations Section 1.860F-1 and shall satisfy all requirements of a qualified liquidation under Section 860F of the Code and any regulations thereunder as set forth in the Opinion of Counsel obtained pursuant to
      Section 9.01 from the party effecting the purchase of all the Mortgage Loans and REO Property remaining in the Lower-Tier REMIC;

            (ii) during such 90-day liquidation period and at or prior to the time of making of the final payment on the Certificates, the Trustee shall sell all of the assets of the Lower-Tier REMIC to the Master Servicer, the purchasing Controlling Class Certificateholder, the Special Servicer or the Depositor, as applicable, for cash; and

            (iii) at the time of the making of the final payment on the Certificates, the Trustee shall distribute or credit, or cause to be distributed or credited, to the Certificateholders in accordance with
      Section 9.01 all cash on hand (other than cash retained to meet claims), and each REMIC Pool shall terminate at that time.

            (b) [Reserved.]

            (c) By their acceptance of Certificates, the Holders thereof hereby agree to authorize the Tax Administrator to specify the 90-day liquidation period for each REMIC Pool, which authorization shall be binding upon all successor Certificateholders.

                                   ARTICLE X

                            ADDITIONAL TAX PROVISIONS

            Section 10.01 REMIC Administration.

            (a) The Tax Administrator shall elect to treat each REMIC Pool as a REMIC under the Code and, if necessary, under applicable state law. Such election will be made on Form 1066 or other appropriate federal or state Tax Returns for the taxable year ending on the last day of the calendar year in which the Certificates are issued.

            (b) The Uncertificated Lower-Tier Interests are hereby designated as "regular interests" (within the meaning of Section 860G(a)(1) of the Code) in the Lower-Tier REMIC. The Regular Interest Certificates are hereby designated as "regular interests" (within the meaning of Section 860G(a)(1) of the Code) in the Upper-Tier REMIC. The (i) Class R-I Certificates and the (ii) Class R-II Certificates are hereby designated as the single class of "residual interests" (within the meaning of Section 860G(a)(2) of the Code) in (i) the Lower-Tier REMIC and (ii) the Upper-Tier REMIC, respectively. None of the Master Servicer, the Special Servicer or the Trustee shall (to the extent within its control) permit the creation of any other "interests" in the Lower-Tier REMIC or the Upper-Tier REMIC (within the meaning of Treasury Regulations Section 1.860D-1(b)(1)).

            (c) The Closing Date is hereby designated as the "startup day" of each REMIC Pool within the meaning of Section 860G(a)(9) of the Code.

            (d) The related Plurality Residual Interest Certificateholder as to the applicable taxable year is hereby designated as the Tax Matters Person of each REMIC Pool, and shall act on behalf of the related REMIC in relation to any tax matter or controversy and shall represent the related REMIC in any administrative or judicial proceeding relating to an examination or audit by any governmental taxing authority; provided that the Tax Administrator is hereby irrevocably appointed to act and shall act (in consultation with the Tax Matters Person for each REMIC Pool) as agent and attorney-in-fact for the Tax Matters Person for each REMIC Pool in the performance of its duties as such.

            (e) For purposes of Treasury Regulations Section
1.860G-1(a)(4)(iii), the Rated Final Distribution Date is hereby designated the "latest possible maturity date" of each Class of Regular Interest Certificates and the Uncertificated Lower-Tier Interests.

            (f) Except as otherwise provided in Section 3.18(a) and subsections
(i) and (j) below, the Tax Administrator shall pay out of its own funds any and all routine tax administration expenses of the Trust Fund incurred with respect to each REMIC Pool (but not including any professional fees or expenses related to audits or any administrative or judicial proceedings with respect to the Trust Fund that involve the IRS or state tax authorities which extraordinary expenses shall be payable or reimbursable to the Tax Administrator from the Trust Fund (exclusive of the Grantor Trust Assets), unless otherwise provided in
Section 10.01(i) or 10.01(j)).

            (g) Within thirty (30) days after the Closing Date, the Tax Administrator shall obtain a taxpayer identification number on Form SS-4 for each REMIC Pool and prepare and file with the IRS Form 8811, "Information Return for Real Estate Mortgage Investment Conduits (REMIC) and Issuers of Collateralized Debt Obligations" for the Trust Fund. In addition, the Tax Administrator shall prepare or cause to be prepared, shall cause the Trustee to sign and shall file or cause to be filed all of the other Tax Returns in respect of each REMIC Pool. The expenses of preparing and filing such returns shall be borne by the Tax Administrator without any right of reimbursement therefor. The other parties hereto shall provide on a timely basis to the Tax Administrator or its designee such information with respect to each REMIC Pool as is in its possession and reasonably requested by the Tax Administrator to enable it to perform its obligations under this Section 10.01. Without limiting the generality of the foregoing, the Depositor, within ten (10) days following the Tax Administrator's request therefor, shall provide in writing to the Tax Administrator such information as is reasonably requested by the Tax Administrator for tax purposes, as to the valuations and issue prices of the Certificates, and the Tax Administrator's duty to perform its reporting and other tax compliance obligations under this Section 10.01 shall be subject to the condition that it receives from the Depositor such information possessed by the Depositor that is necessary to permit the Tax Administrator to perform such obligations.

            (h) The Tax Administrator shall perform on behalf of each REMIC Pool all reporting and other tax compliance duties that are the responsibility of each such REMIC Pool under the Code, the REMIC Provisions or other compliance guidance issued by the IRS or any state or local taxing authority. Included among such duties, the Tax Administrator shall provide to: (i) any Transferor of a Residual Interest Certificate, such information as is necessary for the application of any tax relating to the transfer of a Residual Interest Certificate to any Person who is not a Permitted Transferee; (ii) the Certificateholders, such information or reports as are required by the Code or the REMIC Provisions, including reports relating to interest, original issue discount and market discount or premium (using the Prepayment Assumption as required hereunder); and (iii) the IRS, the name, title, address and telephone number of the Person who will serve as the representative of each REMIC Pool.

            (i) The Tax Administrator shall perform its duties hereunder so as to maintain the status of each REMIC Pool as a REMIC under the REMIC Provisions (and the Trustee, the Master Servicer and the Special Servicer shall assist the Tax Administrator to the extent reasonably requested by the Tax Administrator and to the extent of information within the Trustee's, the Master Servicer's or the Special Servicer's possession or control). None of the Tax Administrator, the Master Servicer, the Special Servicer, or the Trustee shall knowingly take (or cause either REMIC Pool to take) any action or fail to take (or fail to cause to be taken) any action that, under the REMIC Provisions, if taken or not taken, as the case may be, could (i) endanger the status of either REMIC Pool as a REMIC, or (ii) except as provided in Section 3.18(a), result in the imposition of a tax upon either REMIC Pool (including, but not limited to, the tax on prohibited transactions as defined in Section 860F(a)(2) of the Code and the tax on contributions to a REMIC set forth in Section 860G(d) of the Code) or result in the imposition of a tax on "net income from foreclosure property" as defined in Section 860G(c) of the Code (any such endangerment of REMIC status or, except as provided in Section 3.18(a), imposition of a tax, an "Adverse REMIC Event"), unless the Tax Administrator has obtained or received an Opinion of Counsel (at the expense of the party requesting such action or at the expense of the Trust Fund if the Tax Administrator seeks to take such action or to refrain from acting for the benefit of the Certificateholders) to the effect that the contemplated action will not result in an Adverse REMIC Event or an Adverse Grantor Trust Event. None of the other parties hereto shall take any action or fail to take any action (whether or not authorized hereunder) as to which the Tax Administrator has advised it in writing that the Tax Administrator has received or obtained an Opinion of Counsel to the effect that an Adverse REMIC Event or an Adverse Grantor Trust Event could result from such action or failure to act. In addition, prior to taking any action with respect to either REMIC Pool or the Grantor Trust, or causing either REMIC Pool or the Grantor Trust to take any action, that is not expressly permitted under the terms of this Agreement, the Master Servicer and the Special Servicer shall consult with the Tax Administrator or its designee, in writing, with respect to whether such action could cause an Adverse REMIC Event or an Adverse Grantor Trust Event. The Tax Administrator may consult with counsel to make such written advice, and the cost of same shall be borne by the party seeking to take the action not permitted by this Agreement, but in no event at the cost or expense of the Trust Fund or the Trustee. At all times as may be required by the Code, the Tax Administrator shall make reasonable efforts to ensure that substantially all of the assets of each REMIC Pool will consist of "qualified mortgages" as defined in Section 860G(a)(3) of the Code and "permitted investments" as defined in
Section 860G(a)(5) of the Code.

            (j) If any tax is imposed on either REMIC Pool, including "prohibited transactions" taxes as defined in Section 860F(a)(2) of the Code, any tax on "net income from foreclosure property" as defined in Section 860G(c) of the Code, any taxes on contributions to either REMIC Pool after the Startup Day pursuant to Section 860G(d) of the Code, and any other tax imposed by the Code or any applicable provisions of state or local tax laws (other than any tax permitted to be incurred by the Special Servicer pursuant to Section 3.18(a)), such tax, together with all incidental costs and expenses (including penalties and reasonable attorneys' fees), shall be charged to and paid by: (i) the Tax Administrator, if such tax arises out of or results from a breach by the Tax Administrator of any of its obligations under this Section 10.01; (ii) the Special Servicer, if such tax arises out of or results from a breach by the Special Servicer of any of its obligations under Article III or this Section 10.01; (iii) the Master Servicer, if such tax arises out of or results from a breach by the Master Servicer of any of its obligations under Article III or this Section 10.01; (iv) the Trustee, if such tax arises out of or results from a breach by the Trustee of any of its obligations under Article IV, Article VIII or this Section 10.01; or (v) the Trust Fund, excluding the portion thereof constituting the Grantor Trust in all other instances. Any tax permitted to be incurred by the Special Servicer pursuant to Section 3.18(a) shall be charged to and paid by the Trust Fund (exclusive of the Grantor Trust Assets). Any such amounts payable by the Trust Fund shall be paid by the Trustee upon the written direction of the Tax Administrator out of amounts on deposit in the Distribution Account in reduction of the Available Distribution Amount pursuant to Section 3.05(b).

            (k) The Tax Administrator shall, for federal income tax purposes, maintain books and records with respect to each REMIC Pool on a calendar year and on an accrual basis.

            (l) Following the Startup Day, none of the Trustee, the Master Servicer and the Special Servicer shall accept any contributions of assets to either REMIC Pool unless it shall have received an Opinion of Counsel (at the expense of the party seeking to cause such contribution and in no event at the expense of the Trust Fund or the Trustee) to the effect that the inclusion of such assets in such REMIC Pool will not cause: (i) such REMIC Pool to fail to qualify as a REMIC at any time that any Certificates are outstanding; or (ii) the imposition of any tax on such REMIC Pool under the REMIC Provisions or other applicable provisions of federal, state and local law or ordinances.

            (m) None of the Trustee, the Master Servicer and the Special Servicer shall consent to or, to the extent it is within the control of such Person, permit: (i) the sale or disposition of any of the Mortgage Loans (except in connection with (A) the default or reasonably foreseeable material default of a Mortgage Loan, including, but not limited to, the sale or other disposition of a Mortgaged Property acquired by deed in lieu of foreclosure, (B) the bankruptcy of either REMIC Pool, (C) the termination of either REMIC Pool pursuant to
Article IX of this Agreement, or (D) a purchase of Mortgage Loans pursuant to or as contemplated by Article II or III of this Agreement); (ii) the sale or disposition of any investments in the Pool Custodial Account or the Pool REO Account for gain; or (iii) the acquisition of any assets for either REMIC Pool (other than a Mortgaged Property acquired through foreclosure, deed in lieu of foreclosure or otherwise in respect of a defaulted Mortgage Loan and other than Permitted Investments acquired in connection with the investment of funds in the Pool Custodial Account or the Pool REO Account); in any event unless it has received an Opinion of Counsel (at the expense of the party seeking to cause such sale, disposition, or acquisition but in no event at the expense of the Trust Fund or the Trustee) to the effect that such sale, disposition, or acquisition will not cause: (x) either REMIC Pool to fail to qualify as a REMIC at any time that any Certificates are outstanding; or (y) the imposition of any tax on either REMIC Pool under the REMIC Provisions or other applicable provisions of federal, state and local law or ordinances.

            (n) Except as permitted by Section 3.18(a), none of the Trustee, the Master Servicer and the Special Servicer shall enter into any arrangement by which either REMIC Pool will receive a fee or other compensation for services nor permit either REMIC Pool to receive any income from assets other than "qualified mortgages" as defined in Section 860G(a)(3) of the Code or "permitted investments" as defined in Section 860G(a)(5) of the Code.

            Section 10.02 Grantor Trust Administration.

            (a) The Tax Administrator shall treat the Grantor Trust, for tax return preparation purposes, as a grantor trust under the Code and, if necessary, under applicable state law and will file appropriate federal or state Tax Returns for each taxable year ending on or after the last day of the calendar year in which the Class Y Certificates are issued.

            (b) The Tax Administrator shall pay out of its own funds any and all routine tax administration expenses of the Trust Fund incurred with respect to the Grantor Trust (but not including any professional fees or expenses related to audits or any administrative or judicial proceedings with respect to the Trust Fund that involve the IRS or state tax authorities which extraordinary expenses shall be payable or reimbursable to the Tax Administrator from the Trust Fund unless otherwise provided in Section 10.02(e) or 10.02(f)).

            (c) The Tax Administrator shall prepare, sign and file all of the Tax Returns in respect of the Grantor Trust. The expenses of preparing and filing such returns shall be borne by the Tax Administrator without any right of reimbursement therefor. The Tax Administrator shall comply with such requirement by filing Form 1041 or such other form as may be applicable under the Grantor Trust Provisions, indicating the name and address of the Trust and signed by the Tax Administrator but otherwise left blank. There shall be appended to each such form a schedule for each Certificateholder indicating such Certificateholder's share of income and expenses of the Trust for the portion of the preceding calendar year in which such Certificateholder possessed an Ownership Interest in a Class Y Certificates. Such form shall be prepared in sufficient detail to enable reporting on the cash or accrual method of accounting, as applicable, and to report on such Certificateholder's fiscal year if other than the calendar year. The other parties hereto shall provide on a timely basis to the Tax Administrator or its designee such information with respect to the Grantor Trust as is in its possession and reasonably requested by the Tax Administrator to enable it to perform its obligations under this Section 10.02. Without limiting the generality of the foregoing, the Depositor, within ten days following the Tax Administrator's request therefor, shall provide in writing to the Tax Administrator such information as is reasonably requested by the Tax Administrator for tax purposes and compliance with the administration and reporting duties under the Grantor Trust Provisions, and the Tax Administrator's duty to perform its reporting and other tax compliance obligations under this
Section 10.02 shall be subject to the condition that it receives from the Depositor such information possessed by the Depositor that is necessary to permit the Tax Administrator to perform such obligations.

            (d) The Tax Administrator shall perform on behalf of the Grantor Trust all reporting and other tax compliance duties that are required in respect thereof under the Code, the Grantor Trust Provisions or other compliance guidance issued by the IRS or any state or local taxing authority, including the furnishing to Certificateholders of the schedules described in Section 10.02(c).

            (e) The Tax Administrator shall perform its duties hereunder so as to maintain the status of the Grantor Trust as a grantor trust under the Grantor Trust Provisions (and the Depositor, the Trustee, the Master Servicer and the Special Servicer shall assist the Tax Administrator to the extent reasonably requested by the Tax Administrator and to the extent of information within the Trustee's, the Master Servicer's or the Special Servicer's possession or control). None of the Tax Administrator, Master Servicer, the Special Servicer or the Trustee shall vary the investment of the beneficial owners in the assets of the Grantor Trust with a view to taking advantage of fluctuations in market rates of interest to improve their rates of return or knowingly take (or cause the Grantor Trust to take) any action or fail to take (or fail to cause to be taken) any action that, under the Grantor Trust Provisions, if taken or not taken, as the case may be, could endanger the status of the Grantor Trust as a grantor trust under the Grantor Trust Provisions or result in the imposition of a tax upon the Grantor Trust or its assets or transactions (any such endangerment or imposition, an "Adverse Grantor Trust Event"), unless the Tax Administrator has obtained or received an Opinion of Counsel (at the expense of the party requesting such action or at the expense of the Trust Fund if the Tax Administrator seeks to take such action or to refrain from taking any action for the benefit of the Certificateholders) to the effect that the contemplated action will not result in an Adverse Grantor Trust Event. None of the other parties hereto shall take any action or fail to take any action (whether or not authorized hereunder) as to which the Tax Administrator has advised it in writing that the Tax Administrator has received or obtained an Opinion of Counsel to the effect that an Adverse Grantor Trust Event could result from such action or failure to act. In addition, prior to taking any action with respect to the Grantor Trust, or causing the Trust Fund to take any action, that is not expressly permitted under the terms of this Agreement, the Master Servicer and the Special Servicer shall consult with the Tax Administrator or its designee, in writing, with respect to whether such action could cause an Adverse Grantor Trust Event to occur. The Tax Administrator may consult with counsel to make such written advice, and the cost of same shall be borne by the party seeking to take the action not permitted by this Agreement, but in no event at the cost or expense of the Trust Fund, the Tax Administrator or the Trustee.

            (f) If any tax is imposed on the Grantor Trust, such tax, together with all incidental costs and expenses (including penalties and reasonable attorneys' fees), shall be charged to and paid by: (i) the Tax Administrator, if such tax arises out of or results from a breach by the Tax Administrator of any of its obligations under this Section 10.02; (ii) the Special Servicer, if such tax arises out of or results from a breach by the Special Servicer of any of its obligations under Article III or this Section 10.02; (iii) the Master Servicer, if such tax arises out of or results from a breach by the Master Servicer of any of its obligations under Article III or this Section 10.02; (iv) the Trustee, if such tax arises out of or results from a breach by the Trustee of any of its obligations under Article IV, Article VIII or this Section 10.02; (v) the Depositor, if such tax arises out of or results from a breach by the Depositor of any of its obligations under Section 10.02; or (vi) the portion of the Trust Fund constituting the Grantor Trust in all other instances.

            (g) The Grantor Trust is a WHFIT that is a WHMT. The Trustee will report as required under the WHFIT Regulations to the extent such information as is reasonably necessary to enable the Trustee to do so is provided to the Trustee on a timely basis. The Trustee will not be liable for any tax reporting penalties that may arise under the WHFIT Regulations as a result of the Depositor incorrectly determining the status of the grantor trust as a WHFIT.

            (h) The Trustee, in its discretion, will report required WHFIT information using either the cash or accrual method, except to the extent the WHFIT Regulations specifically require a different method. The Trustee will be under no obligation to determine whether any Certificateholder uses the cash or accrual method. The Trustee will make available WHFIT information to Certificateholders annually. In addition, the Trustee will not be responsible or liable for providing subsequently amended, revised or updated information to any Certificateholder, unless requested by the certificate holder.

            (i) The Trustee shall not be liable for failure to meet the reporting requirements of the WHFIT Regulations nor for any penalties thereunder if such failure is due to: (i) the lack of reasonably necessary information being provided to the Trustee, or (ii) incomplete, inaccurate or untimely information being provided to the Trustee. Each owner of a class of securities representing, in whole or in part, beneficial ownership of an interest in a WHFIT, by acceptance of its interest in such class of securities, will be deemed to have agreed to provide the Trustee with information regarding any sale of such securities, including the price, amount of proceeds and date of sale. Absent receipt of such information and unless informed otherwise by the Depositor, the Trustee will assume there is no secondary market trading of WHFIT interests.

            (j) To the extent required by the WHFIT Regulations, the Trustee will use reasonable efforts to publish on an appropriate website the CUSIPs for the certificates that represent ownership of a WHFIT. The CUSIPs so published will represent the Rule 144A CUSIPs. The Trustee will not publish any associated Reg S CUSIPs. The Trustee will make reasonable good faith efforts to keep the website accurate and updated to the extent CUSIPs have been received. Absent the receipt of a CUSIP, the Trustee will use a reasonable identifier number in lieu of a CUSIP. The Trustee will not be liable for investor reporting delays that result from the receipt of inaccurate or untimely CUSIP information.

            (k) The Trustee shall be entitled to additional reasonable compensation for changes in reporting required in respect of the WHFIT Regulations that arise as a result of a change in the WHFIT Regulations or a change in interpretation of the WHFIT Regulations by the IRS or the Depositor or its counsel, if such change requires, in the Trustee's reasonable discretion, a material increase in the Trustee's reporting obligations in respect of the related Grantor Trust.

                                   ARTICLE XI

               EXCHANGE ACT REPORTING AND REGULATION AB COMPLIANCE

            Section 11.01 Intent of the Parties; Reasonableness.

            The parties hereto acknowledge and agree that the purpose of Article XI of this Agreement is to facilitate compliance by the Depositor with the provisions of Regulation AB and the related rules and regulations of the Commission; provided, however, that the reports (or substantially similar reports) required to be delivered pursuant to Section 11.09, Section 11.10 and
Section 11.11 will continue to be required regardless of whether any other reports are required to be delivered hereunder. The Depositor shall not exercise its rights to request delivery of information or other performance under these provisions other than reasonably and in good faith, or for purposes other than compliance with the Securities Act, the Exchange Act and the Sarbanes-Oxley Act. The parties hereto acknowledge that interpretations of the requirements of Regulation AB may change over time due to interpretive guidance provided by the Commission or its staff, and agree to comply with requests made by the Depositor in good faith for delivery of information under these provisions on the basis of such evolving interpretations of Regulation AB. In connection with COBALT CMBS Commercial Mortgage Trust 2007-C3, Commercial Mortgage Pass-Through Certificates, Series 2007-C3, each of the Master Servicer, the Special Servicer and the Trustee shall cooperate fully with the Depositor and the Trustee, as applicable, to deliver to the Depositor (including any of its assignees or designees who assumes its obligations hereunder), any and all statements, reports, certifications, records and any other information in its possession or reasonably available to it and necessary in the reasonable good faith determination of the Depositor or the Trustee, as applicable, to permit the Depositor to comply with the provisions of Regulation AB, together with such disclosures relating to the Master Servicer, the Special Servicer and the Trustee, as applicable, and any Sub-Servicer, or the servicing of the Mortgage Loans, reasonably believed by the Depositor to be necessary in order to effect such compliance. Each party to this Agreement shall have a reasonable period of time to comply with any written request made under this Section 11.01, but in any event, shall, upon reasonable advance written request, provide information in sufficient time to allow the Depositor or the Trustee, as applicable, to satisfy any related filing requirements. For purposes of this Article XI, to the extent any party has an obligation to exercise commercially reasonable efforts to cause a third party to perform, such party hereunder may but shall not be required to bring any legal action against such third party in connection with such obligation.

            Section 11.02 Succession; Subcontractors.(a) (a) For so long as the Trust is subject to the reporting requirements of the Exchange Act (in addition to any requirements contained in Section 11.07) in connection with the succession to the Master Servicer, the Special Servicer or any Sub-Servicer, or Additional Servicer or Primary Servicer as servicer or sub-servicer (to the extent such servicer or sub-servicer is a "servicer" as contemplated by Item 1108(a)(2) of Regulation AB) under this Agreement by any Person (i) into which the Master Servicer, the Special Servicer or such Sub-Servicer may be merged or consolidated, or (ii) which may be appointed as a successor to the Master Servicer and Special Servicer or any such Sub-Servicer, Additional Servicer or Primary Servicer, the Master Servicer (other than if pursuant to an appointment under Section 7.01 or 7.02) and Special Servicer shall provide (or in the case of a Sub-Servicer listed on Exhibit K, shall use commercially reasonable efforts to cause such Sub-Servicer to provide) to the Depositor, at least five (5) calendar days prior to the effective date of such succession or appointment as long as such disclosure prior to such effective date would not be violative of any applicable law or confidentiality agreement, otherwise no later than one (1) Business Day after such effective date of succession, (x) written notice to the Depositor of such succession or appointment and (y) in writing and in form and substance reasonably satisfactory to the Depositor, all information relating to such successor servicer reasonably requested by the Depositor in order to comply with its reporting obligation under Item 6.02 of Form 8-K pursuant to the Exchange Act (if such reports under the Exchange Act are required to be filed under the Exchange Act).

            (b) Each of the Master Servicer, the Special Servicer, the Additional Servicer, the Primary Servicer, the Sub-Servicer and the Trustee (each of the Master Servicer, the Special Servicer, the Primary Servicer, each Additional Servicer, the Trustee and each Sub-Servicer, for purposes of this paragraph and the following paragraph, a "Servicer") is permitted to utilize one or more Subcontractors to perform certain of its obligations hereunder. Such Servicer shall promptly upon request provide to the Depositor a written description (in form and substance satisfactory to the Depositor) of the role and function of each Subcontractor that is a Servicing Function Participant (pursuant to Item 1108(a)(2) of Regulation AB) utilized by such Servicer, specifying (i) the identity of each Subcontractor and (ii) which elements of the Servicing Criteria will be addressed in assessments of compliance provided by each Subcontractor. Each Servicer shall cause (or, in the case of a Subcontractor determined to be a Servicing Function Participant used by any Sub-Servicer listed on Exhibit K or any Sub-Servicer appointed pursuant to
Article VII, and to the extent that the Master Servicer, the Special Servicer or the Trustee is required to enforce this sentence, use commercial reasonable efforts to cause) any Subcontractor determined to be a Servicing Function Participant used by such Servicer for the benefit of the Depositor to comply with the provisions of Section 11.10 and Section 11.11 of this Agreement to the same extent as if such Subcontractor were such Servicer. Such Servicer shall be responsible for obtaining (but as to Sub-Servicers on Exhibit K or any other Sub-Servicers appointed pursuant to Article VII that the Master Servicer must retain, the Master Servicer shall only be responsible for using commercially reasonable efforts to obtain) from each such Subcontractor and delivering to the applicable Persons any assessment of compliance report and related accountant's attestation required to be delivered by such Subcontractor under Section 11.10 and Section 11.11, in each case, as and when required to be delivered.

            (c) For so long as the Trust is subject to the reporting requirements of the Exchange Act, notwithstanding the foregoing, if a Servicer engages a Subcontractor in connection with the performance of any of its duties under this Agreement, such Servicer shall be responsible for determining whether such Subcontractor is a "servicer" within the meaning of Item 1101 of Regulation AB and whether such Subcontractor meets the criteria in Item 1108(a)(2)(i), (ii) or (iii) of Regulation AB. If a Servicer determines, pursuant to the preceding sentence, that such Subcontractor is a "servicer" within the meaning of Item 1101 of Regulation AB and meets the criteria in Item 1108(a)(2)(i), (ii) or
(iii) of Regulation AB, then such Subcontractor shall be deemed to be a Sub-Servicer for purposes of this Agreement, and the engagement of such Sub-Servicer shall not be effective unless and until notice is given to the Depositor and the Trustee of any such Sub-Servicer and Sub-Servicing Agreement. No Sub-Servicing Agreement (other than such agreements set forth on Exhibit T hereto) shall be effective until ten (10) Business Days after such written notice is received by the Depositor and the Trustee. Such notice shall contain all information reasonably necessary to enable the Trustee to accurately and timely report the event under Item 6.02 of Form 8-K pursuant to Section 11.07 (if such reports under the Exchange Act are required to be filed under the Exchange Act).

            (d) For so long as the Trust is subject to the reporting requirements of the Exchange Act, (in addition to any requirements contained in Section 11.04) in connection with the succession to the Trustee as Trustee or co-Trustee under this Agreement by any Person (i) into which the Trustee may be merged or consolidated, (ii) which may be appointed as a co-Trustee or separate Trustee pursuant to Section 8.10, or (iii) that is appointed as a successor Trustee pursuant Section 8.08, the Trustee (with respect to the foregoing clauses (i) and (ii)) or the successor Trustee (with respect to the foregoing clause (iii)) shall provide to the Depositor, at least ten (10) Business Days prior to the effective date of such succession or appointment (as long as such disclosure prior to such effective date would not be violative of any applicable law or confidentiality agreement, otherwise immediately following such effective date, but in no event later than the time required pursuant to Section 11.07,
(x) written notice to the Depositor of such succession or appointment and (y) in writing and in form and substance reasonably satisfactory to the Depositor, all information requested by the Depositor so that it may comply with its reporting obligation under Item 6.02 of Form 8-K with respect to any Class of Certificates.

            Section 11.03 Filing Obligations. (a) The Master Servicer, the Special Servicer and the Trustee shall reasonably cooperate with the Depositor in connection with the satisfaction of the Trust's reporting requirements under the Exchange Act. Pursuant to Sections 11.04, 11.05 and 11.07, the Trustee shall prepare for execution by the Depositor any Forms 10-D, 10-K and 8-K required by the Exchange Act, in order to permit the timely filing thereof, and the Trustee shall file (via the Commission's Electronic Data Gathering and Retrieval System) such Forms executed by the Depositor.

            (b) In the event that the Trustee is unable to timely file with the Commission all or any required portion of any Form 8-K, 10-D or 10-K required to be filed by this Agreement because required disclosure information was either not delivered to it or delivered to it after the delivery deadlines set forth in this Agreement, the Trustee will promptly as soon as practicable, but in no event later than twenty-four (24) hours after determination notify the Depositor. In the case of Forms 10-D and 10-K, the Depositor and the Trustee will thereupon cooperate to prepare and file a Form 12b-25 and a Form 10-D/A or Form 10-K/A, as applicable, pursuant to Rule 12b-25 of the Exchange Act. In the case of Form 8-K, the Trustee will, upon receipt of all required Form 8-K Disclosure Information, include such disclosure information on the next succeeding Form 10-D to be filed for the Trust. In the event that any previously filed Form 8-K or Form 10-K needs to be amended, the Trustee will notify the Depositor, and such other parties as needed and the parties hereto will cooperate with the Trustee to prepare any necessary Form 8-K/A or Form 10-K/A. In the event that any previously filed Form 10-D needs to be amended, the Trustee shall notify the Depositor, and such other parties as needed, and the parties hereto shall cooperate to prepare any necessary Form 10-D/A. Any Form 15, Form 12b-25 or any amendment to Form 8-K, Form 10-D or Form 10-K shall be signed by an officer of the Depositor. The parties to this Agreement acknowledge that the performance by the Trustee of its duties under this Section 11.03 related to the timely preparation and filing of Form 15, a Form 12b-25 or any amendment to Form 8-K, Form 10-D or Form 10-K is contingent upon such parties observing all applicable deadlines in the performance of their duties under Sections 11.03, 11.04, 11.05, 11.06, 11.07, 11.08, 11.09, 11.10 and 11.11.
Neither the Depositor nor the Trustee shall have any responsibility to notify the Master Servicer, the Special Servicer or any other applicable party of such party's failure to observe the applicable deadlines in the performance of its duties under Sections 11.03, 11.04, 11.05, 11.06, 11.07, 11.08, 11.09, 11.10 and
11.11 (or the beginning of any grace period under such Sections, as applicable), prior to such failure becoming an Event of Default pursuant to Section 7.01(a)(xii). Further, the Trustee shall have no liability for any loss, expense, damage, claim arising out of or with respect to any failure to properly prepare, arrange for execution and/or timely file any such Form 15, Form 12b-25 or any amendments to Form 8-K, Form 10-D or Form 10-K, where such failure results from the Trustee's inability or failure to receive, on a timely basis, any information from any other party hereto needed to prepare, arrange for execution or file such Form 15, Form 12b-25 or any amendments to Forms 8-K, Form 10-D or Form 10-K, not resulting from its own negligence, bad faith or willful misconduct.

            Section 11.04 Form 10-D Filings. (a) Within fifteen (15) days after each Distribution Date (subject to permitted extensions under the Exchange Act), the Trustee shall prepare and file on behalf of the Trust any Form 10-D required by the Exchange Act, in form and substance as required by the Exchange Act. A duly authorized representative of the Depositor shall sign each Form 10-D filed on behalf of the Trust. The Trustee shall file each Form 10-D with a copy of the related Statement to Certificateholders attached thereto. Any disclosure in addition to the Statement to Certificateholders that is required to be included on Form 10-D ("Additional Form 10-D Disclosure") shall, pursuant to the following paragraph, be reported by the parties set forth on Exhibit P to the Depositor and the Trustee and approved by the Depositor, and the Trustee will have no duty or liability for any failure hereunder to determine or prepare any Additional Form 10-D Disclosure absent such reporting, direction and approval.

            For so long as the Trust is subject to the reporting requirements of the Exchange Act, within five (5) calendar days after the related Distribution Date, (i) certain parties to this Agreement, as set forth on Exhibit P hereto, shall be required to provide to the Trustee and the Depositor, to the extent a Servicing Officer or Responsible Officer thereof has knowledge thereof (other than Item 1117 of Regulation AB as to such party which shall be reported if actually known by any Servicing Officer or Responsible Officer, as the case may be or any lawyer in the in-house legal department of such party) in EDGAR-compatible format (to the extent available to such party in such format), or in such other format as otherwise agreed upon by the Trustee and the Depositor and such parties, the form and substance of any Additional Form 10-D Disclosure described on Exhibit P applicable to such party, (ii) the parties listed on Exhibit P hereto shall include with such Additional Form 10-D Disclosure applicable to such party and shall use its commercially reasonable efforts to cause each Sub-Servicer or Subcontractor of such party to the extent required under Regulation AB and if such Sub-Servicer or Subcontractor is an Additional Servicer or Servicing Function Participant to provide (and, if received, include), an Additional Disclosure Notification in the form attached hereto as Exhibit S and (iii) the Depositor shall approve, as to form and substance, or disapprove, as the case may be, the inclusion of the Additional Form 10-D Disclosure on Form 10-D. The Trustee has no duty under this Agreement to monitor or enforce the performance by the parties listed on Exhibit P of their duties under this paragraph or proactively solicit or procure from such parties any Additional Form 10-D Disclosure information. The Depositor will be responsible for any reasonable fees assessed or expenses incurred by the Trustee in connection with including any Additional Form 10-D Disclosure on Form 10-D pursuant to this paragraph.

            (b) After preparing the Form 10-D, the Trustee shall forward electronically a copy of the Form 10-D to the Depositor for review. Within two
(2) calendar days after receipt of such copy, but no later than the 12th calendar day after the related Distribution Date or, if the 12th calendar day after the related Distribution Date is not a Business Day, the immediately preceding Business Day, the Depositor shall notify the Trustee in writing (which may be furnished electronically) of any changes to or approval of such Form 10-D. Within two (2) calendar days after receipt of such copy, but no later than two (2) calendar days prior to the 15th calendar day after the related Distribution Date, an officer of the Depositor shall sign the Form 10-D and return an electronic or fax copy of such signed Form 10-D (with an original executed hard copy to follow by overnight mail) to the Trustee. If a Form 10-D cannot be filed on time or if a previously filed Form 10-D needs to be amended, the Trustee will follow the procedures set forth in Section 11.03(b). Promptly after filing with the Commission, the Trustee will make available on its internet website a final executed copy of each Form 10-D prepared and filed by the Trustee. The signing party at the Depositor can be contacted at Attention:
Tammy Heyman or Robert Restrick, CWCapital LLC, 1540 Broadway, 23rd Floor, New York, New York 10036, telecopy number: 646-253-8848. The parties to this Agreement acknowledge that the performance by the Trustee of its duties under this Section 11.04 related to the timely preparation and filing of Form 10-D is contingent upon such parties observing all applicable deadlines in the performance of their duties under this Section 11.04. The Trustee shall have no liability for any loss, expense, damage, or claim arising out of or with respect to any failure to properly prepare, arrange for execution and/or timely file such Form 10-D, where such failure results from the Trustee's inability or failure to receive, on a timely basis, any information from any party to this Agreement needed to prepare, arrange for execution or file such Form 10-D, not resulting from its own negligence, bad faith or willful misconduct.

            Form 10-D requires the registrant to indicate (by checking "yes" or "no") that it "(1) has filed all reports required to be filed by Section 13 or 15(d) of the Exchange Act during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days." The Depositor hereby instructs the Trustee, with respect to each Form 10-D, to check "yes" for each item unless the Trustee has received prior written notice (which may be furnished electronically) from the Depositor that the answer should be "no" for an item which notice shall be delivered to the Trustee no later than the 5th calendar day after the related Distribution Date. The Trustee shall be entitled to rely on such representations in preparing, executing and/or filing any Form 10-D.

            Section 11.05 Form 10-K Filings. (a) Within ninety (90) days after the end of each fiscal year of the Trust or such earlier date as may be required by the Exchange Act (the "10-K Filing Deadline") (it being understood that the fiscal year for the Trust ends on December 31st of each year), commencing in March 2008, the Trustee shall prepare and file on behalf of the Trust a Form 10-K, in form and substance as required by the Exchange Act. Each such Form 10-K shall include the following items, in each case to the extent they have been delivered to the Trustee within the applicable time frames set forth in this
Agreement:

            (i) an annual compliance statement for each Certifying Servicer and each Additional Servicer engaged by each Certifying Servicer, as described under Section 11.09,

            (ii) (A) the annual reports on assessment of compliance with Servicing Criteria for each Reporting Servicer, as described under Section 11.10, and

                  (B) if any such report on assessment of compliance with
            Servicing Criteria described under Section 11.10 identifies any material instance of noncompliance, disclosure identifying such instance of noncompliance, or if such report on assessment of compliance with Servicing Criteria described under Section 11.10 is not included as an exhibit to such Form 10-K, disclosure that such report is not included and an explanation why such report is not included,

            (iii) (A) the registered public accounting firm attestation report for each Reporting Servicer, as described under Section 11.11, and

                  (B) if any registered public accounting firm attestation
            report described under Section 11.11 identifies any material instance of noncompliance, disclosure identifying such instance of noncompliance, or if any such registered public accounting firm attestation report is not included as an exhibit to such Form 10-K, disclosure that such report is not included and an explanation why such report is not included, and

            (iv) a certification in the form attached hereto as Exhibit M, with such changes as may be necessary or appropriate as a result of changes promulgated by the Commission (the "Sarbanes-Oxley Certification"), which shall, except as described below, be signed by the senior officer of the Depositor in charge of securitization.

            Any disclosure or information in addition to (i) through (iv) above that is required to be included on Form 10-K ("Additional Form 10-K Disclosure") shall, pursuant to the following paragraph, be reported by the parties set forth on Exhibit Q to the Depositor and the Trustee and approved by the Depositor, and the Trustee will have no duty or liability for any failure hereunder to determine or prepare any Additional Form 10-K Disclosure, absent such reporting, direction and approval.

            For so long as the Trust is subject to the reporting requirements of the Exchange Act, no later than March 1, commencing in March 2008, (i) the parties listed on Exhibit Q hereto shall be required to provide to the Trustee and the Depositor, to the extent a Servicing Officer or a Responsible Officer, as the case may be, thereof has actual knowledge (other than Item 1117 of Regulation AB as to such party which shall be reported if actually known by any Servicing Officer or Responsible Officer, as the case may be or any lawyer in the in-house legal department of such party), in EDGAR-compatible format (to the extent available to such party in such format) or in such other format as otherwise agreed upon by the Trustee and the Depositor and such providing parties, the form and substance of any Additional Form 10-K Disclosure described on Exhibit Q applicable to such party, (ii) the parties listed on Exhibit Q hereto shall include with such Additional Form 10-K Disclosure applicable to such party and shall cause (or, in the case of a Sub-Servicer listed on Exhibit K or a Sub-Servicer appointed pursuant to Article VII, use commercially reasonable efforts to cause) each Sub-Servicer or Subcontractor of such party to the extent required under Regulation AB and if such Sub-Servicer or Subcontractor is an Additional Servicer or Servicing Function Participant to provide (and if received, include), an Additional Disclosure Notification in the form attached hereto as Exhibit S, and (iii) the Depositor will approve, as to form and substance, or disapprove, as the case may be, the inclusion of the Additional Form 10-K Disclosure on Form 10-K. The Trustee has no duty under this Agreement to monitor or enforce the performance by the parties listed on Exhibit Q of their duties under this paragraph or proactively solicit or procure from such parties any Additional Form 10-K Disclosure information. The Depositor will be responsible for any reasonable fees assessed and expenses incurred by the Trustee in connection with including any Additional Form 10-K Disclosure on Form 10-K pursuant to this paragraph.

            After preparing the Form 10-K, the Trustee shall forward electronically a copy of the Form 10-K to the Depositor for review no later than six (6) Business Days prior to the 10-K Filing Deadline. Within three (3) Business Days after receipt of such copy, but no later than March 25th, the Depositor shall notify the Trustee in writing (which may be furnished electronically) of any changes or approval to such Form 10-K. No later than 5:00 p.m. (New York time) on the fourth Business Day prior to the 10-K Filing Deadline, a senior officer of the Depositor in charge of securitization shall sign the Form 10-K and return an electronic or fax copy of such signed Form 10-K (with an original executed hard copy to follow by overnight mail) to the Trustee. If a Form 10-K cannot be filed on time or if a previously filed Form 10-K needs to be amended, the Trustee will follow the procedures set forth in
Section 11.03(b). Promptly after filing with the Commission, the Trustee will make available on its internet website a final executed copy of each Form 10-K prepared and filed by the Trustee. The signing party at the Depositor can be contacted at Attention: Tammy Heyman or Robert Restrick, CWCapital LLC, 1540 Broadway, 23rd Floor, New York, New York 10036, telecopy number: 646-253-8848. The parties to this Agreement acknowledge that the performance by the Trustee of its duties under this Section 11.05 related to the timely preparation and filing of Form 10-K is contingent upon the parties to this Agreement (and any Additional Servicer or Servicing Function Participant engaged or utilized, as applicable, by any such parties) observing all applicable deadlines in the performance of their duties under this Section 11.05. The Trustee shall have no liability for any loss, expense, damage, claim arising out of or with respect to any failure to properly prepare, arrange for execution and/or timely file such Form 10-K, where such failure results from the Trustee's inability or failure or receive, on a timely basis, any information from the parties to this Agreement (or any Sub-Servicer or Servicing Function Participant engaged by any such parties) needed to prepare, arrange for execution or file such Form 10-K, not resulting from its own negligence, bad faith or willful misconduct.

            Form 10-K requires the registrant to indicate (by checking "yes" or "no") that it "(1) has filed all reports required to be filed by Section 13 or 15(d) of the Exchange Act during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days." The Depositor hereby instructs the Trustee, with respect to each Form 10-K, to check "yes" for each item unless the Trustee has received prior written notice (which may be furnished electronically) from the Depositor that the answer should be "no" for an item which notice shall be delivered to the Trustee no later than 5:00 p.m. (New York City time) on the 15th calendar day prior to the 10-K Filing Deadline. The Trustee shall be entitled to rely on such representations in preparing, executing and/or filing any Form 10-K.

            Section 11.06 Sarbanes-Oxley Certification. Each Form 10-K shall include a Sarbanes-Oxley Certification in the form attached as Exhibit M required to be included therewith pursuant to the Sarbanes-Oxley Act. The Trustee, the Master Servicer and the Special Servicer shall, and each such party shall cause (or, in the case of a Servicing Function Participant or Additional Servicer that is a Sub-Servicer listed on Exhibit K or a Sub-Servicer appointed pursuant to Article VII, use commercially reasonable efforts to cause) each Servicing Function Participant and Additional Servicer, in each case, with which it has entered into a servicing relationship with respect to the Mortgage Loans, by March 1 (subject to a grace period through March 15) of each year commencing in March 2008 to provide to the Person who signs the Sarbanes-Oxley Certification (the "Certifying Person") a certification in the form attached hereto as Exhibit N-1, N-2 or N-3, as applicable (the "Performance Certification"), on which the Certifying Person, the entity for which the Certifying Person acts as an officer, and such entity's officers, directors and Affiliates (collectively with the Certifying Person, "Certification Parties") can reasonably rely. In addition, in the event that any Serviced Companion Loan is deposited into a commercial mortgage securitization (an "Other Securitization"), each Reporting Servicer shall provide to the Person who signs the Sarbanes Oxley back-up certification with respect to an Other Securitization a certification (which shall address the matters contained in the Sarbanes-Oxley Certification, but solely with respect to the related Serviced Companion Loan) on which such Person, the entity for which the Person acts as an officer (if the Person is an individual), and such entity's officers, directors and Affiliates can reasonably rely. The senior officer in charge of securitization for the Depositor shall serve as the Certifying Person on behalf of the Trust and may be contacted at Attention: Tammy Heyman or Robert Restrick, CWCapital LLC, 1540 Broadway, 23rd Floor, New York, New York 10036, telecopy number: 646-253-8848. In the event any Reporting Servicer is terminated or resigns pursuant to the terms of this Agreement or any applicable sub-servicing agreement or primary servicing agreement, as the case may be, such Reporting Servicer shall provide a certification to the Certifying Person pursuant to this Section 11.06 with respect to the period of time it was subject to this Agreement or the applicable sub-servicing or primary servicing agreement, as the case may be.

            Each Performance Certification shall include a reasonable reliance provision enabling the Certification Parties to rely upon each (i) annual compliance statement provided pursuant to Section 11.09, (ii) annual report on assessment of compliance with servicing criteria provided pursuant to Section
11.10 and (iii) registered public accounting firm attestation report provided pursuant to Section 11.11.

            Notwithstanding the foregoing, without limiting the requirements of the Exchange Act, nothing in this Section shall require any Reporting Servicer
(i) to certify or verify the accurateness or completeness of any information provided to such Reporting Servicer by third parties (other than a Sub-Servicer, Additional Servicer or any other third party retained by it that is not a Sub-Servicer listed on Exhibit K or a Sub-Servicer appointed pursuant to Article
VII), (ii) to certify information other than to such Reporting Servicer's knowledge and in accordance with such Reporting Servicer's responsibilities hereunder or (iii) with respect to completeness of information and reports, to certify anything other than that all fields of information called for in written reports prepared by such Reporting Servicer have been completed except as they have been left blank on their face.

            Section 11.07 Form 8-K Filings. Within four (4) Business Days after the occurrence of an event requiring disclosure on Form 8-K (each such event, a "Reportable Event"), and if requested by the Depositor and to the extent it receives the Form 8-K Disclosure Information described below, the Trustee shall prepare and file on behalf of the Trust any Form 8-K, as required by the Exchange Act, provided that the Depositor shall file the initial Form 8-K in connection with the issuance of the Certificates. Any disclosure or information related to a Reportable Event or that is otherwise required to be included on Form 8-K (other than the initial Form 8-K) ("Form 8-K Disclosure Information") shall, pursuant to the following paragraph be reported by the parties set forth on Exhibit R to the Depositor and the Trustee and approved by the Depositor, and the Trustee will have no duty or liability for any failure hereunder to determine or prepare any Form 8-K Disclosure Information or any Form 8-K, absent such reporting, direction and approval.

            For so long as the Trust is subject to the reporting requirements of the Exchange Act reporting requirements, to the extent a Servicing Officer or Responsible Officer thereof has actual knowledge of such event, (other than Item 1117 of Regulation AB as to such party which shall be reported if actually known by any Servicing Officer or Responsible Officer, as the case may be or any lawyer in the in-house legal department of such party), no later than noon (New York City time) on the 2nd Business Day after the occurrence of a Reportable Event (i) the parties set forth on Exhibit R hereto shall be required to provide to the Depositor and the Trustee, to the extent known by such applicable parties, in EDGAR-compatible format (to the extent available to such party in such format) or in such other format as otherwise agreed upon by the Depositor, the Trustee and such providing parties, any Form 8-K Disclosure Information described on Exhibit R applicable to such party, (ii) the parties listed on Exhibit R hereto shall include with such Additional Form 8-K Disclosure applicable to such party and shall use its commercially reasonable efforts to cause each Sub-Servicer or Subcontractor of such party to the extent required under Regulation AB and if such Sub-Servicer or Subcontractor is an Additional Servicer or Servicing Function Participant to provide (and if received, include), an Additional Disclosure Notification in the form attached hereto as Exhibit S, and (iii) the Depositor will approve, as to form and substance, or disapprove, as the case may be, the inclusion of the Form 8-K Disclosure Information on Form 8-K. The Trustee has no duty under this Agreement to monitor or enforce the performance by the parties listed on Exhibit R of their duties under this paragraph or proactively solicit or procure from such parties any Form 8-K Disclosure Information. The Depositor will be responsible for any reasonable fees assessed or expenses incurred by the Trustee in connection with including any Form 8-K Disclosure Information on Form 8-K pursuant to this paragraph.

            After preparing the Form 8-K, the Trustee shall forward electronically a copy of the Form 8-K to the Depositor for review no later than noon (New York City time) on the 3rd Business Day after the Reportable Event (but in no event earlier than 24 hours after having received approved Form 8-K Disclosure Information pursuant to the immediately preceding paragraph). Promptly, but no later than the close of business on the third Business Day after the Reportable Event, the Depositor shall notify the Trustee in writing (which may be furnished electronically) of any changes to or approval of such Form 8-K. No later than noon on the 4th Business Day after the Reportable Event, a duly authorized representative of the Depositor shall sign the Form 8-K and return an electronic or fax copy of such signed Form 8-K (with an original executed hard copy to follow by overnight mail) to the Trustee. If a Form 8-K cannot be filed on time or if a previously filed Form 8-K needs to be amended, the Trustee will follow the procedures set forth in Section 11.03(b). Promptly after filing with the Commission, the Trustee will, make available on its internet website a final executed copy of each Form 8-K, to the extent such Form 8-K has been prepared and filed by the Trustee. The signing party at the Depositor can be contacted at Attention: Tammy Heyman or Robert Restrick, CWCapital LLC, 1540 Broadway, 23rd Floor, New York, New York 10036, telecopy number: 646-253-8848. The parties to this Agreement acknowledge that the performance by the Trustee of its duties under this Section 11.07 related to the timely preparation and filing of Form 8-K is contingent upon such parties observing all applicable deadlines in the performance of their duties under this
Section 11.07. The Trustee shall have no liability for any loss, expense, damage, claim arising out of or with respect to any failure to properly prepare and/or timely file such Form 8-K, where such failure results from the Trustee's inability or failure or receive, on a timely basis, any information from the parties to this Agreement needed to prepare, arrange for execution or file such Form 8-K, not resulting from its own negligence, bad faith or willful misconduct.

            Section 11.08 Form 15 Filing. On or before January 30 of the first year in which the Trustee is able to do so under applicable law, the Trustee shall prepare and file a Form 15 Suspension and Notification relating to the automatic suspension of reporting in respect of the Trust under the Exchange Act. If at the beginning of any fiscal year for the Trust occurring after the filing of a Form 15 Suspension Notification, if the number of Certificateholders of record exceeds the number set forth in Section 15(d) of the Exchange Act or the regulations promulgated pursuant thereto which would cause the Trust to again become subject to the reporting requirements of the Exchange Act, the Trustee shall recommence preparing and filing reports on Forms 10-K, 10-D and 8-K as required pursuant to Section 11.04, Section 11.05 and Section 11.07; provided that if the Trustee recommences the preparing and filing of Exchange Act reports, it may, as soon as permitted by the Exchange Act, file another Form 15 Suspension Notification.

            Section 11.09 Annual Compliance Statements. The Master Servicer, the Special Servicer and the Trustee shall, and each such party shall cause (or, in the case of a Primary Servicer, an Additional Servicer or Servicing Function Participant that is a Sub-Servicer listed on Exhibit K or a Sub-Servicer appointed pursuant to Article VII, use commercially reasonable efforts to cause) the Primary Servicer and each Additional Servicer and Servicing Function Participant, in each case, with which it has entered into a servicing relationship with respect to the Mortgage Loans (each of the Master Servicer, the Special Servicer, the Primary Servicer and any Additional Servicer or Servicing Function Participant, a "Certifying Servicer"), to deliver to the Depositor and the Trustee on or before March 1 (subject to a grace period no later than March 15) of each year commencing March 2008, an Officer's Certificate stating, as to the signer thereof, that (A) a review of such Certifying Servicer's activities during the preceding calendar year or portion thereof and of such Certifying Servicer's performance under this Agreement, or the applicable sub-servicing agreement or primary servicing agreement in the case of an Additional Servicer, or a Servicing Function Participant or the Primary Servicer, has been made under such officer's supervision and (B) to the best of such officer's knowledge, based on such review, such Certifying Servicer has fulfilled all its obligations under this Agreement in all material respects, or the applicable sub-servicing agreement or primary servicing agreement in the case of an Additional Servicer, and a Servicing Participant and the Primary Servicer, in all material respects throughout such year or portion thereof, or, if there has been a failure to fulfill any such obligation in any material respect, specifying each such failure known to such officer and the nature and status thereof. The Master Servicer and the Special Servicer shall, and each such party shall cause (or, in the case of a Primary Servicer, an Additional Servicer or Servicing Function Participant that is a Sub-Servicer listed on Exhibit K or a Sub-Servicer appointed pursuant to Article VII, use commercially reasonable efforts to cause) the Primary Servicer and each Additional Servicer and Servicing Function Participant, in each case, with which it has entered into a servicing relationship with respect to the Mortgage Loans to, forward a copy of each such statement to the Rating Agencies. Promptly after receipt of each such Officer's Certificate, the Depositor may review each such Officer's Certificate and, if applicable, consult with the Master Servicer or the Special Servicer, as applicable, as to the nature of any failures by such Certifying Servicer, with which the Master Servicer, the Special Servicer or the Trustee, as applicable, has entered into a servicing relationship with respect to the Mortgage Loans in the fulfillment of any Certifying Servicer's obligations hereunder or under the applicable sub-servicing or primary servicing agreement. The obligations of each Certifying Servicer under this Section apply to each Certifying Servicer that serviced a Mortgage Loan during the applicable period, whether or not the Certifying Servicer is acting in such capacity at the time such Officer's Certificate is required to be delivered. None of the Certifying Servicers shall be required to deliver, or to endeavor to cause the delivery of, any such Officer's Certificate until April 15, in any given year so long as it has received written confirmation from the Depositor that a Form 10-K is not required to be filed in respect of the Trust from the preceding calendar year. No Reporting Servicer shall be required to cause the delivery of any such assessments until April 15 in any given year so long as it has received written confirmation from the Depositor that a report on Form 10-K is not required to be filed in respect of the Trust for the preceding calendar year.

            In the event the Master Servicer, the Special Servicer or the Trustee is terminated or resigns pursuant to the terms of this Agreement, such party shall provide, and the Master Servicer shall use its commercially reasonable efforts to cause any Additional Servicer that resigns or is terminated under any applicable servicing agreement to provide, an annual statement of compliance pursuant to this Section 11.09 with respect to the period of time that the Master Servicer, the Special Servicer or the Trustee was subject to this Agreement or the period of time that the Additional Servicer was subject to such other servicing agreement.

            Section 11.10 Annual Reports on Assessment of Compliance with Servicing Criteria. (a) On or before March 1 (subject to a grace period no later than March 15) of each year commencing March 2008, the Master Servicer, the Special Servicer and the Trustee, each at its own expense, shall furnish, and each such party shall cause (or, in the case of a Primary Servicer, a Servicing Function Participant or Additional Servicer that is a Sub-Servicer listed on Exhibit K or a Sub-Servicer appointed pursuant to Article VII, use commercially reasonable efforts to cause) the Primary Servicer and each Servicing Function Participant and Additional Servicer, in each case, with which it has entered into a servicing relationship with respect to the Mortgage Loans (each Master Servicer, the Special Servicer, the Trustee, the Primary Servicer and any Servicing Function Participant and Additional Servicer, as the case may be, a "Reporting Servicer"), to furnish to the Trustee and the Depositor, a report on an assessment of compliance with the Relevant Servicing Criteria that contains
(A) a statement by such Reporting Servicer of its responsibility for assessing compliance with the Relevant Servicing Criteria, (B) a statement that such Reporting Servicer used the Servicing Criteria to assess compliance with the Relevant Servicing Criteria, (C) such Reporting Servicer's assessment of compliance with the Relevant Servicing Criteria as of and for the period ending the end of the fiscal year covered by the Form 10-K required to be filed pursuant to Section 11.05, including, if there has been any material instance of noncompliance with the Relevant Servicing Criteria, a discussion of each such failure and the nature and status thereof, and (D) a statement that a registered public accounting firm has issued an attestation report on such Reporting Servicer's assessment of compliance with the Relevant Servicing Criteria as of and for such period.

            (b) On the Closing Date, the Master Servicer, the Special Servicer and the Trustee each acknowledge and agree that Exhibit O sets forth the Relevant Servicing Criteria for such party.

            (c) No later than the end of each fiscal year for the Trust, the Master Servicer and the Special Servicer shall notify the Trustee and the Depositor as to the name of each Servicing Function Participant (pursuant to Item 1108(a)(2) of Regulation AB) utilized by it, and the Trustee shall notify the Depositor as to the name of each Servicing Function Participant utilized by it, and each such notice will specify what specific Servicing Criteria will be addressed in the report on assessment of compliance prepared by such Servicing Function Participant. When the Master Servicer, the Special Servicer and the Trustee submit their assessments pursuant to Section 11.10(a), the Master Servicer, the Special Servicer and the Trustee, as applicable, shall also at such time include (or, in the case of a Servicing Function Participant that is a Sub-Servicer listed on Exhibit K or a Sub-Servicer appointed pursuant to Article VII, shall also at such time use commercially reasonable efforts to include) the assessment (and related attestation pursuant to Section 11.11) of each Servicing Function Participant engaged by it.

            (d) Promptly after receipt of each such report on assessment of compliance, (i) the Depositor shall have the right to review each such report and, if applicable, consult with the Master Servicer, the Special Servicer, the Trustee and any Servicing Function Participant as to the nature of any material instance of noncompliance with the Relevant Servicing Criteria by the applicable Master Servicer, the Special Servicer, the Trustee or any Servicing Function Participant, and (ii) the Trustee shall confirm that the assessments, taken individually address the Relevant Servicing Criteria for each party as set forth on Exhibit O and notify the Depositor of any exceptions. None of the Master Servicer, the Special Servicer, the Trustee or any Servicing Function Participant shall be required to deliver, or to endeavor to cause the delivery of, any such reports until April 15 in any given year so long as it has received written confirmation from the Depositor that a Form 10-K is not required to be filed in respect of the Trust for the preceding calendar year.

            (e) In the event the Master Servicer, the Special Servicer or the Trustee is terminated or resigns pursuant to the terms of this Agreement, such party shall provide, and each such party shall cause (or, in the case of a Servicing Function Participant that is a Sub-Servicer listed on Exhibit K or a Sub-Servicer appointed pursuant to Article VII, use commercially reasonable efforts to cause) any Servicing Function Participant engaged by it to provide, and the Master Servicer shall use its reasonable efforts to cause any Additional Servicer that resigns or is terminated under any applicable servicing agreement to provide, an annual assessment of compliance pursuant to this Section 11.10, coupled with an attestation as required in Section 11.11 with respect to the period of time that the Master Servicer, the Special Servicer or the Trustee was subject to this Agreement or the period of time that the Additional Servicer was subject to such other servicing agreement.

            Section 11.11 Annual Independent Public Accountants' Servicing Report. On or before March 1 (subject to a grace period through March 15) of each year commencing in March 2008, the Master Servicer, the Special Servicer and the Trustee, each at its own expense, shall, and each such party shall cause (or, in the case of a Primary Servicer, a Servicing Function Participant or Additional Servicer that is a Sub-Servicer listed on Exhibit K or a Sub-Servicer appointed pursuant to Article VII, use commercially reasonable efforts to cause) the Primary Servicer and each Servicing Function Participant and Additional Servicer, in each case, with which it has entered into a servicing relationship with respect to the Mortgage Loans to cause, a registered public accounting firm (which may also render other services to the Master Servicer, the Special Servicer, the Trustee, the Primary Servicer or the applicable Servicing Function Participant or Additional Servicer, as the case may be) and that is a member of the American Institute of Certified Public Accountants to furnish a report to the Trustee and the Depositor, with a copy to the Rating Agencies (in the case of the Master Servicer and the Special Servicer), to the effect that (i) it has obtained a representation regarding certain matters from the management of such Reporting Servicer, which includes an assertion that such Reporting Servicer has complied with the Relevant Servicing Criteria and (ii) on the basis of an examination conducted by such firm in accordance with standards for attestation engagements issued or adopted by the PCAOB, it is expressing an opinion as to whether such Reporting Servicer's compliance with the Relevant Servicing Criteria was fairly stated in all material respects, or it is not expressing an overall opinion regarding such Reporting Servicer's assessment of compliance with the Relevant Servicing Criteria. In the event that an overall opinion cannot be expressed, such registered public accounting firm shall state in such report why it was unable to express such an opinion. Each such related accountant's attestation report shall be made in accordance with Rules 1-02(a)(3) and 2-02(g) of Regulation S-X under the Securities Act and the Exchange Act. Such report must be available for general use and not contain restricted use language.

            Promptly after receipt of such report from the Master Servicer, the Special Servicer, the Trustee, the Primary Servicer or any Servicing Function Participant or Additional Servicer, (i) the Depositor may review the report and, if applicable, consult with the Master Servicer, the Special Servicer or the Trustee as to the nature of any defaults by the Master Servicer, the Special Servicer, the Trustee, the Primary Servicer or any Servicing Function Participant or Additional Servicer with which such party has entered into a servicing relationship with respect to the Mortgage Loans, as the case may be, in the fulfillment of any of the Master Servicer's, the Special Servicer's, the Trustee's, the Primary Servicer's or the applicable Servicing Function Participants' or Additional Servicer's obligations hereunder or under the applicable sub-servicing or primary servicing agreement, and (ii) the Trustee shall confirm that each accountants' attestation report submitted pursuant to this Section relates to an assessment of compliance meeting the requirements of
Section 11.10 and notify the Depositor, the Master Servicer and the Special Servicer of any exceptions.

            Section 11.12 Indemnification. Each of the Master Servicer, the Special Servicer and the Trustee shall indemnify and hold harmless each Certification Party from and against any claims, losses, damages, penalties, fines, forfeitures, legal fees and expenses and related costs, judgments and other costs and expenses incurred by such Certification Party arising out of an actual breach by the Master Servicer, the Special Servicer or the Trustee, as the case may be, of its obligations under this Article XI to deliver any reports or other information required hereunder to the Trustee and/or the Depositor after expiration of any applicable cure or grace periods; provided that this indemnity shall not cover any claims, losses, damages, penalties, fines, forfeitures, legal fees and expenses and related costs, judgments and other costs and expenses incurred by such Certification Party arising out of an actual breach by CWCapital LLC, as Primary Servicer of its obligations under this
Article XI or the applicable Sub-Servicing Agreement to deliver any reports or other information required hereunder to the Trustee and/or the Depositor after expiration of any applicable cure or grace periods.

            Each of the Master Servicer and the Special Servicer shall cause (or, in the case of a Primary Servicer, an Additional Servicer or Servicing Function Participant that is a Sub-Servicer listed on Exhibit K or a Sub-Servicer appointed pursuant to Article VII, use commercially reasonable efforts to cause) the Primary Servicer, each Additional Servicer and each Servicing Function Participant, in each case, with which it has entered into a servicing relationship with respect to the Mortgage Loans to indemnify and hold harmless each Certification Party from and against any and all claims, losses, damages, penalties, fines, forfeitures, legal fees and expenses and related costs, judgments and any other costs, fees and expenses incurred by such Certification Party arising out of (i) a breach of its obligations to provide to the Depositor and Trustee any of the annual compliance statements or annual servicing criteria compliance reports or attestation reports pursuant to the applicable sub-servicing or primary servicing agreement or (ii) any failure by a Servicer (as defined in Section 11.02(b)) to identify a "servicer" pursuant to
Section 11.02(c).

            If the indemnification provided for herein is unavailable or insufficient to hold harmless any Certification Party, then the Master Servicer, the Special Servicer, the Trustee, the Primary Servicer, the Additional Servicer or other Servicing Function Participant (the "Performing Party") shall contribute to the amount paid or payable to the Certification Party as a result of the losses, claims, damages or liabilities of the Certification Party in such proportion as is appropriate to reflect the relative fault of the Certification Party on the one hand and the Performing Party on the other in connection with a breach of the Performing Party's obligations pursuant to Sections 11.06, 11.09,
11.10 or 11.11 (or breach of its obligations under the applicable sub-servicing or primary servicing agreement to provide any of the annual compliance statements or annual servicing criteria compliance reports or attestation reports) or the Performing party's negligence, bad faith or willful misconduct in connection therewith. Each of the Master Servicer and Special Servicer shall use commercially reasonable efforts to cause the Primary Servicer and each Additional Servicer or Servicing Function Participant, in each case, with which it has entered into a servicing relationship with respect to the Mortgage Loans to agree to the foregoing indemnification and contribution obligations. This
Section 11.12 shall survive the termination of this Agreement or the earlier resignation or removal of the Master Servicer or the Special Servicer.

            Section 11.13 Amendments. This Article XI may be amended by the parties hereto pursuant to Section 12.07 for purposes of complying with Regulation AB and/or to conform to standards developed within the commercial mortgage-backed securities market and the Sarbanes-Oxley Act or for purposes of designating the Certifying Person without any Opinions of Counsel, Officer's Certificates, Rating Agency Confirmations or the consent of any Certificateholder, notwithstanding anything to the contrary contained in this Agreement; provided, however, that the reports (or substantially similar reports) required to be delivered pursuant to Section 11.09, Section 11.10 and
Section 11.11 will continue to be required regardless of any amendment to this Agreement.

            Section 11.14 Regulation AB Notices. With respect to any notice required to be delivered by the Trustee to the Depositor pursuant to this
Article XI, the Trustee may deliver such notice, notwithstanding any contrary provision in Section 11.04, via facsimile to 646-253-8848, via email to theyman@cwcapital.com and rrestrick@cwcapital.com and/or telephonically by calling Tammy Heyman or Robert Restrick at 646-253-8800.

                                  ARTICLE XII

                            MISCELLANEOUS PROVISIONS

            Section 12.01 Amendment.

            (a) This Agreement may be amended from time to time by the mutual agreement of the parties hereto, without the consent of any of the Certificateholders or the Companion Loan Noteholders, (i) to cure any ambiguity,
(ii) to correct, modify or supplement any provision herein which may be inconsistent with any other provision herein or with the description thereof in the Prospectus or the Prospectus Supplement, (iii) to add any other provisions with respect to matters or questions arising hereunder which shall not be inconsistent with the existing provisions hereof, (iv) to relax or eliminate any requirement hereunder imposed by the Grantor Trust Provisions or by the REMIC Provisions if the Grantor Trust Provisions or the REMIC Provisions are amended or clarified such that any such requirement may be relaxed or eliminated, (v) to relax or eliminate any requirement imposed by the Securities Act or the rules thereunder if the Securities Act or those rules are amended or clarified so as to allow for the relaxation or elimination of that requirement; (vi) as evidenced by an Opinion of Counsel delivered to the Master Servicer, the Special Servicer and the Trustee, either (A) to comply with any requirements imposed by the Code or any successor or amendatory statute or any temporary or final regulation, revenue ruling, revenue procedure or other written official announcement or interpretation relating to federal income tax laws or any such proposed action which, if made effective, would apply retroactively to either REMIC Pool or the Grantor Trust at least from the effective date of such amendment, or (B) to avoid the occurrence of a prohibited transaction or to reduce the incidence of any tax that would arise from any actions taken with respect to the operation of either REMIC Pool or the Grantor Trust or to facilitate administration of and reporting duties with respect to the Grantor Trust in accordance with the Grantor Trust Provisions; or (vii) as provided in
Section 5.02(d)(iv) to modify, add to or eliminate any of the provisions of
Section 5.02(d)(i), (ii) or (iii); (viii), to otherwise modify or delete existing provisions of this Agreement; provided that such amendment (other than any amendment for any of the specific purposes described in clauses (i), (ii),
(iv), (v), (vi) and (vii) above) shall not adversely affect in any material respect the interests of any Certificateholder or the Companion Loan Noteholders, as evidenced by either an Opinion of Counsel delivered to the Trustee and each other party hereto to such effect or, in the case of a Class of Certificates or a Class of Companion Loan Securities to which a rating has been assigned by one or more Rating Agencies, written confirmation from each applicable Rating Agency to the effect that such amendment shall not result in an Adverse Rating Event with respect to such Class of Certificates or Companion Loan Securities; and provided, further, that such amendment shall not significantly change the activities of the Trust; and provided, further, that no amendment may be made that changes in any manner the obligations or rights of any Mortgage Loan Seller under a Mortgage Loan Purchase Agreement without the consent of the affected Mortgage Loan Seller.

            (b) This Agreement may also be amended from time to time by the agreement of the parties hereto with the consent of the Holders of Certificates entitled to at least 66-2/3% of the Voting Rights allocated to the affected Classes for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Holders of Certificates; provided, however, that no such amendment shall (i) reduce in any manner the amount of, or delay the timing of, payments received or advanced on Mortgage Loans which are required to be distributed on any Certificate, without the consent of the Holder of such Certificate or which are required to be distributed to the Companion Loan Noteholders, without the consent of the affected Companion Loan Noteholders,
(ii) adversely affect in any material respect the interests of the Holders of any Class of Certificates or the interests of the Companion Loan Noteholders in a manner other than as described in the immediately preceding clause (i) without the consent of the Holders of all Certificates of such Class or the consent of the affected Companion Loan Noteholders, as the case may be, (iii) significantly change the activities of the Trust without the consent of the Holders of Certificates entitled to 51% of all the Voting Rights (without regard to Certificates held by the Depositor, any of the Depositor's Affiliates and/or agents, any Mortgage Loan Seller, any Affiliate of a Mortgage Loan Seller and/or agents thereof), (iv) modify the provisions of this Section 12.01, without the consent of the Holders of all Certificates then outstanding and the consent of the affected Companion Loan Noteholders, (v) modify the provisions of Section
3.21 or the Servicing Standard, without the consent of the Holders of all Regular Interest Certificates then outstanding and the consent of the Companion Loan Noteholders or (vi) modify the specified percentage of Voting Rights which are required to be held by Certificateholders to consent or not to object to any particular action pursuant to any provision of this Agreement without the consent of the Holders of all Certificates then outstanding or modify the rights of the Companion Loan Noteholders to consent or not object to any particular action pursuant to any provision of this Agreement without the consent of all affected Companion Loan Noteholders. Notwithstanding any other provision of this Agreement, for purposes of the giving or withholding of consents pursuant to this Section 12.01(b), Certificates registered in the name of any party hereto or any Affiliate thereof shall be entitled to the same Voting Rights with respect to matters described above as they would if any other Person held such Certificates, so long as the subject amendment does not relate to increasing its rights or reducing or limiting its obligations hereunder as a party to this Agreement.

            (c) Notwithstanding any contrary provision of this Agreement, the Trustee shall not consent to any amendment to this Agreement unless it shall first have obtained or been furnished with an Opinion of Counsel (at the expense of the party seeking such amendment) addressed to the Trustee and each other party hereto, to the effect that (i) such amendment or the exercise of any power granted to the Trustee, the Master Servicer or the Special Servicer in accordance with such amendment will not result in the imposition of a tax on either REMIC Pool pursuant to the REMIC Provisions, cause either REMIC Pool to fail to qualify as a REMIC or cause the Grantor Trust to fail to qualify as a grantor trust within the meaning of the Grantor Trust Provisions at any time that any Certificates are outstanding and (ii) such amendment complies in all material respects with the provisions of this Section 12.01.

            (d) Promptly after the execution of any such amendment, the Trustee shall send electronically (and make available on its website) a copy thereof to each Certificateholder and the Companion Loan Noteholders.

            (e) It shall not be necessary for the consent of the Certificateholders or the affected Companion Loan Noteholders under this Section
12.01 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by the Certificateholders or the affected Companion Loan Noteholders shall be subject to such reasonable regulations as the Trustee may prescribe.

            (f) Each of the Master Servicer, the Special Servicer and the Trustee may but shall not be obligated to enter into any amendment pursuant to this Section that affects its rights, duties and immunities under this Agreement or otherwise.

            (g) The cost of any Opinion of Counsel to be delivered pursuant to
Section 12.01(a) or (c) shall be borne by the Person seeking the related amendment, except that if the Master Servicer, the Special Servicer or the Trustee requests any amendment of this Agreement that protects or is in furtherance of the rights and interests of Certificateholders, the cost of any Opinion of Counsel required in connection therewith pursuant to Section 12.01(a) or (c) shall be payable out of the Pool Custodial Account, in the case of the Master Servicer and the Special Servicer, pursuant to Section 3.05(a), or out of the Distribution Account, in the case of the Trustee, pursuant to Section 3.05(b).

            Section 12.02 Recordation of Agreement; Counterparts.

            (a) To the extent permitted by applicable law, this Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Master Servicer at the expense of the Trust Fund, but only upon direction accompanied by an Opinion of Counsel (the cost of which may be paid out of the Pool Custodial Account pursuant to Section 3.05(a) or, to the extent that it benefits the Companion Loan Noteholders, out of the related Loan Combination Custodial Account pursuant to Section 3.05(A)(a)) to the effect that such recordation materially and beneficially affects the interests of the Certificateholders and/or the Companion Loan Noteholders; provided, however, that the Trustee shall have no obligation or responsibility to determine whether any such recordation of this Agreement is required.

            (b) For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

            Section 12.03 Limitation on Rights of Certificateholders and Companion Loan Noteholders.

            (a) The death or incapacity of any Certificateholder or any Companion Loan Noteholder shall not operate to terminate this Agreement or the Trust Fund, nor entitle such Certificateholder's or such Companion Loan Noteholder's legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of the Trust Fund, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

            (b) The Certificateholders and the Companion Loan Noteholders (except as expressly provided for herein) shall not have any right to vote or in any manner otherwise control the operation and management of the Trust Fund, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Certificates, be construed so as to constitute the Certificateholders and/or the Companion Loan Noteholders from time to time as partners or members of an association; nor shall any Certificateholder or Companion Loan Noteholders be under any liability to any third party by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

            (c) Neither the Certificateholders nor the Companion Loan Noteholders shall have any right by virtue of any provision of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement or any Mortgage Loan, unless, with respect to any suit, action or proceeding upon or under or with respect to this Agreement, such Person previously shall have given to the Trustee a written notice of default hereunder, and of the continuance thereof, as hereinbefore provided, and unless also (except in the case of a default by the Trustee) the Holders of Certificates entitled to at least 25% of the Voting Rights shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee, for sixty (60) days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding. It is understood and intended, and expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no one or more Holders of Certificates shall have any right in any manner whatsoever by virtue of any provision of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of such Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder, which priority or preference is not otherwise provided for herein, or to enforce any right under this Agreement, except in the manner herein provided and for the equal, ratable and common benefit of all Certificateholders. For the protection and enforcement of the provisions of this section, each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

            Section 12.04 Governing Law; Consent to Jurisdiction.

            This Agreement will be governed by and construed in accordance with the laws of the State of New York, applicable to agreements negotiated, made and to be performed entirely in said state. To the fullest extent permitted under applicable law, the Depositor, the Master Servicer, the Special Servicer and the Trustee each hereby irrevocably (i) submits to the jurisdiction of any New York State and federal courts sitting in New York City with respect to matters arising out of or relating to this Agreement; (ii) agrees that all claims with respect to such action or proceeding may be heard and determined in such New York State or federal courts; (iii) waives the defense of an inconvenient forum; and (iv) agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

            Section 12.05 Notices.

            Any communications provided for or permitted hereunder shall be in writing and, unless otherwise expressly provided herein, shall be deemed to have been duly given when delivered to: (i) in the case of the Depositor, CWCapital Commercial Funding Corp., One Charles River Place, 63 Kendrick Street, Needham, Massachusetts 02494, Attention: Craig Lieberman, facsimile number: 646-253-8848, with a copy to Cadwalader, Wickersham & Taft LLP, One World Financial Center, New York, New York 10281, Attention: Anna Glick, Esq.; (ii) in the case of the Master Servicer, Wachovia Bank, National Association, NC 1075, 8739 Research Drive, URP 4, Charlotte, North Carolina 28262-1075, Attention: CWCapital Commercial Funding Corp., Commercial Mortgage Trust Series 2007-C3; facsimile number: (704) 593-7735; (iii) in the case of the Special Servicer, CWCapital Asset Management LLC, 701 13th Street NW, Suite 1000, Washington, DC 20005,
Attention: David Iannarone (COBALT 2007-C3), facsimile number: (202) 715-9698, with a copy to CWCapital Asset Management LLC, One Charles River Place, 63 Kendrick Street, Needham, Massachusetts 02494, Attention: Jill Hyde (COBALT 2007-C3), facsimile number: (781) 707-9397; (iv) in the case of the Trustee, Wells Fargo Bank, N.A., 9062 Old Annapolis Road, Columbia, Maryland 21045,
Attention: Corporate Trust Services--CWCapital Commercial Funding Corp., Commercial Mortgage Trust Series 2007-C3, facsimile number: 410-715-2380; (v) in the case of the Underwriters, (A) Wachovia Securities, to Wachovia Capital Markets, LLC, 301 South College Street, DC-8, One Wachovia Center NC0166, Charlotte, North Carolina 28288 and (B) Citigroup Global Markets Inc., 388 Greenwich Street, 19th Floor, New York, New York 10013; (vi) in the case of the Rating Agencies, (A) Fitch, Inc., One State Street Plaza, New York, NY 10004, facsimile number: (212) 635-0294, Attention: Commercial Mortgage Surveillance; and (B) Standard & Poor's Ratings Services, a division of The McGraw Hill Companies, Inc., 55 Water Street, New York, NY 10041, facsimile number: (212) 438-2662, Attention: Commercial Mortgage Surveillance Manager; (vii) in the case of the Companion Loan Noteholders, to their addresses as set forth in or notified to the parties hereto pursuant to, the related Co-Lender Agreement;
(viii) in the case of the initial Controlling Class Representative, Cadim TACH, Inc., c/o CDP Capital Real Estate Advisors, CDP Capital Center, 1000 Jean-Paul-Rjopelle Place, Suite A-300, Montreal, Quebec H2Z 2B6, Canada,
Attention: Corporate Secretary (COBALT 2007-C3), Facsimile No.: (514) 875-3327, with a copy to CWCapital Investments LLC, 5000 Birch Street, East Wing, Suite 150, Newport Beach, California 92660, Attention: Tom Nolan (COBALT 2007-C3), Facsimile No.: (949) 271-8699 and a copy to CWCapital Investments LLC, 701 13th Street NW, Suite 1000, Washington, D.C. 20005, Attention: Patricia Daugherty (COBALT 2007-C3), Facsimile No.: (202) 715-9698; (ix) in the case of the Mortgage Loan Sellers, (A) CWCapital LLC, One Charles River Place, 63 Kendrick Street, Needham, Massachusetts 02494, Attention: Craig Lieberman, facsimile number: 646-253-8848; (B) Citigroup Global Markets Realty Corp., 388 Greenwich Street, New York, New York 10013, Attention: Angela Vleck, facsimile number:
(212) 816-8307; and (C) Wachovia Bank, National Association, 8739 Research Drive, URP4, Charlotte, North Carolina 28262-1075, Attention: COBALT CMBS Commercial Mortgage Trust 2007-C3, Commercial Mortgage Pass-Through Certificates, Series 2007-C3; or, as to each such Person, such other address as may hereafter be furnished by such Person to the parties hereto in writing. Any communication required or permitted to be delivered to a Certificateholder shall be deemed to have been duly given when mailed first class, postage prepaid, to the address of such Holder as shown in the Certificate Register.

            Section 12.06 Severability of Provisions.

            If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

            Section 12.07 Grant of a Security Interest.

            The Depositor and the Trustee agree that it is their intent that the conveyance of the Depositor's right, title and interest in and to the Mortgage Loans pursuant to this Agreement shall constitute a sale and not a pledge of security for a loan. If such conveyance is deemed to be a pledge of security for a loan, however, the Depositor and the Trustee agree that it is their intent that the rights and obligations of the parties to such loan shall be established pursuant to the terms of this Agreement. The Depositor and the Trustee also intend and agree that, in such event, (i) in order to secure performance of the Depositor's obligations hereunder and payment of the Certificates, the Depositor shall be deemed to have granted, and does hereby grant, to the Trustee (in such capacity) a first priority security interest in the Depositor's entire right, title and interest in and to the assets constituting the Trust Fund, including the Mortgage Loans, all principal and interest received or receivable with respect to the Mortgage Loans (other than principal and interest payments due and payable prior to the Cut-off Date and any Principal Prepayments received on or prior to the Cut-off Date), all amounts held from time to time in the Pool Custodial Account, the Loan Combination Custodial Account, the Distribution Account, the Interest Reserve Account and the Excess Liquidation Proceeds Account and, if established, the Pool REO Account or the Loan Combination REO Account and any and all reinvestment earnings on such amounts, and all of the Depositor's right, title and interest in and to the proceeds of any title, hazard or other Insurance Policies related to such Mortgage Loans, and (ii) this Agreement shall constitute a security agreement under applicable law.

            Section 12.08 Streit Act.

            Any provisions required to be contained in this Agreement by Section 126 of Article 4-A of the New York Real Property Law are hereby incorporated herein, and such provisions shall be in addition to those conferred or imposed by this Agreement; provided, however, that to the extent that such Section 126 shall not have any effect, and if said Section 126 should at any time be repealed or cease to apply to this Agreement or be construed by judicial decision to be inapplicable, said Section 126 shall cease to have any further effect upon the provisions of this Agreement. In case of a conflict between the provisions of this Agreement and any mandatory provisions of Article 4-A of the New York Real Property Law, such mandatory provisions of said Article 4-A shall prevail, provided that if said Article 4-A shall not apply to this Agreement, should at any time be repealed, or cease to apply to this Agreement or be construed by judicial decision to be inapplicable, such mandatory provisions of such Article 4-A shall cease to have any further effect upon the provisions of this Agreement.

            Section 12.09 Successors and Assigns; Beneficiaries.

            The provisions of this Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereto, and all such provisions shall inure to the benefit of the Certificateholders.

            Each Underwriter shall be a third party beneficiary to this Agreement solely with respect to its right to receive the reports, statements and other information to which it is entitled hereunder, to preserve such Underwriter's rights under Sub-Servicing Agreements as contemplated by Section 3.23(d) and, in the case of a Mortgage Loan Seller, to terminate the Trust Fund pursuant to Section 9.01.

            Each of the Sub-Servicers that is a party to a Sub-Servicing Agreement in effect on the Closing Date (or being negotiated as of the Closing Date and in effect within ninety (90) days thereafter) shall be a third party beneficiary to obligations of a successor Master Servicer under Section 3.23, provided that the sole remedy for any claim by a Sub-Servicer as a third party beneficiary pursuant to this Section 12.09 shall be against a successor Master Servicer solely in its corporate capacity and no Sub-Servicer shall have any rights or claims against the Trust Fund or any party hereto (other than a successor Master Servicer in its corporate capacity as set forth in this Section 12.09) as a result of any rights conferred on such Sub-Servicer as a third party beneficiary pursuant to this Section 12.09.

            The Companion Loan Noteholders and any designees thereof acting on behalf of or exercising the rights of the Companion Loan Noteholders shall be third-party beneficiaries to this Agreement with respect to their rights as specifically provided for herein.

            Any Subsequent Master Servicer and Subsequent Trustee shall be a third party beneficiary to this Agreement solely with respect to the recoverability of any back-up P&I Advances pursuant to Section 3.05A, and to the extent required under the related Co-Lender Agreement.

            Each of the Master Servicer and the Special Servicer acknowledges that upon the securitization of a Serviced Pari Passu Companion Loan, the Subsequent Trustee will be the owner of such Mortgage Note and that, pursuant to the Subsequent PSA, the Subsequent Master Servicer will be entitled to enforce the rights of the Subsequent Trustee with respect to such Loan under the related Co-Lender Agreement and this Agreement.

            This Agreement may not be amended in any manner that would adversely affect the rights of any such third party beneficiary without its consent. No other Person, including any Mortgagor, shall be entitled to any benefit or equitable right, remedy or claim under this Agreement.

            Section 12.10 Article and Section Headings.

            The Article and Section headings herein are for convenience of reference only, and shall not limit or otherwise affect the meaning hereof.

            Section 12.11 Notices to Rating Agencies.

            (a) The Trustee shall promptly provide notice to each Rating Agency with respect to each of the following of which it has actual knowledge:

            (i) any material change or amendment to this Agreement;

            (ii) the occurrence of any Event of Default that has not been cured;

            (iii) the resignation or termination of the Master Servicer or the Special Servicer;

            (iv) the repurchase of Mortgage Loans by the applicable Mortgage Loan Seller pursuant to Section 2.03;

            (v) any change in the location of the Distribution Account, the Interest Reserve Account or the Excess Liquidation Proceeds Account;

            (vi) the final payment to any Class of Certificateholders; and

            (vii) any sale or disposition of any Mortgage Loan or REO Property.

            (b) The Master Servicer shall promptly provide notice to each Rating Agency with respect to each of the following of which it has actual knowledge:

            (i) the resignation or removal of the Trustee; and

            (ii) any change in the location of any Custodial Account.

            (c) The Special Servicer shall furnish each Rating Agency with respect to a Specially Serviced Mortgage Loan such information as the Rating Agency shall reasonably request and which the Special Servicer can reasonably provide in accordance with applicable law, with copies to the Trustee.

            (d) To the extent applicable, each of the Master Servicer and the Special Servicer shall promptly furnish to each Rating Agency copies of:

            (i) each of its annual statements as to compliance described in
      Section 11.09 and Section 11.10;

            (ii) each of its annual independent public accountants' servicing reports described in Section 11.11; and

            (iii) any Officer's Certificate delivered by it to the Trustee pursuant to Section 3.12(d) or 4.03(c).

            (e) The Trustee shall (i) make available to each Rating Agency, upon reasonable notice, the items described in Section 8.14(b) and (ii) promptly deliver to each Rating Agency a copy of any notices given pursuant to Section 7.03(a) or Section 7.03(b).

            (f) The Trustee shall promptly deliver to each Rating Agency a copy of each of the statements and reports described in Section 4.02(a) that is prepared by it.

            (g) Each of the Trustee, the Master Servicer and the Special Servicer shall provide to each Rating Agency such other information with respect to the Mortgage Loans and the Certificates, to the extent such party possesses such information, as such Rating Agency shall reasonably request.

            Section 12.12 Global Opinions.

            Notwithstanding anything herein to the contrary, where any party hereto is required or permitted to rely upon an Opinion of Counsel with respect to any particular matter, such Opinion of Counsel need not specifically reference such particular matter, but rather such Opinion of Counsel may address general matters of law in respect of nonspecific circumstances which clearly encompass the facts of such particular matter (any such Opinion of Counsel, a "Global Opinion"); provided that no Global Opinion may be relied upon if it is more than twelve (12) months old or if the subject party has reason to believe that such Global Opinion no longer expresses a correct legal opinion.

            Section 12.13 Complete Agreement.

            This Agreement embodies the complete agreement among the parties and may not be varied or terminated except by a written agreement conforming to the provisions of Section 12.01. All prior negotiations or representations of the parties are merged into this Agreement and shall have no force or effect unless expressly stated herein.

            IN WITNESS WHEREOF, the parties hereto have caused their names to be signed hereto by their respective officers thereunto duly authorized, in each case as of the day and year first above written.

                                       CWCAPITAL COMMERCIAL FUNDING
                                          CORP.,
                                          Depositor

                                          By: /s/ Robert Restrick
                                             -----------------------------------
                                             Name: Robert Restrick
                                             Title: Senior Managing Director

                                       WACHOVIA BANK, NATIONAL
                                          ASSOCIATION,
                                          Master Servicer

                                          By: /s/ Audrey L. Afflerbach
                                             -----------------------------------
                                             Name: Audrey L. Afflerbach
                                             Title: Vice President

                                       CWCAPITAL ASSET MANAGEMENT LLC,
                                          Special Servicer

                                          By: /s/ David B. Iannarone
                                             -----------------------------------
                                             Name: David B. Iannarone
                                             Title: Managing Director

                                       WELLS FARGO BANK, N.A.,
                                          Trustee

                                          By: /s/ Amy Mofsenson
                                             -----------------------------------
                                             Name: Amy Mofsenson
                                             Title: Vice President

STATE OF NEW YORK       )
                        )  ss.:
COUNTY OF NEW YORK      )


            On the 16th day of August, 2007, before me, a notary public in and for said State, personally appeared Robert Restrick, known to me to be a Senior Managing Director of CWCapital Commercial Funding Corp, one of the entities that executed the within instrument, and also known to me to be the person who executed it on behalf of such entity, and acknowledged to me that such entity executed the within instrument.

            IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

            /s/ Irene Tan
            -------------
            Notary Public

STATE OF NORTH CAROLINA )
                        )  ss.:
COUNTY OF MECKLENBURG   )


            On the 8th day of August, 2007, before me, a notary public in and for said State, personally appeared Audrey L. Afflerbach, known to me to be a Vice President of Wachovia Bank, National Association, one of the entities that executed the within instrument, and also known to me to be the persons who executed it on behalf of such entity, and acknowledged to me that such entity executed the within instrument.

            IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

            /s/ Joan R. Foster
            ------------------
               Notary Public

STATE OF DISTRICT OF COLUMBIA  )
                               )  ss.:
COUNTY OF DISTRICT OF COLUMBIA )

            On the 10th day of August, 2007, before me, a notary public in and for said State, personally appeared David B. Iannarone, known to me to be a Managing Director of CWCapital Asset Management LLC, one of the entities that executed the within instrument, and also known to me to be the person who executed it on behalf of such entity, and acknowledged to me that such entity executed the within instrument.

            IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

            /s/ Sandra G. Battle
            --------------------
                Notary Public

STATE OF NEW YORK       )
                        )  ss.:
COUNTY OF KINGS         )


            On the 17th day of August, 2007, before me, a notary public in and for said State, personally appeared Amy Mofsenson, known to me to be a Vice President of Wells Fargo Bank, N.A., one of the entities that executed the within instrument, and also known to me to be the person who executed it on behalf of such entity, and acknowledged to me that such entity executed the within instrument.

            IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

            /s/ Janet M. Jolley
            -------------------
               Notary Public

                                   SCHEDULE I

                             MORTGAGE LOAN SCHEDULE

COBALT CMBS COMMERCIAL MORTGAGE TRUST 2007-C3

PSA SCHEDULE I



Mortgage Loan
   Number                  Property Name                                                      Address
----------------------------------------------------------------------------------------------------------------------------------
     1          Charles River Plaza North                           185 Cambridge Street
     2          Irvine EOP San Diego Portfolio                      Various
    2.01        Nobel Corporate Plaza                               3636 Nobel Drive
    2.02        Torrey View Corporate Center                        10590 West Ocean Air Drive
    2.03        Park Plaza Office Building                          4350 Executive Drive
    2.04        Genesee Bank Building                               4330 La Jolla Village Drive
    2.05        La Jolla Village Building                           4320 La Jolla Village Drive
    2.06        Bank of America Building                            4380 La Jolla Village Drive
    2.07        Donovan's Steak House                               4340 La Jolla Village Drive
     3          2 Rector Street                                     2 Rector Street
     4          90 John Street                                      90 John Street
     5          Sheraton Suites - Alexandria, VA                    801 North Saint Asaph Street
     6          Arbors at Broadlands                                21411 Deepwoods Terrace
     7          Tradewinds Hospitality Portfolio                    Various
    7.01        Tradewinds Island Grand Resort                      5500 Gulf Boulevard
    7.02        Tradewinds Breckenridge Resort                      5700 Gulf Boulevard
    7.03        Tradewinds Sandpiper Resort                         6000 Gulf Boulevard
     8          Express Scripts Office Property                     8555 University Drive
     9          Falcon Ridge Town Center Phase I                    Northeast Corner of Summit Road & I-15 Freeway
     10         3660 Wilshire Boulevard                             3660 Wilshire Boulevard
     11         Zale Corporation Headquarters Building              901 West Walnut Hill Lane
     12         Walgreens Portfolio                                 Various
   12.01        Walgreens - Florissant, MO                          3160 North Highway 67
   12.02        Walgreens - Omaha, NE                               7151 Cass Street
   12.03        Walgreens - Rogers, AR                              1722 West Walnut Street
   12.04        Walgreens - Albuquerque, NM                         3501 Lomas Boulevard NE
   12.05        Walgreens - Mesa, AZ                                1960 South Country Club
   12.06        Walgreens - Milwaukee, WI                           2200-2212 West Capitol Drive
   12.07        Walgreens - Springdale, AR                          2002 South Thompson
   12.08        Walgreens - Glendale, AZ                            5011 North Union Hills Drive
   12.09        Walgreens - Green Valley, AZ                        375 West Continental Road
   12.10        Walgreens - Phoenix, AZ                             4315 West McDowell Road
   12.11        Walgreens - Lincoln, NE                             815 North 27th Street
     13         Sheraton Suites - Wilmington, DE                    422 Delaware Avenue
     14         Alameda Media Center                                2901 West Alameda Avenue
     15         Vista Village Phase I                               15-40 Main Street; 401 Vista Village Drive
     16         Sheraton Suites - Kansas City, MO                   770 West 47th Street
     17         2041 Rosecrans Avenue & 831 Nash Street             2041 Rosecrans Avenue & 831 Nash Street
     18         Vinings Corner Apartments                           2101 Paces Ferry Road
     19         The Encino Courtyard                                17401 Ventura Boulevard
     20         Mission Gate                                        8025 Ohio Drive
     21         Rio Norte Shopping Center                           5404-5506 San Bernardo & 5412 Santa Maria Avenue
     22         Hilton Garden Inn - College Park, GA                2301 Sullivan Road
     23         Chant Portfolio - Pool 2                            Various
   23.01        5421 Jefferson Street                               5421 Jefferson Street
   23.02        5411 Jefferson Street                               5411 Jefferson Street
   23.03        3900 Singer Boulevard                               3900 Singer Boulevard
   23.04        5501 Jefferson Street                               5501 Jefferson Street
     24         Lynnhaven North Shopping Center                     2720-2780 North Mall Drive
     25         Preferred Freezer - Philadelphia, PA                3101 South 3rd Street
     26         Hampton Inn - Savannah, GA                          201 East Bay Street
     27         Semoran North Apartments                            1743 Semoran North Circle
     28         The Woods of North Bend                             400-A Woods of North Bend Drive
     29         Campus Club Student Housing Complex                 4000 S.W. 37th Boulevard
     30         Hilton Garden Inn - Frederick, MD                   7226 Corporate Court
     31         One Deerwood Center                                 10201 Centurion Parkway North
     32         Western Ridge Apartments                            3354 Rodgerdale Road
     33         Mulberry Inn - Savannah, GA                         601 East Bay Street
     34         1111 & 1177 Summer Street                           1111 & 1177 Summer Street
     35         Mattson Technologies Buildings Portfolio            Various
   35.01        150 Oaklands Boulevard                              150 Oaklands Boulevard
   35.02        515 James Hance Court                               515 James Hance Court
     36         Joe's Kirkland                                      12321 120th Place Northeast
     37         Beaumont Medical Center                             1455 South Lapeer Road
     38         Sheraton - East Hartford, CT                        100 East River Drive
     39         4001 Brandywine Street, NW                          4001 Brandywine Street, NW
     40         Alvarado Apartments                                 611 Lead Avenue SW
     41         Fox Chase Apartments                                7300 Nightingale Lane
     42         Matthews Reserve Apartments                         1315 Cameron Matthews Drive
     43         Greens Crossroads                                   205-249 Greens Road
     44         321 Ballenger Center Drive                          321 Ballenger Center Drive
     45         Shadowridge Apartments                              7000 College Avenue
     46         Illinois Student Housing Portfolio                  Various
   46.01        202 East John Street                                202 East John Street
   46.02        102 East Gregory Street                             102 East Gregory Street
   46.03        807 Oregon Street                                   807 Oregon Street
   46.04        811 Oregon Street                                   811 Oregon Street
   46.05        810 West Iowa Street                                810 West Iowa Street
     47         San Marin Apartments - Corpus Christi, TX           7221 South Staples Street
     48         The Crane Building                                  710 NW 14th Avenue
     49         Dorado Heights Apartments                           11800 Montgomery Boulevard NE
     50         Cherry Hill Theatres                                2121 Route 38
     51         Timberhill Shopping Center                          2305-2575 Northwest Kings Boulevard
     52         Eighth Avenue Shops                                 808-856 South Alma School Road
     53         Days Inn - Broward, FL                              2601 North 29th Avenue
     54         Tahiti Village Restaurant Building                  7200 Las Vegas Boulevard South
     55         GE Distribution Center                              101 Veterans Drive
     56         PRC Building                                        19500 South Dixie Highway
     57         Channel Pointe Plaza                                2701 Rose Avenue
     58         Cooper's Mill                                       15603 Gulf Freeway
     59         University Glades Student Housing Complex           3415 SW 39th Boulevard
     60         Microtel Airport Inn & Suites - Philadelphia, PA    8840 Tinicum Boulevard
     61         Buschwood III                                       3350 Buschwood Park Drive
     62         Northmark II Office Building                        10123 Alliance Road
     63         Marriott Courtyard - Yorktown, VA                   105 Cybernetics Way
     64         Verizon Wireless I                                  3245 158th Avenue
     65         Verizon Wireless II                                 3305 160th Avenue SE
     66         Wind Hill Office Center                             2315-2325 Dean Street
     67         Manchester Square Shopping Center                   East 61st Street and South Memorial Drive
     68         Staverton West                                      21441 Pacific Boulevard
     69         Village Center Plaza                                23920-23930 Westhemier Parkway
     70         Quarterfield Station & Quarterfield Place           7704, 7706 & 7711 Quarterfield Road
     71         Landmark Apartments                                 6303 Indian School Road NE
     72         TownePlace Suites - Fort Worth, TX                  4200 International Plaza
     73         1601 Precision Park Lane                            1601 Precision Park Lane
     74         Sweet Ovations Plant                                16911 South Normandie Avenue
     75         Fairfield Inn & Suites - Manassas, VA               6950 Nova Way
     76         Ville Montee Apartments                             1840 Abbott Road, 230 West Saginaw Highway
     77         Bethany Town Center                                 2330 Bethany Home Road
     78         Guam Medical Plaza                                  633 Governor Carlos Camacho Road
     79         2500 Marcus Avenue                                  2500 Marcus Avenue
     80         Air & Space Self Storage                            14560 Lee Road
     81         Dearborn Street Station                             47 West Polk Street
     82         University Place Apartments                         501 East 18th Avenue
     83         Jasper Medical Office Building                      220 & 620 J. L. White Drive
     84         San Marin Apartments - El Paso, TX                  1450 George Dieter Drive
     85         University Park                                     300 East Helena Avenue
     86         Tanglewood Apartments                               6522 54th Avenue North
     87         4901 28th Street SE                                 4901 28th Street SE
     88         Harbor Boulevard                                    13518-76 Harbor Boulevard
     89         Walgreens - Brighton, NY                            1650 Elmwood Avenue
     90         The Hallmark Building                               695 Eddy Street
     91         Rite Aid - Bronx, NY                                925 Sound View Avenue
     92         Swenson Building                                    1550 South Tech Lane
     93         Warren Henry                                        4645 SW 148th Avenue
     94         Cedar Ridge Townhomes                               2082 Knoll Crest Drive
     95         The Northcrest Apartments                           5133 NW Kalivas Drive
     96         Walgreens - Cortlandville, NY                       3948 Route 281
     97         SC4 Retail                                          17275 Southcenter Parkway
     98         Country Place Apartments                            1000 Justice Way
     99         Walgreens - Camilus, NY                             5206 West Genessee Street
    100         Haas Candy Factory                                  54 Mint Street
    101         1329 Wisconsin Avenue, NW                           1329 Wisconsin Avenue, NW
    102         Norco Centre                                        1750, 1810, 1820 and 1860 Hammer Avenue, 1840 Second Street
    103         Your Extra Attic - Marietta, GA                     4730 Lower Roswell Road
    104         Highland Oaks Apartments                            5000-5300 Fairfax Road
    105         Eagle Mill Lofts                                    1418 West Marshall Street
    106         Wometco Building                                    3195 Ponce de Leon Boulevard
    107         Rite Aid - West Goshen, PA                          1301 Phoenixville Pike
    108         Harley Retail Shops                                 3989 Cascade Road SE
    109         The Greenway/Gregory's Landing Apartments           1516 Greenway Drive & 410 East 15th Street
    110         Foundations Bank & Executive Center                 N35 W23877 Highfield Court
    111         State Street Retail                                 10475-10497 South State Street
    112         Roundlake Plaza I & II                              730-785 4th Street North
    113         Prairie Lakes Shopping Center                       14350 Mundy Drive
    114         Boardwalk Village & Villas                          125 Chapel Drive & 1730 West Pensacola Street
    115         23rd Street Plaza                                   425 East 23rd Street
    116         106 South Gregory and 503 East Stoughton            106 South Gregory and 503 East Stoughton
    117         Adams Alley                                         2420 17th Street NW
    118         GTE Plaza                                           1900 North Story Road
    119         36 Middlesex Turnpike                               36 Middlesex Turnpike
    120         The Dahlmann Campus Inn                             601 Langdon Street
    121         CVS - North Fort Myers, FL                          4100 Hancock Bridge Parkway
    122         Maplewood Marketplace                               1275 County Road D E
    123         Doral Office Building                               8180 NW 36th Street
    124         University Plaza Retail Center                      1801 North Walnut Street




Mortgage Loan                                                                    Cut-Off Date       Monthly P&I
    Number                     City                 State       Zip Code       Loan Balance ($)     Payments ($)    Mortgage Rate
----------------------------------------------------------------------------------------------------------------------------------
      1          Boston                              MA          02114            145,000,000            IO            5.6060%
      2          San Diego                           CA         Various           137,000,000            IO            5.7750%
     2.01        San Diego                           CA          92122
     2.02        San Diego                           CA          92130
     2.03        San Diego                           CA          92121
     2.04        San Diego                           CA          92122
     2.05        San Diego                           CA          92122
     2.06        San Diego                           CA          92122
     2.07        San Diego                           CA          92122
      3          New York                            NY          10006            100,000,000            IO            6.1200%
      4          New York                            NY          10038            57,000,000             IO            5.7350%
      5          Alexandria                          VA          22314            56,400,000          336,336          5.9500%
      6          Ashburn                             VA          20148            50,375,000             IO            5.6400%
      7          St. Pete Beach                      FL          33706            50,000,000             IO            5.7280%
     7.01        St. Pete Beach                      FL          33706
     7.02        St. Pete Beach                      FL          33706
     7.03        St. Pete Beach                      FL          33706
      8          Saint Louis                         MO          63121            45,000,000          260,041          5.6600%
      9          Fontana                             CA          92336            43,500,000             IO            5.6800%
      10         Los Angeles                         CA          90010            41,000,000          245,289          5.9800%
      11         Irving                              TX          75038            41,000,000          244,236          5.9400%
      12         Various                           Various      Various           40,000,000             IO            5.6100%
    12.01        Florissant                          MO          63033
    12.02        Omaha                               NE          68114
    12.03        Rogers                              AR          72756
    12.04        Albuquerque                         NM          87106
    12.05        Mesa                                AZ          85210
    12.06        Milwaukee                           WI          53206
    12.07        Springdale                          AR          72764
    12.08        Glendale                            AZ          85308
    12.09        Green Valley                        AZ          85614
    12.10        Phoenix                             AZ          85035
    12.11        Lincoln                             NE          68503
      13         Wilmington                          DE          19801            36,450,000          217,366          5.9500%
      14         Burbank                             CA          91505            36,000,000             IO            5.6600%
      15         Vista                               CA          92083            33,200,000             IO            5.7100%
      16         Kansas City                         MO          64112            31,237,500          186,282          5.9500%
      17         El Segundo                          CA          90245            28,416,993          161,857          5.5100%
      18         Smyrna                              GA          30080            27,580,000             IO            5.8550%
      19         Encino                              CA          91316            27,462,000             IO            6.2690%
      20         Plano                               TX          75024            26,400,000             IO            5.8750%
      21         Laredo                              TX          78041            25,120,000          144,082          5.5920%
      22         College Park                        GA          30337            24,880,000          147,413          5.8900%
      23         Albuquerque                         NM          87109            24,800,000          145,610          5.8060%
    23.01        Albuquerque                         NM          87109
    23.02        Albuquerque                         NM          87109
    23.03        Albuquerque                         NM          87109
    23.04        Albuquerque                         NM          87109
      24         Virginia Beach                      VA          23452            24,140,000             IO            5.6600%
      25         Philadelphia                        PA          19148            22,300,000             IO            5.7700%
      26         Savannah                            GA          31401            21,956,711          127,270          5.6700%
      27         Winter Park                         FL          32792            21,500,000             IO            5.9800%
      28         Raleigh                             NC          27609            21,200,000             IO            5.5710%
      29         Gainesville                         FL          32608            20,475,000             IO            6.0400%
      30         Frederick                           MD          21703            19,500,000          116,787          5.9900%
      31         Jacksonville                        FL          32256            19,000,000             IO            5.6730%
      32         Houston                             TX          77042            17,875,000             IO            6.2700%
      33         Savannah                            GA          31401            17,725,054          102,742          5.6700%
      34         Stamford                            CT          06905            17,000,000          104,705          6.2530%
      35         West Whiteland Township             PA          19341            16,300,000           98,546          6.0780%
    35.01        West Whiteland Township             PA          19341
    35.02        West Whiteland Township             PA          19341
      36         Kirkland                            WA          98034            15,500,000           90,749          5.7800%
      37         Lake Orion                          MI          48360            15,000,000           95,136          6.5330%
      38         East Hartford                       CT          06108            15,000,000             IO            6.2900%
      39         Washington                          DC          20016            14,660,000           91,862          6.4170%
      40         Albuquerque                         NM          87102            14,640,000             IO            5.7150%
      41         Holland                             OH          43528            14,525,000           83,312          5.5920%
      42         Matthews                            NC          28105            13,800,000             IO            5.8350%
      43         Houston                             TX          77067            13,000,000           76,278          5.8000%
      44         Frederick                           MD          21703            12,520,000           71,748          5.5840%
      45         Bakersfield                         CA          93306            12,150,000             IO            5.6460%
      46         Various                             IL         Various           12,000,000           70,365          5.7940%
    46.01        Champaign                           IL          61820
    46.02        Champaign                           IL          61820
    46.03        Urbana                              IL          61801
    46.04        Urbana                              IL          61801
    46.05        Urbana                              IL          61801
      47         Corpus Christi                      TX          78413            12,000,000           69,648          5.7000%
      48         Portland                            OR          97209            11,700,000           74,260          6.5400%
      49         Albuquerque                         NM          87111            11,400,000             IO            5.7170%
      50         Cherry Hill                         NJ          08002            11,000,000           63,315          5.6240%
      51         Corvallis                           OR          97330            11,000,000           62,512          5.5080%
      52         Mesa                                AZ          85210            10,950,000             IO            6.3900%
      53         Hollywood                           FL          33020            10,220,070           59,563          5.7200%
      54         Las Vegas                           NV          89119            10,182,000           62,111          6.1620%
      55         Portland                            TN          37148            10,150,000           58,924          5.7020%
      56         Cutler Bay                          FL          33157             9,900,000             IO            5.7460%
      57         Oxnard                              CA          93033             9,734,000           58,736          6.0600%
      58         Webster                             TX          77598             9,700,000             IO            6.1813%
      59         Gainesville                         FL          32608             9,685,000             IO            6.0400%
      60         Philadelphia                        PA          19153             9,493,195           60,265          6.5350%
      61         Tampa                               FL          33618             9,200,000             IO            5.8400%
      62         Cincinnati                          OH          45242             9,120,000           53,106          5.7300%
      63         Yorktown                            VA          23693             9,000,000           52,579          5.7600%
      64         Bellevue                            WA          98008             8,840,000             IO            5.7150%
      65         Bellevue                            WA          98008             8,835,000             IO            5.7150%
      66         Saint Charles                       IL          60175             8,705,000             IO            5.7000%
      67         Tulsa                               OK          74133             8,600,000           53,855          6.4110%
      68         Sterling                            VA          20166             8,400,000             IO            5.6560%
      69         Katy                                TX          77494             8,250,000           46,749          5.4820%
      70         Glen Burnie                         MD          21061             8,000,000           46,164          5.6470%
      71         Albuquerque                         NM          87110             7,878,000             IO            5.7170%
      72         Fort Worth                          TX          76109             7,840,000           47,692          6.1360%
      73         San Ysidro                          CA          92173             7,740,000           46,107          5.9400%
      74         Gardena                             CA          90501             7,600,000           47,862          6.4650%
      75         Manassas                            VA          20109             7,494,257           46,399          6.2950%
      76         East Lansing                        MI          48823             7,250,000           45,777          6.4900%
      77         Phoenix                             AZ          85015             7,160,000             IO            5.8960%
      78         Tamuning                            GU          96913             6,987,256           42,068          6.0220%
      79         Lake Success                        NY          11042             6,800,000           40,159          5.8600%
      80         Chantilly                           VA          20151             6,800,000           39,037          5.6000%
      81         Chicago                             IL          60605             6,780,833           39,735          5.7620%
      82         Ellensburg                          WA          98926             6,550,000             IO            6.2050%
      83         Jasper                              GA          30143             6,520,000           39,511          6.1000%
      84         El Paso                             TX          79936             6,250,000           35,561          5.5190%
      85         Ellensburg                          WA          98926             5,866,000             IO            6.2050%
      86         St. Petersburg                      FL          33709             5,858,565           34,453          5.7950%
      87         Cascade Township                    MI          49512             5,825,651           36,980          5.8000%
      88         Garden Grove                        CA          92843             5,782,000           35,997          6.3550%
      89         Brighton                            NY          14618             5,632,000           32,506          5.6490%
      90         Providence                          RI          02903             5,600,000           32,623          5.7340%
      91         Bronx                               NY          10473             5,464,344           34,016          6.3380%
      92         Meridian                            ID          83642             5,370,672             IO            6.4270%
      93         Davie                               FL          33330             5,187,600           32,818          5.8080%
      94         Arlington                           TX          76014             5,140,000           32,647          6.5470%
      95         Riverside                           MO          64150             5,000,000           32,833          6.8710%
      96         Cortlandville                       NY          13045             4,864,000           28,074          5.6490%
      97         Tukwila                             WA          98188             4,840,411           27,990          5.6480%
      98         Abilene                             TX          79602             4,791,281           28,877          6.0320%
      99         Camilus                             NY          13031             4,480,000           25,857          5.6490%
     100         San Francisco                       CA          94103             4,479,000           26,338          5.8200%
     101         Washington                          DC          20007             4,400,000             IO            6.0120%
     102         Norco                               CA          92860             4,400,000           27,384          6.3520%
     103         Marietta                            GA          30068             4,250,000           24,759          5.7340%
     104         Bakersfield                         CA          93306             4,200,000             IO            5.6470%
     105         Richmond                            VA          23220             3,934,857           23,207          5.8120%
     106         Coral Gables                        FL          33134             3,850,000           23,918          6.3350%
     107         West Goshen Township                PA          19380             3,825,000           22,619          5.8720%
     108         Grand Rapids Township               MI          49546             3,700,000           21,828          5.8500%
     109         Eudora                              KS          66025             3,573,243           21,143          5.8600%
     110         Pewaukee                            WI          53072             3,511,884           20,492          5.7410%
     111         Sandy                               UT          84070             3,500,000           20,456          5.7640%
     112         St. Petersburg                      FL          33701             3,470,000           19,818          5.5530%
     113         Noblesville                         IN          46060             3,250,000           19,032          5.7820%
     114         Tallahassee                         FL          32304             3,150,000           18,211          5.6640%
     115         Panama City                         FL          32405             3,111,022           18,053          5.6720%
     116         Urbana / Champaign                  IL      61801 / 61820         3,065,000             IO            5.5040%
     117         Washington                          DC          20009             3,000,000           17,689          5.8450%
     118         Irving                              TX          75061             2,950,000           17,197          5.7400%
     119         Bedford                             MA          01730             2,800,000             IO            6.1850%
     120         Madison                             WI          54603             2,692,884           16,275          6.0500%
     121         North Fort Myers                    FL          33903             2,677,000           15,741          5.8200%
     122         Maplewood                           MN          55109             2,645,111           15,823          5.9620%
     123         Doral                               FL          33166             2,277,000           13,663          6.0080%
     124         Ellensburg                          WA          98926             1,087,000             IO            6.2050%



                                                               Remaining Amort
                     Remaining Term to                         Term (Mos.) for      Interest                           Master
  Mortgage Loan       Maturity or ARD      Maturity Date       Balloon Mortgage     Accrual         Loan             Servicing
      Number              (Mos.)               or ARD                Loan            Method    Administrative         Fee Rate
                                                                                                 Cost Rate
----------------------------------------------------------------------------------------------------------------------------------
        1                   119               07/06/17                IO           Actual/360     0.0210%             0.0200%
        2                   122               10/11/17                IO           Actual/360     0.0210%             0.0200%
       2.01
       2.02
       2.03
       2.04
       2.05
       2.06
       2.07
        3                   117               05/11/17                IO           Actual/360     0.0210%             0.0200%
        4                   117               05/11/17                IO           Actual/360     0.0210%             0.0200%
        5                   118               06/11/17               360           Actual/360     0.0410%             0.0400%
        6                   114               02/11/17                IO           Actual/360     0.0210%             0.0200%
        7                   83                07/01/14                IO           Actual/360     0.0310%             0.0300%
       7.01
       7.02
       7.03
        8                   82                06/11/14               360           Actual/360     0.0210%             0.0200%
        9                   113               01/11/17                IO           Actual/360     0.0210%             0.0200%
        10                  118               06/11/17               360           Actual/360     0.0210%             0.0200%
        11                  118               06/11/17               360           Actual/360     0.0210%             0.0200%
        12                  117               05/11/17                IO           Actual/360     0.0210%             0.0200%
      12.01
      12.02
      12.03
      12.04
      12.05
      12.06
      12.07
      12.08
      12.09
      12.10
      12.11
        13                  118               06/11/17               360           Actual/360     0.0460%             0.0450%
        14                  118               06/06/17                IO           Actual/360     0.0410%             0.0400%
        15                  116               04/11/17                IO           Actual/360     0.0210%             0.0200%
        16                  118               06/11/17               360           Actual/360     0.0460%             0.0450%
        17                  118               06/01/17               358           Actual/360     0.0310%             0.0300%
        18                  57                05/01/12                IO           Actual/360     0.0310%             0.0300%
        19                  60                08/06/12                IO           Actual/360     0.0210%             0.0200%
        20                  57                05/01/12                IO           Actual/360     0.0310%             0.0300%
        21                  116               04/06/17               360           Actual/360     0.0210%             0.0200%
        22                  118               06/11/17               360           Actual/360     0.0210%             0.0200%
        23                  118               06/06/17               360           Actual/360     0.0410%             0.0400%
      23.01
      23.02
      23.03
      23.04
        24                  118               06/11/17                IO           Actual/360     0.0210%             0.0200%
        25                  116               04/01/17                IO           Actual/360     0.0310%             0.0300%
        26                  118               06/11/17               358           Actual/360     0.0210%             0.0200%
        27                  58                06/11/12                IO           Actual/360     0.0210%             0.0200%
        28                  118               06/01/17                IO           Actual/360     0.0310%             0.0300%
        29                  118               06/11/17                IO           Actual/360     0.0210%             0.0200%
        30                  58                06/11/12               360           Actual/360     0.0210%             0.0200%
        31                  117               05/01/17                IO           Actual/360     0.0310%             0.0300%
        32                  118               06/11/17                IO           Actual/360     0.0210%             0.0200%
        33                  118               06/11/17               358           Actual/360     0.0210%             0.0200%
        34                  120               08/06/17               360           Actual/360     0.0210%             0.0200%
        35                  118               06/01/17               360           Actual/360     0.0310%             0.0300%
      35.01
      35.02
        36                  118               06/06/17               360           Actual/360     0.0510%             0.0500%
        37                  118               06/11/17               360           Actual/360     0.0210%             0.0200%
        38                  57                05/11/12                IO           Actual/360     0.0710%             0.0700%
        39                  119               07/01/17               360           Actual/360     0.0310%             0.0300%
        40                  117               05/01/17                IO           Actual/360     0.0310%             0.0300%
        41                  116               04/06/17               360           Actual/360     0.0210%             0.0200%
        42                  57                05/01/12                IO           Actual/360     0.0310%             0.0300%
        43                  57                05/01/12               360           Actual/360     0.0310%             0.0300%
        44                  117               05/01/17               360           Actual/360     0.0310%             0.0300%
        45                  116               04/01/17                IO           Actual/360     0.0310%             0.0300%
        46                  117               05/01/17               360           Actual/360     0.0310%             0.0300%
      46.01
      46.02
      46.03
      46.04
      46.05
        47                  118               06/11/17               360           Actual/360     0.0210%             0.0200%
        48                  59                07/11/12               360           Actual/360     0.0210%             0.0200%
        49                  117               05/01/17                IO           Actual/360     0.0310%             0.0300%
        50                  118               06/01/17               360           Actual/360     0.0310%             0.0300%
        51                  119               07/06/17               360           Actual/360     0.0510%             0.0500%
        52                  59                07/06/12                IO           Actual/360     0.0210%             0.0200%
        53                  118               06/11/17               358           Actual/360     0.0210%             0.0200%
        54                  119               07/06/17               360           Actual/360     0.0210%             0.0200%
        55                  118               06/06/17               360           Actual/360     0.0210%             0.0200%
        56                  118               06/01/17                IO           Actual/360     0.0310%             0.0300%
        57                  119               07/06/17               360           Actual/360     0.0210%             0.0200%
        58                  58                06/01/12                IO           Actual/360     0.0310%             0.0300%
        59                  118               06/11/17                IO           Actual/360     0.0210%             0.0200%
        60                  119               07/06/17               359           Actual/360     0.0510%             0.0500%
        61                  118               06/11/17                IO           Actual/360     0.0210%             0.0200%
        62                  118               06/11/17               360           Actual/360     0.0210%             0.0200%
        63                  118               06/11/17               360           Actual/360     0.0210%             0.0200%
        64                  119               07/06/17                IO           Actual/360     0.0310%             0.0300%
        65                  119               07/06/17                IO           Actual/360     0.0310%             0.0300%
        66                  118               06/01/17                IO           Actual/360     0.0310%             0.0300%
        67                  120               08/01/17               360           Actual/360     0.0310%             0.0300%
        68                  59                07/01/12                IO           Actual/360     0.0310%             0.0300%
        69                  117               05/01/17               360           Actual/360     0.0310%             0.0300%
        70                  116               04/01/17               360           Actual/360     0.0310%             0.0300%
        71                  117               05/01/17                IO           Actual/360     0.0310%             0.0300%
        72                  118               06/06/17               360           Actual/360     0.0210%             0.0200%
        73                  119               07/06/17               360           Actual/360     0.0210%             0.0200%
        74                  119               07/01/17               360           Actual/360     0.0310%             0.0300%
        75                  119               07/06/17               359           Actual/360     0.0510%             0.0500%
        76                  119               07/06/17               360           Actual/360     0.0210%             0.0200%
        77                  120               08/01/17                IO           Actual/360     0.0310%             0.0300%
        78                  118               06/01/17               358           Actual/360     0.0310%             0.0300%
        79                  117               05/06/17               360           Actual/360     0.0210%             0.0200%
        80                  117               05/01/17               360           Actual/360     0.0310%             0.0300%
        81                  117               05/01/17               357           Actual/360     0.0510%             0.0500%
        82                  59                07/06/12                IO           Actual/360     0.0610%             0.0600%
        83                  119               07/06/17               360           Actual/360     0.0210%             0.0200%
        84                  117               05/01/17               360           Actual/360     0.0810%             0.0800%
        85                  59                07/06/12                IO           Actual/360     0.0610%             0.0600%
        86                  117               05/01/17               357           Actual/360     0.0310%             0.0300%
        87                  117               05/01/17               297           Actual/360     0.0810%             0.0800%
        88                  119               07/06/17               360           Actual/360     0.0310%             0.0300%
        89                  117               05/01/17               360           Actual/360     0.0310%             0.0300%
        90                  119               07/01/17               360           Actual/360     0.0310%             0.0300%
        91                  118               06/01/17               358           Actual/360     0.0310%             0.0300%
        92                  119               07/06/17                IO           Actual/360     0.0210%             0.0200%
        93                  119               07/01/17               300           Actual/360     0.0310%             0.0300%
        94                  120               08/01/17               360           Actual/360     0.0810%             0.0800%
        95                  119               07/01/17               360           Actual/360     0.0810%             0.0800%
        96                  117               05/01/17               360           Actual/360     0.0310%             0.0300%
        97                  118               06/06/17               358           Actual/360     0.0210%             0.0200%
        98                  118               06/01/17               358           Actual/360     0.0310%             0.0300%
        99                  117               05/01/17               360           Actual/360     0.0310%             0.0300%
       100                  118               06/06/17               360           Actual/360     0.0210%             0.0200%
       101                  119               07/01/17                IO           Actual/360     0.0310%             0.0300%
       102                  120               08/06/17               360           Actual/360     0.0210%             0.0200%
       103                  117               05/01/17               360           Actual/360     0.0310%             0.0300%
       104                  116               04/01/17                IO           Actual/360     0.0310%             0.0300%
       105                  116               04/01/17               356           Actual/360     0.0310%             0.0300%
       106                  119               07/06/17               360           Actual/360     0.0210%             0.0200%
       107                  117               05/01/17               360           Actual/360     0.0310%             0.0300%
       108                  117               05/01/17               360           Actual/360     0.0810%             0.0800%
       109                  118               06/01/17               358           Actual/360     0.0310%             0.0300%
       110                  119               07/01/17               359           Actual/360     0.0310%             0.0300%
       111                  119               07/01/17               360           Actual/360     0.0310%             0.0300%
       112                  117               05/01/17               360           Actual/360     0.0310%             0.0300%
       113                  118               06/01/17               360           Actual/360     0.0310%             0.0300%
       114                  118               06/01/17               360           Actual/360     0.0310%             0.0300%
       115                  117               05/01/17               357           Actual/360     0.0310%             0.0300%
       116                  117               05/01/17                IO           Actual/360     0.0310%             0.0300%
       117                  117               05/01/17               360           Actual/360     0.0310%             0.0300%
       118                  117               05/01/17               360           Actual/360     0.0310%             0.0300%
       119                  120               08/01/17                IO           Actual/360     0.0310%             0.0300%
       120                  117               05/01/17               357           Actual/360     0.0310%             0.0300%
       121                  118               06/06/17               360           Actual/360     0.0210%             0.0200%
       122                  118               06/01/17               358           Actual/360     0.1110%             0.1100%
       123                  118               06/01/17               360           Actual/360     0.0310%             0.0300%
       124                  59                07/06/12                IO           Actual/360     0.0610%             0.0600%



                                                                                                             Cross Collateralized
  Mortgage Loan            Ground           Mortgage Loan                                  Defeasance        and Cross Defaulted
      Number               Lease                Seller              Originator                Loan                Loan Flag
----------------------------------------------------------------------------------------------------------------------------------
        1                    N                  CGMRC                  CGMRC                    Y                     N
        2                    N                 Wachovia              Wachovia                   Y                     N
       2.01                  N
       2.02                  N
       2.03                  N
       2.04                  N
       2.05                  N
       2.06                  N
       2.07                  N
        3                    N                 Wachovia              Wachovia                   Y                     N
        4                    N                 Wachovia              Wachovia                   Y                     N
        5                    N                 Wachovia              Wachovia                   N                     N
        6                    N                 Wachovia              Wachovia                   Y                     N
        7                    Y                CWCapital              CWCapital                  Y                     N
       7.01                  N
       7.02                  N
       7.03                  Y
        8                    Y                 Wachovia              Wachovia                   Y                     N
        9                    N                 Wachovia              Wachovia                   Y                     N
        10                   N                 Wachovia              Wachovia                   Y                     N
        11                   N                 Wachovia              Wachovia                   Y                     N
        12                   N                 Wachovia              Wachovia                   Y                     N
      12.01                  N
      12.02                  N
      12.03                  N
      12.04                  N
      12.05                  N
      12.06                  N
      12.07                  N
      12.08                  N
      12.09                  N
      12.10                  N
      12.11                  N
        13                   N                 Wachovia              Wachovia                   N                     N
        14                   N                  CGMRC                  CGMRC                    Y                     N
        15                   N                 Wachovia              Wachovia                   Y                     N
        16                   N                 Wachovia              Wachovia                   N                     N
        17                   N                CWCapital              CWCapital                  Y                     N
        18                   N                CWCapital              CWCapital                  N                     N
        19                   N                  CGMRC                  CGMRC                    Y                     N
        20                   N                CWCapital              CWCapital                  N                     N
        21                   N                  CGMRC                  CGMRC                    Y                     N
        22                   N                 Wachovia              Wachovia                   Y                     N
        23                   N                  CGMRC                  CGMRC                    N                     N
      23.01                  N
      23.02                  N
      23.03                  N
      23.04                  N
        24                   N                 Wachovia              Wachovia                   N                     N
        25                   N                CWCapital              CWCapital                  Y                     N
        26                   N                 Wachovia              Wachovia                   Y                     N
        27                   N                 Wachovia              Wachovia                   Y                     N
        28                   N                CWCapital              CWCapital                  Y                     N
        29                   N                 Wachovia              Wachovia                   N                     N
        30                   N                 Wachovia              Wachovia                   Y                     N
        31                   N                CWCapital              CWCapital                  Y                     N
        32                   N                 Wachovia              Wachovia                   N                     N
        33                   N                 Wachovia              Wachovia                   Y                     N
        34                   N                  CGMRC                  CGMRC                    Y                     N
        35                   N                CWCapital              CWCapital                  Y                     N
      35.01                  N
      35.02                  N
        36                   N                  CGMRC                  CGMRC                    Y                     N
        37                   N                 Wachovia              Wachovia                   Y                     N
        38                   N                 Wachovia              Wachovia                   N                     N
        39                   N                CWCapital              CWCapital                  Y                     N
        40                   N                CWCapital              CWCapital                  Y                     N
        41                   N                  CGMRC                  CGMRC                    Y                     N
        42                   N                CWCapital              CWCapital                  N                     N
        43                   N                CWCapital              CWCapital                  Y                     N
        44                   N                CWCapital              CWCapital                  Y                     N
        45                   N                CWCapital              CWCapital                  Y                     N
        46                   N                CWCapital              CWCapital                  Y                     N
      46.01                  N
      46.02                  N
      46.03                  N
      46.04                  N
      46.05                  N
        47                   N                 Wachovia              Wachovia                   Y                     N
        48                   N                 Wachovia              Wachovia                   Y                     N
        49                   N                CWCapital              CWCapital                  Y                     N
        50                   N                CWCapital              CWCapital                  Y                     N
        51                   N                  CGMRC                  CGMRC                    N                     N
        52                   N                  CGMRC                  CGMRC                    Y                     N
        53                   N                 Wachovia              Wachovia                   Y                     N
        54                   N                  CGMRC                  CGMRC                    Y                     N
        55                   N                  CGMRC                  CGMRC                    N                     N
        56                   N                CWCapital              CWCapital                  Y                     N
        57                   N                  CGMRC                  CGMRC                    Y                     N
        58                   N                CWCapital              CWCapital                  Y                     N
        59                   N                 Wachovia              Wachovia                   N                     N
        60                   N                  CGMRC                  CGMRC                    Y                     N
        61                   N                 Wachovia              Wachovia                   Y                     N
        62                   N                 Wachovia              Wachovia                   Y                     N
        63                   N                 Wachovia              Wachovia                   Y                     N
        64                   N                  CGMRC                  CGMRC                    Y                     N
        65                   N                  CGMRC                  CGMRC                    Y                     N
        66                   N                CWCapital              CWCapital                  Y                     N
        67                   Y                CWCapital              CWCapital                  Y                     N
        68                   N                CWCapital              CWCapital                  Y                     N
        69                   N                CWCapital              CWCapital                  Y                     N
        70                   N                CWCapital              CWCapital                  Y                     N
        71                   N                CWCapital              CWCapital                  Y                     N
        72                   N                  CGMRC                  CGMRC                    Y                     N
        73                   N                  CGMRC                  CGMRC                    Y                     N
        74                   N                CWCapital              CWCapital                  N                     N
        75                   N                  CGMRC                  CGMRC                    Y                     N
        76                   N                  CGMRC                  CGMRC                    Y                     N
        77                   N                CWCapital              CWCapital                  Y                     N
        78                   N                CWCapital              CWCapital                  Y                     N
        79                   N                  CGMRC                  CGMRC                    Y                     N
        80                   N                CWCapital              CWCapital                  Y                     N
        81                   N                CWCapital              CWCapital                  Y                     N
        82                   N                  CGMRC                  CGMRC                    Y                     N
        83                   N                  CGMRC                  CGMRC                    Y                     N
        84                   N                CWCapital              CWCapital                  Y                     N
        85                   N                  CGMRC                  CGMRC                    Y                     N
        86                   N                CWCapital              CWCapital                  Y                     N
        87                   N                CWCapital              CWCapital                  Y                     N
        88                   N                  CGMRC                  CGMRC                    N                     N
        89                   N                CWCapital              CWCapital                  N                     N
        90                   N                CWCapital              CWCapital                  N                     N
        91                   Y                CWCapital              CWCapital                  Y                     N
        92                   N                  CGMRC                  CGMRC                    Y                     N
        93                   Y                CWCapital              CWCapital                  Y                     N
        94                   N                CWCapital              CWCapital                  Y                     N
        95                   N                CWCapital              CWCapital                  Y                     N
        96                   N                CWCapital              CWCapital                  N                     N
        97                   Y                  CGMRC                  CGMRC                    Y                     N
        98                   N                CWCapital              CWCapital                  Y                     N
        99                   N                CWCapital              CWCapital                  N                     N
       100                   N                  CGMRC                  CGMRC                    N                     N
       101                   N                CWCapital              CWCapital                  Y                     N
       102                   N                  CGMRC                  CGMRC                    Y                     N
       103                   N                CWCapital              CWCapital                  N                     N
       104                   N                CWCapital              CWCapital                  Y                     N
       105                   N                CWCapital              CWCapital                  Y                     N
       106                   N                  CGMRC                  CGMRC                    N                     N
       107                   N                CWCapital              CWCapital                  Y                     N
       108                   N                CWCapital              CWCapital                  Y                     N
       109                   N                CWCapital              CWCapital                  Y                     N
       110                   N                CWCapital              CWCapital                  Y                     N
       111                   N                CWCapital              CWCapital                  Y                     N
       112                   N                CWCapital              CWCapital                  N                     N
       113                   N                CWCapital              CWCapital                  Y                     N
       114                   N                CWCapital              CWCapital                  Y                     N
       115                   N                CWCapital              CWCapital                  Y                     N
       116                   N                CWCapital              CWCapital                  Y                     N
       117                   N                CWCapital              CWCapital                  N                     N
       118                   N                CWCapital              CWCapital                  N                     N
       119                   N                CWCapital              CWCapital                  Y                     N
       120                   N                CWCapital              CWCapital                  N                     N
       121                   N                  CGMRC                  CGMRC                    Y                     N
       122                   N                CWCapital              CWCapital                  Y                     N
       123                   N                CWCapital              CWCapital                  Y                     N
       124                   N                  CGMRC                  CGMRC                    Y                     N



                Letter of Credit                  Anticipated                   If ARD loan,                  Serviced Loan
Mortgage Loan       In-Place        ARD Loan     Repayment Date           Additional Interest Rate            Combination?
   Number
----------------------------------------------------------------------------------------------------------------------------------
      1                N                Y           07/06/17           Greater of interest rate plus                N
                                                                        2% or Treasury Rate plus 3%
      2                N                N
    2.01
    2.02                                                                                                            N
    2.03                                                                                                            N
    2.04                                                                                                            N
    2.05
    2.06
    2.07
      3                N                N
      4                N                N                                                                           N
      5                N                N                                                                           N
      6                N                N                                                                           N
      7                N                N                                                                           N
    7.01                                                                                                            N
    7.02                                                                                                            N
    7.03                                                                                                            N
      8                N                N                                                                           N
      9                N                N                                                                           N
     10                N                N                                                                           N
     11                N                N
     12                N                N
    12.01
    12.02
    12.03
    12.04
    12.05
    12.06                                                                                                           N
    12.07                                                                                                           N
    12.08                                                                                                           N
    12.09                                                                                                           N
    12.10                                                                                                           N
    12.11                                                                                                           N
     13                N                N                                                                           N
     14                N                N                                                                           N
     15                N                N                                                                           N
     16                N                N                                                                           N
     17                N                Y           06/01/17          Greater of initial interest rate              N
                                                                        plus 3% or the Treasury Rate
                                                                                  plus 3%
     18                N                N
     19                N                N
     20                N                N                                                                           N
     21                N                N                                                                           N
     22                N                N                                                                           N
     23                N                N                                                                           N
    23.01                                                                                                           N
    23.02                                                                                                           N
    23.03                                                                                                           N
    23.04                                                                                                           N
     24                N                N                                                                           N
     25                N                Y           04/01/17          Greater of initial interest rate              N
                                                                        plus 3% or the Treasury Rate
                                                                                  plus 3%
     26                N                N                                                                           N
     27                Y                N                                                                           N
     28                N                N                                                                           N
     29                N                Y           06/11/17          Greater of initial interest rate              N
                                                                          plus 3% or TCMYI plus 3%
     30                Y                N                                                                           N
     31                N                Y           05/01/17          Greater of initial interest rate              N
                                                                        plus 3% or the Treasury Rate
                                                                                  plus 3%
     32                N                Y           06/11/17          Greater of initial interest rate              N
                                                                          plus 3% or TCMYI plus 3%
     33                N                N
     34                N                N
     35                N                Y           06/01/17          Greater of initial interest rate
                                                                        plus 3% or the Treasury Rate
                                                                                  plus 3%
    35.01                                                                                                           N
    35.02                                                                                                           N
     36                N                N                                                                           N
     37                N                N                                                                           N
     38                N                N
     39                N                N
     40                N                N
     41                N                N                                                                           N
     42                N                N                                                                           N
     43                N                Y           05/01/12          Greater of initial interest rate              N
                                                                          plus 3% or the Extended
                                                                         Term Treasury Rate plus 3%
     44                N                N                                                                           N
     45                N                N                                                                           N
     46                N                N                                                                           N
    46.01                                                                                                           N
    46.02                                                                                                           N
    46.03                                                                                                           N
    46.04                                                                                                           N
    46.05                                                                                                           N
     47                N                N                                                                           N
     48                N                N                                                                           N
     49                N                N
     50                N                Y           06/01/17          Greater of initial interest rate
                                                                        plus 3% or the Treasury Rate
                                                                                  plus 3%
     51                N                N
     52                N                N
     53                N                N
     54                N                N
     55                N                N                                                                           N
     56                N                Y           06/01/17          Greater of initial interest rate              N
                                                                        plus 3% or the Treasury Rate
                                                                                  plus 3%.
     57                N                N                                                                           N
     58                N                N                                                                           N
     59                N                Y           06/11/17          Greater of initial interest rate              N
                                                                          plus 3% or TCMYI plus 3%
     60                N                N                                                                           N
     61                N                N                                                                           N
     62                Y                N                                                                           N
     63                N                N                                                                           N
     64                N                N                                                                           N
     65                N                N                                                                           N
     66                N                N                                                                           N
     67                N                N                                                                           N
     68                N                Y           07/01/12          Greater of initial interest rate              N
                                                                        plus 3% or the Treasury Rate
                                                                                  plus 3%
     69                N                Y           05/01/17          Greater of initial interest rate              N
                                                                         plus 2.75% or the Treasury
                                                                              Rate plus 2.75%
     70                N                N                                                                           N
     71                N                N                                                                           N
     72                N                N                                                                           N
     73                N                N                                                                           N
     74                N                Y           07/01/17          Greater of initial interest rate              N
                                                                        plus 3% or the Treasury Rate
                                                                                  plus 3%
     75                N                N                                                                           N
     76                N                N                                                                           N
     77                N                Y           08/01/17          Greater of initial interest rate              N
                                                                        plus 3% or the Treasury Rate
                                                                                  plus 3%
     78                N                N                                                                           N
     79                N                N                                                                           N
     80                N                Y           05/01/17          Greater of initial interest rate              N
                                                                          plus 3% or the Extended
                                                                         Term Treasury Rate plus 3%
     81                N                N                                                                           N
     82                N                N                                                                           N
     83                N                N                                                                           N
     84                N                N                                                                           N
     85                N                N                                                                           N
     86                N                N
     87                N                N
     88                N                N
     89                N                Y           05/01/17          Greater of initial interest rate              N
                                                                        plus 3% or the Treasury Rate
                                                                                  plus 3%
     90                N                N                                                                           N
     91                Y                N                                                                           N
     92                N                N                                                                           N
     93                N                Y           07/01/17          Greater of initial interest rate              N
                                                                        plus 2% or the Treasury Rate
                                                                                  plus 2%.
     94                N                N                                                                           N
     95                N                N                                                                           N
     96                N                Y           05/01/17          Greater of initial interest rate              N
                                                                        plus 3% or the Treasury Rate
                                                                                  plus 3%
     97                N                N                                                                           N
     98                N                N                                                                           N
     99                N                Y           05/01/17          Greater of initial interest rate              N
                                                                        plus 3% or the Treasury Rate
                                                                                  plus 3%
     100               N                N                                                                           N
     101               N                N                                                                           N
     102               N                N                                                                           N
     103               N                N                                                                           N
     104               N                N                                                                           N
     105               N                Y           04/01/17          Greater of initial interest rate              N
                                                                        plus 3% or the Treasury Rate
                                                                                  plus 3%
     106               N                N                                                                           N
     107               N                Y           05/01/17          Greater of initial interest rate              N
                                                                        plus 3% or the Treasury Rate
                                                                                  plus 3%.
     108               N                N                                                                           N
     109               N                N                                                                           N
     110               N                N                                                                           N
     111               N                N                                                                           N
     112               N                N                                                                           N
     113               N                N                                                                           N
     114               N                N                                                                           N
     115               N                N
     116               N                N
     117               N                Y           05/01/17          Greater of initial interest rate              N
                                                                        plus 3% or the Treasury Rate
                                                                                  plus 3%.
     118               N                N                                                                           N
     119               N                Y           08/01/17          Greater of initial interest rate              N
                                                                        plus 3% or the Treasury Rate
                                                                                  plus 3%
     120               N                N                                                                           N
     121               N                Y           06/06/17           Greater of (i) 2% plus initial               N
                                                                       interest rate or (ii) 3% plus
                                                                              annualized yield
     122               N                N                                                                           N
     123               N                N                                                                           N
     124               N                N                                                                           N

                                   SCHEDULE II

               SCHEDULE OF EXCEPTIONS TO MORTGAGE FILE DELIVERY


Collateral ID    Property Name                        Pool ID        Collgroup     Investor ID   AlternateLoanID   Casenum
--------------   ----------------------------------   ------------   -----------   -----------   ---------------   -------
2COBALT2007C3    Irvine - Pool                        COBALT2007C3   CWCP081607T   WACH                  2860546   KILP
3COBALT2007C3    2 Rector Street                      COBALT2007C3   CWCP081607T   WACH                  2859871   W&ST
3COBALT2007C3    2 Rector Street                      COBALT2007C3   CWCP081607T   WACH                  2859871   W&ST
4COBALT2007C3    90 John Street                       COBALT2007C3   CWCP081607T   WACH                  2859826   PROS
5COBALT2007C3    Sheraton Suites - Alexandria, VA     COBALT2007C3   CWCP081607T   WACH                  2857727   MOOR
6COBALT2007C3    The Arbors at Broadlands             COBALT2007C3   CWCP081607T   WACH                  2858868   CADW
8COBALT2007C3    Express Scripts Building             COBALT2007C3   CWCP081607T   WACH                  2858271
9COBALT2007C3    Falcon Ridge Town Center I           COBALT2007C3   CWCP081607T   WACH                  2857938   MOOR
10COBALT2007C3   Wilshire Park Place                  COBALT2007C3   CWCP081607T   WACH                  2860196   KILP
11COBALT2007C3   Zales Headquarters                   COBALT2007C3   CWCP081607T   WACH                  2861233   PROS
12COBALT2007C3   Walgreens Portfolio                  COBALT2007C3   CWCP081607T   WACH                  2859999   W&ST
13COBALT2007C3   Sheraton Suites - Wilmington, DE     COBALT2007C3   CWCP081607T   WACH                  2857761   MOOR
15COBALT2007C3   Vista Village Phase I                COBALT2007C3   CWCP081607T   WACH                  2859221   MOOR
16COBALT2007C3   Sheraton Suites - Kansas City, MO    COBALT2007C3   CWCP081607T   WACH                  2857760   MOOR
22COBALT2007C3   Hilton Garden Inn - Atlanta, GA      COBALT2007C3   CWCP081607T   WACH                  2860388
24COBALT2007C3   Lynnhaven North Shopping Center      COBALT2007C3   CWCP081607T   WACH                  2860813   MOOR
25COBALT2007C3   Preferred Freezer - Philadelphia     COBALT2007C3   CWCP081607T   CWCapital               3195B   DECH
26COBALT2007C3   Hampton Inn - Savannah               COBALT2007C3   CWCP081607T   WACH                  2860095   KILP
27COBALT2007C3   Semoran North Apartments             COBALT2007C3   CWCP081607T   WACH                  2860640   KILP
29COBALT2007C3   Campus Club                          COBALT2007C3   CWCP081607T   WACH                  2859900
30COBALT2007C3   Hilton Garden Inn- Frederick         COBALT2007C3   CWCP081607T   WACH                  2860423   KILP
32COBALT2007C3   Western Ridge Apartments             COBALT2007C3   CWCP081607T   WACH                  2860815   KILP
33COBALT2007C3   Mulberry Inn                         COBALT2007C3   CWCP081607T   WACH                  2860097   KILP
37COBALT2007C3   Beaumont Medical Center              COBALT2007C3   CWCP081607T   WACH                  2859619   MOOR
38COBALT2007C3   Sheraton East Hartford               COBALT2007C3   CWCP081607T   WACH                  2859709   MOOR
47COBALT2007C3   San Marin Apartments                 COBALT2007C3   CWCP081607T   WACH                  2860987   KILP
48COBALT2007C3   The Crane Building                   COBALT2007C3   CWCP081607T   WACH                  2857126
53COBALT2007C3   Days Inn                             COBALT2007C3   CWCP081607T   WACH                  2860102   KILP
59COBALT2007C3   University Glades                    COBALT2007C3   CWCP081607T   WACH                  2859903
61COBALT2007C3   Buschwood                            COBALT2007C3   CWCP081607T   WACH                  2859854   PROS
62COBALT2007C3   Northmark II                         COBALT2007C3   CWCP081607T   WACH                  2858554
63COBALT2007C3   Marriott Courtyard- Yorktown         COBALT2007C3   CWCP081607T   WACH                  2860140   KILP
72COBALT2007C3   TownePlace Suites - Fort Worth, TX   COBALT2007C3   CWCP081307    CGMRC
90COBALT2007C3   Hallmark Building                    COBALT2007C3   CWCP081607T   CWCapital                3270


Collateral ID    Loan Amount      DocType   Exception   Exception Description
--------------   --------------   -------   ---------   ----------------------------------------
2COBALT2007C3    137,000,000.00   ALNV             94   OUT FOR EXECUTION
3COBALT2007C3    110,000,000.00   ALNV             94   OUT FOR EXECUTION
3COBALT2007C3    110,000,000.00   NOTE             14   LOAN AMOUNT DOES NOT AGREE WITH SCHEDULE
4COBALT2007C3     57,000,000.00   ALNV             01   MISSING
5COBALT2007C3     56,400,000.00   ALNV             94   OUT FOR EXECUTION
6COBALT2007C3     50,375,000.00   ALNV             94   OUT FOR EXECUTION
8COBALT2007C3     45,000,000.00   ALNV             94   OUT FOR EXECUTION
9COBALT2007C3     43,500,000.00   ALNV             94   OUT FOR EXECUTION
10COBALT2007C3    41,000,000.00   ALNV             94   OUT FOR EXECUTION
11COBALT2007C3    41,000,000.00   ALNV             01   MISSING
12COBALT2007C3    40,000,000.00   ALNV             94   OUT FOR EXECUTION
13COBALT2007C3    36,450,000.00   ALNV             94   OUT FOR EXECUTION
15COBALT2007C3    33,200,000.00   ALNV             01   MISSING
16COBALT2007C3    31,237,500.00   ALNV             94   OUT FOR EXECUTION
22COBALT2007C3    24,880,000.00   ALNV             94   OUT FOR EXECUTION
24COBALT2007C3    24,140,000.00   ALNV             94   OUT FOR EXECUTION
25COBALT2007C3    22,300,000.00   TPOL             01   MISSING
26COBALT2007C3    22,000,000.00   ALNV             94   OUT FOR EXECUTION
27COBALT2007C3    21,500,000.00   ALNV             94   OUT FOR EXECUTION
29COBALT2007C3    20,475,000.00   ALNV             94   OUT FOR EXECUTION
30COBALT2007C3    19,500,000.00   ALNV             94   OUT FOR EXECUTION
32COBALT2007C3    17,875,000.00   ALNV             94   OUT FOR EXECUTION
33COBALT2007C3    17,760,000.00   ALNV             94   OUT FOR EXECUTION
37COBALT2007C3    15,000,000.00   ALNV             94   OUT FOR EXECUTION
38COBALT2007C3    15,000,000.00   ALNV             94   OUT FOR EXECUTION
47COBALT2007C3    12,000,000.00   ALNV             94   OUT FOR EXECUTION
48COBALT2007C3    11,700,000.00   ALNV             94   OUT FOR EXECUTION
53COBALT2007C3    10,240,000.00   ALNV             94   OUT FOR EXECUTION
59COBALT2007C3     9,685,000.00   ALNV             94   OUT FOR EXECUTION
61COBALT2007C3     9,200,000.00   ALNV             01   MISSING
62COBALT2007C3     9,120,000.00   ALNV             94   OUT FOR EXECUTION
63COBALT2007C3     9,000,000.00   ALNV             94   OUT FOR EXECUTION
72COBALT2007C3     7,840,000.00   TPOL             01   MISSING
90COBALT2007C3     5,600,000.00   TPOL             01   MISSING


Collateral ID    Notation
--------------   ------------------------------------------------------------------------
2COBALT2007C3    WACH TO BLANK
3COBALT2007C3    WACH TO BLANK
3COBALT2007C3    NOTE:110,000,000.00; SCHEDULE: 100,000,000.00;RECEIVED PDFS OF NEW NOTES
4COBALT2007C3    WACH TO BLANK
5COBALT2007C3    WACH TO BLANK
6COBALT2007C3    WACH TO BLANK
8COBALT2007C3    WACH TO BLANK
9COBALT2007C3    WACH TO BLANK
10COBALT2007C3   WACH TO BLANK
11COBALT2007C3   WACH TO BLANK
12COBALT2007C3   WACH TO BLANK
13COBALT2007C3   WACH TO BLANK
15COBALT2007C3   WACH TO BLANK
16COBALT2007C3   WACH TO BLANK
22COBALT2007C3   WACH TO BLANK
24COBALT2007C3   WACH TO BLANK
25COBALT2007C3
26COBALT2007C3   WACH TO BLANK
27COBALT2007C3   WACH TO BLANK
29COBALT2007C3   WACH TO BLANK
30COBALT2007C3   WACH TO BLANK
32COBALT2007C3   WACH TO BLANK
33COBALT2007C3   WACH TO BLANK
37COBALT2007C3   WACH TO BLANK
38COBALT2007C3   WACH TO BLANK
47COBALT2007C3   WACH TO BLANK
48COBALT2007C3   WACH TO BLANK
53COBALT2007C3   WACH TO BLANK
59COBALT2007C3   WACH TO BLANK
61COBALT2007C3   WACH TO BLANK
62COBALT2007C3   WACH TO BLANK
63COBALT2007C3   WACH TO BLANK
72COBALT2007C3
90COBALT2007C3


                    Commercial Document Codes Exception Codes
                    -----------------------------------------


--------------------------------------------------------------------------------
DOCTYPE      DESCRIPTION                                ADDITIONAL COMMENTS
-------      -----------                                -------------------
--------------------------------------------------------------------------------
ACC1         NEW UCC1 ASUM FILING                       NEW COUNTY UCC NEEDED
                                                        FOR ASSUMPTION
--------------------------------------------------------------------------------
ACC3         AMEND/TERM FOR OLD BORR                    TERMINATION OF ORIGINAL
                                                        BORROWER IN ASUM-COUNTY
--------------------------------------------------------------------------------
ACS1         NEW UCS1 ASUM FILING                       NEW STATE UCC NEEDED FOR
                                                        ASSUMPTION
--------------------------------------------------------------------------------
ACS3         AMEND/TERM FOR OLD BORR                    TERMINATION OF ORIGINAL
                                                        BORROWER IN ASUM-STATE
--------------------------------------------------------------------------------
AFFD         NAME AFFIDAVIT                             DOCUMENT THAT LISTS THE
                                                        NAME(S) THAT THE
                                                        BORROWER(S) ARE
                                                        ALTERNATIVELY KNOW
                                                        AS
--------------------------------------------------------------------------------
ALN (1-9)    INTERVENING ALLONGE                        ADDITIONAL PAGE(S) OF
                                                        THE NOTE THAT CONTAIN
                                                        INTERVENING
                                                        ENDORSEMENT(S)
--------------------------------------------------------------------------------
ALNV         FINAL ALLONGE                              FINAL NOTE ENDORSEMENT
--------------------------------------------------------------------------------
AMRT         AMORTIZATION SCHEDULE
--------------------------------------------------------------------------------
APPR         APPRAISAL                                  DOCUMENT THAT IS USED TO
                                                        EVALUATE THE VALUE OF A
                                                        PARTICULAR PIECE OF
                                                        PROPERTY; IT MAY CONTAIN
                                                        MULTIPLE PAGES AND/OR
                                                        SECTIONS
--------------------------------------------------------------------------------
ASL1   *     ASSIGNMENT 1 OF ASSIGNMENT OF LEASES       ALSO REFERRED TO AS THE
             AND RENTS                                  ASSIGNMENT OF ASSIGNMENT
                                                        1 OF LEASES AND RENTS;
                                                        DOCUMENT TRANSFERS
                                                        OWNERSHIP OF THE
                                                        MORTGAGE FROM ONE LENDER
                                                        TO ANOTHER LENDER
--------------------------------------------------------------------------------
ASL2   *     ASSIGNMENT 2 OF ASSIGNMENT OF LEASES       ALSO REFERRED TO AS THE
             AND RENTS                                  ASSIGNMENT OF ASSIGNMENT
                                                        2 OF LEASES AND RENTS;
                                                        DOCUMENT TRANSFERS
                                                        OWNERSHIP OF THE
                                                        ASSIGNMENT OF LEASES AND
                                                        RENTS  FROM ONE LENDER
                                                        TO ANOTHER LENDER
--------------------------------------------------------------------------------
ASL3   *     ASSIGNMENT 3 OF ASSIGNMENT OF LEASES       ALSO REFERRED TO AS THE
             AND RENTS                                  ASSIGNMENT OF ASSIGNMENT
                                                        3 OF LEASES AND RENTS;
                                                        DOCUMENT TRANSFERS
                                                        OWNERSHIP OF THE
                                                        ASSIGNMENT OF LEASES AND
                                                        RENTS  FROM ONE LENDER
                                                        TO ANOTHER LENDER
--------------------------------------------------------------------------------
ASL4   *     ASSIGNMENT 4 OF ASSIGNMENT OF LEASES       ALSO REFERRED TO AS THE
             AND RENTS                                  ASSIGNMENT OF ASSIGNMENT
                                                        4 OF LEASES AND RENTS;
                                                        DOCUMENT TRANSFERS
                                                        OWNERSHIP OF THE
                                                        ASSIGNMENT OF LEASES AND
                                                        RENTS  FROM ONE LENDER
                                                        TO ANOTHER LENDER
--------------------------------------------------------------------------------
ASLQ         ASSIGNMENT OF LIQUOR LICENSE
--------------------------------------------------------------------------------
ASLR   *     ASSIGNMENT OF LEASES AND RENTS             NAMED THE ASSIGNMENT OF
                                                        LEASES AND RENTS; THIS
                                                        DOCUMENT SERVES TO
                                                        TRANSFER ANY/ALL LEASES
                                                        ASSOCIATED WITH THE
                                                        PROPERTY FROM THE
                                                        BORROWER TO THE ORIGINAL
                                                        LENDER UNDER THE
                                                        CONTRACTUAL CONDITIONS
                                                        FOUND IN THE DOCUMENT
--------------------------------------------------------------------------------
ASLV   *     INVESTOR ASSIGNMENT OF ASSIGNMENT OF       ALSO REFERRED TO AS THE
             LEASES AND RENTS                           INVESTOR ASSIGNMENT OF
                                                        ASSIGNMENT OF LEASES AND
                                                        RENTS; DOCUMENT
                                                        TRANSFERS OWNERSHIP OF
                                                        THE ASSIGNMENT OF LEASES
                                                        AND RENTS  FROM ONE
                                                        LENDER TO ANOTHER
                                                        LENDER; USUALLY IT ENDS
                                                        IN "WELLS FARGO or
                                                        NORWEST BANK MINNESOTA,
                                                        N.A., AS TRUSTEE ..."
--------------------------------------------------------------------------------
ASN1   *     ASSIGNMENT 1                               ALSO REFERRED TO AS THE
                                                        ASSIGNMENT 1 OF
                                                        MORTGAGE;  DOCUMENT
                                                        TRANSFERS OWNERSHIP OF
                                                        THE MORTGAGE  FROM ONE
                                                        LENDER TO ANOTHER LENDER
--------------------------------------------------------------------------------
ASN2   *     ASSIGNMENT 2                               ALSO REFERRED TO AS THE
                                                        ASSIGNMENT 2 OF
                                                        MORTGAGE;  DOCUMENT
                                                        TRANSFERS OWNERSHIP OF
                                                        THE MORTGAGE  FROM ONE
                                                        LENDER TO ANOTHER LENDER
--------------------------------------------------------------------------------
ASN3   *     ASSIGNMENT 3                               ALSO REFERRED TO AS THE
                                                        ASSIGNMENT 3 OF
                                                        MORTGAGE;  DOCUMENT
                                                        TRANSFERS OWNERSHIP OF
                                                        THE MORTGAGE  FROM ONE
                                                        LENDER TO ANOTHER LENDER
--------------------------------------------------------------------------------
ASN4   *     ASSIGNMENT 4                               ALSO REFERRED TO AS THE
                                                        ASSIGNMENT 4 OF
                                                        MORTGAGE;  DOCUMENT
                                                        TRANSFERS OWNERSHIP OF
                                                        THE MORTGAGE  FROM ONE
                                                        LENDER TO ANOTHER LENDER
--------------------------------------------------------------------------------
ASN5   *     ASSIGNMENT 5                               ALSO REFERRED TO AS THE
                                                        ASSIGNMENT 5 OF
                                                        MORTGAGE;  DOCUMENT
                                                        TRANSFERS OWNERSHIP OF
                                                        THE MORTGAGE  FROM ONE
                                                        LENDER TO ANOTHER LENDER
--------------------------------------------------------------------------------
ASN6   *     ASSIGNMENT 6                               ALSO REFERRED TO AS THE
                                                        ASSIGNMENT 6 OF
                                                        MORTGAGE;  DOCUMENT
                                                        TRANSFERS OWNERSHIP OF
                                                        THE MORTGAGE  FROM ONE
                                                        LENDER TO ANOTHER LENDER
--------------------------------------------------------------------------------
ASN7   *     ASSIGNMENT 7                               ALSO REFERRED TO AS THE
                                                        ASSIGNMENT 7 OF
                                                        MORTGAGE;  DOCUMENT
                                                        TRANSFERS OWNERSHIP OF
                                                        THE MORTGAGE  FROM ONE
                                                        LENDER TO ANOTHER LENDER
--------------------------------------------------------------------------------
ASN8   *     ASSIGNMENT 8                               ALSO REFERRED TO AS THE
                                                        ASSIGNMENT 8 OF
                                                        MORTGAGE;  DOCUMENT
                                                        TRANSFERS OWNERSHIP OF
                                                        THE MORTGAGE  FROM ONE
                                                        LENDER TO ANOTHER LENDER
--------------------------------------------------------------------------------
ASN9   *     ASSIGNMENT 9                               ALSO REFERRED TO AS THE
                                                        ASSIGNMENT 9 OF
                                                        MORTGAGE; DOCUMENT
                                                        TRANSFERS OWNERSHIP OF
                                                        THE MORTGAGE  FROM ONE
                                                        LENDER TO ANOTHER LENDER
--------------------------------------------------------------------------------
ASNB   *     BLANKET ASSIGNMENT                         DOCUMENT TRANSFERS
                                                        OWNERSHIP OF THE
                                                        MORTGAGE  FROM ONE
                                                        LENDER TO ANOTHER
                                                        LENDER; AN ASSIGNMENT OF
                                                        MORTGAGE THAT IS USED TO
                                                        TRANSFER OWNERSHIP OF
                                                        MORE THAN ONE INDIVIDUAL
                                                        LOAN AT A TIME
--------------------------------------------------------------------------------
ASNV   *     INVESTOR ASSIGNMENT                        ALSO REFERRED TO AS THE
                                                        INVESTOR ASSIGNMENT OF
                                                        MORTGAGE; DOCUMENT
                                                        TRANSFERS OWNERSHIP OF
                                                        THE MORTGAGE  FROM ONE
                                                        LENDER TO ANOTHER
                                                        LENDER; USUALLY IT ENDS
                                                        IN "WELLS FARGO or
                                                        NORWEST BANK MINNESOTA,
                                                        N.A., AS TRUSTEE ..."
--------------------------------------------------------------------------------
ASPW         ASSIGNMENT OF PERMITS & WARRANTIES
--------------------------------------------------------------------------------
ASSE         ASSET MANAGER AGREEMENT
--------------------------------------------------------------------------------
ASUM         ASSUMPTION AGREEMENT                       DOCUMENT TRANSFERS THE
                                                        RIGHTS, TERMS, OR
                                                        CONDITIONS OF ANY / ALL
                                                        DOCUMENTS IN THE FILE
                                                        FROM ONE BORROWER TO
                                                        ANOTHER BORROWER
--------------------------------------------------------------------------------
ATTY         ATTORNEYS OPINION
--------------------------------------------------------------------------------
BOFS         BILL OF SALE
--------------------------------------------------------------------------------
BUYD         BUYDOWN AGREEMENT
--------------------------------------------------------------------------------
CEM          CONSOLIDATION AGREEMENT
--------------------------------------------------------------------------------
CKLT         LOAN FILE CHECKLIST
--------------------------------------------------------------------------------
CNFS         CERTIFICATE OF NON-FOREIGN STATUS
--------------------------------------------------------------------------------
COFS         CONTRACT OF SALE
--------------------------------------------------------------------------------
COM1 ( --9)* COMBINATION                                ASSIGNMENT DOCUMENT
                                                        ASSIGNING TWO OR MORE
                                                        INTERVENING ASSIGNMENTS
                                                        IN ONE
--------------------------------------------------------------------------------
COMV*        COMBINATION                                FINAL ASSIGNMENT
                                                        DOCUMENT ASSIGNING TWO
                                                        OR MORE DOCUMENTS WITH
                                                        ONE
--------------------------------------------------------------------------------
CONV         CONVERSION AGREEMENT
--------------------------------------------------------------------------------
COOP         CO-OP                                      A TYPE OF LOAN THAT HAS
                                                        DIFFERENT REVIEW
                                                        REQUIREMENTS THAN NORMAL
                                                        COMMERCIAL LOANS
--------------------------------------------------------------------------------
CTRL         CREDIT LEASE / CREDIT TENANT LEASE
--------------------------------------------------------------------------------
DEE1         ADDITIONAL DEED
--------------------------------------------------------------------------------
DEE2         2ND ADDITIONAL DEED
--------------------------------------------------------------------------------
DEFS         DEFEASANCE DOCUMENTS
--------------------------------------------------------------------------------
ENVI         ENVIRONMENTAL INDEMNITY
--------------------------------------------------------------------------------
ENAS         ENVIRONMENTAL ASSESSMENT                   ENVIRONMENTAL POLICY OR
                                                        PHASE I ENVIRONMENTAL
                                                        ASSESSMENT
--------------------------------------------------------------------------------
ESCR         ESCROW AGREEMENT
--------------------------------------------------------------------------------
ESTO         ESTOPPEL LETTER/AGREEMENT                  FRANCHISOR OR LESSOR
--------------------------------------------------------------------------------
FILE         LOAN FILE                                  REFERS TO THE FILE
                                                        FOLDER OR ALL OF THE
                                                        INDIVIDUAL DOCUMENTS
                                                        ASSOCIATED WITH A
                                                        INDIVIDUAL LOAN
--------------------------------------------------------------------------------
FRAN         FRANCHISE AGREEMENT                        (OR TARGET RESERVATION
                                                        AGREEMENT FOR
                                                        CONSTRUCTION LOAN)
--------------------------------------------------------------------------------
GRND         GROUND LEASE
--------------------------------------------------------------------------------
GUAR         GUARANTY AGREEMENT
--------------------------------------------------------------------------------
HAZA         HAZARD POLICY
--------------------------------------------------------------------------------
ICAG         INTERCREDITOR AGREEMENT
--------------------------------------------------------------------------------
IRCA         INTEREST RATE CAP AGREEMENT
--------------------------------------------------------------------------------
LAGR         MORTGAGE LOAN AGREEMENT
--------------------------------------------------------------------------------
LCRD         LETTER OF CREDIT
--------------------------------------------------------------------------------
LEAS         LEASE DOCUMENT                             LEASE DOCUMENT OTHER
                                                        THAN THE ASSIGNMENT OF
                                                        LEASES AND RENTS
--------------------------------------------------------------------------------
LEGL         LEGAL DESCRIPTION DOCUMENT
--------------------------------------------------------------------------------
MERG         MERGER DOCUMENT
--------------------------------------------------------------------------------
MODF         MODIFICATION AGREEMENT
--------------------------------------------------------------------------------
MORT         MORTGAGE/DEED OF TRUST
--------------------------------------------------------------------------------
NOTA         NOTICE OF ASSIGNMENT
--------------------------------------------------------------------------------
NOT1         ADD'L NOTE
--------------------------------------------------------------------------------
NOT2         2ND ADDITIONAL NOTE
--------------------------------------------------------------------------------
NOTE         MTG NOTE
--------------------------------------------------------------------------------
OMNI/AGRE    ASSIGNMENT OF AGREEMENTS                   ALSO KNOWN AS THE
                                                        OMNIBUS ASSIGNMENT;
                                                        DOCUMENT SERVES TO
                                                        TRANSFER ANY ADDITIONAL
                                                        RIGHTS, SERVICES,
                                                        PROPERTY, AND OTHER
                                                        MISCELLANEOUS RIGHTS
                                                        (THAT ARE NOT COVERED BY
                                                        THE MORTGAGE, ASSIGNMENT
                                                        OF LEASES AND RENTS, OR
                                                        UCC'S) FROM THE BORROWER
                                                        TO THE ORIGINAL LENDER
--------------------------------------------------------------------------------
PMI          PRIVATE MORTGAGE INSURANCE
--------------------------------------------------------------------------------
POA          POWER OF ATTORNEY
--------------------------------------------------------------------------------
QCLD         QUIT CLAIM DEED
--------------------------------------------------------------------------------
RECG         RECOGINITION AGREEMENT
--------------------------------------------------------------------------------
RECP         RECEIPT & CLOSING CERTIFICATE
--------------------------------------------------------------------------------
RIDR         RIDERS
--------------------------------------------------------------------------------
SCER         STOCK CERTIFICATE                          DOCUMENT THAT IS USUALLY
                                                        ASSOCIATED WITH CO-OP
                                                        LOANS
--------------------------------------------------------------------------------
SCHD         POOL SCHEDULE
--------------------------------------------------------------------------------
SECI   *     SECURITY INSTRUMENT
--------------------------------------------------------------------------------
SINS         SITE INSPECTION
--------------------------------------------------------------------------------
SPOW         STOCK POWER                                DOCUMENT THAT IS USUALLY
                                                        ASSOCIATED WITH CO-OP
                                                        LOANS
--------------------------------------------------------------------------------
SUBD         SUBORDINATION AGREEMENT
--------------------------------------------------------------------------------
SURV         SURVEY
--------------------------------------------------------------------------------
SUR1         FINAL SURVEY AS/BUILT                      (FOR CONSTRUCTION LOANS)
--------------------------------------------------------------------------------
TCMT         TITLE COMMITMENT
--------------------------------------------------------------------------------
TENT         TENT ESTOPPEL
--------------------------------------------------------------------------------
TPOL         TITLE POLICY
--------------------------------------------------------------------------------
UCC1   *     UCC-1 (COUNTY)                             COUNTY FILING TO
                                                        ORIGINAL LENDER
--------------------------------------------------------------------------------
UC31 (---9)* INTERVENING UCC-3 (COUNTY)                 COUNTY FILING -
                                                        INTERVENING LENDERS
--------------------------------------------------------------------------------
UCC3   *     UCC-3 (COUNTY)                             COUNTY FILING TO WELLS
                                                        FARGO OR TRUSTEE
--------------------------------------------------------------------------------
UCS1   *     UCC-1 (STATE)                              STATE FILING TO ORIGINAL
                                                        LENDER
--------------------------------------------------------------------------------
US31 (---9)* INTERVENING UCC-3 (STATE)                  STATE FILING -
                                                        INTERVENING LENDERS
--------------------------------------------------------------------------------
UCS3   *     UCC-3 (STATE)                              STATE FILING TO WELLS
                                                        FARGO OR TRUSTEE
--------------------------------------------------------------------------------
WDED         WARRANTY DEED
--------------------------------------------------------------------------------

                                  SCHEDULE III

               SCHEDULE OF ENVIRONMENTALLY INSURED MORTGAGE LOANS

COBALT CMBS COMMERCIAL MORTGAGE TRUST 2007-C3

SCHEDULE III
SCHEDULE OF ENVIRONMENTALLY INSURED MORTGAGE LOANS


Mortgage Loan Number                            Property Name
--------------------------------------------------------------------------------
                                                    NONE

                                   SCHEDULE IV

         SCHEDULE OF INITIAL DIRECTING HOLDER FOR EACH LOAN COMBINATION
                             (as of August 1, 2007)


Loan Combination                            Initial Directing Holder
----------------                            ------------------------
Charles River Plaza North Loan
  Combination............................. Citigroup Global Markets Realty Corp.
Encino Courtyard Loan Combination......... Citigroup Global Markets Realty Corp.
Irvine EOP San Diego Portfolio Loan
  Combination............................. Wachovia Bank, National Association
2 Rector Street Loan Combination.......... Wachovia Bank, National Association
Cedar Ridge Townhomes Loan Combination.... CWCapital LLC
Northcrest Apartments Loan Combination.... CWCapital LLC

                                   SCHEDULE V

                         SUPPLEMENTAL SERVICER SCHEDULE

COBALT CMBS COMMERCIAL MORTGAGE TRUST 2007-C3

SCHEDULE V
SCHEDULE OF INITIAL DIRECTING HOLDER FOR EACH LOAN GROUP
SERVICED LOAN COMBINATIONS

Mortgage Loan Number         Property Name             Initial Directing Holder
--------------------------------------------------------------------------------
                                 NONE

                                   SCHEDULE VI

                             PRIMARY SERVICED LOANS

COBALT CMBS COMMERCIAL MORTGAGE TRUST 2007-C3

Schedule VI
SUPPLEMENTAL SERVICER SCHEDULE

Mortgage Loan Number    Property Name                                      General Property Type
---------------------   ------------------------------------------------   ---------------------
1                       Charles River Plaza North                          Office
2                       Irvine EOP San Diego Portfolio                     Various
2.01                    Nobel Corporate Plaza                              Office
2.02                    Torrey View Corporate Center                       Office
2.03                    Park Plaza Office Building                         Office
2.04                    Genesee Bank Building                              Office
2.05                    La Jolla Village Building                          Office
2.06                    Bank of America Building                           Office
2.07                    Donovan's Steak House                              Retail
3                       2 Rector Street                                    Office
4                       90 John Street                                     Office
5                       Sheraton Suites - Alexandria, VA                   Hospitality
6                       Arbors at Broadlands                               Multifamily
7                       Tradewinds Hospitality Portfolio                   Hospitality
7.01                    Tradewinds Island Grand Resort                     Hospitality
7.02                    Tradewinds Breckenridge Resort                     Hospitality
7.03                    Tradewinds Sandpiper Resort                        Hospitality
8                       Express Scripts Office Property                    Office
9                       Falcon Ridge Town Center Phase I                   Retail
10                      3660 Wilshire Boulevard                            Office
11                      Zale Corporation Headquarters Building             Office
12                      Walgreens Portfolio                                Retail
12.01                   Walgreens - Florissant, MO                         Retail
12.02                   Walgreens - Omaha, NE                              Retail
12.03                   Walgreens - Rogers, AR                             Retail
12.04                   Walgreens - Albuquerque, NM                        Retail
12.05                   Walgreens - Mesa, AZ                               Retail
12.06                   Walgreens - Milwaukee, WI                          Retail
12.07                   Walgreens - Springdale, AR                         Retail
12.08                   Walgreens - Glendale, AZ                           Retail
12.09                   Walgreens - Green Valley, AZ                       Retail
12.1                    Walgreens - Phoenix, AZ                            Retail
12.11                   Walgreens - Lincoln, NE                            Retail
13                      Sheraton Suites - Wilmington, DE                   Hospitality
14                      Alameda Media Center                               Office
15                      Vista Village Phase I                              Retail
16                      Sheraton Suites - Kansas City, MO                  Hospitality
17                      2041 Rosecrans Avenue & 831 Nash Street            Office
18                      Vinings Corner Apartments                          Multifamily
19                      The Encino Courtyard                               Retail
20                      Mission Gate                                       Multifamily
21                      Rio Norte Shopping Center                          Retail
22                      Hilton Garden Inn - College Park, GA               Hospitality
23                      Chant Portfolio - Pool 2                           Office
23.01                   5421 Jefferson Street                              Office
23.02                   5411 Jefferson Street                              Office
23.03                   3900 Singer Boulevard                              Office
23.04                   5501 Jefferson Street                              Office
24                      Lynnhaven North Shopping Center                    Retail
25                      Preferred Freezer - Philadelphia, PA               Industrial
26                      Hampton Inn - Savannah, GA                         Hospitality
27                      Semoran North Apartments                           Multifamily
28                      The Woods of North Bend                            Multifamily
29                      Campus Club Student Housing Complex                Multifamily
30                      Hilton Garden Inn - Frederick, MD                  Hospitality
31                      One Deerwood Center                                Office
32                      Western Ridge Apartments                           Multifamily
33                      Mulberry Inn - Savannah, GA                        Hospitality
34                      1111 & 1177 Summer Street                          Office
35                      Mattson Technologies Buildings Portfolio           Various
35.01                   150 Oaklands Boulevard                             Office
35.02                   515 James Hance Court                              Industrial
36                      Joe's Kirkland                                     Retail
37                      Beaumont Medical Center                            Office
38                      Sheraton - East Hartford, CT                       Hospitality
39                      4001 Brandywine Street, NW                         Mixed Use
40                      Alvarado Apartments                                Multifamily
41                      Fox Chase Apartments                               Multifamily
42                      Matthews Reserve Apartments                        Multifamily
43                      Greens Crossroads                                  Retail
44                      321 Ballenger Center Drive                         Office
45                      Shadowridge Apartments                             Multifamily
46                      Illinois Student Housing Portfolio                 Multifamily
46.01                   202 East John Street                               Multifamily
46.02                   102 East Gregory Street                            Multifamily
46.03                   807 Oregon Street                                  Multifamily
46.04                   811 Oregon Street                                  Multifamily
46.05                   810 West Iowa Street                               Multifamily
47                      San Marin Apartments - Corpus Christi, TX          Multifamily
48                      The Crane Building                                 Mixed Use
49                      Dorado Heights Apartments                          Multifamily
50                      Cherry Hill Theatres                               Retail
51                      Timberhill Shopping Center                         Retail
52                      Eighth Avenue Shops                                Retail
53                      Days Inn - Broward, FL                             Hospitality
54                      Tahiti Village Restaurant Building                 Retail
55                      GE Distribution Center                             Industrial
56                      PRC Building                                       Office
57                      Channel Pointe Plaza                               Retail
58                      Cooper's Mill                                      Multifamily
59                      University Glades Student Housing Complex          Multifamily
60                      Microtel Airport Inn & Suites - Philadelphia, PA   Hospitality
61                      Buschwood III                                      Office
62                      Northmark II Office Building                       Office
63                      Marriott Courtyard - Yorktown, VA                  Hospitality
64                      Verizon Wireless I                                 Office
65                      Verizon Wireless II                                Office
66                      Wind Hill Office Center                            Office
67                      Manchester Square Shopping Center                  Retail
68                      Staverton West                                     Industrial
69                      Village Center Plaza                               Retail
70                      Quarterfield Station & Quarterfield Place          Office
71                      Landmark Apartments                                Multifamily
72                      TownePlace Suites - Fort Worth, TX                 Hospitality
73                      1601 Precision Park Lane                           Industrial
74                      Sweet Ovations Plant                               Industrial
75                      Fairfield Inn & Suites - Manassas, VA              Hospitality
76                      Ville Montee Apartments                            Multifamily
77                      Bethany Town Center                                Retail
78                      Guam Medical Plaza                                 Office
79                      2500 Marcus Avenue                                 Mixed Use
80                      Air & Space Self Storage                           Self Storage
81                      Dearborn Street Station                            Mixed Use
82                      University Place Apartments                        Multifamily
83                      Jasper Medical Office Building                     Office
84                      San Marin Apartments - El Paso, TX                 Multifamily
85                      University Park                                    Multifamily
86                      Tanglewood Apartments                              Multifamily
87                      4901 28th Street SE                                Retail
88                      Harbor Boulevard                                   Retail
89                      Walgreens - Brighton, NY                           Retail
90                      The Hallmark Building                              Office
91                      Rite Aid - Bronx, NY                               Retail
92                      Swenson Building                                   Mixed Use
93                      Warren Henry                                       Retail
94                      Cedar Ridge Townhomes                              Multifamily
95                      The Northcrest Apartments                          Multifamily
96                      Walgreens - Cortlandville, NY                      Retail
97                      SC4 Retail                                         Retail
98                      Country Place Apartments                           Multifamily
99                      Walgreens - Camilus, NY                            Retail
100                     Haas Candy Factory                                 Office
101                     1329 Wisconsin Avenue, NW                          Retail
102                     Norco Centre                                       Retail
103                     Your Extra Attic - Marietta, GA                    Self Storage
104                     Highland Oaks Apartments                           Multifamily
105                     Eagle Mill Lofts                                   Multifamily
106                     Wometco Building                                   Office
107                     Rite Aid - West Goshen, PA                         Retail
108                     Harley Retail Shops                                Retail
109                     The Greenway/Gregory's Landing Apartments          Multifamily
110                     Foundations Bank & Executive Center                Mixed Use
111                     State Street Retail                                Retail
112                     Roundlake Plaza I & II                             Retail
113                     Prairie Lakes Shopping Center                      Retail
114                     Boardwalk Village & Villas                         Multifamily
115                     23rd Street Plaza                                  Retail
116                     106 South Gregory and 503 East Stoughton           Multifamily
117                     Adams Alley                                        Office
118                     GTE Plaza                                          Retail
119                     36 Middlesex Turnpike                              Office
120                     The Dahlmann Campus Inn                            Hospitality
121                     CVS - North Fort Myers, FL                         Retail
122                     Maplewood Marketplace                              Retail
123                     Doral Office Building                              Office
124                     University Plaza Retail Center                     Retail

Mortgage Loan Number    Revised Rate for ARD Loan
---------------------   -----------------------------------------------------------------------------------
1                       Greater of interest rate plus 2% or Treasury Rate plus 3%
2
2.01
2.02
2.03
2.04
2.05
2.06
2.07
3
4
5
6
7
7.01
7.02
7.03
8
9
10
11
12
12.01
12.02
12.03
12.04
12.05
12.06
12.07
12.08
12.09
12.1
12.11
13
14
15
16
17                      Greater of initial interest rate plus 3% or the Treasury Rate plus 3%
18
19
20
21
22
23
23.01
23.02
23.03
23.04
24
25                      Greater of initial interest rate plus 3% or the Treasury Rate plus 3%
26
27
28
29                      Greater of initial interest rate plus 3% or TCMYI plus 3%
30
31                      Greater of initial interest rate plus 3% or the Treasury Rate plus 3%
32                      Greater of initial interest rate plus 3% or TCMYI plus 3%
33
34
35                      Greater of initial interest rate plus 3% or the Treasury Rate plus 3%
35.01
35.02
36
37
38
39
40
41
42
43                      Greater of initial interest rate plus 3% or the Extended Term Treasury Rate plus 3%
44
45
46
46.01
46.02
46.03
46.04
46.05
47
48
49
50                      Greater of initial interest rate plus 3% or the Treasury Rate plus 3%
51
52
53
54
55
56                      Greater of initial interest rate plus 3% or the Treasury Rate plus 3%.
57
58
59                      Greater of initial interest rate plus 3% or TCMYI plus 3%
60
61
62
63
64
65
66
67
68                      Greater of initial interest rate plus 3% or the Treasury Rate plus 3%
69                      Greater of initial interest rate plus 2.75% or the Treasury Rate plus 2.75%
70
71
72
73
74                      Greater of initial interest rate plus 3% or the Treasury Rate plus 3%
75
76
77                      Greater of initial interest rate plus 3% or the Treasury Rate plus 3%
78
79
80                      Greater of initial interest rate plus 3% or the Extended Term Treasury Rate plus 3%
81
82
83
84
85
86
87
88
89                      Greater of initial interest rate plus 3% or the Treasury Rate plus 3%
90
91
92
93                      Greater of initial interest rate plus 2% or the Treasury Rate plus 2%.
94
95
96                      Greater of initial interest rate plus 3% or the Treasury Rate plus 3%
97
98
99                      Greater of initial interest rate plus 3% or the Treasury Rate plus 3%
100
101
102
103
104
105                     Greater of initial interest rate plus 3% or the Treasury Rate plus 3%
106
107                     Greater of initial interest rate plus 3% or the Treasury Rate plus 3%.
108
109
110
111
112
113
114
115
116
117                     Greater of initial interest rate plus 3% or the Treasury Rate plus 3%.
118
119                     Greater of initial interest rate plus 3% or the Treasury Rate plus 3%
120
121                     Greater of (i) 2% plus initial interest rate or (ii) 3% plus annualized yield
122
123
124

Mortgage Loan Number    Original Loan Balance ($)   Original Amort Term (Mos.)   Remaining Amort Term (Mos.)   Letter of Credit
---------------------   -------------------------   --------------------------   ---------------------------   ----------------
1                                     145,000,000                           IO                            IO   N
2                                     137,000,000                           IO                            IO   N
2.01                                   35,777,070
2.02                                   30,410,510
2.03                                   22,338,854
2.04                                   17,277,707
2.05                                   15,707,006
2.06                                   12,652,866
2.07                                    2,835,987
3                                     100,000,000                           IO                            IO   N
4                                      57,000,000                           IO                            IO   N
5                                      56,400,000                          360                           360   N
6                                      50,375,000                           IO                            IO   N
7                                      50,000,000                           IO                            IO   N
7.01
7.02
7.03
8                                      45,000,000                          360                           360   N
9                                      43,500,000                           IO                            IO   N
10                                     41,000,000                          360                           360   N
11                                     41,000,000                          360                           360   N
12                                     40,000,000                           IO                            IO   N
12.01
12.02
12.03
12.04
12.05
12.06
12.07
12.08
12.09
12.1
12.11
13                                     36,450,000                          360                           360   N
14                                     36,000,000                           IO                            IO   N
15                                     33,200,000                           IO                            IO   N
16                                     31,237,500                          360                           360   N
17                                     28,475,000                          360                           358   N
18                                     27,580,000                           IO                            IO   N
19                                     27,462,000                           IO                            IO   N
20                                     26,400,000                           IO                            IO   N
21                                     25,120,000                          360                           360   N
22                                     24,880,000                          360                           360   N
23                                     24,800,000                          360                           360   N
23.01                                   8,736,274
23.02                                   8,295,525
23.03                                   4,517,677
23.04                                   3,250,524
24                                     24,140,000                           IO                            IO   N
25                                     22,300,000                           IO                            IO   N
26                                     22,000,000                          360                           358   N
27                                     21,500,000                           IO                            IO   Y
28                                     21,200,000                           IO                            IO   N
29                                     20,475,000                           IO                            IO   N
30                                     19,500,000                          360                           360   Y
31                                     19,000,000                           IO                            IO   N
32                                     17,875,000                           IO                            IO   N
33                                     17,760,000                          360                           358   N
34                                     17,000,000                          360                           360   N
35                                     16,300,000                          360                           360   N
35.01                                   9,943,818
35.02                                   6,356,182
36                                     15,500,000                          360                           360   N
37                                     15,000,000                          360                           360   N
38                                     15,000,000                           IO                            IO   N
39                                     14,660,000                          360                           360   N
40                                     14,640,000                           IO                            IO   N
41                                     14,525,000                          360                           360   N
42                                     13,800,000                           IO                            IO   N
43                                     13,000,000                          360                           360   N
44                                     12,520,000                          360                           360   N
45                                     12,150,000                           IO                            IO   N
46                                     12,000,000                          360                           360   N
46.01
46.02
46.03
46.04
46.05
47                                     12,000,000                          360                           360   N
48                                     11,700,000                          360                           360   N
49                                     11,400,000                           IO                            IO   N
50                                     11,000,000                          360                           360   N
51                                     11,000,000                          360                           360   N
52                                     10,950,000                           IO                            IO   N
53                                     10,240,000                          360                           358   N
54                                     10,182,000                          360                           360   N
55                                     10,150,000                          360                           360   N
56                                      9,900,000                           IO                            IO   N
57                                      9,734,000                          360                           360   N
58                                      9,700,000                           IO                            IO   N
59                                      9,685,000                           IO                            IO   N
60                                      9,500,000                          360                           359   N
61                                      9,200,000                           IO                            IO   N
62                                      9,120,000                          360                           360   Y
63                                      9,000,000                          360                           360   N
64                                      8,840,000                           IO                            IO   N
65                                      8,835,000                           IO                            IO   N
66                                      8,705,000                           IO                            IO   N
67                                      8,600,000                          360                           360   N
68                                      8,400,000                           IO                            IO   N
69                                      8,250,000                          360                           360   N
70                                      8,000,000                          360                           360   N
71                                      7,878,000                           IO                            IO   N
72                                      7,840,000                          360                           360   N
73                                      7,740,000                          360                           360   N
74                                      7,600,000                          360                           360   N
75                                      7,500,000                          360                           359   N
76                                      7,250,000                          360                           360   N
77                                      7,160,000                           IO                            IO   N
78                                      7,000,000                          360                           358   N
79                                      6,800,000                          360                           360   N
80                                      6,800,000                          360                           360   N
81                                      6,800,000                          360                           357   N
82                                      6,550,000                           IO                            IO   N
83                                      6,520,000                          360                           360   N
84                                      6,250,000                          360                           360   N
85                                      5,866,000                           IO                            IO   N
86                                      5,875,000                          360                           357   N
87                                      5,850,000                          300                           297   N
88                                      5,782,000                          360                           360   N
89                                      5,632,000                          360                           360   N
90                                      5,600,000                          360                           360   N
91                                      5,473,620                          360                           358   Y
92                                      5,370,672                           IO                            IO   N
93                                      5,187,600                          300                           300   N
94                                      5,140,000                          360                           360   N
95                                      5,000,000                          360                           360   N
96                                      4,864,000                          360                           360   N
97                                      4,850,000                          360                           358   N
98                                      4,800,000                          360                           358   N
99                                      4,480,000                          360                           360   N
100                                     4,479,000                          360                           360   N
101                                     4,400,000                           IO                            IO   N
102                                     4,400,000                          360                           360   N
103                                     4,250,000                          360                           360   N
104                                     4,200,000                           IO                            IO   N
105                                     3,950,000                          360                           356   N
106                                     3,850,000                          360                           360   N
107                                     3,825,000                          360                           360   N
108                                     3,700,000                          360                           360   N
109                                     3,580,000                          360                           358   N
110                                     3,515,000                          360                           359   N
111                                     3,500,000                          360                           360   N
112                                     3,470,000                          360                           360   N
113                                     3,250,000                          360                           360   N
114                                     3,150,000                          360                           360   N
115                                     3,120,000                          360                           357   N
116                                     3,065,000                           IO                            IO   N
117                                     3,000,000                          360                           360   N
118                                     2,950,000                          360                           360   N
119                                     2,800,000                           IO                            IO   N
120                                     2,700,000                          360                           357   N
121                                     2,677,000                          360                           360   N
122                                     2,650,000                          360                           358   N
123                                     2,277,000                          360                           360   N
124                                     1,087,000                           IO                            IO   N

Mortgage Loan Number    Current Tax Balance
---------------------   -------------------
1
2
2.01
2.02
2.03
2.04
2.05
2.06
2.07
3                                   767,256
4                                   354,856
5                                    49,648
6                                   158,954
7
7.01
7.02
7.03
8                                   551,250
9
10                                   51,650
11
12
12.01
12.02
12.03
12.04
12.05
12.06
12.07
12.08
12.09
12.1
12.11
13                                  377,426
14
15
16                                  324,054
17                                   83,066
18                                  161,489
19                                  128,730
20                                  170,640
21                                  225,003
22                                   88,421
23                                   33,471
23.01
23.02
23.03
23.04
24                                   27,769
25
26                                   62,760
27                                  128,436
28                                  174,699
29                                  347,430
30                                   11,397
31                                  181,825
32                                  300,211
33                                   79,972
34                                  196,988
35
35.01
35.02
36
37                                  107,192
38                                  157,021
39                                   86,312
40                                   18,216
41                                   81,253
42                                   50,667
43                                   46,667
44                                  108,419
45                                   23,859
46                                   43,927
46.01
46.02
46.03
46.04
46.05
47                                  115,121
48                                   42,144
49                                   14,345
50
51
52                                   51,512
53                                  132,365
54                                   27,622
55
56
57
58                                  117,093
59                                  152,056
60                                   74,601
61                                   98,768
62
63                                    4,790
64                                   23,456
65                                   23,254
66                                   75,813
67                                  107,316
68                                   17,827
69                                   72,672
70                                   29,657
71                                   14,489
72                                   51,209
73
74
75                                    7,481
76                                  238,453
77                                   93,149
78                                   13,618
79                                  102,829
80                                   42,000
81                                  127,146
82
83                                   54,249
84                                   62,799
85
86                                   94,234
87
88                                   14,938
89
90                                   34,864
91
92                                    5,879
93
94                                   90,153
95                                   27,704
96
97
98                                   50,184
99
100                                   5,972
101
102
103                                  20,520
104                                  10,527
105                                  14,190
106
107                                   9,985
108                                  14,040
109                                  10,441
110                                  16,350
111                                  26,109
112                                  24,996
113                                   5,200
114                                  18,476
115                                  28,938
116                                  73,100
117                                  14,190
118                                  41,278
119
120
121
122
123                                  78,001
124

Mortgage Loan Number    On-going Tax Escrow - Monthly
---------------------   -------------------------------------------------------------------------------
1
2
2.01
2.02
2.03
2.04
2.05
2.06
2.07
3                                                                                               127,876
4                                                                                                59,143
5                                                                                                16,549
6                                                                                                39,739
7
7.01
7.02
7.03
8                                                                                                78,750
9
10                                                                                               17,217
11
12
12.01
12.02
12.03
12.04
12.05
12.06
12.07
12.08
12.09
12.1
12.11
13                                                                                               36,339
14
15
16                                                                                               46,293
17                                                                                               20,767
18                                                                                               20,186
19                                                                                               42,910
20                                                                                               42,660
21                                                                                               45,001
22                                                                                               10,996
23                                                                                               16,735
23.01
23.02
23.03
23.04
24                                                                                               13,885
25
26                                                                                               20,920
27                                                                                               16,055
28                                                                                               21,837
29                                                                                               43,429
30                                                                                                  950
31                                                                                               22,728
32                                                                                               50,035
33                                                                                               26,657
34
35
35.01
35.02
36
37                                                                                               21,438
38                                                                                               26,170
39                                                                                               17,262
40                                                                                                6,072
41                                                                                               27,084
42                                                                                               12,667
43                                                                                               11,667
44                                                                                               10,842
45                                                                                               11,930
46                                                                                               12,038
46.01
46.02
46.03
46.04
46.05
47                                                                                               19,187
48                                                                                                4,214
49                                                                                                4,782
50
51
52                                                                                               12,878
53                                                                                               16,546
54                                                                                                6,906
55
56
57
58                                                                                               23,419
59                                                                                               19,007
60                                                                                               10,657
61                                                                                               12,346
62                                                                                                8,545
63                                                                                                2,395
64                                                                                                7,819
65                                                                                                7,751
66                                                                                               15,163
67                      1/12 of taxes estimated by lender -- closing statement does not specify monthly
68                                                                                                5,942
69                                                                                               12,112
70                                                                                                3,707
71                                                                                                4,830
72                                                                                               10,242
73
74
75                                                                                                3,740
76                                                                                               21,678
77                                                                                               13,307
78                                                                                                3,405
79                                                                                               25,707
80                                                                                                7,000
81                                                                                               31,786
82                                                                                                4,573
83                                                                                                7,750
84                                                                                               12,560
85                                                                                                3,580
86                                                                                               13,462
87
88                                                                                                4,979
89
90                                                                                                8,716
91
92                                                                                                5,879
93
94                                                                                               11,269
95                                                                                                3,463
96
97                                                                                                2,765
98                                                                                                8,364
99
100                                                                                               1,991
101
102
103                                                                                               2,565
104                                                                                               5,264
105                                                                                               1,290
106
107                                                                                               3,328
108                                                                                               3,510
109                                                                                               5,220
110                                                                                               2,336
111                                                                                               2,901
112                                                                                               4,166
113                                                                                               2,600
114                                                                                               4,619
115                                                                                               4,134
116                                                                                               6,092
117                                                                                               1,290
118                                                                                               5,160
119
120
121
122
123                                                                                               8,667
124                                                                                                 678

Mortgage Loan Number    Current Insurance Balance
---------------------   -------------------------
1
2
2.01
2.02
2.03
2.04
2.05
2.06
2.07
3                                          90,545
4                                          65,388
5                                          29,137
6                                          51,300
7
7.01
7.02
7.03
8                                          40,747
9
10                                         11,774
11
12
12.01
12.02
12.03
12.04
12.05
12.06
12.07
12.08
12.09
12.1
12.11
13                                         25,699
14
15
16                                         27,403
17                                         32,152
18                                         29,064
19                                          4,699
20                                         35,738
21                                          5,956
22
23
23.01
23.02
23.03
23.04
24
25
26
27                                         75,592
28                                         16,082
29                                         87,656
30
31                                        114,794
32                                         72,890
33
34
35
35.01
35.02
36
37                                          3,846
38                                         22,013
39                                          6,037
40                                         21,400
41                                          4,830
42                                         14,710
43                                         23,388
44                                          2,203
45                                         23,067
46                                          4,805
46.01
46.02
46.03
46.04
46.05
47                                         40,081
48                                         46,231
49                                         22,012
50
51
52                                          2,074
53
54
55
56
57
58                                         40,423
59                                         34,467
60                                          2,069
61                                         17,285
62                                          9,693
63
64                                          2,617
65                                          2,676
66                                          2,037
67                                         31,283
68                                         10,041
69                                          3,290
70                                          7,249
71                                         10,293
72                                          9,146
73
74
75
76
77                                          2,105
78                                         19,704
79
80                                          7,219
81
82                                          1,690
83                                          1,123
84                                          4,800
85                                          1,499
86                                        112,140
87
88                                            641
89
90                                          8,934
91
92
93
94                                         36,879
95                                          3,471
96
97                                          2,453
98                                          6,158
99
100
101
102
103                                         7,440
104                                        13,420
105                                         6,750
106
107                                         1,731
108                                         1,100
109                                         9,033
110                                         3,988
111                                           825
112                                         2,668
113                                         6,068
114                                         8,803
115                                         3,221
116                                         6,183
117                                         1,168
118                                         4,559
119
120
121
122                                         1,139
123                                        24,084
124                                           407

Mortgage Loan Number    On-going Insurance Escrow - Monthly
---------------------   --------------------------------------------------------------------------------------------
1
2
2.01
2.02
2.03
2.04
2.05
2.06
2.07
3                                                                                                             10,090
4                                                                                                             10,898
5                                                                                                              7,284
6                                                                                                              5,700
7
7.01
7.02
7.03
8                                                                                                              5,093
9
10                                                                                                             2,943
11
12
12.01
12.02
12.03
12.04
12.05
12.06
12.07
12.08
12.09
12.1
12.11
13                                                                                                             6,425
14
15
16                                                                                                             6,851
17                                                                                                             4,019
18                                                                                                             5,813
19                                                                                                             1,566
20                                                                                                             7,148
21                                                                                                             5,956
22
23
23.01
23.02
23.03
23.04
24
25
26
27                                                                                                             5,399
28                                                                                                             3,959
29                                                                                                            12,522
30
31                                                                                                             9,566
32                                                                                                            10,413
33
34
35
35.01
35.02
36
37                                                                                                             1,125
38                                                                                                             7,338
39                                                                                                             1,317
40                                                                                                             3,567
41                                                                                                             4,830
42                                                                                                             2,942
43                                                                                                             5,847
44                                                                                                             2,203
45                                                                                                             3,845
46                                                                                                             2,402
46.01
46.02
46.03
46.04
46.05
47                                                                                                             5,010
48                                                                                                             5,137
49                                                                                                             3,669
50
51
52                                                                                                             2,074
53
54
55
56
57
58                                                                                                            13,474
59                                                                                                             4,924
60                                                                                                             1,034
61                                                                                                             4,321
62                                                                                                             1,212
63
64                                                                                                             1,309
65                                                                                                             1,338
66                                                                                                               679
67                      1/12 of insurance premiums estimated by lender -- closing statement does not specify monthly
68                                                                                                             1,116
69                                                                                                             1,645
70                                                                                                             1,450
71                                                                                                             1,715
72                                                                                                             4,573
73
74
75
76
77                                                                                                             1,053
78                                                                                                             9,852
79
80                                                                                                               555
81
82                                                                                                             1,690
83                                                                                                             1,123
84                                                                                                             2,400
85                                                                                                             1,499
86                                                                                                             9,345
87
88                                                                                                               641
89
90                                                                                                             1,117
91
92
93
94                                                                                                             3,073
95                                                                                                             1,736
96
97                                                                                                               613
98                                                                                                             1,232
99
100
101
102
103                                                                                                              827
104                                                                                                            1,678
105                                                                                                              614
106
107                                                                                                              433
108                                                                                                              550
109                                                                                                            2,258
110                                                                                                              307
111                                                                                                              275
112                                                                                                            2,668
113                                                                                                              607
114                                                                                                            2,934
115                                                                                                            1,610
116                                                                                                              883
117                                                                                                              117
118                                                                                                            2,279
119
120
121
122                                                                                                              104
123                                                                                                            6,893
124                                                                                                              407

Mortgage Loan Number    Current Deferred Maintenance Balance   Deferred Maintenance Escrow   Current Capex Balance
---------------------   ------------------------------------   ---------------------------   ---------------------
1
2
2.01
2.02
2.03
2.04
2.05
2.06
2.07
3                                                    587,018                       510,450
4                                                      6,250                         5,000               2,468,007
5
6
7
7.01
7.02
7.03
8
9
10                                                 1,402,982                     1,122,386
11
12
12.01
12.02
12.03
12.04
12.05
12.06
12.07
12.08
12.09
12.1
12.11
13                                                                                  15,400
14                                                                                  24,000
15
16
17
18                                                     3,125                         2,500                   9,450
19                                                   105,750                        84,600                  77,490
20                                                                                   1,500                   9,042
21                                                    64,935                        51,948
22
23                                                    31,875                        25,500
23.01
23.02
23.03                                                                                7,000
23.04                                                                               18,500
24                                                    12,125                         5,700
25
26                                                                                   7,500
27                                                                                 518,900
28                                                 1,350,000                     1,189,256                   9,896
29
30
31
32
33                                                                                   5,440
34                                                     1,563                         1,250
35
35.01
35.02
36                                                                                   3,450
37
38                                                    21,250                        17,000
39                                                    93,975                         5,500                   1,248
40
41
42                                                                                                           4,417
43                                                    42,000                        34,000                   2,477
44                                                                                                           1,361
45                                                     3,750                         3,000                   4,267
46                                                    58,120                        46,500                 126,000
46.01                                                                               29,500
46.02                                                                               17,000
46.03
46.04
46.05
47
48
49                                                                                   1,000
50
51
52                                                                                                          30,000
53
54
55
56
57
58                                                     6,062                         4,850
59
60
61                                                                                                         700,000
62                                                    51,563                        41,250
63
64
65                                                                                     952
66                                                                                     500
67                                                    39,356                        31,485
68                                                                                   2,500                     747
69
70                                                                                                             673
71                                                                                   3,050
72
73
74                                                    10,469                         8,375
75
76                                                    86,375                        69,100
77                                                    20,250                        16,200                     830
78                                                     6,875                         5,500                   1,093
79
80                                                                                                           1,176
81                                                    10,000                         8,000
82
83
84                                                    25,194                        20,155                   3,750
85
86                                                                                                          90,608
87
88                                                    59,591                        47,673
89
90                                                                                                             405
91
92
93
94                                                   196,195                         9,500                   2,630
95                                                    34,288                        27,430
96
97
98                                                     4,438                         3,550
99
100
101
102
103                                                    8,750                         7,000                     716
104                                                    1,500                         1,200                   1,333
105                                                   11,500                         9,200                   1,000
106
107
108
109                                                    9,000                         7,200
110
111                                                    6,563                         5,250
112
113
114                                                                                                            825
115                                                                                                            216
116                                                   21,938                        17,550
117                                                                                                            273
118                                                   50,000                        50,000                   1,100
119                                                                                                            899
120
121
122
123                                                                                                            740
124

Mortgage Loan Number    On-going Capex Escrow - Monthly   Current TI/LC Balance   On-going TI/LC Escrow - Monthly
---------------------   -------------------------------   ---------------------   -------------------------------
1                                                                       631,094
2                                                                     3,960,433
2.01
2.02
2.03
2.04
2.05
2.06
2.07
3                                                 8,697               5,500,000
4                                                 2,323               2,500,000
5                                                47,307
6                                                 4,800
7
7.01
7.02
7.03
8
9
10                                                3,808
11
12
12.01
12.02
12.03
12.04
12.05
12.06
12.07
12.08
12.09
12.1
12.11
13                                               38,793
14
15
16                                               34,608
17
18                                                9,450
19                                                  828
20                                                9,042
21                                                3,225                 400,000                             5,375
22                                               22,882
23                                                2,169                                                    11,879
23.01
23.02
23.03
23.04
24
25
26
27
28                                                9,896
29                                                8,960
30                                               12,834
31
32                                                5,300
33
34                                                2,068                 300,000
35                                                                    1,200,000                             6,735
35.01
35.02
36
37                                                  710                 257,960                             3,560
38                                               23,031
39                                                1,248                 300,000                             7,420
40
41                                                6,333
42                                                4,417
43                                                2,477                                                     7,349
44                                                1,361                 200,000                             7,128
45                                                4,267
46                                                3,150
46.01
46.02
46.03
46.04
46.05
47                                                4,583
48                                                  461                                                     2,881
49
50
51
52                                                                       75,000
53
54
55                                                2,500
56                                                2,364                                                     7,363
57
58                                                7,625
59                                                3,872
60                                                8,949
61                                                                      600,000
62                                                                      700,000
63                                                8,151
64                                                1,124
65                                                1,114
66                                                                      200,000                             5,070
67                                                1,770                                                     7,670
68                                                  747
69
70                                                  673                                                     2,357
71
72
73                                                  513
74
75                                                7,072
76                                                4,458
77                                                  830                   2,543                             2,543
78                                                1,093                 100,000                             3,669
79                                                  773                                                     1,546
80                                                1,176
81
82                                                2,581
83                                                  616                                                     3,079
84                                                3,750
85                                                2,021
86                                                3,108
87                                                  922
88                                                  346                                                     1,127
89
90                                                  405
91
92                                                1,765
93
94                                                2,630
95                                                3,125
96
97
98                                                3,584
99
100                                                 265                                                     1,324
101
102                                                 321                 200,000
103                                                 716
104                                               1,333
105                                               1,000
106
107
108                                                                                                           913
109                                               1,813
110
111                                                                                                           990
112                                                 135                                                       899
113                                                 195                                                     2,772
114                                                 825                     327                               327
115                                                 216                   1,476                             1,476
116                                                 925
117                                                 273                                                     2,447
118                                               1,100                                                     2,512
119                                                 899
120
121
122                                                 153                                                       770
123                                                 740
124                                                 142                                                       542

Mortgage Loan Number    Current Other Reserve Balance   Ongoing Other Escrow - Monthly ($)
---------------------   -----------------------------   ----------------------------------
1                                           3,754,604
2                                 1,854,551 / 900,498
2.01
2.02
2.03
2.04
2.05
2.06
2.07
3                                           5,000,000
4                                           1,000,000
5                                           4,045,343
6                                           1,100,000
7                                             500,000
7.01
7.02
7.03
8                                           1,744,438
9
10                                            550,000
11                                          1,247,000
12
12.01
12.02
12.03
12.04
12.05
12.06
12.07
12.08
12.09
12.1
12.11
13                                          3,793,774
14
15
16                                          3,386,077
17
18
19
20
21                                             39,303
22                                          3,100,000
23
23.01
23.02
23.03
23.04
24
25
26
27                              3,000,000 / 1,000,000
28
29
30                                          1,100,000
31                                             56,250                               56,250
32
33
34
35
35.01
35.02
36
37                                   89,250 / 420,000
38
39                                            620,000
40                                            800,000
41
42
43                                          2,700,000
44                                            670,000
45                                             53,813
46                                            208,260
46.01
46.02
46.03
46.04
46.05
47                                            400,000
48                                            159,804
49                                            650,000
50
51
52
53
54
55
56
57
58
59
60
61
62                                            600,000
63
64                                            287,505
65                                            287,505
66
67                                     4,562 / 13,438
68
69                                             21,380
70
71                                            450,000
72
73
74
75                                             45,142
76
77                                            125,060
78                                             35,000
79
80                                            360,000                     Excess Cash Flow
81                                            180,000                                7,500
82
83
84                                            106,436
85
86
87
88
89
90
91                                            775,000
92
93
94
95                                             40,000
96
97
98
99
100                                           859,000
101
102
103
104
105
106
107                                  90,897 / 376,966
108                                            20,000
109
110                                            22,530
111                                            85,285
112
113                                            18,822
114                                            10,920
115                                            34,870
116
117
118
119
120
121
122                                            64,122
123
124

Mortgage Loan Number    Grace Period to Impose Late Charge   Grace Period to Call a Default
---------------------   ----------------------------------   ------------------------------
1                                                        0                                0
2                            2 days once per calendar year                                0
2.01
2.02
2.03
2.04
2.05
2.06
2.07
3                                                        0                                0
4                                                        5                                0
5                                                        0                                0
6                                                        0                                0
7                                        5 (once per year)                                0
7.01
7.02
7.03
8                                                        0                                0
9                                                        0                                0
10                                                       0                                0
11                                                       5                                0
12                                                       0                                0
12.01
12.02
12.03
12.04
12.05
12.06
12.07
12.08
12.09
12.1
12.11
13                                                       0                                0
14                                                       0                                0
15                                                       0                                0
16                                                       0                                0
17                                                       5                                5
18                                                       7                                7
19                                                       0                                0
20                                                       7                                7
21                                                       0                                0
22                                                       0                                0
23                                                       0                                0
23.01
23.02
23.03
23.04
24                                                      15                                0
25                                                       5                                5
26                                                       0                                0
27                                                       0                                0
28                                                       7                                7
29                                                       0                                0
30                                                       0                                0
31                                                       7                                7
32                                                      10                                0
33                                                       0                                0
34                                                       0                                0
35                                                       5                                0
35.01
35.02
36                                                       0                                0
37                                                       0                                0
38                                                       0                                0
39                                                       7                                7
40                                                       7                                5
41                                                       0                                0
42                                                      15                                7
43                                                       5                                5
44                                                       5                                5
45                                                       5                                5
46                                                       0                                5
46.01
46.02
46.03
46.04
46.05
47                                                      10                                0
48                                                       0                                0
49                                                       7                                5
50                                                       7                                5
51                                                       0                                0
52                                                       0                                0
53                                                       0                                0
54                                                       0                                0
55                                                       0                                0
56                                                       5                                5
57                                                       0                                0
58                                                       7                                7
59                                                       0                                0
60                                                       0                                0
61                                                       0                                0
62                                                       0                                0
63                                                       0                                0
64                                                       0                                0
65                                                       0                                0
66                                                       5                                5
67                                                       7                                7
68                                                       5                                5
69                                                       5                                5
70                                                       5                                5
71                                                       7                                5
72                                                       0                                0
73                                                       0                                0
74                                                       7                                7
75                                                       0                                0
76                                                       0                                0
77                                                       7                                7
78                                                       5                                0
79                                                       0                                0
80                                                       7                                7
81                                                       7                                7
82                                                       0                                0
83                                                       0                                0
84                                                       6                                6
85                                                       0                                0
86                                                       5                                5
87                                                       5                                5
88                                                       0                                0
89                                                       5                                5
90                                                       5                                5
91                                                       5                                5
92                                                       0                                0
93                                                       5                                5
94                                                       7                                7
95                                                       5                                5
96                                                       5                                5
97                                                       0                                0
98                                                       7                                7
99                                                       5                                5
100                                                      0                                0
101                                                      0                                7
102                                                      0                                0
103                                                      5                                5
104                                                      5                                5
105                                                      5                                5
106                                                      0                                0
107                                                      0                                7
108                                                      5                                5
109                                                      5                                5
110                                                      7                                7
111                                                      5                                5
112                                                      5                                5
113                                                      7                                7
114                                                      7                                7
115                                                      5                                0
116                                                      7                                7
117                                                      5                                5
118                                                      5                                5
119                                                      7                                7
120                                                      5                                5
121                                                      0                                0
122                                                      5                                5
123                                                      0                                5
124                                                      0                                0

Mortgage Loan Number    Insured by Environmental Policies   Lockbox      Cash Management   Number of Units   Unit of Measure
---------------------   ---------------------------------   ----------   ---------------   ---------------   ---------------
1                       N                                   Hard         In-Place                  354,594   Sq. Ft.
2                       N                                   Hard         Springing                 380,954   Sq. Ft.
2.01                                                                                               103,200   Sq. Ft.
2.02                                                                                                71,788   Sq. Ft.
2.03                                                                                                71,758   Sq. Ft.
2.04                                                                                                47,190   Sq. Ft.
2.05                                                                                                43,207   Sq. Ft.
2.06                                                                                                34,811   Sq. Ft.
2.07                                                                                                 9,000   Sq. Ft.
3                       N                                   Hard         In-Place                  417,473   Sq. Ft.
4                       N                                   Hard         In-Place                  185,851   Sq. Ft.
5                       N                                   None         None                          247   Rooms
6                       N                                   None         None                          240   Units
7                       N                                   Hard         Springing                     796   Rooms
7.01                                                                                                   381   Rooms
7.02                                                                                                   204   Rooms
7.03                                                                                                   211   Rooms
8                       N                                   Springing    Springing                 315,000   Sq. Ft.
9                       N                                   None         None                      232,754   Sq. Ft.
10                      N                                   Soft         Springing                 267,606   Sq. Ft.
11                      N                                   Hard         In-Place                  358,884   Sq. Ft.
12                      N                                   None         None                      164,850   Sq. Ft.
12.01                                                                                               15,595   Sq. Ft.
12.02                                                                                               15,008   Sq. Ft.
12.03                                                                                               15,053   Sq. Ft.
12.04                                                                                               13,886   Sq. Ft.
12.05                                                                                               15,060   Sq. Ft.
12.06                                                                                               14,171   Sq. Ft.
12.07                                                                                               15,039   Sq. Ft.
12.08                                                                                               15,136   Sq. Ft.
12.09                                                                                               15,854   Sq. Ft.
12.1                                                                                                14,996   Sq. Ft.
12.11                                                                                               15,052   Sq. Ft.
13                      N                                   None         None                          223   Rooms
14                      N                                   Springing    Springing                 106,660   Sq. Ft.
15                      N                                   None         None                      129,009   Sq. Ft.
16                      N                                   None         None                          257   Rooms
17                      N                                   Hard         Springing                  83,516   Sq. Ft.
18                      N                                   None         None                          360   Units
19                      N                                   None         None                       99,305   Sq. Ft.
20                      N                                   None         None                          434   Units
21                      N                                   Springing    Springing                 257,981   Sq. Ft.
22                      N                                   Springing    Springing                     200   Rooms
23                      N                                   Springing    Springing                 173,553   Sq. Ft.
23.01                                                                                               62,777   Sq. Ft.
23.02                                                                                               56,000   Sq. Ft.
23.03                                                                                               31,000   Sq. Ft.
23.04                                                                                               23,776   Sq. Ft.
24                      N                                   None         None                      173,191   Sq. Ft.
25                      N                                   Hard         In Place                  132,428   Sq. Ft.
26                      N                                   Soft         Springing                     144   Rooms
27                      N                                   None         None                          348   Units
28                      N                                   None         None                          475   Units
29                      N                                   Soft         In-Place                      252   Units
30                      N                                   None         None                          143   Rooms
31                      N                                   Springing    Springing                 162,609   Sq. Ft.
32                      N                                   Hard         In-Place                      318   Units
33                      N                                   Hard         Springing                     145   Rooms
34                      N                                   None         None                      124,078   Sq. Ft.
35                      N                                   Hard         Springing                 140,000   Sq. Ft.
35.01                                                                                               80,000   Sq. Ft.
35.02                                                                                               60,000   Sq. Ft.
36                      N                                   None         None                       60,960   Sq. Ft.
37                      N                                   None         None                       85,252   Sq. Ft.
38                      N                                   None         None                          215   Rooms
39                      N                                   Hard         In Place                   74,904   Sq. Ft.
40                      N                                   None         None                          210   Units
41                      N                                   Springing    Springing                     304   Units
42                      N                                   None         None                          212   Units
43                      N                                   Hard         Springing                 148,647   Sq. Ft.
44                      N                                   None         None                       81,637   Sq. Ft.
45                      N                                   Hard         Springing                     204   Units
46                      N                                   None         None                          126   Units
46.01                                                                                                   59   Units
46.02                                                                                                   34   Units
46.03                                                                                                   12   Units
46.04                                                                                                    9   Units
46.05                                                                                                   12   Units
47                      N                                   Springing    Springing                     220   Units
48                      N                                   None         None                       57,345   Sq. Ft.
49                      N                                   None         None                          216   Units
50                      N                                   Direct Pay   Springing                 107,022   Sq. Ft.
51                      N                                   Springing    Springing                 121,120   Sq. Ft.
52                      N                                   Springing    Springing                  93,424   Sq. Ft.
53                      N                                   Soft         Springing                     114   Rooms
54                      N                                   Springing    Springing                  21,678   Sq. Ft.
55                      N                                   Springing    Springing                 300,000   Sq. Ft.
56                      N                                   Hard         Springing                 109,085   Sq. Ft.
57                      N                                   None         None                       29,524   Sq. Ft.
58                      N                                   None         None                          366   Units
59                      N                                   Hard         In-Place                      120   Units
60                      N                                   Springing    Springing                     132   Rooms
61                      N                                   None         None                       77,568   Sq. Ft.
62                      N                                   Springing    Springing                 103,401   Sq. Ft.
63                      N                                   None         None                           90   Rooms
64                      N                                   Springing    Springing                  67,408   Sq. Ft.
65                      N                                   Springing    Springing                  66,827   Sq. Ft.
66                      N                                   None         None                       71,268   Sq. Ft.
67                      N                                   None         None                      141,601   Sq. Ft.
68                      N                                   Springing    Springing                  59,747   Sq. Ft.
69                      N                                   Springing    Springing                  36,124   Sq. Ft.
70                      N                                   None         None                       40,367   Sq. Ft.
71                      N                                   None         None                          101   Units
72                      N                                   Springing    Springing                      95   Rooms
73                      N                                   Springing    Springing                  61,502   Sq. Ft.
74                      N                                   Hard         Springing                  93,160   Sq. Ft.
75                      N                                   Springing    Springing                      80   Rooms
76                      N                                   None         None                          214   Units
77                      N                                   Springing    Springing                  66,409   Sq. Ft.
78                      N                                   None         None                       62,485   Sq. Ft.
79                      N                                   Springing    Springing                  61,852   Sq. Ft.
80                      N                                   Soft         Springing                  92,476   Sq. Ft.
81                      N                                   0            0                         108,669   Sq. Ft.
82                      N                                   None         None                          121   Units
83                      N                                   None         None                       36,947   Sq. Ft.
84                      N                                   None         None                          180   Units
85                      N                                   None         None                           97   Units
86                      N                                   None         None                          144   Units
87                      N                                   Springing    Springing                  73,821   Sq. Ft.
88                      N                                   None         None                       30,041   Sq. Ft.
89                      N                                   Springing    Springing                  14,820   Sq. Ft.
90                      N                                   None         None                       24,330   Sq. Ft.
91                      N                                   Hard         Springing                  12,368   Sq. Ft.
92                      N                                   None         None                      105,909   Sq. Ft.
93                      N                                   Springing    Springing                  20,927   Sq. Ft.
94                      N                                   None         None                          124   Units
95                      N                                   None         None                          150   Units
96                      N                                   Springing    Springing                  14,550   Sq. Ft.
97                      N                                   Springing    Springing                  16,087   Sq. Ft.
98                      N                                   None         None                          172   Units
99                      N                                   Springing    Springing                  14,550   Sq. Ft.
100                     N                                   None         None                       15,891   Sq. Ft.
101                     N                                   Hard         Springing                   6,518   Sq. Ft.
102                     N                                   None         None                       25,709   Sq. Ft.
103                     N                                   None         None                       57,241   Sq. Ft.
104                     N                                   Hard         Springing                      64   Units
105                     N                                   Hard         Springing                      40   Units
106                     N                                   None         None                       17,836   Sq. Ft.
107                     N                                   Springing    Springing                  11,153   Sq. Ft.
108                     N                                   None         None                       19,931   Sq. Ft.
109                     N                                   None         None                           87   Units
110                     N                                   None         None                       27,901   Sq. Ft.
111                     N                                   None         None                       15,840   Sq. Ft.
112                     N                                   None         None                       10,792   Sq. Ft.
113                     N                                   Hard         Springing                  15,600   Sq. Ft.
114                     N                                   None         None                           33   Units
115                     N                                   None         None                       17,302   Sq. Ft.
116                     N                                   None         None                           37   Units
117                     N                                   Hard         Springing                  16,366   Sq. Ft.
118                     N                                   None         None                       34,738   Sq. Ft.
119                     N                                   Springing    Springing                  41,472   Sq. Ft.
120                     N                                   None         None                           74   Rooms
121                     N                                   Springing    Springing                  10,908   Sq. Ft.
122                     N                                   None         None                       12,270   Sq. Ft.
123                     N                                   None         None                       55,494   Sq. Ft.
124                     N                                   None         None                       10,000   Sq. Ft.

                                  SCHEDULE VII

                      CLASS A-PB PLANNED PRINCIPAL BALANCE

COBALT CMBS COMMERCIAL MORTGAGE TRUST 2007-C2

SCHEDULE VII
PRIMARY SERVICED LOANS
CWCAPITAL


                                                                    Primary
   Mortgage Loan                                                   Servicing
       Number                       Property Name                     Fee
--------------------------------------------------------------------------------
         7           Tradewinds Hospitality Portfolio              0.0200%
        7.01         Tradewinds Island Grand Resort
        7.02         Tradewinds Breckenridge Resort
        7.03         Tradewinds Sandpiper Resort
         17          2041 Rosecrans Avenue & 831 Nash Street       0.0200%
         18          Vinings Corner Apartments                     0.0200%
         20          Mission Gate                                  0.0200%
         25          Preferred Freezer - Philadelphia, PA          0.0200%
         28          The Woods of North Bend                       0.0200%
         31          One Deerwood Center                           0.0200%
         35          Mattson Technologies Buildings Portfolio      0.0200%
       35.01         150 Oaklands Boulevard
       35.02         515 James Hance Court
         39          4001 Brandywine Street, NW                    0.0200%
         40          Alvarado Apartments                           0.0200%
         42          Matthews Reserve Apartments                   0.0200%
         43          Greens Crossroads                             0.0200%
         44          321 Ballenger Center Drive                    0.0200%
         45          Shadowridge Apartments                        0.0200%
         46          Illinois Student Housing Portfolio            0.0200%
       46.01         202 East John Street
       46.02         102 East Gregory Street
       46.03         807 Oregon Street
       46.04         811 Oregon Street
       46.05         810 West Iowa Street
         49          Dorado Heights Apartments                     0.0200%
         50          Cherry Hill Theatres                          0.0200%
         56          PRC Building                                  0.0200%
         58          Cooper's Mill                                 0.0200%
         66          Wind Hill Office Center                       0.0200%
         67          Manchester Square Shopping Center             0.0200%
         68          Staverton West                                0.0200%
         69          Village Center Plaza                          0.0200%
         70          Quarterfield Station & Quarterfield Place     0.0200%
         71          Landmark Apartments                           0.0200%
         74          Sweet Ovations Plant                          0.0200%
         77          Bethany Town Center                           0.0200%
         78          Guam Medical Plaza                            0.0200%
         80          Air & Space Self Storage                      0.0200%
         81          Dearborn Street Station                       0.0400%
         84          San Marin Apartments - El Paso, TX            0.0700%
         86          Tanglewood Apartments                         0.0200%
         87          4901 28th Street SE                           0.0700%
         89          Walgreens - Brighton, NY                      0.0200%
         90          The Hallmark Building                         0.0200%
         91          Rite Aid - Bronx, NY                          0.0200%
         93          Warren Henry                                  0.0200%
         94          Cedar Ridge Townhomes                         0.0700%
         95          The Northcrest Apartments                     0.0700%
         96          Walgreens - Cortlandville, NY                 0.0200%
         98          Country Place Apartments                      0.0200%
         99          Walgreens - Camilus, NY                       0.0200%
        101          1329 Wisconsin Avenue, NW                     0.0200%
        103          Your Extra Attic - Marietta, GA               0.0200%
        104          Highland Oaks Apartments                      0.0200%
        105          Eagle Mill Lofts                              0.0200%
        107          Rite Aid - West Goshen, PA                    0.0200%
        108          Harley Retail Shops                           0.0700%
        109          The Greenway/Gregory's Landing Apartments     0.0200%
        110          Foundations Bank & Executive Center           0.0200%
        111          State Street Retail                           0.0200%
        112          Roundlake Plaza I & II                        0.0200%
        113          Prairie Lakes Shopping Center                 0.0200%
        114          Boardwalk Village & Villas                    0.0200%
        115          23rd Street Plaza                             0.0200%
        116          106 South Gregory and 503 East Stoughton      0.0200%
        117          Adams Alley                                   0.0200%
        118          GTE Plaza                                     0.0200%
        119          36 Middlesex Turnpike                         0.0200%
        120          The Dahlmann Campus Inn                       0.0200%
        122          Maplewood Marketplace                         0.1000%
        123          Doral Office Building                         0.0200%

                                   EXHIBIT A-1

   FORM OF CLASS [A-1] [A-2] [A-3] [A-PB] [A-1A] [A-4] [A-M] [A-J] [B] [C] [D]
             [E] [F] [G] [H] [J] [K] [L] [M] [N] [O] [P] CERTIFICATE

                  COBALT CMBS COMMERCIAL MORTGAGE TRUST 2007-C3
   CLASS [A-1] [A-2] [A-3] [A-PB] [A-1A] [A-4] [A-M] [A-J] [B] [C] [D] [E] [F]
                       [G] [H] [J] [K] [L] [M] [N] [O] [P]
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATE,
                                 SERIES 2007-C3

    This is one of a series of commercial mortgage pass-through certificates (collectively, the "Certificates"), issued in multiple classes (each, a "Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust (the "Trust"), whose assets consist primarily of a pool (the "Mortgage Pool") of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                       CWCAPITAL COMMERCIAL FUNDING CORP.

Pass-Through Rate:  [___]%[, subject to   Initial Certificate Principal
the Weighted Average Net Mortgage         Balance of this Certificate as of
Rate](1)                                  the Closing Date:
                                          $____________

Date of Pooling and Servicing Agreement:  Class Principal Balance of all the
August 1, 2007                            Class  [A-1] [A-2] [A-3] [A-PB]
                                          [A-1A] [A-4] [A-M] [A-J] [B] [C] [D]
                                          [E] [F] [G] [H] [J] [K] [L] [M] [N]
                                          [O] [P] Certificates as of the
                                          Closing Date:
                                          $____________

Cut-off Date:  With respect to each       Aggregate unpaid principal balance
Mortgage Loan included in the Trust its   of the Mortgage Pool as of the
Due Date in August, 2007.                 Cut-off Date, after deducting
                                          payments of principal due on or
Closing Date:  August __, 2007            before such date:
                                          $[___]

First Distribution Date:  September
___, 2007

Master Servicer:  Wachovia Bank,          Trustee:  Wells Fargo Bank, N.A.
National Association

Special Servicer:  CWCapital Asset
Management LLC

Certificate No. [A-1] [A-2] [A-3]         CUSIP No.:  _____________
[A-PB] [A-1A] [A-4] [A-M] [A-J] [B] [C]
[D] [E] [F] [G] [H] [J] [K] [L] [M] [N]
[O] [P] -____
--------------------------------------------

(1) For Class A-2, A-3, A-PB, A-4, A-1A, A-M, A-J, B, C, D, E, F, G and H Certificates only.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

[THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, PLEDGE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE OR ANY INTEREST HEREIN WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.](1)

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE TO (A) ANY RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE") OR ANY MATERIALLY SIMILAR PROVISION OF APPLICABLE FEDERAL, STATE OR LOCAL LAW, OR (B) ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR ANY INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN CWCAPITAL COMMERCIAL FUNDING CORP., WACHOVIA BANK, NATIONAL ASSOCIATION, CWCAPITAL ASSET MANAGEMENT LLC, WELLS FARGO BANK, N.A., OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

[THE CLASS OF CERTIFICATES TO WHICH THIS CERTIFICATE BELONGS, IS SUBORDINATE TO ONE OR MORE OTHER CLASSES OF CERTIFICATES OF THE SAME SERIES, AS AND TO THE EXTENT PROVIDED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.](2)

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE").

THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.
------------------------------------

(1)   For Class E, F, G, H, J, K, L, M, N, O and P Certificates only.

(2)   For Class B, C, D, E, F, G, H, J, K, L, M, N, O and P Certificates only.

[PRIOR TO THE DATE (THE "RELEASE DATE") THAT IS 40 DAYS AFTER THE LATER OF (A) THE COMMENCEMENT OF THE OFFERING TO PERSONS OTHER THAN DISTRIBUTORS IN RELIANCE ON REGULATION S UNDER THE SECURITIES ACT, AND (B) THE DATE OF CLOSING OF THE OFFERING, THIS CERTIFICATE MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE UNITED STATES OR TO A U.S. PERSON WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. NO BENEFICIAL OWNERS OF THIS CERTIFICATE SHALL BE ENTITLED TO RECEIVE PAYMENTS HEREON UNLESS THE REQUIRED CERTIFICATIONS HAVE BEEN DELIVERED PURSUANT TO THE TERMS OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.](1)
-------------------------

(1) For Class E, F, G, H, J, K, L, M, N, O and P Regulation S Global Certificates only.

            This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the principal balance of this Certificate (its "Certificate Principal Balance") as of the Closing Date by the aggregate principal balance of all the Certificates of the same Class as this Certificate (their "Class Principal Balance") as of the Closing Date) in that certain beneficial ownership interest in the Trust evidenced by all the Certificates of the same Class as this Certificate. The Trust was created and the Certificates were issued pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among CWCapital Commercial Funding Corp., as depositor (the "Depositor," which term includes any successor entity under the Agreement), Wachovia Bank, National Association, as master servicer (the "Master Servicer," which term includes any successor entity under the Agreement), CWCapital Asset Management LLC, as special servicer (the "Special Servicer," which term includes any successor entity under the Agreement) and Wells Fargo Bank, N.A., as trustee (the "Trustee," which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound. In the event of any conflict between any provision of this Certificate and any provision of the Agreement, such provision of this Certificate shall be superseded to the extent of such inconsistency.

            Pursuant to the terms of the Agreement, distributions will be made monthly, commencing in September 2007. During any given month, the payment date will be the 4th Business Day following the related Determination Date (each, a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (or, in the case of the first Distribution Date, at the close of business on the Closing Date specified above) ( in any event, the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed pursuant to the Agreement on the applicable Distribution Date in respect of the Class of Certificates to which this Certificate belongs. All distributions made under the Agreement in respect of this Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with written wiring instructions no less than five (5) Business Days prior to (or, in the case of the first such distribution, on) the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of such Certificateholder appearing in the Certificate Register. Notwithstanding the above, the final distribution in respect of this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate) will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appeared in the Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

            Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

            The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Custodial Accounts, the Distribution Account and, if established, the REO Accounts may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

            The Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

            [No direct or indirect transfer, sale, pledge, hypothecation or other disposition (each, a "Transfer") of this Certificate or any interest herein shall be made unless that Transfer is exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws, or is otherwise made in accordance with the Securities Act and such state securities laws.

            If this Certificate constitutes a Definitive Certificate and a Transfer hereof is to be made without registration under the Securities Act (other than in connection with a Transfer of a Global Certificate for any Class of Book-Entry Non-Registered Certificates to a successor Depository or to the applicable Certificate Owner in accordance with Section 5.03 of the Agreement), then the Certificate Registrar shall refuse to register such Transfer unless it receives (and, upon receipt, may conclusively rely upon) either: (i) a certificate from the Certificateholder desiring to effect such Transfer substantially in the form attached as Exhibit F-1 to the Agreement and a certificate from such Certificateholder's prospective Transferee substantially in the form attached either as Exhibit F-2A to the Agreement or as Exhibit F-2B to the Agreement; or (ii) an Opinion of Counsel satisfactory to the Trustee to the effect that such Transferee is an Institutional Accredited Investor or a Qualified Institutional Buyer and such Transfer may be made without registration under the Securities Act (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Depositor, the Master Servicer, the Special Servicer, the Tax Administrator, the Trustee or the Certificate Registrar in their respective capacities as such), together with the written certification(s) as to the facts surrounding such Transfer from the Certificateholder desiring to effect such Transfer and/or such Certificateholder's prospective Transferee on which such Opinion of Counsel is based.

            Except as discussed below, an interest in a Rule 144A Global Certificate for any Class of Book-Entry Non-Registered Certificates may not be transferred to any Person who takes delivery other than in the form of an interest in such Rule 144A Global Certificate. If this Certificate constitutes a Rule 144A Global Certificate, a Transferee of an interest herein that takes delivery for a Class of Book-Entry Non-Registered Certificates shall be deemed to have represented and warranted that all the certifications set forth in Exhibit F-2C attached to the Agreement are, with respect to the subject Transfer, true and correct.

            Any interest in a Rule 144A Global Certificate for a Class of Book-Entry Non-Registered Certificates may be transferred by the Depositor or any Affiliate of the Depositor to any Person who takes delivery in the form of a beneficial interest in the Regulation S Global Certificate for such Class of Certificates upon delivery to the Certificate Registrar of (x) a certificate to the effect that the Certificate Owner desiring to effect such Transfer is the Depositor or an Affiliate of the Depositor and (y) such written orders and instructions as are required under the applicable procedures of the Depository, Clearstream and Euroclear to direct the Trustee to debit the account of a Depository Participant by a denomination of interests in such Rule 144A Global Certificate, and credit the account of a Depository Participant by a denomination of interests in such Regulation S Global Certificate, that is equal to the denomination of beneficial interests in the subject Class of Certificates to be transferred. Upon delivery to the Certificate Registrar of such certification and such orders and instructions, the Trustee, subject to and in accordance with the applicable procedures of the Depository, shall reduce the denomination of the Rule 144A Global Certificate in respect of the subject Class of Certificates and increase the denomination of the Regulation S Global Certificate for such Class, by the denomination of the beneficial interest in such Class specified in such orders and instructions, provided that no Regulation S Restricted Certificate may be transferred to a Person who wishes to take delivery under Regulation S. A Regulation S Restricted Certificate is any Certificate that is not rated in one of the four highest generic ratings categories by a Rating Agency.

            Also notwithstanding the second preceding paragraph, any interest in a Rule 144A Global Certificate with respect to any Class of Book-Entry Non-Registered Certificates may be transferred by any Certificate Owner holding such interest to any Institutional Accredited Investor (other than a Qualified Institutional Buyer) that takes delivery in the form of a Definitive Certificate of the same Class as such Rule 144A Global Certificate upon delivery to the Certificate Registrar and the Trustee of (i) such certifications and/or opinions as are contemplated by the second paragraph of Section 5.02(b) of the Agreement and (ii) such written orders and instructions as are required under the applicable procedures of the Depository to direct the Trustee to debit the account of a Depository Participant by the denomination of the transferred interests in such Rule 144A Global Certificate. Upon delivery to the Certificate Registrar of such certifications and/or opinions and such orders and instructions, the Trustee, subject to and in accordance with the applicable procedures of the Depository, shall reduce the denomination of the subject Rule 144A Global Certificate by the denomination of the transferred interests in such Rule 144A Global Certificate, and shall cause a Definitive Certificate of the same Class as such Rule 144A Global Certificate, and in a denomination equal to the reduction in the denomination of such Rule 144A Global Certificate, to be executed, authenticated and delivered in accordance with the Agreement to the applicable Transferee.

            Except as provided in the next paragraph no beneficial interest in a Regulation S Global Certificate for any Class of Book-Entry Non-Registered Certificates shall be transferred to any Person who takes delivery other than in the form of a beneficial interest in such Regulation S Global Certificate. On and prior to the Release Date, the Certificate Owner desiring to effect any such Transfer shall be required to obtain from such Certificate Owner's prospective Transferee a written certification substantially in the form set forth in Exhibit F-2D to the Agreement certifying that such Transferee is not a United States Securities Person. On or prior to the Release Date, beneficial interests in the Regulation S Global Certificate for each Class of Book-Entry Non-Registered Certificates may be held only through Euroclear or Clearstream. The Regulation S Global Certificate for each Class of Book-Entry Non-Registered Certificates shall be deposited with the Trustee as custodian for the Depository and registered in the name of Cede & Co. as nominee of the Depository, provided that no Regulation S Restricted Certificate may be transferred to a Person who wishes to take delivery under Regulation S.

            Notwithstanding the preceding paragraph, after the Release Date, any interest in a Regulation S Global Certificate for a Class of Book-Entry Non-Registered Certificates may be transferred by the Depositor or any Affiliate of the Depositor to any Person who takes delivery in the form of a beneficial interest in the Rule 144A Global Certificate for such Class of Certificates upon delivery to the Certificate Registrar of (x) a certificate to the effect that the Certificate Owner desiring to effect such Transfer is the Depositor or an Affiliate of the Depositor and (y) such written orders and instructions as are required under the applicable procedures of the Depository, Clearstream and Euroclear to direct the Trustee to debit the account of a Depository Participant by a denomination of interests in such Regulation S Global Certificate, and credit the account of a Depository Participant by a denomination of interests in such Rule 144A Global Certificate, that is equal to the denomination of beneficial interests in the subject Class of Certificates to be transferred. Upon delivery to the Certificate Registrar of such certification and such orders and instructions, the Trustee, subject to and in accordance with the applicable procedures of the Depository, shall reduce the denomination of the Regulation S Global Certificate in respect of the subject Class of Certificates being transferred and increase the denomination of the Rule 144A Global Certificate for such Class, by the denomination of the beneficial interest in such Class specified in such orders and instructions.

            None of the Depositor, the Trustee or the Certificate Registrar is obligated to register or qualify the Class of Certificates to which this Certificate belongs, under the Securities Act or any other securities law or to take any action not otherwise required under the Agreement to permit the Transfer of this Certificate or any interest herein without such registration or qualification. Any Certificateholder or Certificate Owner desiring to effect a Transfer of this Certificate or any interest herein shall, and does hereby agree to, indemnify the Depositor, Citigroup Global Markets Inc., Wachovia Capital Markets, LLC, the Trustee, the Master Servicer, the Special Servicer, the Tax Administrator, the Certificate Registrar and their respective Affiliates against any liability that may result if such Transfer is not exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws or is not made in accordance with such federal and state laws.

            No Transfer of this Certificate or any interest herein shall be made to (A) any employee benefit plan or other retirement arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, including insurance company general accounts, that is subject to Title I of ERISA, Section 4975 of the Code or any materially similar provision ("Similar Law") of applicable federal, state or local law (each, a "Plan"), or (B) any Person who is directly or indirectly purchasing this Certificate or such interest herein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan, if the purchase and holding of this Certificate or such interest herein by the prospective Transferee would result in a violation of Section 406 or 407 of ERISA or Section 4975 of the Code or would result in the imposition of an excise tax under Section 4975 of the Code or any similar violation of Similar Law. Except in connection with Transfer of this Certificate to a successor Depository or to the applicable Certificate Owner in accordance with Section 5.03 of the Agreement, the Certificate Registrar shall refuse to register the Transfer of a Definitive Non-Registered Certificate unless it has received from the prospective Transferee one of the following: (i) a certification to the effect that such prospective Transferee is not a Plan and is not directly or indirectly purchasing this Certificate or such interest herein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan; or (ii) a certification to the effect that the purchase and holding of this Certificate or such interest herein by such prospective Transferee is exempt from the prohibited transaction provisions of Sections 406(a) and (b) and 407 of ERISA and the excise taxes imposed on such prohibited transactions by Sections 4975(a) and (b) of the Code, by reason of Sections I and III of Prohibited Transaction Class Exemption 95-60; or (iii) a certification of facts and an Opinion of Counsel which otherwise establish to the reasonable satisfaction of the Trustee or such Certificate Owner, as the case may be, that such Transfer will not result in a violation of Section 406 or 407 of ERISA or Section 4975 of the Code or result in the imposition of an excise tax under Section 4975 of the Code. If any Transferee of this Certificate or any interest herein does not, in connection with the subject Transfer, deliver to the Certificate Registrar (if this Certificate constitutes a Definitive Certificate) a certification and/or Opinion of Counsel as required by the preceding sentence, then such Transferee (and in any event any owner of a Book-Entry Certificate that is not an Investment Grade Certificate) shall be deemed to have represented and warranted that either: (i) such Transferee is not a Plan and is not directly or indirectly purchasing this Certificate or any interest herein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan; or (ii) the purchase and holding of this Certificate or such interest herein by such Transferee is exempt from the prohibited transaction provisions of Sections 406(a) and (b) and 407 of ERISA and the excise taxes imposed on such prohibited transactions by Sections 4975(a) and (b) of the Code (or similar violation of Similar Law). Any Transferee of a Book-Entry Certificate that is an Investment Grade Certificate that is being acquired by or on behalf of a Plan in reliance on the Prohibited Transaction Exemption shall be deemed to have represented and warranted that such Plan (X) is an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities Act, and
(Y) is not sponsored (within the meaning of Section 3(16)(B) of ERISA) by the Trustee, the Depositor, the Mortgage Loan Seller, the Master Servicer, the Special Servicer, any Sub-Servicer, any Exemption-Favored Party or any Mortgagor with respect to Mortgage Loans constituting more than 5% of the aggregate unamortized principal balance of all the Mortgage Loans determined as of the Closing Date, or by any Affiliate of such Person.](1)
----------------------

(1)   For Class E, F, G, H, J, K, L, M, N, O and P Certificates only.


            No service charge will be imposed for any registration of transfer or exchange of Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

            Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

            The Holder of this Certificate, by its acceptance hereof, shall be deemed to have agreed to keep confidential any information it obtains from the Trustee (except that such Holder may provide any such information obtained by it to any other Person that holds or is contemplating the purchase of this Certificate or an interest herein, provided that such other Person confirms in writing such ownership interest or prospective ownership interest and agrees to keep such information confidential).

            Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

            Subject to certain terms and conditions set forth in the Agreement, the Trust and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the final payment (or any advance with respect thereto) on or other liquidation of the last Mortgage Loan or REO Property remaining in the Trust, (ii) the purchase by the Depositor, the Master Servicer, the Special Servicer or any Controlling Class Certificateholder at a price determined as provided in the Agreement of all Mortgage Loans and any REO Properties remaining in the Trust and (iii) the exchange by the sole remaining Certificateholder of all of its Certificates for all of the Mortgage Loans and REO Properties remaining in the Trust. The Agreement permits, but does not require, the Depositor, the Master Servicer, the Special Servicer or any Controlling Class Certificateholder to purchase from the Trust all Mortgage Loans and any REO Properties remaining therein. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the Initial Trust Balance specified on the face hereof. The Agreement also permits, but does not require, the sole remaining Certificateholder to acquire all of the Mortgage Loans and any REO Properties remaining in the Trust in exchange for all of the Certificates (excluding the Class Y, Class R-I and Class R-II Certificates) held by such Certificateholder following the date on which the aggregate principal balance of the Class A-1, Class A-2, Class A-3, Class A-PB, Class A-4, Class A-1A, Class A-M, Class A-J, Class B, Class C, Class D Certificates are reduced to zero.

            The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer and the Trustee thereunder and the rights of the Certificateholders thereunder, at any time by the Depositor, the Master Servicer, the Special Servicer and the Trustee with the consent of the Holders of Certificates entitled to at least 66 2/3% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of either REMIC Pool as a REMIC or the Grantor Trust as a "grantor trust", without the consent of the Holders of any of the Certificates.

            Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust (to the extent of its rights therein) for distributions hereunder.

            This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, without applying any conflicts of law principles of such state (other than the provisions of Section 5-1401 of the New York General Obligations
Law), and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

                                          WELLS FARGO BANK, N.A.,
                                          as Trustee



                                          By:_________________________________
                                                Authorized Officer


                          CERTIFICATE OF AUTHENTICATION

            This is one of the Class [A-1] [A-2] [A-3] [A-PB] [A-1A] [A-4] [A-M] [A-J] [B] [C] [D] [E] [F] [G] [H] [J] [K] [L] [M] [N] [O] [P] Certificates
referred to in the within-mentioned Agreement.

Dated:  _____________

                                          WELLS FARGO BANK, N.A.,
                                          as Certificate Registrar



                                          By:_________________________________
                                                Authorized Officer

                                   ASSIGNMENT


            FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _______________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
              (Please print or typewrite name and address including
                          postal zip code of assignee)

the beneficial ownership interest in the Trust evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the Certificate Register of the Trust.

            I (we) further direct the issuance of a new Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Commercial Mortgage Pass-Through Certificate to the following address:
________________________________________________________________________________
________________________________________________________________________________

Dated:


                                  ______________________________________________
                                  Signature by or on behalf of Assignor


                                  ______________________________________________
                                  Signature Guaranteed



                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall, if permitted, be made, by wire transfer or otherwise, in immediately available funds, to __________________________________
________________________________________________________________________________
for the account of ____________________________________________________________.

            Distributions made by check (such check to be made payable to ______ ___________________________) and all applicable statements and notices should be mailed to _____________________________________________________________________.

            This information is provided by ___________________________________, the assignee named above, or __________________________________________________,
as its agent.

                                   EXHIBIT A-2

                          FORM OF CLASS IO CERTIFICATE

                  COBALT CMBS COMMERCIAL MORTGAGE TRUST 2007-C3
             CLASS IO COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATE,
                                 SERIES 2007-C3

This is one of a series of commercial mortgage pass-through certificates (collectively, the "Certificates"), issued in multiple classes (each, a "Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust (the "Trust") whose assets consist primarily of a pool (the "Mortgage Pool") of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                       CWCAPITAL COMMERCIAL FUNDING CORP.


Pass-Through Rate:  [____]% Variable     Initial Certificate Notional Amount
                                         of this Certificate as of the
                                         Closing Date:
                                         $____________

Date of Pooling and Servicing            Class Notional Amount of all the
Agreement:                               Class IO Certificates as of the
August 1, 2007                           Closing Date:
                                         $_____________

Cut-off Date:  With respect to each      Aggregate unpaid principal balance
Mortgage Loan included in the Trust      of the Mortgage Pool as of the
its Due Date in August, 2007.            Cut-off Date, after deducting
                                         payments of principal due on or
Closing Date:  August __, 2007           before such date:
                                         $[___]

First Distribution Date:  September
___, 2007

Master Servicer:  Wachovia Bank,         Trustee:  Wells Fargo Bank, N.A.
National Association

Special Servicer:  CWCapital Asset
Management LLC

Certificate No. IO-___                   CUSIP No.:  _____________

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE TO (A) ANY RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE") OR ANY MATERIALLY SIMILAR PROVISION OF APPLICABLE FEDERAL, STATE OR LOCAL LAW, OR (B) ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR ANY INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN CWCAPITAL COMMERCIAL FUNDING CORP., WACHOVIA BANK, NATIONAL ASSOCIATION, CWCAPITAL ASSET MANAGEMENT LLC, WELLS FARGO BANK, N.A., OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE").

THIS CERTIFICATE DOES NOT HAVE A CERTIFICATE PRINCIPAL BALANCE AND DOES NOT ENTITLE THE HOLDER HEREOF TO ANY DISTRIBUTIONS OF PRINCIPAL. THE HOLDER HEREOF WILL BE ENTITLED TO DISTRIBUTIONS OF INTEREST ACCRUED AS PROVIDED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN ON THE CERTIFICATE NOTIONAL AMOUNT OF THIS CERTIFICATE, WHICH AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

            This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the notional principal amount of this Certificate (its "Certificate Notional Amount") as of the Closing Date by the aggregate notional principal amount of all the Certificates of the same Class as this Certificate (their "Class Notional Amount") as of the Closing Date) in that certain beneficial ownership interest in the Trust evidenced by all the Certificates of the same Class as this Certificate. The Trust was created and the Certificates were issued pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among CWCapital Commercial Funding Corp., as depositor (the "Depositor," which term includes any successor entity under the Agreement), Wachovia Bank, National Association, as master servicer (the "Master Servicer," which term includes any successor entity under the Agreement), CWCapital Asset Management LLC, as special servicer (the "Special Servicer," which term includes any successor entity under the Agreement) and Wells Fargo Bank, N.A., as trustee (the "Trustee," which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound. In the event of any conflict between any provision of this Certificate and any provision of the Agreement, such provision of this Certificate shall be superseded to the extent of such inconsistency.

            Pursuant to the terms of the Agreement, distributions will be made monthly, commencing in September 2007. During any given month, the payment date will be the 4th Business Day following the related Determination Date (each, a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (or, in the case of the first Distribution Date, at the close of business on the Closing Date specified above) (in any event, the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed pursuant to the Agreement on the applicable Distribution Date in respect of the Class of Certificates to which this Certificate belongs. All distributions made under the Agreement in respect of this Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with written wiring instructions no less than five (5) Business Days prior to (or, in the case of the first such distribution, on) the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of such Certificateholder appearing in the Certificate Register. Notwithstanding the above, the final distribution in respect of this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice.

            The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Custodial Accounts, the Distribution Account and, if established, the REO Accounts may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

            The Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

            No service charge will be imposed for any registration of transfer or exchange of Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

            Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

            The Holder of this Certificate, by its acceptance hereof, shall be deemed to have agreed to keep confidential any information it obtains from the Trustee (except that such Holder may provide any such information obtained by it to any other Person that holds or is contemplating the purchase of this Certificate or an interest herein, provided that such other Person confirms in writing such ownership interest or prospective ownership interest and agrees to keep such information confidential).

            Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

            Subject to certain terms and conditions set forth in the Agreement, the Trust and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the final payment (or any advance with respect thereto) on or other liquidation of the last Mortgage Loan or REO Property remaining in the Trust, (ii) the purchase by the Depositor, the Master Servicer, the Special Servicer or any Controlling Class Certificateholder at a price determined as provided in the Agreement of all Mortgage Loans and any REO Properties remaining in the Trust and (iii) the exchange by the sole remaining Certificateholder of all of its Certificates for all of the Mortgage Loans and REO Properties remaining in the Trust. The Agreement permits, but does not require, the Depositor, the Master Servicer, the Special Servicer or any Controlling Class Certificateholder to purchase from the Trust all Mortgage Loans and any REO Properties remaining therein. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the Initial Trust Balance specified on the face hereof. The Agreement also permits, but does not require, the sole remaining Certificateholder to acquire all of the Mortgage Loans and any REO Properties remaining in the Trust in exchange for all of the Certificates (excluding the Class Y, Class R-I and Class R-II Certificates) held by such Certificateholder following the date on which the aggregate principal balance of the Class A-1, Class A-2, Class A-3, Class A-PB, Class A-4, Class A-1A, Class A-M, Class A-J, Class B, Class C, Class D Certificates are reduced to zero.

            The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer and the Trustee thereunder and the rights of the Certificateholders thereunder, at any time by the Depositor, the Master Servicer, the Special Servicer and the Trustee with the consent of the Holders of Certificates entitled to at least 66 2/3% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of either REMIC Pool as a REMIC or the Grantor Trust as a "grantor trust", without the consent of the Holders of any of the Certificates.

            Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust (to the extent of its rights therein) for distributions hereunder.

            This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, without applying any conflicts of law principles of such state (other than the provisions of Section 5-1401 of the New York General Obligations
Law), and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

                                          WELLS FARGO BANK, N.A.,
                                          as Trustee



                                          By:_________________________________
                                                Authorized Officer


                          CERTIFICATE OF AUTHENTICATION

            This is one of the Class IO Certificates referred to in the within-mentioned Agreement.

Dated:  _____________

                                          WELLS FARGO BANK, N.A.,
                                          as Certificate Registrar



                                          By:_________________________________
                                                Authorized Officer

                                   ASSIGNMENT


            FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _______________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
              (Please print or typewrite name and address including
                          postal zip code of assignee)

the beneficial ownership interest in the Trust evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the Certificate Register of the Trust.

            I (we) further direct the issuance of a new Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Commercial Mortgage Pass-Through Certificate to the following address:
________________________________________________________________________________
________________________________________________________________________________

Dated:


                                  ______________________________________________
                                  Signature by or on behalf of Assignor


                                  ______________________________________________
                                  Signature Guaranteed



                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall, if permitted, be made, by wire transfer or otherwise, in immediately available funds, to __________________________________
________________________________________________________________________________
for the account of ____________________________________________________________.

            Distributions made by check (such check to be made payable to ______ ___________________________) and all applicable statements and notices should be mailed to _____________________________________________________________________.

            This information is provided by ___________________________________, the assignee named above, or __________________________________________________,
as its agent.

                                   EXHIBIT A-3

                     FORM OF CLASS [R-I] [R-II] CERTIFICATES

                  COBALT CMBS COMMERCIAL MORTGAGE TRUST 2007-C3
        CLASS [R-I] [R-II] COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATE,
                                 SERIES 2007-C3

This is one of a series of commercial mortgage pass-through certificates (collectively, the "Certificates"), issued in multiple classes (each, a "Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust (the "Trust"), whose assets consist primarily of a pool (the "Mortgage Pool") of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                       CWCAPITAL COMMERCIAL FUNDING CORP.

Date of Pooling and Servicing Agreement:  Percentage Interest evidenced by this
August 1, 2007                            Certificate in the related Class: ___%

Cut-off Date:  With respect to each       Aggregate unpaid principal balance of
Mortgage Loan included in the Trust its   the Mortgage Pool as of the Cut-off
Due Date in August, 2007.                 Date, after deducting payments of
                                          principal due on or before such date:
Closing Date:  August __, 2007            $[___]

First Distribution Date:  September __,
2007

Master Servicer:  Wachovia Bank,           Trustee:  Wells Fargo Bank, N.A.
National Association

Special Servicer:  CWCapital Asset
Management LLC

Certificate No.   [R-I] [R-II]-___         CUSIP No.:  _____________

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, PLEDGE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE OR ANY INTEREST HEREIN WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE TO (A) ANY RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE") OR ANY MATERIALLY SIMILAR PROVISION OF APPLICABLE FEDERAL, STATE OR LOCAL LAW, OR (B) ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR ANY INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN CWCAPITAL COMMERCIAL FUNDING CORP., WACHOVIA BANK, NATIONAL ASSOCIATION, CWCAPITAL ASSET MANAGEMENT LLC, WELLS FARGO BANK, N.A., OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THE CLASS OF CERTIFICATES TO WHICH THIS CERTIFICATE BELONGS, IS SUBORDINATE TO ONE OR MORE OTHER CLASSES OF CERTIFICATES OF THE SAME SERIES, AS AND TO THE EXTENT PROVIDED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE"). CONSEQUENTLY, THE TRANSFER OF THIS CERTIFICATE IS ALSO SUBJECT TO THE ADDITIONAL TAX RELATED TRANSFER RESTRICTIONS DESCRIBED HEREIN. IF ANY PERSON BECOMES THE REGISTERED HOLDER OF THIS CERTIFICATE IN VIOLATION OF SUCH TRANSFER RESTRICTIONS, SUCH REGISTRATION SHALL BE DEEMED TO BE OF NO LEGAL FORCE OR EFFECT WHATSOEVER AND SUCH PERSON SHALL NOT BE DEEMED TO BE A CERTIFICATEHOLDER FOR ANY PURPOSE HEREUNDER OR UNDER THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN, INCLUDING, BUT NOT LIMITED TO, THE RECEIPT OF DISTRIBUTIONS ON THIS CERTIFICATE.

            This certifies that _______________________________ is the registered owner of the Percentage Interest evidenced by this Certificate (as specified above) in that certain beneficial ownership interest in the Trust evidenced by all the Certificates of the same Class as this Certificate. The Trust was created and the Certificates were issued pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among CWCapital Commercial Funding Corp., as depositor (the "Depositor," which term includes any successor entity under the Agreement), Wachovia Bank, National Association, as master servicer (the "Master Servicer," which term includes any successor entity under the Agreement), CWCapital Asset Management LLC, as special servicer (the "Special Servicer," which term includes any successor entity under the Agreement) and Wells Fargo Bank, N.A., as trustee (the "Trustee," which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound. In the event of any conflict between any provision of this Certificate and any provision of the Agreement, such provision of this Certificate shall be superseded to the extent of such inconsistency.

            Pursuant to the terms of the Agreement, distributions will be made monthly, commencing in September 2007. During any given month, the payment date will be the 4th Business Day following the related Determination Date (each, a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (or, in the case of the first Distribution Date, at the close of business on the Closing Date specified above) (in any event, the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed pursuant to the Agreement on the applicable Distribution Date in respect of the Class of Certificates to which this Certificate belongs. All distributions made under the Agreement in respect of this Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with written wiring instructions no less than five (5) Business Days prior to (or, in the case of the first such distribution, on) the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of such Certificateholder appearing in the Certificate Register. Notwithstanding the above, the final distribution in respect of this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice.

            The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Custodial Accounts, the Distribution Account and, if established, the REO Accounts may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

            The Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

            No direct or indirect transfer, sale, pledge, hypothecation or other disposition (each, a "Transfer") of this Certificate or any interest herein shall be made unless that Transfer is exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws, or is otherwise made in accordance with the Securities Act and such state securities laws.

            If a Transfer of this Certificate is to be made without registration under the Securities Act, then the Certificate Registrar shall refuse to register such Transfer unless it receives (and, upon receipt, may conclusively rely upon) either: (i) a certificate from the Certificateholder desiring to effect such Transfer substantially in the form attached as Exhibit F-1 to the Agreement and a certificate from such Certificateholder's prospective Transferee substantially in the form attached as Exhibit F-2A to the Agreement; or (ii) an Opinion of Counsel satisfactory to the Trustee to the effect that such Transferee is a Qualified Institutional Buyer and such Transfer may be made without registration under the Securities Act (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Depositor, the Master Servicer, the Special Servicer, the Tax Administrator, the Trustee or the Certificate Registrar in their respective capacities as such), together with the written certification(s) as to the facts surrounding such Transfer from the Certificateholder desiring to effect such Transfer and/or such Certificateholder's prospective Transferee on which such Opinion of Counsel is based.

            None of the Depositor, the Trustee or the Certificate Registrar is obligated to register or qualify the Class of Certificates to which this Certificate belongs, under the Securities Act or any other securities law or to take any action not otherwise required under the Agreement to permit the Transfer of this Certificate or any interest herein without such registration or qualification. Any Certificateholder desiring to effect a Transfer of this Certificate or any interest herein shall, and does hereby agree to, indemnify the Depositor, Citigroup Global Markets Inc., Wachovia Capital Markets, LLC, the Trustee, the Master Servicer, the Special Servicer, the Tax Administrator, the Certificate Registrar and their respective Affiliates against any liability that may result if such Transfer is not exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws or is not made in accordance with such federal and state laws.

            No Transfer of this Certificate or any interest herein shall be made to (A) any employee benefit plan or other retirement arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, including insurance company general accounts, that is subject to Title I of ERISA, Section 4975 of the Code or any materially similar provision ("Similar Law") of applicable federal, state or local law (each, a "Plan"), or (B) any Person who is directly or indirectly purchasing this Certificate or such interest herein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan, if the purchase and holding of this Certificate or such interest herein by the prospective Transferee would result in a violation of Section 406 or 407 of ERISA or Section 4975 of the Code or would result in the imposition of an excise tax under Section 4975 of the Code or any similar violation of Similar Law. The Certificate Registrar shall refuse to register the Transfer of a Definitive Non-Registered Certificate unless it has received from the prospective Transferee a certification to the effect that such prospective Transferee is not a Plan and is not directly or indirectly purchasing this Certificate on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan.

            Each Person who has or who acquires any Ownership Interest in this Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the provisions of Section 5.02(d) of the Agreement and, if any purported Transferee shall become a Holder of this Certificate in violation of the provisions of such Section 5.02(d), to have irrevocably authorized the Trustee under clause (ii)(A) of such Section 5.02(d) to deliver payments to a Person other than such Person and to have irrevocably authorized the Trustee under clause (ii)(B) of such Section 5.02(d) to negotiate the terms of any mandatory disposition and to execute all instruments of transfer and to do all other things necessary in connection with any such disposition. Each Person holding or acquiring any Ownership Interest in this Certificate must be a Permitted Transferee and shall promptly notify the Trustee and the Tax Administrator of any change or impending change in its status as a Permitted Transferee. In connection with any proposed Transfer of any Ownership Interest in this Certificate, the Certificate Registrar shall require delivery to it, and shall not register the transfer of this Certificate until its receipt of, an affidavit and agreement substantially in the form attached as Exhibit H-1 to the Agreement (a "Transfer Affidavit and Agreement") from the proposed Transferee, representing and warranting, among other things, that such Transferee is a Permitted Transferee, that it is not acquiring its Ownership Interest in this Certificate as a nominee, trustee or agent for any Person that is not a Permitted Transferee, that for so long as it retains its Ownership Interest in this Certificate, it will endeavor to remain a Permitted Transferee, and that it has reviewed the provisions of Section 5.02(d) of the Agreement and agrees to be bound by them. Notwithstanding the delivery of a Transfer Affidavit and Agreement by a proposed Transferee, if the Certificate Registrar has actual knowledge that the proposed Transferee is not a Permitted Transferee, the Certificate Registrar shall not register the Transfer of an Ownership Interest in this Certificate to such proposed Transferee. In addition, the Certificate Registrar shall not register the transfer of an Ownership Interest in this Certificate to any entity classified as a partnership under the Code unless at the time of transfer, all of its beneficial owners are United States Persons.

            Each Person holding or acquiring any Ownership Interest in this Certificate shall agree (x) to require a Transfer Affidavit and Agreement from any other Person to whom such Person attempts to Transfer its Ownership Interest herein and (y) not to Transfer its Ownership Interest herein unless it provides to the Certificate Registrar a certificate substantially in the form attached as Exhibit H-2 to the Agreement stating that, among other things, it has no actual knowledge that such other Person is not a Permitted Transferee. Each Person holding or acquiring an Ownership Interest in this Certificate, by purchasing such Ownership Interest herein, agrees to give the Trustee and the Tax Administrator written notice that it is a "pass-through interest holder" within the meaning of temporary Treasury Regulations Section 1.67-3T(a)(2)(i)(A) immediately upon acquiring such Ownership Interest, if it is, or is holding such Ownership Interest on behalf of, a "pass-through interest holder".

            The provisions of Section 5.02(d) of the Agreement may be modified, added to or eliminated, provided that there shall have been delivered to the Trustee and the Tax Administrator the following: (a) written confirmation from each Rating Agency to the effect that the modification of, addition to or elimination of such provisions will not cause such Rating Agency to withdraw, qualify or downgrade its then-current rating of any Class of Certificates; and
(b) an opinion of counsel, in form and substance satisfactory to the Trustee and the Tax Administrator, to the effect that such modification of, addition to or elimination of such provisions will not (i) cause either REMIC Pool to (A) cease to qualify as a REMIC or (B) be subject to an entity-level tax caused by the Transfer of a Residual Interest Certificate to a Person which is not a Permitted Transferee, or (ii) cause a Person other than the prospective Transferee to be subject to a REMIC-related tax caused by the Transfer of a Residual Interest Certificate to a Person that is not a Permitted Transferee.

            A "Permitted Transferee" is any Transferee that is not (i) a Disqualified Organization, (ii) any Person as to whom the transfer of this Certificate may cause either REMIC Pool to fail to qualify as a REMIC, (iii) a Disqualified Non-United States Tax Person, (iv) a Disqualified Partnership or
(v) a United States Tax Person with respect to whom income is attributable to a foreign permanent establishment or fixed base (within the meaning of any applicable income tax treaty between the United States and any foreign jurisdiction) of a United States Tax Person.

            A "Disqualified Organization" is (i) the United States, any State or political subdivision thereof, a foreign government, an international organization, or any agency or instrumentality of any of the foregoing, (ii) any organization (other than certain farmers' cooperatives described in Section 521 of the Code) that is exempt from the tax imposed by Chapter 1 of the Code (unless such organization is subject to the tax imposed by Section 511 of the Code on unrelated business taxable income), (iii) rural electric and telephone cooperatives described in Section 1381 of the Code and (iv) any other Person so designated by the Trustee or Tax Administrator based upon an opinion of counsel that the holding of an Ownership Interest in a Residual Interest Certificate by such Person may cause the Trust Fund or any Person having an Ownership Interest in any Class of Certificates (other than such Person) to incur a liability for any federal tax imposed under the Code that would not otherwise be imposed but for the Transfer of an Ownership Interest in a Residual Interest Certificate to such Person. The terms "United States", "State" and "international organization" shall have the meanings set forth in Section 7701 of the Code or successor provisions.

            A "Disqualified Non-United States Tax Person" is, with respect to any Residual Interest Certificate, any Non-United States Tax Person or agent thereof other than: (1) a Non-United States Tax Person that (a) holds such Residual Interest Certificate and, for purposes of Treasury regulation section 1.860G-3(a)(3), is subject to tax under Section 882 of the Code, (b) certifies that it understands that, for purposes of Treasury regulation section 1.860E-1(c)(4)(ii), as a Holder of such Residual Interest Certificate for United States federal income tax purposes, it may incur tax liabilities in excess of any cash flows generated by such Residual Interest Certificate and intends to pay taxes associated with holding such Residual Interest Certificate, and (c) has furnished the Transferor and the Trustee with an effective IRS Form W-8ECI or successor form and has agreed to update such form as required under the applicable Treasury regulations; or (2) a Non-United States Tax Person that has delivered to the Transferor, the Trustee and the Certificate Registrar an opinion of nationally recognized tax counsel to the effect that (x) the Transfer of such Residual Interest Certificate to it is in accordance with the requirements of the Code and the regulations promulgated thereunder and (y) such Transfer of such Residual Interest Certificate will not be disregarded for United States federal income tax purposes.

            A "Disqualified Partnership" is any domestic entity classified as a partnership under the Code, if any of its beneficial owners (other than through a U.S. corporation) are (or are permitted to be under the related partnership agreement) Disqualified Non-United States Tax Persons.

            A "Non-United States Tax Person" is any Person other than a United States Tax Person. A "United States Tax Person" is a citizen or resident of the United States, a corporation, partnership or other entity created or organized in, or under the laws of, the United States or any political subdivision thereof, or an estate whose income from sources without the United States is includable in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust (or to the extent provided in the Treasury regulations, if the trust was in existence on August 20, 1996 and elected to be treated as a United States Person), all within the meaning of Section 7701(a)(30) of the Code.

            No service charge will be imposed for any registration of transfer or exchange of Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

            The Holder of this Certificate, by its acceptance hereof, shall be deemed to have agreed to keep confidential any information it obtains from the Trustee (except that such Holder may provide any such information obtained by it to any other Person that holds or is contemplating the purchase of this Certificate or an interest herein, provided that such other Person confirms in writing such ownership interest or prospective ownership interest and agrees to keep such information confidential).

            Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

            Subject to certain terms and conditions set forth in the Agreement, the Trust and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the final payment (or any advance with respect thereto) on or other liquidation of the last Mortgage Loan or REO Property remaining in the Trust, (ii) the purchase by the Depositor, the Master Servicer, the Special Servicer or any Controlling Class Certificateholder at a price determined as provided in the Agreement of all Mortgage Loans and any REO Properties remaining in the Trust and (iii) the exchange by the sole remaining Certificateholder of all of its Certificates for all of the Mortgage Loans and REO Properties remaining in the Trust. The Agreement permits, but does not require, the Depositor, the Master Servicer, the Special Servicer or any Controlling Class Certificateholder to purchase from the Trust all Mortgage Loans and any REO Properties remaining therein. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the Initial Trust Balance specified on the face hereof. The Agreement also permits, but does not require, the sole remaining Certificateholder to acquire all of the Mortgage Loans and any REO Properties remaining in the Trust in exchange for all of the Certificates (excluding the Class Y, Class R-I and Class R-II Certificates) held by such Certificateholder following the date on which the aggregate principal balance of the Class A-1, Class A-2, Class A-3, Class A-PB, Class A-4, Class A-1A, Class A-M, Class A-J, Class B, Class C and Class D are reduced to zero.

            The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer and the Trustee thereunder and the rights of the Certificateholders thereunder, at any time by the Depositor, the Master Servicer, the Special Servicer and the Trustee with the consent of the Holders of Certificates entitled to at least 66 2/3% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of either REMIC Pool as a REMIC or the Grantor Trust as a "grantor trust", without the consent of the Holders of any of the Certificates.

            Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust (to the extent of its rights therein) for distributions hereunder.

            This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, without applying any conflicts of law principles of such state (other than the provisions of Section 5-1401 of the New York General Obligations
Law), and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

                                          WELLS FARGO BANK, N.A.,
                                          as Trustee



                                          By:_________________________________
                                                Authorized Officer


                          CERTIFICATE OF AUTHENTICATION

            This is one of the Class [R-I] [R-II] Certificates referred to in the within-mentioned Agreement.

Dated:  _____________

                                          WELLS FARGO BANK, N.A.,
                                          as Certificate Registrar



                                          By:_________________________________
                                                Authorized Officer

                                   ASSIGNMENT


            FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _______________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
              (Please print or typewrite name and address including
                          postal zip code of assignee)

the beneficial ownership interest in the Trust evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the Certificate Register of the Trust.

            I (we) further direct the issuance of a new Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Commercial Mortgage Pass-Through Certificate to the following address:
________________________________________________________________________________
________________________________________________________________________________

Dated:


                                  ______________________________________________
                                  Signature by or on behalf of Assignor


                                  ______________________________________________
                                  Signature Guaranteed



                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall, if permitted, be made, by wire transfer or otherwise, in immediately available funds, to __________________________________
________________________________________________________________________________
for the account of ____________________________________________________________.

            Distributions made by check (such check to be made payable to ______ ___________________________) and all applicable statements and notices should be mailed to _____________________________________________________________________.

            This information is provided by ___________________________________, the assignee named above, or __________________________________________________,
as its agent.

                                   EXHIBIT A-4

                          FORM OF CLASS Y CERTIFICATES

                  COBALT CMBS COMMERCIAL MORTGAGE TRUST 2007-C3
             CLASS [Y] COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATE,
                                 SERIES 2007-C3

This is one of a series of commercial mortgage pass-through certificates (collectively, the "Certificates"), issued in multiple classes (each, a "Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust (the "Trust"), whose assets consist primarily of a pool (the "Mortgage Pool") of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                       CWCAPITAL COMMERCIAL FUNDING CORP.

Date of Pooling and Servicing Agreement:    Percentage Interest evidenced by this
August 1, 2007                              Certificate in the related Class:  ___%

Cut-off Date: With respect to each          Aggregate unpaid principal balance of the
Mortgage Loan included in the Trust its     Mortgage Pool as of the Cut-off Date,
Due Date in August 2007.                    after deducting payments of principal due
                                            on or before such date:  $[     ]
Closing Date:  August [__], 2007

First Distribution Date:  September __,
2007

Master Servicer:  Wachovia Bank,            Trustee:  Wells Fargo Bank, N.A.
National Association

Special Servicer:  CWCapital Asset
Management LLC

Certificate No.   Y-___

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, PLEDGE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE OR ANY INTEREST HEREIN WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE TO (A) ANY RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE") OR ANY MATERIALLY SIMILAR PROVISION OF APPLICABLE FEDERAL, STATE OR LOCAL LAW, OR (B) ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR ANY INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN CWCAPITAL COMMERCIAL FUNDING CORP., WACHOVIA BANK, NATIONAL ASSOCIATION, CWCAPITAL ASSET MANAGEMENT LLC, WELLS FARGO BANK, N.A., OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THIS CERTIFICATE IS ENTITLED ONLY TO CERTAIN ADDITIONAL INTEREST (IF ANY) RECEIVED IN RESPECT OF THE ARD LOAN SUBJECT TO THE TERMS OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

            This certifies that ________________________________ is the registered owner of the Percentage Interest evidenced by this Certificate (as specified above) in that certain beneficial ownership interest in the Trust evidenced by all the Class Y Certificates. The Trust was created and the Certificates were issued pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among CWCapital Commercial Funding Corp. as depositor (the "Depositor", which term includes any successor entity under the Agreement), Wachovia Bank, National Association, as master servicer (the "Master Servicer", which term includes any successor entity under the Agreement), CWCapital Asset Management LLC, as special servicer (the "Special Servicer", which term includes any successor entity under the Agreement) and Wells Fargo Bank, N.A., as trustee (the "Trustee", which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound. In the event of any conflict between any provision of this Certificate and any provision of the Agreement, such provision of this Certificate shall be superseded to the extent of such inconsistency.

            Pursuant to the terms of the Agreement, distributions will be made monthly, commencing in [September] 2007. During any given month, the payment date will be the 4th Business Day following the related Determination Date (each, a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (or, in the case of the first Distribution Date, at the close of business on the Closing Date specified above) (in any event, the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed pursuant to the Agreement on the applicable Distribution Date in respect of the Class of Certificates to which this Certificate belongs. All distributions made under the Agreement in respect of this Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with written wiring instructions no less than five (5) Business Days prior to (or, in the case of the first such distribution, on) the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of such Certificateholder appearing in the Certificate Register. Notwithstanding the above, the final distribution in respect of this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice.

            This Certificate is entitled only to certain additional interest (if any) received in respect of the ARD Loan subject to the terms of the Agreement.

            The Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

            No direct or indirect transfer, sale, pledge, hypothecation or other disposition (each, a "Transfer") of this Certificate or any interest herein shall be made unless that Transfer is exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws, or is otherwise made in accordance with the Securities Act and such state securities laws.

            If a Transfer of this Certificate is to be made without registration under the Securities Act, then the Certificate Registrar shall refuse to register such Transfer unless it receives (and, upon receipt, may conclusively rely upon) either: (i) a certificate from the Certificateholder desiring to effect such Transfer substantially in the form attached as Exhibit F-1 to the Agreement and a certificate from such Certificateholder's prospective Transferee substantially in the form attached either as Exhibit F-2A to the Agreement or as Exhibit F-2B to the Agreement; or (ii) an Opinion of Counsel satisfactory to the Trustee to the effect that such Transferee is an Institutional Accredited Investor or a Qualified Institutional Buyer and such Transfer may be made without registration under the Securities Act (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Depositor, the Master Servicer, the Special Servicer, the Tax Administrator, the Trustee or the Certificate Registrar in their respective capacities as such), together with the written certification(s) as to the facts surrounding such Transfer from the Certificateholder desiring to effect such Transfer and/or such Certificateholder's prospective Transferee on which such Opinion of Counsel is based.

            None of the Depositor, the Trustee or the Certificate Registrar is obligated to register or qualify the Class of Certificates to which this Certificate belongs, under the Securities Act or any other securities law or to take any action not otherwise required under the Agreement to permit the Transfer of this Certificate or any interest herein without such registration or qualification. Any Certificateholder desiring to effect a Transfer of this Certificate or any interest herein shall, and does hereby agree to, indemnify the Depositor, the Trustee, the Master Servicer, the Special Servicer, the Tax Administrator, the Certificate Registrar and their respective Affiliates against any liability that may result if such Transfer is not exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws or is not made in accordance with such federal and state laws.

            No Transfer of this Certificate or any interest herein shall be made to (A) any employee benefit plan or other retirement arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, including insurance company general accounts, that is subject to Title I of ERISA, Section 4975 of the Code or any materially similar provision ("Similar Law") of applicable federal, state or local law (each, a "Plan"), or (B) any Person who is directly or indirectly purchasing this Certificate or such interest herein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan, if the purchase and holding of this Certificate or such interest herein by the prospective Transferee would result in a violation of Section 406 or 407 of ERISA or Section 4975 of the Code or would result in the imposition of an excise tax under Section 4975 of the Code or any similar violation of Similar Law. The Certificate Registrar shall refuse to register the Transfer of this Certificate unless it has received from the prospective Transferee a certification to the effect that such prospective Transferee is not a Plan and is not directly or indirectly purchasing this Certificate or such interest herein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan.

            No service charge will be imposed for any registration of transfer or exchange of Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

            The Holder of this Certificate, by its acceptance hereof, shall be deemed to have agreed to keep confidential any information it obtains from the Trustee (except that such Holder may provide any such information obtained by it to any other Person that holds or is contemplating the purchase of this Certificate or an interest herein, provided that such other Person confirms in writing such ownership interest or prospective ownership interest and agrees to keep such information confidential).

            Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

            Subject to certain terms and conditions set forth in the Agreement, the Trust and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the final payment (or any advance with respect thereto) on or other liquidation of the last Mortgage Loan or REO Property remaining in the Trust, and (ii) the purchase by the Depositor, the Master Servicer, the Special Servicer or any Controlling Class Certificateholder at a price determined as provided in the Agreement of all Mortgage Loans and any REO Properties remaining in the Trust. The Agreement permits, but does not require, the Depositor, the Master Servicer, the Special Servicer or any Controlling Class Certificateholder to purchase from the Trust all Mortgage Loans and any REO Properties remaining therein. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the Initial Trust Balance specified on the face hereof.

            The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer and the Trustee thereunder and the rights of the Certificateholders thereunder, at any time by the Depositor, the Master Servicer, the Special Servicer and the Trustee with the consent of the Holders of Certificates entitled to at least 66 2/3% of the Voting Rights allocated to the affected Classes. Any such consent by the Holders of Certificates shall be conclusive and binding on such Holders and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. No Voting Rights shall be allocated to the Class Y, Class R-I or Class R-II Certificates. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of either REMIC Pool as a REMIC or the Grantor Trust as a "grantor trust", without the consent of the Holders of any of the Certificates.

            Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust (to the extent of its rights therein) for distributions hereunder.

            This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, without applying any conflicts of law principles of such state (other than the provisions of Section 5-1401 of the New York General Obligations
Law), and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

                                          WELLS FARGO BANK, N.A.,
                                          as Trustee



                                          By:_________________________________
                                                Authorized Officer


                          CERTIFICATE OF AUTHENTICATION


            This is one of the Class Y Certificates referred to in the within-mentioned Agreement.

Dated:  _____________

                                          WELLS FARGO BANK, N.A.,
                                          as Certificate Registrar



                                          By:_________________________________
                                                Authorized Officer

                                   ASSIGNMENT


            FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _______________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
              (Please print or typewrite name and address including
                          postal zip code of assignee)

the beneficial ownership interest in the Trust evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the Certificate Register of the Trust.

            I (we) further direct the issuance of a new Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Commercial Mortgage Pass-Through Certificate to the following address:
________________________________________________________________________________
________________________________________________________________________________

Dated:


                                  ______________________________________________
                                  Signature by or on behalf of Assignor


                                  ______________________________________________
                                  Signature Guaranteed



                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall, if permitted, be made, by wire transfer or otherwise, in immediately available funds, to __________________________________
________________________________________________________________________________
for the account of ____________________________________________________________.

            Distributions made by check (such check to be made payable to ______ ___________________________) and all applicable statements and notices should be mailed to _____________________________________________________________________.

            This information is provided by ___________________________________, the assignee named above, or __________________________________________________,
as its agent.

                                    EXHIBIT B

                       FORM OF DISTRIBUTION DATE STATEMENT

       ---------                                                                     ----------------------------------------------
       |[WELLS |                                                                     | For Additional Information, please contact |
       | FARGO |                   COBALT CMBS Commercial Mortgage Trust             |          CTSLink Customer Service          |
       | LOGO] |                Commercial Mortgage Pass-Through Certificates        |               (301) 815-6600               |
       ---------                               Series 2007-C3                        |  Reports Available @ www/ctslink.com/cmbs  |
                                                                                     ----------------------------------------------
Wells Fargo Bank, N.A.
Corporate Trust Services                                                             Payment Date:       09/17/2007
9062 Old Annapolis Road                                                              Record Date:        08/31/2007
Columbia, MD 21045-1951                                                              Determination Date: 09/11/2007
-----------------------------------------------------------------------------------------------------------------------------------

                                         DISTRIBUTION DATE STATEMENT

                                              Table of Contents

                     -------------------------------------------------------------------------------
                        STATEMENT SECTIONS                                                 PAGE(s)
                        ------------------                                                 -------

                        Certificate Distribution Detail                                       2
                        Certificate Factor Detail                                             3
                        Reconciliation Detail                                                 4
                        Other Required Information                                            5
                        Cash Reconciliation Detail                                            6
                        Ratings Detail                                                        8
                        Current Mortgage Loan and Property Stratification Tables           8 - 16
                        Mortgage Loan Detail                                                 17
                        NOI Detail                                                           18
                        Principal Prepayment Detail                                          19
                        Historical Detail                                                    20
                        Delinquency Loan Detail                                              21
                        Specially Serviced Loan Detail                                     22 - 23
                        Advance Summary                                                      24
                        Modified Loan Detail                                                 25
                        Historical Liquidated Loan Detail                                    26
                        Historical Bond / Collateral Realized Loss Reconciliation            27
                        Interest Shortfall Reconciliation Detail                           28 - 29
                        Defeased Loan Detail                                                 30
                        Supplemental Reporting                                               31
                     -------------------------------------------------------------------------------

             Depositor                                    Master Servicer                              Special Servicer
--------------------------------------      -------------------------------------------      --------------------------------------
CWCapital Commercial Funding Corp.          Wachovia Bank, National Association              CWCapital Asset Management LLC.
                                            8739 Research Drive                              1919 Pennsylvania Avenue, NW
1540 Broadway, 23rd Floor                   URP 4,  NC1075                                   Suite 400
New York, NY 10036                          Charlotte, NC 28262                              Washington, DC 20006-3434


Contact:          Leigh Roumila             Contact:   Lea Land                              Contact:       Kathleen Olin
Phone Number:     (646) 253-8800            Phone Number:  (704) 593-7950                    Phone Number:  (202) 973-6375
--------------------------------------      -------------------------------------------      --------------------------------------

This report has been compiled from information provided to Wells Fargo Bank, N.A. by various third parties, which may include the
Master Servicer, Special Servicer and others. Wells Fargo Bank, N.A. has not independently confirmed the accuracy of information received from these third parties and assumes no duty to do so. Wells Fargo Bank, N.A. expressly disclaims any responsibility for the accuracy or completeness of information furnished by third parties.

-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                                        Page 1 of 31

       ---------                                                                     ----------------------------------------------
       |[WELLS |                                                                     | For Additional Information, please contact |
       | FARGO |                   COBALT CMBS Commercial Mortgage Trust             |          CTSLink Customer Service          |
       | LOGO] |                Commercial Mortgage Pass-Through Certificates        |               (301) 815-6600               |
       ---------                               Series 2007-C3                        |  Reports Available @ www/ctslink.com/cmbs  |
                                                                                     ----------------------------------------------
Wells Fargo Bank, N.A.
Corporate Trust Services                                                             Payment Date:       09/17/2007
9062 Old Annapolis Road                                                              Record Date:        08/31/2007
Columbia, MD 21045-1951                                                              Determination Date: 09/11/2007
-----------------------------------------------------------------------------------------------------------------------------------

                                       Certificate Distribution Detail

-----------------------------------------------------------------------------------------------------------------------------------
                                                                                 Realized Loss /                         Current
            Pass-Through Original Beginning  Principal     Interest   Prepayment Additional Trust   Total      Ending Subordination
Class CUSIP     Rate     Balance   Balance  Distribution Distribution  Premium    Fund Expenses  Distribution Balance     Level(1)
-----------------------------------------------------------------------------------------------------------------------------------
 A-1         0.000000%     0.00      0.00       0.00         0.00        0.00          0.00          0.00       0.00      0.00
 A-2         0.000000%     0.00      0.00       0.00         0.00        0.00          0.00          0.00       0.00      0.00
 A-3         0.000000%     0.00      0.00       0.00         0.00        0.00          0.00          0.00       0.00      0.00
 A-PB        0.000000%     0.00      0.00       0.00         0.00        0.00          0.00          0.00       0.00      0.00
 A-4         0.000000%     0.00      0.00       0.00         0.00        0.00          0.00          0.00       0.00      0.00
 A-1A        0.000000%     0.00      0.00       0.00         0.00        0.00          0.00          0.00       0.00      0.00
 A-M         0.000000%     0.00      0.00       0.00         0.00        0.00          0.00          0.00       0.00      0.00
 A-J         0.000000%     0.00      0.00       0.00         0.00        0.00          0.00          0.00       0.00      0.00
  B          0.000000%     0.00      0.00       0.00         0.00        0.00          0.00          0.00       0.00      0.00
  C          0.000000%     0.00      0.00       0.00         0.00        0.00          0.00          0.00       0.00      0.00
  D          0.000000%     0.00      0.00       0.00         0.00        0.00          0.00          0.00       0.00      0.00
  E          0.000000%     0.00      0.00       0.00         0.00        0.00          0.00          0.00       0.00      0.00
  F          0.000000%     0.00      0.00       0.00         0.00        0.00          0.00          0.00       0.00      0.00
  G          0.000000%     0.00      0.00       0.00         0.00        0.00          0.00          0.00       0.00      0.00
  H          0.000000%     0.00      0.00       0.00         0.00        0.00          0.00          0.00       0.00      0.00
  J          0.000000%     0.00      0.00       0.00         0.00        0.00          0.00          0.00       0.00      0.00
  K          0.000000%     0.00      0.00       0.00         0.00        0.00          0.00          0.00       0.00      0.00
  L          0.000000%     0.00      0.00       0.00         0.00        0.00          0.00          0.00       0.00      0.00
  M          0.000000%     0.00      0.00       0.00         0.00        0.00          0.00          0.00       0.00      0.00
  N          0.000000%     0.00      0.00       0.00         0.00        0.00          0.00          0.00       0.00      0.00
  O          0.000000%     0.00      0.00       0.00         0.00        0.00          0.00          0.00       0.00      0.00
  P          0.000000%     0.00      0.00       0.00         0.00        0.00          0.00          0.00       0.00      0.00
  Q          0.000000%     0.00      0.00       0.00         0.00        0.00          0.00          0.00       0.00      0.00
  S          0.000000%     0.00      0.00       0.00         0.00        0.00          0.00          0.00       0.00      0.00
  V          0.000000%     0.00      0.00       0.00         0.00        0.00          0.00          0.00       0.00      0.00
  Y          0.000000%     0.00      0.00       0.00         0.00        0.00          0.00          0.00       0.00      0.00
 R-I         0.000000%     0.00      0.00       0.00         0.00        0.00          0.00          0.00       0.00      0.00
 R-II        0.000000%     0.00      0.00       0.00         0.00        0.00          0.00          0.00       0.00      0.00
-----------------------------------------------------------------------------------------------------------------------------------
Totals                     0.00      0.00       0.00         0.00        0.00          0.00          0.00       0.00      0.00
-----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------
                         Original Beginning                                           Ending
            Pass-Through Notional  Notional   Interest    Prepayment    Total        Notional
Class CUSIP     Rate      Amount    Amount  Distribution   Premium   Distribution     Amount
----------------------------------------------------------------------------------------------
 IO          0.000000%     0.00      0.00       0.00         0.00        0.00          0.00
----------------------------------------------------------------------------------------------

(1) Calculated by taking (A) the sum of the ending certificate balance of all classes less (B) the sum of (i) the ending balance of the designated class and (ii) the ending certificate balance of all classes which are not subordinate to the designated class and deviding the result by (A).


-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                                     Page 2 of 31

       ---------                                                                     ----------------------------------------------
       |[WELLS |                                                                     | For Additional Information, please contact |
       | FARGO |                   COBALT CMBS Commercial Mortgage Trust             |          CTSLink Customer Service          |
       | LOGO] |                Commercial Mortgage Pass-Through Certificates        |               (301) 815-6600               |
       ---------                               Series 2007-C3                        |  Reports Available @ www/ctslink.com/cmbs  |
                                                                                     ----------------------------------------------
Wells Fargo Bank, N.A.
Corporate Trust Services                                                             Payment Date:       09/17/2007
9062 Old Annapolis Road                                                              Record Date:        08/31/2007
Columbia, MD 21045-1951                                                              Determination Date: 09/11/2007
-----------------------------------------------------------------------------------------------------------------------------------

                                          Certificate Factor Detail

--------------------------------------------------------------------------------------------------------------
                                                                              Realized Loss /
                  Beginning      Principal        Interest      Prepayment    Additional Trust       Ending
Class    CUSIP     Balance      Distribution    Distribution     Premium       Fund Expenses        Balance
--------------------------------------------------------------------------------------------------------------
 A-1              0.00000000     0.00000000      0.00000000     0.00000000       0.00000000        0.00000000
 A-2              0.00000000     0.00000000      0.00000000     0.00000000       0.00000000        0.00000000
 A-3              0.00000000     0.00000000      0.00000000     0.00000000       0.00000000        0.00000000
 A-PB             0.00000000     0.00000000      0.00000000     0.00000000       0.00000000        0.00000000
 A-4              0.00000000     0.00000000      0.00000000     0.00000000       0.00000000        0.00000000
 A-1A             0.00000000     0.00000000      0.00000000     0.00000000       0.00000000        0.00000000
 A-M              0.00000000     0.00000000      0.00000000     0.00000000       0.00000000        0.00000000
 A-J              0.00000000     0.00000000      0.00000000     0.00000000       0.00000000        0.00000000
  B               0.00000000     0.00000000      0.00000000     0.00000000       0.00000000        0.00000000
  C               0.00000000     0.00000000      0.00000000     0.00000000       0.00000000        0.00000000
  D               0.00000000     0.00000000      0.00000000     0.00000000       0.00000000        0.00000000
  E               0.00000000     0.00000000      0.00000000     0.00000000       0.00000000        0.00000000
  F               0.00000000     0.00000000      0.00000000     0.00000000       0.00000000        0.00000000
  G               0.00000000     0.00000000      0.00000000     0.00000000       0.00000000        0.00000000
  H               0.00000000     0.00000000      0.00000000     0.00000000       0.00000000        0.00000000
  J               0.00000000     0.00000000      0.00000000     0.00000000       0.00000000        0.00000000
  K               0.00000000     0.00000000      0.00000000     0.00000000       0.00000000        0.00000000
  L               0.00000000     0.00000000      0.00000000     0.00000000       0.00000000        0.00000000
  M               0.00000000     0.00000000      0.00000000     0.00000000       0.00000000        0.00000000
  N               0.00000000     0.00000000      0.00000000     0.00000000       0.00000000        0.00000000
  O               0.00000000     0.00000000      0.00000000     0.00000000       0.00000000        0.00000000
  P               0.00000000     0.00000000      0.00000000     0.00000000       0.00000000        0.00000000
  Q               0.00000000     0.00000000      0.00000000     0.00000000       0.00000000        0.00000000
  S               0.00000000     0.00000000      0.00000000     0.00000000       0.00000000        0.00000000
  V               0.00000000     0.00000000      0.00000000     0.00000000       0.00000000        0.00000000
  Y               0.00000000     0.00000000      0.00000000     0.00000000       0.00000000        0.00000000
 R-I              0.00000000     0.00000000      0.00000000     0.00000000       0.00000000        0.00000000
 R-II             0.00000000     0.00000000      0.00000000     0.00000000       0.00000000        0.00000000
--------------------------------------------------------------------------------------------------------------


---------------------------------------------------------------------------
                  Beginning                                       Ending
                   Notional       Interest       Prepayment      Notional
Class    CUSIP      Amount      Distribution      Premium         Amount
---------------------------------------------------------------------------
 IO               0.00000000     0.00000000      0.00000000     0.00000000
---------------------------------------------------------------------------



-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                                     Page 3 of 31

       ---------                                                                     ----------------------------------------------
       |[WELLS |                                                                     | For Additional Information, please contact |
       | FARGO |                   COBALT CMBS Commercial Mortgage Trust             |          CTSLink Customer Service          |
       | LOGO] |                Commercial Mortgage Pass-Through Certificates        |               (301) 815-6600               |
       ---------                               Series 2007-C3                        |  Reports Available @ www/ctslink.com/cmbs  |
                                                                                     ----------------------------------------------
Wells Fargo Bank, N.A.
Corporate Trust Services                                                             Payment Date:       09/17/2007
9062 Old Annapolis Road                                                              Record Date:        08/31/2007
Columbia, MD 21045-1951                                                              Determination Date: 09/11/2007
-----------------------------------------------------------------------------------------------------------------------------------

                                            Reconciliation Detail


             Stated Beginning Principal   Unpaid Beginning    Scheduled   Unscheduled    Principal
Loan Group            Balance             Principal Balance   Principal    Principal    Adjustments
----------   --------------------------   -----------------   ---------   -----------   -----------
         1                         0.00                0.00        0.00          0.00          0.00
         2                         0.00                0.00        0.00          0.00          0.00
----------   --------------------------   -----------------   ---------   -----------   -----------
Total                              0.00                0.00        0.00          0.00          0.00

             Realized     Stated Ending       Unpaid Ending      Current Principal
Loan Group     Loss     Principal Balance   Principal Balance   Distribution Amount
----------   --------   -----------------   -----------------   -------------------
         1       0.00                0.00                0.00                  0.00
         2       0.00                0.00                0.00                  0.00
----------   --------   -----------------   -----------------   -------------------
Total            0.00                0.00                0.00                  0.00

Certificate Interest Reconciliation
---------------------------------------------------------------------------------------------

                            Accrued     Net Aggregate     Distributable     Distributable
        Accrual  Accrual  Certificate     Prepayment       Certificate  Certificate Interest
Class    Dates    Days      Interest  Interest Shortfall     Interest        Adjustment
---------------------------------------------------------------------------------------------
 A-1       0        0          0.00           0.00            0.00              0.00
 A-2       0        0          0.00           0.00            0.00              0.00
 A-3       0        0          0.00           0.00            0.00              0.00
 A-PB      0        0          0.00           0.00            0.00              0.00
 A-4       0        0          0.00           0.00            0.00              0.00
 A-1A      0        0          0.00           0.00            0.00              0.00
 A-M       0        0          0.00           0.00            0.00              0.00
 A-J       0        0          0.00           0.00            0.00              0.00
 IO        0        0          0.00           0.00            0.00              0.00
  B        0        0          0.00           0.00            0.00              0.00
  C        0        0          0.00           0.00            0.00              0.00
  D        0        0          0.00           0.00            0.00              0.00
  E        0        0          0.00           0.00            0.00              0.00
  F        0        0          0.00           0.00            0.00              0.00
  G        0        0          0.00           0.00            0.00              0.00
  H        0        0          0.00           0.00            0.00              0.00
  J        0        0          0.00           0.00            0.00              0.00
  K        0        0          0.00           0.00            0.00              0.00
  L        0        0          0.00           0.00            0.00              0.00
  M        0        0          0.00           0.00            0.00              0.00
  N        0        0          0.00           0.00            0.00              0.00
  O        0        0          0.00           0.00            0.00              0.00
  P        0        0          0.00           0.00            0.00              0.00
  Q        0        0          0.00           0.00            0.00              0.00
  S        0        0          0.00           0.00            0.00              0.00
  V        0        0          0.00           0.00            0.00              0.00
  Y        0        0          0.00           0.00            0.00              0.00
 R-I       0        0          0.00           0.00            0.00              0.00
 R-II      0        0          0.00           0.00            0.00              0.00
---------------------------------------------------------------------------------------------
Totals              0          0.00           0.00            0.00              0.00
---------------------------------------------------------------------------------------------
Certificate Interest Reconciliation
-----------------------------------------------------------------

                  Additional                   Remaining Unpaid
         WAC CAP  Trust Fund     Interest        Distributable
Class   Shortfall  Expenses    Distribution  Certificate Interest
-----------------------------------------------------------------
 A-1    0.00         0.00          0.00               0.00
 A-2    0.00         0.00          0.00               0.00
 A-3    0.00         0.00          0.00               0.00
 A-PB   0.00         0.00          0.00               0.00
 A-4    0.00         0.00          0.00               0.00
 A-1A   0.00         0.00          0.00               0.00
 A-M    0.00         0.00          0.00               0.00
 A-J    0.00         0.00          0.00               0.00
 IO     0.00         0.00          0.00               0.00
  B     0.00         0.00          0.00               0.00
  C     0.00         0.00          0.00               0.00
  D     0.00         0.00          0.00               0.00
  E     0.00         0.00          0.00               0.00
  F     0.00         0.00          0.00               0.00
  G     0.00         0.00          0.00               0.00
  H     0.00         0.00          0.00               0.00
  J     0.00         0.00          0.00               0.00
  K     0.00         0.00          0.00               0.00
  L     0.00         0.00          0.00               0.00
  M     0.00         0.00          0.00               0.00
  N     0.00         0.00          0.00               0.00
  O     0.00         0.00          0.00               0.00
  P     0.00         0.00          0.00               0.00
  Q     0.00         0.00          0.00               0.00
  S     0.00         0.00          0.00               0.00
  V     0.00         0.00          0.00               0.00
  Y     0.00         0.00          0.00               0.00
 R-I    0.00         0.00          0.00               0.00
 R-II   0.00         0.00          0.00               0.00
-----------------------------------------------------------------
Totals  0.00         0.00          0.00               0.00
-----------------------------------------------------------------


-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                                     Page 4 of 31

       ---------                                                                     ----------------------------------------------
       |[WELLS |                                                                     | For Additional Information, please contact |
       | FARGO |                   COBALT CMBS Commercial Mortgage Trust             |          CTSLink Customer Service          |
       | LOGO] |                Commercial Mortgage Pass-Through Certificates        |               (301) 815-6600               |
       ---------                               Series 2007-C3                        |  Reports Available @ www/ctslink.com/cmbs  |
                                                                                     ----------------------------------------------
Wells Fargo Bank, N.A.
Corporate Trust Services                                                             Payment Date:       09/17/2007
9062 Old Annapolis Road                                                              Record Date:        08/31/2007
Columbia, MD 21045-1951                                                              Determination Date: 09/11/2007
-----------------------------------------------------------------------------------------------------------------------------------

                           Other Required Information

--------------------------------------------------------------------------------

Available Distribution Amount (1)                                      0.00





Master Servicing Fee Summary

     Current Period Accrued Master Servicing Fees                      0.00

     Less Delinquent Master Servicing Fees                             0.00

     Less Reductions to Master Servcing Fees                           0.00

     Plus Master Servicing Fees for Delinquent Payments Received       0.00

     Plus Adjustments for Prior Master Servicing Calculation           0.00

     Total Master Servicing Fees Collected                             0.00


(1) The Available Distribution Amount includes any Prepayment Premiums.



Appraisal Reduction Amount

-------------------------------------------------
          Appraisal    Cumulative    Most Recent
  Loan    Reduction       ASER        App. Red.
 Number     Amount       Amount         Date
-------------------------------------------------















-------------------------------------------------
Total
-------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                                     Page 5 of 31

       ---------                                                                     ----------------------------------------------
       |[WELLS |                                                                     | For Additional Information, please contact |
       | FARGO |                   COBALT CMBS Commercial Mortgage Trust             |          CTSLink Customer Service          |
       | LOGO] |                Commercial Mortgage Pass-Through Certificates        |               (301) 815-6600               |
       ---------                               Series 2007-C3                        |  Reports Available @ www/ctslink.com/cmbs  |
                                                                                     ----------------------------------------------
Wells Fargo Bank, N.A.
Corporate Trust Services                                                             Payment Date:       09/17/2007
9062 Old Annapolis Road                                                              Record Date:        08/31/2007
Columbia, MD 21045-1951                                                              Determination Date: 09/11/2007
-----------------------------------------------------------------------------------------------------------------------------------

                                          Cash Reconciliation Detail

---------------------------------------------------------------------------------------------------------------------------------

Total Funds Collected
     Interest:
          Interest paid or advanced                                                    0.00
          Interest reductions due to Non-Recoverability Determinations                 0.00
          Interest Adjustments                                                         0.00
          Deferred Interest                                                            0.00
          Net Prepayment Interest Shortfall                                            0.00
          Net Prepayment Interest Excess                                               0.00
          Extension Interest                                                           0.00
          Interest Reserve Withdrawal                                                  0.00
                                                                                             --------------
               Total Interest Collected                                                                0.00

     Principal:
          Scheduled Principal                                                          0.00
          Unscheduled Principal                                                        0.00
               Principal Prepayments                                                   0.00
               Collection of Principal after Maturity Date                             0.00
               Recoveries from Liquidation and Insurance Proceeds                      0.00
               Excess of Prior Principal Amounts paid                                  0.00
               Curtailments                                                            0.00
          Negative Amortization                                                        0.00
          Principal Adjustments                                                        0.00
                                                                                             --------------
               Total Principal Collected                                                               0.00

     Other:
          Prepayment Penalties/Yield Maintenance                                       0.00
          Repayment Fees                                                               0.00
          Borrower Option Extension Fees                                               0.00
          Equity Payments Received                                                     0.00
          Net Swap Counterparty Payments Received                                      0.00
                                                                                             --------------
               Total Other Collected                                                                   0.00
                                                                                             --------------
Total Funds Collected                                                                                  0.00
                                                                                             ==============




Total Funds Distributed
     Fees:
          Master Servicing Fee                                                         0.00
          Trustee Fee                                                                  0.00
          Certificate Administration Fee                                               0.00
          Insurer Fee                                                                  0.00
          Miscellaneous Fee                                                            0.00
                                                                                             --------------
               Total Fees                                                                              0.00

     Additional Trust Fund Expenses:

          Reimbursement for Interest on Advances                                       0.00
          ASER Amount                                                                  0.00
          Special Servicing Fee                                                        0.00
          Rating Agency Expenses                                                       0.00
          Attorney Fees & Expenses                                                     0.00
          Bankruptcy Expense                                                           0.00
          Taxes Imposed on Trust Fund                                                  0.00
          Non-Recoverable Advances                                                     0.00
          Other Expenses                                                               0.00
                                                                                             --------------
               Total Additional Trust Fund Expenses                                                    0.00

     Interest Reserve Deposit                                                                          0.00

     Payments to Certificateholders & Others:
          Interest Distribution                                                        0.00
          Principal Distribution                                                       0.00
          Prepayment Penalties/Yield Maintenance                                       0.00
          Borrower Option Extension Fees                                               0.00
          Equity Payments Paid                                                         0.00
          Net Swap Counterparty Payments Paid                                          0.00
                                                                                             --------------
               Total Payments to Certificateholders & Others                                           0.00
                                                                                             --------------
Total Funds Distributed                                                                                0.00
                                                                                             ==============


-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                                     Page 6 of 31

       ---------                                                                     ----------------------------------------------
       |[WELLS |                                                                     | For Additional Information, please contact |
       | FARGO |                   COBALT CMBS Commercial Mortgage Trust             |          CTSLink Customer Service          |
       | LOGO] |                Commercial Mortgage Pass-Through Certificates        |               (301) 815-6600               |
       ---------                               Series 2007-C3                        |  Reports Available @ www/ctslink.com/cmbs  |
                                                                                     ----------------------------------------------
Wells Fargo Bank, N.A.
Corporate Trust Services                                                             Payment Date:       09/17/2007
9062 Old Annapolis Road                                                              Record Date:        08/31/2007
Columbia, MD 21045-1951                                                              Determination Date: 09/11/2007
-----------------------------------------------------------------------------------------------------------------------------------

                                                Ratings Detail
      ---------------------------------------------------------------------------------------------------------------
                                                   Original Ratings                       Current Ratings  (1)
                                       ------------------------------------------------------------------------------
      Class               CUSIP            Fitch       Moody's       S & P         Fitch       Moody's       S & P
      ---------------------------------------------------------------------------------------------------------------
       A-1
       A-2
       A-3
       A-PB
       A-4
       A-1A
       A-M
       A-J
       IO
        B
        C
        D
        E
        F
        G
        H
        J
        K
        L
        M
        N
        O
        P
        Q
        S
        V
        Y
       R-I
       R-II
      ---------------------------------------------------------------------------------------------------------------

      NR  - Designates that the class was not rated by the above agency at the time of original issuance.
       X  - Designates that the above rating agency did not rate any classes in this transaction at the time of original issuance.
      N/A - Data not available this period.


   1) For any class not rated at the time of original issuance by any particular rating agency, no request has been made subsequent to issuance to obtain rating information, if any, from such rating agency. The current ratings were obtained directly from the applicable rating agency within 30 days of the payment date listed above. The ratings may have changed since they were obtained. Because the ratings may have changed, you may want to obtain current ratings directly from the rating agencies.

Fitch, Inc.                                   Moody's Investors Service                        Standard & Poor's Rating Services
One State Street Plaza                        99 Church Street                                 55 Water Street
New York, New York 10004                      New York, New York 10007                         New York, New York 10041
(212) 908-0500                                (212) 553-0300                                   (212) 438-2430



-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                                     Page 7 of 31

       ---------                                                                     ----------------------------------------------
       |[WELLS |                                                                     | For Additional Information, please contact |
       | FARGO |                   COBALT CMBS Commercial Mortgage Trust             |          CTSLink Customer Service          |
       | LOGO] |                Commercial Mortgage Pass-Through Certificates        |               (301) 815-6600               |
       ---------                               Series 2007-C3                        |  Reports Available @ www/ctslink.com/cmbs  |
                                                                                     ----------------------------------------------
Wells Fargo Bank, N.A.
Corporate Trust Services                                                             Payment Date:       09/17/2007
9062 Old Annapolis Road                                                              Record Date:        08/31/2007
Columbia, MD 21045-1951                                                              Determination Date: 09/11/2007
-----------------------------------------------------------------------------------------------------------------------------------

                          Current Mortgage Loan and Property Stratification Tables
                                              Aggregate Pool

                      Scheduled Balance                                                       State (3)
----------------------------------------------------------------   ----------------------------------------------------------------
                                 % of                                                               % of
   Scheduled    # of  Scheduled   Agg.  WAM         Weighted                      # of   Scheduled   Agg.  WAM        Weighted
    Balance    Loans   Balance    Bal.  (2)  WAC  Avg DSCR (1)          State     Props   Balance    Bal.  (2)  WAC  Avg DSCR (1)
----------------------------------------------------------------   ----------------------------------------------------------------






















----------------------------------------------------------------   ----------------------------------------------------------------
    Totals                                                             Totals
----------------------------------------------------------------   ----------------------------------------------------------------

See footnotes on last page of this section.



-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                                     Page 8 of 31

       ---------                                                                     ----------------------------------------------
       |[WELLS |                                                                     | For Additional Information, please contact |
       | FARGO |                   COBALT CMBS Commercial Mortgage Trust             |          CTSLink Customer Service          |
       | LOGO] |                Commercial Mortgage Pass-Through Certificates        |               (301) 815-6600               |
       ---------                               Series 2007-C3                        |  Reports Available @ www/ctslink.com/cmbs  |
                                                                                     ----------------------------------------------
Wells Fargo Bank, N.A.
Corporate Trust Services                                                             Payment Date:       09/17/2007
9062 Old Annapolis Road                                                              Record Date:        08/31/2007
Columbia, MD 21045-1951                                                              Determination Date: 09/11/2007
-----------------------------------------------------------------------------------------------------------------------------------

                           Current Mortgage Loan and Property Stratification Tables
                                                Aggregate Pool

               Debt Service Coverage Ratio                                                Property Type (3)
----------------------------------------------------------------   ----------------------------------------------------------------
 Debt Service                    % of                                                               % of
   Coverage     # of  Scheduled   Agg.  WAM  WAC    Weighted          Property    # of   Scheduled   Agg.  WAM  WAC   Weighted
     Ratio     Loans   Balance    Bal.  (2)       Avg DSCR (1)          Type      Props   Balance    Bal.  (2)       Avg DSCR (1)
----------------------------------------------------------------   ----------------------------------------------------------------








----------------------------------------------------------------   ----------------------------------------------------------------
    Totals                                                             Totals
----------------------------------------------------------------   ----------------------------------------------------------------

                         Note Rate                                                           Seasoning
----------------------------------------------------------------   ----------------------------------------------------------------
                                 % of                                                               % of
     Note       # of  Scheduled   Agg.  WAM  WAC    Weighted                     # of   Scheduled   Agg.  WAM  WAC   Weighted
     Rate      Loans   Balance    Bal.  (2)       Avg DSCR (1)       Seasoning   Loans   Balance    Bal.  (2)       Avg DSCR (1)
----------------------------------------------------------------   ----------------------------------------------------------------








----------------------------------------------------------------   ----------------------------------------------------------------
    Totals                                                             Totals
----------------------------------------------------------------   ----------------------------------------------------------------

See footnotes on last page of this section.



-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                                     Page 9 of 31

       ---------                                                                     ----------------------------------------------
       |[WELLS |                                                                     | For Additional Information, please contact |
       | FARGO |                   COBALT CMBS Commercial Mortgage Trust             |          CTSLink Customer Service          |
       | LOGO] |                Commercial Mortgage Pass-Through Certificates        |               (301) 815-6600               |
       ---------                               Series 2007-C3                        |  Reports Available @ www/ctslink.com/cmbs  |
                                                                                     ----------------------------------------------
Wells Fargo Bank, N.A.
Corporate Trust Services                                                             Payment Date:       09/17/2007
9062 Old Annapolis Road                                                              Record Date:        08/31/2007
Columbia, MD 21045-1951                                                              Determination Date: 09/11/2007
-----------------------------------------------------------------------------------------------------------------------------------


                           Current Mortgage Loan and Property Stratification Tables
                                                Aggregate Pool

       Anticipated Remaining Term (ARD and Balloon Loans)                   Remaining Stated Term (Fully Amortizing Loans)
----------------------------------------------------------------   ----------------------------------------------------------------
 Anticipated                     % of                                 Remaining                     % of
  Remaining     # of  Scheduled   Agg.  WAM  WAC    Weighted           Stated     # of   Scheduled   Agg.  WAM  WAC   Weighted
   Term (2)    Loans   Balance    Bal.  (2)       Avg DSCR (1)          Term      Loans   Balance    Bal.  (2)       Avg DSCR (1)
----------------------------------------------------------------   ----------------------------------------------------------------








----------------------------------------------------------------   ----------------------------------------------------------------
    Totals                                                             Totals
----------------------------------------------------------------   ----------------------------------------------------------------

      Remaining Amortization Term (ARD and Balloon Loans)                              Age of Most Recent NOI
----------------------------------------------------------------   ----------------------------------------------------------------
   Remaining                     % of                                                               % of
 Amortization  # of  Scheduled   Agg.  WAM  WAC    Weighted          Age of Most  # of   Scheduled   Agg.  WAM  WAC   Weighted
     Term      Loans   Balance    Bal.  (2)       Avg DSCR (1)        Recent NOI  Loans   Balance    Bal.  (2)       Avg DSCR (1)
----------------------------------------------------------------   ----------------------------------------------------------------








----------------------------------------------------------------   ----------------------------------------------------------------
    Totals                                                             Totals
----------------------------------------------------------------   ----------------------------------------------------------------

(1) Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases, the most recent DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The Trustee makes no representations as to the accuracy of the data provided by the borrower for this calculation.

(2) Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the
Anticipated Repayment Date, if applicable, and the maturity date.

(3) Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut-off
Date balance of each property as disclosed in the offering document.

-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                                     Page 10 of 31

       ---------                                                                     ----------------------------------------------
       |[WELLS |                                                                     | For Additional Information, please contact |
       | FARGO |                   COBALT CMBS Commercial Mortgage Trust             |          CTSLink Customer Service          |
       | LOGO] |                Commercial Mortgage Pass-Through Certificates        |               (301) 815-6600               |
       ---------                               Series 2007-C3                        |  Reports Available @ www/ctslink.com/cmbs  |
                                                                                     ----------------------------------------------
Wells Fargo Bank, N.A.
Corporate Trust Services                                                             Payment Date:       09/17/2007
9062 Old Annapolis Road                                                              Record Date:        08/31/2007
Columbia, MD 21045-1951                                                              Determination Date: 09/11/2007
-----------------------------------------------------------------------------------------------------------------------------------

                          Current Mortgage Loan and Property Stratification Tables
                                                    Group I

                      Scheduled Balance                                                       State (3)
----------------------------------------------------------------   ----------------------------------------------------------------
                                 % of                                                               % of
   Scheduled    # of  Scheduled   Agg.  WAM         Weighted                      # of   Scheduled   Agg.  WAM        Weighted
    Balance    Loans   Balance    Bal.  (2)  WAC  Avg DSCR (1)          State     Props   Balance    Bal.  (2)  WAC  Avg DSCR (1)
----------------------------------------------------------------   ----------------------------------------------------------------






















----------------------------------------------------------------   ----------------------------------------------------------------
    Totals                                                             Totals
----------------------------------------------------------------   ----------------------------------------------------------------

See footnotes on last page of this section.



-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                                     Page 11 of 31

       ---------                                                                     ----------------------------------------------
       |[WELLS |                                                                     | For Additional Information, please contact |
       | FARGO |                   COBALT CMBS Commercial Mortgage Trust             |          CTSLink Customer Service          |
       | LOGO] |                Commercial Mortgage Pass-Through Certificates        |               (301) 815-6600               |
       ---------                               Series 2007-C3                        |  Reports Available @ www/ctslink.com/cmbs  |
                                                                                     ----------------------------------------------
Wells Fargo Bank, N.A.
Corporate Trust Services                                                             Payment Date:       09/17/2007
9062 Old Annapolis Road                                                              Record Date:        08/31/2007
Columbia, MD 21045-1951                                                              Determination Date: 09/11/2007
-----------------------------------------------------------------------------------------------------------------------------------

                           Current Mortgage Loan and Property Stratification Tables
                                                    Group I

               Debt Service Coverage Ratio                                                Property Type (3)
----------------------------------------------------------------   ----------------------------------------------------------------
 Debt Service                    % of                                                               % of
   Coverage     # of  Scheduled   Agg.  WAM  WAC    Weighted          Property    # of   Scheduled   Agg.  WAM  WAC   Weighted
     Ratio     Loans   Balance    Bal.  (2)       Avg DSCR (1)          Type      Props   Balance    Bal.  (2)       Avg DSCR (1)
----------------------------------------------------------------   ----------------------------------------------------------------








----------------------------------------------------------------   ----------------------------------------------------------------
    Totals                                                             Totals
----------------------------------------------------------------   ----------------------------------------------------------------

                         Note Rate                                                           Seasoning
----------------------------------------------------------------   ----------------------------------------------------------------
                                 % of                                                               % of
     Note       # of  Scheduled   Agg.  WAM  WAC    Weighted                     # of   Scheduled   Agg.  WAM  WAC   Weighted
     Rate      Loans   Balance    Bal.  (2)       Avg DSCR (1)       Seasoning   Loans   Balance    Bal.  (2)       Avg DSCR (1)
----------------------------------------------------------------   ----------------------------------------------------------------








----------------------------------------------------------------   ----------------------------------------------------------------
    Totals                                                             Totals
----------------------------------------------------------------   ----------------------------------------------------------------

See footnotes on last page of this section.



-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                                     Page 12 of 31

       ---------                                                                     ----------------------------------------------
       |[WELLS |                                                                     | For Additional Information, please contact |
       | FARGO |                   COBALT CMBS Commercial Mortgage Trust             |          CTSLink Customer Service          |
       | LOGO] |                Commercial Mortgage Pass-Through Certificates        |               (301) 815-6600               |
       ---------                               Series 2007-C3                        |  Reports Available @ www/ctslink.com/cmbs  |
                                                                                     ----------------------------------------------
Wells Fargo Bank, N.A.
Corporate Trust Services                                                             Payment Date:       09/17/2007
9062 Old Annapolis Road                                                              Record Date:        08/31/2007
Columbia, MD 21045-1951                                                              Determination Date: 09/11/2007
-----------------------------------------------------------------------------------------------------------------------------------


                           Current Mortgage Loan and Property Stratification Tables
                                                    Group I

       Anticipated Remaining Term (ARD and Balloon Loans)                   Remaining Stated Term (Fully Amortizing Loans)
----------------------------------------------------------------   ----------------------------------------------------------------
 Anticipated                     % of                                 Remaining                     % of
  Remaining     # of  Scheduled   Agg.  WAM  WAC    Weighted           Stated     # of   Scheduled   Agg.  WAM  WAC   Weighted
   Term (2)    Loans   Balance    Bal.  (2)       Avg DSCR (1)          Term      Loans   Balance    Bal.  (2)       Avg DSCR (1)
----------------------------------------------------------------   ----------------------------------------------------------------








----------------------------------------------------------------   ----------------------------------------------------------------
    Totals                                                             Totals
----------------------------------------------------------------   ----------------------------------------------------------------

      Remaining Amortization Term (ARD and Balloon Loans)                              Age of Most Recent NOI
----------------------------------------------------------------   ----------------------------------------------------------------
   Remaining                     % of                                                               % of
 Amortization  # of  Scheduled   Agg.  WAM  WAC    Weighted          Age of Most  # of   Scheduled   Agg.  WAM  WAC   Weighted
     Term      Loans   Balance    Bal.  (2)       Avg DSCR (1)        Recent NOI  Loans   Balance    Bal.  (2)       Avg DSCR (1)
----------------------------------------------------------------   ----------------------------------------------------------------








----------------------------------------------------------------   ----------------------------------------------------------------
    Totals                                                             Totals
----------------------------------------------------------------   ----------------------------------------------------------------

(1) Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases, the most recent DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the
Servicer, information from the offering document is used. The Trustee makes no representations as to the accuracy of the data provided by the borrower for this calculation.

(2) Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the maturity date.

(3) Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut-off Date balance of each property as disclosed in the offering document.

-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                                     Page 13 of 31

       ---------                                                                     ----------------------------------------------
       |[WELLS |                                                                     | For Additional Information, please contact |
       | FARGO |                   COBALT CMBS Commercial Mortgage Trust             |          CTSLink Customer Service          |
       | LOGO] |                Commercial Mortgage Pass-Through Certificates        |               (301) 815-6600               |
       ---------                               Series 2007-C3                        |  Reports Available @ www/ctslink.com/cmbs  |
                                                                                     ----------------------------------------------
Wells Fargo Bank, N.A.
Corporate Trust Services                                                             Payment Date:       09/17/2007
9062 Old Annapolis Road                                                              Record Date:        08/31/2007
Columbia, MD 21045-1951                                                              Determination Date: 09/11/2007
-----------------------------------------------------------------------------------------------------------------------------------


                          Current Mortgage Loan and Property Stratification Tables
                                                  Group II

                      Scheduled Balance                                                       State (3)
----------------------------------------------------------------   ----------------------------------------------------------------
                                 % of                                                               % of
   Scheduled    # of  Scheduled   Agg.  WAM         Weighted                      # of   Scheduled   Agg.  WAM        Weighted
    Balance    Loans   Balance    Bal.  (2)  WAC  Avg DSCR (1)          State     Props   Balance    Bal.  (2)  WAC  Avg DSCR (1)
----------------------------------------------------------------   ----------------------------------------------------------------






















----------------------------------------------------------------   ----------------------------------------------------------------
    Totals                                                             Totals
----------------------------------------------------------------   ----------------------------------------------------------------

See footnotes on last page of this section.



-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                                     Page 14 of 31

       ---------                                                                     ----------------------------------------------
       |[WELLS |                                                                     | For Additional Information, please contact |
       | FARGO |                   COBALT CMBS Commercial Mortgage Trust             |          CTSLink Customer Service          |
       | LOGO] |                Commercial Mortgage Pass-Through Certificates        |               (301) 815-6600               |
       ---------                               Series 2007-C3                        |  Reports Available @ www/ctslink.com/cmbs  |
                                                                                     ----------------------------------------------
Wells Fargo Bank, N.A.
Corporate Trust Services                                                             Payment Date:       09/17/2007
9062 Old Annapolis Road                                                              Record Date:        08/31/2007
Columbia, MD 21045-1951                                                              Determination Date: 09/11/2007
-----------------------------------------------------------------------------------------------------------------------------------

                           Current Mortgage Loan and Property Stratification Tables
                                                  Group II

               Debt Service Coverage Ratio                                                Property Type (3)
----------------------------------------------------------------   ----------------------------------------------------------------
 Debt Service                    % of                                                               % of
   Coverage     # of  Scheduled   Agg.  WAM  WAC    Weighted          Property    # of   Scheduled   Agg.  WAM  WAC   Weighted
     Ratio     Loans   Balance    Bal.  (2)       Avg DSCR (1)          Type      Props   Balance    Bal.  (2)       Avg DSCR (1)
----------------------------------------------------------------   ----------------------------------------------------------------








----------------------------------------------------------------   ----------------------------------------------------------------
    Totals                                                             Totals
----------------------------------------------------------------   ----------------------------------------------------------------

                         Note Rate                                                           Seasoning
----------------------------------------------------------------   ----------------------------------------------------------------
                                 % of                                                               % of
     Note       # of  Scheduled   Agg.  WAM  WAC    Weighted                     # of   Scheduled   Agg.  WAM  WAC   Weighted
     Rate      Loans   Balance    Bal.  (2)       Avg DSCR (1)       Seasoning   Loans   Balance    Bal.  (2)       Avg DSCR (1)
----------------------------------------------------------------   ----------------------------------------------------------------








----------------------------------------------------------------   ----------------------------------------------------------------
    Totals                                                             Totals
----------------------------------------------------------------   ----------------------------------------------------------------

See footnotes on last page of this section.



-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                                     Page 15 of 31

       ---------                                                                     ----------------------------------------------
       |[WELLS |                                                                     | For Additional Information, please contact |
       | FARGO |                   COBALT CMBS Commercial Mortgage Trust             |          CTSLink Customer Service          |
       | LOGO] |                Commercial Mortgage Pass-Through Certificates        |               (301) 815-6600               |
       ---------                               Series 2007-C3                        |  Reports Available @ www/ctslink.com/cmbs  |
                                                                                     ----------------------------------------------
Wells Fargo Bank, N.A.
Corporate Trust Services                                                             Payment Date:       09/17/2007
9062 Old Annapolis Road                                                              Record Date:        08/31/2007
Columbia, MD 21045-1951                                                              Determination Date: 09/11/2007
-----------------------------------------------------------------------------------------------------------------------------------


                           Current Mortgage Loan and Property Stratification Tables
                                                  Group II

       Anticipated Remaining Term (ARD and Balloon Loans)                   Remaining Stated Term (Fully Amortizing Loans)
----------------------------------------------------------------   ----------------------------------------------------------------
 Anticipated                     % of                                 Remaining                     % of
  Remaining     # of  Scheduled   Agg.  WAM  WAC    Weighted           Stated     # of   Scheduled   Agg.  WAM  WAC   Weighted
   Term (2)    Loans   Balance    Bal.  (2)       Avg DSCR (1)          Term      Loans   Balance    Bal.  (2)       Avg DSCR (1)
----------------------------------------------------------------   ----------------------------------------------------------------








----------------------------------------------------------------   ----------------------------------------------------------------
    Totals                                                             Totals
----------------------------------------------------------------   ----------------------------------------------------------------

      Remaining Amortization Term (ARD and Balloon Loans)                              Age of Most Recent NOI
----------------------------------------------------------------   ----------------------------------------------------------------
   Remaining                     % of                                                               % of
 Amortization  # of  Scheduled   Agg.  WAM  WAC    Weighted          Age of Most  # of   Scheduled   Agg.  WAM  WAC   Weighted
     Term      Loans   Balance    Bal.  (2)       Avg DSCR (1)        Recent NOI  Loans   Balance    Bal.  (2)       Avg DSCR (1)
----------------------------------------------------------------   ----------------------------------------------------------------








----------------------------------------------------------------   ----------------------------------------------------------------
    Totals                                                             Totals
----------------------------------------------------------------   ----------------------------------------------------------------

(1) Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases, the most recent DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the
Servicer, information from the offering document is used. The Paying Agent makes no representations as to the accuracy of the data provided by for this calculation.

(2) Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the
Anticipated Repayment Date, if applicable, and the maturity date.

(3) Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the
Cut-off Date balance of each property as disclosed in the offering document.


-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                                     Page 16 of 31

       ---------                                                                     ----------------------------------------------
       |[WELLS |                                                                     | For Additional Information, please contact |
       | FARGO |                   COBALT CMBS Commercial Mortgage Trust             |          CTSLink Customer Service          |
       | LOGO] |                Commercial Mortgage Pass-Through Certificates        |               (301) 815-6600               |
       ---------                               Series 2007-C3                        |  Reports Available @ www/ctslink.com/cmbs  |
                                                                                     ----------------------------------------------
Wells Fargo Bank, N.A.
Corporate Trust Services                                                             Payment Date:       09/17/2007
9062 Old Annapolis Road                                                              Record Date:        08/31/2007
Columbia, MD 21045-1951                                                              Determination Date: 09/11/2007
-----------------------------------------------------------------------------------------------------------------------------------

                                             Mortgage Loan Detail
---------------------------------------------------------------------------------------------------------------------------
                                                                Anticipated              Neg.   Beginning   Ending    Paid
Loan          Property               Interest Principal  Gross   Repayment   Maturity   Amort   Scheduled  Scheduled  Thru
Number  ODCR  Type (1)  City  State  Payment  Payment   Coupon     Date        Date     (Y/N)   Balance    Balance    Date
---------------------------------------------------------------------------------------------------------------------------







---------------------------------------------------------------------------------------------------------------------------
Totals
---------------------------------------------------------------------------------------------------------------------------

---------------------------------------------
         Appraisal  Appraisal   Res.    Mod.
Loan     Reduction  Reduction  Strat.  Code
Number     Date      Amount     (2)     (3)
---------------------------------------------







---------------------------------------------
Totals
---------------------------------------------


--------------------------------------------------------------------------------

                             (1) Property Type Code
                             ----------------------

                  MF -  Multi-Family            OF - Office
                  RT -  Retail                  MU - Mixed Use
                  HC -  Health Care             LO - Lodging
                  IN -  Industrial              SS - Self Storage
                  WH -  Warehouse               OT - Other
                  MH -  Mobile Home Park

                          (2) Resolution Strategy Code
                          ----------------------------

1 - Modification        6 - DPO                       10 - Deed in Lieu Of
2 - Foreclosure         7 - REO                            Foreclosure
3 - Bankruptcy          8 - Resolved                  11 - Full Payoff
4 - Extension           9 - Pending Return            12 - Reps and Warranties
5 - Note Sale               to Master Servicer        13 - Other or TBD


                             (3) Modification Code
                             ---------------------

                        1 - Maturity Date Extension
                        2 - Amortization Change
                        3 - Principal Write-Off
                        4 - Combination
--------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                                     Page 17 of 31

       ---------                                                                     ----------------------------------------------
       |[WELLS |                                                                     | For Additional Information, please contact |
       | FARGO |                   COBALT CMBS Commercial Mortgage Trust             |          CTSLink Customer Service          |
       | LOGO] |                Commercial Mortgage Pass-Through Certificates        |               (301) 815-6600               |
       ---------                               Series 2007-C3                        |  Reports Available @ www/ctslink.com/cmbs  |
                                                                                     ----------------------------------------------
Wells Fargo Bank, N.A.
Corporate Trust Services                                                             Payment Date:       09/17/2007
9062 Old Annapolis Road                                                              Record Date:        08/31/2007
Columbia, MD 21045-1951                                                              Determination Date: 09/11/2007
-----------------------------------------------------------------------------------------------------------------------------------

                                                NOI Detail
-----------------------------------------------------------------------------------------------------------------------------------
                                                         Ending          Most          Most       Most Recent     Most Recent
 Loan                 Property                          Scheduled       Recent        Recent        NOI Start       NOI End
Number      ODCR        Type        City     State       Balance      Fiscal NOI       NOI            Date            Date
-----------------------------------------------------------------------------------------------------------------------------------

















------------------------------------------------------------------------------------------------------------------------------------
Totals
------------------------------------------------------------------------------------------------------------------------------------



-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                                     Page 18 of 31

       ---------                                                                     ----------------------------------------------
       |[WELLS |                                                                     | For Additional Information, please contact |
       | FARGO |                   COBALT CMBS Commercial Mortgage Trust             |          CTSLink Customer Service          |
       | LOGO] |                Commercial Mortgage Pass-Through Certificates        |               (301) 815-6600               |
       ---------                               Series 2007-C3                        |  Reports Available @ www/ctslink.com/cmbs  |
                                                                                     ----------------------------------------------
Wells Fargo Bank, N.A.
Corporate Trust Services                                                             Payment Date:       09/17/2007
9062 Old Annapolis Road                                                              Record Date:        08/31/2007
Columbia, MD 21045-1951                                                              Determination Date: 09/11/2007
-----------------------------------------------------------------------------------------------------------------------------------

                                          Principal Prepayment Detail
--------------------------------------------------------------------------------------------------------
                                                                        Principal Prepayment Amount
                                          Offering Document       --------------------------------------
Loan Number       Loan Group              Cross-Reference         Payoff Amount     Curtailment Amount
--------------------------------------------------------------------------------------------------------
























--------------------------------------------------------------------------------------------------------
Totals
--------------------------------------------------------------------
--------------------------------------------------------------------
                             Prepayment Penalties
                  --------------------------------------------------
Loan Number       Percentage Premium    Yield Maintenance Premium
--------------------------------------------------------------------
























--------------------------------------------------------------------
Totals
--------------------------------------------------------------------



-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                                     Page 19 of 31

       ---------                                                                     ----------------------------------------------
       |[WELLS |                                                                     | For Additional Information, please contact |
       | FARGO |                   COBALT CMBS Commercial Mortgage Trust             |          CTSLink Customer Service          |
       | LOGO] |                Commercial Mortgage Pass-Through Certificates        |               (301) 815-6600               |
       ---------                               Series 2007-C3                        |  Reports Available @ www/ctslink.com/cmbs  |
                                                                                     ----------------------------------------------
Wells Fargo Bank, N.A.
Corporate Trust Services                                                             Payment Date:       09/17/2007
9062 Old Annapolis Road                                                              Record Date:        08/31/2007
Columbia, MD 21045-1951                                                              Determination Date: 09/11/2007
-----------------------------------------------------------------------------------------------------------------------------------

                                               Historical Detail
------------------------------------------------------------------------------------------------------------------------------------

                                           Delinquencies
-------------------------------------------------------------------------------------------------
Distribution  30-59 Days   60-89 Days   90 Days or More   Foreclosure       REO     Modifications
Date          #  Balance   #  Balance   #       Balance   #   Balance   # Balance   #     Balance
-------------------------------------------------------------------------------------------------












-------------------------------------------------------------------------------------------------


               Prepayments                          Rate and Maturities
--------------------------------------------------------------------------------------
Distribution  Curtailments        Payoff        Next Weighted Avg.
Date          #    Balance      #  Balance      Coupon      Remit     WAM
--------------------------------------------------------------------------------------













--------------------------------------------------------------------------------------

Note: Foreclosure and REO Totals are excluded from the delinquencies.


-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                                     Page 20 of 31

       ---------                                                                     ----------------------------------------------
       |[WELLS |                                                                     | For Additional Information, please contact |
       | FARGO |                   COBALT CMBS Commercial Mortgage Trust             |          CTSLink Customer Service          |
       | LOGO] |                Commercial Mortgage Pass-Through Certificates        |               (301) 815-6600               |
       ---------                               Series 2007-C3                        |  Reports Available @ www/ctslink.com/cmbs  |
                                                                                     ----------------------------------------------
Wells Fargo Bank, N.A.
Corporate Trust Services                                                             Payment Date:       09/17/2007
9062 Old Annapolis Road                                                              Record Date:        08/31/2007
Columbia, MD 21045-1951                                                              Determination Date: 09/11/2007
-----------------------------------------------------------------------------------------------------------------------------------

                                            Delinquency Loan Detail
-----------------------------------------------------------------------------------------------------------------------------------
                 Offering      # of                   Current   Outstanding   Status of   Resolution
                 Document      Months   Paid Through   P & I       P & I       Mortgage    Strategy     Servicing      Foreclosure
Loan Number   Cross-Reference  Delinq.      Date      Advances   Advances **   Loan (1)     Code (2)   Transfer Date      Date
-----------------------------------------------------------------------------------------------------------------------------------







-----------------------------------------------------------------------------------------------------------------------------------
Totals
-----------------------------------------------------------------------------------------------------------------------------------


--------------------------------------------------------------
               Actual      Outstanding
              Principal     Servicing       Bankruptcy     REO
Loan Number    Balance      Advances          Date        Date
--------------------------------------------------------------







--------------------------------------------------------------
Totals
--------------------------------------------------------------

-------------------------------------------------------------------------------------------------------
                                      (1) Status of Mortgage Loan
                                      ---------------------------
A - Payment Not Received        0 - Current                          4 - Assumed Scheduled Payment
    But Still in Grace Period   1 - One Month Delinquent                 (Performing Matured Loan)
B - Late Payment But Less       2 - Two Months Delinquent            7 - Foreclosure
    Than 1 Month Delinquent     3 - Three or More Months Delinquent  9 - REO

                                     (2) Resolution Strategy Code
                                     ----------------------------
1 - Modification                6 - DPO                              10 - Deed In Lieu Of
2 - Foreclosure                 7 - REO                                   Foreclosure
3 - Bankruptcy                  8 - Resolved                         11 - Full Payoff
4 - Extension                   9 - Pending Return                   12 - Reps and Warranties
5 - Note Sale                       to Master Servicer               13 - Other or TBD
-------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                                     Page 21 of 31

       ---------                                                                     ----------------------------------------------
       |[WELLS |                                                                     | For Additional Information, please contact |
       | FARGO |                   COBALT CMBS Commercial Mortgage Trust             |          CTSLink Customer Service          |
       | LOGO] |                Commercial Mortgage Pass-Through Certificates        |               (301) 815-6600               |
       ---------                               Series 2007-C3                        |  Reports Available @ www/ctslink.com/cmbs  |
                                                                                     ----------------------------------------------
Wells Fargo Bank, N.A.
Corporate Trust Services                                                             Payment Date:       09/17/2007
9062 Old Annapolis Road                                                              Record Date:        08/31/2007
Columbia, MD 21045-1951                                                              Determination Date: 09/11/2007
-----------------------------------------------------------------------------------------------------------------------------------

                                     Specially Serviced Loan Detail - Part 1
---------------------------------------------------------------------------------------------------------------------
                            Offering      Servicing    Resolution
Distribution    Loan        Document      Transfer      Strategy    Scheduled   Property          Interest    Actual
    Date        Number   Cross-Reference    Date         Code (1)    Balance    Type (2)   State    Rate     Balance
---------------------------------------------------------------------------------------------------------------------







---------------------------------------------------------------------------------------------------------------------


----------------------------------------------------------------------------
                   Net                                          Remaining
Distribution    Operating    NOI            Note    Maturity   Amortization
    Date          Income     Date    DSCR   Date      Date         Term
----------------------------------------------------------------------------







----------------------------------------------------------------------------

                                 (1) Resolution Strategy Code
                                 ----------------------------
1 - Modification                6 - DPO                              10 - Deed in Lieu Of
2 - Foreclosure                 7 - REO                                   Foreclosure
3 - Bankruptcy                  8 - Resolved                         11 - Full Payoff
4 - Extension                   9 - Pending Return                   12 - Reps and Warranties
5 - Note Sale                       to Master Servicer               13 - Other or TBD

             (2) Property Type Code
             ----------------------
MF - Multi-Family               OF - Office
RT - Retail                     MU - Mixed Use
HC - Health Care                LO - Lodging
IN - Industrial                 SS - Self Storage
WH - Warehouse                  OT - Other
MH - Mobile Home Park


-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                                     Page 22 of 31

       ---------                                                                     ----------------------------------------------
       |[WELLS |                                                                     | For Additional Information, please contact |
       | FARGO |                   COBALT CMBS Commercial Mortgage Trust             |          CTSLink Customer Service          |
       | LOGO] |                Commercial Mortgage Pass-Through Certificates        |               (301) 815-6600               |
       ---------                               Series 2007-C3                        |  Reports Available @ www/ctslink.com/cmbs  |
                                                                                     ----------------------------------------------
Wells Fargo Bank, N.A.
Corporate Trust Services                                                             Payment Date:       09/17/2007
9062 Old Annapolis Road                                                              Record Date:        08/31/2007
Columbia, MD 21045-1951                                                              Determination Date: 09/11/2007
-----------------------------------------------------------------------------------------------------------------------------------

                                      Specially Serviced Loan Detail - Part 2
------------------------------------------------------------------------------------------------------------------------------------

                           Offering       Resolution      Site
Distribution   Loan        Document        Strategy    Inspection                 Appraisal   Appraisal      Other REO
    Date       Number   Cross-Reference    Code (1)       Date     Phase 1 Date     Date        Value     Property Revenue   Comment
------------------------------------------------------------------------------------------------------------------------------------

















------------------------------------------------------------------------------------------------------------------------------------


                                     (1) Resolution Strategy Code
                                     ----------------------------

1 - Modification                6 - DPO                              10 - Deed in Lieu Of
2 - Foreclosure                 7 - REO                                   Foreclosure
3 - Bankruptcy                  8 - Resolved                         11 - Full Payoff
4 - Extension                   9 - Pending Return                   12 - Reps and Warranties
5 - Note Sale                       to Master Servicer               13 - Other or TBD


-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                                     Page 23 of 31

       ---------                                                                     ----------------------------------------------
       |[WELLS |                                                                     | For Additional Information, please contact |
       | FARGO |                   COBALT CMBS Commercial Mortgage Trust             |          CTSLink Customer Service          |
       | LOGO] |                Commercial Mortgage Pass-Through Certificates        |               (301) 815-6600               |
       ---------                               Series 2007-C3                        |  Reports Available @ www/ctslink.com/cmbs  |
                                                                                     ----------------------------------------------
Wells Fargo Bank, N.A.
Corporate Trust Services                                                             Payment Date:       09/17/2007
9062 Old Annapolis Road                                                              Record Date:        08/31/2007
Columbia, MD 21045-1951                                                              Determination Date: 09/11/2007
-----------------------------------------------------------------------------------------------------------------------------------

                                             Modified Loan Detail
-----------------------------------------------------------------------------------------------------------------------------------
              Offering
Loan          Document          Pre-Modification     Post-Modification     Pre-Modification     Post-Modification     Modification
Number      Cross-Reference         Balance              Balance             Interest Rate        Interest Rate           Date
-----------------------------------------------------------------------------------------------------------------------------------






















-----------------------------------------------------------------------------------------------------------------------------------
Totals
-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------

Loan        Modification
Number       Description
------------------------






















------------------------
Totals
------------------------

------------------------
                                                                                                                     Page 24 of 31

       ---------                                                                     ----------------------------------------------
       |[WELLS |                                                                     | For Additional Information, please contact |
       | FARGO |                   COBALT CMBS Commercial Mortgage Trust             |          CTSLink Customer Service          |
       | LOGO] |                Commercial Mortgage Pass-Through Certificates        |               (301) 815-6600               |
       ---------                               Series 2007-C3                        |  Reports Available @ www/ctslink.com/cmbs  |
                                                                                     ----------------------------------------------
Wells Fargo Bank, N.A.
Corporate Trust Services                                                             Payment Date:       09/17/2007
9062 Old Annapolis Road                                                              Record Date:        08/31/2007
Columbia, MD 21045-1951                                                              Determination Date: 09/11/2007
-----------------------------------------------------------------------------------------------------------------------------------

                                              Advance Summary


                                                                     Current Period Interest
             Current P&I   Outstanding P&I   Outstanding Servicing    on P&I and Servicing
Loan Group    Advances        Advances             Advances               Advances Paid
----------   -----------   ---------------   ---------------------   -----------------------
         1          0.00              0.00                    0.00                      0.00
         2          0.00              0.00                    0.00                      0.00
----------   -----------   ---------------   ---------------------   -----------------------
Totals              0.00              0.00                    0.00                      0.00

                                                                                                                     Page 25 of 31

       ---------                                                                     ----------------------------------------------
       |[WELLS |                                                                     | For Additional Information, please contact |
       | FARGO |                   COBALT CMBS Commercial Mortgage Trust             |          CTSLink Customer Service          |
       | LOGO] |                Commercial Mortgage Pass-Through Certificates        |               (301) 815-6600               |
       ---------                               Series 2007-C3                        |  Reports Available @ www/ctslink.com/cmbs  |
                                                                                     ----------------------------------------------
Wells Fargo Bank, N.A.
Corporate Trust Services                                                             Payment Date:       09/17/2007
9062 Old Annapolis Road                                                              Record Date:        08/31/2007
Columbia, MD 21045-1951                                                              Determination Date: 09/11/2007
-----------------------------------------------------------------------------------------------------------------------------------

                                             Historical Liquidated Loan Detail
-----------------------------------------------------------------------------------------------------------------------------------
                                    Beginning        Fees,            Most Recent     Gross Sales      Net Proceeds
Distribution                        Scheduled        Advances,         Appraised      Proceeds or      Received on
Date               ODCR             Balance          and Expenses*    Value or BPO    Other Proceeds   Liquidation
-----------------------------------------------------------------------------------------------------------------------------------











-----------------------------------------------------------------------------------------------------------------------------------
Current Total
-----------------------------------------------------------------------------------------------------------------------------------
Cumulative Total
-----------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------
                   Net Proceeds                   Date of Current   Current Period   Cumulative         Loss to Loan
Distribution       Available for       Realized     Period Adj.       Adjustment     Adjustment           with Cum
Date               Distribution     Loss to Trust     to Trust        to Trust       to Trust           Adj. to Trust
---------------------------------------------------------------- ----------------------------------------------------------------











---------------------------------------------------------------------------------------------------------------------------------
Current Total
---------------------------------------------------------------------------------------------------------------------------------
Cumulative Total
---------------------------------------------------------------------------------------------------------------------------------

* Fees, Advances and Expenses also include outstanding P & I advances and unpaid fees (servicing, trustee, etc.).


-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                                     Page 26 of 31

       ---------                                                                     ----------------------------------------------
       |[WELLS |                                                                     | For Additional Information, please contact |
       | FARGO |                   COBALT CMBS Commercial Mortgage Trust             |          CTSLink Customer Service          |
       | LOGO] |                Commercial Mortgage Pass-Through Certificates        |               (301) 815-6600               |
       ---------                               Series 2007-C3                        |  Reports Available @ www/ctslink.com/cmbs  |
                                                                                     ----------------------------------------------
Wells Fargo Bank, N.A.
Corporate Trust Services                                                             Payment Date:       09/17/2007
9062 Old Annapolis Road                                                              Record Date:        08/31/2007
Columbia, MD 21045-1951                                                              Determination Date: 09/11/2007
-----------------------------------------------------------------------------------------------------------------------------------

                        Historical Bond/Collateral Reallized Loss Reconciliation Detail


                  Offering         Beginning        Aggregate     Prior Realized       Amounts         Interest      Modification
Distribution      Document          Balance       Realized Loss    Loss Applied       Covered By     (Shortages)/     /Appraisal
    Date       Cross-Reference   at Liquidation     on Loans      to Certificates   Credit Support     Excesses     Reduction Adj.
------------------------------------------------------------------------------------------------------------------------------------

















------------------------------------------------------------------------------------------------------------------------------------
Totals
------------------------------------------------------------------------------------------------------------------------------------

                Additional       Realized Loss        Recoveries of       (Recoveries)/
Distribution   (Recoveries)        Applied to        Realized Losses    Losses Applied to
    Date        /Expenses     Certificates to Date    Paid as Cash     Certificate Interest
-------------------------------------------------------------------------------------------

















-------------------------------------------------------------------------------------------
Totals
-------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                     Page 27 of 31

       ---------                                                                     ----------------------------------------------
       |[WELLS |                                                                     | For Additional Information, please contact |
       | FARGO |                   COBALT CMBS Commercial Mortgage Trust             |          CTSLink Customer Service          |
       | LOGO] |                Commercial Mortgage Pass-Through Certificates        |               (301) 815-6600               |
       ---------                               Series 2007-C3                        |  Reports Available @ www/ctslink.com/cmbs  |
                                                                                     ----------------------------------------------
Wells Fargo Bank, N.A.
Corporate Trust Services                                                             Payment Date:       09/17/2007
9062 Old Annapolis Road                                                              Record Date:        08/31/2007
Columbia, MD 21045-1951                                                              Determination Date: 09/11/2007
-----------------------------------------------------------------------------------------------------------------------------------

                                         Interest Shortfall Reconciliation Detail - Part 1

   Offering       Stated Principal   Current Ending        Special Servicing Fees                               Non-Recoverable
   Document          Balance at        Scheduled      --------------------------------                            (Scheduled
Cross-Reference     Contribution        Balance       Monthly   Liquidation   Work Out   ASER   (PPIS) Excess      Interest)
----------------------------------------------------------------------------------------------------------------------------------



----------------------------------------------------------------------------------------------------------------------------------
Totals
----------------------------------------------------------------------------------------------------------------------------------

   Offering                     Modified Interest   Additional
   Document       Interest on   Rate (Reduction)    Trust Fund
Cross-Reference    Advances          /Excess         Expense
--------------------------------------------------------------



--------------------------------------------------------------
Totals
--------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                     Page 28 of 31

       ---------                                                                     ----------------------------------------------
       |[WELLS |                                                                     | For Additional Information, please contact |
       | FARGO |                   COBALT CMBS Commercial Mortgage Trust             |          CTSLink Customer Service          |
       | LOGO] |                Commercial Mortgage Pass-Through Certificates        |               (301) 815-6600               |
       ---------                               Series 2007-C3                        |  Reports Available @ www/ctslink.com/cmbs  |
                                                                                     ----------------------------------------------
Wells Fargo Bank, N.A.
Corporate Trust Services                                                             Payment Date:       09/17/2007
9062 Old Annapolis Road                                                              Record Date:        08/31/2007
Columbia, MD 21045-1951                                                              Determination Date: 09/11/2007
-----------------------------------------------------------------------------------------------------------------------------------

                                         Interest Shortfall Reconciliation Detail - Part 2

                                                      Reimb of Advances to the Servicer
   Offering       Stated Principal   Current Ending   ---------------------------------
   Document          Balance at        Scheduled                      Left to Reimburse   Other (Shortfalls)/
Cross-Reference     Contribution        Balance       Current Month    Master Servicer          Refunds         Comments
------------------------------------------------------------------------------------------------------------------------



------------------------------------------------------------------------------------------------------------------------
Totals
------------------------------------------------------------------------------------------------------------------------
Interest Shortfall Reconciliation Detail Part 2 Total       0.00
------------------------------------------------------------------------------------------------------------------------
Interest Shortfall Reconciliation Detail Part 1 Total       0.00
------------------------------------------------------------------------------------------------------------------------
Total Interest Shortfall Allocated to Trust                 0.00
------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                     Page 29 of 31

       ---------                                                                     ----------------------------------------------
       |[WELLS |                                                                     | For Additional Information, please contact |
       | FARGO |                   COBALT CMBS Commercial Mortgage Trust             |          CTSLink Customer Service          |
       | LOGO] |                Commercial Mortgage Pass-Through Certificates        |               (301) 815-6600               |
       ---------                               Series 2007-C3                        |  Reports Available @ www/ctslink.com/cmbs  |
                                                                                     ----------------------------------------------
Wells Fargo Bank, N.A.
Corporate Trust Services                                                             Payment Date:       09/17/2007
9062 Old Annapolis Road                                                              Record Date:        08/31/2007
Columbia, MD 21045-1951                                                              Determination Date: 09/11/2007
-----------------------------------------------------------------------------------------------------------------------------------

                                                   Defeased Loan Detail

-----------------------------------------------------------------------------------------------------------------------------------
                    Offering Document        Ending Scheduled
Loan Number          Cross-Reference               Balance             Maturity Date          Note Rate        Defeasance Status
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
  Totals
-----------------------------------------------------------------------------------------------------------------------------------











------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                     Page 30 of 31

       ---------                                                                     ----------------------------------------------
       |[WELLS |                                                                     | For Additional Information, please contact |
       | FARGO |                   COBALT CMBS Commercial Mortgage Trust             |          CTSLink Customer Service          |
       | LOGO] |                Commercial Mortgage Pass-Through Certificates        |               (301) 815-6600               |
       ---------                               Series 2007-C3                        |  Reports Available @ www/ctslink.com/cmbs  |
                                                                                     ----------------------------------------------
Wells Fargo Bank, N.A.
Corporate Trust Services                                                             Payment Date:       09/17/2007
9062 Old Annapolis Road                                                              Record Date:        08/31/2007
Columbia, MD 21045-1951                                                              Determination Date: 09/11/2007
-----------------------------------------------------------------------------------------------------------------------------------

                                                   Supplemental Reporting

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------



















------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                     Page 31 of 31

                                    EXHIBIT C

                         FORM OF CUSTODIAL CERTIFICATION


To the parties listed on the attached Schedule A

            Re: CWCapital Commercial Funding Corp., as depositor, COBALT CMBS Commercial Mortgage Trust 2007-C3, Commercial Mortgage Pass Through Certificates, Series 2007-C3 (the
                  "Certificates")
                  -----------------------------------------------------------

Ladies and Gentlemen:

            Pursuant to Section 2.02(b) of the Pooling and Servicing Agreement dated as of August 1, 2007, relating to the above-referenced Certificates (the "Agreement"), Wells Fargo Bank, N.A., in its capacity as trustee (the "Trustee"), hereby certifies as to each Mortgage Loan subject as of the date hereof to the Agreement (except as identified in the exception report attached hereto) that: (i) all documents specified in clauses (a)(i) through (a)(v),
(a)(vii) and (a)(viii) (without regard to the second parenthetical in such clause (a)(viii)) of the definition of "Mortgage File", are in its possession or the possession of a Custodian on its behalf; (ii) the recordation/filing contemplated by Section 2.01(c) of the Agreement has been completed (based solely on receipt by the Trustee of the particular recorded/filed documents);
(iii) all documents received by it or any Custodian with respect to such Mortgage Loan have been reviewed by it or by such Custodian on its behalf and
(A) appear regular on their face (handwritten additions, changes or corrections shall not constitute irregularities if initialed by the Mortgagor), (B) appear to have been executed (where appropriate) and (C) purport to relate to such Mortgage Loan; and (iv) based on the examinations referred to in Section 2.02(a) of the Agreement and in this Certification and only as to the foregoing documents, the information set forth in the Mortgage Loan Schedule with respect to the items specified in clauses (v) and (vi)(B) of the definition of "Mortgage Loan Schedule" accurately reflects the information set forth in the Mortgage File.

            Neither the Trustee nor any Custodian is under any duty or obligation to inspect, review or examine any of the documents, instruments, certificates or other papers relating to the Loans delivered to it to determine that the same are valid, legal, effective, genuine, binding, enforceable, sufficient or appropriate for the represented purpose or that they are other than what they purport to be on their face. Furthermore, neither the Trustee nor any Custodian shall have any responsibility for determining whether the text of any assignment or endorsement is in proper or recordable form, whether the requisite recording of any document is in accordance with the requirements of any applicable jurisdiction, or whether a blanket assignment is permitted in any applicable jurisdiction. In performing the review contemplated herein, the Trustee or any Custodian may rely on the Depositor as to the purported genuineness of any such document and any signature thereon.

            Capitalized terms used herein and not otherwise defined shall have the respective meanings assigned to them in the Agreement.


                                          Respectfully,

                                          WELLS FARGO BANK, N.A.,
                                          as Trustee



                                          By:  _________________________________
                                               Name:
                                               Title:

                                   Schedule A


CWCapital Commercial Funding Corp.
One Charles River Place
63 Kendrick Street
Needham, Massachusetts 02494


Fitch, Inc.
One State Street Plaza, 31st Floor
New York, New York 10004


Standard & Poor's Rating Services,
  a division of The McGraw-Hill Companies, Inc.
55 Water Street, 41st Floor
New York, New York 10041-0003


Citigroup Global Markets Realty Corp.
388 Greenwich Street, 10th Floor
New York, New York 10019


Wachovia Capital Markets, LLC
301 South College Street
Charlotte, North Carolina 28288


Wachovia Bank, National Association
8739 Research Drive - URP4
Charlotte, North Carolina 28288


CWCapital Asset Management LLC,
701 Thirteen Street, NW, Suite 1000
Washington, DC 20005

                                   EXHIBIT D-1

                   FORM OF MASTER SERVICER REQUEST FOR RELEASE

                                     [Date]


Wells Fargo Bank, N.A.
1055 10th Avenue SE
Minneapolis, MN 55414
Attention:  Mortgage Document Custody --
            CWCapital Commercial Funding Corp., as depositor, COBALT CMBS Commercial Mortgage Trust 2007-C3

            Re:   CWCapital Commercial Funding Corp., as depositor,
                  COBALT CMBS Commercial Mortgage Trust 2007-C3,
                  Commercial Mortgage Pass-Through Certificates, Series 2007-C3
                  -------------------------------------------------------------

            In connection with the administration of the Mortgage Files held by or on behalf of you as Trustee under that certain Pooling and Servicing Agreement dated as of August 1, 2007 (the "Pooling and Servicing Agreement"), by and among CWCapital Commercial Funding Corp. as depositor, the undersigned as master servicer (the "Master Servicer"), CWCapital Asset Management LLC as special servicer (the "Special Servicer") and you as trustee (the "Trustee"), the undersigned hereby requests a release of the Mortgage File (or the portion thereof specified below) held by or on behalf of you as Trustee with respect to the following described Mortgage Loan for the reason indicated below.

            Property Name:______________________________________________________

            Address:____________________________________________________________

            Control No.:________________________________________________________

            If only particular documents in the Mortgage File are requested, please specify which:_______________________________________________
            ____________________________________________________________________
            ____________________________________________________________________


Reason for requesting file (or portion thereof):

      ______      1.    Mortgage Loan paid in full. The undersigned hereby
                        certifies that all amounts received in connection with the Mortgage Loan that are required to be credited to the Custodial Account pursuant to the Pooling and Servicing Agreement, have been or will be so credited.

      ______      2.    Other.  (Describe) _____________________________________
                        ________________________________________________________
                        ________________________________________________________


            The undersigned acknowledges that the above Mortgage File (or requested portion thereof) will be held by the undersigned in accordance with the provisions of the Pooling and Servicing Agreement and will be returned to you or your designee within ten (10) days of our receipt thereof, unless the Mortgage Loan has been paid in full, in which case the Mortgage File (or such portion thereof) will be retained by us permanently.

            Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Pooling and Servicing Agreement.

                                          WACHOVIA BANK, NATIONAL ASSOCIATION


                                          By: __________________________________
                                              Name:
                                              Title:

                                   EXHIBIT D-2

                  FORM OF SPECIAL SERVICER REQUEST FOR RELEASE

                                   ___________


Wells Fargo Bank, N.A.
1055 10th Avenue SE
Minneapolis, MN 55414
Attention:  Mortgage Document Custody --
         CWCapital Commercial Funding Corp., as depositor, COBALT CMBS Commercial Mortgage Trust 2007-C3

            Re:   CWCapital Commercial Funding Corp., as depositor,
                  COBALT CMBS Commercial Mortgage Trust 2007-C3,
                  Commercial Mortgage Pass-Through Certificates, Series 2007-C3
                  --------------------------------------------------------------

      In connection with the administration of the Mortgage Files held by or on behalf of you as Trustee under that certain Pooling and Servicing Agreement dated as of August 1, 2007 (the "Pooling and Servicing Agreement"), by and among CWCapital Commercial Funding Corp. as depositor, Wachovia Bank, National Association as master servicer (the "Master Servicer"), the undersigned as special servicer (the "Special Servicer") and you as trustee (the "Trustee"), the undersigned hereby requests a release of the Mortgage File (or the portion thereof specified below) held by or on behalf of you as Trustee with respect to the following described Mortgage Loan for the reason indicated below.

            Property Name:______________________________________________________

            Address:____________________________________________________________

            Control No.:________________________________________________________

            If only particular documents in the Mortgage File are requested, please specify which:_______________________________________________
            ____________________________________________________________________
            ____________________________________________________________________


Reason for requesting file (or portion thereof):

      ______      1.    Mortgage Loan paid in full. The undersigned hereby
                        certifies that all amounts received in connection with the Mortgage Loan that are required to be credited to the Custodial Account pursuant to the Pooling and Servicing Agreement, have been or will be so credited.

      ______      2.    Other.  (Describe) _____________________________________
                        ________________________________________________________
                        ________________________________________________________


            The undersigned acknowledges that the above Mortgage File (or requested portion thereof) will be held by the undersigned in accordance with the provisions of the Pooling and Servicing Agreement and will be returned to you or your designee within ten (10) days of our receipt thereof (or within such longer period as we have indicated as part of our reason for the request), unless the Mortgage Loan has been paid in full or otherwise liquidated, in which case the Mortgage File (or such portion thereof) will be retained by us permanently.

            Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Pooling and Servicing Agreement.

                                          CWCAPITAL ASSET MANAGEMENT LLC


                                          By: _________________________________
                                              Name:
                                              Title:

                                    EXHIBIT E

                     FORM OF LOAN PAYOFF NOTIFICATION REPORT

                        LOAN PAYMENT NOTIFICATION REPORT
                           as of _____________________


--------------- ------------- ---------- ------ ------------ ------ ------------- ------------ ------------- -------------
      S4            S55          S61      S58       P7        P8        P10           P11          P93           P97
--------------- ------------- ---------- ------ ------------ ------ ------------- ------------ ------------- -------------
                                                                                               Preceding
                Short Name                      Scheduled    Paid     Current                  Fiscal Yr.
                   (When      Property             Loan      Thru     Interest     Maturity       DSCR        Most Recent
Prospectus ID   Appropriate)    Type     State   Balance     Date       Rate         Date         NCR          DSCR NCF
--------------- ------------- ---------- ------ ------------ ------ ------------- ------------ ------------- -------------

----------------------------- ---------- ------ ------------ ------ ------------- ------------ ------------- -------------
Scheduled Payments

--------------- ------------- ---------- ------ ------------ ------ ------------- ------------ ------------- -------------

--------------- ------------- ---------- ------ ------------ ------ ------------- ------------ ------------- -------------

--------------- ------------- ---------- ------ ------------ ------ ------------- ------------ ------------- -------------

--------------- ------------- ---------- ------ ------------ ------ ------------- ------------ ------------- -------------

--------------- ------------- ---------- ------ ------------ ------ ------------- ------------ ------------- -------------

--------------- ------------- ---------- ------ ------------ ------ ------------- ------------ ------------- -------------

----------------------------- ---------- ------ ------------ ------ ------------- ------------ ------------- -------------
Unscheduled Payment

--------------- ------------- ---------- ------ ------------ ------ ------------- ------------ ------------- -------------

--------------- ------------- ---------- ------ ------------ ------ ------------- ------------ ------------- -------------

--------------- ------------- ---------- ------ ------------ ------ ------------- ------------ ------------- -------------

--------------- ------------- ---------- ------ ------------ ------ ------------- ------------ ------------- -------------

--------------- ------------- ---------- ------ ------------ ------ ------------- ------------ ------------- -------------

--------------- ------------- ---------- ------ ------------ ------ ------------- ------------ ------------- -------------

--------------- ------------- ---------- ------ ------------ ------ ------------- ------------ ------------- -------------
Total:                                          $
--------------- ------------- ---------- ------ ------------ ------ ------------- ------------ ------------- -------------

--------------- ------------- ---------- ------ ------------ ------ ------------- ------------ ------------- -------------

--------------- ------------- ---------- ------ ------------ ------ ------------- ------------ ------------- -------------

--------------- ------------- ---------- ------ ------------ ------ ------------- ------------ ------------- -------------

--------------- ------------- ---------- ------ ------------ ------ ------------- ------------ ------------- -------------

--------------- ------------- ---------- ------ ------------ ------ ------------- ------------ ------------- -------------


----------------------------- ---------------------------------------
      S4                          Servicer Estimated Information
----------------------------- ------------- ----------- -------------
                                             Expected     Expected
                                 Yield       Payment    Distribution
Prospectus ID                 Maintenance      Date         Date
----------------------------- ------------- ----------- -------------

----------------------------- ------------- ----------- -------------
Scheduled Payments

----------------------------- ------------- ----------- -------------

----------------------------- ------------- ----------- -------------

--------------- ------------- ------------- ----------- -------------

----------------------------- ------------- ----------- -------------

----------------------------- ------------- ----------- -------------

----------------------------- ------------- ----------- -------------

----------------------------- ------------- ----------- -------------
Unscheduled Payment

----------------------------- ------------- ----------- -------------

----------------------------- ------------- ----------- -------------

----------------------------- ------------- ----------- -------------

----------------------------- ------------- ----------- -------------

----------------------------- ------------- ----------- -------------

----------------------------- ------------- ----------- -------------

----------------------------- ------------- ----------- -------------
Total:
----------------------------- ------------- ----------- -------------

----------------------------- ------------- ----------- -------------

----------------------------- ------------- ----------- -------------

----------------------------- ------------- ----------- -------------

----------------------------- ------------- ----------- -------------

----------------------------- ------------- ----------- -------------

The Borrower has only requested the information to pay-off. This does not indicate a definite payment.

                                   EXHIBIT F-1

                         FORM OF TRANSFEROR CERTIFICATE
             FOR TRANSFERS OF DEFINITIVE NON-REGISTERED CERTIFICATES

                                     [Date]

Wells Fargo Bank, N.A.
Wells Fargo Center
Sixth Street and Marquette Avenue
Minneapolis, MN  55479-0113

Attention:  Corporate Trust Services--
            CWCapital Commercial Funding Corp., as depositor, COBALT CMBS Commercial Mortgage Trust 2007-C3

      Re: CWCapital Commercial Funding Corp., as depositor, COBALT CMBS Commercial Mortgage Trust 2007-C3, Commercial Mortgage Pass-Through Certificates, Series 2007-C3, Class _____, [having an initial aggregate [Certificate Principal Balance] [Certificate Notional Amount] as of August 17, 2007 (the "Closing Date") of $__________] [representing a ____% Percentage Interest in the subject Class]


Ladies and Gentlemen:

            This letter is delivered to you in connection with the transfer by _________________________ (the "Transferor") to __________________________ (the
"Transferee") of the captioned Certificates (the "Transferred Certificates"), pursuant to Section 5.02 of the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of August 1, 2007, between CWCapital Commercial Funding Corp., as Depositor, Wachovia Bank, National Association, as Master Servicer, CWCapital Asset Management LLC, as Special Servicer and Wells Fargo Bank, N.A., as Trustee. All capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferor hereby certifies, represents and warrants to you, as Certificate Registrar, and for the benefit of the Trustee and the Depositor, that:

            1. The Transferor is the lawful owner of the Transferred Certificates with the full right to transfer such Certificates free from any and all claims and encumbrances whatsoever.

            2. Neither the Transferor nor anyone acting on its behalf has (a) offered, transferred, pledged, sold or otherwise disposed of any Transferred Certificate, any interest in a Transferred Certificate or any other similar security to any person in any manner, (b) solicited any offer to buy or accept a transfer, pledge or other disposition of any Transferred Certificate, any interest in a Transferred Certificate or any other similar security from any person in any manner, (c) otherwise approached or negotiated with respect to any Transferred Certificate, any interest in a Transferred Certificate or any other similar security with any person in any manner, (d) made any general solicitation with respect to any Transferred Certificate, any interest in a Transferred Certificate or any other similar security by means of general advertising or in any other manner, or (e) taken any other action with respect to any Transferred Certificate, any interest in a Transferred Certificate or any other similar security, which (in the case of any of the acts described in clauses (a) through (e) hereof) would constitute a distribution of the Transferred Certificates under the Securities Act of 1933, as amended (the "Securities Act"), would render the disposition of the Transferred Certificates a violation of Section 5 of the Securities Act or any state securities laws, or would require registration or qualification of the Transferred Certificates pursuant to the Securities Act or any state securities laws.

                                          Very truly yours,

                                          --------------------------------------
                                          (Transferor)


                                          By:
                                             -----------------------------------
                                             Name:
                                             Title:

                                  EXHIBIT F-2A

                        FORM I OF TRANSFEREE CERTIFICATE
             FOR TRANSFERS OF DEFINITIVE NON-REGISTERED CERTIFICATES

                                     [Date]

Wells Fargo Bank, N.A.
Wells Fargo Center
Sixth Street and Marquette Avenue
Minneapolis, MN  55479-0113

Attention:  Corporate Trust Services --
            CWCapital Commercial Funding Corp., as depositor, COBALT CMBS Commercial Mortgage Trust 2007-C3

      Re: CWCapital Commercial Funding Corp., as depositor, COBALT CMBS Commercial Mortgage Trust 2007-C3, Commercial Mortgage Pass-Through Certificates, Series 2007-C3, Class ___, [having an initial aggregate [Certificate Principal Balance] [Certificate Notional Amount] as of August 17, 2007 (the "Closing Date") of $__________] [representing a ____% Percentage Interest in the subject Class]

Ladies and Gentlemen:

            This letter is delivered to you in connection with the transfer by ____________________________ (the "Transferor") to
________________________________ (the "Transferee") of the captioned
Certificates (the "Transferred Certificates"), pursuant to Section 5.02 of the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of August 1, 2007 among CWCapital Commercial Funding Corp., as Depositor, Wachovia Bank, National Association, as Master Servicer, CWCapital Asset Management LLC, as Special Servicer and Wells Fargo Bank, N.A., as Trustee. All capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferee hereby certifies, represents and warrants to you, as Certificate Registrar, and for the benefit of the Trustee and the Depositor, that:

            1. The Transferee is a "qualified institutional buyer" (a "Qualified Institutional Buyer") as that term is defined in Rule 144A ("Rule 144A") under the Securities Act of 1933, as amended (the "Securities Act"), and has completed one of the forms of certification to that effect attached hereto as Annex 1 and Annex 2. The Transferee is aware that the sale to it is being made in reliance on Rule 144A. The Transferee is acquiring the Transferred Certificates for its own account or for the account of another Qualified Institutional Buyer, and understands that such Transferred Certificates may be resold, pledged or transferred only (a) to a person reasonably believed to be a Qualified Institutional Buyer that purchases for its own account or for the account of another Qualified Institutional Buyer and to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, or (b) pursuant to another exemption from registration under the Securities Act.

            2. The Transferee has been furnished with all information regarding
      (a) the Depositor, (b) the Transferred Certificates and distributions thereon, (c) the nature, performance and servicing of the Mortgage Loans,
      (d) the Pooling and Servicing Agreement and the Trust Fund created pursuant thereto, and (e) all related matters, that it has requested.

            3. If the Transferee proposes that the Transferred Certificates be registered in the name of a nominee, such nominee has completed the Nominee Acknowledgement below.

            4. Check one of the following:

               _______ The Transferee is a "U.S. Person" and it has attached hereto an Internal Revenue Service ("IRS") Form W-9 (or successor form).

               _______ The Transferee is not a "U.S. Person" and under applicable law in effect on the date hereof, no taxes will be required to be withheld by the Certificate Registrar (or its agent) with respect to Distributions to be made on the Transferred Certificate. The Transferee has attached hereto (i) a duly executed IRS Form W-8BEN (or successor form), which identifies such Purchaser as the beneficial owner of the Transferred Certificate and states that such Transferee is not a U.S. Person,
                             (ii) two duly executed copies of IRS Form W-8IMY (and all appropriate attachment) or (iii) two duly executed copies of IRS Form W-8ECI (or successor form), which identify such Transferee as the beneficial owner of the Transferred Certificate and state that interest and original issue discount on the Transferred Certificate is, or is expected to be, effectively connected with a U.S. trade or business. The Transferee agrees to provide to the Certificate Registrar updated IRS Form W-8BEN, IRS Form W-8IMY or IRS Form W-8ECI, as the case may be, any applicable successor IRS forms, or such other certifications as the Certificate Registrar may reasonably request, on or before the date that any such IRS form or certification expires or becomes obsolete, or promptly after the occurrence of any event requiring a change in the most recent IRS form of certification furnished by it to the Certificate Registrar.

            For this purpose, "U.S. Person" means a citizen or resident of the United States for U.S. federal income tax purposes, a corporation, partnership (except to the extent provided in applicable Treasury regulations) or other entity created or organized in or under the laws of the United States or any State thereof or the District of Columbia, or an estate the income of which is subject to U.S. federal income taxation regardless of its source or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more such U.S. Persons have the authority to control all substantial decisions of the trust (or, to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996 which are eligible to elect to be treated as U.S. Persons).

                                          Very truly yours,

                                          --------------------------------------
                                          (Transferee)


                                          By:
                                             -----------------------------------
                                             Name:
                                             Title:

                             Nominee Acknowledgement
                             -----------------------

            The undersigned hereby acknowledges and agrees that as to the Transferred Certificates being registered in its name, the sole beneficial owner thereof is and shall be the Transferee identified above, for whom the undersigned is acting as nominee.


                                          --------------------------------------
                                          (Nominee)


                                          By:
                                             -----------------------------------
                                             Name:
                                             Title:

                                                         ANNEX 1 TO EXHIBIT F-2A
                                                         -----------------------

            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A [For Transferees Other Than Registered Investment Companies]

            The undersigned hereby certifies as follows to [name of Transferor] (the "Transferor") and [name of Certificate Registrar], as Certificate Registrar, with respect to the mortgage pass-through certificates (the "Transferred Certificates") described in the Transferee certificate to which this certification relates and to which this certification is an Annex:

            1. As indicated below, the undersigned is the chief financial officer, a person fulfilling an equivalent function, or other executive officer of the entity purchasing the Transferred Certificates (the "Transferee").

            2. The Transferee is a "qualified institutional buyer" as that term is defined in Rule 144A ("Rule 144A") under the Securities Act of 1933, as amended, because (i) [the Transferee] [each of the Transferee's equity owners] owned and/or invested on a discretionary basis $______________________(6) in securities (other than the excluded securities referred to below) as of the end of such entity's most recent fiscal year (such amount being calculated in accordance with Rule 144A) and (ii) the Transferee satisfies the criteria in the category marked below.

      _____ Corporation, etc. The Transferee is a corporation (other than a bank, savings and loan association or similar institution), Massachusetts or similar business trust, partnership, or any organization described in Section 501(c)(3) of the Internal Revenue Code of 1986.

      _____ Bank. The Transferee (a) is a national bank or a banking institution organized under the laws of any state, U.S. territory or the District of Columbia, the business of which is substantially confined to banking and is supervised by the state or territorial banking commission or similar official or is a foreign bank or equivalent institution, and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto, as of a date not more than 16 months preceding the date of sale of the Transferred Certificates in the case of a U.S. bank, and not more than 18 months preceding such date of sale in the case of a foreign bank or equivalent institution.

      _____ Savings and Loan. The Transferee (a) is a savings and loan association, building and loan association, cooperative bank, homestead association or similar institution, which is supervised and examined by a state or federal authority having supervision over any such institutions, or is a foreign savings and loan association or equivalent institution and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto, as of a date not more than 16 months preceding the date of sale of the Transferred Certificates in the case of a U.S. savings and loan association, and not more than 18 months preceding such date of sale in the case of a foreign savings and loan association or equivalent institution.

--------------------------
(1) Transferee or each of its equity owners must own and/or invest on a discretionary basis at least $100,000,000 in securities unless Transferee or any such equity owner, as the case may be, is a dealer, and, in that case, Transferee or such equity owner, as the case may be, must own and/or invest on a discretionary basis at least $10,000,000 in securities.

      _____ Broker-dealer. The Transferee is a dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934, as amended.

      _____ Insurance Company. The Transferee is an insurance company whose primary and predominant business activity is the writing of insurance or the reinsuring of risks underwritten by insurance companies and which is subject to supervision by the insurance commissioner or a similar official or agency of a state, U.S. territory or the District of Columbia.

      _____ State or Local Plan. The Transferee is a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of the state or its political subdivisions, for the benefit of its employees.

      _____ ERISA Plan. The Transferee is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974.

      _____       Investment   Advisor.   The   Transferee  is  an  investment
                  advisor registered under the Investment Advisers Act of 1940.


      _____ QIB Subsidiary. All of the Transferee's equity owners are "qualified institutional buyers" within the meaning of Rule 144A.

      _____ Other. (Please supply a brief description of the entity and a cross-reference to the paragraph and subparagraph under subsection (a)(1) of Rule 144A pursuant to which it qualifies. Note that registered investment companies should complete Annex 2 rather than this Annex 1) ____________________________
                  ______________________________________________________________
                  _____________________________________________________________.

            3. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by any Person, the Transferee did not include (i) securities of issuers that are affiliated with such Person, (ii) securities that are part of an unsold allotment to or subscription by such Person, if such Person is a dealer, (iii) bank deposit notes and certificates of deposit, (iv) loan participations, (v) repurchase agreements, (vi) securities owned but subject to a repurchase agreement and (vii) currency, interest rate and commodity swaps.

            4. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by any Person, the Transferee used the cost of such securities to such Person, unless such Person reports its securities holdings in its financial statements on the basis of their market value, and no current information with respect to the cost of those securities has been published, in which case the securities were valued at market. Further, in determining such aggregate amount, the Transferee may have included securities owned by subsidiaries of such Person, but only if such subsidiaries are consolidated with such Person in its financial statements prepared in accordance with generally accepted accounting principles and if the investments of such subsidiaries are managed under such Person's direction. However, such securities were not included if such Person is a majority-owned, consolidated subsidiary of another enterprise and such Person is not itself a reporting company under the Securities Exchange Act of 1934, as amended.

            5. The Transferee is familiar with Rule 144A and understands that the Transferor and other parties related to the Transferred Certificates are relying and will continue to rely on the statements made herein because one or more sales to the Transferee may be in reliance on Rule 144A.

            ___   ___         Will the Transferee be purchasing the Transferred
            Yes   No          Certificatesonly for the Transferee's own account?

            6. If the answer to the foregoing question is "no", then in each case where the Transferee is purchasing for an account other than its own, such account belongs to a third party that is itself a "qualified institutional buyer" within the meaning of Rule 144A, and the "qualified institutional buyer" status of such third party has been established by the Transferee through one or more of the appropriate methods contemplated by Rule 144A.

            7. The Transferee will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice is given, the Transferee's purchase of the Transferred Certificates will constitute a reaffirmation of this certification as of the date of such purchase. In addition, if the Transferee is a bank or savings and loan as provided above, the Transferee agrees that it will furnish to such parties any updated annual financial statements that become available on or before the date of such purchase, promptly after they become available.

            8. Capitalized terms used but not defined herein have the respective meanings ascribed thereto in the Pooling and Servicing Agreement pursuant to which the Transferred Certificates were issued.


                                          --------------------------------------
                                          Print Name of Transferee

                                          By:
                                             -----------------------------------
                                             Name:
                                             Title:
                                             Date:

                                                         ANNEX 2 TO EXHIBIT F-2A
                                                         -----------------------

            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A [For Transferees That Are Registered Investment Companies]

            The undersigned hereby certifies as follows to [name of Transferor] (the "Transferor") and [name of Certificate Registrar], as Certificate Registrar, with respect to the mortgage pass-through certificates (the "Transferred Certificates") described in the Transferee Certificate to which this certification relates and to which this certification is an Annex:

            1. As indicated below, the undersigned is the chief financial officer, a person fulfilling an equivalent function, or other executive officer of the entity purchasing the Transferred Certificates (the "Transferee") or, if the Transferee is a "qualified institutional buyer" as that term is defined in Rule 144A ("Rule 144A") under the Securities Act of 1933, as amended, because the Transferee is part of a Family of Investment Companies (as defined below), is an executive officer of the investment adviser (the "Adviser").

            2. The Transferee is a "qualified institutional buyer" as defined in Rule 144A because (i) the Transferee is an investment company registered under the Investment Company Act of 1940, and (ii) as marked below, the Transferee alone owned and/or invested on a discretionary basis, or the Transferee's Family of Investment Companies owned, at least $100,000,000 in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year. For purposes of determining the amount of securities owned by the Transferee or the Transferee's Family of Investment Companies, the cost of such securities was used, unless the Transferee or any member of the Transferee's Family of Investment Companies, as the case may be, reports its securities holdings in its financial statements on the basis of their market value, and no current information with respect to the cost of those securities has been published, in which case the securities of such entity were valued at market.

      ______ The Transferee owned and/or invested on a discretionary basis $___________________ in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

      ______ The Transferee is part of a Family of Investment Companies which owned in the aggregate $______________ in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

            3. The term "Family of Investment Companies" as used herein means two or more registered investment companies (or series thereof) that have the same investment adviser or investment advisers that are affiliated (by virtue of being majority owned subsidiaries of the same parent or because one investment adviser is a majority owned subsidiary of the other).

            4. The term "securities" as used herein does not include (i) securities of issuers that are affiliated with the Transferee or are part of the Transferee's Family of Investment Companies, (ii) bank deposit notes and certificates of deposit, (iii) loan participations, (iv) repurchase agreements, (v) securities owned but subject to a repurchase agreement and (vi) currency, interest rate and commodity swaps. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Transferee, or owned by the Transferee's Family of Investment Companies, the securities referred to in this paragraph were excluded.

            5. The Transferee is familiar with Rule 144A and understands that the Transferor and other parties related to the Transferred Certificates are relying and will continue to rely on the statements made herein because one or more sales to the Transferee will be in reliance on Rule 144A.

            _____ _____      Will the Transferee be purchasing the Transferred
            Yes   No         Certificates only for the Transferee's own account?

            6. If the answer to the foregoing question is "no", then in each case where the Transferee is purchasing for an account other than its own, such account belongs to a third party that is itself a "qualified institutional buyer" within the meaning of Rule 144A, and the "qualified institutional buyer" status of such third party has been established by the Transferee through one or more of the appropriate methods contemplated by Rule 144A.

            7. The undersigned will notify the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice, the Transferee's purchase of the Transferred Certificates will constitute a reaffirmation of this certification by the undersigned as of the date of such purchase.

            8. Capitalized terms used but not defined herein have the respective meanings ascribed thereto in the Pooling and Servicing Agreement pursuant to which the Transferred Certificates were issued.

                                          --------------------------------------
                                          Print Name of Transferee or Adviser

                                          By:
                                             -----------------------------------
                                             Name:
                                             Title:
                                             Date:


                                          IF AN ADVISER:

                                          --------------------------------------
                                          Print Name of Transferee

                                          Date:

                                  EXHIBIT F-2B

                        FORM II OF TRANSFEREE CERTIFICATE
             FOR TRANSFERS OF DEFINITIVE NON-REGISTERED CERTIFICATES

                                     [Date]

Wells Fargo Bank, N.A.
Wells Fargo Center
Sixth Street and Marquette Avenue
Minneapolis, MN  55479-0113

Attention:  Corporate Trust Services--
            CWCapital Commercial Funding Corp., as depositor, COBALT CMBS Commercial Mortgage Trust 2007-C3

            Re: CWCapital Commercial Funding Corp., as depositor, COBALT CMBS Commercial Mortgage Trust 2007-C3, Commercial Mortgage Pass-Through Certificates, Series 2007-C3, Class _____,[having an initial aggregate [Certificate Principal Balance] [Certificate Notional Amount] as of August 17, 2007 (the "Closing Date") of $__________] [representing a ____% Percentage Interest in the subject Class]


Ladies and Gentlemen:

            This letter is delivered to you in connection with the transfer by _________________________ (the "Transferor") to __________________________ (the
"Transferee") of the captioned Certificates (the "Transferred Certificates"), pursuant to Section 5.02 of the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of August 1, 2007, between CWCapital Commercial Funding Corp., as Depositor, Wachovia Bank, National Association, as Master Servicer, CWCapital Asset Management LLC, as Special Servicer and Wells Fargo Bank, N.A., as Trustee. All capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferee hereby certifies, represents and warrants to you, as Certificate Registrar, and for the benefit of the Trustee and the Depositor, that:

            1. The Transferee is acquiring the Transferred Certificates for its own account for investment and not with a view to or for sale or transfer in connection with any distribution thereof, in whole or in part, in any manner which would violate the Securities Act of 1933, as amended (the "Securities Act"), or any applicable state securities laws.

            2. The Transferee understands that (a) the Transferred Certificates have not been and will not be registered under the Securities Act or registered or qualified under any applicable state securities laws, (b) none of the Depositor, the Trustee or the Certificate Registrar is obligated so to register or qualify the Class of Certificates to which the Transferred Certificates belong, and (c) neither a Transferred Certificate nor any security issued in exchange therefor or in lieu thereof may be resold or transferred unless it is (i) registered pursuant to the Securities Act and registered or qualified pursuant to any applicable state securities laws or (ii) sold or transferred in transactions which are exempt from such registration and qualification and the Certificate Registrar has received: (A) a certification from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit F-1 to the Pooling and Servicing Agreement and a certification from such Certificateholder's prospective transferee substantially in the form attached either as Exhibit F-2A to the Pooling and Servicing Agreement or as Exhibit F-2B to the Pooling and Servicing Agreement; or
      (B) an opinion of counsel satisfactory to the Trustee with respect to, among other things, the availability of such exemption from registration under the Securities Act, together with copies of the written certification(s) from the transferor and/or transferee setting forth the facts surrounding the transfer upon which such opinion is based.

            3. The Transferee understands that it may not sell or otherwise transfer any Transferred Certificate or interest therein, except in compliance with the provisions of Section 5.02 of the Pooling and Servicing Agreement, which provisions it has carefully reviewed, and that each Transferred Certificate will bear the following legends:

            THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, PLEDGE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE OR ANY INTEREST HEREIN WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

            NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE TO (A) ANY RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT THAT IS SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE"), OR (B) ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR SUCH INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SECTION
            5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

            4. Neither the Transferee nor anyone acting on its behalf has (a) offered, pledged, sold, disposed of or otherwise transferred any Transferred Certificate, any interest in any Transferred Certificate or any other similar security to any person in any manner, (b) solicited any offer to buy or accept a pledge, disposition or other transfer of any Transferred Certificate, any interest in any Transferred Certificate or any other similar security from any person in any manner, (c) otherwise approached or negotiated with respect to any Transferred Certificate, any interest in any Transferred Certificate or any other similar security with any person in any manner, (d) made any general solicitation with respect to any Transferred Certificate, any interest in any Transferred Certificate or any other similar security by means of general advertising or in any other manner, or (e) taken any other action with respect to any Transferred Certificate, any interest in any Transferred Certificate or any other similar security, which (in the case of any of the acts described in clauses (a) through (e) above) would constitute a distribution of the Transferred Certificates under the Securities Act, would render the disposition of the Transferred Certificates a violation of Section 5 of the Securities Act or any state securities law or would require registration or qualification of the Transferred Certificates pursuant thereto. The Transferee will not act, nor has it authorized or will it authorize any person to act, in any manner set forth in the foregoing sentence with respect to any Transferred Certificate, any interest in any Transferred Certificate or any other similar security.

            5. The Transferee has been furnished with all information regarding
      (a) the Depositor, (b) the Transferred Certificates and distributions thereon, (c) the Pooling and Servicing Agreement and the Trust Fund created pursuant thereto, (d) the nature, performance and servicing of the Mortgage Loans, and (e) all related matters, that it has requested.

            6. The Transferee is an "accredited investor" as defined in any of paragraphs (1), (2), (3) and (7) of Rule 501(a) under the Securities Act or an entity in which all of the equity owners come within such paragraphs. The Transferee has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Transferred Certificates; the Transferee has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision; and the Transferee is able to bear the economic risks of such investment and can afford a complete loss of such investment.

            7. If the Transferee proposes that the Transferred Certificates be registered in the name of a nominee, such nominee has completed the Nominee Acknowledgement below.

            8. Check one of the following:

               ______ The Transferee is a "U.S. Person" and it has attached hereto an Internal Revenue Service ("IRS") Form W-9 (or successor form).

               ______ The Transferee is not a "U.S. Person" and under applicable law in effect on the date hereof, no taxes will be required to be withheld by the Certificate Registrar (or its agent) with respect to Distributions to be made on the Transferred Certificate. The Transferee has attached hereto (i) a duly executed IRS Form W-8BEN (or successor form), which identifies such Purchaser as the beneficial owner of the Transferred Certificate and states that such Transferee is not a U.S. Person,
                             (ii) two duly executed copies of IRS Form W-8IMY (and all appropriate attachment) or (iii) two duly executed copies of IRS Form W-8ECI (or successor form), which identify such Transferee as the beneficial owner of the Transferred Certificate and state that interest and original issue discount on the Transferred Certificate is, or is expected to be, effectively connected with a U.S. trade or business. The Transferee agrees to provide to the Certificate Registrar updated IRS Form W-8BEN, IRS Form W-8IMY or IRS Form W-8ECI, as the case may be, any applicable successor IRS forms, or such other certifications as the Certificate Registrar may reasonably request, on or before the date that any such IRS form or certification expires or becomes obsolete, or promptly after the occurrence of any event requiring a change in the most recent IRS form of certification furnished by it to the Certificate Registrar.

            For this purpose, "U.S. Person" means a citizen or resident of the United States for U.S. federal income tax purposes, a corporation, partnership (except to the extent provided in applicable Treasury regulations) or other entity created or organized in or under the laws of the United States or any State thereof or the District of Columbia, or an estate the income of which is subject to U.S. federal income taxation regardless of its source or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more such U.S. Persons have the authority to control all substantial decisions of the trust (or, to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996 which are eligible to elect to be treated as U.S. Persons).

                                          Very truly yours,


                                          --------------------------------------
                                          (Transferee)

                                          By:
                                             -----------------------------------
                                             Name:
                                             Title:


                             Nominee Acknowledgement

            The undersigned hereby acknowledges and agrees that as to the Transferred Certificates being registered in its name, the sole beneficial owner thereof is and shall be the Transferee identified above, for whom the undersigned is acting as nominee.


                                          --------------------------------------
                                          (Nominee)


                                          By:
                                             -----------------------------------
                                             Name:
                                             Title:

                                  EXHIBIT F-2C

                         FORM OF TRANSFEREE CERTIFICATE
           FOR TRANSFERS OF INTERESTS IN RULE 144A GLOBAL CERTIFICATES

                                     [Date]

[TRANSFEROR]

            Re: CWCapital Commercial Funding Corp., as depositor, COBALT CMBS Commercial Mortgage Trust 2007-C3, Commercial Mortgage Pass-Through Certificates, Series 2007-C3, Class _____, having an initial aggregate [Certificate Principal Balance] [Certificate Notional Amount] as of August 17, 2007 (the "Closing Date") of $__________


Ladies and Gentlemen:

            This letter is delivered to you in connection with the Transfer by _________________________ (the "Transferor") to __________________________ (the
"Transferee") through our respective Depository Participants of the Transferor's beneficial ownership interest (currently maintained on the books and records of The Depository Trust Company ("DTC") and the Depository Participants) in the captioned Certificates (the "Transferred Certificates"), pursuant to Section
5.02 of the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of August 1, 2007, between CWCapital Commercial Funding Corp., as Depositor, Wachovia Bank, National Association, as Master Servicer, CWCapital Asset Management LLC, as Special Servicer and Wells Fargo Bank, N.A., as Trustee. All capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferee hereby certifies, represents and warrants to and agrees with you, and for the benefit of the Depositor, that:

            1. The Transferee is a "qualified institutional buyer" (a "Qualified Institutional Buyer") as that term is defined in Rule 144A ("Rule 144A") under the Securities Act of 1933, as amended (the "Securities Act"), and has completed one of the forms of certification to that effect attached hereto as Annex 1 and Annex 2. The Transferee is aware that the Transfer to it of the Transferor's interest in the Transferred Certificates is being made in reliance on Rule 144A. The Transferee is acquiring such interest in the Transferred Certificates for its own account or for the account of another Qualified Institutional Buyer.

            2. The Transferee understands that (a) the Transferred Certificates have not been and will not be registered under the Securities Act or registered or qualified under any applicable state securities laws, (b) none of the Depositor, the Trustee or the Certificate Registrar is obligated so to register or qualify the Transferred Certificates and (c) no interest in the Transferred Certificates may be resold or transferred unless (i) such Certificates are registered pursuant to the Securities Act and registered or qualified pursuant any applicable state securities laws, or (ii) such interest is sold or transferred in a transaction which is exempt from such registration and qualification and the Transferor desiring to effect such transfer has received (A) a certificate from such Certificate Owner's prospective transferee substantially in the form attached as Exhibit F-2C to the Pooling and Servicing Agreement or (B) an opinion of counsel to the effect that, among other things, such prospective transferee is a Qualified Institutional Buyer and such transfer may be made without registration under the Securities Act.

            3. The Transferee understands that it may not sell or otherwise transfer the Transferred Certificates or any interest therein except in compliance with the provisions of Section 5.02 of the Pooling and Servicing Agreement, which provisions it has carefully reviewed, and that the Transferred Certificates will bear the following legends:

            THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, PLEDGE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE OR ANY INTEREST HEREIN WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

            NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE TO (A) ANY RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE"), OR ANY MATERIALLY SIMILAR PROVISION OF APPLICABLE FEDERAL, STATE OR LOCAL LAW OR (B) ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR ANY INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SECTION
            5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

            4. The Transferee has been furnished with all information regarding
      (a) the Depositor, (b) the Transferred Certificates and distributions thereon, (c) the nature, performance and servicing of the Mortgage Loans,
      (d) the Pooling and Servicing Agreement and the Trust Fund created pursuant thereto, (e) any credit enhancement mechanism associated with the Transferred Certificates, and (f) all related matters, that it has requested.

                                          Very truly yours,


                                          --------------------------------------
                                          (Transferee)

                                          By:
                                             -----------------------------------
                                             Name:
                                             Title:

                                                         ANNEX 1 TO EXHIBIT F-2C
                                                         -----------------------

            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A [For Transferees other than Registered Investment Companies]

            The undersigned hereby certifies as follows to [name of Transferor] (the "Transferor") and for the benefit of CWCapital Commercial Funding Corp. with respect to the mortgage pass-through certificates being transferred in book-entry form (the "Transferred Certificates") as described in the Transferee Certificate to which this certification relates and to which this certification is an Annex:

            1. As indicated below, the undersigned is the chief financial officer, a person fulfilling an equivalent function, or other executive officer of the entity acquiring interests in the Transferred Certificates (the "Transferee").

            2. The Transferee is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933, as amended ("Rule 144A"), because (i) [the Transferee] [each of the Transferee's equity owners] owned and/or invested on a discretionary basis $____________(1) in securities (other than the excluded securities referred to below) as of the end of such entity's most recent fiscal year (such amount being calculated in accordance with Rule 144A) and (ii) the Transferee satisfies the criteria in the category marked below.

      _____ Corporation, etc. The Transferee is a corporation (other than a bank, savings and loan association or similar institution), Massachusetts or similar business trust, partnership, or any organization described in Section 501(c)(3) of the Internal Revenue Code of 1986.

      _____ Bank. The Transferee (a) is a national bank or a banking institution organized under the laws of any state, U.S. territory or the District of Columbia, the business of which is substantially confined to banking and is supervised by the state or territorial banking commission or similar official or is a foreign bank or equivalent institution, and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto, as of a date not more than 16 months preceding the date of sale of the Transferred Certificates in the case of a U.S. bank, and not more than 18 months preceding such date of sale in the case of a foreign bank or equivalent institution.

      _____ Savings and Loan. The Transferee (a) is a savings and loan association, building and loan association, cooperative bank, homestead association or similar institution, which is supervised and examined by a state or federal authority having supervision over any such institutions or is a foreign savings and loan association or equivalent institution and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto, as of a date not more than 16 months preceding the date of sale of the Transferred Certificates in the case of a U.S. savings and loan association, and not more than 18 months preceding such date of sale in the case of a foreign savings and loan association or equivalent institution.

---------------------------
(1) Transferee or each of its equity owners must own and/or invest on a discretionary basis at least $100,000,000 in securities unless Transferee or any such equity owner, as the case may be, is a dealer, and, in that case, Transferee or such equity owner, as the case may be, must own and/or invest on a discretionary basis at least $10,000,000 in securities.

      ___ Broker-dealer. The Transferee is a dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934, as amended.

      ___ Insurance Company. The Transferee is an insurance company whose primary and predominant business activity is the writing of insurance or the reinsuring of risks underwritten by insurance companies and which is subject to supervision by the insurance commissioner or a similar official or agency of a state, U.S. territory or the District of Columbia.

      ___ State or Local Plan. The Transferee is a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of the state or its political subdivisions, for the benefit of its employees.

      ___ ERISA Plan. The Transferee is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974.

      ___ Investment Advisor. The Transferee is an investment advisor registered under the Investment Advisers Act of 1940, as amended.

      ___ QIB Subsidiary. All of the Transferee's equity owners are "qualified institutional buyers" within the meaning of Rule 144A.

      ___ Other. (Please supply a brief description of the entity and a cross-reference to the paragraph and subparagraph under subsection (a)(1) of Rule 144A pursuant to which it qualifies. Note that registered investment companies should complete Annex 2 rather than this Annex 1.)

            3. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by any Person, the Transferee did not include (i) securities of issuers that are affiliated with such Person, (ii) securities that are part of an unsold allotment to or subscription by such Person, if such Person is a dealer, (iii) bank deposit notes and certificates of deposit, (iv) loan participations, (v) repurchase agreements, (vi) securities owned but subject to a repurchase agreement and (vii) currency, interest rate and commodity swaps.

            4. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by any Person, the Transferee used the cost of such securities to such Person, unless such Person reports its securities holdings in its financial statements on the basis of their market value, and no current information with respect to the cost of those securities has been published, in which case the securities were valued at market. Further, in determining such aggregate amount, the Transferee may have included securities owned by subsidiaries of such Person, but only if such subsidiaries are consolidated with such Person in its financial statements prepared in accordance with generally accepted accounting principles and if the investments of such subsidiaries are managed under such Person's direction. However, such securities were not included if such Person is a majority-owned, consolidated subsidiary of another enterprise and such Person is not itself a reporting company under the Securities Exchange Act of 1934, as amended.

            5. The Transferee acknowledges that it is familiar with Rule 144A and understands that the Transferor and other parties related to the Transferred Certificates are relying and will continue to rely on the statements made herein because one or more Transfers to the Transferee may be in reliance on Rule 144A.

            ___   ___         Will the Transferee be acquiring interests in
            Yes   No          the Transferred Certificates only for the
                              Transferee's own account?

            6. If the answer to the foregoing question is "no," then in each case where the Transferee is acquiring any interest in the Transferred Certificates for an account other than its own, such account belongs to a third party that is itself a "qualified institutional buyer" within the meaning of Rule 144A, and the "qualified institutional buyer" status of such third party has been established by the Transferee through one or more of the appropriate methods contemplated by Rule 144A.

            7. The Transferee will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice is given, the Transferee's acquisition of any interest in of the Transferred Certificates will constitute a reaffirmation of this certification as of the date of such acquisition. In addition, if the Transferee is a bank or savings and loan as provided above, the Transferee agrees that it will furnish to such parties any updated annual financial statements that become available on or before the date of such acquisition, promptly after they become available.

            8. Capitalized terms used but not defined herein have the meanings ascribed thereto in the Pooling and Servicing Agreement pursuant to which the Transferred Certificates were issued.


                                          --------------------------------------
                                          (Transferee)


                                          By:
                                             -----------------------------------
                                             Name:
                                             Title:
                                             Date:

                                                         ANNEX 2 TO EXHIBIT F-2C
                                                         -----------------------

            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A [For Transferees that are Registered Investment Companies]

            The undersigned hereby certifies as follows to [name of Transferor] (the "Transferor") and for the benefit of CWCapital Commercial Funding Corp. with respect to the mortgage pass-through certificates being transferred in book-entry form (the "Transferred Certificates") as described in the Transferee certificate to which this certification relates and to which this certification is an Annex:

            1. As indicated below, the undersigned is the chief financial officer, a person fulfilling an equivalent function, or other executive officer of the entity acquired interests the Transferred Certificates (the "Transferee") or, if the Transferee is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933, as amended ("Rule 144A"), because the Transferee is part of a Family of Investment Companies (as defined below), is an executive officer of the investment adviser (the "Adviser").

            2. The Transferee is a "qualified institutional buyer" as defined in Rule 144A because (i) the Transferee is an investment company registered under the Investment Company Act of 1940, as amended, and (ii) as marked below, the Transferee alone owned and/or invested on a discretionary basis, or the Transferee's Family of Investment Companies owned, at least $100,000,000 in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year. For purposes of determining the amount of securities owned by the Transferee or the Transferee's Family of Investment Companies, the cost of such securities was used, unless the Transferee or any member of the Transferee's Family of Investment Companies, as the case may be, reports its securities holdings in its financial statements on the basis of their market value, and no current information with respect to the cost of those securities has been published, in which case the securities of such entity were valued at market.

      ____ The Transferee owned and/or invested on a discretionary basis $___________________ in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

      ____ The Transferee is part of a Family of Investment Companies which owned in the aggregate $______________ in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

            3. The term "Family of Investment Companies" as used herein means two or more registered investment companies (or series thereof) that have the same investment adviser or investment advisers that are affiliated (by virtue of being majority owned subsidiaries of the same parent or because one investment adviser is a majority owned subsidiary of the other).

            4. The term "securities" as used herein does not include (i) securities of issuers that are affiliated with the Transferee or are part of the Transferee's Family of Investment Companies, (ii) bank deposit notes and certificates of deposit, (iii) loan participations, (iv) repurchase agreements, (v) securities owned but subject to a repurchase agreement and (vi) currency, interest rate and commodity swaps. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Transferee, or owned by the Transferee's Family of Investment Companies, the securities referred to in this paragraph were excluded.

            5. The Transferee is familiar with Rule 144A and understands that the Transferor and other parties related to the Transferred Certificates are relying and will continue to rely on the statements made herein because one or more Transfers to the Transferee will be in reliance on Rule 144A.

            ___   ___         Will the Transferee be acquiring interests in
            Yes   No          the Transferred Certificates only for the
                              Transferee's own account?

            6. If the answer to the foregoing question is "no," then in each case where the Transferee is acquiring any interest in the Transferred Certificates for an account other than its own, such account belongs to a third party that is itself a "qualified institutional buyer" within the meaning of Rule 144A, and the "qualified institutional buyer" status of such third party has been established by the Transferee through one or more of the appropriate methods contemplated by Rule 144A.

            7. The undersigned will notify the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice, the Transferee's acquisition of any interest in the Transferred Certificates will constitute a reaffirmation of this certification by the undersigned as of the date of such acquisition.

            8. Capitalized terms used but not defined herein have the meanings ascribed thereto in the Pooling and Servicing Agreement pursuant to which the Transferred Certificates were issued.

                                          --------------------------------------
                                          (Transferee or Adviser)


                                          By:
                                          --------------------------------------
                                          Name:
                                          Title:
                                          Date:


                                          IF AN ADVISER:


                                          Print Name of Transferee

                                          --------------------------------------

                                          Date:

                                  EXHIBIT F-2D

                         FORM OF TRANSFEREE CERTIFICATE
         FOR TRANSFERS OF INTERESTS IN REGULATION S GLOBAL CERTIFICATES

                                     [Date]

[TRANSFEROR]

            Re: CWCapital Commercial Funding Corp., as depositor, COBALT CMBS Commercial Mortgage Trust 2007-C3, Commercial Mortgage Pass-Through Certificates, Series 2007-C3, Class _____, having an initial aggregate [Certificate Principal Balance] [Certificate Notional Amount] as of August 17, 2007 (the "Closing Date") of $__________

Ladies and Gentlemen:

            This letter is delivered to you in connection with the transfer by _________________________ (the "Transferor") to __________________________ (the
"Transferee") through our respective Depository Participants of the Transferor's beneficial ownership interest (currently maintained on the books and records of The Depository Trust Company ("DTC") and the Depository Participants) in the captioned Certificates (the "Transferred Certificates"), pursuant to Section
5.02 of the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of August 1, 2007, between CWCapital Commercial Funding Corp., as Depositor, Wachovia Bank, National Association, as Master Servicer, CWCapital Asset Management LLC, as Special Servicer and Wells Fargo Bank, N.A., as Trustee. All capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferee hereby certifies, represents and warrants to and agrees with you, and for the benefit of the Depositor, that the Transferee is not a United States Securities Person.

            For purposes of this certification, "United States Securities Person" means (i) any natural person resident in the United States, (ii) any partnership or corporation organized or incorporated under the laws of the United States; (iii) any estate of which any executor or administrator is a United States Securities Person, other than any estate of which any professional fiduciary acting as executor or administrator is a United States Securities Person if an executor or administrator of the estate who is not a United States Securities Person has sole or shared investment discretion with respect to the assets of the estate and the estate is governed by foreign law, (iv) any trust of which any trustee is a United States Securities Person, other than a trust of which any professional fiduciary acting as trustee is a United States Securities Person if a trustee who is not a United States Securities Person has sole or shared investment discretion with respect to the trust assets and no beneficiary of the trust (and no settlor if the trust is revocable) is a United States Securities Person, (v) any agency or branch of a foreign entity located in the United States, unless the agency or branch operates for valid business reasons and is engaged in the business of insurance or banking and is subject to substantive insurance or banking regulation, respectively, in the jurisdiction where located, (vi) any non-discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary for the benefit or account of a United States Securities Person, (vii) any discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporated or (if an individual) resident in the United States, other than one held for the benefit or account of a non-United States Securities Person by a dealer or other professional fiduciary organized, incorporated or (if any individual) resident in the United States, (viii) any partnership or corporation if (a) organized or incorporated under the laws of any foreign jurisdiction and (b) formed by a United States Securities Person principally for the purpose of investing in securities not registered under the Securities Act, unless it is organized or incorporated, and owned, by "accredited investors" (as defined in Rule 501(a)) under the United States Securities Act of 1933, as amended (the "Securities Act"), who are not natural persons, estates or trusts; provided, however, that the International Monetary Fund, the International Bank for Reconstruction and Development, the Inter-American Development Bank, the Asian Development Bank, the African Development Bank, the United Nations and their agencies, affiliates and pension plans, any other similar international organizations, their agencies, affiliates and pension plans shall not constitute United States Securities Persons.

            We understand that this certification is required in connection with certain securities laws of the United States. In connection therewith, if administrative or legal proceedings are commenced or threatened in connection with which this certification is or would be relevant, we irrevocably authorize you to produce this certification to any interested party in such proceedings.

            Additionally, the Transferee hereby certifies, represents and warrants to and agrees with you that:

            [Check one of the following:]

               ________ The Transferee is a "U.S. Person" and it has attached hereto an Internal Revenue Service ("IRS") Form W-9 (or successor form).

               ________ The Transferee is not a "U.S. Person" and under applicable law in effect on the date hereof, no taxes will be required to be withheld by the Certificate Registrar (or its agent) with respect to Distributions to be made on the Transferred Certificate. The Transferee has attached hereto (i) a duly executed IRS Form W-8BEN (or successor form), which identifies such Purchaser as the beneficial owner of the Transferred Certificate and states that such Transferee is not a U.S. Person,
                             (ii) two duly executed copies of IRS Form W-8IMY (and all appropriate attachment) or (iii) two duly executed copies of IRS Form W-8ECI (or successor form), which identify such Transferee as the beneficial owner of the Transferred Certificate and state that interest and original issue discount on the Transferred Certificate is, or is expected to be, effectively connected with a U.S. trade or business. The Transferee agrees to provide to the Certificate Registrar updated IRS Form W-8BEN, IRS Form W-8IMY or IRS Form W-8ECI, as the case may be, any applicable successor IRS forms, or such other certifications as the Certificate Registrar may reasonably request, on or before the date that any such IRS form or certification expires or becomes obsolete, or promptly after the occurrence of any event requiring a change in the most recent IRS form of certification furnished by it to the Certificate Registrar.

            For this purpose, "U.S. Person" means a citizen or resident of the United States for U.S. federal income tax purposes, a corporation, partnership (except to the extent provided in applicable Treasury regulations) or other entity created or organized in or under the laws of the United States or any State thereof or the District of Columbia, or an estate the income of which is subject to U.S. federal income taxation regardless of its source or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more such U.S. Persons have the authority to control all substantial decisions of the trust (or, to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996 which are eligible to elect to be treated as U.S. Persons).

Dated:  __________, _____

                                          By:
                                             -----------------------------------
                                             As, or agent for, the beneficial
                                             owner(s) of the Certificates to
                                             which this certificate relates.

                                    EXHIBIT G

                        FORM I OF TRANSFEREE CERTIFICATE
        IN CONNECTION WITH ERISA (DEFINITIVE NON-REGISTERED CERTIFICATES)


                                     [Date]

Wells Fargo Bank, N.A.
Wells Fargo Center
Sixth Street and Marquette Avenue
Minneapolis, MN  55479-0113

Attention:  Corporate Trust Services --
            CWCapital Commercial Funding Corp., Series 2007-C3

      Re: CWCapital Commercial Funding Corp., COBALT CMBS Commercial Mortgage Trust 2007-C3, Commercial Mortgage Pass-Through Certificates, Series 2007-C3, Class _____, having an initial aggregate [Certificate Principal Balance] [Certificate Notional Amount] [Percentage Interest] as of August 17, 2007 (the "Issue Date") of [$__________] [__________%]

Ladies and Gentlemen:

      This letter is delivered to you in connection with the transfer by _________________________ (the "Transferor") to __________________________ (the
"Transferee") of the captioned Certificates (the "Transferred Certificates"), pursuant to Section 5.02 of the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of August 1, 2007, between CWCapital Commercial Funding Corp., as Depositor, Wachovia Bank, National Association, as Master Servicer, CWCapital Asset Management LLC, as Special Servicer and Wells Fargo Bank, N.A., as Trustee. All capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferee hereby certifies, represents and warrants to you, as Certificate Registrar, and for the benefit of the Trustee and the Depositor, that:

      The Transferee is not (a) an employee benefit plan subject to the fiduciary responsibility provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), or a governmental plan (as defined in Section 3(32) of ERISA) subject to any federal, state or local law ("Similar Law") which is, to a material extent, similar to the foregoing provisions of ERISA or the Code (each a "Plan") or (b) a person acting on behalf of or using the assets of any such Plan (including an entity whose underlying assets include Plan assets by reason of investment in the entity by such a Plan or Plans and the application of Department of Labor Regulation ss. 2510.3-101), other than, except in the case of a Class IO Certificate or a Residual Interest Certificate, an insurance company using the assets of its general account under circumstances whereby the purchase and holding of Privately Offered Certificates by such insurance company would be exempt from the prohibited transaction provisions of ERISA and the Code under Sections I and III of Prohibited Transaction Class Exemption 95-60.

      Except in the case of the Class Y Certificates and the Residual Interest Certificates, which may not be transferred to a Plan or any person acting on behalf of or using the assets of a Plan, the Transferee understands that if the Transferee is a Person referred to in 1(a) or (b) above, such Transferee is required to provide to the Certificate Registrar an opinion of counsel in form and substance satisfactory to the Certificate Registrar and the Depositor to the effect that the acquisition and holding of such Certificate by such Transferee or transferee will not constitute or result in a non-exempt "prohibited transaction" within the meaning of ERISA, Section 4975 of the Code or any Similar Law, and will not subject the Trustee, the Certificate Registrar, the Master Servicer, the Special Servicer, the Initial Purchasers or the Depositor to any obligation or liability (including obligations or liabilities under ERISA, Section 4975 of the Code or any such Similar Law) in addition to those set forth in the Pooling and Servicing Agreement, which Opinion of Counsel shall not be at the expense of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Initial Purchasers, the Certificate Registrar or the Trust Fund.

IN WITNESS WHEREOF, the Transferee hereby executes this ERISA representation letter on the ___ day of [______________], 20[__].


                                       Very truly yours,

                                       -----------------------------------------
                                       [The Transferee]

                                       By:
                                          --------------------------------------
                                       Name:
                                            ------------------------------------
                                       Title:
                                             -----------------------------------

                                   EXHIBIT H-1

                    FORM OF TRANSFER AFFIDAVIT AND AGREEMENT
                    REGARDING RESIDUAL INTEREST CERTIFICATES

TRANSFER AFFIDAVIT PURSUANT TO
SECTIONS 860D(a)(6)(A) and 860E(e)(4) OF
THE INTERNAL REVENUE CODE OF 1986, AS AMENDED

            Re: CWCapital Commercial Funding Corp., as depositor, COBALT CMBS Commercial Mortgage Trust 2007-C3, Commercial Mortgage Pass-Through Certificates, Series 2007-C3 (the "Certificates"), issued pursuant to the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of August 1, 2007, among CWCapital Commercial Funding Corp. as Depositor, Wachovia Bank, National Association as Master Servicer, CWCapital Asset Management LLC as Special Servicer and Wells Fargo Bank, N.A. as Trustee


STATE OF             )
                     )  ss.:  ____________________
COUNTY OF            )

            I, _________________________, under penalties of perjury, declare that, to the best of my knowledge and belief, the following representations are true, correct and complete, and being first sworn, depose and say that:

            1. I am a __________________________ of
______________________________ (the "Purchaser"), on behalf of which I have the authority to make this affidavit.

            2. The Purchaser is acquiring [Class R-I] [Class R-II] Certificates representing ________% of the residual interest in each of two real estate mortgage investment conduits (a "REMIC") designated as ["REMIC I"] ["REMIC II"], [respectively], relating to the Certificates for which an election is to be made under Section 860D of the Internal Revenue Code of 1986 (the "Code").

            3. The Purchaser is a Permitted Transferee and is not a "Disqualified Organization" (as defined below), and that the Purchaser is not acquiring the [Class R-I] [Class R-II] Certificates for the account of, or as agent or nominee of, or with a view to the transfer of direct or indirect record or beneficial ownership thereof, to a Disqualified Organization. For the purposes hereof, a Disqualified Organization is any of the following: (i) the United States, (ii) any state or political subdivision thereof, (iii) any foreign government, (iv) any international organization, (v) any agency or instrumentality of any of the foregoing, (vi) any tax-exempt organization (other than a cooperative described in Section 521 of the Code) which is exempt from the tax imposed by Chapter 1 of the Code unless such organization is subject to the tax imposed by Section 511 of the Code, (vii) any organization described in
Section 1381(a)(2)(C) of the Code, or (viii) any other entity designated as a "disqualified organization" by relevant legislation amending the REMIC Provisions and in effect at or proposed to be effective as of the time of determination. In addition, a corporation will not be treated as an instrumentality of the United States or of any state or political subdivision thereof if all of its activities are subject to tax (except for the Federal Home Loan Mortgage Corporation) and a majority of its board of directors is not selected by such governmental unit. The terms "United States" and "international organization" shall have the meanings set forth in Section 7701 of the Code.

            4. The Purchaser is not a foreign permanent establishment or a fixed base (within the meaning of any applicable income tax treaty between the United States and any foreign jurisdiction) of a United States Tax Person.

            5. The Purchaser will not cause the income from the [Class R-I] [Class R-II] Certificates to be attributable to a foreign permanent establishment or fixed base (within the meaning of any applicable income tax treaty between the United States and any foreign jurisdiction) of a United States Tax Person.

            6. The Purchaser acknowledges that Section 860E(e) of the Code would impose a substantial tax on the transferor or, in certain circumstances, on an agent for the transferee, with respect to any transfer of any interest in any [Class R-I] [Class R-II] Certificates to a Disqualified Organization.

            7. No purpose of the acquisition of the [Class R-I] [Class R-II] Certificates is to impede the assessment or collection of tax.

            8. Check one of the following:

[_] The present value of the anticipated tax liabilities associated with holding the [Class R-I] [Class R-II] Certificate does not exceed the sum of:

            (i) the present value of any consideration given to the Purchaser to acquire such [Class R-I] [Class R-II] Certificate;

            (ii) the present value of the expected future distributions on such [Class R-I] [Class R-II] Certificate; and

            (iii) the present value of the anticipated tax savings associated with holding such [Class R-I] [Class R-II] Certificate as the related REMIC generates losses.

For purposes of this calculation, (i) the Purchaser is assumed to pay tax at the highest rate currently specified in Section 11(b) of the Code (but the tax rate in Section 55(b)(1)(B) of the Code may be used in lieu of the highest rate specified in Section 11(b) of the Code if the Purchaser has been subject to the alternative minimum tax under Section 55 of the Code in the preceding two years and will compute its taxable income in the current taxable year using the alternative minimum tax rate) and (ii) present values are computed using a discount rate equal to the short-term Federal rate prescribed by Section 1274(d) of the Code for the month of the transfer and the compounding period used by the Purchaser.

[_] The transfer of the [Class R-I] [Class R-II] Certificates comply with U.S. Treasury Regulations Sections 1.860E-1(c)(5) and (6) and, accordingly,

            (i) the Purchaser is an "eligible corporation," as defined in U.S. Treasury Regulations Section 1.860E-1(c)(6)(i), as to which income from the [Class R-I] [Class R-II] Certificates will only be taxed in the United States;

            (ii) at the time of the transfer, and at the close of the Purchaser's two fiscal years preceding the year of the transfer, the Purchaser had gross assets for financial reporting purposes (excluding any obligation of a person related to the Purchaser within the meaning of U.S. Treasury Regulations Section 1.860E-1(c)(6)(ii)) in excess of $100 million and net assets in excess of $10 million;

            (iii) the Purchaser will transfer the [Class R-I] [Class R-II]
                  Certificates only to another "eligible corporation," as defined in U.S. Treasury Regulations Section
                  1.860E-1(c)(6)(i), in a transaction that satisfies the requirements of Sections 1.860E-1(c)(4)(i), (ii) and (iii) and
                  Section 1.860E-1(c)(5) of the U.S. Treasury Regulations; and

            (iv) the Purchaser determined the consideration paid to it to acquire the [Class R-I] [Class R-II] Certificates based on reasonable market assumptions (including, but not limited to, borrowing and investment rates, prepayment and loss assumptions, expense and reinvestment assumptions, tax rates and other factors specific to the Purchaser) that it has determined in good faith.

[_]      None of the above.

            9. [Check the statement that applies]

[_] The Purchaser is a "United States person" as defined in Section 7701(a) of the Code and the regulations promulgated thereunder (the Purchaser's U.S. taxpayer identification number is __________). The Purchaser is not classified as a partnership under the Code (or, if so classified, all of its beneficial owners are United States persons);

            or

[_] The Purchaser is not a United States person. However, the Purchaser:


                  (a) conducts a trade or business within the United States and, for purposes of Treasury regulation section 1.860G-3(a)(3), is subject to tax under Section 882 of the Code;

                  (b) understands that, for purposes of Treasury regulation
            section 1.860E-1(c)(4)(ii), as a holder of a [Class R-I] [Class R-II] Certificate for United States federal income tax purposes, it may incur tax liabilities in excess of any cash flows generated by such [Class R-I] [Class R-II] Certificate;

                  (c) intends to pay the taxes associated with holding a [Class
            R-I] [Class R-II] Certificate;

                  (d) is not a Disqualified Partnership; and

                  (e) has furnished the Transferor and the Trustee with an
            effective IRS Form W-8ECI or successor form and will update such form as may be required under the applicable Treasury regulations.

                  9. The Purchaser historically has paid its debts as they have come due and intends to pay its debts as they come due in the future and the Purchaser intends to pay taxes associated with holding the [Class R-I] [Class R-II] Certificates as they become due.

                  10. The Purchaser understands that it may incur tax liabilities with respect to the [Class R-I] [Class R-II] Certificates in excess of any cash flows generated by such Certificates.

                  11. The Purchaser will not transfer the [Class R-I] [Class R-II] Certificates to any person or entity as to which the Purchaser has not received an affidavit substantially in the form of this affidavit or to any person or entity as to which the Purchaser has actual knowledge that the requirements set forth in paragraphs 3, 4, 5, 7 or 9 hereof are not satisfied, or to any person or entity with respect to which the Purchaser has not (at the time of such transfer) satisfied the requirements under the Code to conduct a reasonable investigation of the financial condition of such person or entity (or its current beneficial owners if such person or entity is classified as a partnership under the
      Code).

                  12. The Purchaser agrees to such amendments of the Pooling and Servicing Agreement as may be required to further effectuate the prohibition against transferring the [Class R-I] [Class R-II] Certificates to a Disqualified Organization, an agent thereof or a person that does not satisfy the requirements of paragraphs 4, 5, 7 and 9.

                  13. The Purchaser consents to the designation of the Trustee as the agent of the Tax Matters Person of [REMIC I] [REMIC II] pursuant to
      Section 10.01(d) of the Pooling and Servicing Agreement.

            Capitalized terms used but not defined herein have the meanings assigned thereto in the Pooling and Servicing Agreement.

            IN WITNESS WHEREOF, the Purchaser has caused this instrument to be duly executed on its behalf by its duly authorized officer this ___ day of
__________________.


                                          By:
                                             -----------------------------------
                                             Name:
                                             Title:


            Personally appeared before me ___________________________, known or proved to me to be the same person who executed the foregoing instrument and to be a_______________________ of the Purchaser, and acknowledged to me that he/she executed the same as his/her free act and deed and as the free act and deed of the Purchaser.

                                          Subscribed and sworn before me this
                                          ____ day of _______________.


                                          ______________________________________
                                          Notary Public

                                   EXHIBIT H-2

                         FORM OF TRANSFEROR CERTIFICATE
                    REGARDING RESIDUAL INTEREST CERTIFICATES

                                     [Date]

Wells Fargo Bank, N.A.
Wells Fargo Center
Sixth Street and Marquette Avenue
Minneapolis, MN  55479-0113

Attention:  Corporate Trust Services --
            CWCapital Commercial Funding Corp., as depositor, COBALT CMBS Commercial Mortgage Trust 2007-C3

            Re: CWCapital Commercial Funding Corp., as depositor, COBALT CMBS Commercial Mortgage Trust 2007-C3, Commercial Mortgage Pass-Through Certificates, Series 2007-C3 (the "Certificates")

Ladies and Gentlemen:

            This letter is delivered to you in connection with the transfer by _________________ (the "Transferor") to _________________ (the "Transferee") of
[Class R-I] [Class R-II] Certificates evidencing a ____% Percentage Interest in such Class (the "Residual Interest Certificates"). The Certificates, including the Residual Interest Certificates, were issued pursuant to the Pooling and Servicing Agreement, dated as of August 1, 2007 (the "Pooling and Servicing Agreement"), among CWCapital Commercial Funding Corp., as depositor, Wachovia Bank, National Association, as master servicer, CWCapital Asset Management LLC, as special servicer and Wells Fargo Bank, N.A., as trustee. All capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferor hereby certifies, represents and warrants to you, as Certificate Registrar, that:

                  1. No purpose of the Transferor relating to the transfer of the Residual Interest Certificates by the Transferor to the Transferee is or will be to impede the assessment or collection of any tax.

                  2. The Transferor understands that the Transferee has delivered to you a Transfer Affidavit and Agreement in the form attached to the Pooling and Servicing Agreement as Exhibit H-1. The Transferor does not know or believe that any representation contained therein is false.

                  3. The Transferor has at the time of this transfer conducted a reasonable investigation of the financial condition of the Transferee (or the beneficial owners of the Transferee if it is classified as a partnership under the Code) as contemplated by Treasury regulation section 1.860E-1(c)(4)(i) and, as a result of that investigation, the Transferor has determined that the Transferee has historically paid its debts as they became due and has found no significant evidence to indicate that the Transferee will not continue to pay its debts as they become due in the future. The Transferor understands that the transfer of the Residual Interest Certificates may not be respected for United States income tax purposes (and the Transferor may continue to be liable for United States income taxes associated therewith) unless the Transferor has conducted such an investigation.

                                          Very truly yours,

                                          ____________________________________
                                          (Transferor)

                                          By:
                                                Name:
                                                Title:

                                   EXHIBIT I-1

                       FORM OF NOTICE AND ACKNOWLEDGEMENT

                                     [Date]

Standard & Poor's Rating Services,
  a division of The McGraw-Hill Companies, Inc.
55 Water Street, 41st Floor
New York, New York 10041-0003

Fitch, Inc.
One State Street Plaza, 31st Floor
New York, New York  10004

Ladies and Gentlemen:

            This notice is being delivered pursuant to Section 6.09 of the Pooling and Servicing Agreement, dated as of August 1, 2007 and relating to CWCapital Commercial Funding Corp., COBALT CMBS Commercial Mortgage Trust 2007-C3, Commercial Mortgage Pass-Through Certificates, Series 2007-C3 (the "Agreement"). Capitalized terms used but not otherwise defined herein shall have respective meanings assigned to them in the Agreement.

            Notice is hereby given that the Holders of Certificates evidencing a majority of the Voting Rights allocated to the Controlling Class have designated ________________ to serve as the Special Servicer under the Agreement.

            The designation of __________________ as Special Servicer will become final if certain conditions are met and you deliver to _________________, the trustee under the Agreement (the "Trustee"), written confirmation that if the person designated to become the Special Servicer were to serve as such, such event would not result in the qualification, downgrade or withdrawal of the rating or ratings assigned by you to one or more Classes of the Certificates. Accordingly, such confirmation is hereby requested as soon as possible.

            Please acknowledge receipt of this notice by signing the enclosed copy of this notice where indicated below and returning it to the Trustee, in the enclosed stamped self-addressed envelope.

                                          Very truly yours,

                                          WELLS FARGO BANK, N.A.,
                                          as Trustee


                                          By:
                                             -----------------------------------
                                             Name:
                                             Title:

Receipt acknowledged:

STANDARD & POOR'S RATINGS SERVICES


By:
   ----------------------------------
Name:
Title:
Date:

FITCH, INC.


By:
   ----------------------------------
Name:
Title:
Date:

                                   EXHIBIT I-2

              FORM OF ACKNOWLEDGEMENT OF PROPOSED SPECIAL SERVICER

                                     [Date]

[TRUSTEE]
[MASTER SERVICER]
[DEPOSITOR]

            Re: CWCapital Commercial Funding Corp., as depositor, COBALT CMBS Commercial Mortgage Trust 2007-C3, Commercial Mortgage Pass-Through Certificates, Series 2007-C3
                  -------------------------------------------------------------

Ladies and Gentlemen:

            Pursuant to Section 6.09 of the Pooling and Servicing Agreement, dated as of August 1, 2007, relating to CWCapital Commercial Funding Corp., COBALT CMBS Commercial Mortgage Trust 2007-C3, Commercial Mortgage Pass-Through Certificates, Series 2007-C3 (the "Agreement"), the undersigned hereby agrees with all the other parties to the Agreement that the undersigned shall serve as Special Servicer under, and as defined in, the Agreement. The undersigned hereby acknowledges that, as of the date hereof, it is and shall be a party to the Agreement and bound thereby to the full extent indicated therein in the capacity of Special Servicer. The undersigned hereby makes, as of the date hereof, the representations and warranties set forth in Section 3.25 of the Agreement, with the following corrections with respect to type of entity and jurisdiction of organization: ____________________.


                                          --------------------------------------

                                          By:
                                             -----------------------------------
                                             Name:
                                             Title:

                                    EXHIBIT J

                                   [Reserved]

                                    EXHIBIT K

   SUB-SERVICERS IN RESPECT OF WHICH SUB-SERVICING AGREEMENTS ARE IN EFFECT OR
                     BEING NEGOTIATED AS OF THE CLOSING DATE

CWCapital LLC
CBRE Melody of Texas, LP
Holiday Fenoglio Fowler, L.P.
Laureate Capital LLC
PSRS Administrative Services, LLC
CFC Transactions, LLC

                                    EXHIBIT L

                                   [RESERVED]

                                    EXHIBIT M

                      FORM OF SARBANES-OXLEY CERTIFICATION

      Re: CWCapital Commercial Funding Corp., COBALT CMBS Commercial Mortgage Trust 2007-C3, Commercial Mortgage Pass-Through Certificates, Series 2007-C3 (the "Trust"), issued pursuant to the Pooling and Servicing Agreement, dated as of August 1, 2007 (the "Pooling and Servicing Agreement"), among CWCapital Commercial Funding Corp., as Depositor, Wachovia Bank, National Association, as Master Servicer, CWCapital Asset Management LLC, as Special Servicer, and Wells Fargo Bank, N.A., as Trustee


I, [identify the certifying individual], the senior officer in charge of securitization of the Depositor into the above-referenced Trust, certify that:

                  1. I have reviewed the annual report on Form 10-K for the fiscal year [___] (the "Annual Report") and all reports on Form 10-D required to be filed in respect of periods included in the year covered by the Annual Report (collectively with the Annual Report, the "Reports"), of the Trust;

                  2. Based on my knowledge, the Reports, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by the Annual Report;

                  3. Based on my knowledge, all distribution, servicing and other information required to be provided under Form 10-D for the period covered by the Annual Report is included in the Reports;

                  4. Based on my knowledge and the servicer compliance statement(s) required in the Annual Report under Item 1123 of Regulation AB, and except as disclosed in the Reports, the Master Servicer, the Special Servicer and the Reporting Sub-Servicers have fulfilled their obligations under the Pooling and Servicing Agreement or the applicable sub-servicing agreement or primary servicing agreement in all material respects; and

                  5. All of the reports on assessment of compliance with servicing criteria for asset-backed securities and their related attestation reports on assessments of compliance with servicing criteria for asset-backed securities required to be included in the Annual Report in accordance with Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 have been included as an exhibit to the Annual Report, except as otherwise disclosed in the Annual Report. Any material instances of noncompliance described in such reports have been disclosed in the Annual Report on Form 10-K.

In giving the certifications above, I have reasonably relied information provided to me by the following unaffiliated parties:

      o     Wachovia Bank, National Association, as Master Servicer;

      o     CWCapital Asset Management LLC, as Special Servicer; and

      o     Wells Fargo Bank, N.A., as Trustee.


Date: _________________________

_______________________________________
[Signature]
[Title]

                                   EXHIBIT N-1

                      FORM OF CERTIFICATION TO BE PROVIDED
                           TO DEPOSITOR BY THE TRUSTEE

      Re: CWCapital Commercial Funding Corp., COBALT CMBS Commercial Mortgage Trust 2007-C3, Commercial Mortgage Pass-Through Certificates, Series 2007-C3 (the "Trust"), issued pursuant to the Pooling and Servicing Agreement, dated as of August 1, 2007 (the "Pooling and Servicing Agreement"), among CWCapital Commercial Funding Corp., as Depositor, Wachovia Bank, National Association, as Master Servicer, CWCapital Asset Management LLC, as Special Servicer, and Wells Fargo Bank, N.A., as Trustee
            --------------------------------------------------------------------

I, [identifying the certifying individual], a [title] of [TRUSTEE], certify to CWCapital Commercial Funding Corp. and its officers, directors and affiliates, and with the knowledge and intent that they will rely upon this certification, that:

                  1. I have reviewed the annual report on Form 10-K for the fiscal year 20__, and all reports on Form 10-D required to be filed in respect of periods covered by that annual report on Form 10-K, of the Trust (the "Exchange Act Periodic Reports");

                  2. Based on my knowledge, the distribution information in Exchange Act Periodic Reports, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by that report on Form 10-K;

                  3. Based on my knowledge, all of the distribution, servicing and other information required to be provided to the Trustee by the Master Servicer and the Special Servicer under the Pooling and Servicing Agreement for inclusion in the Exchange Act Periodic Reports is included in such reports; and

                  4. I am responsible for reviewing the activities performed by the Trustee and based on my knowledge and the compliance reviews conducted in preparing the trustee compliance statements required for inclusion on Form 10-K pursuant to Item 1123 of Regulation AB, and except as disclosed on any Form 10-D or 10-K, the Trustee has fulfilled its obligations in all material respects under the Pooling and Servicing Agreement;

                  5. All of the reports on assessment of compliance with servicing criteria for asset-backed securities and their related attestation reports on assessment of compliance with servicing criteria for asset-backed securities with respect to the Trustee required to be included in Form 10-K in accordance with Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 have been included as an exhibit to Form 10-K, except as otherwise disclosed in Form 10-K. Any material instances of noncompliance described in such reports have been disclosed in such report on Form 10-K; and

                  6. The Certification Parties may rely upon each (i) annual compliance statement provided pursuant to Section 11.09 of the Pooling and Servicing Agreement, (ii) annual report on assessment of compliance with servicing criteria provided pursuant to Section 11.10 of the Pooling and Servicing Agreement and (iii) registered public accounting firm attestation report provided pursuant to Section 11.11 of the Pooling and Servicing Agreement.

Date: _________________________

WELLS FARGO BANK, N.A.


By: ____________________________
    Name:
    Title:

                                   EXHIBIT N-2

                FORM OF CERTIFICATION TO BE PROVIDED TO DEPOSITOR

                             BY THE MASTER SERVICER

      Re: CWCapital Commercial Funding Corp., COBALT CMBS Commercial Mortgage Trust 2007-C3, Commercial Mortgage Pass-Through Certificates, Series 2007-C3 (the "Trust"), issued pursuant to the Pooling and Servicing Agreement, dated as of August 1, 2007 (the "Pooling and Servicing Agreement"), among CWCapital Commercial Funding Corp., as Depositor, Wachovia Bank, National Association, as Master Servicer, CWCapital Asset Management LLC, as Special Servicer, and Wells Fargo Bank, N.A., as Trustee
            -------------------------------------------------------------------

            I, [identify the certifying individual], a [title] of [MASTER SERVICER], certify on behalf of Wachovia Bank, National Association to CWCapital Commercial Funding Corp. and their officers, directors and affiliates, and with the knowledge and intent that they will rely upon this certification in delivering the Certification required by the Pooling and Servicing Agreement relating to the Certificates (capitalized terms used herein without definition shall have the meanings assigned to such terms in the Pooling and Servicing Agreement), that:

                  1. A servicing officer of the Master Servicer reviewed the servicing reports relating to the Trust Fund delivered by the Master Servicer to the Trustee covering the fiscal year 20__;

                  2. Based on my knowledge, and assuming the accuracy of the statements required to be made in the corresponding certificate of the Special Servicer (to the extent such statements are relevant to the statements made in this certification by the Master Servicer), the servicing information in these reports, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by these servicing reports;

                  3. Based on my knowledge, and assuming the accuracy of the statements required to be made in the corresponding certificate of the Special Servicer (to the extent such statements are relevant to the statements made in this certification by the Master Servicer), the servicing information required to be provided in these servicing reports to the Trustee by the Master Servicer under the Pooling and Servicing Agreement is included in the servicing reports delivered by the Master Servicer to the Trustee;

                  4. I am responsible for reviewing the activities performed by the Master Servicer under the Pooling and Servicing Agreement and based upon my knowledge and the compliance review conducted in preparing the servicer compliance statement required under Section 11.09 of the Pooling and Servicing Agreement with respect to the Master Servicer, and except as disclosed in such compliance statement delivered by the Master Servicer under Section 11.09 of the Pooling and Servicing Agreement, the Master Servicer has fulfilled its obligations under the Pooling and Servicing Agreement in all material respects in the year to which such review applies; and

      Further, notwithstanding the foregoing certifications, the Master Servicer does not make any certification under the foregoing clauses 1 through 4 that is in turn dependent upon information required to be provided by any sub-servicer acting under a sub-servicing agreement that the Master Servicer entered into in connection with the issuance of the Certificates, or upon the performance by any such sub-servicer of its obligations pursuant to any such sub-servicing agreement, in each case beyond the respective backup certifications actually provided by such sub-servicer to the Master Servicer with respect to the information that is subject of such certification;

                  5. The report on assessment of compliance with servicing criteria and the related attestation report on assessment of compliance with servicing criteria required to be delivered in accordance with
      Section 11.10 and Section 11.11 of the Pooling and Servicing Agreement discloses all material instances of noncompliance with the Relevant Servicing Criteria; and

                  6. The Certification Parties may rely upon each (i) annual compliance statement provided pursuant to Section 11.09 of the Pooling and Servicing Agreement, (ii) annual report on assessment of compliance with servicing criteria provided pursuant to Section 11.10 of the Pooling and Servicing Agreement and (iii) registered public accounting firm attestation report provided pursuant to Section 11.11 of the Pooling and Servicing Agreement.

Date: _________________________

WACHOVIA BANK, NATIONAL ASSOCIATION


By:____________________________
Name:
Title:

                                   EXHIBIT N-3

                FORM OF CERTIFICATION TO BE PROVIDED TO DEPOSITOR
                             BY THE SPECIAL SERVICER

      Re: COBALT CMBS Commercial Mortgage Trust 2007-C3, Commercial Mortgage Pass-Through Certificates, Series 2007-C3 (the "Trust"), issued pursuant to the Pooling and Servicing Agreement, dated as of August 1, 2007 (the "Pooling and Servicing Agreement"), among CWCapital Commercial Funding Corp., as Depositor, Wachovia Bank, National Association, as Master Servicer, CWCapital Asset Management LLC, as Special Servicer, and Wells Fargo Bank, N.A., as Trustee
            -------------------------------------------------------------------

I, [identify the certifying individual], a [title] of [SPECIAL SERVICER], certify on behalf of CWCapital Asset Management LLC to CWCapital Commercial Funding Corp. and their officers, directors and affiliates, and with the knowledge and intent that they will rely upon this certification in delivering the Certification required by the Pooling and Servicing Agreement relating to the Certificates (capitalized terms used herein without definition shall have the meanings assigned to such terms in the Pooling and Servicing Agreement), that:

                  1. Based on my knowledge, the servicing information in the servicing reports or information relating to the trust fund delivered by the Special Servicer to the Master Servicer covering the fiscal year 20__, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by these servicing reports;

                  2. Based on my knowledge, the servicing information required to be provided to the Master Servicer by the Special Servicer under the Pooling and Servicing Agreement for inclusion in the reports to be filed by the Trustee is included in the servicing reports delivered by the Special Servicer to the Master Servicer;

                  3. I am responsible for reviewing the activities performed by the Special Servicer under the Pooling and Servicing Agreement and based upon my knowledge and the compliance review conducted in preparing the servicer compliance statement required under Section 11.09 of the Pooling and Servicing Agreement with respect to the Special Servicer, and except as disclosed in such compliance statement delivered by the Special Servicer under Section 11.09 of the Pooling and Servicing Agreement, the Special Servicer has fulfilled its obligations under the Pooling and Servicing Agreement in all material respects in the year to which such review applies;

                  4. The report on assessment of compliance with servicing criteria and the related attestation report on assessment of compliance with servicing criteria required to be delivered in accordance with
      Section 11.10 and Section 11.11 of the Pooling and Servicing Agreement discloses all material instances of noncompliance with the Relevant Servicing Criteria; and

                  5. The Certification Parties may rely upon each (i) annual compliance statement provided pursuant to Section 11.09 of the Pooling and Servicing Agreement, (ii) annual report on assessment of compliance with servicing criteria provided pursuant to Section 11.10 of the Pooling and Servicing Agreement and (iii) registered public accounting firm attestation report provided pursuant to Section 11.11 of the Pooling and Servicing Agreement.

Date: _________________________

CWCAPITAL ASSET MANAGEMENT LLC


By:____________________________
Name:
Title:

                                    EXHIBIT O

         SERVICING CRITERIA TO BE ADDRESSED IN ASSESSMENT OF COMPLIANCE

The assessment of compliance to be delivered by the applicable party shall address, at a minimum, the criteria identified below as "Relevant Servicing Criteria," as such criteria may be amended from time to time by the parties to this Agreement in writing due to any change in interpretations of the requirements of Item 1122(d) of the Regulation AB (whether due to interpretive guidance provided by the Commission or its staff or otherwise):

                                         RELEVANT SERVICING CRITERIA                         APPLICABLE PARTY(IES)
-----------------------------------------------------------------------------------------------------------------------
      Reference                                      Criteria
-----------------------------------------------------------------------------------------------------------------------

                                         General Servicing Considerations

1122(d)(1)(i)          Policies and procedures are instituted to monitor any performance            Trustee
                       or other triggers and events of default in accordance with the           Master Servicer
                       transaction agreements.                                                 Special Servicer

1122(d)(1)(ii)         If any material servicing activities are outsourced to third                 Trustee
                       parties, policies and procedures are instituted to monitor the           Master Servicer
                       third party's performance and compliance with such servicing            Special Servicer
                       activities.

1122(d)(1)(iii)        Any requirements in the transaction agreements to maintain a                   N/A
                       back-up servicer for the mortgage loans are maintained.

1122(d)(1)(iv)         A fidelity bond and errors and omissions policy is in effect on the      Master Servicer
                       party participating in the servicing function throughout the            Special Servicer
                       reporting period in the amount of coverage required by and otherwise in accordance with the terms of the transaction
                       agreements.

                                        Cash Collection and Administration

1122(d)(2)(i)          Payments on mortgage loans are deposited into the appropriate                Trustee
                       custodial bank accounts and related bank clearing accounts no more       Master Servicer
                       than two business days following receipt, or such other number of       Special Servicer
                       days specified in the transaction agreements.

1122(d)(2)(ii)         Disbursements made via wire transfer on behalf of an obligor or to           Trustee
                       an investor are made only by authorized personnel.                       Master Servicer

1122(d)(2)(iii)        Advances of funds or guarantees regarding collections, cash flows        Master Servicer
                       or distributions, and any interest or other fees charged for such       Special Servicer
                       advances, are made, reviewed and approved as specified in the                Trustee
                       transaction agreements.

1122(d)(2)(iv)         The related accounts for the transaction, such as cash reserve               Trustee
                       accounts or accounts established as a form of                            Master Servicer
                       overcollateralization, are separately maintained (e.g., with            Special Servicer
                       respect to commingling of cash) as set forth in the transaction agreements.

1122(d)(2)(v)          Each custodial account is maintained at a federally insured                  Trustee
                       depository institution as set forth in the transaction agreements.       Master Servicer
                       For purposes of this criterion, "federally insured depository           Special Servicer
                       institution" with respect to a foreign financial institution means a foreign financial institution that meets the requirements of Rule
                       13k-1(b)(1) of the Securities Exchange Act.

1122(d)(2)(vi)         Unissued checks are safeguarded so as to prevent unauthorized                Trustee
                       access.                                                                  Master Servicer
                                                                                               Special Servicer

1122(d)(2)(vii)         Reconciliations are prepared on a monthly basis for all                     Trustee
                       asset-backed securities related bank accounts, including custodial       Master Servicer
                       accounts and related bank clearing accounts. These reconciliations      Special Servicer
                       are (A) mathematically accurate; (B) prepared within 30 calendar days after the bank statement cutoff date, or such other number of days specified in the transaction agreements; (C) reviewed and approved by someone other than the person who prepared the reconciliation; and (D) contain explanations for reconciling items.
                       These reconciling items are resolved within 90 calendar days of their original identification, or such other number of days specified in the transaction agreements.

                                        Investor Remittances and Reporting

1122(d)(3)(i)          Reports to investors, including those to be filed with the
                       Commission, are maintained in accordance with the transaction agreements and applicable Commission requirements. Specifically, such reports:

1122(d)(3)(i)(A)       (A) are prepared in accordance with timeframes and other terms set           Trustee
                       forth in the transaction agreements;

1122(d)(3)(i)(B)       (B) provide information calculated in accordance with the terms              Trustee
                       specified in the transaction agreements;

1122(d)(3)(i)(C)       (C) are filed with the Commission as required by its rules and           Party who files
                       regulations; and                                                             report

1122(d)(3)(i)(D)       (D) agree with investors' or the Trustee's records as to the total           Trustee
                       unpaid principal balance and number of mortgage loans serviced by each of the Master Servicer and Special Servicer.

1122(d)(3)(ii)         Amounts due to investors are allocated and remitted in accordance            Trustee
                       with timeframes, distribution priority and other terms set forth in the transaction agreements.

1122(d)(3)(iii)        Disbursements made to an investor are posted within two business             Trustee
                       days to the Reporting Servicer's investor records, or such other number of days specified in the transaction agreements.

1122(d)(3)(iv)         Amounts remitted to investors per the investor reports agree with            Trustee
                       cancelled checks, or other form of payment, or custodial bank statements.

                                            Pool Asset Administration

1122(d)(4)(i)          Collateral or security on mortgage loans is maintained as required           Trustee
                       by the transaction agreements or related mortgage loan documents.        Master Servicer
                                                                                               Special Servicer

1122(d)(4)(ii)         Mortgage loan and related documents are safeguarded as required by           Trustee
                       the transaction agreements

1122(d)(4)(iii)        Any additions, removals or substitutions to the asset pool are               Trustee
                       made, reviewed and approved in accordance with any conditions or         Master Servicer
                       requirements in the transaction agreements.                             Special Servicer

1122(d)(4)(iv)         Payments on mortgage loans, including any payoffs, made in               Master Servicer
                       accordance with the related mortgage loan documents are posted to the Reporting Servicer's obligor records maintained no more than two business days after receipt, or such other number of days specified in the transaction agreements, and allocated to
                       principal, interest or other items (e.g., escrow) in accordance with the related mortgage loan documents.

1122(d)(4)(v)          The Reporting Servicer's records regarding the mortgage loans agree      Master Servicer
                       with the Reporting Servicer's records with respect to an obligor's unpaid principal balance.

1122(d)(4)(vi)         Changes with respect to the terms or status of an obligor's              Master Servicer
                       mortgage loans (e.g., loan modifications or re-agings) are made,        Special Servicer
                       reviewed and approved by authorized personnel in accordance with the transaction agreements and related pool asset documents.

1122(d)(4)(vii)        Loss mitigation or recovery actions (e.g., forbearance plans,           Special Servicer
                       modifications and deeds in lieu of foreclosure, foreclosures and repossessions, as applicable) are initiated, conducted and concluded in accordance with the timeframes or other requirements established by the transaction agreements.

1122(d)(4)(viii)       Records documenting collection efforts are maintained during the         Master Servicer
                       period a mortgage loan is delinquent in accordance with the             Special Servicer
                       transaction agreements. Such records are maintained on at least a monthly basis, or such other period specified in the transaction agreements, and describe the entity's activities in monitoring delinquent mortgage loans including, for example, phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g., illness or unemployment).

1122(d)(4)(ix)         Adjustments to interest rates or rates of return for mortgage loans      Master Servicer
                       with variable rates are computed based on the related mortgage loan documents.

1122(d)(4)(x)          Regarding any funds held in trust for an obligor (such as escrow         Master Servicer
                       accounts): (A) such funds are analyzed, in accordance with the obligor's mortgage loan documents, on at least an annual basis, or such other period specified in the transaction agreements; (B)
                       interest on such funds is paid, or credited, to obligors in accordance with applicable mortgage loan documents and state laws;
                       and (C) such funds are returned to the obligor within 30 calendar days of full repayment of the related mortgage loans, or such other number of days specified in the transaction agreements.

1122(d)(4)(xi)         Payments made on behalf of an obligor (such as tax or insurance          Master Servicer
                       payments) are made on or before the related penalty or expiration dates, as indicated on the appropriate bills or notices for such payments, provided that such support has been received by the servicer at least 30 calendar days prior to these dates, or such other number of days specified in the transaction agreements.

1122(d)(4)(xii)        Any late payment penalties in connection with any payment to be          Master Servicer
                       made on behalf of an obligor are paid from the servicer's funds and not charged to the obligor, unless the late payment was due to the obligor's error or omission.

1122(d)(4)(xiii)       Disbursements made on behalf of an obligor are posted within two         Master Servicer
                       business days to the obligor's records maintained by the servicer, or such other number of days specified in the transaction
                       agreements.

1122(d)(4)(xiv)         Delinquencies, charge-offs and uncollectible accounts are               Master Servicer
                       recognized and recorded in accordance with the transaction agreements.

1122(d)(4)(xv)         Any external enhancement or other support, identified in Item                  N/A
                       1114(a)(1) through (3) or Item 1115 of Regulation AB, is maintained as set forth in the transaction agreements.


[NAME OF REPORTING SERVICER]

Date:
     -----------------------------

By:
   -------------------------------

Name:
     -----------------------------

Title:
      ----------------------------

                                  EXHIBIT P

                       ADDITIONAL FORM 10-D DISCLOSURE

The parties identified in the "Party Responsible" column are obligated pursuant to Section 11.03 and Section 11.04 of this Agreement to disclose to the Depositor any information described in the corresponding Form 10-D Item described in the "Item on Form 10-D" column to the extent such party has knowledge (and in the case of financial statements required to be provided in connection with Item 6 below, possession) of such information (other than information as to itself).

--------------------------------------------------------------------------------
           Item on Form 10-D                        Party Responsible
--------------------------------------------------------------------------------
Item 1: Distribution and Pool           o    Master Servicer (only with respect
Performance Information:                     to 1121(a)(12) as to Performing
  o   Only with respect to any               Serviced Loans)
      information required by 1121      o    Special Servicer (only with respect
      which is NOT included on the           to 1121(a)(12) as to Specially
      Distribution Date Statement            Serviced Loans)
                                        o    Trustee
                                        o    Depositor

--------------------------------------------------------------------------------
Item 2: Legal Proceedings:              o    Master Servicer (as to itself)
  o   Item 1117 of Regulation AB (to    o    Special Servicer (as to itself)
      the extent material to            o    Trustee (as to itself)
      Certificateholders)               o    Depositor (as to itself)
                                        o    Trustee/Master
                                             Servicer/Depositor/Special Servicer
                                             as to the Trust (in the case of the
                                             Master Servicer, Special Servicer
                                             and the Trustee, to be reported by
                                             the party controlling such
                                             litigation)
                                        o    Each Mortgage Loan Seller as
                                             sponsor (as defined in Regulation
                                             AB) (to be provided by the
                                             Depositor)
                                        o    Depositor as to any originators
                                             under Item 1110 of Regulation AB
                                        o    Depositor as to any party under
                                             Item 1100(d)(1) of Regulation AB

--------------------------------------------------------------------------------
Item 3:  Sale of Securities and Use of  o    Depositor
Proceeds

--------------------------------------------------------------------------------
Item 4:  Defaults Upon Senior           o    Trustee
Securities

--------------------------------------------------------------------------------
Item 5:  Submission of Matters to a     o    Trustee
Vote of Security Holders

--------------------------------------------------------------------------------
Item 6:  Significant Obligors of Pool       N/A
Assets

--------------------------------------------------------------------------------
Item 7:  Significant Enhancement        o    Depositor
Provider Information

--------------------------------------------------------------------------------
Item 8:  Other Information              o    Any party responsible for
(information required to be disclosed         disclosure items on Form 8-K
on Form 8-K that was not properly
disclosed)

--------------------------------------------------------------------------------
Item 9:  Exhibits                       o    Depositor
                                        o    Trustee
--------------------------------------------------------------------------------

                                    EXHIBIT Q

                         ADDITIONAL FORM 10-K DISCLOSURE

The parties identified in the "Party Responsible" column are obligated pursuant to Section 11.03 and Section 11.05 of this Agreement to disclose to the Depositor any information described in the corresponding Form 10-K Item described in the "Item on Form 10-K" column to the extent such party has actual knowledge (and in the case of financial statements required to be provided in connection with 1112(b) below, possession) of such information (other than information as to itself).

--------------------------------------------------------------------------------
           Item on Form 10-K                         Party Responsible
--------------------------------------------------------------------------------
Item 1B: Unresolved Staff Comments      o   Depositor

--------------------------------------------------------------------------------
Item 9B:  Other Information             o   Any party responsible for disclosure
(information required to be disclosed       items on Form 8-K to the extent of
on Form 8-K that was not properly           such items
disclosed)

--------------------------------------------------------------------------------
Item 15:  Exhibits, Financial           o   Trustee
Statement Schedules                     o   Depositor

--------------------------------------------------------------------------------
Additional Item:                        o   Master Servicer (as to itself)
                                        o   Special Servicer (as to itself)
Disclosure per Item 1117 of Regulation  o   Trustee (as to itself)
AB (to the extent material to           o   Depositor (as to itself)
Certificateholders)                     o   Any other Reporting Servicer (as to
                                            itself)
                                        o   Trustee/Master
                                            Servicer/Depositor/Special Servicer
                                            as to the Trust (in the case of the
                                            Master Servicer, the Special
                                            Servicer and the Trustee to be
                                            reported by the party controlling
                                            such litigation)
                                        o   Each Mortgage Loan Seller as sponsor
                                            (as defined in Regulation AB) (to be
                                            provided by the Depositor)
                                        o   Depositor as to any originators
                                            under Item 1110 of Regulation AB
                                        o   Depositor as to any party under Item
                                            1100(d)(1) of Regulation AB
--------------------------------------------------------------------------------
Additional Item:                        o   Master Servicer (as to itself) (to
Disclosure per Item 1119 of Regulation      the extent material to
AB                                          Certificateholders and only as to
                                            affiliations under 1119(a) with the
                                            Trustee, the Special Servicer or its
                                            subservicers that are 1108(a)(3)
                                            servicers)
                                        o   Special Servicer (as to itself) (to
                                            the extent material to
                                            Certificateholders and only as to
                                            affiliations under 1119(a))
                                        o   Trustee (as to itself)
                                        o   Depositor (as to itself)
                                        o   Trustee/Master
                                            Servicer/Depositor/Special Servicer
                                            as to the Trust
                                        o   Each Mortgage Loan Seller as sponsor
                                            (as defined in Regulation AB) (to be
                                            provided by the Depositor)
                                        o   Depositor as to any originators
                                            under Item 1110 of Regulation AB
                                        o   Depositor as to any party under Item
                                            1100(d)(1) of Regulation AB

--------------------------------------------------------------------------------
Additional Item:                        o   Master Servicer
Disclosure per Item 1112(b) of          o   Depositor
Regulation AB

--------------------------------------------------------------------------------
Additional Item:                        o   Depositor
Disclosure per Items 1114(b)(2) and     o   Trustee
1115(b) of Regulation AB
--------------------------------------------------------------------------------

                                    EXHIBIT R

                         Form 8-K Disclosure Information

The parties identified in the "Party Responsible" column are obligated pursuant to Section 11.07 of this Agreement to report to the Depositor the occurrence of any event described in the corresponding Form 8-K Item described in the "Item on Form 8-K" column to the extent such party has actual knowledge of such information (other than information as to itself).

--------------------------------------------------------------------------------
           Item on Form 8-K                       Party Responsible
--------------------------------------------------------------------------------
Item 1.01- Entry into a Material        o     All parties (only as to the
Definitive Agreement                          agreements such entity is a
                                              party to or entered into on
                                              behalf of the Trust)

--------------------------------------------------------------------------------
Item 1.02- Termination of a Material    o     All parties (only as to the
Definitive Agreement                          agreements such entity is a
                                              party to or entered into on
                                              behalf of the Trust)

--------------------------------------------------------------------------------
Item 1.03- Bankruptcy or Receivership   o     Depositor

--------------------------------------------------------------------------------
Item 2.04- Triggering Events that       o     Depositor
Accelerate or Increase a Direct
Financial Obligation or an Obligation
under an Off-Balance Sheet Arrangement

--------------------------------------------------------------------------------
Item 3.03- Material Modification to     o     Trustee
Rights of Security Holders

--------------------------------------------------------------------------------
Item 5.03- Amendments of Articles of    o     Depositor
Incorporation or Bylaws; Change of
Fiscal Year

--------------------------------------------------------------------------------
Item 6.01- ABS Informational and        o     Depositor
Computational Material

--------------------------------------------------------------------------------
Item 6.02- Change of Servicer or        o     Master Servicer (as to itself
Trustee                                       or a servicer retained by it)
                                        o     Special Servicer (as to itself
                                              or a servicer retained by it)
                                        o     Trustee
                                        o     Depositor

--------------------------------------------------------------------------------
Item 6.03- Change in Credit             o     Depositor
Enhancement or External Support         o     Trustee

--------------------------------------------------------------------------------
Item 6.04- Failure to Make a Required   o     Trustee
Distribution

--------------------------------------------------------------------------------
Item 6.05- Securities Act Updating      o     Depositor
Disclosure

--------------------------------------------------------------------------------
Item 7.01- Regulation FD Disclosure     o     Depositor

--------------------------------------------------------------------------------
Item 8.01                               o     Depositor

--------------------------------------------------------------------------------
Item 9.01                               o     Depositor
--------------------------------------------------------------------------------

                                    EXHIBIT S

                       ADDITIONAL DISCLOSURE NOTIFICATION

**SEND  VIA FAX TO  312-904-2084  AND VIA EMAIL TO  [             ] AND VIA
OVERNIGHT MAIL TO THE ADDRESS IMMEDIATELY BELOW**

Wells Fargo Bank, N.A., as Trustee
9062 Old Annapolis Road
Columbia, Maryland 21045
Facsimile: (410) 715-2380
Email: cts.sec.notifications@wellsfargo.com

Attn:  COBALT CMBS Commercial Mortgage Trust 2007-C3

CWCapital Commercial Funding Corp.
One Charles River Place
63 Kendrick Street
Needham, Massachusetts  02494

Attn: Global Securities and Trust Services--CWCapital Commercial Funding
      Corp., COBALT CMBS Commercial Mortgage Trust Series 2007-C3--SEC REPORT PROCESSING

RE:  **Additional Form [10-D][10-K][8-K] Disclosure** Required

Ladies and Gentlemen:

In accordance with Section [ ] of the Pooling and Servicing Agreement, dated as of August 1, 2007, among CWCapital Commercial Funding Corp., as depositor, Wachovia Bank, National Association, as master servicer, CWCapital Asset Management LLC, as special servicer and Wells Fargo Bank, N.A., as trustee, the undersigned, as [ ], hereby notifies you that certain events have come to our attention that [will] [may] need to be disclosed on Form [10-D][10-K][8-K].

Description of Additional Form [10-D][10-K][8-K] Disclosure:
-----------------------------------------------------------





List of any Attachments hereto to be included in the Additional Form [10-D][10-K][8-K] Disclosure:
--------------------------------------------------------------------

Any inquiries related to this notification should be directed to [           ],
phone number: [     ]; email address: [           ].


                                       [NAME OF PARTY],
                                          as [role]



                                       By: ___________________________________
                                          Name:
                                          Title:

                                    EXHIBIT T

                      SERVICING AND SUBSERVICING AGREEMENTS

      1. Sub-Servicing Agreement dated as of August 1, 2007 by and between Wachovia Bank, National Association and CWCapital LLC.

                                    EXHIBIT U

                                   [RESERVED]

                                    EXHIBIT V

                      TENANT-IN-COMMON TRANSFER COMPLIANCE

Sponsor Name                                            Timing & Notice Requirement
-----------------------------------------------------   ---------------------------
Irwin Glantz (Walgreens Brighton)                       N/A - not a TIC syndicate


Irwin Glantz (Walgreens Camillus)                       N/A - not a TIC syndicate


Irwin Glantz (Walgreens Cortlandville)                  N/A - not a TIC syndicate


HGGP CAPITAL II, LLC (Woods of North Bend Apartments)



Sponsor Name                                            Approval of New Borrower
-----------------------------------------------------   ----------------------------------------------------------------
Irwin Glantz (Walgreens Brighton)                       Per standard transfer provisions in Lender's security instrument
                                                        (no material revisions made to standard provisions)

Irwin Glantz (Walgreens Camillus)                       Per standard transfer provisions in Lender's security instrument
                                                        (no material revisions made to standard provisions)

Irwin Glantz (Walgreens Cortlandville)                  Per standard transfer provisions in Lender's security instrument
                                                        (no material revisions made to standard provisions)

HGGP CAPITAL II, LLC (Woods of North Bend Apartments)   At Lender's Discretion



Sponsor Name                                            Accredited Investors Only
-----------------------------------------------------   -------------------------
Irwin Glantz (Walgreens Brighton)                       N/A - not a TIC syndicate


Irwin Glantz (Walgreens Camillus)                       N/A - not a TIC syndicate


Irwin Glantz (Walgreens Cortlandville)                  N/A - not a TIC syndicate


HGGP CAPITAL II, LLC (Woods of North Bend Apartments)



Sponsor Name                                            Continued Sponsor Control Requirement
-----------------------------------------------------   ----------------------------------------------------------------
Irwin Glantz (Walgreens Brighton)                       Per standard transfer provisions in Lender's security instrument
                                                        (no material revisions made to standard provisions). Irwin
                                                        Glantz has interest in single member entity of both TICs.
Irwin Glantz (Walgreens Camillus)                       Per standard transfer provisions in Lender's security instrument
                                                        (no material revisions made to standard provisions). Irwin
                                                        Glantz has interest in single member entity of both TICs.
Irwin Glantz (Walgreens Cortlandville)                  Per standard transfer provisions in Lender's security instrument
                                                        (no material revisions made to standard provisions). Irwin
                                                        Glantz has interest in single member entity of both TICs.
HGGP CAPITAL II, LLC (Woods of North Bend Apartments)   Sponsor is not required to maintain any interest in the Property



Sponsor Name                                            New Borrower Debt Liability
-----------------------------------------------------   ----------------------------------------------------------------
Irwin Glantz (Walgreens Brighton)                       No additional borrowers contemplated; see, however, standard transfer provisions in Lender's security instrument (no material revisions made to standard provisions).
Irwin Glantz (Walgreens Camillus)                       No additional borrowers contemplated; see, however, standard transfer provisions in Lender's security instrument (no material revisions made to standard provisions).
Irwin Glantz (Walgreens Cortlandville)                  No additional borrowers contemplated; see, however, standard transfer provisions in Lender's security instrument (no material revisions made to standard provisions).
HGGP CAPITAL II, LLC (Woods of North Bend Apartments)   Joint & Several



Sponsor Name                                            New Guarantor Requirement
-----------------------------------------------------   -----------------------------------------------------------
Irwin Glantz (Walgreens Brighton)                       Yes


Irwin Glantz (Walgreens Camillus)                       Yes


Irwin Glantz (Walgreens Cortlandville)                  Yes


HGGP CAPITAL II, LLC (Woods of North Bend Apartments)   Not Applicable; Sponsor provides indemnity for all entities



Sponsor Name                                            Sponsor Release on Guaranty
-----------------------------------------------------   ------------------------------------------------------------
Irwin Glantz (Walgreens Brighton)                       Sponsor would only be released pursuant to standard transfer provisions in Lender's security instrument (no material
                                                        revisions made to standard provisions).
Irwin Glantz (Walgreens Camillus)                       Sponsor would only be released pursuant to standard transfer provisions in Lender's security instrument (no material
                                                        revisions made to standard provisions).
Irwin Glantz (Walgreens Cortlandville)                  Sponsor would only be released pursuant to standard transfer provisions in Lender's security instrument (no material
                                                        revisions made to standard provisions).
HGGP CAPITAL II, LLC (Woods of North Bend Apartments)   Not Applicable; Sponsor provides indemnity for all entities



Sponsor Name                                            General Pre-Conditions
-----------------------------------------------------   ----------------------------------------------------------------
Irwin Glantz (Walgreens Brighton)                       Per standard transfer provisions in Lender's security instrument
                                                        (no material revisions made to standard provisions)

Irwin Glantz (Walgreens Camillus)                       Per standard transfer provisions in Lender's security instrument
                                                        (no material revisions made to standard provisions)

Irwin Glantz (Walgreens Cortlandville)                  Per standard transfer provisions in Lender's security instrument
                                                        (no material revisions made to standard provisions)

HGGP CAPITAL II, LLC (Woods of North Bend Apartments)   (I) No Event of Default; (ii) No material adverse change in financial condition


Sponsor Name                                            Total Borrowers Permitted
-----------------------------------------------------   ---------------------------------------------
Irwin Glantz (Walgreens Brighton)                       2, per TIC provisions in security instrument.


Irwin Glantz (Walgreens Camillus)                       2, per TIC provisions in security instrument.


Irwin Glantz (Walgreens Cortlandville)                  2, per TIC provisions in security instrument.


HGGP CAPITAL II, LLC (Woods of North Bend Apartments)



Sponsor Name                                            Required Closing & Assumption Documents
-----------------------------------------------------   ----------------------------------------------------------------
Irwin Glantz (Walgreens Brighton)                       Per standard transfer provisions in Lender's security instrument
                                                        (no material revisions made to standard provisions).

Irwin Glantz (Walgreens Camillus)                       Per standard transfer provisions in Lender's security instrument
                                                        (no material revisions made to standard provisions).

Irwin Glantz (Walgreens Cortlandville)                  Per standard transfer provisions in Lender's security instrument
                                                        (no material revisions made to standard provisions).

HGGP CAPITAL II, LLC (Woods of North Bend Apartments)   Settlement Statement; Transfer Deed; Note Modification; Partial
                                                        Loan Assumption Agreement; Assumption of TIC Agreement; UCCs;
                                                        other required by Lender

Sponsor Name                                            Opinions Required
-----------------------------------------------------   ----------------------------------------------------------------
Irwin Glantz (Walgreens Brighton)                       Per standard transfer provisions in Lender's security instrument
                                                        (no material revisions made to standard provisions).

Irwin Glantz (Walgreens Camillus)                       Per standard transfer provisions in Lender's security instrument
                                                        (no material revisions made to standard provisions).

Irwin Glantz (Walgreens Cortlandville)                  Per standard transfer provisions in Lender's security instrument
                                                        (no material revisions made to standard provisions).

HGGP CAPITAL II, LLC (Woods of North Bend Apartments)   Due Execution; Enforceability; Non-Consolidation (only if
                                                        required at initial closing)


Sponsor Name                                            Assumption/ Application Fees
-----------------------------------------------------   ----------------------------------------------------------
Irwin Glantz (Walgreens Brighton)                       Greater of $15,000 or 1% of Debt on date of assumption.


Irwin Glantz (Walgreens Camillus)                       Greater of $15,000 or 1% of Debt on date of assumption.


Irwin Glantz (Walgreens Cortlandville)                  Greater of $15,000 or 1% of Debt on date of assumption.


HGGP CAPITAL II, LLC (Woods of North Bend Apartments)   1/2% of Debt for the first transfer; 1% of Debt thereafter



Sponsor Name                                            SPE Requirement
-----------------------------------------------------   --------------------------------------------------------------
Irwin Glantz (Walgreens Brighton)                       Existing TICs (2) are Delaware LLCs and are SPEs.


Irwin Glantz (Walgreens Camillus)                       Existing TICs (2) are Delaware LLCs and are SPEs.


Irwin Glantz (Walgreens Cortlandville)                  Existing TICs (2) are Delaware LLCs and are SPEs.


HGGP CAPITAL II, LLC (Woods of North Bend Apartments)   All TIC LLCs must be Delaware SPEs; all organization documents to be approved by Lender


Sponsor Name                                            Title Down-Date Endorsement
-----------------------------------------------------   --------------------------------------------------------------
Irwin Glantz (Walgreens Brighton)                       To the extent required by insurance provisions and/or transfer provisions in security instrument. Transfer provisions in
                                                        Lender's security instrument were not materially revised.
Irwin Glantz (Walgreens Camillus)                       To the extent required by insurance provisions and/or transfer provisions in security instrument. Transfer provisions in
                                                        Lender's security instrument were not materially revised.
Irwin Glantz (Walgreens Cortlandville)                  To the extent required by insurance provisions and/or transfer provisions in security instrument. Transfer provisions in
                                                        Lender's security instrument were not materially revised.
HGGP CAPITAL II, LLC (Woods of North Bend Apartments)   Lender's discretion



Sponsor Name                                            Insurance Endorsements
-----------------------------------------------------   --------------------------------------------------------------
Irwin Glantz (Walgreens Brighton)                       To the extent required by insurance provisions and/or transfer provisions in security instrument. Transfer provisions in
                                                        Lender's security instrument were not materially revised.
Irwin Glantz (Walgreens Camillus)                       To the extent required by insurance provisions and/or transfer provisions in security instrument. Transfer provisions in
                                                        Lender's security instrument were not materially revised.
Irwin Glantz (Walgreens Cortlandville)                  To the extent required by insurance provisions and/or transfer provisions in security instrument. Transfer provisions in
                                                        Lender's security instrument were not materially revised.
HGGP CAPITAL II, LLC (Woods of North Bend Apartments)   Not Required


Sponsor Name                         Timing & Notice Requirement
----------------------------------   -------------------------------
NNN Loans (Hunter Plaza)             At any time upon 20 days notice

Rio Norte Shopping Center            At any time



Chant Portfolio - Pool 2             At any time


Fox Chase Apartments                 At any time


TownePlace Suites - Fort Worth, TX   At any time




Sponsor Name                         Approval of New Borrower            Accredited Investors Only
----------------------------------   ---------------------------------   -------------------------
NNN Loans (Hunter Plaza)             At Lender's Discretion              Yes

Rio Norte Shopping Center            At Lender's reasonable discretion   Yes



Chant Portfolio - Pool 2             At Lender's reasonable discretion   Yes


Fox Chase Apartments                 At Lender's reasonable discretion   Yes


TownePlace Suites - Fort Worth, TX   At Lender's reasonable discretion   Yes




Sponsor Name                         Continued Sponsor Control Requirement                              New Borrower Debt Liability
----------------------------------   ----------------------------------------------------------------   ---------------------------
NNN Loans (Hunter Plaza)             Sponsor is not required to maintain any interest in the Property   Joint & Several

Rio Norte Shopping Center            Sponsor is not required to maintain any interest in the Property   Joint & Several



Chant Portfolio - Pool 2             Sponsor shall maintain a 1.00% interest in the Property            Joint & Several


Fox Chase Apartments                 Sponsor shall maintain a 1.00% interest in the Property            Joint & Several


TownePlace Suites - Fort Worth, TX   Sponsor is not required to maintain any interest in the Property   Joint & Several




Sponsor Name                         New Guarantor Requirement
----------------------------------   -----------------------------------------------------------------------------------------
NNN Loans (Hunter Plaza)             Not Applicable; Sponsor provides indemnity for all entities

Rio Norte Shopping Center            Sponsor of each TIC signs TIC Guaranty in substantially the same form as Sponsor Guaranty



Chant Portfolio - Pool 2             Sponsor of each TIC signs TIC Guaranty in substantially the same form as Sponsor Guaranty


Fox Chase Apartments                 Sponsor of each TIC signs TIC Guaranty in substantially the same form as Sponsor Guaranty


TownePlace Suites - Fort Worth, TX   Sponsor of each TIC signs TIC Guaranty in substantially the same form as Sponsor Guaranty




Sponsor Name                         Sponsor Release on Guaranty
----------------------------------   ---------------------------------------------------------------------------------------------
NNN Loans (Hunter Plaza)             Not Applicable; Sponsor provides indemnity for all entities

Rio Norte Shopping Center            Not applicable; sponsor covers bad acts of affiliated prop mgr in addition to acts of related
                                     TICs


Chant Portfolio - Pool 2             Not applicable; sponsor covers bad acts of affiliated prop mgr in addition to acts of related
                                     TICs

Fox Chase Apartments                 Not applicable; sponsor covers bad acts of affiliated prop mgr in addition to acts of related
                                     TICs

TownePlace Suites - Fort Worth, TX   Not applicable; sponsor covers bad acts of affiliated Master Tenant in addition to acts of related TICs



Sponsor Name                         General Pre-Conditions
----------------------------------   --------------------------------------------------------------------------------
NNN Loans (Hunter Plaza)             (I) No Event of Default; (ii) No material adverse change in financial condition

Rio Norte Shopping Center            No Event of Default, no Transfer to result in a new TIC owning more than 49% of property (except for Gemini Rio Norte H, LP), clean searches, UCC filing, opinions, rating agency confirmation on transfers involving greater than 10%
                                     interests in the Property

Chant Portfolio - Pool 2             No Event of Default, no Transfer to result in a new TIC owning more than 49% of property (except for affiliates of Trustor), clean searches, UCC filing, opinions, rating agency confirmation

Fox Chase Apartments                 No Event of Default, no Transfer to result in a new TIC owning more than 49% of property (except for affiliates of Trustor), clean searches, UCC filing, opinions, rating agency confirmation

TownePlace Suites - Fort Worth, TX   No Event of Default, no Transfer to result in a new TIC owning more than 49% of property (except for Moody National TPS Fort Worth H, LLC), clean searches, UCC filing, opinions, rating agency confirmation on transfers involving greater than
                                     10% interests in the Property

Sponsor Name                         Total Borrowers Permitted
----------------------------------   -----------------------------------------------------
NNN Loans (Hunter Plaza)             Max permitted under Rev. Proc. 2002-14 (currently 35)

Rio Norte Shopping Center                                                               35



Chant Portfolio - Pool 2                                                                35


Fox Chase Apartments                                                                    35


TownePlace Suites - Fort Worth, TX                                                      35




Sponsor Name                         Required Closing & Assumption Documents
----------------------------------   ---------------------------------------------------------------------------------------
NNN Loans (Hunter Plaza)             Settlement Statement; Transfer Deed; Note Modification; Partial Loan Assumption
                                     Agreement; Assumption of TIC Agreement; UCCs; other required by Lender

Rio Norte Shopping Center            Settlement Statement; Transfer Deed; Note Modification; Partial Loan Assumption
                                     Agreement; Assumption of TIC Agreement; UCCs; other required by Lender


Chant Portfolio - Pool 2             Settlement Statement; Transfer Deed; Note Modification; Partial Loan Assumption
                                     Agreement; Assumption of TIC Agreement; UCCs; other required by Lender

Fox Chase Apartments                 Settlement Statement; Transfer Deed; Note Modification; Partial Loan Assumption
                                     Agreement; Assumption of TIC Agreement; UCCs; other required by Lender

TownePlace Suites - Fort Worth, TX   Settlement Statement; Transfer Deed; Note Modification; Partial Loan Assumption
                                     Agreement; Assumption of TIC Agreement; UCCs; other required by Lender


Sponsor Name                         Opinions Required
----------------------------------   ---------------------------------------------------------------------------------------
NNN Loans (Hunter Plaza)             Due Execution; Enforceability; Non-Consolidation (only if required at initial closing)

Rio Norte Shopping Center            Due Execution; Enforceability; Non-Consolidation (only if required at initial closing);
                                     DE Opinions


Chant Portfolio - Pool 2             Due Execution; Enforceability;


Fox Chase Apartments                 Due Execution; Enforceability;


TownePlace Suites - Fort Worth, TX   Due Execution; Enforceability;




Sponsor Name                         Assumption/ Application Fees
----------------------------------   ------------------------------------------------------------------------------
NNN Loans (Hunter Plaza)             $1000 per TIC LLC plus costs

Rio Norte Shopping Center            $5,000 per TIC plus costs (except for transfers occurring within 180 days from the date of closing by Gemini Rio Norte S, LP as transferor)


Chant Portfolio - Pool 2             $2,500 per TIC plus costs (except for transfers from Trustor occuring within 6 months of closing)

Fox Chase Apartments                 $2,500 per TIC plus costs (except for transfers from Trustor occuring within 6 months of closing)

TownePlace Suites - Fort Worth, TX   $5,000 per TIC plus costs (except for transfers occurring within 180 days from the date of closing by Moody Nation TPS Fort Worth S, LLC as transferor)



Sponsor Name                         SPE Requirement
----------------------------------   ---------------------------------------------------------------------------------------
NNN Loans (Hunter Plaza)             All TIC LLCs must be Delaware SPEs; all organization documents to be approved by Lender

Rio Norte Shopping Center            All TIC LLCs must be Delaware SPEs; all organization documents to be approved by Lender



Chant Portfolio - Pool 2             All TIC LLCs must be Delaware SPEs; all organization documents to be approved by Lender


Fox Chase Apartments                 All TIC LLCs must be Delaware SPEs; all organization documents to be approved by Lender


TownePlace Suites - Fort Worth, TX   All TIC LLCs must be Delaware SPEs; all organization documents to be approved by Lender




Sponsor Name                         Title Down-Date Endorsement   Insurance Endorsements
----------------------------------   ---------------------------   ----------------------
NNN Loans (Hunter Plaza)             Required                      Not Required

Rio Norte Shopping Center            Required                      Not Required



Chant Portfolio - Pool 2             Required                      Not Required


Fox Chase Apartments                 Required                      Not Required


TownePlace Suites - Fort Worth, TX   Required                      Not Required




TIC SYNDICATOR                                              Loan Seller   Loan Number   Mortgage Loan Number
---------------------------------------------------------   -----------   -----------   --------------------
Gemini Real Estate Advisors, LLC                            CGM                                      7020356

BGK Properties                                              CGM                                      7020149
The TIC structure was in place for 1031 exchange purpose,   CGM                                      7020290
this is not syndication TIC.
Louis DeSanto                                               CGM                                      7020418
The TIC structure was in place for 1031 exchange purpose,   CGM                                      7021458
this is not syndication TIC.
Not a Syndication TIC                                       CGM                                      7021502
Not a Syndication TIC                                       CGM                                      7021503
Brett Moody                                                 CGM                                      7020246


TIC SYNDICATOR                                              DM   RE COUNSEL              Property Name
---------------------------------------------------------   --   ---------------------   ----------------------------------
Gemini Real Estate Advisors, LLC                                 Samuel P. Gussis        Rio Norte Shopping Center

BGK Properties                                                   Samuel P. Gussis        Chant Portfolio - Pool 2
The TIC structure was in place for 1031 exchange purpose,        Robert Bourguignon      1111 & 1177 Summer Street
this is not syndication TIC.
Louis DeSanto                                                    Samuel A. Lichtenfeld   Fox Chase Apartments
The TIC structure was in place for 1031 exchange purpose,        Farah Ahmed             Eighth Avenue Shops
this is not syndication TIC.
Not a Syndication TIC                                            Nicole S. Lalich        Verizon Wireless I
Not a Syndication TIC                                            Nicole S. Lalich        Verizon Wireless II
Brett Moody                                                      Samuel P. Gussis        TownePlace Suites - Fort Worth, TX


TIC SYNDICATOR                                              Cut-Off Date Balance   % of Pool    Group #
---------------------------------------------------------   --------------------   ---------    -------
Gemini Real Estate Advisors, LLC                                  $25,120,000.00        1.22%         1

BGK Properties                                                    $24,800,000.00        1.21%         1
The TIC structure was in place for 1031 exchange purpose,         $17,000,000.00        0.83%         1
this is not syndication TIC.
Louis DeSanto                                                     $14,525,000.00        0.71%         2
The TIC structure was in place for 1031 exchange purpose,         $10,950,000.00        0.53%         1
this is not syndication TIC.
Not a Syndication TIC                                              $8,840,000.00        0.43%         1
Not a Syndication TIC                                              $8,835,000.00        0.43%         1
Brett Moody                                                        $7,840,000.00        0.38%         1

                                                               $2,052,768,090.00

TIC SYNDICATOR                                              SPONSOR                                       Tenants-In-Common (Y/N)?
---------------------------------------------------------   -------------------------------------------   ------------------------
Gemini Real Estate Advisors, LLC                            William T. Obeid, Dante A. Massaro,           Y
                                                            Christopher F. La Mack and Atit M. Jariwala
BGK Properties                                              Paul Gerwin, Fred Kolber                      Y
The TIC structure was in place for 1031 exchange purpose,   Barbara Pollard Stein, Gary Pollard           Y
this is not syndication TIC.
Louis DeSanto                                               Louis DeSanto                                 Y
The TIC structure was in place for 1031 exchange purpose,   Dana Haynes                                   Y
this is not syndication TIC.
Not a Syndication TIC                                       John T. Tran                                  Y
Not a Syndication TIC                                       John T. Tran                                  Y
Brett Moody                                                 Brett Moody                                   Y


TIC SYNDICATOR                                              Maximum # of members   Fully Syndicated?
---------------------------------------------------------   --------------------   -----------------
Gemini Real Estate Advisors, LLC                                              35   No

BGK Properties                                                                35   No
The TIC structure was in place for 1031 exchange purpose,                    NAP   NAP
this is not syndication TIC.
Louis DeSanto                                                                 35   Yes
The TIC structure was in place for 1031 exchange purpose,                    NAP   NAP
this is not syndication TIC.
Not a Syndication TIC                                                        NAP   NAP
Not a Syndication TIC                                                        NAP   NAP
Brett Moody                                                                   35   Yes


Sponsor Name                                                 Timing & Notice Requirement
----------------------------------------------------------   ----------------------------------------------------------
SCI Real Estate Investments (SCI) - Initiall TIC Transfers   Until the Sponsor provides notice that all sales have
                                                             occurred; upon 10 days prior notice

SCI Real Estate Investments (SCI) - Future TIC Transfers     After the completion of the Initial TIC Transfers; upon 30 days notice; no more than 20 permitted


Sponsor Name                                                 Approval of New Borrower   Accredited Investors Only
----------------------------------------------------------   ------------------------   -------------------------
SCI Real Estate Investments (SCI) - Initiall TIC Transfers   At Lender's Discretion     Yes


SCI Real Estate Investments (SCI) - Future TIC Transfers     At Lender's Discretion     Yes



Sponsor Name                                                 Continued Sponsor Control Requirement
----------------------------------------------------------   ----------------------------------------------------
SCI Real Estate Investments (SCI) - Initiall TIC Transfers   Sponsor is required to maintain a direct or indirect
                                                             interest in the property of at least 1%

SCI Real Estate Investments (SCI) - Future TIC Transfers     Not Applicable



Sponsor Name                                                 New Borrower Debt Liability
----------------------------------------------------------   ---------------------------
SCI Real Estate Investments (SCI) - Initiall TIC Transfers   Joint & Several


SCI Real Estate Investments (SCI) - Future TIC Transfers     Joint & Several



Sponsor Name                                                 New Guarantor Requirement
----------------------------------------------------------   ----------------------------------------------
SCI Real Estate Investments (SCI) - Initiall TIC Transfers   Required from the principal(s) of each new TIC


SCI Real Estate Investments (SCI) - Future TIC Transfers     Required from the principal(s) of each new TIC



Sponsor Name                                                 Sponsor Release on Guaranty   General Pre-Conditions
----------------------------------------------------------   ---------------------------   -----------------------------------------
SCI Real Estate Investments (SCI) - Initiall TIC Transfers   No                            (I) No Event of Default; (ii) No material
                                                                                            adverse change in financial condition

SCI Real Estate Investments (SCI) - Future TIC Transfers     Not applicable                (I) No Event of Default; (ii) No material
                                                                                           adverse change in financial condition


Sponsor Name                                                 Total Borrowers Permitted
----------------------------------------------------------   -----------------------------------------------------
SCI Real Estate Investments (SCI) - Initiall TIC Transfers   Max permitted under Rev. Proc. 2002-14 (currently 35)


SCI Real Estate Investments (SCI) - Future TIC Transfers     Max permitted under Rev. Proc. 2002-14 (currently 35)



Sponsor Name                                                 Required Closing & Assumption Documents
----------------------------------------------------------   ------------------------------------------------------------
SCI Real Estate Investments (SCI) - Initiall TIC Transfers   Settlement Statement; Transfer Deed; Note Modification;
                                                             Partial Loan Assumption Agreement; TIC Indemnity; Assumption
                                                             of TIC Agreement; UCCs; other documents required by Lender
SCI Real Estate Investments (SCI) - Future TIC Transfers     Settlement Statement; Transfer Deed; Note Modification;
                                                             Partial Loan Assumption Agreement; TIC Indemnity; Assumption
                                                             of TIC Agreement; UCCs; other documents required by Lender

Sponsor Name                                                 Opinions Required
----------------------------------------------------------   ---------------------------------------------------------
SCI Real Estate Investments (SCI) - Initiall TIC Transfers   Due Execution; Enforceability; Non-Consolidation (only if
                                                             required at initial closing)

SCI Real Estate Investments (SCI) - Future TIC Transfers     Due Execution; Enforceability; Non-Consolidation (only if
                                                             required at initial closing)


Sponsor Name                                                 Assumption/ Application Fees
----------------------------------------------------------   -------------------------------------------------------
SCI Real Estate Investments (SCI) - Initiall TIC Transfers   $1000 for first 5 sTICs; $750 for 6-10; $500 for 11-15;
                                                             $250 for 15+; plus costs

SCI Real Estate Investments (SCI) - Future TIC Transfers     $2,000 application fee and prorata 0.5% assumption fee,
                                                             plus costs


Sponsor Name                                                 SPE Requirement
----------------------------------------------------------   ----------------------------------------------------
SCI Real Estate Investments (SCI) - Initiall TIC Transfers   All TIC LLCs must be Delaware SPEs; all organization
                                                             documents to be approved by Lender

SCI Real Estate Investments (SCI) - Future TIC Transfers     All TIC LLCs must be Delaware SPEs; all organization
                                                             documents to be approved by Lender


Sponsor Name                                                 Title Down-Date Endorsement   Insurance Endorsements
----------------------------------------------------------   ---------------------------   ----------------------
SCI Real Estate Investments (SCI) - Initiall TIC Transfers   Required                      Not Required


SCI Real Estate Investments (SCI) - Future TIC Transfers     Required                      Not Required



TIC SYNDICATOR                                          Loan Seller   Loan Number   Mortgage Loan Number   DM   RE COUNSEL
-----------------------------------------------------   -----------   -----------   --------------------   --   ----------------
NNN                                                     Wachovia               62              502858554        James Tucker
Wilshire Plaza LLC and 2500 Broadway LLC,               Wachovia               12              502859999        Corey Tessler
or the beneficiaries thereof, i.e., Jacqueline Heller
or Trusts by Jacqueline Heller

SCI                                                     Wachovia               29              502859900        James Tucker
SCI                                                     Wachovia               59              502859903        James Tucker
NNN                                                     Wachovia                8              502858271        James Tucker
SCI                                                     Wachovia               32              502860815        James Tucker
NNN                                                     Wachovia               47              502860987        James Tucker
Steven D. Bell & Company                                Wachovia               24              502860813        Gilbert
Lloyd Goldman                                           Wachovia               11              502861233        David Weinberger

TIC SYNDICATOR                                          Property Name                               Cut-Off Date Balance
-----------------------------------------------------   -----------------------------------------   --------------------
NNN                                                     Northmark II Office Building                       $9,120,000.00
Wilshire Plaza LLC and 2500 Broadway LLC,               Walgreens Portfolio                               $40,000,000.00
or the beneficiaries thereof, i.e., Jacqueline Heller
or Trusts by Jacqueline Heller

SCI                                                     Campus Club Student Housing Complex               $20,475,000.00
SCI                                                     University Glades Student Housing Complex          $9,685,000.00
NNN                                                     Express Scripts Office Property                   $45,000,000.00
SCI                                                     Western Ridge Apartments                          $17,875,000.00
NNN                                                     San Marin Apartments - Corpus Christi, TX         $12,000,000.00
Steven D. Bell & Company                                Lynnhaven North Shopping Center                   $24,140,000.00
Lloyd Goldman                                           Zale Corporation Headquarters Building            $41,000,000.00

TIC SYNDICATOR                                          % of Pool    Group #   SPONSOR
-----------------------------------------------------   ---------    -------   -------------------------------
NNN                                                          0.45%         1   NNN Realty Advisors
Wilshire Plaza LLC and 2500 Broadway LLC,                    1.98%         1   Arnold Simon
or the beneficiaries thereof, i.e., Jacqueline Heller
or Trusts by Jacqueline Heller

SCI                                                          1.02%         2   SCI Real Estate Investments LLC
SCI                                                          0.48%         2   SCI Real Estate Investments LLC
NNN                                                          2.23%         1   NNN Realty Advisors, Inc.
SCI                                                          0.89%         2   SCI Real Estate Investments LLC
NNN                                                          0.60%         2   NNN Realty Advisors, LLC
Steven D. Bell & Company                                     1.20%         1   Steven D. Bell & Company
Lloyd Goldman                                                2.03%         1   Lloyd Goldman

TIC SYNDICATOR                                          Tenants-In-Common (Y/N)?   Maximum # of members
-----------------------------------------------------   ------------------------   --------------------
NNN                                                     Y                                            35
Wilshire Plaza LLC and 2500 Broadway LLC,               Y                                             3
or the beneficiaries thereof, i.e., Jacqueline Heller
or Trusts by Jacqueline Heller

SCI                                                     Y                                            35
SCI                                                     Y                                            35
NNN                                                     Y                                            35
SCI                                                     Y                                            35
NNN                                                     Y                                            35
Steven D. Bell & Company                                Y                                             5
Lloyd Goldman                                           Y                                             5

TIC SYNDICATOR                                          Fully Syndicated?
-----------------------------------------------------   ------------------------------------------------------------
NNN                                                     Fully Syndicated
Wilshire Plaza LLC and 2500 Broadway LLC,               Yes, however, Borrower is permitted to add one (1)
or the beneficiaries thereof, i.e., Jacqueline Heller   additional TIC Member, and same shall be comprised solely of
or Trusts by Jacqueline Heller                          the trust entities comprising the members of Borrower's sole member, or the beneficiaries thereof
SCI                                                     No
SCI                                                     No
NNN                                                     Fully Syndicated
SCI                                                     Fully Syndicated
NNN                                                     Fully Syndicated
Steven D. Bell & Company                                Fully Syndicated
Lloyd Goldman                                           Fully Syndicated

                                    EXHIBIT W

                          FORM OF OFFICER'S CERTIFICATE


      Wachovia Bank, National Association
      8739 Research Drive, URP4
      Charlotte, NC 28288-1075
      Phone:  (704) 593-7320
      Fax:  (704) 715-0036

[WACHOVIA SECURITIES LOGO]

[Date]

VIA EMAIL AND OVERNIGHT MAIL

[Addressee]

RE:   Depositor:     CWCapital Commercial Funding Corp.
      Pool:          COBALT CMBS Commercial Mortgage Trust 2007-C3, Commercial
                     Mortgage Pass-Through Certificates, Series 2007-C3
      Borrower:
      Property:
      Control #:
      WB Loan #:
      Current Loan Amount:  $
      Proposed TICs:

                              OFFICER'S CERTIFICATE

Dear [____________]:

Wachovia Bank, National Association ("WB"), is the Master Servicer on behalf of Wells Fargo Bank, N.A., as Trustee, in trust for the Holders of COBALT CMBS Commercial Mortgage Trust 2007-C3, Commercial Mortgage Pass-Through Certificates, Series 2007-C3.

Borrower has submitted for lender approval information pertaining to the proposed transfer of Tenant in Common interests per Section [______] of the Mortgage and Security Agreement dated [________]. In accordance with our responsibilities as dictated by the Pooling and Servicing Agreement dated August 1, 2007, WB has conducted its review and determined that the proposed transfer meets the applicable requirements of Exhibit V. The results of our analysis can be found on the attached spreadsheet and the supporting documents have been provided for your review. Accordingly, we are recommending approval of the proposed transaction.

Sincerely,

Wachovia Bank, NA
Master Servicer


_____________________
_____________________
Vice President

                                   TIC Consent

                             Original Borrower

                                        Loan #

                                   Current UPB

                                         TIC #

                                  Proposed TIC

                                Purchase Price

                                     Net Worth

                                TIC % Interest


                                  Requirements
                                  ------------

1.  Timing & Notice Requirement

2.  Approval of New Borrower

3.  Accredited Investor

4.  Sponsor control requirement

5.  New Borrower Debt Liability

6.  New Guarantor Requirement

7.  Sponsor Release on Guaranty

8.  General Pre-Conditions

9.  Total Borrowers permitted

10. Required Closing Docs

11. Required Opinions

12. Application/Assumption Fees
     Application Fee
     Assumption Fee

13. MS/SS Assumption Fee Arrangement
     MS portion of Assumption Fee
     SS portion of Assumption Fee

12.  SPE Requirement

13.  Title Date-Down Endorsement

14.  Insurance Endorsements


                 Attached
                 --------

                Purchase and Sale Agreement

                    Purchaser Questionnaire

                       Lender Questionnaire

              Lender Minimum Qualifications
                            Acknowledgement

                     Statement of Net Worth

                               Credit Check

              Company/LLC/Trust Information

                       Settlement Statement

        Transfer Deed/Membership Assignment

          Partial Loan Assumption Agreement

                    TIC Indemnity Agreement

                                       UCCs

                          Required Opinions